FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION STATEMENT NO.: 333-127779

Prospectus Supplement
(to accompany Prospectus dated February 28, 2006)

$1,702,979,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Banc of America Commercial Mortgage Trust 2006-1
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2006-1

Consider carefully the risk factors beginning on page S-32 in this prospectus supplement and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Series 2006-1 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SBFL, Class A-4, Class A-1A, Class XC and Class XP Certificates;

•	junior certificates consisting of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the ARD Loans; and

•	the residual certificates consisting of the Class R-I, Class R-II and Class R-TM Certificates.
Only the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XP, Class A-M, Class A-J, Class B, Class C and Class D Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing April 10, 2006, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the mortgage loans.
The trust's assets will consist primarily of 192 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certficates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance or Notional Amount as of Delivery Date(1)		Approximate Initial Pass-Through Rate as of Delivery Date		Assumed Final Distribution Date(2)	Ratings Moody's/ S&P(3)	Rated Final Distribution Date(4)
Class A-1(9)	$81,500,000		5.2190%		November 10, 2010	Aaa/AAA	September 10, 2045
Class A-2(9)	$84,400,000		5.3340%		February 10, 2011	Aaa/AAA	September 10, 2045
Class A-3A(9)	$130,100,000		5.4470%		January 10, 2013	Aaa/AAA	September 10, 2045
Class A-3B(9)	$25,000,000		5.4470%		January 10, 2013	Aaa/AAA	September 10, 2045
Class A-4(9)	$616,500,000		5.3720	%(5)	December 10, 2015	Aaa/AAA	September 10, 2045
Class A-1A(9)	$355,399,000		5.3780	%(5)	January 10, 2016	Aaa/AAA	September 10, 2045
Class A-M	$203,766,000		5.4210	%(5)	January 10, 2016	Aaa/AAA	September 10, 2045
Class A-J	$142,637,000		5.4600	%(5)	February 10, 2016	Aaa/AAA	September 10, 2045
Class XP	$1,989,427,000	(7)	0.3406	%(8)	N/A	Aaa/AAA	September 10, 2045
Class B	$20,377,000		5.4900	% (5)	February 10, 2016	Aa1/AA+	September 10, 2045
Class C	$22,924,000		5.5090	%(5)	February 10, 2016	Aa2/AA	September 10, 2045
Class D	$20,376,000		5.6424	%(6)	February 10, 2016	Aa3/AA–	September 10, 2045

(Footnotes to table on page S-5)

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC and Barclays Capital Inc. are acting as co-lead managers. Banc of America Securities LLC will be the sole bookrunner. Banc of America Securities LLC, Barclays Capital Inc., SunTrust Capital Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 14, 2006. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 101.83% of the initial principal amount of the offered certificates, plus accrued interest from March 1, 2006 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC	Barclays Capital

SunTrust Robinson Humphrey	Credit Suisse	Goldman, Sachs & Co.

February 28, 2006

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of Certain Information by Reference" appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this prospectus supplement relates is 333-127779.

TABLE OF CONTENTS

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-6
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-6
EUROPEAN ECONOMIC AREA	S-8
UNITED KINGDOM	S-8
NOTICE TO UNITED KINGDOM INVESTORS	S-8
EXECUTIVE SUMMARY	S-10
SUMMARY OF PROSPECTUS SUPPLEMENT	S-12
RISK FACTORS	S-32
Risks Related to the Certificates	S-32
Risks Related to the Mortgage Loans	S-39
DESCRIPTION OF THE MORTGAGE POOL	S-76
General	S-76
Certain Terms and Conditions of the Mortgage Loans	S-78
Due Dates	S-78
Mortgage Rates; Calculations of Interest	S-78
Hyperamortization	S-79
Amortization of Principal	S-79
Prepayment Provisions	S-79
Defeasance	S-81
Release or Substitution of Properties	S-82
"Due-on-Sale" and "Due-on-Encumbrance" Provisions	S-82
KinderCare Portfolio Whole Loan	S-84
Desert Passage Whole Loan	S-89
Torre Mayor Whole Loan	S-91
Ten Largest Mortgage Loans	S-98
Additional Mortgage Loan Information	S-99
General	S-99
Delinquencies	S-99
Tenant Matters	S-99
Ground Leases and Other Non-Fee Interests	S-99
Additional Financing	S-99
Lender/Borrower Relationships	S-105
Certain Underwriting Matters	S-105
Environmental Assessments	S-105
Generally	S-106
Property Condition Assessments	S-107
Appraisals and Market Studies	S-107
Zoning and Building Code Compliance	S-108
Hazard, Liability and Other Insurance	S-108
Changes in Mortgage Pool Characteristics	S-109
Assignment of the Mortgage Loans; Repurchases and Substitutions	S-109
Representations and Warranties; Repurchases and Substitutions	S-112
THE SPONSORS	S-115
THE DEPOSITOR	S-117
THE ISSUING ENTITY	S-117
THE TRUSTEE	S-118
THE CO-TRUSTEE	S-119
SIGNIFICANT ORIGINATORS AND OBLIGORS	S-120
THE SERVICERS	S-121
The Master Servicer	S-121
The Special Servicer	S-121
Other Servicers	S-122
COMPENSATION AND EXPENSES	S-123
SERVICING OF THE MORTGAGE LOANS	S-130
General	S-130
Modifications, Waivers, Amendments and Consents	S-133
Asset Status Reports	S-136
Defaulted Mortgage Loans; Purchase Option	S-137
REO Properties	S-139
Inspections; Collection of Operating Information	S-139
Termination of the Special Servicer	S-140
DESCRIPTION OF THE CERTIFICATES	S-141
General	S-141

Registration and Denominations	S-142
Certificate Balances and Notional Amounts	S-143
Pass-Through Rates	S-146
Distributions	S-149
General	S-149
The Available Distribution Amount	S-149
Application of the Available Distribution Amount	S-149
Distributions on the Class A-SBFL Certificates	S-157
Excess Liquidation Proceeds	S-157
Distributable Certificate Interest	S-157
Principal Distribution Amount	S-157
Class A-SB Planned Principal Balance	S-158
Excess Interest	S-158
Distributions of Prepayment Premiums	S-159
Treatment of REO Properties	S-160
Credit Support; Allocation of Losses and Certain Expenses	S-160
Excess Interest Distribution Account	S-162
Interest Reserve Account	S-162
P&I Advances	S-162
Appraisal Reductions	S-165
Reports to Certificateholders; Certain Available Information	S-166
Trustee Reports	S-166
Servicer Reports	S-167
Other Information	S-169
Voting Rights	S-170
Termination; Retirement of Certificates	S-170
DESCRIPTION OF THE SWAP CONTRACT	S-171
YIELD AND MATURITY CONSIDERATIONS	S-173
Yield Considerations	S-173
General	S-173
Rate and Timing of Principal Payments	S-173
Losses and Shortfalls	S-174
Certain Relevant Factors	S-175
Weighted Average Lives	S-176
Yield Sensitivity of the Class X Certificates	S-181
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-183
General	S-183
Discount and Premium; Prepayment Premiums	S-183
Characterization of Investments in Offered Certificates	S-184
Possible Taxes on Income From Foreclosure Property	S-184
Reporting and Other Administrative Matters	S-185
CERTAIN ERISA CONSIDERATIONS	S-186
LEGAL INVESTMENT	S-188
USE OF PROCEEDS	S-189
METHOD OF DISTRIBUTION	S-189
LEGAL MATTERS	S-190
RATINGS	S-190
GLOSSARY OF PRINCIPAL DEFINITIONS	S-192
ANNEX A1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A1-1
ANNEX A2 — CERTAIN CHARACTERISTICS OF THE KINDERCARE MORTGAGE LOAN PROPERTIES	A2-1
ANNEX B CERTAIN IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS; MULTIFAMILY SCHEDULE	B-1
ANNEX C CLASS XP REFERENCE RATE SCHEDULE	C-1
ANNEX D CLASS A-SBFL PLANNED PRINCIPAL BALANCE TABLE	D-1
ANNEX E SIGNIFICANT MORTGAGE LOAN DESCRIPTIONS	E-1
ANNEX F-1 AMORTIZATION SCHEDULE OF THE KINDERCARE PORTFOLIO PARI PASSU NOTE A-2 MORTGAGE LOAN	F-1
ANNEX F-2 AMORTIZATION SCHEDULE OF THE DESERT PASSAGE PARI PASSU NOTE A-1 MORTGAGE LOAN	F-2
ANNEX F-3 AMORTIZATION SCHEDULE OF THE TORRE MAYOR PARI PASSU NOTE A-2 MORTGAGE LOAN	F-3

Footnotes to Table on Cover of this Prospectus Supplement

(1)	Subject to a variance of plus or minus 5%.

(2)	As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.

(3)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)	The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)	The Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(6)	The Class D Certificates will accrue interest at the weighted average net mortgage rate minus 0.134%.

(7)	The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(8)	The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the Certificates—Pass-Through Rates".

(9)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 145 mortgage loans, representing approximately 82.6% of the initial pool balance. Loan group 2 will consist of 47 mortgage loans, representing approximately 17.4% of the initial pool balance. Loan group 2 will include approximately 99.2% of the initial principal balance of all the mortgage loans secured by multifamily properties and approximately 58.9% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC and Class XP Certificates and the Class A-SBFL regular interest, interest distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the principal balance of the Class A-SBFL regular interest have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class Q Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL regular interest pro rata without regard to loan groups.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-1 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-10 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-12 of this prospectus supplement and gives a brief introduction of the key features of the Series 2006-1 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-32 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Glossary of Principal Definitions" beginning on page S-192 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until June 12, 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the appendices. Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class V, Class R-I, Class R-II and Class R-TM Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I, Class R-II and Class R-TM Certificates) that will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A "Glossary of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.

Class	Ratings Moody's/S&P(1)	Certificate Balance or Notional Amount(2)		Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date	Weighted Average Life (years)(3)		Principal Window (payments)(3)
Offered Certificates
A-1(4)	Aaa/AAA	$81,500,000		4.000%	30.000%	Fixed	5.2190%	3.00		1 – 56
A-2(4)	Aaa/AAA	$84,400,000		4.142%	30.000%	Fixed	5.3340%	4.85		56 – 59
A-3A(4)	Aaa/AAA	$130,100,000		6.385%	30.000%	Fixed	5.4470%	6.78		81 – 82
A-3B(4)	Aaa/AAA	$25,000,000		1.227%	30.000%	Fixed	5.4470%	6.82		82 – 82
A-4(4)	Aaa/AAA	$616,500,000		30.255%	30.000%	Fixed(5)	5.3720% (5)	9.64		112 – 117
A-1A(4)	Aaa/AAA	$355,399,000		17.441%	30.000%	Fixed(5)	5.3780% (5)	8.69		1 – 118
A-M	Aaa/AAA	$203,766,000		10.000%	20.000%	Fixed(5)	5.4210% (5)	9.82		118 – 118
A-J	Aaa/AAA	$142,637,000		7.000%	13.000%	Fixed(5)	5.4600% (5)	9.83		118 – 119
XP	Aaa/AAA	$1,989,427,000	(8)	N/A	N/A	Variable Rate(8)	0.3406%(8)		(8)	N/A
B	Aa1/AA+	$20,377,000		1.000%	12.000%	Fixed(5)	5.4900% (5)	9.91		119 – 119
C	Aa2/AA	$22,924,000		1.125%	10.875%	Fixed(5)	5.5090% (5)	9.91		119 – 119
D	Aa3/AA–	$20,376,000		1.000%	9.875%	Fixed(7)	5.6424% (7)	9.91		119 – 119
Private Certificates — Not Offered Hereby(9)
A-SBFL	Aaa/AAA(10)	$133,468,000	(11)	6.550%	30.000%	Floating(12)	LIBOR + 0.20% (12)	7.28		59 – 112
E	A2/A	$35,659,000		1.750%	8.125%	Fixed(7)	5.7304% (7)	9.91		119 – 119
F	A3/A–	$20,377,000		1.000%	7.125%	Fixed(6)	5.7764% (6)	9.91		119 – 119
G	Baa1/BBB+	$25,471,000		1.250%	5.875%	Fixed(6)	5.7764% (6)	9.91		119 – 120
H	Baa2/BBB	$22,924,000		1.125%	4.750%	Fixed(6)	5.7764% (6)	9.99		120 – 120
J	Baa3/BBB–	$28,018,000		1.375%	3.375%	Fixed(6)	5.7764% (6)	10.30		120 – 135
K	Ba1/BB+	$7,641,000		0.375%	3.000%	Fixed(5)	5.0450% (5)	11.28		135 – 136
L	Ba2/BB	$10,188,000		0.500%	2.500%	Fixed(5)	5.0450% (5)	11.41		136 – 138
M	Ba3/BB–	$7,641,000		0.375%	2.125%	Fixed(5)	5.0450% (5)	11.49		138 – 138
N	B1/B+	$2,547,000		0.125%	2.000%	Fixed(5)	5.0450% (5)	11.51		138 – 140
O	B2/B	$5,095,000		0.250%	1.750%	Fixed(5)	5.0450% (5)	12.60		140 – 153
P	B3/B–	$7,641,000		0.375%	1.375%	Fixed(5)	5.0450% (5)	14.45		153 – 178
Q	NR/NR	$28,018,323		1.375%	0.000%	Fixed(5)	5.0450% (5)	14.82		178 – 179
XC	Aaa/AAA	$2,037,667,323	(13)	N/A	N/A	Variable Rate(13)	0.0447% (13)		(13)	N/A

(1)	Ratings shown are those of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)	As of the delivery date. Subject to a variance of plus or minus 5%.

(3)	Based on the maturity assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of each mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 145 mortgage loans, representing approximately 82.6% of the initial pool balance. Loan group 2 will consist of 47 mortgage loans, representing approximately 17.4% of the initial pool balance. Loan group 2 will include approximately 99.2% of the initial principal balance of all the mortgage loans secured by multifamily properties and approximately 58.9% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC and Class XP Certificates and the Class A-SBFL regular interest, interest distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the principal balance of the Class A-SBFL regular interest have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class Q Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL regular interest pro rata without regard to loan groups.

(5)	The Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(6)	The Class F, Class G, Class H, and Class J Certificates will accrue interest at the weighted average net mortgage rate.

(7)	The Class D and Class E Certificates will each accrue interest at the weighted average net mortgage rate minus 0.134% and 0.046% respectively.

(8)	The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates-Pass-Through Rates" in this prospectus supplement.

(9)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(10)	Ratings shown for the Class A-SBFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.3280% per annum.

(11)	The certificate balance of the Class A-SBFL Certificates will be equal to the certificate balance of the Class A-SBFL regular interest.

(12)	The pass-through rate applicable to the Class A-SBFL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.20%. In addition, under certain circumstances described in this prospectus supplement, the pass through rate applicable to the Class A-SBFL Certificates may convert to a fixed rate equal to 5.3280% per annum. The initial LIBOR rate will be determined on March 10, 2006, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period.

(13)	The Class XC Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates-Pass-Through Rates" in this prospectus supplement.

The Class V, Class R-I, Class R-II and Class R-TM Certificates are not offered by this prospectus supplement and are not represented in the table on page S-10 of this prospectus supplement.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Glossary of Principal Definitions". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial principal balance(1)	$2,037,667,324	$1,682,267,387	$355,399,937
Number of mortgage loans	192	145	47
Number of mortgaged properties	924	876	48
Number of balloon mortgage loans(2)	184	137	47
Number of fully amortizing loans(5)	2	2	0
Number of ARD loans(3)	5	4	1
Number of full period interest only mortgage loans(3)	6	6	0
Number of partial interest only, balloon loans	86	58	28
Number of partial interest only, ARD loans	3	2	1
Average cut-off date balance	$10,612,851	$11,601,844	$7,561,701
Range of cut-off date balances	$1,021,832 to $149,625,000	$1,021,832 to $149,625,000	$1,100,328 to $24,100,000
Weighted average mortgage rate	5.627%	5.651%	5.512%
Weighted average remaining lock-out period	91	89	101
Range of remaining terms to maturity(4)	56–179	56–179	57–120
Weighted average remaining term to maturity(4)	112	112	109
Weighted average underwritten debt service coverage ratio	1.49x	1.53x	1.29x
Weighted average cut-off date loan-to-value ratio	67.6%	66.3%	73.6%

(1)	Subject to a variance of plus or minus 5%.

(2)	Excludes mortgage loans (including anticipated repayment date mortgage loans) that are interest only until maturity or until the anticipated repayment date.

(3)	Two mortgage loans, Loan Nos. 59291 and 59355 (such loan numbers are set forth in Annex A to this prospectus supplement), representing 0.8% and 1.3% of the initial pool balance (1.0% and 1.6% of the group 1 balance), respectively, are both ARD Loans and interest only mortgage loans which results in such mortgage loans appearing in each category.

(4)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(5)	Includes one mortgage loan, Loan No. 9000330 (such loan number is set forth in Annex A to this prospectus supplement) representing 0.4% of the initial pool balance (0.5% of the group 1 balance), that is interest only for the first 21 months of the loan term, then fully amortizing for the remainder of the loan term.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See "Bank of America, National Association, as Sponsor", "The Mortgage Loan Program" and "The Pooling and Servicing Agreements" in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Bank of America originated and will be the mortgage loan seller with respect to 91 mortgage loans, representing 61.0% of the initial pool balance.

Barclays Capital Real Estate Inc.

Barclays Capital Real Estate Inc. originated and will be the mortgage loan seller with respect to 27 mortgage loans, representing 22.1% of the initial pool balance.

See "The Sponsors—Barclays Capital Real Estate Inc." in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Mortgage Loan Sellers (other than the Sponsors)

SunTrust Bank

SunTrust Bank, which is not a sponsor, will be the mortgage loan seller with respect to 12 of the mortgage loans, representing 4.0% of the initial pool balance.

Significant Originators (other than the Sponsors)

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC, which is not a sponsor, originated 62 underlying mortgage loans, representing 12.9% of the initial pool balance. See "Significant Originators and Obligors" in this prospectus supplement.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name "NationsLink Funding Corporation" and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "Banc of America Commercial Mortgage Inc." on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See "The Depositor" in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2006-1, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See "The Issuing Entity" in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. See "The Trustee" in this prospectus supplement.

Co-Trustee

HSBC Financial Services (Cayman) Limited, a licensed bank and trust company in the Cayman Islands. See "The Co-Trustee" in this prospectus supplement.

REMIC Administrator

Wells Fargo Bank, N.A. See "Certain Federal Income Tax Consequences" and "The Pooling and Servicing Agreements—Events of Default" and "—Rights Upon Event of Default" in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan (identified as Loan No. 59414 on Annex A to this prospectus supplement), which will be serviced by the master servicer designated in the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6 and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan (identified as Loan No. 20051519 on Annex A to this prospectus supplement), which will be serviced by the master servicer designated in the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-5. See "The Servicers—The Master Servicer" in this prospectus supplement.

Special Servicer

Midland Loan Services, Inc., a Delaware corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan (identified as Loan No. 59414 on Annex A to this prospectus supplement), which will be serviced by the special servicer pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6 and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan (identified as Loan No. 20051519 on Annex A to this prospectus supplement), which will be specially serviced by Midland Loan Services, Inc., pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-5. See "The Servicers—The Special Servicer" in this prospectus supplement.

Other Significant Servicers

Wachovia Bank, National Association, is the primary servicer with respect to mortgage loans representing 16.6% of the initial pool balance. See "The Servicers—Other Servicers" in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Banc of America, National Association or its affiliates may also provide financing to the other originators of the Mortgage Loans. In this regard, Bank of America, National Association and Bridger Commercial Funding LLC ("Bridger") are parties to a mortgage loan purchase arrangement providing for the funding and/or acquisition by Bank of America, National Association from time to time of commercial mortgage loans originated by Bridger in accordance with Bank of America, National Association's underwriting standards. All of the mortgage loans originated by Bridger that are included in the mortgage pool were acquired by Bank of America pursuant to such arrangement. Banc of America Strategic Investments Corporation ("BASIC"), a non-bank subsidiary of Bank of America Corporation, owns 21.08% of Bridger Commercial Funding LLC, on a fully-diluted basis. Bank of America Corporation is also the parent company of Bank of America, National Association, the master servicer and a sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. Bank of America, National Association, is also the master servicer under each of the KinderCare Portfolio Pooling Agreement and the Torre Major Pooling Agreement discussed in this prospectus supplement. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under "RISK FACTORS—Risks Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest". There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I, Class R-II and one or more other certificates; however such entity will have the right to dispose of such certificates at any time.

Cut-off Date

March 1, 2006.

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about March 14, 2006.

Distribution Dates

The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in April 2006.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date on April 2006.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC Administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Torre Mayor Pooling Agreement, in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions" and "—Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors—Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Torre Mayor Pooling Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 192 multifamily and commercial mortgage loans. With respect to these mortgage loans, 145 of the mortgage loans are in loan group 1 and 47 of the mortgage loans are in loan group 2. Ninety one of these mortgage loans (which include 70 mortgage loans in loan group 1 and 21 mortgage loans in loan group 2) were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Twenty seven of the mortgage loans (which include 23 mortgage loans in loan group 1 and four mortgage loans in loan group 2) were originated by Barclays Capital Real Estate Inc. Twelve of the mortgage loans (which include ten mortgage loans in loan group 1 and two mortgage loans in loan group 2) were originated by SunTrust Bank. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,037,667,324, which is referred to as the initial pool balance, subject to a variance of plus or minus 5%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $1,682,267,387, which is referred to as the "group 1 balance". The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $355,399,937, which is referred to as the "group 2 balance".

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table on page S-17. Further information regarding the mortgage loans is contained in this prospectus supplement under "Description of the Mortgage Pool". In addition, Annex A contains information on each mortgage loan in the mortgage pool on an individual basis, and Annex B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	4.923% to 7.546%	5.131% to 7.546%	4.923% to 6.000%
Weighted average per annum mortgage rate	5.627%	5.651%	5.512%
Range of remaining terms to stated maturity (months)(1)	56 to 179	56 to 179	57 to 120
Weighted average remaining term to stated maturity (months)(1)	112	112	109
Range of remaining amortization terms (months)(2)	120 to 360	120 to 360	353 to 360
Weighted average remaining amortization term (months)(2)	351	349	359
Range of remaining lock-out periods (months)(3)	0 to 177	0 to 177	30 to 116
Range of cut-off date loan-to-value ratios	22.4% to 80.0%	23.9% to 80.0%	22.4% to 80.0%
Weighted average cut-off date loan-to-value ratio	67.6%	66.3%	73.6%
Range of maturity date loan-to-value ratios(1)(4)	19.5% to 79.9%	20.8% to 79.9%	19.5% to 74.3%
Weighted average maturity date loan-to-value ratio(1)(4)	60.1%	58.8%	66.1%
Range of underwritten debt service coverage ratios	1.06x to 3.27x	1.06x to 3.21x	1.20x to 3.27x
Weighted average underwritten debt service coverage ratio	1.49x	1.53x	1.29x

(1)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.

(3)	One mortgage loan, Loan No. 20051248, is open to prepayment as of April 1, 2006.

(4)	Excludes mortgage loans that are fully amortizing.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5.0% of the initial pool balance:

Geographic Concentration

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance	% of Group 2 Balance
California	87	$291,271,456	14.3%	17.3%	—
Texas	93	$206,053,748	10.1%	8.5%	17.7%
Nevada	8	$150,737,038	7.4%	8.2%	3.5%
Ohio	50	$141,881,174	7.0%	5.0%	16.2%
New York	8	$128,716,190	6.3%	7.3%	1.5%
Florida	66	$122,654,351	6.0%	5.0%	10.9%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining mortgaged properties are located throughout 33 other states, Mexico and the Cayman Islands with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

One mortgage loan, which represents 0.6% of the initial pool balance, provides for monthly payments of principal and/or interest to be due on the seventh day of each month; the remainder of the mortgage loans provide for monthly payments of principal and/or interest to be due on the first day of each month.

One hundred eighty-four of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial, manufactured housing or multifamily rental property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Retail	50	$642,568,894	31.5%	38.2%	—
Office	34	$401,697,123	19.7%	23.9%	—
Multifamily	45	$320,198,140	15.7%	0.1%	89.4%
Hotel	19	$209,246,699	10.3%	12.4%	—
Other	713	$149,625,000	7.3%	8.9%	—
Self Storage	38	$123,898,067	6.1%	7.4%	—
Industrial	13	$94,209,849	4.6%	5.6%	—
Manufactured Housing	6	$63,940,000	3.1%	1.6%	10.6%
Mixed Use	6	$32,283,553	1.6%	1.9%	—

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

For more detailed statistical information regarding the mortgage pool, see Annex A to this prospectus supplement.

One mortgage loan referred to as the KinderCare Portfolio Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3. Only the KinderCare Portfolio Pari Passu Note A-2, which is sometimes referred to as the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, is included in the trust fund. The aggregate principal balances as of the cut-off date of the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 are $349,125,000, $149,625,000 and $149,625,000, respectively. The KinderCare Portfolio Pari Passu Note A-1 is further divided into one senior component having a principal balance as of the cut-off date of $149,625,000 and six subordinate components having an aggregate principal balance as of the cut-off date of $199,500,000 (which subordinate components are subordinate to such senior component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3). As described in this prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the KinderCare Portfolio Pari Passu Note A-1 corresponding to the subordinate components has been subordinated to the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the remaining senior portion (corresponding to the senior component) of the KinderCare Portfolio Pari Passu Note A-1. See "Description of the Mortgage Pool—KinderCare Portfolio Whole Loan" in this prospectus supplement.

One mortgage loan referred to as the Desert Passage Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. Only the Desert Passage Pari Passu Note A-1 is included in the trust fund. The aggregate principal balances as of the cut-off date of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 are $131,883,334, $131,883,333 and $131,883,333, respectively. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Desert Passage Pari Passu Note A-1 Mortgage Loan are references only to the Desert Passage Pari Passu Note A-1 (and exclude the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3). See "Description of the Mortgage Pool—Desert Passage Whole Loan" in this prospectus supplement.

One mortgage loan, referred to as the Torre Mayor Whole Loan, is evidenced by a split loan structure comprised of two pari passu notes referred to as the Torre Mayor Pari Passu Note A-1 and the Torre

Mayor Pari Passu Note A-2, a subordinate note referred to as the Torre Mayor Note B and an obligation subject to certain conditions to make a future advance that, when funded, will be subordinate to the Torre Mayor Pari Passu Note A-1, Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B (referred to as the Torre Mayor Note C). Under the Torre Mayor Note C, the borrower is permitted to request that Barclays Capital Real Estate Inc. ("BCRE") make a single future advance of principal, in an aggregate amount not to exceed $20,000,000, subject to certain conditions. As of the cut-off date, no advance of principal has been funded under the Torre Mayor Note C. Only the Torre Mayor Pari Passu Note A-2, which is sometimes referred to as the Torre Mayor Pari Passu Note A-2 Mortgage Loan, is included in the trust fund. The principal balances as of the cut-off date of the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B are $55,000,000, $55,000,000 and $20,000,000, respectively. As described in this prospectus supplement, pursuant to an intercreditor agreement, (i) the Torre Mayor Note C has been subordinated to the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B and (ii) the Torre Mayor Note B has been subordinated to the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Torre Mayor Pari Passu Note A-2 Mortgage Loan are references only to the Torre Mayor Pari Passu Note A-2 (and exclude the Torre Mayor Pari Passu Note A-1, the Torre Mayor Note B and the Torre Mayor Note C). See "Description of the Mortgage Pool—Torre Mayor Whole Loan" in this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See "Description of the Mortgage Pool—Changes in Mortgage Pool Characteristics" in this prospectus supplement. See also the "Glossary of Principal Definitions" in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth in Annex A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $1,021,832 to $149,625,000, and the average cut-off date balance is $10,612,851; (b) in loan group 1 range from $1,021,832 to $149,625,000, and the average cut-off date balance is $11,601,844; and (c) in loan group 2 range from $1,100,328 to $24,100,000, and the average cut-off date balance is $7,561,701.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See "Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of 12 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2006-1, namely the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2006-1 consists of a total of 30 classes of certificates, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-SBFL, Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V, Class R-I, Class R-II and Class R-TM. The pass-through rates applicable to each of the Class A-SBFL, Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates for each distribution date are set forth on page S-10 of this prospectus supplement. None of the Class V, Class R-I, Class R-II and Class R-TM Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking, or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See "Description of the Certificates—Book Entry Registration of the Offered Certificates" in this prospectus supplement and "Description of the Certificates—Book Entry Registration and Definitive Certificates" in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions).

See ‘‘Description of the Certificates—Distributions", "—Pass-Through Rates’’ and ‘‘—Certain Calculations with Respect to Individual Mortgage Loans’’ in this prospectus supplement.

Class X Certificates

Notional Amount

The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-SBFL Regular Interest outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $2,037,667,323, although it may be as much as 5% larger or smaller.

For a more detailed discussion of the notional amounts of the Class XC and Class XP Certificates, see "Description of the Certificates—Certificate Balances and Notional Amounts" in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately 0.3406% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the March 2013 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under "Description of the Certificates—Certificate Balances and Notional Amounts" as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For a more detailed discussion of the Class XP strip rates and the rate applicable to the Class XP Certificates, see "Description of the Certificates—Certificate Balances and Notional Amounts" in this prospectus supplement.

Following the March 2013 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the April 2013 distribution date and for each distribution date thereafter.

The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately 0.0447% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "Description of the Certificates—Certificate Balances and Notional Amounts" in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For a more detailed discussion of the Class XC strip rates and the rate applicable to the Class XC Certificates, see "Description of the Certificates—Certificate Balances and Notional Amounts" in this prospectus supplement.

For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the March 2013 distribution date, the certificate balance of each class of certificates (other than the Class V, Class R-I, Class R-II, Class R-TM, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

Distributions

Distribution on the certificates will occur monthly on each Distribution Date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under "Compensation and Expenses".

For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL regular interest, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 145 mortgage loans, representing approximately 82.6% of the initial pool balance, and loan group 2 will consist of 47 mortgage loans, representing approximately 17.4% of the initial pool balance. Loan group 2 will include approximately 99.2% of the initial principal balance of the mortgage loans secured by multifamily properties and approximately 58.9% of the initial principal balance as of the cut-off date of the mortgage loans secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See "Description of the Certificates—Distributions—The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC and Class XP Certificates and the Class A-SBFL regular interest: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XC and Class XP Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC and Class XP Certificates and the Class A-SBFL regular interest pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest: To the extent of amounts then required to be distributed as principal, (A) (i) first, to the

Class A-SBFL regular interest, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-SBFL regular interest is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-SBFL regular interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SBFL regular interest have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 Certificates and the A-SBFL regular interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates and the Class A-SBFL regular interest have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3A Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-2 Certificates and the Class A-SBFL regular interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-2 Certificates and the Class A-SBFL regular interest have been made, until the principal balance of the Class A-3A Certificates is reduced to zero; (v) then, to the Class A-3B Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-3A Certificates and the Class A-SBFL regular interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3A Certificates and the Class A-SBFL regular interest have been made, until the principal balance of the Class A-3B Certificates is reduced to zero; (vi) then, to the A-SBFL regular interest, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL regular interest, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-SBFL regular interest have been made, until the principal balance of the Class A-SBFL regular interest is reduced to zero; and (vii) then, to the Class A-4 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL regular interest and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL regular interest have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL regular interest: To reimburse Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificate and the Class A-SBFL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M: To Class A-M as follows: (a) interest on Class A-M in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse Class A-M for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J: To Class A-J in a manner analogous to Class A-M allocations of the fourth step.

Sixth, Class B: To Class B in a manner analogous to the Class A-M allocations of the fourth step.

Seventh, Class C: To Class C in a manner analogous to the Class A-M allocations of the fourth step.

Eighth, Class D: To Class D in a manner analogous to the Class A-M allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates (other than the Class A-SBFL and the Class XC Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-SBFL regular interest), among the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-SBFL regular interest when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates—Distributions—The Available Distribution Amount" in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class's and the Class A-SBFL regular interest's interest entitlement can be found in "Description of the Certificates—Distributions—Distributable Certificate Interest" in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

The amount of principal required to be distributed to the classes and the Class A-SBFL regular interest entitled to principal on a particular distribution date also can be found in "Description of the Certificates—Distributions—Principal Distribution Amount" in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates and the Class A-SBFL regular interest is described in "Description of the Certificates—Distributions—Distributions of Prepayment Premiums" in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0355% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.0011% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under "Compensation and Payment of Expenses" in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘—Distributions—Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be prepaid at any time, subject, in the case of 23 mortgage loans, to payment of a prepayment premium. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates (other than the Class A-SBFL certificates) and the Class A-SBFL regular interest, for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates (other than the Class A-SBFL certificates) and the Class A-SBFL regular interest, the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M, Class A-J, Class B, Class C and Class D Certificates in that order of priority.

The Class XP Certificates are interest only certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class XP Certificates will be especially sensitive to the prepayment, repurchase, substitution and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class XP Certificates. See ‘‘Yield and Maturity Considerations—Yield Sensitivity of the Class XP Certificates’’ in this prospectus supplement.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the related swap counterparty for a distribution to the Class A-SBFL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the related swap counterparty.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related mortgage loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See "Description of the Certificates—P&I Advances" and "Servicing of the Mortgage Loans— Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates—Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements—Certificate Account" in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I, Class R-II or Class R-TM Certificates. No principal payments or mortgage loan losses will be allocated to the Class V, Class XC and Class XP Certificates. However, the notional amount of the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

(2)	The Class A-SBFL regular interest has a certain priority with respect to being paid down to its planned principal balance on any distribution date as described in this prospectus supplement.

(3)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL regular interest generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—The Available Distribution Amount’’ in this prospectus supplement.

(4)	The Class XC and Class XP Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

In addition, while mortgage loan losses will not be directly allocated to the Class A-SBFL certificates, mortgage loan losses allocated to the Class A-SBFL regular interest will result in a corresponding decrease in the certificate balance of the Class A-SBFL certificates, and any interest shortfalls suffered by the Class A-SBFL regular interest will reduce the amount of interest distributed on the Class A-SBFL certificates.

Any allocation of a loss to the Class A-SBFL regular interest (and the corresponding Class A-SBFL certificates) will reduce the principal amount of the Class A-SBFL regular interest (and the corresponding Class A-SBFL certificates).

See "Description of the Certificates—Credit Support; Allocation of Losses and Certain Expenses" in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See "Description of the Certificates—Distributions" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II, Class R-TM and Class V Certificates), including the Class XC and Class XP Certificates (provided, however, that the Class A-1 through Class J Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See "Description of the Certificates—Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates—Termination" in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than the Class A-SBFL regular interest, the swap contract, the floating rate account and excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, referred to in this prospectus supplement as the Torre Mayor Loan REMIC. The single regular interest issued by the Torre Mayor Loan REMIC will be an asset of REMIC I. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. The grantor trust will also hold the Class A-SBFL regular interest, the swap contract and the floating rate account, and the Class A-SBFL certificates will represent an undivided beneficial interest in those assets. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of REMIC I, REMIC II and the Torre Mayor Loan REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-SBFL certificates) and the Class A-SBFL regular interest will constitute "regular interests" in REMIC II.

•	The Class A-SBFL certificates will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-SBFL regular interest, the floating rate account and the beneficial interest of the Class A-SBFL certificates in the swap contract.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the offered certificates (other than the Class XP certificates) will be issued at a premium and that the Class XP Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3A	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class XP	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA−

A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of mortgage loans, or the possibility that, as a result of prepayments, investors in the Class XP Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See "Ratings" in this prospectus supplement.

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘Risk Factors’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans— General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates or hold certain companion mortgage loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion mortgage loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer or affiliates thereof may be holders of such non-offered certificates and/or companion mortgage loans. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion or subordinate mortgage loan or interests therein. In addition, the master servicer is an originator of the mortgage loans and a sponsor. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as a sponsor in such other capacities. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage Loans—General" in this prospectus supplement.

Additionally, any of those parties may, especially if it holds the non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by a mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. A mortgage loan seller, the underwriters or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

A mortgage loan seller may hold mezzanine debt related to a borrower that is not held in the trust fund. In addition, one of the mortgage loan sellers has a future funding obligation in respect of a subordinate companion mortgage loan that is not held by the trust fund.

In addition, the mortgage loan sellers, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion mortgage loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘Risk Factors—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The terms of four mortgage loans, representing 11.3% of the initial pool balance (three mortgage loans representing 13.3% of the group 1 balance and one mortgage loan representing 2.2% of the group 2 balance), in connection with a partial release of the related mortgaged property, permit (a) a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral, (b) the payment of a prepayment premium or yield maintenance charge, as applicable or (c) such a release at any time without requiring a prepayment premium or yield maintenance charge. See "Description of the Mortgage Pool—Release or Substitution of Properties" in this prospectus supplement.

The Borrower's Form of Entity May Cause Special Risks	See generally ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 28 sets containing, in the aggregate, 72 mortgage loans and representing 39.0% of the initial pool balance (22 sets, 57 mortgage loans representing 40.0% of the group 1 balance and five sets, 11 mortgage loans representing 21.0% of the group 2 balance), are made to affiliated borrowers. With respect to one such set of mortgage loans made to affiliated borrowers, the related mortgage loans are contained in both loan group 1 and loan group 2; (a) one set containing four mortgage loans (one in loan group 1 and three in loan group 2) representing 2.4% of the initial pool balance, 1.0% of the group 1 balance and 8.9% of the group 2 balance, respectively. See "Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws" in the accompanying prospectus.

The borrowers under the Torre Mayor Whole Loan are residents of Mexico, and while structured to be bankruptcy remote, they are not "special purpose entities". The borrowers are limited in purpose to owning and operating the property associated with the Torre Mayor Whole Loan. For more information, see "Significant Mortgage Loans—Torre Mayor—Additional Information—The Borrower" in Annex E to this prospectus supplement.

With respect to 22 mortgage loans, representing 10.6% of the initial pool balance (16 mortgage loans representing 9.1% of the group 1 balance and six mortgage loans representing 17.8% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SBFL, Class A-4, Class A-1A, Class XC and Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with a lower alphabetical designation. For example, the Class Q Certificates will not receive principal or interest on a distribution date until the Class P Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class Q Certificates then to the Class P Certificates and so on, in reverse alphabetical order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement are based on the assumptions described in such section under ‘‘—Weighted Average Life’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘Risk Factors—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only, Balloon Loans(1)	83	54.1%	51.3%	67.2%
Balloon Loans	98	37.7	39.6	28.6
Interest Only Loans	4	3.8	4.6	—
Partial Interest Only, ARD Loan(2)	3	1.8	1.3	4.2
ARD Loan	2	2.1	2.6	—
Partial Interest Only, Fully Amortizing Loan(3)	1	0.4	0.5	—
Fully Amortizing Loan	1	0.1	0.2	—
Total	192	100.0%	100.0%	100.0%

(1)	Interest only for the first 12 to 84 months of their respective terms.

(2)	Interest only for the first 24 to 36 months of its respective term.

(3)	Includes one mortgage loan, Loan No. 9000330 (such Loan Number is set forth in Annex A to this prospectus supplement) representing 0.4% of the initial pool balance (0.5% of the group 1 balance), that is interest only for the first 21 months of the loan term, then fully amortizing for the remainder of the loan term.

One hundred eighty-four of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date, representing 93.5% of the initial pool balance (137 mortgage loans representing 92.2% of the group 1 balance and 47 mortgage loans representing 100.0% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from November 1, 2010 through January 1, 2021 unless the mortgage loan is previously prepaid. Six of the mortgage loans, representing 5.9% of the initial pool balance (six mortgage loans representing 7.1% of the group 1 balance), will provide for payments of interest only until maturity or the anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower's equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See "Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans" and "—Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks:	The table on page S-18 summarizes the various property types that secure the mortgage loans. See generally ‘‘Risk Factors—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Other	Child development center properties secure one of the mortgage loans, representing 7.3% of the initial pool balance (8.9% of the group 1 balance) as of the cut-off date. Several factors may adversely affect the value and successful operation of a child development center property, including:

•	the reputation, safety, convenience and attractiveness of the property to users; the quality and philosophy of management;

•	the physical attributes of the child development center property (e.g., its age, appearance and layout);

•	management's ability to control enrollment growth and attrition;

•	competition in the tenant's marketplace from other child development centers and alternatives to child development centers; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

In addition, child development center properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such child development center property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Subordinate Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	21	23.6%	26.7%	9.3%
Existing	5	15.5	16.7	9.7
Total	26	39.1%	43.4%	19.0%

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the members or partners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related mortgage loan documents. With respect to the mortgage loan that has existing mezzanine debt, the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates and (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower's ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property. Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	4	16.6%	20.1%	—
Unsecured(3)(5)	7	18.4%	20.3%	9.7%
Future
Secured(6)	12	6.4%	6.0%	8.5%
Unsecured(5)(6)	27	28.5%	32.6%	9.3%

(1)	Three mortgage loans, Loan Nos. 20051463, 20051519 and 59264, have existing additional debt and allow future debt which results in such mortgage loans appearing in both the "Existing" and "Future" categories.

(2)	Future and Existing Debt includes mezzanine debt.

(3)	Three mortgage loans, Loan Nos. 20051519, 59264 and 59414, have existing secured and existing unsecured debt which results in such mortgage loan appearing in both the "Existing Secured" and "Existing Unsecured" categories.

(4)	Includes three loans, Loan Nos. 59414, 59264 and 20051519, that have pari passu debt.

(5)	Excludes unsecured trade payables.

(6)	Loan Nos. 59578 and 16955, permit future secured and unsecured debt.

Certain information about the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance(s) as of the Cut-off Date
KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan	59414	7.3%	8.9%	$149,625,000	$299,250,000	$199,500,000
Desert Passage Pari Passu Note A-1 Mortgage Loan	59264	6.5%	7.8%	$131,883,334	$263,766,666	—
Torre Mayor Pari Passu Note A-2 Mortgage Loan(1)	20051519	2.7%	3.3%	$55,000,000	$55,000,000	$20,000,000

(1)	The borrower has the right, subject to certain conditions, to obtain a single future advance under the Torre Mayor Note C in an amount not to exceed $20,000,000. The figures presented in this table do not take into account this potential future advance.

See "Description of the Mortgage Pool—KinderCare Portfolio Whole Loan", "—Desert Passage Whole Loan", and "—Torre Mayor Whole Loan" in this prospectus supplement for a description of the split loan structures.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of Mortgage Loans—Subordinate Financing" in the accompanying prospectus.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower. With respect to the Torre Mayor Whole Loan, the borrower has incurred significant unsecured subordinate debt from certain of its indirect equity holders. For more information, see

"Significant Mortgage Loans—Torre Mayor—Additional Information—Current Mezzanine or Subordinate Indebtedness" in Annex E to this prospectus supplement.

Also, although the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan do not include the related subordinate note(s), the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see "Description of the Mortgage Pool—Additional Mortgage Loan Information—Additional Financing" in this prospectus supplement.

Risks Associated with the Torre Mayor Future Advance. The Torre Mayor Whole Loan, as to which the related Torre Mayor Pari Passu Note A-2 Mortgage Loan represents 2.7% of the initial pool balance (3.3% of the group 1 balance), permits the borrower to request that Barclays Capital Real Estate Inc. ("BCRE") make a single additional advance in a principal amount not in excess of $20,000,000, subject to certain conditions. The right to repayment of any such advance, with interest, initially will be retained by BCRE or an affiliate and will not be transferred to the Trust. Although BCRE has agreed for the benefit of the Trust that it will satisfy its future advance obligation and the borrower has acknowledged in writing that it will not have any right of offset or other claim against the Trust in connection with the Torre Mayor Future Advance, nevertheless if BCRE fails to make the Torre Mayor Future Advance, the related borrower may default under its obligations with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan or allege a right to offset amounts payable under the Torre Mayor Pari Passu Note A-2 Mortgage Loan. BCRE will indemnify the holder of the Torre Mayor Pari Passu Note A-2 Mortgage Loan from losses arising from non-payment by the related borrower because of BCRE's failure to make the Torre Mayor Future Advance. The failure of BCRE to make the Torre Mayor Future Advance could also effectively prevent the borrower from making improvements to or entering into leases for the related mortgaged property that are necessary to achieve the stabilized cash flow required for such mortgage loan to achieve stabilization and therefore to refinance the Torre Mayor Whole Loan upon maturity. The rights of BCRE to be repaid the Torre Mayor Future Advance will be subordinate to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, which is included in the Trust Fund and the Torre Mayor Pari Passu Note A-1, as well as to the Torre Mayor Note B. See "Description of the Mortgage Pool—Torre Mayor Whole Loan" in this prospectus supplement.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then—

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a "no further action" letter or other evidence that would be acceptable to the mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that—

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

In the case of one mortgage loan (Loan No. 20050228, representing approximately 0.2% of the initial pool balance and 0.3% of the group 1 balance), the property securing the mortgage loan has documented soil and ground water impact from a dry cleaning business. The site has entered the Virginia Department of Environmental Quality ("VDEQ") Voluntary Remediation Program. An environmental escrow has been established in the amount of $218,750, which represents approximately 125% of the projected cleanup costs. The escrow will not be released (although draws can be made by the borrower for remediation-related costs) until VDEQ issues a certificate that remediation has been satisfactorily completed. We cannot assure you that the amounts escrowed will be sufficient to complete the required remediation.

The pooling and servicing agreement to be dated as of the cut off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’, ‘‘Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under "Description of the Mortgage Pool— General" in this prospectus supplement, the mortgage pool includes one set of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
20051381 and 20051351	2	1.2%	1.5%	—

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related mortgage loan documents. Cross- collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 7.3% of the initial pool balance (8.9% of the group 1 balance and 8.9% of the group 2 balance). In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in Annex A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws" in the accompanying prospectus.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area's economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

States	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	87	14.3%	17.3%	—
Texas	93	10.1%	8.5%	17.7%
Nevada	8	7.4%	8.2%	3.5%
Ohio	50	7.0%	5.0%	16.2%
New York	8	6.3%	7.3%	1.5%
Florida	66	6.0%	5.0%	10.9%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

Certain State-Specific Considerations—California	Eighty-seven of the mortgaged properties, securing mortgage loans representing 14.3% of the initial pool balance (representing 17.3% of the group 1 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale or by a court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See "Risk Factors—Risks Related to the Mortgage Loans—One-Action Rules May Limit Remedies" in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

Certain State-Specific Considerations—Texas	Ninety-three of the mortgaged properties, securing mortgage loans representing 10.1% of the initial pool balance (8.5% of the group 1 balance and 17.7% of the group 2 balance), are located in Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. To obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of a mortgage loan because of the limited nature of its recourse liabilities.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 52 mortgage loans, representing 68.1% of the initial pool balance (38 mortgage loans representing 70.1% of the group 1 balance and 14 mortgage loans representing 58.3% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 7.3% of the initial pool balance (8.9% of the group 1 balance), and one set of cross-collateralized mortgage loans represents in the aggregate approximately 1.2% of the initial pool balance (one set, two mortgage loans representing 1.5% of the group 1 balance); and

•	the ten largest mortgage loans (counting a crossed pool as an individual mortgage loan for this purpose) have cut-off date balances that represent in the aggregate 34.7% of the initial pool balance (ten mortgage loans representing 42.0% of the group 1 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XC,

Class XP, Class V, Class R-I, Class R-II and Class R-TM Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	With respect to 169 of the mortgage loans, representing 83.3% of the initial pool balance (127 mortgage loans representing 81.1% of the group 1 balance and 42 mortgage loans representing 94.1% of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final two to 13 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

In addition, 23 of the mortgage loans, representing 16.7% of the initial pool balance (18 mortgage loans representing 18.9% of the group 1 balance and five mortgage loans representing 5.9% of the group 2 balance), (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to the greater of a prepayment premium or yield maintenance charge and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

See "Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions" in this prospectus supplement.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates— Distributions—Distributions of Prepayment Premiums" in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See "Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions" and "—Representations and Warranties; Repurchases and Substitutions",

"Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option", "—Modifications, Waivers, Amendments and Consents" and "Description of the Certificates—Termination; Retirement of Certificates" in this prospectus supplement.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the KinderCare Portfolio Controlling

Holder (with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan), the Desert Passage Controlling Holder (with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan), the Torre Mayor Note B Holder or the Torre Mayor Note C Holder (with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See "Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions" and "—Representations and Warranties; Repurchases and Substitutions", "Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option", "—Modifications, Waivers, Amendments and Consents" and "Description of the Certificates—Termination; Retirement of Certificates" in this prospectus supplement.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See Annex A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, redevelopment, renovation or repairs. With respect to Loan No. 20050248, representing 5.4% of the initial pool balance (6.5% of the group 1 balance), approximately $2,395,765 remains in a reserve account relating to the completion of punch list items in connection with the related mortgaged property's construction. With respect to Loan No. 20050800, representing 0.6% of the initial pool balance (0.7% of the group 1 balance), the property securing the mortgage loan is under construction. The tenant has not taken occupancy but is currently paying rent. We cannot assure you that any current or planned redevelopment, renovation or repairs will be completed, that such redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Five mortgaged properties, securing mortgage loans representing 2.2% of the initial pool balance (2.0% of the group 1 balance and 3.3% of the group 2 balance), are secured, in whole or in part, by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘Risk Factors—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that three mortgage loans, representing 1.2% of the initial pool balance (two mortgage loans representing 0.6% of the group 1 balance and one mortgage loan representing 4.2% of the group 2 balance), are each secured by a property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘Risk Factors— Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating

to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under "Description of the Mortgage Pool" and in Annex A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

All of the mortgage loans were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain properties may allow for the substitution of a part or all of the mortgaged property, subject to various conditions. See "Description of the Mortgage Pool—Release or Substitution of Properties" in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 40 mortgaged properties, securing mortgage loans representing approximately 17.7% of the initial pool balance (21.4% of the group 1 balance), the mortgaged property is leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see "Risk Factors—Particular Property Types Present Special Risks—Retail Properties", "—Office Properties", "—Industrial Properties" and "—Other Properties" in the accompanying prospectus.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Tenancies in Common May Hinder or Delay Recovery	With respect to 22 mortgage loans, representing 10.6% of the initial pool balance (16 mortgage loans representing 9.1% of the group 1 balance and six mortgage loans representing 17.8% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘Risk Factors—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 19 mortgage loans, representing 10.3% of the initial pool balance (19 mortgage loans representing 12.4% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘Risk Factors—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Certain Considerations With Respect to the Torre Mayor Mortgage Loan	Changes in Mexican federal governmental policies could adversely affect the Torre Mayor Borrower's results of operations and financial condition.

•	The obligors under the Torre Mayor Whole Loan are

residents of Mexico, and all of their business and revenue is generated in and from Mexico. As a result, performance under the Torre Mayor Whole Loan is subject to political, economic, legal and regulatory risks specific to Mexico, and may be adversely affected by fluctuations or devaluations of the Mexican Peso, vis á vis the U.S. Dollar, and inflation in Mexico.

•	The Mexican federal government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican federal governmental actions, and policies concerning the economy, could have a significant impact on private sector entities in general, and on market conditions, prices and returns on Mexican property. There can be no assurance that changes in the Mexican federal governmental policies will not adversely affect the Torre Mayor Borrower's business, financial condition and results of operations.

High inflation rates in Mexico may decrease demand for office space while increasing the Torre Mayor Borrower's costs.

•	Mexico historically has experienced high levels of inflation, although the rates have been lower in recent years. The annual rate of inflation, as measured by changes in the Mexican national consumer price index, was 5.7% for 2002, 4.0% for 2003, 5.2% for 2004 and 3.33% for 2005. Nonetheless, at approximately 4.3% per annum (as measured from July 1, 2004 to June 30, 2005), Mexico's current level of inflation remains higher than the annual inflation rates of its main trading partners. High inflation rates can adversely affect the Torre Mayor Borrower's business and results of operations in the following ways:

•	Inflation can adversely affect consumer purchasing power and growth of business, thereby adversely affecting demand for office space; and

•	to the extent inflation exceeds rental rate increases at the Torre Mayor Mortgaged Property, the Torre Mayor Borrower's prices and revenues will decrease in "real" terms.

Currency fluctuations or the devaluation and depreciation of the Mexican Peso could limit the ability of the Torre Mayor Borrower and others to convert Mexican Pesos into U.S. dollars or other currencies and/or adversely affect the Torre Mayor Borrower's financial condition.

•	Severe devaluation or depreciation of the Mexican Peso may also result in governmental intervention or disruption of foreign exchange markets. This may limit the Torre Mayor Borrower's ability to convert and transfer Mexican Pesos into U.S. Dollars and other currencies. While the Mexican government does not currently restrict, and for many years has not restricted, the right or ability of Mexican or foreign persons to convert Mexican Pesos into U.S. Dollars or to transfer other currencies outside of Mexico, the Mexican government could institute restrictive exchange control policies in the future. Devaluation or depreciation of the Mexican Peso against the U.S. Dollar may also adversely affect the Torre Mayor Borrower's results of operations.

•	Of the tenants at the Torre Mayor Mortgaged Property, the leases with the following tenants contain peso devaluation clauses: (i) Marsh Brockman y Schuh, Agente de Seguros y de Fianzas, S.A. de C.V., (ii) Deloitte Mexico, Banco Internacional, S.A., (iii) Institución de Banca Múltiple, Grupo Financiero Bital (now HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC), (iv) Scotiabank Inverlat, S.A., (v) McKinsey & Company Inc. Mexico S.C., and (vi) Starbuck's. At origination, the Torre Mayor Borrower deposited $1,300,000 into the Peso Devaluation Reserve Account, to make up for any shortfalls in debt service if the peso devaluation clauses in any of the existing leases are triggered.

•	If additional leases are signed with peso devaluation triggers or leases that denominate rent in pesos, the lender has the right to increase the amounts held in the Peso Devaluation Reserve Account by the following formula: 115% of the average monthly rent in respect of one month payable under each such lease and related administrative services contract, collectively, over the respective terms, taking into account fixed increases for all components of rent.

Payment of interest and other amounts by the obligors of the Torre Mayor Whole Loan may be subject to taxation in Mexico, including withholding taxes.

•	Although the transaction documents governing the Torre Mayor Whole Loan contain covenants pursuant to which the obligors are required to make all payments net of any tax or withholding applicable in Mexico or imposed by a Mexican governmental authority, and indemnify lenders from and against any such taxes, no assurances can be given that the applicable rates of withholding will not increase in the future, or that the gross-up will be permitted under Mexican law.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, the Torre Mayor Borrower's financial condition and results of operations.

•	The national election held on July 2, 2000 ended 71 years of rule by the Partido Revolucionario Institucional, Institutional Revolutionary Party, or PRI, with the election of President Vicente Fox Quesada, a member of the Partido Acción Nacional, National Action Party, or PAN, and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. No single party currently has a majority in the Mexican Federal Congress or Senate, and most of the structural reform proposals of President Fox's administration, including the 2005 budget proposal, have not been favorably received or approved by the Mexican Federal Congress. The PAN lost additional seats in the Mexican midterm congressional elections held in July 2003, as well as state governorships. The increased party opposition and legislative gridlock arising out of the congressional elections could further hinder President Fox's administration's ability to implement his economic initiatives. This shift in political power has transformed Mexico from a one-party state to a pluralist democracy. Multiparty rule is still relatively new in Mexico and could result in economic or political conditions that could materially and adversely affect the Torre Mayor Borrower's operations. The lack of a majority party in the legislature, the lack of alignment between the legislature and the President and any changes that result from the scheduled 2006 presidential and congressional election could result in instability or deadlock and prevent the timely implementation of economic reforms, which in turn could have a material adverse effect on the Mexican economy and on the Torre Mayor Borrower's financial condition and results of operations, as well as market conditions and rental rates.

Developments in other emerging market countries or the United States may affect the Torre Mayor Borrower.

•	The market value of the real estate of Mexican companies may be, to varying degrees, affected by economic and market conditions in other countries. Although economic conditions in these countries may differ significantly from economic conditions in Mexico, investors' reactions to developments in any of these other countries may have an adverse effect on the market value of real estate of Mexican companies, including the Torre Mayor Mortgaged Property.

•	In addition, in recent years, economic conditions in Mexico have become increasingly correlated to economic conditions in the United States. Therefore, adverse economic conditions in the United States could have a significant adverse effect on the Mexican economy. There can be no assurance that the market value of the Torre Mayor Mortgaged Property will not be adversely affected by events elsewhere.

The Torre Mayor Borrower is subject to different corporate disclosure and accounting standards than U.S. companies.

•	A principal objective of the securities laws of the United States, Mexico and other countries is to promote full and fair disclosure of all material corporate information. However, there may be less or different publicly available information about foreign issuing entities listed outside of the United States, including the Torre Mayor Borrower, than information about issuing entities of securities listed in the United States. In addition, the Torre Mayor Borrower prepares its financial statements in accordance with Mexican GAAP, which differs from U.S. GAAP in a number of respects. For example, the Torre Mayor Borrower must incorporate the effects of inflation directly in its accounting records and published financial statements. For this and other reasons, the presentation of Mexican financial statements and reported earnings may differ from that of U.S. companies in this and other important respects. The Torre Mayor Borrower is required to include in its quarterly and annual financial reporting statements, footnotes explaining all material differences between Mexican GAAP and U.S. GAAP.

•	Certain transaction documents related to the Torre Mayor Whole Loan, including mortgages and other security arrangements are governed and have been perfected under Mexican law. Mexican law differs substantially to the laws of the United States, among others, in terms of remedies, foreclosure and due process. Certain rights, remedies and protections accorded to lenders and creditors in the United States may not be available in Mexico. The exercise of rights and remedies by the lender under the Torre Mayor Whole Loan may require the judicial enforcement of foreign judgments through the Mexican court system, and may therefore be subject to the Mexican courts determining whether the foreign judgments is consistent with Mexican law and public order and policy.

Certain Aspects of Mexican Law Related to the Torre Mayor Whole Loan	The Torre Mayor Whole Loan is primarily secured by a mortgage on the Torre Mayor Mortgaged Property, but is also secured under a Mexican security trust with Banco J.P. Morgan, S.A., Institución de Banca Múltiple, J.P. Morgan Grupo Financiero, División Fiduciaria (a Mexican banking subsidiary of J.P. Morgan) acting as trustee, which trust holds the collection rights to the cash flow generated by the Torre Mayor Mortgaged Property as well as beneficial interests in the entities comprising the Torre Mayor Borrower (the "Security Trust").

The general due process principle contained in the Mexican Constitution provides that no person may be deprived of his possessions, rights or property, without a trial before previously established courts and following essential process formalities pursuant to previously enacted laws. According to this principle, the general rule regarding judicial foreclosure procedures in Mexico, which applies to the mortgage on the Torre Mayor Mortgaged Property, is that foreclosure must be made following a legal process before a court of competent jurisdiction. However, as regards to the Security Trust, the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Titulos y Operaciones de Crédito) provides for an out-of-court foreclosure procedure that requires that the settlor of the trust be given prior notification and the ability to be heard and to demonstrate that the secured obligations have been complied with before the trust assets may be sold. Although the validity of this out-of-court foreclosure process has been questioned by some settlors in the past, and no assurance may be given that it will not be challenged in the future, its constitutionality is premised on the fact that ownership of the property is not vested in the settlor but is vested in the trustee.

The Security Trust provides for an ad hoc out-of-court process that may be initiated by the trustee at the request of the lender upon delivery of a foreclosure request following an event of default under the Torre Mayor Whole Loan. Once a foreclosure request has been delivered to the trustee, the trustee will, in turn, provide the settlors with a copy of the request and the settlors will then have a two business day period (i) to deliver to the trustee (with a copy to lender), evidence of payment of all of the outstanding secured obligations, or (ii) to deliver evidence of the extension or novation of the secured obligations. If the requirements provided in clause (i) or (ii) of the preceding sentence cannot be satisfied within the two business day period, the trustee will be required to sell, at the request of the lender, all or a portion of the assets of the trust. The sale process will be directed by the lender in the manner set forth in the Security Trust documents until the assets are sold. Under such procedure, potential bidders will be identified for them to provide an offer. The lender may bid the amount of the debt outstanding under the Torre Mayor Whole Loan and may setoff such amount from the price to be paid for the collateral. The bidder that submitted the bid that, as determined by the lender, offers the best terms and conditions for payment of the outstanding obligations will be entitled to purchase the Security Trust assets.

In the event the value of the trust assets is higher than amounts paid under the secured obligations, after the trust assets have been sold, the remaining proceeds must be delivered to the settlors.

In the event that the Torre Mayor Borrower was to become insolvent or bankrupt or seek reorganization or other relief under the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), a delay or substantial reduction in payments may occur and the Torre Mayor Borrower would probably have insufficient funds to make payments on the Torre Mayor Whole Loan. Such an event could also delay foreclosure on the Security Trust, delay or impair the exercise of remedies under the security documents and delay payment on the Torre Mayor Whole Loan until the conclusion of the case. Notwithstanding the above, upon the bankruptcy or insolvency of the Torre Mayor Borrower and lack of payment of the secured obligations, the lender may accelerate the Torre Mayor Whole Loan and should be able to initiate the sale process under the Security Trust.

Certain Considerations with respect to the Marriott Grand Cayman Mortgage Loan	The Marriott Grand Cayman Borrower

The right of the borrower under the Marriott Grand Cayman Mortgage Loan (the "Marriott Grand Cayman Borrower") to operate the mortgaged property known as The Courtyard by Marriott, Grand Cayman (the "Marriott Grand Cayman Mortgaged Property") is subject to the Marriott Grand Cayman Borrower having a current Local Companies (Control) Law Licence (the "Local Companies Control Law Licence") and a current Trade and Business Licence (the "Trade & Business Licence") from the Cayman Islands Government. The Marriott Grand Cayman Borrower currently holds the foregoing licenses. The Local Companies Control Law Licence will expire on April 11, 2011 and the Trade & Business Licence will expire on March 21, 2006. The Marriott Grand Cayman Borrower is required to renew the Trade & Business Licence annually. If not renewed, both licences will expire prior to the January 1, 2013 maturity date of the Marriott Grand Cayman Mortgage Loan.

In the event that the Marriott Grand Cayman Borrower is unable to maintain the Local Companies Control Law Licence and/or the Trade & Business Licence with respect to the Marriott Grand Cayman Mortgaged Property, it would be required to terminate operations and/or attempt to sell the Marriott Grand Cayman Mortgaged Property to a local Cayman Islands company (which is a company at least 60% owned and controlled by Caymanians, which would not be required under Cayman Islands law to obtain a Local Companies Control Law

Licence to operate the Marriott Grand Cayman Mortgaged Property, although it would require a Trade & Business License) or a non-Caymanian controlled Cayman Islands company that has obtained an effective Local Companies Control Law Licence and a Trade & Business Licence.

The Marriott Grand Cayman Borrower's right to operate the Marriott Grand Cayman Mortgaged Property is also subject to the Marriott Grand Cayman Borrower being in possession of the Tourism Law Licence.

The Marriott Grand Cayman Borrower is currently licensed by the Hotels Licensing Board of the Cayman Islands under license number H-027 (the "Tourism Law Licence") to operate Marriott Grand Cayman Mortgaged Property. The Tourism Law Licence will expire on October 31, 2006 and must be renewed annually. In addition to the Tourism Law Licence, the manager of the Marriott Grand Cayman Mortgaged Property has obtained a liquor licence which will expire September 30, 2006. This licence must be renewed annually and is at the discretion of the Cayman Islands Liquor Licensing Board. Cayman Islands law prohibits the issuance of liquor licences to anyone other than an individual.

Under Cayman Islands law, the Marriott Grand Cayman Borrower is required to keep and maintain all licences necessary for the operation of the Marriott Grand Cayman Mortgaged Property. No assurances can be provided that the Marriott Grand Cayman Borrower will be able to obtain a renewal of any of the above mentioned licences. Furthermore, in the event of an exercise of a power of sale, the trustee and/or the purchaser would be required to apply in its own right for the above mentioned licences. There can be no assurances that any of the foregoing licences could be obtained.

In order to keep the Marriott Grand Cayman Borrower in good standing with the registrar of companies in the Cayman Islands (the "Registrar of Companies"), it must file an annual return with the Registrar of Companies and must pay annual filing fees to the Registrar of Companies.

The Registrar of Companies will strike the Marriott Grand Cayman Borrower from the register of companies after a period of 18 months if the Marriott Grand Cayman Borrower does not pay its annual fees (which are due in January of each year). Once the Marriott Grand Cayman Borrower has been struck from the register of companies, then any property vested or belonging to the Marriott Grand Cayman Borrower will vest in the Financial Secretary and shall be subject to disposition by the Governor in Cabinet or to retention for the benefit of the Cayman Islands pursuant to s.181 of the Companies Law

(2004 Revision), subject, in either case, to the legal charge securing the Marriott Grand Cayman Mortgage Loan.

Pursuant to s.178 of the Companies Law (2004 Revision), a company or any member or creditor thereof may apply (within two years of being struck from the register of companies but no longer than ten years) to the courts of the Cayman Islands to have the company restored to the register on payment of a re-instatement fee. The courts of the Cayman Islands have discretion as to whether or not to restore the company to the register of companies.

Issues relating to Cayman Islands Security

The Marriott Grand Cayman Mortgaged Property is currently encumbered by a first legal charge which stands as security for the principal sum of US$30,000,000 plus interest thereon and any other sums secured thereunder. This first legal charge is to be transferred to HSBC Financial Services (Cayman) Limited, as co-trustee for the benefit of itself and the trustee with respect to the Marriott Grand Cayman Mortgaged Property.

Section 78 of the Registered Land Law (2004 Revision) provides that the lender shall not be entitled to foreclose, nor enter into possession of the charged land or the land comprised in a charged lease or to receive the rents and profits thereof by reason only that default has been made in the payment of the principal sum or of any interest or other periodical payment or of any part thereof or in the performance or observance of any agreement expressed or implied in the charge.

A lender's remedies if a default is made in payment of the principal sum or in the performance or observance of any agreement express or implied in any charge document are contained in the Registered Land Law (2004 Revision).

The usual methods by which a secured lender enforces its security are:

(i)	by taking possession of the property charged and obtaining an order for sale;

(ii)	if the charge document has provision for one, the appointment of a receiver of the property; and

(iii)	if the security is a debenture with both a fixed and floating charge over substantially the whole of the assets and undertaking of the company and assuming it has provisions for the appointment of one, to appoint an administrative receiver.

The ability of a secured creditor to take any of the above three steps depends on the express terms of his contract for loan with a debtor and specifically when he has the right to invoke any of these sanctions. The documents executed in connection with the Marriott Grand Cayman

Mortgage Loan give the secured creditor the power to exercise these remedies.

The Registered Land Law (2004 Revision) sets out the statutory powers of a registered land law receiver. However, and subject to court approval, these powers can be varied and/or added to in the charge document itself. A legal charge document must specifically reserve the right to appoint a receiver and this right must be acknowledged by the borrower. The legal charge securing the Marriott Grand Cayman Mortgage Loan specifically reserves to the secured creditor the right to appoint, among others, a receiver upon an event of default with the power, among others, to sell the Marriott Grand Cayman Mortgaged Property or to operate it for the benefit of the secured creditor.

In respect of a legal charge over land, if a borrower defaults in payment of the principal sum or of any interest or any other periodical payment or of any part thereof, or in the performance or observation of any agreement express or implied in any charge, and continues for one month, the lender may serve on the borrower written notice to pay the money owing or to perform and observe the agreement, as the case may be.

If the borrower does not comply within three months of the date of service, with the notice served on him, the lender may appoint a receiver or sell the charged property provided that a lender who has appointed a receiver may not exercise the power of sale unless the borrower fails to comply within three months of the date of service, with a further notice served on him. The pooling and servicing agreement will require the Master Servicer to make written demand upon the maturity date of the Marriott Grand Cayman Mortgage Loan and upon the occurrence of an event of default.

A secured lender's right to sell a property would normally be exercised at public auction. This requirement may be varied by agreement, but such variation is valid only with court approval. In considering whether or not to give its approval, the court has regard to the proceedings in conduct of the parties and the circumstances of the case. Furthermore, in any sale, the lender is required to act in good faith and have regard to the interest of the borrower and is under a duty to use reasonable endeavours to obtain the best price reasonably available under all the circumstances at the date of sale. Accordingly, an extensive marketing effort may be required in order for the court to be satisfied that the trustees have obtained the best price reasonably available.

If a secured lender has a fixed and floating charge over substantially the whole of the assets and undertakings of the company and assuming his debenture provides for the appointment of one, on an event of default the debenture holder can appoint an administrative receiver. Again, the powers of an administrative receiver will be governed by the terms of the debenture.

A debenture creating a fixed and floating charge over the business and assets of the Marriott Grand Cayman Borrower has been registered in the Register of Mortgages and Charges of the Marriott Grand Cayman Borrower.

The Companies Law (2004 Revision) provides various mechanisms for the liquidation and winding up of Cayman Islands companies, whether or not insolvent. Certain preferential creditors will always take priority on the liquidation over all other creditors. These include the liquidator in respect of liquidation expenses, government rates, taxes and assessments and staffing of employees of a company.

Certain Aspects of Cayman Islands Law Related to the Marriott Grand Cayman Mortgage Loan	The Cayman Islands are administered as a British Overseas Territory but under its 1972 Constitution has a significant degree of internal self government. The Cayman Islands have a combined common law and statute based legal system. English law is of persuasive authority.

The Cayman Islands adheres to the Basel Core Principles for effective Banking Supervision, the IAIS principles for insurance regulation, the IOSCO principles for regulation of investments business, the FATF Forty Recommendations on anti-money laundering and best practices in the area of trust and corporate services regulation.

Certain transaction documents related to the Marriott Grand Cayman Mortgage Loan, including the legal charge and other security documents, are governed by and construed in accordance with the laws of the Cayman Islands. Cayman Islands laws may differ to the laws of the United States in terms of remedies, foreclosure and due process. Certain rights and protections afforded to lenders and creditors in the United States may not be available in the Cayman Islands. Furthermore, the exercise of certain rights and remedies by the lender may require the judicial enforcement of foreign judgments through the Cayman Islands courts. However, the courts of the Cayman Islands will recognize and enforce a foreign judgment which is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules. The foreign judgment must be conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and must neither be obtained in a manner, nor be of a kind, which enforcement is contrary to natural justice or the public policy of the Cayman Islands.

There are no specific statutory or regulatory constraints on the investment policies and strategies that may be adopted by a company established in the Cayman Islands, or on other commercial matters such as the appointment of local service providers. There are no exchange control or currency regulations in the Cayman Islands. There are no restrictions on foreign shareholders, limited partners or holders of unit trust investments. There are no direct or indirect taxes payable by companies in the Cayman Islands although annual registration fees are payable by all companies.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The mortgage loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Texas, Utah, Nevada, Idaho and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms like recent hurricanes can also lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See "RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses" in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor's certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to nine mortgage loans (identified as Loan Nos. 59214, 59215, 59483, 59484, 59486, 59487, 59582, 59590 and 20061254 on Annex A1 to this prospectus supplement), representing approximately 3.3% of the initial pool balance (four mortgage loans representing 1.6% of the group 1 balance and five mortgage loans representing 11.1% of the group 2 balance), the related loan documents either do not require the borrower to maintain terrorism insurance or the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a commercially reasonable" amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing of the Mortgage Loans—Maintenance of Insurance" in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "The Sponsors" and "Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "The Pooling and Servicing Agreements—Representations and Warranties; Repurchases" in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act" in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could adversely affect the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See "Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

See "Description of the Certificates—Registration and Denominations" in this prospectus supplement.

See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 192 Mortgage Loans secured by first liens on 924 commercial, multifamily and manufactured housing properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 145 Mortgage Loans with an aggregate principal balance of $1,682,267,387 (the Group 1 Balance) representing approximately 82.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 47 Mortgage Loans with an aggregate principal balance of $355,399,937 (the Group 2 Balance) (or approximately 99.2% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 58.9% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing approximately 17.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $2,037,667,324, subject to a variance of plus or minus 5%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) with respect to (i) the Desert Passage Pari Passu Note A-1 Mortgage Loan includes only the Desert Passage Pari Passu Note A-1 (and excludes the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3); (ii) KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan are references solely to the KinderCare Pari Passu Note A-2 (and excludes the KinderCare Pari Passu Note A-1 and the KinderCare Portfolio Pari Passu Note A-3); and (iii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan includes only the Torre Mayor Pari Passu Note A-2 (and excludes the Torre Mayor Pari Passu Note A-1, the Torre Mayor Note B and the Torre Mayor Note C). See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented herein is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing community or complex consisting of five or more rental living units) (50 Mortgage Loans, representing 18.9% of the Initial Pool Balance (three mortgage loans representing 1.7% of the Group 1 Balance and 47 mortgage loans representing 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility, child development centers, a mixed use property or a parking garage) (142 Mortgage Loans, representing 81.1% of the Initial Pool Balance and 98.3% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

There is one set of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Crossed Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
20051381 and 20051351	2	$25,395,000	1.2%	1.5%	—

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collaterization and cross-default arrangements. See Annex A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see "Risk Factors—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited" in this prospectus supplement.

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors—Risks Related to the Mortgage Loans—Your Investment Is Not Insured or Guaranteed" in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

States	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance	% of Group 2 Balance
California	87	$291,271,456	14.3%	17.3%	—
Texas	93	$206,053,748	10.1%	8.5%	17.7%
Nevada	8	$150,737,038	7.4%	8.2%	3.5%
Ohio	50	$141,881,174	7.0%	5.0%	16.2%
New York	8	$128,716,190	6.3%	7.3%	1.5%
Florida	66	$122,654,351	6.0%	5.0%	10.9%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 33 other states, Mexico and the Cayman Islands with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See "The Sponsors" and "Significant Originators and Obligors" in this prospectus supplement.

The Mortgage Loans were originated between March 2005 and February 2006. Bank of America, National Association originated 91 of the Mortgage Loans, which represent 61.0% of the Initial Pool Balance (70 mortgage loans representing 62.0% of the Group 1 Balance and 21 mortgage loans representing 56.2% of the Group 2 Balance), and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described in the accompanying prospectus under "Bank of America, National Association, as Sponsor".

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Bank of America, National Association	153	885	$1,505,741,010	73.9%	72.0%	82.9%
Barclays Capital Real Estate Inc.	27	27	451,042,065	22.1	24.0	13.3
SunTrust Bank	12	12	80,884,249	4.0	4.0	3.8
Total	192	924	$2,037,667,324	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the certificates, from each Mortgage Loan Seller's portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table in the Executive Summary.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than six Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 5.9% of the Initial Pool Balance (six mortgage loans representing 7.1% of the Group 1 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 87 Mortgage Loans, representing 56.3% of the Initial Pool Balance (59 mortgage loans representing 53.1% of the Group 1 Balance and 28 mortgage loans representing 71.4% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
4.923% - 4.999%	2	$7,600,000	0.4%	—	2.1%
5.000% - 5.249%	12	220,007,706	10.8	11.9%	5.6
5.250% - 5.499%	45	705,373,077	34.6	33.5	39.9
5.500% - 5.749%	74	646,077,334	31.7	29.5	42.0
5.750% - 5.999%	46	274,348,887	13.5	14.3	9.5
6.000% - 6.249%	10	92,367,316	4.5	5.3	0.9
6.250% - 6.499%	2	36,893,004	1.8	2.2	—
6.500% - 7.546%	1	55,000,000	2.7	3.3	—
Total	192	$2,037,667,324	100.0%	100.0%	100.0%

One hundred eighty-four of the Mortgage Loans, representing 93.5% of the Initial Pool Balance (137 mortgage loans representing 92.2% of the Group 1 Balance and 47 mortgage loans representing 100.0% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto.

No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose "Prepayment Premiums" in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under "Servicing of the Mortgage Loans—General" in this prospectus supplement.

Hyperamortization.    Five of the Mortgage Loans are ARD Loans, which represent 3.9% of the Initial Pool Balance (four Mortgage Loans representing 3.8% of the Group 1 Balance and one mortgage loan representing 4.2% of the Group 2 Balance), provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

Amortization of Principal.    One hundred eighty-four Mortgage Loans are Balloon Loans, including the ARD Loans, which represent 93.5% of the Initial Pool Balance (137 Mortgage Loans representing 92.2% of the Group 1 Balance and 47 Mortgage Loans representing 100.0% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, six of the Mortgage Loans, representing 5.9% of the Initial Pool Balance (7.1% of the Group 1 Balance), provide for payments of interest only through to the end of their respective loan terms. See "Risk Factors—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement. Two Mortgage Loans, representing 0.6% of the Initial Pool Balance (0.7% of the Group 1 Balance), are Fully Amortizing.

Prepayment Provisions.     The Mortgage Loans generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

One Mortgage Loan, representing 1.9% of the Initial Pool Balance, is prepayable as of April 1, 2006. accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

The periods applicable to any particular Mortgage Loan are indicated in Annex A under the heading "Prepayment Penalty Description (Payments)". For example, Loan No. 59271 is indicated as LO(48)/GRTR1%PPMTorYM(68)/OPEN(4), meaning that such Mortgage Loan has a Lock-out Period for the first 48 payments, has a period for the following 68 payments during which a 1% prepayment premium or a yield maintenance charge applies, followed by an Open Period of four payments, including the payment due on the maturity date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from zero to 177 scheduled monthly payments (zero to 177 scheduled monthly payments in Loan Group 1 and 30 to 116 scheduled monthly payments in Loan Group 2). As of the Cut-off Date the weighted average remaining Lock-out Period was 91 scheduled monthly payments (89 scheduled monthly payments in Loan Group 1 and 101 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open Period ranged from two to 13 scheduled monthly payments (two to 13 for Loan Group 1 and two to seven for Loan Group 2) prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was four scheduled monthly payments (four scheduled monthly payments in Loan Group 1 and four scheduled monthly payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

With respect to one Holdback Loan (Loan No. 20050248) representing 5.4% of the Initial Pool Balance (6.5% of the Group 1 Balance), the borrower deposited $10,000,000 (such amount, less any disbursements from time to time, the "Earnout Deposit") in a reserve account held by the lender. All or a portion of the Earnout Deposit will be released upon request by the borrower, during the period commencing on July 1, 2007 and ending prior to January 1, 2009 (or January 1, 2010 if such period is extended pursuant to the related loan agreement; such period, as it may be extended, the "Earnout Period"), if, upon release, the property will satisfy the specified debt service coverage ratio. The borrower may request a release of the Earnout Deposit twice during the Earnout Period and a third time if the Earnout Period is extended to January 1, 2010 and the Earnout Deposit, if any, remaining after the later of the last permitted release request or the end of the Earnout Period may, at the lender's option either be (i) retained as collateral for the Mortgage Loan and/or (ii) applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Prepayment Premium) or, in lieu of a partial prepayment, to partially defease the Mortgage Loan (with the borrower obligated to pay any related costs and expenses). If the lender elects to apply the reserve deposit as a prepayment of the Mortgage Loan, the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted. For additional information, see "Significant Mortgage Loans—Waterfront at Port Chester—Reverse Earnout" in Annex E to this prospectus supplement.

With respect to one Holdback Loan (Loan No. 20051279), representing 0.6% of the Initial Pool Balance (3.5% of the Group 2 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents no later than February 28, 2008, a letter of credit in the original face amount of $750,000, the earnout reserve, will be drawn and the amounts drawn applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Prepayment Premium). The related borrower is permitted to request a release from the earnout reserve three times prior to the expiration of the earnout period, and on each occasion where the borrower does not fully qualify for the release of the earnout letter of credit, the lender is entitled to partially draw down the letter of credit so as to satisfy the specified economic criteria.

With respect to one Holdback Loan (Loan No. 20051398), representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents for a period of nine consecutive months prior to July 1, 2007, an upfront reserve in the original amount of $350,000 may, at the lender’s option, (i) be applied to reduce the outstanding principal balance of the Mortgage Loan (with the borrower obligated to pay any related Prepayment Premium) so that after such reduction, the property satisfies the specified debt service coverage ratio, in which event the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will be adjusted or (ii) be retained as additional collateral for the Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 15552), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), if certain performance criteria specified in the related Mortgage Loan documents are not satisfied within 1 year of the closing of the loan then the holdback amount of $1,000,000 will be applied to reduce the outstanding principal amount of the Mortgage Loan and the amortization schedule will be recast.

In the case of one Mortgage Loan (Loan No. 16603), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), if certain performance criteria specified in the related Mortgage Loan documents are not satisfied by February 28, 2006 then the initial holdback amount of $50,000 will be applied to reduce the outstanding principal amount of the Mortgage Loan. In addition, if certain other performance criteria specified in the related Mortgage Loan documents are not satisfied by December 15, 2006, then the remaining holdback amount of $250,000 will be applied to reduce the outstanding principal amount of the Mortgage Loan. In each case, if the related holdback amount is applied to reduce the outstanding principal balance, the amortization schedule will be recast.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront "earnout" reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates—Distributions—Distributions of Prepayment Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments" in the accompanying prospectus.

Defeasance.    One hundred sixty-nine of the Mortgage Loans, representing 83.3% of the Initial Pool Balance (127 mortgage loans representing 81.1% of the Group 1 Balance and 42 mortgage loans representing 94.1% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance Lock-Out Period, which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option. Among other conditions, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

Release or Substitution of Properties

The borrower under one Mortgage Loan (Loan No. 20051248), representing 1.9% of the Initial Pool Balance (2.3% of the Group 1 Balance), will be permitted to obtain the release of each of four constituent parcels at the Mortgaged Property through partial release, subject to satisfaction of, among other things, (i) the payment of a release price equal to 125% of allocated loan value, as adjusted, including related yield maintenance charges; (ii) after giving effect to the proposed release, the LTV ratio for the remaining portion of the Mortgaged Property must be no greater than the lesser of the LTV ratio at origination and the LTV ratio preceding the date of the proposed release; (iii) after giving effect to the proposed release, the debt service coverage ratio for the remaining portion of the Mortgaged Property must be at least equal to the greater of the debt service coverage ratio at origination and the debt service coverage ratio for the preceding 12-month period; (iv) the lender must receive ‘‘no downgrade’’ confirmation from the rating agencies concerning the proposed partial release; and (v) after giving effect to the proposed release, no greater than 40% of the square footage at the Mortgaged Property in any year will be subject to leases that expire prior to the maturity of the Mortgage Loan.

Each of the borrowers under two Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351, representing, in the aggregate, 1.2% of the Initial Pool Balance (1.5% of the Group 1 Balance), will be permitted to terminate the cross-default and cross-collateralization arrangements only upon payment of the related Mortgage Loan; if the release of the Mortgaged Property is obtained by that borrower through defeasance, the defeasance collateral will continue to cross-collateralize the other Mortgage Loan.

In the case of one Mortgage Loan (Loan No. 16624), representing 0.6% of the Initial Pool Balance (0.7% of the Group 1 Balance), the Mortgage Loan documents provide that a parcel of the Mortgaged Property that includes a parking lot may be released upon the satisfaction of certain financial and other conditions, including, among other things (i) the remaining property maintaining a minimum debt-service-coverage ratio of 1.20 to 1.00 and a maximum loan-to-value ratio of 80%, (ii) the borrower being obligated to secure replacement parking under any and all tenant leases throughout the term of the loan and escrowing 150%, (iii) evidence of an irrevocable easement between the released parcel and the Mortgaged Property that runs with the land providing parking in an amount not less than the current parking provided, and (iv) payment of a release fee of $7,500.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions.    The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See "—Additional Mortgage Loan Information—Additional Financing" in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Torre Mayor Pooling Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder, any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on- encumbrance" clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than a Whole Loan; provided that a Control Appraisal Period does not exist with respect to the related Whole Loan as described below) unless the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan has approved such waiver and consent (except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Torre Mayor Pooling Agreement), which approval will be deemed given if the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause" to the Directing Certificateholder, the related Controlling Holder or such holder of a mezzanine loan.

With respect to each Whole Loan, if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a "due-on-sale" or "due-on-encumbrance" provision, such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Torre Mayor Pooling Agreement) with an outstanding principal balance of greater than $5,000,000 that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Torre Mayor Pooling Agreement) that represents greater than 2% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance, has an outstanding principal balance of greater than $20,000,000, or does not meet certain loan-to-value or debt service coverage thresholds specified in the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgaged Loan could be delayed. See "The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

KinderCare Portfolio Whole Loan

The KinderCare Portfolio Pari Passu Note A-2, Loan No. 59414, representing 7.3% of the Initial Pool Balance (8.9% of the Group 1 Balance), is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘KinderCare Portfolio Mortgaged Property’’) comprised of three pari passu notes with aggregate principal balances as of the Cut-off Date of $349,150,000, $149,625,000 and $149,625,000 (the ‘‘KinderCare Portfolio Pari Passu Note A-1’’, the ‘‘KinderCare Portfolio Pari Passu Note A-2’’ and the ‘‘KinderCare Portfolio Pari Passu Note A-3’’, respectively). Each of the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 is pari passu in right of payment to the KinderCare Portfolio Pari Passu Note A-1. However, as described herein, a portion of the KinderCare Portfolio Pari Passu Note A-1 has been subordinated to the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the remaining portion of the KinderCare Portfolio Pari Passu Note A-1. As used in this prospectus supplement, the term ‘‘KinderCare Portfolio Whole Loan’’ refers to the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3.

An intercreditor agreement (the ‘‘KinderCare Portfolio Intercreditor Agreement’’) among the holder of the KinderCare Portfolio Pari Passu Note A-1, the holder of the KinderCare Portfolio Pari Passu Note A-2 and the holder of the KinderCare Portfolio Pari Passu Note A-3 (the ‘‘KinderCare Portfolio Pari Passu Noteholders’’) sets forth the rights of the noteholders. The KinderCare Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the KinderCare Portfolio Whole Loan will be serviced and administered pursuant to a pooling and servicing agreement (the "KinderCare Portfolio Pooling Agreement"). Pursuant to the KinderCare Portfolio Intercreditor Agreement, a $199,500,000 portion of the principal balance (as of the Cut-off Date) of the KinderCare Portfolio Pari Passu Note A-1 (the ‘‘KinderCare Portfolio Pari Passu Note A-1 Junior Portion’’) is subordinate under certain circumstances with respect to payments received with respect to the KinderCare Portfolio Whole Loan relative to the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the remaining $149,625,000 portion (the ‘‘KinderCare Portfolio Pari Passu Note A-1 Senior Portion’’) of the principal balance of the KinderCare Portfolio Pari Passu Note A-1. The KinderCare Portfolio Pari Passu Note A-1 Junior Portion corresponds to the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components and the KinderCare Portfolio Pari Passu Note A-1 Senior Portion corresponds to the KinderCare Portfolio Pari Passu Note A-1 Senior Component. The KinderCare Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the KinderCare Portfolio Whole Loan will be allocated first to the KinderCare Portfolio Pari Passu Note A-1 Junior Portion and then pro rata among the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3. Accordingly, expenses, losses and shortfalls relating to the KinderCare Portfolio Whole Loan generally will be allocated first to the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components and then pro rata among the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3.

Distributions. Pursuant to the terms of the KinderCare Portfolio Intercreditor Agreement, prior to the occurrence of a monetary or material event of default with respect to the KinderCare Portfolio Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the KinderCare Portfolio Intercreditor Agreement, all payments and proceeds received with respect to the KinderCare Portfolio Whole Loan will be generally paid in the following manner:

(i) first, pro rata (based on their respective interest entitlements), to (A) the holder of the KinderCare Portfolio Pari Passu Note A-1 in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, (B) the holder of the KinderCare Portfolio Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-2; and (C) the holder of the KinderCare Portfolio Pari Passu Note A-3 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-3;

(ii) second, to each of the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2 and the holder of the KinderCare Portfolio Pari Passu Note A-3), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, of all principal payments collected on the KinderCare Portfolio Whole Loan, to be applied in reduction of the outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3;

(iii) third, to the holder of the KinderCare Portfolio Pari Passu Note A-1 in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion;

(iv) fourth, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, of all principal payments collected on the KinderCare Portfolio Whole Loan, to be applied in reduction of the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion;

(v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payments of Expenses’’ in this prospectus supplement), or payable to any party other than a KinderCare Portfolio Pari Passu Noteholder, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2, the holder of the KinderCare Portfolio Pari Passu Note A-3 and the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion);

(vi) sixth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the KinderCare Portfolio Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payments of Expenses’’ in this prospectus supplement), or payable to any party other than a KinderCare Portfolio Pari Passu Noteholder, in each case pursuant to the KinderCare Pooling Agreement, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note

A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2, the holder of the KinderCare Portfolio Pari Passu Note A-3 and the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion); and

(vii) seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a KinderCare Portfolio Pari Passu Noteholder pursuant to the KinderCare Pooling Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vi) of this paragraph, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2, the holder of the KinderCare Portfolio Pari Passu Note A-3 and the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion).

Following the occurrence and during the continuance of a monetary or other material event of default with respect to the KinderCare Portfolio Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the KinderCare Portfolio Intercreditor Agreement, all payments and proceeds received with respect to the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components will be subordinated to all payments under the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3, and the amounts received with respect to the KinderCare Portfolio Whole Loan will generally be paid in the following manner:

(i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3, to (A) the holder of the KinderCare Portfolio Pari Passu Note A-1 in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, (B) the holder of the KinderCare Portfolio Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-2; and (C) the holder of the KinderCare Portfolio Pari Passu Note A-3 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-3;

(ii) second, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2 and the holder of the KinderCare Portfolio Pari Passu Note A-3, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3, of all principal payments collected on the KinderCare Portfolio Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

(iii) third, to the holder of the KinderCare Portfolio Pari Passu Note A-1 in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion;

(iv) fourth, to the holder of the KinderCare Portfolio Pari Passu Note A-1 in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion in an amount equal to the remaining principal payments collected on the KinderCare Portfolio Whole Loan, to be applied in reduction of the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion until such balance has been reduced to zero;

(v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payments of Expenses’’ in this prospectus supplement), or payable to any party other than a KinderCare Portfolio Pari Passu Noteholder, in each case pursuant to the Pooling and Servicing Agreement, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2, the holder of the KinderCare Portfolio Pari Passu Note A-3 and the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, of such default interest;

(vi) sixth, any amounts that represent late payment charges, other than default interest, actually collected on the KinderCare Portfolio Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payments of Expenses’’ in this prospectus supplement), or payable to any party other than a KinderCare Portfolio Pari Passu Noteholder, in each case pursuant to the KinderCare Portfolio Pooling Agreement, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2, the holder of the KinderCare Portfolio Pari Passu Note A-3 and the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, of such amounts; and

(vii) seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a KinderCare Portfolio Pari Passu Noteholder pursuant to the KinderCare Portfolio Pooling Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vi) of this paragraph, to the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion), the holder of the KinderCare Portfolio Pari Passu Note A-2, the holder of the KinderCare Portfolio Pari Passu Note A-3 and the holder of the KinderCare Portfolio Pari Passu Note A-1 (in respect of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the original principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, of such excess.

Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the KinderCare Portfolio Whole Loan, resulting in a monetary event of default, the KinderCare Portfolio Pari Passu Note A-1 Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The KinderCare Portfolio Pari Passu Note A-1 Controlling Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, the KinderCare Portfolio Pari Passu Note A-1 Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

Purchase Option. Upon the KinderCare Portfolio Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or (ii) delinquent in respect of its balloon payment unless the KinderCare Portfolio Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance the KinderCare Portfolio Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Mortgage Loan documents and without regard to any acceleration of payments under the Mortgage Loan documents, or (iii) as to which the KinderCare Portfolio Master Servicer or KinderCare Portfolio Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, the KinderCare Portfolio Pari Passu Note A-1 Controlling Class Holder, until the outstanding principal balance of the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components have been reduced to zero (at which point there will be no such purchase right) (the ‘‘KinderCare Portfolio Purchase Option Holder’’), will have the right (but not the obligation) prior to any other party to purchase the KinderCare Portfolio Whole Loan at the KinderCare Portfolio Repurchase Price and, upon written notice and subject to the timing requirements in the KinderCare Portfolio Intercreditor Agreement, the KinderCare Portfolio Special Servicer will be required to sell the KinderCare Portfolio Whole Loan to the KinderCare Portfolio Purchase Option Holder on a mutually designated date.

Following the reduction of the KinderCare Portfolio Pari Passu Note A-1 Junior Portion to zero, no person will have a preferential option to purchase the entire KinderCare Portfolio Whole Loan. However, the KinderCare Portfolio Pari Passu Note A-2 itself will be subject to the Defaulted Mortgage Loan Purchase Option procedures described in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option’’.

The ‘‘KinderCare Portfolio Repurchase Price’’ means, with respect to the KinderCare Portfolio Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3, as applicable, (b) accrued and unpaid interest thereon from the payment date under the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, as applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3, as applicable, together with interest thereon at the reimbursement rate under the KinderCare Portfolio Pooling Agreement, including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, as applicable, (e) any other additional trust fund expenses with respect to the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, as applicable, and (f) any liquidation fees payable in connection with the purchase of the KinderCare Portfolio Pari Passu Note A-1 Senior Portion, the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the KinderCare Portfolio Pari Passu Note A-1 Junior Portion, as applicable; provided, however, that the KinderCare Portfolio Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

Servicing and Termination of the Special Servicer.    If the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the KinderCare Portfolio Pooling Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees) and such party is unable to recover any proportionate share of such Servicing Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the

KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 or the KinderCare Portfolio Pari Passu Note A-3 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee, as the case may be, may seek the entire unpaid balance of such Servicing Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust’s collection account.

The KinderCare Portfolio Pari Passu Note A-1 Controlling Holder has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a KinderCare Portfolio Pari Passu Note A-1 Control Appraisal Period, the KinderCare Portfolio Pari Passu Note A-1 Controlling Holder is permitted to remove the KinderCare Special Servicer (solely with respect to the KinderCare Portfolio Whole Loan) with or without cause and to appoint a new KinderCare Special Servicer (solely with respect to the KinderCare Portfolio Whole Loan) as more particularly described in this prospectus supplement under "Servicing of the Mortgage Loans—Termination of the Special Servicer".

Desert Passage Whole Loan

The Desert Passage Pari Passu Note A-1, Loan No. 59264, representing 6.5% of the Initial Pool Balance (7.8% of the Group 1 Balance), is one of three Mortgage Loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the "Desert Passage Mortgaged Property") comprised of three pari passu notes with aggregate principal balances as of the Cut-off Date of $131,883,334, $131,883,333 and $131,883,333 (the "Desert Passage Pari Passu Note A-1", "Desert Passage Pari Passu Note A-2" and the "Desert Passage Pari Passu Note A-3", respectively). Each of the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 is pari passu in right of payment to the Desert Passage Pari Passu Note A-1. Only the Desert Passage Pari Passu Note A-1 Mortgage Loan is included in the Trust Fund. As used in this prospectus supplement, the term "Desert Passage Whole Loan" refers to the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3.

The Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 have the same maturity date and amortization term. The Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 are currently held by Bank of America, National Association. The Desert Passage Pari Passu Note A-2 and/or the Desert Passage Pari Passu Note A-3 or a portion of such loans may be included in a future securitization. The Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 may be sold or transferred at any time (subject to compliance with the terms of the Desert Passage Intercreditor Agreement).

An intercreditor agreement (the "Desert Passage Intercreditor Agreement") between the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder (the "Desert Passage Pari Passu Noteholders") sets forth the rights of the noteholders. The Desert Passage Intercreditor Agreement generally provides that the mortgage loans that comprise the Desert Passage Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

The Desert Passage Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Desert Passage Whole Loan will be allocated pro rata among the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. Pursuant to the terms of the Desert Passage Intercreditor Agreement, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Desert Passage Intercreditor Agreement, all payments and proceeds received with respect to the Desert Passage Whole Loan will be generally paid in the following manner:

(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage

Pari Passu Note A-3, to (A) the Desert Passage Pari Passu Note A-1 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Desert Passage Pari Passu Note A-1, (B) the Desert Passage Pari Passu Note A-2 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Desert Passage Pari Passu Note A-2, and (C) the Desert Passage Pari Passu Note A-3 Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Desert Passage Pari Passu Note A-3;

(ii) second, to each of the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, of all principal payments collected on the Desert Passage Whole Loan, to be applied in reduction of the outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3;

(iii) third, any default interest in excess of the interest paid in accordance with clause (i) of this paragraph, to the extent collected and not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Desert Passage pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3);

(iv) fourth, any amounts that represent late payment charges, other than Prepayment Premiums or default interest, actually collected on the Desert Passage Whole Loan, to the extent not applied to Advance Interest or Additional Trust Fund Expenses (or as otherwise described under "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payments of Expenses" in this prospectus supplement), or payable to any party other than a holder of a Desert Passage pari passu note, in each case pursuant to the Pooling and Servicing Agreement, to the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3); and

(v) fifth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a holder of a Desert Passage pari passu note pursuant to the Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (iv) of this paragraph, to the Desert Passage Pari Passu Note A-1 Holder, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder, each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3).

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

Torre Mayor Whole Loan

The Torre Mayor Pari Passu Note A-2 Mortgage Loan, Loan No. 20051519, representing 2.7% of the Initial Pool Balance (3.3% of the Group 1 Balance), is currently one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the "Torre Mayor Mortgaged Property") comprised of two pari passu notes, each with a principal balance as of the Cut-off Date of $55,000,000 (the "Torre Mayor Pari Passu Note A-1" and the "Torre Mayor Pari Passu Note A-2", respectively, and collectively, the "Torre Mayor Senior Notes"), and a subordinate note with a principal balance as of the Cut-off Date of $20,000,000 (the "Torre Mayor Note B"). In addition, the borrower is permitted to request that BCRE make one future advance of principal, upon satisfaction of various conditions, in a minimum principal amount of $2,000,000 and a maximum principal amount of $20,000,000 (the "Torre Mayor Future Advance"). The Torre Mayor Future Advance, if made, will be evidenced by a subordinate note, referred to in this prospectus supplement as the "Torre Mayor Note C". The Torre Mayor Senior Notes are pari passu in right of payment. The Torre Mayor Note B is subordinate to the Torre Mayor Senior Notes. The Torre Mayor Note C is subordinate to the Torre Mayor Senior Notes and the Torre Mayor Note B. For additional information about the Torre Mayor Future Advance, see "Significant Mortgage Loans—Torre Mayor—Additional Information—Current Mezzanine or Subordinate Indebtedness" in Annex E to this prospectus supplement. As used in this prospectus supplement, the term "Torre Mayor Whole Loan" refers to the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2, the Torre Mayor Note B and the Torre Mayor Note C.

The Torre Mayor Senior Notes, the Torre Mayor Note B and the Torre Mayor Note C have the same interest rate, maturity date and amortization term, except that the interest rate for the Torre Mayor Note C will be an interest rate per annum determined by BCRE at the time of the funding of the Torre Mayor Future Advance. Only the Torre Mayor Pari Passu Note A-2 Mortgage Loan is included in the Trust Fund. The Torre Mayor Note B is currently held by Metropolitan Life Insurance Company and the obligation to fund the Torre Mayor Future Advance under the Torre Mayor Note C is currently held by BCRE. The Torre Mayor Pari Passu Note A-1 is included in the trust fund relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-5. Each of the Torre Mayor Note B and the Torre Mayor Note C (or the rights and obligations to make the Torre Mayor Future Advance) may be sold or transferred at any time (subject to compliance with the terms of the Torre Mayor Intercreditor Agreement).

An intercreditor agreement (the "Torre Mayor Intercreditor Agreement") among the holders of the Torre Mayor Senior Notes, the Torre Mayor Note B and the Torre Mayor Future Advance (the "Torre Mayor Note A-1 Holder", the "Torre Mayor Note A-2 Holder", the "Torre Mayor Note B Holder" and the "Torre Mayor Note C Holder", respectively) sets forth the rights of such noteholders. The Torre Mayor Intercreditor Agreement generally provides that the mortgage loans that comprise the Torre Mayor Whole Loan will be serviced and administered pursuant to the Torre Mayor Pooling Agreement. The Torre Mayor Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Torre Mayor Whole Loan will be allocated first to the Torre Mayor Note C (if the Torre Mayor Note C has been funded), then to the Torre Mayor Note B and finally, pro rata, between the Torre Mayor Senior Notes.

Servicing of the Torre Mayor Whole Loan. The Torre Mayor Pari Passu Note A-2 Mortgage Loan, and any related REO Property, are being serviced under the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-5 (the ‘‘Torre Mayor Pooling Agreement’’). Accordingly, the master servicer under the Torre Mayor Pooling Agreement (the "Torre Mayor Master Servicer") will generally remit collections on the Torre Mayor Mortgage Loan to or on behalf of the Trust Fund. The servicing arrangements under the Torre Mayor Pooling Agreement are generally similar to (but not necessarily identical with) the servicing arrangements under the Pooling and Servicing Agreement. Investors are encouraged to review the full description of the servicing under the Torre Mayor

Pooling Agreement available from the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov.

•	In that regard, investors should consider that the description of the servicing arrangements with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement are also generally descriptive of the servicing arrangements with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan under the Torre Mayor Pooling Agreement, subject to the following:

•	Bank of America, National Association is the Torre Mayor Master Servicer, and Midland Loan Services, Inc. is the Torre Mayor Special Servicer. The Torre Mayor Master Servicer and the Torre Mayor Special Servicer are also the master servicer and the special servicer, respectively, of the mortgage loans included in the trust fund.

•	The Torre Mayor Trustee is LaSalle Bank National Association (the ‘‘Torre Mayor Trustee’’), who will be the mortgagee of record for the Torre Mayor Mortgage Loan, and the Torre Mayor Fiscal Agent is ABN AMRO Bank N.V. (the ‘‘Torre Mayor Fiscal Agent’’).

•	The Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Torre Mayor Master Servicer, the Torre Mayor Special Servicer, the Torre Mayor Trustee or the Torre Mayor Fiscal Agent or (b) make servicing advances with respect to the Torre Mayor Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the Torre Mayor Master Servicer or the Torre Mayor Special Servicer.

•	Pursuant to the Torre Mayor Pooling Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The Master Servicer (or the Trustee, if applicable) will be required to make P&I Advances with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, unless (i) the Master Servicer, after receiving the necessary information from the Torre Mayor Master Servicer, has determined that such advance would not be recoverable from collections on the Torre Mayor Pari Passu Note A-2 Mortgage Loan or (ii) the Torre Mayor Master Servicer has made a similar determination with respect to an advance on the related companion loan.

•	The Torre Mayor Master Servicer is obligated to make servicing advances with respect to the Torre Mayor Whole Loan. If the Torre Mayor Master Servicer determines that a servicing advance it made with respect to the Torre Mayor Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Torre Mayor Subordinate Notes, up to the outstanding principal balances thereof, and then from the Torre Mayor Senior Notes, on a pro rata basis (based on each such note’s outstanding principal balance), and then from general collections on all Mortgage Loans and with respect to the Torre Mayor Pari Passu Note A-1, from general collections of the trust created under the Torre Mayor Pooling Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

Distributions.    Under the terms of the Torre Mayor Intercreditor Agreement, prior to the occurrence and continuance of a monetary or other material event of default with respect to the Torre Mayor Whole Loan (or, if such a default has occurred, but the Torre Mayor Controlling Holder has cured such a default), after payment of amounts payable or reimbursable under the Torre Mayor Pooling Agreement, payments and proceeds received with respect to the Torre Mayor Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, on a pro rata basis in accordance with their respective principal balance, to pay to the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, an amount equal to the accrued and unpaid interest on its respective outstanding principal balance at its interest rate;

Second, any principal payments will be paid to the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata, in an amount equal to their pro rata portion of all principal payments on the Torre Mayor Whole Loan (based on their respective pro rata portion of the Torre Mayor Whole Loan);

Third, to pay to the Torre Mayor Note B Holder an amount equal to the accrued and unpaid interest on its outstanding principal balance at its interest rate;

Fourth, any principal payments will be paid to the Torre Mayor Note B Holder in an amount equal to its pro rata portion of all principal payments on the Torre Mayor Whole Loan;

Fifth, to pay to the Torre Mayor Note C Holder an amount equal to the accrued and unpaid interest on its outstanding principal balance at its interest rate;

Sixth, any principal payments will be paid to the Torre Mayor Note C Holder in an amount equal to its pro rata portion of all principal payments on the Torre Mayor Whole Loan;

Seventh, any prepayment premium, to the extent actually paid by the borrower, will be paid to (A) the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata, in an amount equal to any prepayment premium actually received in respect of the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (based on their respective pro rata portion of the Torre Mayor Whole Loan); (B) the Torre Mayor Note B Holder, in an amount equal to any prepayment premium actually received in respect of the Torre Mayor Note B (based on its pro rata portion of the Torre Mayor Whole Loan); and (C) the Torre Mayor Note C Holder, in an amount equal to any prepayment premium actually received in respect of the Torre Mayor Note C (based on its pro rata portion of the Torre Mayor Whole Loan); each such amount to be determined if (i) such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of such promissory note being prepaid and (ii) the prepayment premium is a "yield maintenance" or "spread maintenance" premium, by separately computing the prepayment premium for such promissory note based on its interest rate and the portion of applicable principal balance being prepaid;

Eighth, to the extent default interest or late payment charges paid by the borrower are not required to be otherwise applied under the Torre Mayor Pooling Agreement, pro rata, to the Torre Mayor Note A-1 Holder, the Torre Mayor Note A-2 Holder, the Torre Mayor Note B Holder and the Torre Mayor Note C Holder, based on their respective pro rata portion of the Torre Mayor Whole Loan;

Ninth, to the Torre Mayor Note B Holder, up to the aggregate amount of all cure payments made by to the Torre Mayor Note B Holder in connection with its exercise of cure rights, and then to the Torre Mayor Note C Holder, up to the aggregate amount of all cure payments made by to the Torre Mayor Note C Holder in connection with its exercise of cure rights; and

Tenth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through ninth, such amount will be paid, pro rata, to the Torre Mayor Note A-1 Holder, the Torre Mayor Note A-2 Holder, the Torre Mayor Note B Holder and the Torre Mayor Note C Holder (based on their respective pro rata portion of the Torre Mayor Whole Loan).

Following the occurrence and during the continuance of a monetary or other material event of default with respect to Torre Mayor Whole Loan (unless the Torre Mayor Controlling Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Torre Mayor Pooling Agreement, payments and proceeds with respect to the Torre Mayor Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata (based on their respective interest entitlements), will receive accrued and unpaid interest on its respective outstanding principal balance at its interest rate;

Second, the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata (based on their respective principal balances), will receive an amount up to its respective principal balance until such principal balance has been paid in full;

Third, the Torre Mayor Note B Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Fourth, the Torre Mayor Note B Holder will receive an amount up to its principal balance until such principal balance has been paid in full;

Fifth, the Torre Mayor Note C Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Sixth, the Torre Mayor Note C Holder will receive an amount up to its principal balance until such principal balance has been paid in full;

Seventh, (i) the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata, will receive an amount equal to any prepayment premium actually received in respect of the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (based on their respective pro rata portion of the Torre Mayor Whole Loan), (ii) the Torre Mayor Note B Holder will receive an amount equal to any prepayment premium actually received in respect of the Torre Mayor Note B, and (iii) the Torre Mayor Note C Holder will receive an amount equal to any prepayment premium actually received in respect of the Torre Mayor Note C;

Eighth, to the extent default interest paid by the borrower is not required to be otherwise applied under the Torre Mayor Pooling Agreement, (i) first, to the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata, up to an amount equal to interest on the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (based on their respective pro rata portion of the Torre Mayor Whole Loan) at the applicable default rate, (ii) second, to the Torre Mayor Note B Holder up to an amount equal to interest on the Torre Mayor Note B at the applicable default rate and (iii) third, to the Torre Mayor Note C Holder up to an amount equal to interest on the Torre Mayor Note C at the applicable default rate;

Ninth, to the extent late payment charges paid by the borrower are not required to be otherwise applied under the Torre Mayor Pooling Agreement, (i) first, to Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata, until the amount of late payment charges allocable to the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (based on their respective pro rata portion of the Torre Mayor Whole Loan) have been paid in full, (ii) second, to the Torre Mayor Note B Holder until the amount of late payment charges allocable to the Torre Mayor Note B have been paid in full and (iii) third, to the Torre Mayor Note C Holder until the amount of late payment charges allocable to the Torre Mayor Note C have been paid in full;

Tenth, to the Torre Mayor Note B Holder, up to the aggregate amount of all cure payments made by to the Torre Mayor Note B Holder in connection with its exercise of cure rights, and then to the Torre Mayor Note C Holder, up to the aggregate amount of all cure payments made by to the Torre Mayor Note C Holder in connection with its exercise of cure rights; and

Eleventh, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through tenth, such amount will be paid, pro rata, to the Torre Mayor Note A-1 Holder, the Torre Mayor Note A-2 Holder, the Torre Mayor Note B Holder and the Torre Mayor Note C Holder (based on their respective pro rata portion of the Torre Mayor Whole Loan).

The Torre Mayor Intercreditor Agreement provides that expenses, losses and shortfalls relating to Torre Mayor Whole Loan will be allocated first, to the Torre Mayor Note C Holder (if advanced), second, to the Torre Mayor Note B Holder and then, to the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder, pro rata (based on their respective original principal balances of the Torre Mayor Whole Loan).

In addition, the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder have entered into a separate intercreditor agreement that sets forth their respective rights and provides, in general, that:

•	the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Torre Mayor Pari Passu Note A-1 and/or the Torre Mayor Pari Passu Note A-2 (in each case, subject to the rights of the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing

Agreement (and the master servicer and the trustee under the Torre Mayor Pooling Agreement and any other service providers with respect to the Torre Mayor Pari Passu Note A-1) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 on a pari passu basis according to their respective outstanding principal balances.

The Torre Mayor Controlling Holder has certain rights under the Torre Mayor Intercreditor Agreement, including, among others, the following:

Consent Rights of the Torre Mayor Controlling Holder.    Prior to the existence of a Torre Mayor Control Appraisal Period, the Torre Mayor Controlling Holder (initially the Torre Mayor Note B Holder) will have the right to direct, consent or provide advice to the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, as applicable, with respect to the Torre Mayor Whole Loan. These rights will generally include the right to exercise the rights of the Torre Mayor Directing Certificateholder, which has rights that are generally similar to (but not necessarily identical to) the rights of the Directing Certificateholder set forth in "Servicing of the Mortgage Loans—General" and "—Modifications, Waivers, Amendments and Consents" in this prospectus supplement, as well as certain additional rights relating to, among other things, maintenance of insurance, amendment of the single purpose entity provisions of the related loan documents and the incurrence of additional debt. During the existence of a Torre Mayor Control Appraisal Period, the directing certificateholder under the Torre Mayor Pooling Agreement (the "Torre Mayor Directing Certificateholder") will be entitled to exercise all of these rights under the Torre Mayor Pooling Agreement. A "Torre Mayor Note B Control Appraisal Period" shall mean a period which will exist if and for so long as (1) the initial principal balance of the Torre Mayor Note B minus (2) the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Torre Mayor Note B, (ii) any appraisal reduction amount allocated to the Torre Mayor Note B and (iii) realized losses allocated to the Torre Mayor Note B plus (3) the amount of any cash collateral or letter of credit posted by the Torre Mayor Note B Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Torre Mayor Note B. A "Torre Mayor Note C Control Appraisal Period" shall mean a period which will exist if and for so long as (1) the initial principal balance of the Torre Mayor Note C minus (2) the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Torre Mayor Note C, (ii) any appraisal reduction amount allocated to the Torre Mayor Note C and (iii) realized losses allocated to the Torre Mayor Note C plus (3) the amount of any cash collateral or letter of credit posted by the Torre Mayor Note C Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Torre Mayor Note C. A "Torre Mayor Control Appraisal Period" means the existence of both a Torre Mayor Note B Control Appraisal Period and a Torre Mayor Note C Control Appraisal Period.

The Torre Mayor Controlling Holder is entitled to avoid the existence of a Torre Mayor Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including (i) receipt of a third party appraisal that indicates a Torre Mayor Control Appraisal Period exists and (ii) delivery of cash collateral or an irrevocable letter of credit in an amount which, when added to the appraisal value of the related Mortgaged Property, would cause the Torre Mayor Control Appraisal Period to cease to exist.

The "Torre Mayor Controlling Holder" as of any date of determination, means (i) the Torre Mayor Note C Holder, unless a Torre Mayor Note C Appraisal Period exists or the Torre Mayor Note C Holder is the borrower or an affiliate or the Torre Mayor Future Advance in a principal amount of at least $5,000,000 has not been advanced under the Torre Mayor Note C; provided that if a Torre Mayor Note C Control Appraisal Period exists, or the Torre Mayor Note C Holder is the borrower or an affiliate thereof or if the Torre Mayor Future Advance in a principal amount of at least $5,000,000 has not been advanced under the Torre Mayor Note C, the Torre Mayor Note B Holder; or (ii) so long as the Torre Mayor Note C Holder is not the Torre Mayor Controlling Holder pursuant to the preceding clause (i), the Torre Mayor Note B Holder, unless a Torre Mayor Note B

Control Appraisal Period exists or the Torre Mayor Note B Holder is the borrower or an affiliate thereof; or (iii) if a Torre Mayor Note B Control Appraisal Period exists, or the Torre Mayor Note B Holder is the borrower or an affiliate thereof, collectively the Torre Mayor Note A-1 Holder and the Torre Mayor Note A-2 Holder. The Torre Mayor Controlling Holder is currently the Torre Mayor Note B Holder. For avoidance of doubt, in the event that the Torre Mayor Future Advance in a principal amount of least $5,000,000 is made under the Torre Mayor Note C, the Torre Mayor Note C Holder will be the Torre Mayor Controlling Holder if the other criteria contained in clause (i) of the preceding definition are satisfied. Notwithstanding the foregoing, with respect to certain actions relating to the Torre Mayor Whole Loan (as specified in the Torre Mayor Intercreditor Agreement), the consent of both the Torre Mayor Note B Holder and the Torre Mayor Note C Holder will be required.

During the existence of a Torre Mayor Control Appraisal Period, any decision to be made with respect to the Torre Mayor Whole Loan which requires the approval of the Torre Mayor Directing Certificateholder or otherwise requires approval under the Torre Mayor Intercreditor Agreement will require the approval of the Torre Mayor Directing Certificateholder, after consultation with the Directing Certificateholder. If the Torre Mayor Directing Certificateholder and the Directing Certificateholder are not able to agree on a course of action that satisfies the servicing standard under the Torre Mayor Pooling Agreement within 30 days (or such shorter period as may be required by the related Mortgage Loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, as applicable, the Torre Mayor Directing Certificateholder will be entitled to direct the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Torre Mayor Pooling Agreement (including that such action does not violate the servicing standard under the Torre Mayor Pooling Agreement or another provision of the Torre Mayor Pooling Agreement, the Torre Mayor Whole Loan or any applicable REMIC provisions of the Code), and the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, as applicable, will be required to implement the course of action in accordance with that servicing standard.

Termination of Special Servicer.    Prior to the existence of a Torre Mayor Control Appraisal Period, the Torre Mayor Controlling Holder will be entitled to terminate the Torre Mayor Special Servicer with respect to the special servicing of the Torre Mayor Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of certain conditions, including receipt of written confirmation from the applicable rating agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or the commercial mortgage pass-through certificates issued under the Torre Mayor Pooling Agreement. If a Torre Mayor Control Appraisal Period exists, the Torre Mayor Directing Certificateholder, after consultation with the Directing Certificateholder, will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the Torre Mayor Directing Certificateholder will be entitled to appoint a replacement special servicer.

Cure Rights.    In the event that a monetary event of default exists under the Torre Mayor Whole Loan or in any non-monetary event of default with respect to the Torre Mayor Whole Loan exists and is continuing, the Torre Mayor Controlling Holder will generally have the right to cure such event of default. The Torre Mayor Controlling Holder will be limited as follows: (i) there shall not be more than nine cure events over the life of the Torre Mayor Whole Loan, (ii) there shall not be more than three consecutive cure events with respect to a monetary event of default, provided that each cure event shall not exceed two months, (iii) there shall not be more than six one-month cure events, whether or not consecutive, in any 12-month period and (iv) there shall not be more than 15 one-month cure events of a monetary event of default over the life of the Torre Mayor Mortgage Loan. So long as the Torre Mayor Controlling Holder is exercising a cure right, neither the Torre Mayor Master Servicer nor the Torre Mayor Special Servicer will be permitted to (i) accelerate the Torre Mayor Whole Loan, (ii) treat such event of default as such for purposes of transferring the Torre Mayor Whole Loan to special servicing, or (iii) commence foreclosure proceedings.

Purchase Option.    In the event that certain default-related events exist with respect to the Torre Mayor Whole Loan or the Torre Mayor Whole Loan has been transferred to special servicing under the Torre Mayor Pooling Agreement, the Torre Mayor Controlling Holder will have an option to purchase the Torre Mayor Senior Notes from the holders thereof, at a price generally equal to the unpaid principal balance of the Torre Mayor Senior Notes, plus accrued and unpaid interest, all related unreimbursed servicing advances, together with accrued and unpaid interest on all advances on the Torre Mayor Whole Loan and all accrued and unpaid special servicing fees allocable to the Torre Mayor Senior Notes and any other additional trust fund expenses relating to the Torre Mayor Whole Loan.

Sale of Defaulted Mortgage Loan.    Under the Torre Mayor Pooling Agreement, if the Torre Mayor Pari Passu Note A-1 is subject to a fair value purchase option, the Torre Mayor Special Servicer will be required to determine the purchase price for the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 Mortgage Loan. Each option holder specified in "—Sale of Defaulted Mortgage Loans; Purchase Option" of this prospectus supplement will have an option to purchase the Torre Mayor Pari Passu Note A-2 Mortgage Loan and the option holders specified in the Torre Mayor Pooling Agreement will have an option to purchase the Torre Mayor Pari Passu A-1 Note, at the purchase price determined by the Torre Mayor Special Servicer under the Torre Mayor Pooling Agreement.

Servicer Event of Default. If an event of default under the Torre Mayor Pooling Agreement occurs and is continuing with respect to the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, to the extent that it is affected by such event of default, the holders of at least 25%, by certificate principal balance, of the certificates are entitled to direct the Torre Mayor Trustee to terminate the applicable Torre Mayor Master Servicer or the Torre Mayor Special Servicer with respect to the Torre Mayor Whole Loan, and to cause the appointment of a sub-servicer with respect to the Torre Mayor Whole Loan. The Torre Mayor Trustee shall act at the direction of the Torre Mayor Directing Certificateholder and the Directing Certicateholder but if those holders are not able to agree on a sub-servicer within 30 days, then the Torre Mayor Directing Certificateholder is entitled to select such sub-servicer. The appointment of a successor Torre Mayor master servicer or Torre Mayor special servicer will be subject to receipt of "no downgrade" confirmation from each Rating Agency then rating the Certificates (as well as any rating agency then rating the commercial mortgage pass-through certificates issued under the the Torre Mayor Pooling Agreement).

Ten Largest Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under "Glossary of Principal Definitions" in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained under terms under "Glossary of Principal Definitions" in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Property Type	Cut-off Date Balance Per SF/Unit/Pad	Cut-off Date LTV Ratio	Maturity Date LTV Ratio	Underwritten DSCR	Mortgage Rate
KinderCare Portfolio	$149,625,000	7.3%	8.9%	—	Other	$88	40.8%	35.2%	3.21x	5.236	%(1)
Desert Passage	131,883,334	6.5	7.8%	—	Retail	$801	72.6%	65.3%	1.28x	5.464	%(1)
Waterfront at Port Chester	110,000,000	5.4	6.5%	—	Retail	$373	71.9%	69.6%	1.20x	5.463%
Fairmont Sonoma Mission Inn & Spa	55,000,000	2.7	3.3%	—	Hotel	$243,363	52.1%	52.1%	1.94x	5.400	%(1)
Torre Mayor	55,000,000	2.7	3.3%	—	Office	$133	38.3%	34.3%	1.80x	7.546%
Medical Mutual Headquarters	52,715,219	2.6	3.1%	—	Office	$138	73.2%	65.8%	1.20x	5.650%
Frandor Shopping Center	39,500,000	1.9	2.3%	—	Retail	$86	57.0%	51.0%	1.53x	5.460%
Metro Plaza at Jersey City	39,000,000	1.9	2.3%	—	Retail	$161	75.0%	67.5%	1.20x	5.730%
Plaza Antonio	39,000,000	1.9	2.3%	—	Retail	$369	65.7%	55.9%	1.20x	6.083%
Main Event Portfolio	35,512,892	1.7	2.1%	—	Retail	$95	68.6%	57.9%	1.45x	5.618%
Total/Wtd Avg	$707,236,445	34.7%					60.2%	54.6%	1.78x	5.643%

(1)	Interest rate rounded to three decimals places.

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans (counting a crossed pool as an individual Mortgage Loan for this purpose) detailed above can be found in Annex E to this prospectus supplement. All numerical and statistical information presented herein is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under "Glossary of Principal Definitions" in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Forty-four of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 24.2% of the Initial Pool Balance (29.3% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

Ground Leases and Other Non-Fee Interests.    Five Mortgaged Properties, which represent 2.2% of the Initial Pool Balance (2.0% of the Group 1 Balance and 3.3% of the Group 2 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations" in the accompanying prospectus.

Additional Financing.    The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Existing
Secured(3)(4)	4	16.6%	20.1%	—
Unsecured(3)(5)	7	18.4%	20.3%	9.7%
Future
Secured(6)	12	6.4%	6.0%	8.5%
Unsecured(5)(6)	27	28.5%	32.6%	9.3%

(1)	Three Mortgage Loans, Loan Nos. 20051519, 20051463 and 54264, have existing additional debt, and allow future debt, which results in such Mortgage Loans appearing in both the "Existing" and "Future" categories.

(2)	Future and Existing Debt includes mezzanine debt.

(3)	Three Mortgage Loans, Loan No. 20051519, 59264 and 59414, have existing secured and existing unsecured debt which results in such mortgage loan appearing in both "Existing Secured" and "Existing Unsecured" categories.

(4)	Includes three Mortgage Loans, Loan Nos. 59414, 59264 and 20051519, that have other pari passu secured debt in the amount of $500,000,000, $263,766,666 and $75,000,000, respectively.

(5)	Excludes unsecured trade payables.

(6)	Loan Nos. 59578 and 16955 permit future secured and unsecured debt.

In the case of one Mortgage Loan (Loan No. 20051519), representing 2.7% of the Initial Pool Balance (3.3% of the Group 1 Balance), the related borrower is permitted to incur up to $20,000,000 of additional debt secured by the related Mortgaged Property as described under ‘‘Description of the Mortgage Pool—Torre Mayor Whole Loan.’’ The related borrower also has existing unsecured debt of approximately $73,800,000.

In the case of one Mortgage Loan (Loan No. 59578), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower or the owners of the related borrower are permitted to incur subordinate indebtedness once during the term of the Mortgage Loan, secured by either the beneficial ownership interests in the related borrower or a second mortgage lien against the related Mortgaged Property that is totally subject and subordinate to the related Mortgage, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the principal amount of such subordinate indebtedness may not exceed an amount that, when added to the then outstanding principal balance of the Mortgage Loan, results in (A) a loan-to-value ratio greater than 80% and (B) a debt service coverage ratio less than 1.20x, (ii) the execution by the related borrower and the lender of the subordinate indebtedness of a subordination and intercreditor agreement in form and content required by the lender, and (iii) receipt of applicable rating agency "no downgrade" confirmations.

In the case of one Mortgage Loan (Loan No. 59504), representing 0.3% of the Initial Pool Balance (2.0% of the Group 2 Balance), the related borrower or the owners of the related borrower are permitted to incur subordinate indebtedness secured by a second priority deed of trust filed against the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the principal amount of such subordinate indebtedness may not exceed an amount that, when added to the then outstanding principal balance of the Mortgage Loan, results in (A) a loan-to-value ratio greater than 80% and (B) a debt service coverage ratio less than 1.15x, (ii) the execution by the related borrower and the lender of the subordinate indebtedness of a subordination and intercreditor agreement in form and content required by the lender, (iii) receipt of applicable rating agency "no downgrade" confirmations and (iv) payments under the subordinate indebtedness shall be made only from excess cash flow from the Mortgaged Property after payment of all amounts due under the loan agreement.

In the case of one Mortgage Loan (Loan No. 15778), representing 0.8% of the Initial Pool Balance (1.0% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (ii) a maximum loan-to-value ratio of 80% and (iii) the execution of an intercreditor and subordination agreement in recordable form satisfactory to mortgagee.

In the case of one Mortgage Loan (Loan No. 16882), representing 0.3% of the Initial Pool Balance, (0.3% of the Group 1 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 24 months having elapsed from the date of the securitization of the loan, (ii) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.30 to 1.00, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of an intercreditor and subordination agreement in recordable form satisfactory to mortgagee.

In the case of one Mortgage Loan (Loan No. 16374), representing 0.7% of the Initial Pool Balance (3.9% of the Group 2 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 36 months having elapsed from the date of the closing of the loan, (ii) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 16580), representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 24 months having elapsed from the date of the securitization of the loan, (ii) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.50 to 1.00, (iii) a maximum loan-to-value ratio of 70% and (iv) the execution of a subordination agreement in form and content satisfactory to lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 14485), representing 0.2% of the Initial Pool Balance (0.9% of the Group 2 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 18 months having elapsed from the date of the securitization of the loan, (ii) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 14493), representing 0.2% of the Initial Pool Balance (0.9% of the Group 2 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 18 months having elapsed from the date of the securitization of the loan, (ii) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 15417), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the earlier of (a) 12 months having elapsed from the date of the securitization of the loan or (b) 24 months having elapsed from the date of the closing of the loan, (ii) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.25 to 1.00, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 16259), representing 0.1% of the Initial Pool Balance (0.7% of the Group 2 Balance) the related borrower is permitted to incur subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) 24 months having elapsed from the date of the securitization of the loan, (ii) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (iii) a maximum loan-to-value ratio of 80% and (iv) the execution of a subordination agreement in form and content satisfactory to lender in its reasonable discretion.

In the case of one Mortgage Loan (Loan No. 15109), representing 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance) which is an indemnity deed of trust transaction, the related trustor is permitted to incur subordinate unsecured debt in the form of short term loans from the trustor's partners or principals directly to the trustor, upon the execution of a subordination agreement in form and content satisfactory to lender in its sole discretion.

In the case of one Mortgage Loan (Loan No. 16955), representing 0.5% of the initial pool balance (0.6% of the Group 1 Balance) the related borrower is permitted to incur subordinate unsecured debt or subordinate debt secured by the related Mortgaged Property in an amount not to exceed 48% of the increase in the value of the Mortgaged Property from the closing date of the Mortgage Loan to the date of the borrower's notice to the lender of the additional subordinate debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the actual net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.25 to 1.00, (ii) the borrower providing lender with a business plan stating that the proceeds of the additional subordinate debt will be used to improve the Mortgaged Property and (iii) the execution by the borrower of a subordination agreement in form and content required by the lender.

In the case of one Mortgage Loan (Loan No. 16394), representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance) there is existing secured debt in the amount of $165,000.

In the case of one Mortgage Loan (Loan No. 20051463), representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance) the related borrower has existing unsecured subordinate debt of approximately $937,520. The related borrower is permitted to incur future unsecured subordinate debt from an affiliate up to the maximum amount of $937,520, so long as the combined loan-to value ratio is not in excess of 90%. With respect to this Mortgage Loan, the related subordinate lender has entered into an intercreditor agreement with the mortgagee, pursuant to which the subordinate lender has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such intercreditor agreement.

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	21	23.6%	26.7%	9.3%
Existing	5	15.5	16.7	9.7
Total	26	39.1%	43.4%	19.0%

One Mortgage Loan (Loan No. 59414), representing 7.3% of the Initial Pool Balance (8.9% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $50,000,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 59264), representing 6.5% of the Initial Pool Balance (7.8% of the Group 1 Balance), has existing mezzanine debt in the approximate amount of $40,000,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 59452), representing 0.8% of the Initial Pool Balance (4.6% of the Group 2 Balance), has existing mezzanine debt in the approximate amount of $2,000,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 59480), representing 0.7% of the Initial Pool Balance (4.2% of the Group 2 Balance), has existing mezzanine debt in the approximate amount of $17,400,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

One Mortgage Loan (Loan No. 20051347), representing 0.2% of the Initial Pool Balance (0.9% of the Group 2 Balance), has existing mezzanine debt in the approximate amount of $350,000 secured by the direct and/or indirect ownership interests in the related borrowing entity.

In the case of 21 Mortgage Loans that allow future mezzanine debt, representing 23.6% of the Initial Pool Balance (18 mortgage loans representing 26.7% of the Group 1 Balance and three mortgage loan representing 9.3% of the Group 2 Balance), the direct and/or indirect owners of the borrowing entities are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, certain loan-to-value tests, certain debt service coverage ratio tests and applicable rating agency ‘‘no downgrade’’ confirmations.

In the case of one Mortgage Loan (Loan No. 16955), representing 0.5% of the Initial Pool Balance (0.6% of the Group 1 Balance), the owners of the related borrower are permitted to pledge up to 48% of the equity interest in the borrower as security for additional debt in an amount not to exceed 48% of the increase in the value of the Mortgaged Property from the closing date of the Mortgage Loan to the date of the borrower's notice to the lender of the additional subordinate debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.25 to 1.00, (ii) the borrower providing lender with a business plan stating that the proceeds of the additional subordinate debt will be used to improve the Mortgaged Property and (iii) the execution by the borrower of a subordination agreement in form and content required by the lender.

In the case of one Mortgage Loan (Loan No. 59578), representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower or the owners of the related borrower are permitted to incur subordinate indebtedness once during the term of the Mortgage Loan, secured by either the beneficial ownership interests in the related borrower or a second mortgage lien against the related Mortgaged Property that is totally subject and subordinate to the related Mortgage, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the principal amount of such subordinate indebtedness may not exceed an amount that, when added to the then outstanding principal balance of the Mortgage Loan, results in (A) a loan-to-value ratio greater than 80% and (B) a debt service coverage ratio less than 1.20x, (ii) the execution by the related borrower and the lender of the subordinate indebtedness of a subordination and intercreditor agreement in form and content required by the lender, and (iii) receipt of applicable rating agency "no downgrade" confirmations.

With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

Certain information about the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan, the Torre Mayor Pari Passu Note A-2 Mortgage Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date	Subordinate Note Balance(s) as of the Cut-off Date
KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan	59414	7.3%	8.9%	$149,625,000	$299,250,000	$199,500,000
Desert Passage Pari Passu Note A-1 Mortgage Loan	59264	6.5%	7.8%	$131,883,334	$263,766,666	—
Torre Mayor Pari Passu Note A-2 Mortgage Loan(1)	20051519	2.7%	3.3%	$55,000,000	$55,000,000	$20,000,000

(1)	The borrower has the right, subject to certain conditions, to obtain a single future advance under the Torre Mayor Note C in an amount not to exceed $20,000,000. The figures presented in this table do not take into account the potential future advance.

The KinderCare Portfolio Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3. Only the KinderCare Portfolio Pari Passu Note A-2, which is sometimes referred to as the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, representing 7.3% of the Initial Pool Balance (8.9% of the Group 1 Balance), is included in the trust fund. The aggregate principal balances as of the cut-off date of the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 are $349,125,000, $149,625,000 and $149,625,000, respectively. The KinderCare Portfolio Pari Passu Note A-1 is further divided into one senior component having a principal balance as of the cut-off date of $149,625,000 and six subordinate components having an aggregate principal balance as of the cut-off date of $199,500,000 (which is subordinate to such senior component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3). As described in this prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the KinderCare Portfolio Pari Passu Note A-1 corresponding to the subordinate components has been subordinated to the KinderCare Portfolio Pari Passu Note A-2, the KinderCare Portfolio Pari Passu Note A-3 and the remaining senior portion (corresponding to the senior component) of the KinderCare Portfolio Pari Passu Note A-1. See "Description of the Mortgage Pool—KinderCare Portfolio Whole Loan" in this prospectus supplement.

The Desert Passage Whole Loan is evidenced by a split loan structure comprised of three pari passu notes referred to as the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. Only the Desert Passage Pari Passu Note A-1, representing approximately 6.5% of the Initial Pool Balance (7.8% of the Group 1 Balance), is included in the trust fund. The principal balances as of the cut-off date of the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note

A-3 are $131,883,334, $131,883,333 and $131,883,333, respectively. See "Description of the Mortgage Pool—Desert Passage Whole Loan" in this prospectus supplement.

The Torre Mayor Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2, a subordinate note referred to as the Torre Mayor Note B and an obligation to make a future advance (referred to as the Torre Mayor Future Advance) that, when funded (referred to as the Torre Mayor Note C), will be subordinate to the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B . Under the Torre Mayor Note C, the borrower is permitted to request that BCRE make a single future advance of principal, in an aggregate amount not to exceed $20,000,000, subject to certain conditions. As of the cut-off date, no advance of principal has been funded under the Torre Mayor Note C. Only the Torre Mayor Pari Passu Note A-2, which is sometimes referred to as the Torre Mayor Pari Passu Note A-2 Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance (3.3% of the Group 1 Balance), is included in the trust fund. The principal balances as of the cut-off date of the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B are $55,000,000, $55,000,000 and $20,000,000, respectively. As described in this prospectus supplement, pursuant to an intercreditor agreement, (i) the Torre Mayor Note C has been subordinated to the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B and (ii) the Torre Mayor Note B has been subordinated to the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2. See "Description of the Mortgage Pool—Torre Mayor Whole Loan" in this prospectus supplement.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See "Certain Legal Aspects of Mortgage Loans—Subordinate Financing" in the accompanying prospectus.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Mortgage Loan Seller, the Depositor or such other entities.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See "Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions May Reduce Cash Flow from a Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

Generally.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans", "Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal Aspects of Mortgage Loans—Environmental Considerations" in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated in Annex A hereto, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. One hundred sixty of the Mortgaged Properties (159 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1), securing 27.0% of the Initial Pool Balance (32.0% of the Group 1 Balance and 3.5% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of Mexico and the states of Washington, California, Utah, Oregon, Idaho and Nevada. None of the Mortgaged Properties have a PML in excess of 20%.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceeding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans (other than with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, as to which only the related original Mortgage Note will be required to be delivered):

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

(11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) other than with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale

Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property, provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of the Torre Mayor Loan REMIC, REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See "The Pooling and Servicing Agreements—Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances;

(3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was as of the Closing Date, or during the twelve-month period prior thereto (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

(5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge no such rights have been asserted;

(6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

(7) in the case of each Mortgage Loan, the related Mortgaged Property (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the Mortgage Loan Seller as of the Closing Date has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller's knowledge, is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by an ALTA title insurance policy or an equivalent form of lender's title insurance policy (or, if not yet issued a pro forma title policy or a "marked-up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property and, except in the case of the Torre Mayor Whole Loan, whereby BCRE is obligated to make the Torre Mayor Future Advance upon the satisfaction of various conditions), and there is no obligation for future advances with respect thereto;

(12) the terms of the Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

(13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

(14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the ARD Loans to the extent described under "—Certain Terms and Conditions of the Mortgage Loans—Hyperamortization" in this prospectus supplement; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "—Assignment of the Mortgage Loans; Repurchases and Substitutions" will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to a Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See "The Pooling and Servicing Agreements—Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the related Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association. Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See "Bank of America, National Association, as Sponsor," "The Mortgage Loan Program," "Bank of America, National Association, as Servicer" and "The Pooling and Servicing Agreements" in the accompanying prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Barclays Capital Real Estate Inc.

    Overview    Barclays Capital Real Estate Inc., a Delaware corporation formed in 2004, is an indirect, wholly-owned subsidiary of Barclays Bank PLC. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE's telephone number is (212) 412-4000.

BCRE's primary business is the underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. BCRE began originating and securitizing commercial mortgage loans in 2004. As of December 31, 2005, the total amount of mortgage loans originated by BCRE since 2004 was approximately $10 billion, of which approximately $3 billion has been securitized by third-party unaffiliated entities acting as depositor.

The commercial mortgage loans originated by BCRE include both fixed and floating rate mortgage loans. BCRE primarily originates mortgage loans secured by retail, office, hotel, multifamily, industrial and self storage properties, but also originates loans secured by manufactured housing, movie theatres, parking garages and land, among other property types. BCRE and its affiliates also originate subordinate and mezzanine debt and participate in the origination of mortgage loans with other mortgage loan sellers.

As a sponsor, BCRE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, initiates the securitization of those mortgage loans by transferring them to a securitization depositor, which in turn transfers them to the issuing entity for the related securitization. BCRE is an affiliate of Barclays Capital Inc., one of the underwriters. In coordination with its broker-dealer affiliate, Barclays Capital Inc., and other underwriters, BCRE works with rating agencies, investors, mortgage loans sellers and servicers in structuring the securitization transaction. BCRE acts as a sponsor and mortgage loan seller in transactions in which other entities act as sponsor or mortgage loan seller. Multiple seller transactions in which BCRE has participated include certain 2004 series of certificates whereby J.P. Morgan Chase Commercial Mortgage Securities Corp. was the depositor and certain 2005 series of certificates issued under the Banc of America Commercial Mortgage Inc. and Credit Suisse First Boston Mortgage Securities Corp. programs.

The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by BCRE for the two years ending on December 31, 2005.

Year	Total BCRE Loans(1)(2)	Total BCRE Securitized Loans(1)(2)
2004	$3.0	$0.4
2005	$7.0	$2.6
Total	$10.0	$3.0

(1)	Approximate amounts in billions.

(2)	BCRE Loans means all loans originated or purchased by BCRE in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans included in the table above include both fixed rate and floating rate loans and loans included in both public and private securitizations.

BCRE's Underwriting Standards    Generally, all of the BCRE mortgage loans were originated by BCRE. In each case, the mortgage loans generally will have been underwritten in accordance with BCRE's general underwriting standards and guidelines as set forth below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality, tenancy, and location of the real estate collateral, and the sponsorship of the borrower, will impact the extent to which the general underwriting standards and guidelines are applied to a specific mortgage loan. The underwriting criteria are general and there is no assurance that every mortgage loan will comply in all respects with the general underwriting standards and guidelines, and in many cases exceptions to one or more of these standards and guidelines apply. Accordingly, no representation is made that every mortgage loan will comply in all respects with the general underwriting standards and guidelines set forth below.

Mortgage Loan Analysis    The underwriter for each mortgage loan is required to conduct a review of the related mortgaged property, generally including, but not limited to, an analysis of the historical property operating statements, if applicable, rent rolls, current and historical real estate taxes, a review of tenant leases, and analyze the appraisal, engineering report, seismic report, if applicable and environmental report. The credit and background of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the BCRE group visits the property for a site inspection to confirm occupancy and ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood market, accessibility, visibility and demand generators. BCRE sometimes retains outside consultants to assist in its underwriting. As part of its underwriting procedures, BCRE generally also obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance.

Debt Service Coverage Ratio and LTV Ratio    BCRE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of the mortgage loan. The debt service coverage ratio guidelines set forth above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination. In addition, BCRE's underwriting standards generally permit a maximum amortization period of 30 years. However, certain loans may provide for an interest-only period during all or a portion of the term of the mortgage loan.

Escrow Requirements    BCRE generally, but not in all cases, requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. BCRE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by BCRE.

Earnouts and Additional Collateral Loans    Some of the mortgage loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.

Additional Debt    Certain mortgage loans may have or permit in the future certain additional subordinate debt, either secured or unsecured. It is possible that BCRE or an affiliate will be the lender on that additional debt. The combined debt service coverage and loan to value ratios may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the real property collateral or directly or indirectly by equity interests in the related borrower.

Loan Approval    Prior to commitment and funding, all mortgage loans to be originated by BCRE must be approved by a loan committee comprised of one or more (depending on the loan size) senior real estate professionals from BCRE and must be approved by representatives from the bank's credit department. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a mortgage loan.

Servicing    BCRE currently contracts with third party servicers to service the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. Servicers may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, BCRE may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. BCRE does not act as a servicer of the mortgage loans in its securitizations.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name "NationsLink Funding Corporation" and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "Banc of America Commercial Mortgage Inc." on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is 704-386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the mortgage loans and the certificates. The roles and responsibilities of such persons are described in this prospectus supplement under "The Trustee", "The Servicers" and "Servicing of the Mortgage Loans". Additional information may also be found in the accompanying prospectus under "Bank of America, National Association, as Servicer" and "The Pooling and Servicing Agreements". Such persons are only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of the Mortgage Loan Seller or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See "Risk Factors—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates" and "—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the accompanying prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance service throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Primary Servicer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo Bank was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2005, Wells Fargo Bank was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of over $180 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. The Trustee has appointed a co-trustee with respect to the Marriott Grand Cayman Mortgage Loan. See "—The Co-Trustee" in this prospectus supplement.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distributions reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 8-K and Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with commercial mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of December 31, 2005, Wells Fargo Bank was acting as custodian of more than 3,000 commercial mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. Further, and solely with respect to any P&I Advance relating to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Trustee will be obligated to make any P&I Advance required to be made, but not made, by the KinderCare Portfolio Master Servicer or the KinderCare Portfolio Trustee under the KinderCare Portfolio Pooling Agreement; provided, however, that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the KinderCare Portfolio Master Servicer or the KinderCare Portfolio Trustee that an Advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each Advance made by it in the same manner and to the same extent as, but prior to, the KinderCare Portfolio Master Servicer or the KinderCare Portfolio Trustee.

See "The Pooling and Servicing Agreements—The Trustee", "—Duties of the Trustee", "—Certain Matters Regarding the Trustee" and "—Resignation and Removal of the Trustee" in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in this prospectus supplement concerning the Trustee has been provided by the Trustee.

THE CO-TRUSTEE

HSBC Financial Services (Cayman) Limited ("HSBC Cayman") will act as Co-Trustee under the Pooling and Servicing Agreement solely with respect to acting as collateral trustee with respect to the Marriott Grand Cayman Mortgaged Property located in the Cayman Islands.

HSBC Cayman was incorporated in 1984 as an ordinary resident company incorporated with limited liability under the Companies Law (2004 Revision) of the Cayman Islands and is licenced as a bank and trust company pursuant to the Banks and Trust Companies Law (2003 Revision).

HSBC Cayman is one of the leading providers of trust and corporate services in the Cayman Islands with a wide variety of private and corporate trusts under management including trusts created in relation to structured finance transactions. HSBC Cayman provides services to approximately 400 structured finance transactions.

HSBC Cayman is part of the HSBC Group which is one of the world's largest banking and financial services organisations, with major personal, commercial, corporate and investment banking and insurance businesses operating in the Asia-Pacific region, Europe, the Americas, the Middle East and Africa. Headquartered in London, the HSBC Group's International network comprises some 9,800 offices in 77 countries and territories and over 232,000 employees.

The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Primary Servicer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with HSBC Cayman and its affiliates. HSBC Cayman's principal corporate trust offices are located at P.O. 1109 GT, Second Floor Strathvale House, 90 North Church Street, George Town Grand Cayman, Cayman Islands.

Under the terms of the Pooling and Servicing Agreement, HSBC Cayman will serve as the collateral trustee in the Cayman Islands solely with respect to the Marriott Grand Cayman Mortgage Loan, and its duties will be limited to taking any action necessary or appropriate for the purpose of meeting any legal requirements in the Cayman Islands with respect to the Marriott Grand Cayman Mortgaged Property.

See "The Pooling and Servicing Agreements—The Trustee", "—Duties of the Trustee", "—Certain Matters Regarding the Trustee" and "—Resignation and Removal of the Trustee" in the accompanying prospectus for more information about the Co-Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in this prospectus supplement concerning the Co-Trustee has been provided by the Co-Trustee.

SIGNIFICANT ORIGINATORS AND OBLIGORS

Bridger Commercial Funding LLC

Bridger Commercial Funding LLC ("Bridger"), which is not a sponsor, originated        underlying mortgage loans, representing 12.9% of the Initial Pool Balance. Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is 415-331-3200. Through December 31, 2005, Bridger has originated in excess of $3.1 billion in loans secured by commercial real estate.

Bridger funds many of the loans it originates or acquires through table-funding financing provided by Bank of America, National Association. Upon funding the loans it originated or acquired for contribution to the Trust Fund, Bridger sold those loans to Bank of America, N.A., which in turn is selling those loans to the Trust Fund. Bank of America Corporation, an affiliate of Bank of America, N.A., owns a minority interest in Bridger Holdings LLC, a Delaware limited liability company, which owns 100% of Bridger.

THE SERVICERS

The Master Servicer

One of the Sponsors, Bank of America, N.A., through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the Non-Serviced Mortgage Loans). See "Servicing of the Mortgage Loans" in this prospectus supplement and "Bank of America, National Association, as Servicer" in the accompanying prospectus.

The Special Servicer

Midland Loan Services, Inc. (‘‘Midland’’) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the Pooling and Servicing Agreement. Midland is also the special servicer under the Torre Mayor Pooling Agreement (the "Torre Mayor Special Servicer"). Midland will also be one of the primary servicers with respect to certain loans contributed by Bridger Commercial Funding LLC and in this capacity will be responsible for certain servicing and administrative functions under a sub-servicing agreement with the master servicer.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’). PNC Bank is an affiliate of BlackRock Financial Management, Inc., which is the manager of Anthracite Capital, Inc., the initial directing certificateholder under the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2005, Midland was servicing approximately 17,350 commercial and multifamily mortgage loans with a principal balance of approximately $136 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,800 of such loans, with a total principal balance of approximately $104 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2005, Midland was named the special servicer in approximately 111 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $65 billion. With respect to such transactions as of such date, Midland was administering approximately 89 assets with an outstanding principal balance of approximately $590 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth–Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transactions from 2003 to 2005.

Portfolio Growth–CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
Total	$40	$49	$65

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Other Servicers

Wachovia Bank, National Association (‘‘Wachovia’’) will be a primary servicer of twenty of the Mortgage Loans representing 16.6% of the Initial Pool Balance originated by BCRE pursuant to a sub-servicing agreement to be entered into with the Master Servicer. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

The information set forth above under "Other Servicers" in this prospectus supplement concerning Wachovia has been provided by it.

COMPENSATION AND EXPENSES

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, one-twelfth of the product of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Expenses
Reimbursement of Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
Reimbursement of P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The KinderCare Portfolio Master Servicer and KinderCare Portfolio Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan pursuant to the KinderCare Portfolio Pooling Agreement. The Torre Mayor Master Servicer and Torre Mayor Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan pursuant to the Torre Mayor Pooling Agreement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreements—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.

(4)	The Master Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.03% per annum, as described in this "Compensation and Expenses’’ section.

(5)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘Compensation and Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘Compensation and Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.0011% per annum, as described in this Prospectus Supplement under ‘‘The Trustee’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the

Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan,

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.01079% per annum, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a "Prepayment Interest Excess") the corresponding amount of interest accruing on the certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee":

•	will be payable monthly out of deposits in the Certificate Account.

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.25% per annum on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property. and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The "Workout Fee"

•	will equal 1.0% (the "Workout Fee Rate") on all Corrected Mortgage Loans, and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The "Liquidation Fee"

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest), and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See "The Pooling and Servicing Agreements—Collection and Other Servicing Procedures" and "—Certificate Account" in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘Description of the Certificates—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under "Servicing of the Mortgage Loans—General" above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Certificate Account.

The fees and expenses of the Co-Trustee are paid by the Trustee. Any other co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the trust.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee) are entitled to indemnification and reimbursement of certain expenses from the trust under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "—The Trustee".

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, but excluding the KinderCare Portfolio Pari Passu Note A-2 and the Torre Mayor Pari Passu Note A-2) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which will be serviced by the KinderCare Portfolio Master Servicer and the KinderCare Portfolio Special Servicer pursuant to the terms of the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, which will be serviced by the Torre Mayor Master Servicer and the Torre Mayor Special Servicer pursuant to the terms of the Torre Mayor Pooling Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the KinderCare Portfolio Controlling Holder, the Directing Certificateholder will direct the Trustee's vote and the KinderCare Portfolio directing certificateholder under the KinderCare Portfolio Pooling Agreement will direct the KinderCare Portfolio Trustee's vote as set forth in the KinderCare Portfolio Pooling Agreement.

During such periods as the Trustee as holder of the Torre Mayor Pari Passu Note A-2 Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Torre Mayor Controlling Holder, the Directing Certificateholder will direct the Trustee’s vote and the Torre Mayor Directing Certificateholder under the Torre Mayor Pooling Agreement will direct the Torre Mayor Trustee’s vote as set forth in the Torre Mayor Pooling Agreement.

Pursuant to the KinderCare Portfolio Pooling Agreement, the KinderCare Portfolio Controlling Holder will be permitted to appoint an operating advisor, which may be the related KinderCare Portfolio Controlling Holder, any certificateholder, or an unrelated third party, for the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, with respect to any action which is to be taken with respect to the KinderCare Portfolio Whole Loan and requires the KinderCare Portfolio Controlling Holder's consent in its capacity as the Controlling Holder. The operating advisor will be permitted to exercise all of the rights of the KinderCare Portfolio Controlling Holder subject to any limitations set forth in the KinderCare Portfolio Pooling Agreement. Any reference in this prospectus supplement to any action to be taken by the KinderCare Portfolio Controlling Holder in its capacity as a Controlling Holder will mean the KinderCare Portfolio Controlling Holder acting through its related operating advisor if one has so been appointed.

Pursuant to the Torre Mayor Pooling Agreement, the Torre Mayor Controlling Holder will be permitted to appoint an operating advisor, which may be the related Torre Mayor Controlling Holder, any certificateholder, or an unrelated third party, for the Torre Mayor Pari Passu Note A-2 Mortgage Loan, with respect to any action which is to be taken with respect to the Torre Mayor Whole Loan and requires the Torre Mayor Controlling Holder’s consent in its capacity as the Controlling Holder. The operating advisor will be permitted to exercise all of the rights of the Torre Mayor Controlling Holder subject to any limitations set forth in the Torre Mayor Pooling Agreement. Any reference in this prospectus supplement to any action to be taken by the Torre Mayor Controlling Holder in its capacity as a Controlling Holder will mean the Torre Mayor Controlling Holder acting through its related operating advisor if one has so been appointed.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Serviced Whole Loan), or with respect to a Serviced Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition "Special Action" set forth in the "Glossary of Principal Definitions" to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of "Special Action" in the "Glossary of Principal Definitions" to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition "Special Action" set forth in the "Glossary of Principal Definitions" to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and

Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Holder(s), and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related Companion Holder(s), (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Holder(s), as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Holder(s), as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Holder(s), as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder, Controlling Holder or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except for (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which will be serviced pursuant to the terms of the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, which will be serviced pursuant to the terms of the Torre Mayor Pooling Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements", for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans but excluding any Non-Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "—Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) the Master Servicer may (with the consent of the Directing Certificateholder) extend the maturity date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

(iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Whole Loan is involved, the related Companion Holder(s), as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

(iv) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to the Torre Mayor Loan REMIC, REMIC I or REMIC II;

(vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(vii) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(viii) with limited exceptions, including a permitted defeasance as described under "Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting "sale" treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Holder(s) gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or any Serviced Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except for (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which will be specially serviced by the KinderCare Portfolio Special Servicer pursuant to the terms of the KinderCare Portfolio Pooling Agreement, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, which will be specially serviced by the Torre Mayor Special Servicer pursuant to the terms of the Torre Mayor Pooling Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Holders (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Holders (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Holders, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and, if a Whole Loan is involved, the related Companion Holders, as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Serviced Whole Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

The provisions of this section "—Defaulted Mortgage Loans; Purchase Option" are not applicable to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

With respect to the KinderCare Portfolio Mortgage Loan, the KinderCare Special Servicer will use the fair value method determined by the KinderCare Special Servicer under the KinderCare Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the KinderCare Portfolio Mortgage Loan from the trust, and the trust will be required to sell the KinderCare Portfolio Mortgage Loan, in connection with the exercise of that option.

With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Torre Mayor Special Servicer will use the fair value method determined by the Torre Mayor Special Servicer under the Torre Mayor Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the Torre Mayor Pari Passu Note A-2 Mortgage Loan from the trust, and the trust will be required to sell the Torre Mayor Pari Passu Note A-2 Mortgage Loan, in connection with the exercise of that option.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than 10 days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property", or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Torre Mayor Loan REMIC or REMIC I, as applicable, such as a hotel or self storage facility, will not constitute "rents from real property". Any of the foregoing types of income instead constitute "net income from foreclosure property", which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2007, the Master Servicer (or an entity employed by the Master Servicer) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class (except with respect to a Serviced Whole Loan) and each Controlling Holder (with respect to the related Serviced Whole Loan) may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2006-1, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see "The Pooling and Servicing Agreements—Certificate Account" in the accompanying prospectus); and (v) certain rights under the Swap Contract.

The Certificates will consist of 30 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Certificates, the Class A-4 Certificates and the Class A-1A Certificates (collectively, the "Class A Senior Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class A-M Certificates, Class A-J Certificates, Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, Class P Certificates and the Class Q Certificates (collectively, with the Class A Senior Certificates, the "Sequential Pay Certificates"); (iii) the Class XC Certificates and the Class XP Certificates (the "Class X Certificates") (collectively with the Sequential Pay Certificates, the "REMIC II Certificates"); (iv) the Class V Certificates; and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-TM Certificates, (the Class R-I, Class R-II and the Class R-TM Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

The Class A-SBFL, Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V and the REMIC Residual Certificates (collectively, the "Private Certificates" and, collectively with the Offered Certificates, the "Certificates") have not been registered under the Securities Act and are not offered hereby. On the Closing Date, the ‘‘Class A-SBFL Regular Interest’’ will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-SBFL Regular Interest will not be offered separately from the Class A-SBFL Certificates, and the Class A-SBFL Certificates are not offered by this prospectus supplement. The Depositor will transfer the Class A-SBFL Regular Interest to the Trust Fund in exchange for the Class A-SBFL Certificates. The Class A-SBFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-SBFL Regular Interest, the Floating Rate Account and the Swap Contract. To the extent this prospectus supplement contains information regarding the terms of the Private Certificates or the Class A-SBFL Regular Interest, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates—Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates—Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amounts

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$81,500,000		4.000%	30.000%
A-2	$84,400,000		4.142%	30.000%
A-3A	$130,100,000		6.385%	30.000%
A-3B	$25,000,000		1.227%	30.000%
A-SBFL	$133,468,000	(1)	6.550%	30.000%
A-4	$616,500,000		30.255%	30.000%
A-1A	$355,399,000		17.441%	30.000%
A-M	$203,766,000		10.000%	20.000%
A-J	$142,637,000		7.000%	13.000%
XP	$1,989,427,000	(2)	N/A	N/A
B	$20,377,000		1.000%	12.000%
C	$22,924,000		1.125%	10.875%
D	$20,376,000		1.000%	9.875%
E	$35,659,000		1.750%	8.125%
F	$20,377,000		1.000%	7.125%
G	$25,471,000		1.250%	5.875%
H	$22,924,000		1.125%	4.750%
J	$28,018,000		1.375%	3.375%
K	$7,641,000		0.375%	3.000%
L	$10,188,000		0.500%	2.500%
M	$7,641,000		0.375%	2.125%
N	$2,547,000		0.125%	2.000%
O	$5,095,000		0.250%	1.750%
P	$7,641,000		0.375%	1.375%
Q	$28,018,323		1.375%	0.000%
XC	$2,037,667,323	(2)	N/A	N/A

(1)	The certificate balance of the Class A-SBFL Certificates will be equal to the certificate balance of the Class A-SBFL Regular Interest.

(2)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "—Distributions" and "—Credit Support; Allocation of Losses and Certain Expenses" below.

The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those Classes will have a Notional Amount.

The Notional Amount of the Class XC Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-SBFL Regular Interest outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $2,037,667,323, although it may be as much as 5% larger or smaller.

The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in September 2006, the sum of (a) the lesser of $354,877,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $77,083,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time; and (c) the aggregate Certificate Balances of the Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in September 2006 through and including the Distribution Date in March 2007, the sum of (a) the lesser of $354,241,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $71,594,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time; and (c) the aggregate Certificate Balances of the Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in March 2007 through and including the Distribution Date in September 2007, the sum of (a) the lesser of $347,706,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $36,778,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time; and (c) the aggregate Certificate Balances of the Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in September 2007 through and including the Distribution Date in March 2008, the sum of (a) the lesser of $340,149,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $81,527,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time; and (c) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in March 2008 through and including the Distribution Date in September 2008, the sum of (a) the lesser of $332,649,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $41,787,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time; (c) the lesser of $7,457,000 and the Certificate Balance of the Class L Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in September 2008 through and including the Distribution Date in March 2009, the sum of (a) the lesser of $325,280,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $2,812,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time; (c) the lesser of $25,358,000 and the Certificate Balance of the Class J Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in March 2009 through and including the Distribution Date in September 2009, the sum of (a) the lesser of $317,533,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $92,871,000 and the Certificate Balance of the Class A-3A Certificates outstanding from time to time; (c) the lesser of $8,203,000 and the Certificate Balance of the Class J

Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in September 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of $310,096,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $50,774,000 and the Certificate Balance of the Class A-3A Certificates outstanding from time to time; (c) the lesser of $14,559,000 and the Certificate Balance of the Class H Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the balance of the Class A-SBFL Regular Interest outstanding from time to time;

•	during the period following the Distribution Date in March 2010 through and including the Distribution Date in September 2010, the sum of (a) the lesser of $302,544,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $114,888,000 and the balance of the Class A-SBFL Regular Interest outstanding from time to time; (c) the lesser of $24,056,000 and the Certificate Balance of the Class G Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

•	during the period following the Distribution Date in September 2010 through and including the Distribution Date in March 2011, the sum of (a) the lesser of $258,627,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $69,573,000 and the balance of the Class A-SBFL Regular Interest outstanding from time to time; (c) the lesser of $8,889,000 and the Certificate Balance of the Class G Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

•	during the period following the Distribution Date in March 2011 through and including the Distribution Date in September 2011, the sum of (a) the lesser of $252,361,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $30,123,000 and the balance of the Class A-SBFL Regular Interest outstanding from time to time; (c) the lesser of $15,585,000 and the Certificate Balance of the Class F Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates outstanding from time to time;

•	during the period following the Distribution Date in September 2011 through and including the Distribution Date in March 2012, the sum of (a) the lesser of $246,376,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $613,111,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time; (c) the lesser of $2,453,000 and the Certificate Balance of the Class F Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates outstanding from time to time;

•	during the period following the Distribution Date in March 2012 through and including the Distribution Date in September 2012, the sum of (a) the lesser of $240,498,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $561,362,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time; (c) the lesser of $25,480,000 and the Certificate Balance of the Class E

Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time;

•	during the period following the Distribution Date in September 2012 through and including the Distribution Date in March 2013, the sum of (a) the lesser of $234,818,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time; (b) the lesser of $443,830,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time; (c) the lesser of $13,610,000 and the Certificate Balance of the Class E Certificates outstanding from time to time; and (d) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time; and

•	following the Distribution Date in March 2013, $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $1,989,427,000, although it may be as much as 5% larger or smaller.

Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the "Pass-Through Rate") applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates and Class R-TM Certificates) for any Distribution Date will equal the rates set forth below.

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.3406% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the March 2013 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates and/or the Class A-SBFL Regular Interest, as applicable. If all or a designated portion of the Certificate Balance of any Class of Certificates, and/or the Class A-SBFL Regular Interest, as applicable, is identified under "—Certificate Balance and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the March 2013 Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a) with respect to the Class D Certificates, 0.1040% (the "Class XP (Class D) Fixed Strip Rate"); (b) with respect to the Class E Certificates, 0.0160% (the "Class XP (Class E) Fixed Strip Rate"); and (c) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component the excess, if any of:

(1) the lesser of (a) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates or the Class A-SBFL Regular Interest, as applicable.

Following the March 2013 Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the April 2013 Distribution Date and for each Distribution Date thereafter.

The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately 0.0447% per annum. The Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of REMIC II Certificates and/or the Class A-SBFL Regular Interest. In general, the Certificate Balance of certain Classes of Certificates and/or the Class A-SBFL Regular Interest will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates or the Class A-SBFL Regular Interest, as applicable, is identified under "—Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to April 2013 on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

(1) if such particular component consists of the entire Certificate Balance of any Class of Certificates or the Class A-SBFL Regular Interest, as applicable, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class D Certificates, the sum of (i) the Class XP (Class D) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates, (y) with respect to the Class E Certificates, the sum of (i) the Class XP (Class E) Fixed Strip Rate for the applicable Class XP component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class E Certificates, and (z) for each other applicable Class of Certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates or the Class A-SBFL Regular Interest, as applicable, and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class D Certificates, the sum of (i) the Class XP (Class D) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates, (y) with respect to the Class E Certificates, the sum of (i) the Class

XP (Class D) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates, and (z) for each applicable class of Certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

(3) if such particular component consists of the entire Certificate Balance of any Class of Certificates or the Class A-SBFL Regular Interest, as applicable, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates or the Class A-SBFL Regular Interest, as applicable; and

(4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates or the Class A-SBFL Regular Interest, as applicable, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates or the Class A-SBFL Regular Interest, as applicable.

For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the March 2013 Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class V, Class R-I, Class R-II, Class XP and Class XC Certificates) or the Class A-SBFL Regular Interest, as applicable, will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates or the Class A-SBFL Regular Interest, as applicable, whose Certificate Balance makes up such component.

For purposes of calculating the Class XC and Class XP Strip Rates, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates or the Class A-SBFL Regular Interest, as applicable.

The Pass-Through Rates for the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest are fixed per annum rates equal to 5.2190%, 5.3340%, 5.4470%, 5.4470% and 5.3280%, respectively.

The approximate initial Pass-Through Rates for the Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates are per annum rates equal to 5.3720%, 5.3780%, 5.4210%, 5.4600%, 5.4900%, 5.5090%, 5.0450%, 5.0450%, 5.0450%, 5.0450%, 5.0450%, 5.0450% and 5.0450%, respectively. For any subsequent date, the Pass-Through Rates for the Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate.

The initial Pass-Through Rates for the Class F, Class G, Class H and Class J Certificates are per annum rates equal to 5.7764%, 5.7764%, 5.7764% and 5.7764%, respectively. For any subsequent date, the Pass-Through Rates for the Class F, Class G, Class H and Class J Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

The approximate initial Pass-Through Rates for the Class D and Class E Certificates are per annum rates equal to 5.6424% and 5.7304%, respectively. For any subsequent date, the Class D and Class E Certificates will accrue interest at the Weighted Average Net Mortgage Rate minus 0.1340% and 0.0460%, respectively.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in April 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "—Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

The aggregate amount available for distributions to the holders of the Class A-SBFL Certificates on each Distribution Date will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-SBFL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the Swap Counterparty pursuant to the Swap Contract, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such related Distribution Date. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

On or before the Closing Date, the Trustee will establish and maintain a ‘‘Floating Rate Account’’ in trust for the benefit of the holders of the Class A-SBFL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Certificate Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-SBFL Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

See "The Pooling and Servicing Agreements—Certificate Account" in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class and Class A-4 Certificates and the Class A-SBFL Regular Interest, pro rata, in accordance with the respective amounts of

Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and Class XP Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC and Class XP Certificates and the Class A-SBFL Regular Interest without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL Regular Interest, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-SBFL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-SBFL Regular Interest are reduced to the Class A-SBFL Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-SBFL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 Certificates and the Class A-SBFL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3A Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-2 Certificates and the Class A-SBFL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-2 Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-3A Certificates are reduced to zero; (v) then, to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-3A Certificates and the Class A-SBFL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3A Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-3B Certificates are reduced to zero;

(vi) then, to the Class A-SBFL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-3B and the Class A-SBFL Planned Principal Balance pursuant to clause (i) above on the Class A-SBFL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Planned Principal Balance pursuant to clause (i) above on the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-SBFL Regular Interest are reduced to zero; and (vii) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-SBFL Regular Interest up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "—Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class A-SBFL Regular Interest will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-SB Planned Principal Balance or Loan Groups).

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates,

Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-SB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates,

Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(52) to pay to the holders of the Class R-I, Class R-II and Class R-TM Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates), REMIC II (in the case of the Class R-II Certificates) and the Torre Mayor Loan REMIC (in the case of the Class R-TM Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47) and (50) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Distributions on the Class A-SBFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-SBFL Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account generally to pay holders of the Class A-SBFL Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The "Distributable Certificate Interest" in respect of each Class of REMIC II Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class's allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The "Accrued Certificate Interest" in respect of each Class of REMIC II Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

The "interest accrual period" in respect of each Class of Certificates (other than the Class A-SBFL Certificates, the REMIC Residual Certificates and the Class V Certificates) and the Class A-SBFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. With respect to the Class A-SBFL Certificates, the interest accrual period will be the period from and including the 10th day in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the 10th day in the month in which the related Distribution Date occurs. Except with respect to the Class A-SBFL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-SBFL Certificates, the interest accrual period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class A-SBFL, the Class V and the REMIC Residual Certificates) and the Class A-SBFL Regular Interest. In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The "Principal Distribution Amount" for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-SBFL Planned Principal Balance.    The Class A-SBFL Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-SBFL Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-SBFL Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, and/or Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described above under ‘‘—Application of the Available Distribution Amount’’), will be distributed on the Class A-SBFL Regular Interest until the Certificate Balance of the Class A-SBFL Regular Interest is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and

Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee as follows:

(a)	prior to the Distribution Date on which the Certificate Balance of the Class A-SBFL Regular Interest is reduced to zero, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates and Class A-SBFL Regular Interest, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the Certificate Balance of such Class, and whose denominator is the sum of the Certificate Balances of the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest (each Certificate Balance referenced in clause (i) to be such balance prior to giving effect to any distributions of principal on such Distribution Date), (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of the Prepayment Premium collected on such principal prepayment during the related Prepayment Period; and

(b)	on or after the Distribution Date on which the Certificate Balance of the Class A-SBFL Regular Interest is reduced to zero, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-SBFL Regular Interest, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-SBFL Regular Interest on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, 80% and 20%, respectively until and including the Distribution Date in March 2013 and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loan in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, 80% and 20%, respectively, until and including the Distribution Date in March 2013 and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates. No

Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V, Class R-I, Class R-II or Class R-TM Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-SBFL Regular Interest have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed (i) to holders of the Class XC and Class XP Certificates, 80% and 20%, respectively until and including the Distribution Date in March 2013 and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions" and "Risk Factors—Risks Related to the Mortgage Loans— Prepayment Premiums and Yield Maintenance Changes Present Special Risks" in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "—P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "—Distributions—The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "—Distributions—The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the KinderCare Portfolio Whole Loan will first be allocated to the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components (and thus the related Class of Class KC Certificates) in reverse sequential order, prior to being allocated (to the extent allocable to the KinderCare Portfolio Pari Passu Note A-1 Senior Component under the KinderCare Portfolio Intercreditor Agreement) to any Class of Sequential Pay Certificates, (ii) any Realized Losses with respect to the Desert Passage Whole Loan will be allocated to the Desert Passage Pari Passu Note A-1 (and the applicable Class of Sequential Pay Certificates), the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, pro rata, and (iii) any Realized Losses with respect to the Torre Mayor Whole Loan will first be allocated to the Torre Mayor Note C (to the extent allocable to the Torre Mayor Note C under the Torre Mayor Intercreditor Agreement) and then to the Torre Mayor Note B (to the extent allocable to the Torre Mayor Note B under the Torre Mayor Intercreditor Agreement) and then allocated to the Torre Mayor Pari Passu Note A-2 (and the applicable Class of Sequential Pay Certificates) and the Torre Mayor Pari Passu Note A-1, pro rata. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Trustee is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to the Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Description of the Certificates—Appraisal Reductions" in this prospectus supplement.

Notwithstanding the foregoing, the Master Servicer will not be required to make a P&I Advance with respect to the Desert Passage Pari Passu Note A-2 or the Desert Passage Pari Passu Note A-3 during any period that any such note is not then included in a securitization trust. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. The Trustee will not be required to make any P&I Advances with respect to the Desert Passage Pari Passu Note A-2 or the Desert Passage Pari Passu Note A-3. See "The Trustee" in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will be entitled to rely on the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any

Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the Certificates— Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements—Certificate Account" in the accompanying prospectus.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Controlling Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan (other than a Mortgage Loan related to a Serviced Whole Loan) or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal

Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Controlling Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and, if applicable, the related Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise that Serviced Whole Loan. Any Appraisal Reduction Amount in respect of the Desert Passage Whole Loan will be allocated to the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, pro rata.

The provisions of this section "Appraisal Reductions" are not applicable to (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which is governed by the KinderCare Portfolio Pooling Agreement or (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, which is governed by the Torre Mayor Pooling Agreement.

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Distribution Date Statement") in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date ("Payment After Determination Date Report"), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such

Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxii) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in Annex A this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the "CMSA Operating Statement Analysis Report") and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http:/  /www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee's Website initially located at "www.ctslink.com". In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee's Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates—Reports to Certificateholders" in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans—Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans—Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates—Reports to Certificateholders; Certain Available Information—Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the Class V Certificates or REMIC Residual Certificates. See "Description of the Certificates—Voting Rights" in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the

Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements—Certificate Account" in the accompanying prospectus), will be applied generally as described under "Description of the Certificates—Distributions" above.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

DESCRIPTION OF THE SWAP CONTRACT

On the Closing Date, the Depositor will transfer the Class A-SBFL Regular Interest to the Trust Fund in exchange for the Class A-SBFL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-SBFL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the Trust Fund, will enter into an interest rate swap contract related to the Class A-SBFL Regular Interest (the ‘‘Swap Contract’’), with a swap counterparty that will have minimum ratings acceptable to the Rating Agencies. The Swap Contract will have a maturity date of the Distribution Date in September 2045 (the same date as the Rated Final Distribution Date of the Class A-SBFL Certificates) or earlier if the Certificate Balance of the Class A-SBFL Regular Interest is reduced to zero prior to such date.

The Swap Contract will provide that, so long as the Swap Contract is in effect and there is no continuing payment default by the swap counterparty, (a) on each Distribution Date, commencing in April 2006, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges and Prepayment Premiums in respect of the Class A-SBFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-SBFL Regular Interest accrued for the related interest accrual period on the Certificate Balance of the Class A-SBFL Certificates, and (b) on the Business Day prior to each Distribution Date, commencing in April 2006, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-SBFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-SBFL Certificates accrued for the interest accrual period on the Certificate Balance of the Class A-SBFL Certificates. Such payments will be made on a net basis.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the Swap Contract for any Distribution Date unless and until the interest payment on the Class A-SBFL Regular Interest, for such Distribution Date is actually received by the Trustee. On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-SBFL Regular Interest are insufficient to pay all amounts due to the swap counterparty under the Swap Contract for such Distribution Date, the amounts payable by the swap counterparty to the Trust Fund under the Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3A, Class A-3B, and Class A-4 Certificates and the Class A-SBFL Regular Interest until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3A, Class A-3B, and Class A-4 Certificates and the Class A-SBFL Regular Interest have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL Regular Interest, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the Class A-SBFL Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SBFL Regular Interest to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A, Class A-3B, and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘Description of the Certificates — Distributions — Application of the Available Distribution Amount’’), will be distributed on the Class A-SBFL Regular Interest until the Certificate Balance of the Class A-SBFL Regular Interest is reduced to zero. As such, the Class A-SBFL Regular Interest will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-1A Certificates were outstanding. Principal distributions in respect of the Class A-SBFL Regular Interest will be distributed in respect of the Class A-SBFL Certificates.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL Regular Interest will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3B, and Class A-4 Certificates and the Class A-SBFL Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans—Foreclosure" in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL Regular Interest, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the

Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of Certificates (other than the Class A-SBFL Certificates, the REMIC Residual Certificates and Class V Certificates) and the Class A-SBFL Regular Interest. Such allocations to the REMIC II Certificates will be made pro rata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors—Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations—Yield and Prepayment Considerations" in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SBFL Regular Interest until reduced to the Class A-SBFL Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3A Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-3B Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-SBFL Regular Interest until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-SBFL Regular Interest may be shorter, and the weighted average lives of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, and Class Q Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

With respect to the Class A-SBFL Regular Interest, although based on the Maturity Assumptions the Certificate Balance of the Class A-SBFL Regular Interest on each Distribution Date would be reduced to the Class A-SBFL Planned Principal Amount for such Distribution Date, however we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-SBFL Regular Interest on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1, Class A-2, Class A-3A Certificates and Class A-3B Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘Description of the Certificates — Distributions — Application of the Available Distribution Amount’’), will be distributed on the Class A-SBFL Regular Interest until the Certificate Balance of the Class A-SBFL Regular Interest is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, during such Mortgage Loan's Defeasance Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period, Defeasance Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates—Interest Reserve Account" in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lock-out Period ("DLP"), if any, or, yield maintenance period ("YMP"), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in April 2006 and (xiii) the Offered Certificates are settled on March 14, 2006 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. See "Risk Factors—Modeling Assumptions Are Unlikely To Match Actual Experience" in this prospectus supplement. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	88.24	88.24	88.24	88.24	88.24
March 10, 2008	74.47	74.47	74.47	74.47	74.47
March 10, 2009	54.99	54.99	54.99	54.99	54.99
March 10, 2010	29.12	28.47	27.67	26.58	23.34
March 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	3.00	2.98	2.97	2.95	2.92

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.85	4.83	4.80	4.75	4.46

Percentages of the Initial Certificate Balance of
the Class A-3A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	99.80	99.53	99.10	95.65
March 10, 2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.78	6.76	6.74	6.71	6.50

Percentages of the Initial Certificate Balance of
the Class A-3B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.82	6.82	6.82	6.82	6.74

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.64	9.61	9.59	9.55	9.35

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	99.63	99.63	99.63	99.63	99.63
March 10, 2008	99.20	99.20	99.20	99.20	99.20
March 10, 2009	98.55	98.55	98.55	98.55	98.55
March 10, 2010	97.49	97.49	97.49	97.49	97.49
March 10, 2011	83.12	83.12	83.12	83.12	83.12
March 10, 2012	81.89	81.89	81.89	81.89	81.89
March 10, 2013	80.57	80.57	80.57	80.57	80.57
March 10, 2014	79.16	79.16	79.16	79.16	79.16
March 10, 2015	77.66	77.64	77.62	77.57	76.86
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	8.69	8.67	8.66	8.64	8.46

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.82	9.82	9.82	9.79	9.57

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.83	9.82	9.82	9.82	9.64

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.91	9.90	9.84	9.82	9.74

Percentages of the Initial Certificate Balance of
the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.91	9.91	9.91	9.86	9.74

Percentages of the Initial Certificate Balance of
the Class D Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
March 10, 2007	100.00	100.00	100.00	100.00	100.00
March 10, 2008	100.00	100.00	100.00	100.00	100.00
March 10, 2009	100.00	100.00	100.00	100.00	100.00
March 10, 2010	100.00	100.00	100.00	100.00	100.00
March 10, 2011	100.00	100.00	100.00	100.00	100.00
March 10, 2012	100.00	100.00	100.00	100.00	100.00
March 10, 2013	100.00	100.00	100.00	100.00	100.00
March 10, 2014	100.00	100.00	100.00	100.00	100.00
March 10, 2015	100.00	100.00	100.00	100.00	100.00
March 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.74

Yield Sensitivity of the Class XP Certificates

The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under "Description of the Certificates— Termination Retirement of Certificates" in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP

Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP Certificates.

Pre-Tax Yield to Maturity (CBE)
of the Class XP Certificates
(Prepayments locked out through LOP, DLP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%	25%	50%	75%	100%
1.14421%	5.39%	5.39%	5.39%	5.39%	5.39%

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Eighty-seven of the Mortgaged Properties, securing Mortgage Loans representing 14.3% of the Initial Pool Balance (17.3% of the Group 1 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under "Risk Factors—Certain State-Specific Considerations—California". Ninety-three of the mortgaged properties, representing 10.1% of the Initial Pool Balance (8.5% of the Group 1 Balance and 17.7% of the Group 2 Balance) are located in Texas. Certain considerations under Texas state law are discussed in this prospectus supplement under "Risk Factors—Certain State-Specific Considerations—Texas".

Mortgaged Properties Outside the United States.    The Mortgaged Property relating to the Torre Mayor Pari Passu Note A-2 Mortgage Loan is located in Mexico. Certain considerations applicable under the laws of Mexico are described in this prospectus supplement under "Risk Factors--Certain Considerations with Respect to the Torre Mayor Mortgage Loan" and "--Certain Aspects of Mexican Law Related to the Torre Mayor Whole Loan." The Mortgaged Property relating to the Marriott Grand Cayman Mortgage Loan is located in the Cayman Islands. Certain considerations applicable under the laws of Mexico are described in this prospectus supplement under "Risk Factors--Certain Considerations with respect to the Marriott Grand Cayman Mortgage Loan" and "---Certain Aspects of Cayman Islands Law Related to the Marriott Grand Cayman Mortgage Loan."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as the "Torre Mayor Loan REMIC", "REMIC I" and "REMIC II", respectively. The assets of the Torre Mayor Loan REMIC generally will include the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Trust's interest in any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and any related REO Accounts (each as defined in the accompanying prospectus). The Torre Mayor Loan REMIC will issue a class of regular interest to REMIC I and the Class R-TM Certificates as the sole class of residual interests in the Torre Mayor Loan REMIC. The assets of REMIC I generally will include the Mortgage Loans (other than the Torre Mayor Pari Passu Note A-2 Mortgage Loan), the regular interest issued by the Torre Mayor Loan REMIC, the Trust's interest in any REO Properties acquired on behalf of the Certificateholders (other than with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and (iii) the Class R-I Certificates will represent the sole class of "residual interests" in REMIC I. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and compliance with all provisions of the KinderCare Portfolio Pooling Agreement and the Torre Mayor Pooling Agreement and continuing qualifications of the REMICs formed thereunder, for federal income tax purposes, the Torre Mayor Loan REMIC, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess Interest Distribution Account and (ii) the grantor trust will also hold the Class A-SBFL Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-SBFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust. See "Certain Federal Income Tax Consequences—REMICs" in the accompanying prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Torre Mayor Loan REMIC, REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered Certificates (other than the Class XP Certificates) will be issued at a premium, and that the Class XP Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" and "—Premium" in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See "Yield and Maturity Considerations—Weighted Average Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates—Distributions—Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 18.9% (1.7% of the Group 1 Balance and 100.0% of the Group 2 Balance), of the Initial Pool Balance will represent Mortgage Loans secured by multifamily and manufactured housing properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

Possible Taxes on Income From Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "—Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences—REMICs" in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, to Credit Suisse Securities (USA) LLC, PTE 89-90, and to Goldman, Sachs & Co., PTE 89-88, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to Barclays Capital Inc., Final Authorization Number 2004-03E, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

Plan fiduciaries should note that one of the Mortgage Loans is secured by a Mortgaged Property located in Mexico City, Mexico and one of the Mortgage Loans is secured by a Mortgaged Property located in the Cayman Islands. Fiduciaries should consult with their advisors regarding a Plan's continued ability to hold Certificates if the Mortgaged Property securing either of these two Mortgage Loans were acquired by the Trust as a result of foreclosure.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

See "Legal Investment" in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates—General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amounts as applicable, of each Class of the offered Certificates as set forth below in each case to a variance of 5.0%.

	Banc of America Securities LLC	Barclays Capital Inc.	SunTrust Capital Markets, Inc.	Credit Suisse Securities (USA) LLC	Goldman, Sachs & Co.
Class A-1	$60,224,695	$18,040,201	$3,235,104	—	—
Class A-2	$62,367,660	$18,682,122	$3,350,218	—	—
Class A-3A	$96,137,825	$28,797,916	$5,164,259	—	—
Class A-3B	$18,473,833	$5,533,804	$992,363	—	—
Class A-4	$453,564,714	$136,463,607	$24,471,679	$1,000,000	$1,000,000
Class A-1A	$262,623,266	$78,668,337	$14,107,397	—	—
Class A-M	$150,573,560	$45,104,044	$8,088,396	—	—
Class A-J	$105,402,083	$31,573,008	$5,661,909	—	—
Class B	$15,057,652	$4,510,493	$808,855	—	—
Class C	$16,939,766	$5,074,277	$909,957	—	—
Class D	$15,056,912	$4,510,272	$808,816	—	—

With respect to the Offered Certificates, Banc of America Securities LLC and Barclays Capital Inc. are acting as co-lead managers. Each of SunTrust Capital Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. is acting as a co-manager. Banc of America Securities LLC will be the sole bookrunner for all Classes of the Certificates. Banc of America Securities LLC, Barclays Capital Inc. and SunTrust Capital Markets, Inc. are affiliates of Bank of America, N.A., Barclays Capital Real Estate Inc. and SunTrust Bank, respectively, which are, along with SunTrust Bank, the Mortgage Loan Sellers for this offering.

Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 101.83% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors—Risks Related to the Certificates—Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors—Limited Liquidity of Certificates" in the accompanying prospectus.

The Depositor and each Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan Seller.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's and S&P:

Class	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3A	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class XP	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled (or, in the case of the Class A-SBFL certificates, to which the Class A-SBFL Regular Interest is entitled, as described below) on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in September 2045. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

A rating on the Class A-SBFL Certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. The rating on the Class A-SBFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the Class A-SBFL Certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the Class A-SBFL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.20%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-SBFL Certificates may experience as a result of the conversion of the pass-through rate on the Class A-SBFL Certificates from a rate based on LIBOR to a fixed rate (subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate) or as a result of the conversion of a fixed rate to a rate based on LIBOR.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates" in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

"Accrued Certificate Interest" is defined on page S-154 of this prospectus supplement.

"Additional Trust Fund Expenses" mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Trustee—Indemnification" in this prospectus supplement and under "The Pooling and Servicing Agreements—Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences—Possible Taxes on Income From Foreclosure Property" herein and "Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

"Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

"Administrative Fees" means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

"Advance Interest" means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

"Advances" means Servicing Advances and P&I Advances.

"Amortization Schedule" means, for the Mortgage Loans or Serviced Whole Loans listed below, the amount of the related monthly payments of principal and interest as set forth in the related Annex to this prospectus supplement as follows:

•	Three Mortgage Loans (Loan Nos. 59414, 59264 and 20051519 on Annex A to this prospectus supplement) on Annex F-1, Annex F-2 and Annex F-3, respectively.

"Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by 12.

"Anticipated Repayment Date" means, with respect to any ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

"Appraisal Reduction Amount" means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

"Appraisal Trigger Event" means any of the following events: (1) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage Loan or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment with respect to any Mortgage Loan, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of

60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Serviced Whole Loan.

"Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an "as is" or "as stabilized" value. The appraisals for Mortgaged Properties with respect to Loan Nos. 59355 ($33,210,000 "as is" value as of August 26, 2005) and 59545 ($7,660,000 "as is" value as of November 15, 2005) and 20050944 ($7,040,000 "as is" value as of October 15, 2005) and 15552 ($4,250,000 "as is" value as of September 27, 2005) are presented on an "as stabilized" basis, for which the specified date has not occured, in Annex A to this prospectus supplement.

"Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan) (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Non-Partitioned Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or any Post CAP Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any Serviced Whole Loan during any time period that a related Control Appraisal Period does not exist, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any Serviced Whole Loan during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if the related Mortgage Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

"ARD Loan" means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

"Asset Status Report" means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

"Assumed Monthly Payment" means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan's terms in effect immediately prior to maturity. The "Assumed Monthly Payment" deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon

Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

"Available Distribution Amount" means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; and (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount.

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates—Interest Reserve Account" in this prospectus supplement.

"Average Daily Rate" or "ADR" means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

"Balance Per Unit" means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads or SF (as applicable), except:

(A) (i) with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such calculation includes the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 (but excludes the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components); (ii) with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, such calculation includes both the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (but excludes the Torre Mayor Subordinate Notes). Accordingly, such ratios would be higher if the related subordinate note(s) were included;

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351 on Annex A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

"Balloon" or "Balloon Loan" means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

"Balloon or ARD Loan-to-Value Ratio", "Balloon or ARD LTV Ratio", "Balloon or ARD LTV", "Maturity Date Loan-to-Value" or "Maturity Date LTV" or "Maturity Date LTV Ratio" means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal Value of the related Mortgage Loan, except:

(A)(i) with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such calculation includes the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 (but excludes the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components); (ii) with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, such calculation includes both the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (but excludes the Torre Mayor Subordinate Notes). Accordingly, such ratios would be higher if the related subordinate note(s) were included; and

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351 on Annex A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

"Balloon Payment" means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

"Balloon Payment Interest Shortfall" means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

"Base Interest Fraction" means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

"BCRE" is defined on page S-44 of this prospectus supplement.

"Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

"CBE" is defined on page S-181 to this prospectus supplement.

"Certificate Balance" means for any Class of Sequential Pay Certificates and the Class A-SBFL Regular Interest outstanding at any time the then aggregate stated principal amount thereof.

"Certificate Owner" means a beneficial owner of an Offered Certificate.

"Certificateholder" or "Holder" means the beneficial owner of a Certificate.

"Certificate Registrar" means the Trustee in its capacity as registrar.

"Certificates" is defined on page S-141 of this prospectus supplement.

"Class" is defined on page S-141 of this prospectus supplement.

"Class A Senior Certificates" is defined on page S-141 of this prospectus supplement.

"Class A-SB Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement.

"Class A-SBFL Regular Interest" is defined on page S-140 of this prospectus supplement.

"Class XP (Class D) Fixed Strip Rate" is defined on page S-146 of this prospectus supplement.

"Class XP (Class E) Fixed Strip Rate" is defined on page S-146 of this prospectus supplement.

"CMSA NOI Adjustment Worksheet" is defined on page S-168 of this prospectus supplement.

"CMSA Operating Statement Analysis Report" is defined on page S-168 of this prospectus supplement.

"Collateral Substitution Deposit" means an amount that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments

(including, if applicable, payments due on the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3) in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

"Collection Period" is defined on page S-15 of this prospectus supplement.

"Commercial Loan" means a Mortgage Loan secured by a Commercial Mortgaged Property.

"Commercial Mortgaged Property" means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, child development centers, a self storage facility or a parking garage.

"Companion Holders" means with respect to each Whole Loan as follows: (i) with respect to the KinderCare Portfolio Whole Loan, the KinderCare Portfolio Pari Passu Note A-1 Holder and the KinderCare Portfolio Pari Passu Note A-3 Holder, (ii) with respect to the Desert Passage Whole Loan, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Note A-3 Holder, and (iii) with respect to the Torre Mayor Whole Loan, the Torre Mayor Note A-2 Holder and each Torre Mayor Subordinate Noteholder.

"Compensating Interest Payment" means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

"Control Appraisal Period" means with respect to each Whole Loan as follows: (i) with respect to the KinderCare Portfolio Whole Loan, a KinderCare Portfolio Control Appraisal Period exists, and (ii) with respect to the Torre Mayor Whole Loan, a Torre Mayor Control Appraisal Period exists.

"Controlling Class" means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class Q Certificates.

"Controlling Class Certificateholder" means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

"Controlling Holder" means, with respect to: (i) the KinderCare Portfolio Whole Loan, the KinderCare Portfolio Controlling Holder, (ii) the Desert Passage Whole Loan, the Desert Passage Controlling Holder, and (iii) the Torre Mayor Whole Loan, the Torre Mayor Controlling Holder.

"Corrected Mortgage Loan" means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

"Cross-Collateralized Mortgage Loan" means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

"Cut-off Date" is defined on page S-14 of this prospectus supplement.

"Cut-off Date Balance" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

"Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) (i) with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such calculation includes the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 (but excludes the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components); (ii) with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan such calculation includes both the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (but excludes the Torre Mayor Subordinate Notes). Accordingly such ratios would be higher if the related subordinate note(s) were included;

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351 on Annex A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans; and

(C)   with respect to the Holdback Loan, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan.

"Default Charges" means late payment charges and Default Interest.

"Default Interest" means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

"Defaulted Mortgage Loan" means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless (i) (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) the Directing Certificateholder consents, and (z) the related mortgagor has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the due date of such

Balloon Payment, during which the refinancing would occur, such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or the Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

"Defeasance" means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

"Defeasance Lock-out Period" or "DLP" means the time after the specified period, which is at least two years from the Delivery Date, provided no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

"Defeasance Option" means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lock-out Period, provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

"Definitive Certificate" means a fully registered physical certificate.

"Delivery Date" is defined on page S-14 of this prospectus supplement.

"Depositor" is defined on page S-12 of this prospectus supplement.

"Directing Certificateholder" means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is Anthracite Capital, Inc.

"Discount Rate" means, with respect to any applicable Prepayment Premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

"Distributable Certificate Interest" is defined on page S-157 of this prospectus supplement.

"Distribution Date" is defined on page S-14 of this prospectus supplement.

"Distribution Date Statement" is defined on page S-166 of this prospectus supplement.

"DTC" means The Depository Trust Company.

"Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

"Emergency Advance" means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund.

"Environmental Report" means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Excess Cash Flow" means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

"Excess Interest" means interest accrued on an ARD Loan at the related Excess Interest Rate.

"Excess Interest Distribution Account" means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V Certificateholders.

"Excess Interest Rate" means the difference in rate of an ARD Loan's Revised Rate over the related Mortgage Rate.

"Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

"Excluded Plan" means a Plan sponsored by any member of the Restricted Group.

"Exemption" means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, to Credit Suisse Securities (USA) LLC, PTE 89-90, and to Goldman, Sachs & Co., PTE 89-88, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to Barclays Capital Inc., Final Authorization Number 2004-03E.

"Exemption-Favored Party" means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

"Fitch" means Fitch, Inc.

"Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

(i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

"Full Year DSCR" means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351 on Annex A to this prospectus supplement) (1) the aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(B) (i) with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such calculation includes the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3

(but excludes the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components); (ii) with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, such calculation includes both the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (but excludes the Torre Mayor Subordinate Notes). Accordingly such ratios would be lower if the related subordinate note(s) were included.

"Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

"GAAP" means generally accepted accounting principles.

"Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $1,682,267,387.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $355,399,937.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, collectively, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means the Group 1 Balance and the Group 2 Balance.

"Holdback Loan" means Loan Nos. 20050248, 20051279 and 20051398 on Annex A to this prospectus supplement, which, for purposes of calculating the related debt service coverage ratio and Cut-off Date LTV, excludes the related holdback reserve.

In addition to the Holdback Loans identified immediately above, nine Mortgage Loans, Loan Nos. 15170, 16955, 15095, 15552, 16057, 15328, 14719, 16603 and 15357, have holdbacks. The related holdback was excluded when calculating the Cut-off Date LTV, Maturity Date LTV or Underwritten DSCR.

"Hyper Am" means (for purposes of Annex A to this prospectus supplement) ARD Loans.

"Initial Certificate Balance" is defined on page S-177 to this prospectus supplement.

"Initial Pool Balance" means the aggregate Cut-off Date balance of the Mortgage Loans, $2,037,667,324, subject to a variance of plus or minus 5%.

"Initial Resolution Period" means the 90-day period commencing upon a Sponsor's receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

"Int Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the mortgage rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

   1−(1+r)−n

r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the Maturity Date of the related Mortgage Loan. As used in this definition, "Yield Rate" means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

•	Loan No. 59414 has been assumed to be included in this category for purposes of Annex A.

"Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the Maturity Date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. "Int Diff Payment Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. "Reinvestment Yield" means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	Loans Nos. 59551, 59447, 59271, 59449, 59595, 59446, 59545, 59318, 59607, 59214, 58947, 59215, 59528, 59549 and 59327 have been assumed to be included in this category for purposes of Annex A.

"Interest Only" means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

"Interest Only, Hyper Am" means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

"Interest Reserve Account" means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

"IO, Balloon" and "Partial Interest Only, Balloon" each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

"IO, Hyper Am" and "Partial Interest Only, Hyper Am" each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

"KinderCare Portfolio Pooling Agreement" is defined on page S-84 of this prospectus supplement.

"Leasable Square Footage", "Net Rentable Area (SF)" or "NRA" means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, child development centers, the square footage of the net leasable area.

"Liquidation Fee" means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

"Liquidation Fee Rate" means a rate equal to 1.0% (100 basis points).

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 145 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 82.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 47 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 99.2% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 58.9% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties) and representing approximately

17.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

"Lock-out Period" or "LOP" means a period during which voluntary principal prepayments are prohibited.

"MAI" means a member of the Appraisal Institute.

"Major Tenant" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

"Marriott Grand Cayman Mortgage Loan" means the Mortgage Loan identified as Loan No. 20051383 on Annex A to this prospectus supplement.

"Master Servicer" is defined on page S-13 of this prospectus supplement.

"Master Servicer Remittance Date" means, for any month, the business day preceding each Distribution Date.

"Master Servicing Fee" means principal compensation to be paid to the Master Servicer in respect of its master servicing activities.

"Master Servicing Fee Rate" means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

"Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

"Maturity Assumptions" is defined on page S-177 of this prospectus supplement.

"Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

"MERS" means Mortgage Electronic Registration Systems, Inc.

"MERS Designated Mortgage Loan" means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

"Modified Mortgage Loan" means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

"Monthly Payment" means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of Annex A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related "Monthly Payment" is equal to the average of the first twelve monthly interest payments of the loan;

(2) with respect to any IO, Balloon; Partial Interest Only, Balloon; and Partial Interest Only, Hyper Am Loan, the related "Monthly Payment" is equal to the principal and interest owed beginning on the amortization commencement date;

(3) with respect to Loan No. 59414 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest owed beginning on the amortization commencement date as set forth on the related Amortization Schedule; and

(4) with respect to Loan No. 59264 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest beginning on the amortization commencement date.

"Mortgage"' means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

"Mortgage Loan" means one of the mortgage loans in the Mortgage Pool.

"Mortgage Loan Purchase and Sale Agreement" means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

"Mortgage Loan Schedule" means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

"Mortgage Loan Sellers" means the Sponsors and SunTrust Bank.

"Mortgage Note" means the one or more promissory notes evidencing the related Mortgage.

"Mortgage Pool" means the pool of mortgage loans consisting of 192 multifamily and commercial Mortgage Loans.

"Mortgage Rate" means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

"Mortgaged Property" means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

"Most Recent Cash Flow" means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow".

(i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

"Most Recent DSCR" means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351 on Annex A to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(B) (i) with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such calculation includes the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the

KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 (but excludes the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components); (ii) with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, such calculation includes both the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (but excludes the Torre Mayor Subordinate Notes). Accordingly such ratios would be lower if the related subordinate note(s) were included.

"Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Most Recent End Date" with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

"Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (v) immediately below.

(i) "Full Year" means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) "Trailing 9 Months" or "Trailing 9" or "Trailing Nine Months" means certain financial information regarding the Mortgaged Properties that is presented for the previous 9 months prior to the Most Recent End Date.

(iv) "Trailing 12 Months Annualized" or "Trailing Twelve Months Annualized" means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent Date.

(v) "Actual" means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

"Multifamily Loan" means a Mortgage Loan secured by a Multifamily Mortgaged Property.

"Multifamily Mortgaged Property" means one or more apartment buildings each consisting of five or more rental living units or manufactured housing properties.

"Net Aggregate Prepayment Interest Shortfall" is defined on page S-157 of this prospectus supplement.

"Net Mortgage Rate" means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 4.852% per annum to 7.515% per annum, with a Weighted Average Net Mortgage Rate of 5.590% per annum. See "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

"Non-Partitioned Mortgage Loans" means the Mortgage Loans, other than the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

"Nonrecoverable Advances" means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

"Nonrecoverable P&I Advance" means any P&I Advance that the Master Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

"Nonrecoverable Servicing Advance" means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

"Non-Serviced Mortgage Loans" means the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

"Non-Specially Serviced Mortgage Loan" means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Specially Serviced Mortgage Loan.

"Notional Amount" means the notional amount used for purposes of calculating the amount of accrued interest on the Class XP and Class XC Certificates.

"NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

•	Loan Nos. 15417, 14388, 16247, 16335, 12142, 20051248 and 20051422 have been assumed to be included in this category for purposes of Annex A.

"Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or total Units/Keys/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

"Offered Certificates" is defined on page S-141 of this prospectus supplement.

"Open" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

"Open Period" means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

"Option Price" means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

"Original Balance" means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the "Original Balance" applicable to each Mortgaged Property will be as allocated in the Mortgage Loan documents. If such allocation is not provided in the Mortgage Loan documents, then the "Original Balance" will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

"P&I Advance" means an Advance of principal and/or interest.

"Partial Interest Only" means an Interest Only loan that pays principal and interest for a portion of its term.

"Participants" means the participating organizations in the DTC.

"Party in Interest" is defined on page S-187 of this prospectus supplement.

"Pass-Through Rate" is defined on page S-146 of this prospectus supplement.

"Payment After Determination Date Report" is defined on page S-166 of this prospectus supplement.

"Penetration" means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

"Permitted Encumbrances" means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the related Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

"Permitted Investments" means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

"Plan" means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

"Plan Assets" means "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

"Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of March 1, 2006, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

"Prepayment Interest Excess" means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

"Prepayment Interest Shortfall" means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

"Prepayment Premium" means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

"Prepayment Premium Period" means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

"Primary Collateral" means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

"Principal Distribution Amount" means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

"Private Certificates" is defined on page S-141 of this prospectus supplement.

"PTE" means a Prohibited Transaction Exemption.

"Purchase Option" means, in the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Whole Loan), from the Trust Fund at the Option Price.

"Purchase Price" means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

"Qualified Substitute Mortgage Loan" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, however, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Sponsor).

"Rated Final Distribution Date" means the Distribution Date in September 2045, which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

"Rating Agencies" means Moody's and S&P.

"Realized Losses" means losses on or in respect of the Mortgage Loans or Serviced Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Serviced Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

"Record Date " is defined on page S-14 of this prospectus supplement.

"Reimbursement Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

"REIT" means a real estate investment trust.

"Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

"Related Proceeds" means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

"Release Date" means the Due Date upon which the related borrower can exercise its Defeasance Option.

"REMIC" is defined on page S-183 of this prospectus supplement.

"REMIC I" is defined on page S-183 of this prospectus supplement.

"REMIC II" is defined on page S-183 of this prospectus supplement.

"REMIC II Certificates" is defined on page S-141 of this prospectus supplement.

"REMIC Administrator" means the Trustee with respect to its duties with respect to REMIC administration.

"REMIC Residual Certificates" is defined on page S-141 of this prospectus supplement.

"REO Loan" means any Defaulted Mortgage Loan, Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

"REO Property" means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

"REO Tax" is defined on page S-185 of this prospectus supplement.

"Required Appraisal Loan" means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

"Resolution Extension Period" means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, that if the related Sponsor did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Beach, provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

"Restricted Group" means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, the Swap Counterparty, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

"Revised Rate" means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

"RevPAR" means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Senior Certificates" is defined on page S-141 of this prospectus supplement.

"Sequential Pay Certificates" is defined on page S-141 of this prospectus supplement.

"Serviced Whole Loan" means the Desert Passage Whole Loan.

"Servicing Advances" means customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

"Servicing Standard" means to service and administer a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, if a Whole Loan is involved, the related Companion Holder(s), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate (or any security backed by the KinderCare Portfolio Pari Passu Note A-1 or the Torre Mayor Pari Passu Note A-1) or any interest in any mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or the Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

"Servicing Transfer Event" means, with respect to any Mortgage Loan or Serviced Whole Loan, any of the following events: (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment if (x) the related Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder consents, for 60 days beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

"Special Actions" means, with respect to any Mortgage Loan or related REO Property (other than the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan or the Torre Mayor Pari Passu Note A-2 Mortgage Loan or any related REO Property), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates—Termination" or pursuant to a Purchase Option as described under "Servicing of the Mortgage Loans—Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage

Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation).

"Specially Serviced Mortgage Loan" means any Mortgage Loan (including the Desert Passage Whole Loan, other than a Corrected Mortgage Loan, but not including the Torre Mayor Whole Loan or the KinderCare Portfolio Whole Loan) as to which a Servicing Transfer Event has occurred.

"Special Servicer" is defined on page S-13 of this prospectus supplement.

"Special Servicing Fee" means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

"Special Servicing Fee Rate" means a rate equal to 0.25% (25 basis points) per annum.

"Sponsors" is defined on page S-115 of this prospectus supplement.

"Startup Day" is defined on page S-183 of this prospectus supplement.

"Stated Principal Balance" means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

"Sub-Servicer" means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

"Sub-Servicing Agreement" means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

"Sub-Servicing Fee Rate" means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

"Subordinate Certificates" means the Classes of Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Certificates, Class A-4 Certificates, Class A-1A Certificates, Class XP Certificates and Class XC Certificates.

"Substitution Shortfall Amount" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

"Torre Mayor Borrower" means the borrowers under the Torre Mayor Whole Loan.

"Torre Mayor Control Appraisal Period" is defined on page S-95 of this prospectus supplement.

"Torre Mayor Controlling Holder" is defined on page S-95 of this prospectus supplement.

"Torre Mayor Directing Certificateholder" is defined on page S-95 of this prospectus supplement.

"Torre Mayor Future Advance" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Intercreditor Agreement" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Loan REMIC" is defined on page S-181 of this prospectus supplement.

"Torre Mayor Master Servicer" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Note A-1 Holder" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Note A-2 Holder" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Note B" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Note B Holder" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Note C" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Note C Holder" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Pari Passu Note A-1" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Pari Passu Note A-2" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Pari Passu Note A-2 Mortgage Loan" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Pooling Agreement" is defined on page S-91 of this prospectus supplement.

"Torre Mayor Senior Notes" is defined on Page S-91 of this prospectus supplement.

"Torre Mayor Subordinate Note" means the Torre Mayor Note B or the Torre Mayor Note C, as applicable.

"Torre Mayor Subordinate Noteholder" means the Torre Mayor Note B Holder or the Torre Mayor Note C Holder, as applicable.

"Torre Mayor Trustee" is defined on page S-92 of this prospectus supplement.

"Torre Mayor Whole Loan" is defined on page S-91 of this prospectus supplement.

"Trust" is defined on page S-141 of this prospectus supplement.

"Trustee" is defined on page S-13 of this prospectus supplement.

"Trustee Fee" means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

"Trust Fund" is defined on page S-141 of this prospectus supplement.

"Underwriters" means, collectively, Banc of America Securities LLC, Barclays Capital Inc. and SunTrust Capital Markets Inc.

"Underwriting Agreement" means that certain underwriting agreement among the Depositor and the Underwriters.

"Units", "Keys", "Pads" and "SF" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in Annex A to this prospectus supplement as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in Annex A to this prospectus supplement as "Keys"); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in Annex A to this prospectus supplement as "Pads") and (iv) in the case of a Mortgaged Property operated as an office or retail building the number of square feet (referred to in Annex A to this prospectus supplement as "SF").

"UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

"USPAP" means the Uniform Standards of Professional Appraisal Practice.

"U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow (as defined above) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

(i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow.

"U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service Coverage Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 20051381 and 20051351 on Annex A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans;

(B) (i) with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such calculation includes the KinderCare Portfolio Pari Passu Note A-1 Senior Component, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 (but excludes the KinderCare Portfolio Pari Passu Note A-1 Subordinate Components); (ii) with respect to the Desert Passage Pari Passu Note A-1 Mortgage Loan, such calculation includes the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3; and (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, such calculation includes both the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 (but excludes the Torre Mayor Subordinate Notes). Accordingly such ratios would be lower if the related subordinate note(s) were included;

(C)   with respect to each Holdback Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the holdback); and

(D) with respect to one Mortgage Loan (Loan No. 9000330 on Annex A to this prospectus supplement), such Mortgage Loan is interest only for the first 21 months of the term, then fully amortizating for the remainder of the loan term. The debt service coverage ratio of 1.27x was used based on payment after the interest only period and the 2007 rent increase.

"U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

"U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet or Pads, as applicable.

"Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

"Whole Loan" means each of the following: the KinderCare Portfolio Whole Loan, the Desert Passage Whole Loan and the Torre Mayor Whole Loan.

"Withheld Amount" is defined on page S-162 of this prospectus supplement.

"Workout Fee" means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

"Workout Fee Rate" means a rate equal to 1.00% (100 basis points).

"Workout-Delayed Reimbursement Amount" is defined on page S-165 of this prospectus supplement.

"YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

"YMP" means yield maintenance period.

                                    ANNEX A1
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

               LOAN     LOAN
  SEQUENCE    NUMBER    GROUP  LOAN ORIGINATOR   PROPERTY NAME
  --------    ------    -----  ---------------   -------------

     1         59414      1    Bank of America   KinderCare Portfolio (12) (13)
     2         59264      1    Bank of America   Desert Passage
     3       20050248     1    Barclays          Waterfront at Port Chester
     4         59639      1    Bank of America   Fairmont Sonoma Mission Inn & Spa
     5       20051519     1    Barclays          Torre Mayor
     6         59431      1    Bank of America   Medical Mutual Headquarters
     7       20051227     1    Barclays          Frandor Shopping Center
     8       20051248     1    Barclays          Metro Plaza at Jersey City
     9         59551      1    Bank of America   Plaza Antonio

    10.1       59442      1    Bank of America   Main Event - Austin,TX
    10.2       59442      1    Bank of America   Main Event - Plano, TX
    10.3       59442      1    Bank of America   Main Event - Conroe (Shenandoah), TX
    10.4       59442      1    Bank of America   Main Event - Lewisville, TX
    10.5       59442      1    Bank of America   Main Event - Fort Worth, TX
    10.6       59442      1    Bank of America   Main Event - Grapevine,TX
     10        59442      1    Bank of America   MAIN EVENT PORTFOLIO (ROLL UP)

     11        59156      1    Bank of America   Jordache Distribution
     12      20051383     1    Barclays          Marriott Courtyard Grand Cayman
     13        59355      1    Bank of America   DEA Division Headquarters

     14      20051381     1    Barclays          Bass Creek Corporate Center
     15      20051351     1    Barclays          Beltway 8
                                                 ROLLUP BASS CREEK CORPORATE CENTER AND BELTWAY 8 (CROSSED LOANS)

     16      20051464     2    Barclays          Avalon Parc Apartments
     17        59531      1    Bank of America   34 Peachtree Street
     18        59616      1    Bank of America   Embassy Suites
     19        59474      1    Bank of America   Accor North American Headquarters
     20        59617      2    Bank of America   Camelot Apartments
     21        59488      2    Bank of America   Union Station Apartments
     22        59439      1    Bank of America   Mitsuwa Marketplace
     23      20051394     1    Barclays          Montpelier II
     24        59268      1    Bank of America   Special Data Processing Building
     25        59447      1    Bank of America   Stockdale Village
     26        59271      1    Bank of America   Shawnee Mission Medical Office Buildings
     27        59484      1    Bank of America   Golden Terrace West
     28        59613      1    Bank of America   Autodesk Civic Center
     29        59452      2    Bank of America   Hawthorne Place Apartments
     30        59291      1    Bank of America   Department of Homeland Security
     31        15778      1    Bridger           Asbury Plaza
     32        59509      2    Bank of America   Preston Glen at Bridge Mill

    33.1       59513      1    Bank of America   Nolen/Exchange Properties
    33.2       59513      1    Bank of America   Greenbriar/Greenwood Properties
    33.3       59513      1    Bank of America   Hart Properties
     33        59513      1    Bank of America   SOUTHLAKE FLEX PORTFOLIO (ROLL UP)

     34        59480      2    Bank of America   North Park Towers

    35.1       59379      1    Bank of America   Storage Plus Portfolio - East Murray
    35.2       59379      1    Bank of America   Storage Plus Portfolio - Murray Mid-Valley
    35.3       59379      1    Bank of America   Storage Plus Portfolio - Pocatello
    35.4       59379      1    Bank of America   Storage Plus Portfolio - Boise
    35.5       59379      1    Bank of America   Storage Plus Portfolio - North Murray
     35        59379      1    Bank of America   STORAGE PLUS PORTFOLIO (ROLL UP)

     36        16374      2    Bridger           Legends Terrace Apartments
     37        59385      1    Bank of America   Pacoima Plaza

    38.1       59401      1    Bank of America   Northwest Highway Self Storage
    38.2       59401      1    Bank of America   Rhino Self Storage III
    38.3       59401      1    Bank of America   Rhino Self Storage VIII
    38.4       59401      1    Bank of America   Rhino Self Storage VII
    38.5       59401      1    Bank of America   Rhino Self Storage
     38        59401      1    Bank of America   WATSON AND TAYLOR SELF STORAGE PORTFOLIO (ROLL UP)

     39      20051279     2    Barclays          Palermo Apartments
     40        15170      1    Bridger           Plazas of Broadview
     41        59444      2    Bank of America   Glen Eagle at Wildwood
     42        59529      1    Bank of America   12725 Twinbrook Parkway
     43        59197      2    Bank of America   Country Club of Woodland Hills
     44        59486      2    Bank of America   East Bay Oaks
     45      20050800     1    Barclays          Raymour & Flanigan - Ocean Township
     46       9000377     1    SunTrust Bank     Hampton Inn - Springfield
     47        59483      2    Bank of America   Holiday Village
     48        16624      1    Bridger           Bayboro
     49        15954      2    Bridger           Greystone at Inverness, Phase II
     50        59417      1    Bank of America   McGraw-Hill Companies
     51       9000407     2    SunTrust Bank     Heather Ridge
     52        59402      1    Bank of America   Wabash Landing
     53       9000366     1    SunTrust Bank     Grupe Bldg
     54        16943      2    Bridger           Parma Woods Apartments
     55        16955      1    Bridger           The Shoppes at Coldwater
     56       9000364     1    SunTrust Bank     Hampton Inn- Beck Port
     57        59433      1    Bank of America   BJ's Wholesale Club - Miami, FL
     58        59449      1    Bank of America   Residence Inn
     59        59466      2    Bank of America   University Springs Apartments
     60        59418      1    Bank of America   Corona Office & Self Storage
     61      20050864     1    Barclays          Palisades Trailer Bowl MHP
     62        59569      1    Bank of America   Hampton Inn & Suites
     63       9000330     1    SunTrust Bank     FDA Building
     64        59490      1    Bank of America   Lyon Village
     65      20051405     1    Barclays          24 Hour Fitness
     66        59605      1    Bank of America   Verizon Call Center
     67        59593      1    Bank of America   Assured Self Storage
     68       9000304     1    SunTrust Bank     Comfort Inn - Springfield
     69        59487      2    Bank of America   Eldorado Village

    70.1       59615      2    Bank of America   Raleigh North Apartments
    70.2       59615      2    Bank of America   Milbank Court Apartments
     70        59615      2    Bank of America   RALEIGH NORTH APARTMENTS AND MILBANK COURT APARTMENTS (ROLL UP)

     71        59435      1    Bank of America   Peregrine Pharmaceuticals
     72        59476      1    Bank of America   Timberhills Shopping Center
     73      20051361     2    Barclays          Pontrail Apartments
     74        59595      1    Bank of America   Crossroads at Santa Maria
     75        59583      1    Bank of America   Best Buy - Erie, PA

    76.1       59400      1    Bank of America   U-Lock Hickory
    76.2       59400      1    Bank of America   U-Lock Morganton
    76.3       59400      1    Bank of America   U-Lock Concord
     76        59400      1    Bank of America   U-LOCK PORTFOLIO (ROLL UP)

     77        59504      2    Bank of America   Cimarron Crossing Apartments
     78        16333      2    Bridger           Park Plaza Apartments (WI)
     80        59550      1    Bank of America   Dick's Sporting Goods - Keene, NH
     81        59491      1    Bank of America   StorQuest - Camarillo
     82        16939      2    Bridger           Bent Tree Apartments
     83      20051395     1    Barclays          Holiday Inn Express - Allen Park
     84        16580      1    Bridger           Holiday Inn Express-NW Portland
     85        16184      1    Bridger           Sherwood Office Building
     86        59319      1    Bank of America   Whitewater Trade Center
     87        59489      1    Bank of America   Graham Shopping Center - Falls Church, VA
     88        59543      1    Bank of America   Shoppes of Killian
     89        59446      2    Bank of America   The Meadows MHC
     90        59475      1    Bank of America   Rancho Springs Medical Center
     91        59597      1    Bank of America   Best Buy - Ft. Lauderdale
     92        59443      1    Bank of America   Market Square Center
     93        59151      1    Bank of America   Hampton Inn - Niagara Falls
     94        59545      1    Bank of America   Crossroads Storage
     95        59318      1    Bank of America   Phoenix Airport Industrial
     96      20051476     1    Barclays          Mosaica Office Building
     97        15733      2    Bridger           Royal Hills
     98        16882      1    Bridger           ClimaStor Perkins Road
     99        59541      1    Bank of America   6850 Stevenson Boulevard
    100       9000354     1    SunTrust Bank     Junction Business Park
    101        59321      1    Bank of America   Promenade Shopping Center
    102        59505      2    Bank of America   2324 Boston Road
    103        59607      1    Bank of America   Quest Northgate
    104      20051274     1    Barclays          Suburban Lodge Extended Stay
    105        15687      1    Bridger           Prosperity Bank Building
    106        15109      1    Bridger           HUB Plaza
    107        59510      2    Bank of America   Randol Crossing
    108        15095      1    Bridger           Embassy Tower
    109      20051253     1    Barclays          Comfort Inn-Hyannis
    110      20050944     1    Barclays          The Carrier Building
    111      20051398     1    Barclays          Fairfield Inn-Flagstaff
    112        59075      1    Bank of America   Best Western Franklin Park Suites
    113        15756      1    Bridger           Mansell Forest
    114        59582      1    Bank of America   Best Buy - Northridge, CA
    115      20051463     1    Barclays          Wingate Inn Cincinnati - Blue Ash

   116.1       16154      1    Bridger           Eagles Portfolio-221 Knox Marsh Road
   116.2       16154      1    Bridger           Eagles Portfolio-30 Sumner Drive
    116        16154      1    Bridger           EAGLES PORTFOLIO (ROLL UP)

    117      20050228     1    Barclays          Dominion Marketplace

   118.1       59399      1    Bank of America   Space Saver Self Storage Facility
   118.2       59399      1    Bank of America   Pack Rat Self Storage Facility
    118        59399      1    Bank of America   SPACE SAVER SELF STORAGE AND PACK RAT SELF STORAGE (ROLL UP)

    119        59457      1    Bank of America   Brown Deer Park
    120        59608      1    Bank of America   Associated Banc - Corporate Building
    121        13724      1    Bridger           AAA AA SS
    122        14278      1    Bridger           Platinum Storage (Phelan)
    123        59214      2    Bank of America   Hermitage Apartments
    124      20051422     1    Barclays          Allsize Ministorage
    125        59584      1    Bank of America   PepsiCo Distribution Center
    126        15417      1    Bridger           Guardian Storage Centers (StorAmerica)
    127        14388      2    Bridger           BrookHollow
    128      20061254     1    Barclays          Linens N Things
    129        16941      2    Bridger           Highland House Apartments-OH
    130        16247      1    Bridger           Painters Mill Professional Center
    131        15552      1    Bridger           Meridian Retail Center
    132       9000347     1    SunTrust Bank     Maryland Office Interiors
    133      20051345     1    Barclays          Holiday Inn Express - Germantown WI
    134        58947      2    Bank of America   Stone Creek Apartments
    135        59578      1    Bank of America   Sunset Self Storage
    136        59215      2    Bank of America   Ridgeside Apartments
    137        16057      1    Bridger           Parkway III
    138       9000289     1    SunTrust Bank     Shane Co. - Roseville
    139        59273      2    Bank of America   University Square Apartments
    140      20051347     2    Barclays          Willowind Apartments
    141        16166      2    Bridger           Amesbury Apartments
    142        14485      2    Bridger           Crutcher Apartments
    143        16541      2    Bridger           Ridge Apartments
    144       9000365     1    SunTrust Bank     Sleep Inn - Beck Port
    145        14493      2    Bridger           Strawberry Meadows Apartments
    146        15328      1    Bridger           Lombard Station
    147        16533      2    Bridger           Tanyard Park Apartments
    148      20051360     1    Barclays          Court Center Plaza
    149        16033      1    Bridger           Holiday Inn Express Burlington
    150        15782      1    Bridger           National Storage Centers
    151        16320      2    Bridger           Jacob's Landing Apartments
    152        59527      1    Bank of America   Bentonville Butcher Shop Building
    153       9000295     2    SunTrust Bank     Heritage Place II Apartments
    154        59577      1    Bank of America   8131 W. Grandridge
    155        59441      1    Bank of America   Mansell Crossing Verizon Pad
    156        59574      1    Bank of America   Archer Road Business Park
    157        59477      1    Bank of America   Glendale Workshops
    158        15375      2    Bridger           Las Violetas Apartments
    159        15475      1    Bridger           Magnolia Building
    160        14280      1    Bridger           American Self Storage
    161        16259      2    Bridger           East Bend Apartments
    162        14718      2    Bridger           Esquire House
    163        16335      1    Bridger           Saddle Ridge Duplexes
    164        59530      1    Bank of America   South West Self Storage
    165        16394      1    Bridger           Bellefontaine Retail
    166        13660      1    Bridger           Covington Lakes Retail Center
    167        15610      1    Bridger           Northpark Drive-Ridgeland
    168        59590      1    Bank of America   OfficeMax - Phoenix, AZ
    169        14719      1    Bridger           Swiss Highlands Shopping Center
    170        59327      1    Bank of America   1825 Commerce Street
    171        16041      2    Bridger           Royal Sentry Apartments
    172        59470      1    Bank of America   Hammer Ranch
    173        15106      1    Bridger           Ensley Square Retail
    174        16723      1    Bridger           Storage Depot - Pharr
    175       9000276     1    SunTrust Bank     Shane Co. - Kennesaw
    176        12142      1    Bridger           El Camino Self Storage
    177        17211      1    Bridger           National Storage Center-Portland
    178        16331      1    Bridger           Regency Pointe Business Center
    179        16718      1    Bridger           Edinburg-Storage Depot
    180        16603      1    Bridger           Lake Meridian Crossing
    181        59528      1    Bank of America   5485 Reno Corporate Drive
    182        15660      2    Bridger           Kings Manor
    183        16713      1    Bridger           Storage Depot - Burleson
    184        59576      1    Bank of America   3489 Baseline Road
    185        16532      1    Bridger           Regency Square
    186        59549      1    Bank of America   Staples - Atascadero
    187        16721      1    Bridger           Fossil Creek-Storage Depot
    188        15458      1    Bridger           Canal Building
    189        59269      2    Bank of America   Arbors Apartments
    190        16727      1    Bridger           Storage Depot - Morningside
    191        15357      1    Bridger           Chester Village
    192        15696      2    Bridger           Acadian Village
    193        15584      1    Bridger           Southpark Retail
-------------------------------------------------------------------------------------------------------------------------
                                                 TOTALS/WEIGHTED AVERAGE
=========================================================================================================================

  SEQUENCE   PROPERTY ADDRESS
  --------   ----------------

     1       Various
     2       3663 Las Vegas Boulevard South
     3       Westchester Avenue and South Main Street
     4       100 Boyes Boulevard
     5       505 Paseo de la Reforma
     6       2060 East 9th Street
     7       300 Frandor Avenue
     8       400 Luis Munoz Marin Boulevard
     9       22351-22461 Antonio Parkway

    10.1     13301 North US Highway 183
    10.2     3941 North Central Expressway
    10.3     19441 Interstate 45 South
    10.4     2070 South Stemmons Freeway
    10.5     4801 Citylake Boulevard
    10.6     407 West State Highway 114
     10      Various

     11      200 Helen Street
     12      590 West Bay Road
     13      315 South 16th Street

     14      9955 59th Avenue North
     15      11000 Corporate Centre Drive
             Various

     16      6201 Windhaven Parkway
     17      34 Peachtree Street
     18      1811 Broadway
     19      4001 International Parkway
     20      1334 South Avenue B
     21      8197 Meeting Street
     22      21515 South Western Avenue
     23      7701-7707 Montpelier Road
     24      16120 US Highway 19 North
     25      5430-5700 Stockdale Highway
     26      8901-9119 West 74th Street, 8800 West 75th Street & 7301 East Frontage Road
     27      431 Zeta Street
     28      3900 & 3950 Civic Center Drive
     29      10208 Hawthorne Place Drive
     30      1717 Avenue H East
     31      2445-2575 Northwest Arterial Road
     32      1000 Preston Glen Circle

    33.1     580 Commerce Street; 2805 Market Loop; 2835,2845,2855,2860,2865,2870,2875 Exchange Boulevard; 525, 535 & 545
               South Nolen Drive
    33.2     2100 Greenbriar Drive; 2050,2100 Greenwood Drive
    33.3     1601,1603,1605,1607,1609,1611 Hart Court
     33      Various

     34      16500 North Park Drive

    35.1     820 East 5400 South
    35.2     5937 South 1650 West
    35.3     2065 Hiline Road
    35.4     1350 West Victory Road
    35.5     4018 South 300 West
     35      Various

     36      400 Legends Terrace Drive
     37      12727 Van Nuys Boulevard

    38.1     1975 West Northwest Highway
    38.2     9191 Dyer Street
    38.3     1631 Joe Battle Boulevard
    38.4     5405 South Desert Boulevard
    38.5     2250 Joe Battle Boulevard
     38      Various

     39      5870 West Harmon Avenue
     40      101, 103, 203, 303 and 403 East Royalton Road; 500 and 550 East Royalton Road; 7000 Town Center Drive
     41      5877 Ross Road
     42      12725 Twinbrook Parkway
     43      6333 South 91st East Avenue
     44      601 Starkey Road
     45      1606 Highway 35
     46      6550 Loisdale Court
     47      3405 Sinton Road
     48      263 13th Avenue South
     49      7375 Old Moon Road
     50      7500 Chavenelle Road
     51      8800 Meadow Vista Road
     52      375 Brown Street
     53      3255 West March Lane
     54      5216 Knollwood Drive
     55      4724 Coldwater Road
     56      85 University Boulevard
     57      10425 Marlin Road
     58      246 Daniel Webster Highway
     59      109 West Avenue
     60      1351 Pomona Road
     61      16321 Pacific Coast Highway
     62      1750 North Highway 121
     63      60 Eighth Street
     64      2580 & 2598 Fair Oaks Boulevard
     65      13320 North Scottsdale Road
     66      220 Brooks Street
     67      510 Douglas Avenue
     68      6560 Loisdale Court
     69      2505 East Bay Drive

    70.1     1500 Raleigh Boulevard
    70.2     1621 Burgundy Street
     70      Various

     71      14272-14282 Franklin Avenue
     72      1005-1071 Mono Way
     73      549 Lakewood Drive
     74      2160-2214 South Bradley Road
     75      6650 Peach Street

    76.1     1108 18th Street Northeast
    76.2     1420 Bethel Road
    76.3     220 Winecoff School Road
     76      Various

     77      2014 Remington Drive
     78      8901 North Park Plaza Court
     80      38 Ash Brook Road
     81      151 North Lewis Road
     82      1510-1662 West Royalton Road
     83      3600 Enterprise Drive
     84       2333 NW Vaughn Street
     85      4000 South Sherwood Forest Boulevard
     86      2100 North Park Road
     87      3103 Graham Road
     88      10834-10876 SW 104th Street
     89      11602 Meadow Park Drive
     90      25485 Medical Center Drive
     91      2829 North Federal Highway
     92      506 Main Street
     93      501 Rainbow Boulevard
     94      650 Southside Parkway
     95      2950 East Broadway Road
     96      10210 South 50th Place
     97      500 Snows Mill Avenue
     98      7355 Perkins Road
     99      6850 Stevenson Boulevard
    100      9060 Junction Drive
    101      1220 Airline Road
    102      2324-44 Boston Road
    103      3714 Northgate Boulevard
    104      5615 Major Boulevard
    105      500 North Water Street
    106      1101 Opal Court
    107      8901 Meadowbrook Boulevard
    108      9300 Underwood Avenue
    109      1470 Iyannough Road
    110      1711 Corporation Parkway
    111      2005 South Milton Road
    112      2045 Polaris Parkway
    113      4555 Mansell Road
    114      19929 Rinaldi Street
    115      4320 Glendale-Milford Road

   116.1     221 Knox Marsh Road
   116.2     30 Sumner Drive / 390 Main Street
    116      Various

    117      910-916 Great Bridge Boulevard

   118.1     2044 Old Norcross Road
   118.2     2040 Lawrenceville Highway
    118      Various

    119      9115 & 9155 Brown Deer Road
    120      2985 South Ridge Road
    121      3216 Mid Pine Road
    122      9428 Sheep Creek Road
    123      189 Old Hickory Boulevard
    124      12455 Westpark Drive
    125      500 Sunrise Highway
    126      2845 North 52nd Street
    127      206 East Wintergreen Road
    128      4809 West Waco Drive
    129      11732-11830 Lake Avenue
    130      110 & 150 Painters Mill Road
    131      17526 Meridian Avenue East
    132      2923 Lord Baltimore Drive
    133      West 177 North 9675 Riversbend Lane
    134      4541 N. E. Stallings Drive
    135      3921 East Sunset Road
    136      6320 Hixson Pike
    137      600 Lynnhaven Parkway
    138      366 North Sunrise Avenue
    139      1100 West Corral Avenue
    140      3927 Willow Avenue
    141      4084 Amesbury Drive
    142      1305 Crutcher Street
    143      5725 and 5727 Tibaron Lane
    144      1891 Evelyn Byrd Avenue
    145      220-380 Strawberry Meadows / 709 E Meadow
    146      1440 North Lombard Street
    147      235 Tanyard Park Place
    148      3802 East Court Street
    149      1003 Goldenrod Road
    150      1907 E. Francis Avenue
    151      940 and 944 Old Virginia Beach Road, 501-548 Sunninghill Court, and 501-532 Salt Aire Court
    152      1201 South Walton Boulevard
    153      301 Dorchester Avenue
    154      8131 West Grandridge Boulevard
    155      7301 North Point Parkway
    156      6615 Southwest Archer Road
    157      4340 East Kentucky Avenue
    158      2110 W Elisa Lane
    159      3300 West McGraw Street
    160      6660 East Main Street
    161      1967 East Bend Circle
    162      1840 NE 186th Street
    163      2-20 and 24-30 Saddle Ridge Court
    164      3300 Southwest 42nd Street
    165      2226-2244 South Main Street
    166      9700 North Illinois Route 47
    167      1025 Northpark Drive
    168      16809 North 9th Street
    169      3007 North Belt Highway
    170      1825 Commerce Street
    171      2838 - 2852 Harrison Avenue
    172      7510, 7528, 7562, 7610 Pacific Avenue
    173      2 East Nine Mile Road
    174      212 W. Ferguson Avenue
    175      735 Ernest Barrett Parkway
    176      201 S. El Camino Real, Suite B
    177      8436 NE Marx Drive
    178      2710 Holloway Road
    179      222 N. Jackson Road
    180      13121 SE Kent Kangley Road
    181      5485 Reno Corporate Drive
    182      203 Eden Drive
    183      220 Hidden Creek Parkway
    184      3489 East Baseline Road
    185      500 East Semoran Boulevard
    186      815 El Camino Real
    187      6650 N. Riverside Drive
    188      3600 15th Avenue West
    189      1600 North Joe Ramsey Boulevard
    190      205 Morningside Road
    191      11840 Chester Village Drive
    192      1613 Latourette Lane
    193      2001 East Ben White Boulevard
------------------------------------------------------------------------------------------------------------------------------------
             192 LOANS/924 PROPERTIES
====================================================================================================================================

                                                                               ZIP               PROPERTY
  SEQUENCE   COUNTY             CITY                        STATE (1)          CODE                TYPE
  --------   ------             ----                        ---------          ----                ----

     1       Various            Various                      Various         Various              Other
     2       Clark              Las Vegas                      NV             89109               Retail
     3       Westchester        Port Chester                   NY             10573               Retail
     4       Sonoma             Sonoma                         CA             95476               Hotel
     5                          Mexico City                  Mexico                               Office
     6       Cuyahoga           Cleveland                      OH             44115               Office
     7       Ingham             Lansing                        MI             48912               Retail
     8       Hudson             Jersey City                    NJ             07302               Retail
     9       Orange             Rancho Santa Margarita         CA             92688               Retail

    10.1     Williamson         Austin                         TX             78750               Retail
    10.2     Collin             Plano                          TX             75023               Retail
    10.3     Montgomery         Conroe                         TX             77385               Retail
    10.4     Denton             Lewisville                     TX             75067               Retail
    10.5     Tarrant            Fort Worth                     TX             76132               Retail
    10.6     Tarrant            Grapevine                      TX             76051               Retail
     10      Various            Various                        TX            Various              Retail

     11      Middlesex          South Plainfield               NJ             07080             Industrial
     12                         Grand Cayman             Cayman Islands                           Hotel
     13      St. Louis City     St. Louis                      MO             63103               Office

     14      Hennepin           Plymouth                       MN             55442               Office
     15      Harris             Houston                        TX             77041               Office
             Various            Various                      Various         Various              Office

     16      Collin             Plano                          TX             75093            Multifamily
     17      Fulton             Atlanta                        GA             30303               Office
     18      Davidson           Nashville                      TN             37203               Hotel
     19      Denton             Carrollton                     TX             75007               Office
     20      Yuma               Yuma                           AZ             85364            Multifamily
     21      Butler             West Chester                   OH             45069            Multifamily
     22      Los Angeles        Torrance                       CA             90501               Retail
     23      Howard             Laurel                         MD             20723             Mixed Use
     24      Pinellas           Clearwater                     FL             33764               Office
     25      Kern               Bakersfield                    CA             93309               Retail
     26      Johnson            Overland Park                  KS             66204               Office
     27      Jefferson          Golden                         CO             80401        Manufactured Housing
     28      Marin              San Rafael                     CA             94903               Office
     29      Hillsborough       Riverview                      FL             33569            Multifamily
     30      Douglas            Omaha                          NE             68110               Office
     31      Dubuque            Dubuque                        IA             52002               Retail
     32      Cherokee           Canton                         GA             30114            Multifamily

    33.1     Tarrant            Southlake                      TX             76092             Industrial
    33.2     Tarrant            Southlake                      TX             76092             Industrial
    33.3     Tarrant            Southlake                      TX             76092             Industrial
     33      Tarrant            Southlake                      TX             76092             Industrial

     34      Oakland            Southfield                     MI             48075            Multifamily

    35.1     Salt Lake          Murray                         UT             84107            Self Storage
    35.2     Salt Lake          Murray                         UT             84123            Self Storage
    35.3     Bannock            Pocatello                      ID             83202            Self Storage
    35.4     Ada                Boise                          ID             83705            Self Storage
    35.5     Salt Lake          Murray                         UT             84107            Self Storage
     35      Various            Various                      Various         Various           Self Storage

     36      St. Louis          Eureka                         MO             63025            Multifamily
     37      Los Angeles        Pacoima                        CA             91331               Retail

    38.1     Dallas             Dallas                         TX             75220            Self Storage
    38.2     El Paso            El Paso                        TX             79924            Self Storage
    38.3     El Paso            El Paso                        TX             79936            Self Storage
    38.4     El Paso            El Paso                        TX             79932            Self Storage
    38.5     El Paso            El Paso                        TX             79938            Self Storage
     38      Various            Various                        TX            Various           Self Storage

     39      Clark              Las Vegas                      NV             89103            Multifamily
     40      Cuyahoga           Broadview Heights              OH             44147               Retail
     41      Butler             Fairfield                      OH             45014            Multifamily
     42      Montgomery         Rockville                      MD             20852               Office
     43      Tulsa              Tulsa                          OK             74133            Multifamily
     44      Pinellas           Largo                          FL             33771        Manufactured Housing
     45      Monmouth           Oakhurst                       NJ             07755               Retail
     46      Fairfax            Springfield                    VA             22150               Hotel
     47      El Paso            Colorado Springs               CO             80907        Manufactured Housing
     48      Pinellas           St. Petersburg                 FL             33701               Office
     49      Muscogee           Columbus                       GA             31909            Multifamily
     50      Dubuque            Dubuque                        IA             52002             Industrial
     51      Mecklenburg        Charlotte                      NC             28213            Multifamily
     52      Tippecanoe         West Lafayette                 IN             47906               Retail
     53      San Joaquin        Stockton                       CA             95219               Office
     54      Cuyahoga           Parma                          OH             44129            Multifamily
     55      Allen              Fort Wayne                     IN             46825               Retail
     56      Harrisonburg City  Harrisonburg                   VA             22801               Hotel
     57      Miami-Dade         Cutler Ridge                   FL             33157               Retail
     58      Hillsborough       Merrimack                      NH             03054               Hotel
     59      Hays               San Marcos                     TX             78666            Multifamily
     60      Riverside          Corona                         CA             92882            Self Storage
     61      Los Angeles        Pacific Palisades              CA             90272        Manufactured Housing
     62      Tarrant            Grapevine                      TX             76051               Hotel
     63      Fulton             Atlanta                        GA             30309               Office
     64      Sacramento         Sacramento                     CA             95825               Retail
     65      Maricopa           Scottsdale                     AZ             85254               Retail
     66      Worcester          Worcester                      MA             01606               Office
     67      Seminole           Altamonte Springs              FL             32714            Self Storage
     68      Fairfax            Springfield                    VA             22150               Hotel
     69      Pinellas           Largo                          FL             33771        Manufactured Housing

    70.1     Wake               Raleigh                        NC             27610            Multifamily
    70.2     Wake               Raleigh                        NC             27610            Multifamily
     70      Wake               Raleigh                        NC             27610            Multifamily

     71      Orange             Tustin                         CA             92780               Office
     72      Tuolumne           Sonora                         CA             95370               Retail
     73      Oakland            South Lyon                     MI             48178            Multifamily
     74      Santa Barbara      Santa Maria                    CA             93455               Retail
     75      Erie               Erie                           PA             16509               Retail

    76.1     Catawba            Hickory                        NC             28601            Self Storage
    76.2     Burke              Morganton                      NC             28655            Self Storage
    76.3     Cabarrus           Concord                        NC             28027            Self Storage
     76      Various            Various                        NC            Various           Self Storage

     77      Tarrant            Arlington                      TX             76010            Multifamily
     78      Milwaukee          Brown Deer                     WI             53223            Multifamily
     80      Cheshire           Keene                          NH             03431               Retail
     81      Ventura            Camarillo                      CA             93010            Self Storage
     82      Cuyahoga           Broadview Heights              OH             44147            Multifamily
     83      Wayne              Allen Park                     MI             48101               Hotel
     84      Multnomah          Portland                       OR             97210               Hotel
     85      East Baton Rouge   Baton Rouge                    LA             70816               Office
     86      Fayette            Connersville                   IN             47331               Retail
     87      Fairfax            Falls Church                   VA             22042               Retail
     88      Miami-Dade         Miami                          FL             33176               Retail
     89      Spotsylvania       Fredericksburg                 VA             22407        Manufactured Housing
     90      Riverside          Murietta                       CA             92562               Office
     91      Broward            Fort Lauderdale                FL             33306               Retail
     92      Montgomery         Gaithersburg                   MD             20878             Mixed Use
     93      Niagara            Niagara Falls                  NY             14303               Hotel
     94      Santa Barbara      Santa Maria                    CA             93455            Self Storage
     95      Maricopa           Phoenix                        AZ             85040             Industrial
     96      Maricopa           Phoenix                        AZ             85044               Office
     97      Tuscaloosa         Tuscaloosa                     AL             35406            Multifamily
     98      East Baton Rouge   Baton Rouge                    LA             70808            Self Storage
     99      Alameda            Fremont                        CA             94538             Industrial
    100      Howard             Annapolis Junction             MD             20701             Industrial
    101      Nueces             Corpus Christi                 TX             78412               Retail
    102      Bronx              Bronx                          NY             10467            Multifamily
    103      Sacramento         Sacramento                     CA             95834               Office
    104      Orange             Orlando                        FL             32819               Hotel
    105      Nueces             Corpus Christi                 TX             78471               Office
    106      Washington         Hagerstown                     MD             21740               Office
    107      Tarrant            Fort Worth                     TX             76120            Multifamily
    108      Douglas            Omaha                          NE             68114               Office
    109      Barnstable         Hyannis                        MA             02601               Hotel
    110      Wake               Raleigh                        NC             27604             Industrial
    111      Coconino           Flagstaff                      AZ             86001               Hotel
    112      Delaware           Columbus                       OH             43240               Hotel
    113      Fulton             Alpharetta                     GA             30022               Office
    114      Los Angeles        Porter Ranch                   CA             91326               Retail
    115      Hamilton           Blue Ash                       OH             45242               Hotel

   116.1     Strafford          Dover                          NH             03820            Self Storage
   116.2     Strafford          Dover / Somersworth            NH         03820 / 03878        Self Storage
    116      Strafford          Various                        NH            Various           Self Storage

    117      Chesapeake City    Chesapeake                     VA             23320               Retail

   118.1     Gwinnett           Lawrenceville                  GA             30044            Self Storage
   118.2     Gwinnett           Lawrenceville                  GA             30044            Self Storage
    118      Gwinnett           Lawrenceville                  GA             30044            Self Storage

    119      San Diego          San Diego                      CA             92121               Office
    120      Brown              Green Bay                      WI             54304               Office
    121      Cumberland         Fayetteville                   NC             28306            Self Storage
    122      San Bernardino     Phelan                         CA             92371            Self Storage
    123      Madison            Jackson                        TN             38305            Multifamily
    124      Harris             Houston                        TX             77082            Self Storage
    125      Suffolk            Patchogue                      NY             11772             Industrial
    126      Maricopa           Phoenix                        AZ             85008            Self Storage
    127      Dallas             DeSoto                         TX             75115            Multifamily
    128      McLennan           Waco                           TX             76710               Retail
    129      Cuyahoga           Lakewood                       OH             44107            Multifamily
    130      Baltimore          Owings Mills                   MD             21117               Office
    131      Pierce             Puyallup                       WA             98375               Retail
    132      Baltimore          Windsor Mill                   MD             21244             Industrial
    133      Washington         Germantown                     WI             53022               Hotel
    134      Nacogdoches        Nacogdoches                    TX             75965            Multifamily
    135      Clark              Las Vegas                      NV             89120            Self Storage
    136      Hamilton           Hixson                         TN             37343            Multifamily
    137      Virginia Beach CityVirginia Beach                 VA             23452               Office
    138      Placer             Roseville                      CA             95661               Retail
    139      Kleberg            Kingsville                     TX             78363            Multifamily
    140      Jackson            Kansas City                    MO             64133            Multifamily
    141      Montgomery         Montgomery                     AL             36116            Multifamily
    142      Washington         Springdale                     AR             72764            Multifamily
    143      Lucas              Toledo                         OH             43615            Multifamily
    144      Harrisonburg City  Harrisonburg                   VA             22801               Hotel
    145      Washington         Springdale                     AR             72764            Multifamily
    146      Multnomah          Portland                       OR             97217               Retail
    147      Bullitt            Louisville                     KY             40229            Multifamily
    148      Genesee            Flint                          MI             48506               Retail
    149      Skagit             Burlington                     WA             98233               Hotel
    150      Spokane            Spokane                        WA             99208            Self Storage
    151      Virginia Beach CityVirginia Beach                 VA             23451            Multifamily
    152      Benton             Bentonville                    AR             72712               Retail
    153      Charles            La Plata                       MD             20646            Multifamily
    154      Benton             Kennewick                      WA             99336               Office
    155      Fulton             Alpharetta                     GA             30022               Retail
    156      Alachua            Gainesville                    FL             32608            Self Storage
    157      Arapahoe           Glendale                       CO             80246             Mixed Use
    158      Hidalgo            Edinburg                       TX             78541            Multifamily
    159      King               Seattle                        WA             98199             Mixed Use
    160      Maricopa           Mesa                           AZ             85205            Self Storage
    161      Jefferson          Birmingham                     AL             35215            Multifamily
    162      Miami-Dade         North Miami Beach              FL             33179            Multifamily
    163      New Castle         Wilmington                     DE             19808            Multifamily
    164      Alachua            Gainesville                    FL             32608            Self Storage
    165      Logan              Bellefontaine                  OH             43311               Retail
    166      McHenry            Huntley                        IL             60142               Retail
    167      Madison            Ridgeland                      MS             39157               Office
    168      Maricopa           Phoenix                        AZ             85022               Retail
    169      Buchanan           St. Joseph                     MO             64506               Retail
    170      Westchester        Yorktown Heights               NY             10598               Office
    171      Hamilton           Cincinnati                     OH             45211            Multifamily
    172      San Joaquin        Stockton                       CA             95207               Retail
    173      Escambia           Pensacola                      FL             32534               Retail
    174      Hidalgo            Pharr                          TX             78577            Self Storage
    175      Cobb               Kennesaw                       GA             30144               Retail
    176      San Diego          Encinitas                      CA             92024            Self Storage
    177      Multnomah          Portland                       OR             97220            Self Storage
    178      Jefferson          Louisville                     KY             40299             Industrial
    179      Hidalgo            Edinburg                       TX             78541            Self Storage
    180      King               Kent                           WA             98030               Retail
    181      Washoe             Reno                           NV             89511             Industrial
    182      Gregg              Longview                       TX             75605            Multifamily
    183      Johnson            Burleson                       TX             76028            Self Storage
    184      Maricopa           Gilbert                        AZ             85234               Office
    185      Seminole           Casselberry                    FL             32707             Mixed Use
    186      San Luis Obispo    Atascadero                     CA             93422               Retail
    187      Tarrant            Fort Worth                     TX             76137            Self Storage
    188      King               Seattle                        WA             98119               Office
    189      Hunt               Greenville                     TX             75401            Multifamily
    190      Cameron            Brownsville                    TX             78521            Self Storage
    191      Chesterfield       Chester                        VA             23831             Mixed Use
    192      Craighead          Jonesboro                      AR             72404            Multifamily
    193      Travis             Austin                         TX             78741               Retail
-------------------------------------------------------------------------------------------------------------------

===================================================================================================================

                                                               CUT-OFF
                                               ORIGINAL         DATE        MATURITY DATE              LOAN               MORTGAGE
  SEQUENCE         PROPERTY SUBTYPE            BALANCE         BALANCE         BALANCE                 TYPE               RATE (2)
  --------         -----------------           -------         -------         -------                 ----               --------

     1         Child Development Centers     150,000,000     149,625,000     129,225,000              Balloon              5.236%
     2                  Anchored             131,883,334     131,883,334     118,613,407            IO, Balloon            5.464%
     3                  Anchored             110,000,000     110,000,000     96,787,658             IO, Balloon            5.463%
     4                Full Service            55,000,000     55,000,000      55,000,000            Interest Only           5.400%
     5                    CBD                 55,000,000     55,000,000      49,242,597             IO, Balloon            7.546%
     6                    CBD                 52,715,219     52,715,219      47,370,663             IO, Balloon            5.650%
     7                  Anchored              39,500,000     39,500,000      35,359,826             IO, Balloon            5.460%
     8                  Anchored              39,000,000     39,000,000      35,099,393             IO, Balloon            5.730%
     9              Shadow Anchored           39,000,000     39,000,000      33,216,791             IO, Balloon            6.083%

    10.1               Unanchored             7,439,224       7,400,234       6,249,957
    10.2               Unanchored             6,191,309       6,158,860       5,201,540
    10.3               Unanchored             5,591,483       5,562,177       4,697,604
    10.4               Unanchored             5,515,643       5,486,735       4,633,888
    10.5               Unanchored             5,515,643       5,486,735       4,633,888
    10.6               Unanchored             5,446,698       5,418,151       4,575,965
                                            -----------------------------------------------
     10                Unanchored             35,700,000     35,512,892      29,992,844               Balloon              5.618%

     11               Distribution            34,400,000     34,400,000      30,204,928             IO, Balloon            5.526%
     12               Full Service            30,000,000     29,913,698      26,017,315               Balloon              6.450%
     13                 Suburban              27,000,000     27,000,000      27,000,000       Interest Only, Hyper Am      5.733%

     14                 Suburban              13,600,000     13,600,000      12,888,109             IO, Balloon            5.660%
     15                 Suburban              11,795,000     11,795,000      11,183,540             IO, Balloon            5.710%
                                            -----------------------------------------------
                        Suburban              25,395,000     25,395,000      24,071,649             IO, Balloon            5.683%

     16                  Garden               24,100,000     24,100,000      22,012,155             IO, Balloon            5.490%
     17                   CBD                 23,200,000     23,200,000      22,044,709             IO, Balloon            5.897%
     18               Full Service            21,100,000     21,053,533      17,864,326               Balloon              5.886%
     19                 Suburban              20,800,000     20,800,000      18,710,306             IO, Balloon            5.274%
     20                  Garden               20,800,000     20,800,000      18,644,228             IO, Balloon            5.493%
     21                  Garden               18,900,000     18,838,735      17,606,774               Balloon              5.589%
     22                Unanchored             18,430,127     18,388,148      14,833,801               Balloon              5.680%
     23            Office/Industrial          18,113,000     18,113,000      17,179,465             IO, Balloon            5.740%
     24                 Suburban              17,850,000     17,850,000      16,874,587             IO, Balloon            5.433%
     25                 Anchored              17,700,000     17,700,000      16,450,266             IO, Balloon            5.420%
     26                 Medical               17,200,000     17,124,006      14,388,211               Balloon              5.485%
     27           Manufactured Housing        16,800,000     16,800,000      14,997,897             IO, Balloon            5.317%
     28                 Suburban              16,500,000     16,461,828      13,844,554               Balloon              5.585%
     29                  Garden               16,200,000     16,200,000      14,145,922             IO, Balloon            5.295%
     30                 Suburban              16,000,000     16,000,000      16,000,000       Interest Only, Hyper Am      5.583%
     31                 Anchored              16,000,000     16,000,000      14,338,665             IO, Balloon            5.514%
     32                  Garden               15,750,000     15,750,000      14,657,742             IO, Balloon            5.530%

    33.1              Distribution            10,255,109     10,255,109       9,563,393
    33.2              Distribution            2,713,524       2,713,524       2,530,494
    33.3              Distribution            2,431,367       2,431,367       2,267,369
                                            -----------------------------------------------
     33               Distribution            15,400,000     15,400,000      14,361,257            IO, Hyper Am            5.665%

     34                 Highrise              15,000,000     15,000,000      14,613,527            IO, Hyper Am            5.362%

    35.1              Self Storage            4,744,000       4,744,000       4,397,269
    35.2              Self Storage            4,088,000       4,088,000       3,789,215
    35.3              Self Storage            2,160,000       2,160,000       2,002,129
    35.4              Self Storage            2,064,000       2,064,000       1,913,146
    35.5              Self Storage            1,072,000       1,072,000        993,649
                                            -----------------------------------------------
     35               Self Storage            14,128,000     14,128,000      13,095,407             IO, Balloon            5.245%

     36                  Garden               14,000,000     14,000,000      12,618,073             IO, Balloon            5.804%
     37                 Anchored              13,000,000     12,969,663      10,890,232               Balloon              5.532%

    38.1              Self Storage            3,178,261       3,178,261       2,828,737
    38.2              Self Storage            3,141,304       3,141,304       2,795,844
    38.3              Self Storage            2,513,043       2,513,043       2,236,676
    38.4              Self Storage            2,254,348       2,254,348       2,006,430
    38.5              Self Storage            1,663,043       1,663,043       1,480,153
                                            -----------------------------------------------
     38               Self Storage            12,750,000     12,750,000      11,347,839             IO, Balloon            5.180%

     39                  Garden               12,550,000     12,550,000      11,505,243             IO, Balloon            5.710%
     40                Unanchored             12,240,000     12,198,195      10,927,412               Balloon              5.310%
     41                  Garden               12,200,000     12,160,476      11,365,690               Balloon              5.592%
     42                 Suburban              12,000,000     12,000,000      12,000,000            Interest Only           5.453%
     43              Age Restricted           11,981,894     11,945,448      10,158,852               Balloon              5.925%
     44           Manufactured Housing        11,900,000     11,900,000      10,636,035             IO, Balloon            5.374%
     45                Unanchored             11,800,000     11,774,031       9,991,653               Balloon              5.890%
     46             Limited Service           11,750,000     11,714,110       9,128,227               Balloon              6.010%
     47           Manufactured Housing        11,600,000     11,600,000      10,355,691             IO, Balloon            5.317%
     48                 Suburban              11,600,000     11,573,832       9,778,417               Balloon              5.739%
     49                  Garden               11,600,000     11,560,255       9,648,115               Balloon              5.293%
     50                Warehouse              10,875,000     10,849,075       8,726,930               Balloon              5.402%
     51                  Garden               10,800,000     10,800,000       9,896,033             IO, Balloon            5.640%
     52                 Anchored              10,700,000     10,700,000       9,448,092             IO, Balloon            5.769%
     53                 Suburban              10,500,000     10,500,000       8,186,486               Balloon              6.090%
     54                  Garden               10,400,000     10,400,000       9,343,173             IO, Balloon            5.637%
     55                 Anchored              10,025,000     10,001,788       8,410,337               Balloon              5.580%
     56             Limited Service           10,000,000      9,968,910       7,734,983               Balloon              5.880%
     57                Unanchored             9,967,787       9,967,787       8,701,858             IO, Balloon            5.680%
     58              Extended Stay            10,000,000      9,968,437       7,706,031               Balloon              5.769%
     59                 Student               9,900,000       9,900,000       8,879,472             IO, Balloon            5.545%
     60           Self Storage/Office         9,700,000       9,666,833       9,000,160               Balloon              5.304%
     61           Manufactured Housing        9,450,000       9,450,000       8,787,301             IO, Balloon            5.470%
     62             Limited Service           9,200,000       9,179,351       7,762,474               Balloon              5.770%
     63                   CBD                 9,000,000       9,000,000        150,560             IO, Fully Am            5.270%
     64                Unanchored             8,800,000       8,769,730       7,314,432               Balloon              5.272%
     65                Unanchored             8,700,000       8,700,000       7,817,482             IO, Balloon            5.650%
     66                 Suburban              8,500,000       8,481,324       7,689,821               Balloon              5.900%
     67               Self Storage            8,300,000       8,300,000       7,135,476             IO, Balloon            5.587%
     68             Limited Service           8,250,000       8,224,800       6,409,181               Balloon              6.010%
     69           Manufactured Housing        8,190,000       8,190,000       7,320,094             IO, Balloon            5.374%

    70.1                 Garden               5,025,652       5,025,652       4,542,148
    70.2                 Garden               2,648,132       2,648,132       2,393,363
                                            -----------------------------------------------
     70                  Garden               7,673,784       7,673,784       6,935,511             IO, Balloon            5.932%

     71                 Medical               7,576,877       7,559,189       6,346,839               Balloon              5.530%
     72                 Anchored              7,400,000       7,400,000       7,400,000            Interest Only           5.213%
     73                  Garden               7,150,000       7,150,000       6,664,241             IO, Balloon            5.640%
     74             Shadow Anchored           7,150,000       7,140,156       6,011,981               Balloon              5.658%
     75                 Anchored              7,125,000       7,125,000       6,284,429             IO, Balloon            5.721%

    76.1              Self Storage            2,559,543       2,559,543       2,278,061
    76.2              Self Storage            2,340,153       2,340,153       2,082,799
    76.3              Self Storage            2,193,894       2,193,894       1,952,624
                                            -----------------------------------------------
     76               Self Storage            7,093,590       7,093,590       6,313,484             IO, Balloon            5.180%

     77                  Garden               7,090,000       7,090,000       6,608,145             IO, Balloon            5.624%
     78                  Garden               7,100,000       7,067,050       5,890,700               Balloon              5.221%
     80                 Anchored              7,040,000       7,030,500       5,953,471               Balloon              5.850%
     81               Self Storage            7,000,000       7,000,000       6,253,847             IO, Balloon            5.353%
     82                  Garden               7,000,000       7,000,000       6,299,006             IO, Balloon            5.719%
     83             Limited Service           7,000,000       6,979,306       5,481,301               Balloon              6.250%
     84             Limited Service           6,445,000       6,425,373       5,010,595               Balloon              6.032%
     85                 Suburban              6,370,000       6,370,000       5,948,513             IO, Balloon            5.780%
     86                 Anchored              6,412,500       6,363,070       5,648,675               Balloon              5.494%
     87                 Anchored              6,209,239       6,183,757       5,255,796               Balloon              5.877%
     88                Unanchored             6,093,939       6,080,013       5,124,822               Balloon              5.660%
     89           Manufactured Housing        6,000,000       6,000,000       5,277,867             IO, Balloon            5.595%
     90                 Medical               6,000,000       6,000,000       5,365,557            IO, Hyper Am            5.412%
     91                 Anchored              6,000,000       5,984,187       3,854,696               Balloon              5.340%
     92              Office/Retail            5,920,000       5,920,000       5,504,644             IO, Balloon            5.454%
     93             Limited Service           5,880,000       5,865,252       3,867,575               Balloon              5.948%
     94               Self Storage            5,850,000       5,850,000       5,132,075             IO, Balloon            5.490%
     95                Warehouse              5,750,000       5,750,000       5,255,970             IO, Balloon            5.536%
     96                 Suburban              5,700,000       5,700,000       5,014,546             IO, Balloon            6.010%
     97                  Garden               5,700,000       5,700,000       4,955,291             IO, Balloon            5.114%
     98               Self Storage            5,700,000       5,692,351       4,827,948               Balloon              5.904%
     99               Distribution            5,680,000       5,667,024       4,777,000               Balloon              5.662%
    100                Warehouse              5,600,000       5,587,635       4,739,009               Balloon              5.870%
    101             Shadow Anchored           5,600,000       5,582,092       4,710,776               Balloon              5.661%
    102                 Highrise              5,500,000       5,500,000       4,786,570             IO, Balloon            5.150%
    103                   CBD                 5,500,000       5,500,000       4,956,828             IO, Balloon            5.798%
    104              Extended Stay            5,450,000       5,417,786       4,217,109               Balloon              5.890%
    105                   CBD                 5,425,000       5,412,611       4,562,814               Balloon              5.664%
    106                 Suburban              5,300,000       5,288,294       4,484,870               Balloon              5.868%
    107                  Garden               5,225,000       5,225,000       4,698,618             IO, Balloon            5.686%
    108                 Suburban              5,100,000       5,100,000       4,508,521             IO, Balloon            5.819%
    109             Limited Service           5,100,000       5,084,036       3,938,199               Balloon              5.830%
    110                Warehouse              5,000,000       5,000,000       4,298,263             IO, Balloon            5.555%
    111             Limited Service           5,000,000       4,984,391       3,863,586               Balloon              5.850%
    112             Limited Service           5,000,000       4,979,199       4,670,705               Balloon              5.805%
    113                 Suburban              4,970,000       4,970,000       4,649,282             IO, Balloon            5.896%
    114                Unanchored             4,750,000       4,750,000       4,220,821             IO, Balloon            5.972%
    115             Limited Service           4,750,000       4,741,361       3,657,564               Balloon              5.750%

   116.1              Self Storage            2,996,540       2,996,540       2,655,617
   116.2              Self Storage            1,703,460       1,703,460       1,509,653
                                            -----------------------------------------------
    116               Self Storage            4,700,000       4,700,000       4,165,270             IO, Balloon            5.919%

    117                 Anchored              4,700,000       4,685,636       3,981,968               Balloon              5.900%

   118.1              Self Storage            2,553,496       2,553,496       2,272,680
   118.2              Self Storage            2,127,914       2,127,914       1,893,900
                                            -----------------------------------------------
    118               Self Storage            4,681,410       4,681,410       4,166,580             IO, Balloon            5.180%

    119                 Suburban              4,650,000       4,634,260       3,875,433               Balloon              5.358%
    120                   CBD                 4,517,860       4,511,578       3,788,104               Balloon              5.565%
    121               Self Storage            4,500,000       4,470,330       3,756,326               Balloon              5.415%
    122               Self Storage            4,400,000       4,400,000       3,844,534             IO, Balloon            5.318%
    123                  Garden               4,100,000       4,100,000       3,920,574             IO, Balloon            4.923%
    124               Self Storage            4,080,000       4,080,000       3,594,421             IO, Balloon            5.670%
    125               Distribution            4,050,000       4,044,287       3,381,802               Balloon              5.430%
    126               Self Storage            4,040,000       4,026,880       3,390,048               Balloon              5.579%
    127                  Garden               3,913,000       3,883,274       3,265,620               Balloon              5.405%
    128                 Anchored              3,810,000       3,810,000       3,215,358               Balloon              5.750%
    129                  Garden               3,650,000       3,650,000       3,285,149             IO, Balloon            5.719%
    130                 Suburban              3,600,000       3,591,846       3,032,410               Balloon              5.714%
    131             Shadow Anchored           3,575,000       3,575,000       3,069,668             IO, Balloon            5.530%
    132                   Flex                3,600,000       3,573,979       1,604,818               Balloon              5.700%
    133             Limited Service           3,581,000       3,569,995       2,777,801               Balloon              5.965%
    134                  Garden               3,560,000       3,560,000       3,133,149             IO, Balloon            5.626%
    135               Self Storage            3,520,000       3,520,000       3,174,584             IO, Balloon            5.837%
    136                  Garden               3,500,000       3,500,000       3,346,831             IO, Balloon            4.923%
    137                 Suburban              3,493,750       3,493,750       3,258,198             IO, Balloon            5.680%
    138                Unanchored             3,475,000       3,451,853       2,889,446               Balloon              5.610%
    139                  Garden               3,400,000       3,376,953       2,825,490               Balloon              5.272%
    140                  Garden               3,360,000       3,355,535       3,146,654               Balloon              6.000%
    141                  Garden               3,350,000       3,341,939       2,790,186               Balloon              5.345%
    142                  Garden               3,350,000       3,327,414       2,786,384               Balloon              5.300%
    143                  Garden               3,300,000       3,289,293       2,769,520               Balloon              5.584%
    144             Limited Service           3,200,000       3,190,051       2,475,195               Balloon              5.880%
    145                  Garden               3,205,000       3,183,392       2,665,780               Balloon              5.300%
    146             Shadow Anchored           3,000,000       2,993,268       2,531,317               Balloon              5.771%
    147                  Garden               3,000,000       2,993,092       2,519,407               Balloon              5.614%
    148                 Anchored              3,000,000       2,988,291        24,727                Fully Am              5.630%
    149             Limited Service           3,000,000       2,987,111       2,336,501               Balloon              6.077%
    150               Self Storage            3,000,000       2,980,904       2,282,683               Balloon              5.400%
    151                  Garden               2,800,000       2,793,642       2,357,481               Balloon              5.699%
    152                Unanchored             2,800,000       2,793,548       2,351,090               Balloon              5.609%
    153                  Garden               2,800,000       2,787,147       2,327,411               Balloon              5.280%
    154                 Suburban              2,750,000       2,744,087       2,338,238               Balloon              6.032%
    155                Unanchored             2,643,000       2,643,000       2,643,000            Interest Only           5.500%
    156               Self Storage            2,625,000       2,625,000       2,306,929             IO, Balloon            5.565%
    157              Office/Retail            2,615,000       2,604,491       2,093,094               Balloon              5.351%
    158                  Garden               2,585,000       2,579,009       2,168,255               Balloon              5.574%
    159              Office/Retail            2,535,392       2,535,392       2,239,826             IO, Balloon            5.790%
    160               Self Storage            2,500,000       2,500,000       2,189,089             IO, Balloon            5.410%
    161                  Garden               2,500,000       2,500,000       2,199,471             IO, Balloon            5.602%
    162                  Garden               2,500,000       2,500,000       2,320,520             IO, Balloon            5.330%
    163                  Garden               2,500,000       2,488,203       2,068,278               Balloon              5.131%
    164               Self Storage            2,380,000       2,380,000       2,098,925             IO, Balloon            5.705%
    165             Shadow Anchored           2,305,000       2,305,000       2,033,771             IO, Balloon            5.736%
    166                Unanchored             2,280,000       2,280,000       2,038,399             IO, Balloon            5.393%
    167                 Suburban              2,254,000       2,254,000       2,024,660             IO, Balloon            5.629%
    168                Unanchored             2,240,000       2,240,000       2,020,942             IO, Balloon            5.756%
    169                Unanchored             2,200,000       2,195,063       1,856,299               Balloon              5.771%
    170                 Suburban              2,160,000       2,160,000       1,953,019               Balloon              5.766%
    171                  Garden               2,160,000       2,150,777       1,816,921               Balloon              5.667%
    172             Shadow Anchored           2,100,000       2,100,000       1,954,013             IO, Balloon            5.517%
    173                Unanchored             2,100,000       2,100,000       1,886,339             IO, Balloon            5.630%
    174               Self Storage            2,100,000       2,095,269       1,770,653               Balloon              5.747%
    175                Unanchored             2,100,000       2,085,764       1,741,260               Balloon              5.510%
    176               Self Storage            2,103,000       2,074,453       1,233,429               Balloon              5.154%
    177               Self Storage            2,000,000       1,995,599       1,693,551               Balloon              5.891%
    178                   Flex                2,000,000       1,992,143       1,604,236               Balloon              5.698%
    179               Self Storage            1,988,000       1,983,521       1,676,219               Balloon              5.747%
    180             Shadow Anchored           1,950,000       1,950,000       1,686,572             IO, Balloon            5.812%
    181               Office/Flex             1,950,000       1,945,706       1,651,017               Balloon              5.887%
    182                  Garden               1,835,400       1,827,393       1,538,555               Balloon              5.553%
    183               Self Storage            1,802,500       1,798,439       1,519,810               Balloon              5.747%
    184                 Suburban              1,720,000       1,716,300       1,462,377               Balloon              6.030%
    185              Retail/Office            1,725,000       1,714,968       1,339,518               Balloon              5.996%
    186                 Anchored              1,650,000       1,646,297       1,392,182               Balloon              5.770%
    187               Self Storage            1,650,000       1,646,283       1,391,228               Balloon              5.747%
    188                 Suburban              1,590,000       1,590,000       1,411,013             IO, Balloon            5.990%
    189                  Garden               1,500,000       1,500,000       1,307,439             IO, Balloon            5.220%
    190               Self Storage            1,462,500       1,459,205       1,233,133               Balloon              5.747%
    191            Multifamily/Retail         1,400,000       1,395,702       1,185,280               Balloon              5.876%
    192                  Garden               1,105,000       1,100,328        930,943                Balloon              5.719%
    193                Unanchored             1,025,000       1,021,832        793,981                Balloon              5.923%
------------------------------------------------------------------------------------------------------------------------------------
                                            $2,040,025,102 $2,037,667,324  $1,789,786,084                                  5.627%
====================================================================================================================================

                                                                                                            ORIGINAL
                                  SUB-          NET                      FIRST       INTEREST                TERM TO
              ADMINISTRATIVE    SERVICING     MORTGAGE       NOTE       PAYMENT      ACCRUAL      MONTHLY   MATURITY
  SEQUENCE     FEE RATE (3)   FEE RATE (3)    RATE (2)       DATE         DATE      METHOD (4)   PAYMENT    (MONTHS)
  --------     ------------   ------------    --------       ----         ----      ----------   --------   --------

     1            0.061%         0.050%        5.175%     11/9/2005     1/1/2006    Actual/360    785,499      120
     2            0.021%         0.010%        5.443%     10/4/2005    12/1/2005    Actual/360    739,475      120
     3            0.031%         0.020%        5.432%     12/15/2005    2/1/2006    Actual/360    622,017      118
     4            0.021%         0.010%        5.378%     1/20/2006     3/1/2006    Actual/360    250,914      60
     5            0.031%         0.020%        7.515%      3/3/2005     5/1/2005    Actual/360    386,302      125
     6            0.021%         0.010%        5.629%     12/5/2005     2/1/2006    Actual/360    304,291      120
     7            0.031%         0.020%        5.429%     12/29/2005    2/1/2006    Actual/360    223,286      120
     8            0.031%         0.020%        5.699%      1/5/2006     3/1/2006    Actual/360    227,098      120
     9            0.021%         0.010%        6.062%     12/22/2005    2/1/2006    Actual/360    235,910      180

    10.1
    10.2
    10.3
    10.4
    10.5
    10.6
     10           0.021%         0.010%        5.597%     9/30/2005    11/1/2005    Actual/360    205,352      120

     11           0.021%         0.010%        5.505%     8/15/2005    10/1/2005    Actual/360    195,881      120
     12           0.031%         0.020%        6.419%     12/16/2005    2/1/2006    Actual/360    201,626      84
     13           0.021%         0.010%        5.712%     11/10/2005    1/1/2006    Actual/360    130,784      84

     14           0.061%         0.050%        5.599%     12/1/2005     2/1/2006    Actual/360    78,590       84
     15           0.061%         0.050%        5.649%     12/1/2005     2/1/2006    Actual/360    68,533       84
                                                          12/1/2005     2/1/2006    Actual/360    147,123      84

     16           0.031%         0.020%        5.459%     1/17/2006     3/1/2006    Actual/360    136,686      120
     17           0.021%         0.010%        5.876%     12/1/2005     1/1/2006    Actual/360    137,563      84
     18           0.021%         0.010%        5.865%     12/15/2005    2/1/2006    Actual/360    124,963      120
     19           0.051%         0.040%        5.223%     11/10/2005    1/1/2006    Actual/360    115,168      115
     20           0.021%         0.010%        5.472%      2/8/2006     4/1/2006    Actual/360    118,009      120
     21           0.021%         0.010%        5.568%     11/16/2005    1/1/2006    Actual/360    108,370      60
     22           0.021%         0.010%        5.659%     12/22/2005    2/1/2006    Actual/360    106,735      140
     23           0.061%         0.050%        5.679%     12/7/2005     2/1/2006    Actual/360    105,588      84
     24           0.061%         0.050%        5.372%     10/13/2005   12/1/2005    Actual/360    100,601      60
     25           0.021%         0.010%        5.399%     11/3/2005     1/1/2006    Actual/360    99,612       120
     26           0.021%         0.010%        5.464%     10/27/2005   12/1/2005    Actual/360    97,498       120
     27           0.021%         0.010%        5.295%     12/1/2005     1/1/2006    Actual/360    93,463       120
     28           0.061%         0.050%        5.524%     12/22/2005    2/1/2006    Actual/360    94,567       120
     29           0.021%         0.010%        5.274%     10/6/2005    12/1/2005    Actual/360    89,909       120
     30           0.021%         0.010%        5.562%     11/22/2005    1/1/2006    Actual/360    75,474       108
     31           0.041%         0.030%        5.473%     12/21/2005    2/1/2006    Actual/360    90,987       120
     32           0.021%         0.010%        5.509%     12/9/2005     2/1/2006    Actual/360    89,723       120

    33.1
    33.2
    33.3
     33           0.071%         0.060%        5.594%     12/13/2005    2/1/2006    Actual/360    89,040       84

     34           0.021%         0.010%        5.341%     12/8/2005     2/1/2006    Actual/360    83,874       60

    35.1
    35.2
    35.3
    35.4
    35.5
     35           0.071%         0.060%        5.174%     12/13/2005    2/1/2006    Actual/360    77,972       120

     36           0.051%         0.040%        5.753%     1/12/2006     3/1/2006    Actual/360    82,181       120
     37           0.021%         0.010%        5.511%     12/19/2005    2/1/2006    Actual/360    74,074       120

    38.1
    38.2
    38.3
    38.4
    38.5
     38           0.021%         0.010%        5.159%     11/1/2005    12/1/2005    Actual/360    69,854       120

     39           0.031%         0.020%        5.679%     1/31/2006     3/1/2006    Actual/360    72,920       120
     40           0.071%         0.060%        5.239%     11/23/2005    1/7/2006    Actual/360    68,045       84
     41           0.021%         0.010%        5.571%     11/3/2005     1/1/2006    Actual/360    69,976       60
     42           0.071%         0.060%        5.382%     11/10/2005    1/1/2006    Actual/360    55,287       120
     43           0.021%         0.010%        5.904%     12/1/2005     1/1/2006    Actual/360    71,261       120
     44           0.021%         0.010%        5.352%     12/1/2005     1/1/2006    Actual/360    66,625       120
     45           0.031%         0.020%        5.859%     12/23/2005    2/1/2006    Actual/360    69,915       120
     46           0.061%         0.030%        5.949%     12/15/2005    2/1/2006    Actual/360    75,777       120
     47           0.021%         0.010%        5.295%     12/1/2005     1/1/2006    Actual/360    64,534       120
     48           0.041%         0.030%        5.698%     12/19/2005    2/1/2006    Actual/360    67,613       120
     49           0.041%         0.030%        5.252%     11/7/2005     1/1/2006    Actual/360    64,365       120
     50           0.021%         0.010%        5.381%     12/7/2005     2/1/2006    Actual/360    61,080       137
     51           0.061%         0.030%        5.579%      2/7/2006     4/1/2006    Actual/360    62,273       120
     52           0.021%         0.010%        5.748%     12/19/2005    2/1/2006    Actual/360    62,572       120
     53           0.211%         0.180%        5.879%     2/17/2006     4/1/2006    Actual/360    68,230       120
     54           0.051%         0.040%        5.586%     12/1/2005     2/1/2006    Actual/360    59,947       120
     55           0.056%         0.045%        5.524%     12/28/2005    2/1/2006    Actual/360    57,425       120
     56           0.061%         0.030%        5.819%     12/22/2005    2/1/2006    Actual/360    63,699       120
     57           0.021%         0.010%        5.659%      1/3/2006     3/1/2006    Actual/360    57,727       137
     58           0.021%         0.010%        5.748%     12/21/2005    2/1/2006    Actual/360    63,026       120
     59           0.021%         0.010%        5.524%     11/18/2005    1/1/2006    Actual/360    56,491       120
     60           0.021%         0.010%        5.283%     11/23/2005    1/1/2006    Actual/360    53,889       60
     61           0.031%         0.020%        5.439%     12/6/2005     2/1/2006    Actual/360    53,478       120
     62           0.021%         0.010%        5.749%     12/16/2005    2/1/2006    Actual/360    53,806       120
     63           0.061%         0.030%        5.209%     2/27/2006     4/1/2006    Actual/360    96,651       141
     64           0.021%         0.010%        5.251%     11/29/2005    1/1/2006    Actual/360    48,714       120
     65           0.031%         0.020%        5.619%      1/6/2006     3/1/2006    Actual/360    50,220       120
     66           0.021%         0.010%        5.879%     12/22/2005    2/1/2006    Actual/360    50,417       83
     67           0.021%         0.010%        5.566%     1/23/2006     3/1/2006    Actual/360    47,581       120
     68           0.061%         0.030%        5.949%     12/15/2005    2/1/2006    Actual/360    53,205       120
     69           0.021%         0.010%        5.352%     12/1/2005     1/1/2006    Actual/360    45,854       120

    70.1
    70.2
     70           0.021%         0.010%        5.911%     11/30/2005    1/1/2006    Actual/360    45,673       120

     71           0.021%         0.010%        5.509%     12/22/2005    2/1/2006    Actual/360    43,163       120
     72           0.021%         0.010%        5.192%     11/30/2005    1/1/2006    Actual/360    32,593       120
     73           0.031%         0.020%        5.609%     12/22/2005    2/1/2006    Actual/360    41,227       120
     74           0.021%         0.010%        5.637%     1/10/2006     3/1/2006    Actual/360    41,309       120
     75           0.021%         0.010%        5.700%     12/7/2005     2/1/2006    Actual/360    41,448       120

    76.1
    76.2
    76.3
     76           0.021%         0.010%        5.159%     11/1/2005    12/1/2005    Actual/360    38,864       120

     77           0.071%         0.060%        5.553%     11/22/2005    1/1/2006    Actual/360    40,810       120
     78           0.041%         0.030%        5.180%     10/27/2005   12/1/2005    Actual/360    39,079       120
     80           0.021%         0.010%        5.829%      1/5/2006     3/1/2006    Actual/360    41,532       120
     81           0.021%         0.010%        5.332%     11/30/2005    1/1/2006    Actual/360    39,102       120
     82           0.061%         0.050%        5.658%     10/31/2005   12/1/2005    Actual/360    40,712       120
     83           0.111%         0.100%        6.139%     12/12/2005    2/1/2006    Actual/360    46,177       120
     84           0.041%         0.030%        5.991%     12/15/2005    2/1/2006    Actual/360    41,651       120
     85           0.041%         0.030%        5.739%     12/9/2005     2/1/2006    Actual/360    37,295       120
     86           0.021%         0.010%        5.473%     9/20/2005    11/1/2005    Actual/360    39,355       69
     87           0.021%         0.010%        5.856%     11/1/2005    12/1/2005    Actual/360    36,738       120
     88           0.081%         0.070%        5.579%     12/19/2005    2/1/2006    Actual/360    35,215       120
     89           0.021%         0.010%        5.574%     11/22/2005    1/1/2006    Actual/360    34,426       120
     90           0.021%         0.010%        5.391%      1/6/2006     3/1/2006    Actual/360    33,737       120
     91           0.021%         0.010%        5.319%     1/17/2006     3/1/2006    Actual/360    40,733       120
     92           0.021%         0.010%        5.433%     11/14/2005    1/1/2006    Actual/360    33,442       120
     93           0.021%         0.010%        5.927%     1/19/2006     3/1/2006    Actual/360    41,950       120
     94           0.021%         0.010%        5.469%     12/21/2005    2/1/2006    Actual/360    33,179       120
     95           0.021%         0.010%        5.515%     1/24/2006     3/1/2006    Actual/360    32,778       120
     96           0.031%         0.020%        5.979%     1/11/2006     3/1/2006    Actual/360    35,603       120
     97           0.041%         0.030%        5.073%     10/21/2005   12/1/2005    Actual/360    30,997       120
     98           0.041%         0.030%        5.863%      1/9/2006     3/1/2006    Actual/360    33,823       120
     99           0.081%         0.070%        5.581%     12/5/2005     2/1/2006    Actual/360    32,830       120
    100           0.061%         0.030%        5.809%     12/27/2005    2/1/2006    Actual/360    33,108       120
    101           0.021%         0.010%        5.640%     12/1/2005     1/1/2006    Actual/360    32,364       120
    102           0.021%         0.010%        5.129%     12/1/2005     1/1/2006    Actual/360    30,031       120
    103           0.021%         0.010%        5.777%     12/29/2005    2/1/2006    Actual/360    32,264       120
    104           0.031%         0.020%        5.859%     10/17/2005   12/1/2005    Actual/360    34,749       120
    105           0.041%         0.030%        5.623%     12/23/2005    2/1/2006    Actual/360    31,363       120
    106           0.041%         0.030%        5.827%     12/27/2005    2/1/2006    Actual/360    31,328       120
    107           0.071%         0.060%        5.615%     12/22/2005    2/1/2006    Actual/360    30,280       120
    108           0.041%         0.030%        5.778%     10/20/2005   12/1/2005    Actual/360    29,986       120
    109           0.031%         0.020%        5.799%     12/13/2005    2/1/2006    Actual/360    32,331       120
    110           0.031%         0.020%        5.524%      2/6/2006     4/1/2006    Actual/360    28,562       120
    111           0.031%         0.020%        5.819%     12/21/2005    2/1/2006    Actual/360    31,758       120
    112           0.021%         0.010%        5.784%     10/5/2005    12/1/2005    Actual/360    29,354       60
    113           0.041%         0.030%        5.855%     11/7/2005     1/1/2006    Actual/360    29,466       120
    114           0.021%         0.010%        5.951%     12/28/2005    2/1/2006    Actual/360    28,393       155
    115           0.051%         0.040%        5.699%     1/18/2006     3/1/2006    Actual/360    29,883       120

   116.1
   116.2
    116           0.041%         0.030%        5.878%     11/3/2005     1/1/2006    Actual/360    27,935       120

    117           0.031%         0.020%        5.869%     11/9/2005     1/1/2006    Actual/360    27,877       120

   118.1
   118.2
    118           0.021%         0.010%        5.159%     11/1/2005    12/1/2005    Actual/360    25,648       120

    119           0.021%         0.010%        5.337%     11/4/2005     1/1/2006    Actual/360    25,989       120
    120           0.021%         0.010%        5.544%      2/1/2006     3/1/2006    Actual/360    25,836       120
    121           0.091%         0.080%        5.324%     8/11/2005    10/1/2005    Actual/360    25,311       120
    122           0.041%         0.030%        5.277%     7/20/2005     9/1/2005    Actual/360    24,483       120
    123           0.071%         0.060%        4.852%      8/8/2005    10/1/2005    Actual/360    21,817       120
    124           0.031%         0.020%        5.639%     12/20/2005    2/1/2006    Actual/360    23,603       120
    125           0.021%         0.010%        5.409%      1/5/2006     3/1/2006    Actual/360    22,818       120
    126           0.041%         0.030%        5.538%     11/18/2005    1/1/2006    Actual/360    23,139       120
    127           0.041%         0.030%        5.364%     7/25/2005     9/1/2005    Actual/360    21,985       120
    128           0.031%         0.020%        5.719%      2/3/2006     4/1/2006    Actual/360    22,234       120
    129           0.071%         0.060%        5.648%     11/2/2005     1/1/2006    Actual/360    21,229       120
    130           0.081%         0.070%        5.633%     12/29/2005    2/1/2006    Actual/360    20,926       120
    131           0.041%         0.030%        5.489%     11/7/2005     1/1/2006    Actual/360    20,366       120
    132           0.061%         0.030%        5.639%     12/20/2005    2/1/2006    Actual/360    29,798       120
    133           0.031%         0.020%        5.934%     12/13/2005    2/1/2006    Actual/360    22,996       120
    134           0.021%         0.010%        5.605%     10/3/2005    12/1/2005    Actual/360    20,496       120
    135           0.021%         0.010%        5.816%      1/9/2006     3/1/2006    Actual/360    20,737       120
    136           0.071%         0.060%        4.852%      8/8/2005    10/1/2005    Actual/360    18,624       120
    137           0.041%         0.030%        5.639%     10/20/2005   12/1/2005    Actual/360    20,233       120
    138           0.061%         0.030%        5.549%     8/31/2005    10/1/2005    Actual/360    20,151       120
    139           0.021%         0.010%        5.251%     8/12/2005    10/1/2005    Actual/360    18,821       120
    140           0.031%         0.020%        5.969%     1/31/2006     3/1/2006    Actual/360    20,145       60
    141           0.091%         0.080%        5.254%     12/21/2005    2/1/2006    Actual/360    18,696       120
    142           0.081%         0.070%        5.219%     8/15/2005    10/1/2005    Actual/360    18,603       120
    143           0.041%         0.030%        5.543%     11/18/2005    1/1/2006    Actual/360    18,911       120
    144           0.061%         0.030%        5.819%     12/22/2005    2/1/2006    Actual/360    20,384       120
    145           0.081%         0.070%        5.219%     8/15/2005    10/1/2005    Actual/360    17,798       120
    146           0.041%         0.030%        5.730%     12/1/2005     2/1/2006    Actual/360    17,547       120
    147           0.071%         0.060%        5.543%     12/22/2005    2/1/2006    Actual/360    17,249       120
    148           0.111%         0.100%        5.519%     1/11/2006     3/1/2006    Actual/360    24,846       180
    149           0.041%         0.030%        6.036%     11/7/2005     1/1/2006    Actual/360    19,470       120
    150           0.041%         0.030%        5.359%     10/14/2005   12/1/2005    Actual/360    18,244       120
    151           0.091%         0.080%        5.608%     12/19/2005    2/1/2006    Actual/360    16,249       120
    152           0.091%         0.080%        5.518%     12/29/2005    2/1/2006    Actual/360    16,090       120
    153           0.061%         0.030%        5.219%     10/20/2005   12/1/2005    Actual/360    15,514       120
    154           0.021%         0.010%        6.011%     12/27/2005    2/1/2006    Actual/360    16,544       120
    155           0.021%         0.010%        5.479%     1/30/2006     3/1/2006    Actual/360    12,282       60
    156           0.021%         0.010%        5.544%     12/7/2005     2/1/2006    Actual/360    15,012       120
    157           0.021%         0.010%        5.330%     11/7/2005     1/1/2006    Actual/360    15,150       120
    158           0.041%         0.030%        5.533%     12/9/2005     2/1/2006    Actual/360    14,798       120
    159           0.041%         0.030%        5.749%     12/20/2005    2/1/2006    Actual/360    14,860       120
    160           0.041%         0.030%        5.369%      8/1/2005    10/1/2005    Actual/360    14,054       120
    161           0.091%         0.080%        5.511%     11/30/2005    1/1/2006    Actual/360    14,355       120
    162           0.091%         0.080%        5.239%     11/30/2005    1/1/2006    Actual/360    13,929       120
    163           0.041%         0.030%        5.090%     10/28/2005   12/1/2005    Actual/360    13,621       120
    164           0.021%         0.010%        5.684%     11/29/2005    1/1/2006    Actual/360    13,821       120
    165           0.091%         0.080%        5.645%     12/22/2005    2/1/2006    Actual/360    13,431       120
    166           0.041%         0.030%        5.352%      7/7/2005     9/1/2005    Actual/360    12,793       120
    167           0.041%         0.030%        5.588%     10/6/2005    12/1/2005    Actual/360    12,981       120
    168           0.021%         0.010%        5.735%     12/28/2005    2/1/2006    Actual/360    13,081       95
    169           0.041%         0.030%        5.730%     12/8/2005     2/1/2006    Actual/360    12,868       120
    170           0.021%         0.010%        5.745%     2/13/2006     4/1/2006    Actual/360    12,627       82
    171           0.071%         0.060%        5.596%     10/28/2005   12/1/2005    Actual/360    12,492       120
    172           0.071%         0.060%        5.446%     12/20/2005    2/1/2006    Actual/360    11,946       120
    173           0.071%         0.060%        5.559%     12/22/2005    2/1/2006    Actual/360    12,095       120
    174           0.041%         0.030%        5.706%     12/19/2005    2/1/2006    Actual/360    12,251       120
    175           0.061%         0.030%        5.449%     8/31/2005    10/1/2005    Actual/360    12,043       120
    176           0.041%         0.030%        5.113%     9/16/2005    11/1/2005    Actual/360    14,755       120
    177           0.041%         0.030%        5.850%     12/27/2005    2/1/2006    Actual/360    11,851       120
    178           0.071%         0.060%        5.627%     11/18/2005    1/1/2006    Actual/360    12,105       120
    179           0.041%         0.030%        5.706%     12/19/2005    2/1/2006    Actual/360    11,598       120
    180           0.041%         0.030%        5.771%     12/14/2005    2/1/2006    Actual/360    11,457       120
    181           0.021%         0.010%        5.866%     12/9/2005     2/1/2006    Actual/360    11,550       120
    182           0.041%         0.030%        5.512%     10/20/2005   12/1/2005    Actual/360    10,482       120
    183           0.041%         0.030%        5.706%     12/19/2005    2/1/2006    Actual/360    10,515       120
    184           0.021%         0.010%        6.009%     12/27/2005    2/1/2006    Actual/360    10,345       120
    185           0.041%         0.030%        5.955%     10/21/2005   12/1/2005    Actual/360    11,110       120
    186           0.021%         0.010%        5.749%     12/22/2005    2/1/2006    Actual/360     9,650       120
    187           0.041%         0.030%        5.706%     12/19/2005    2/1/2006    Actual/360     9,626       120
    188           0.041%         0.030%        5.949%     12/9/2005     2/1/2006    Actual/360     9,523       120
    189           0.071%         0.060%        5.149%     8/30/2005    10/1/2005    Actual/360     8,255       120
    190           0.041%         0.030%        5.706%     12/19/2005    2/1/2006    Actual/360     8,532       120
    191           0.041%         0.030%        5.835%     11/30/2005    1/1/2006    Actual/360     8,282       120
    192           0.041%         0.030%        5.678%     10/5/2005    12/1/2005    Actual/360     6,427       120
    193           0.041%         0.030%        5.882%     12/7/2005     2/1/2006    Actual/360     6,556       120
-----------------------------------------------------------------------------------------------------------------------
                  0.037%         0.025%        5.590%                                                          114
=======================================================================================================================

                     ORIGINAL                               REMAINING
                   AMORTIZATION       INTEREST               TERM TO
                       TERM             ONLY    SEASONING    MATURITY   MATURITY    CROSS-COLLATERALIZED            RELATED
  SEQUENCE         (MONTHS) (4)        PERIOD   (MONTHS)     (MONTHS)     DATE              LOANS                    LOANS
  --------         ------------        ------   --------     --------     ----              -----                    -----

     1        Scheduled Amortization                3          117      12/1/2015            No                        No
     2                 360               36         4          116      11/1/2015            No                        No
     3                 360               24         2          116      11/1/2015            No                 Yes(BACM 06-1-X)
     4                                   60         1           59      2/1/2011             No                        No
     5                 360               12        11          114      9/1/2015             No                        No
     6                 360               36         2          118      1/1/2016             No                 Yes(BACM 06-1-D)
     7                 360               36         2          118      1/1/2016             No                        No
     8                 360               36         1          119      2/1/2016             No                 Yes(BACM 06-1-X)
     9                 360               60         2          178      1/1/2021             No                 Yes(BACM 06-1-J)

    10.1
    10.2
    10.3
    10.4
    10.5
    10.6
     10                360                          5          115      10/1/2015            No                 Yes(BACM 06-1-L)

     11                360               24         6          114      9/1/2015             No                        No
     12                300                          2           82      1/1/2013             No                        No
     13                                  84         3           81      12/1/2012            No                 Yes(BACM 06-1-C)

     14                360               36         2           82      1/1/2013      Yes(BACM 06-1-A)          Yes(BACM 06-1-Y)
     15                360               36         2           82      1/1/2013      Yes(BACM 06-1-A)          Yes(BACM 06-1-Y)
                       360               36         2           82      1/1/2013                                Yes(BACM 06-1-Y)

     16                360               48         1          119      2/1/2016             No                        No
     17                360               36         3           81      12/1/2012            No                        No
     18                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-G)
     19                360               36         3          112      7/1/2015             No                 Yes(BACM 06-1-K)
     20                360               36                    120      3/1/2016             No                        No
     21                360                          3           57      12/1/2010            No                 Yes(BACM 06-1-A)
     22                360                          2          138      9/1/2017             No                 Yes(BACM 06-1-D)
     23                360               36         2           82      1/1/2013             No                 Yes(BACM 06-1-Y)
     24                360               12         4           56      11/1/2010            No                 Yes(BACM 06-1-P)
     25                360               60         3          117      12/1/2015            No                 Yes(BACM 06-1-F)
     26                360                          4          116      11/1/2015            No                        No
     27                360               36         3          117      12/1/2015            No                 Yes(BACM 06-1-E)
     28                360                          2          118      1/1/2016             No                        No
     29                360               24         4          116      11/1/2015            No                        No
     30                                 108         3          105      12/1/2014            No                 Yes(BACM 06-1-C)
     31                360               36         2          118      1/1/2016             No                        No
     32                360               60         2          118      1/1/2016             No                        No

    33.1
    33.2
    33.3
     33                360               24         2           82      1/1/2013             No                 Yes(BACM 06-1-P)

     34                360               36         2           58      1/1/2011             No                        No

    35.1
    35.2
    35.3
    35.4
    35.5
     35                360               60         2          118      1/1/2016             No                        No

     36                360               36         1          119      2/1/2016             No                        No
     37                360                          2          118      1/1/2016             No                        No

    38.1
    38.2
    38.3
    38.4
    38.5
     38                360               36         4          116      11/1/2015            No                 Yes(BACM 06-1-I)

     39                360               48         1          119      2/1/2016             No                        No
     40                360                          3           81      12/1/2012            No                        No
     41                360                          3           57      12/1/2010            No                 Yes(BACM 06-1-A)
     42                                 120         3          117      12/1/2015            No                        No
     43                360                          3          117      12/1/2015            No                        No
     44                360               36         3          117      12/1/2015            No                 Yes(BACM 06-1-E)
     45                360                          2          118      1/1/2016             No                        No
     46                300                          2          118      1/1/2016             No                 Yes(BACM 06-1-Z)
     47                360               36         3          117      12/1/2015            No                 Yes(BACM 06-1-E)
     48                360                          2          118      1/1/2016             No                        No
     49                360                          3          117      12/1/2015            No                        No
     50                360                          2          135      6/1/2017             No                 Yes(BACM 06-1-K)
     51                360               48                    120      3/1/2016             No                        No
     52                360               24         2          118      1/1/2016             No                        No
     53                300                                     120      3/1/2016             No                        No
     54                360               36         2          118      1/1/2016             No                 Yes(BACM 06-1-R)
     55                360                          2          118      1/1/2016             No                        No
     56                300                          2          118      1/1/2016             No                Yes(BACM 06-1-AB)
     57                360               36         1          136      7/1/2017             No                 Yes(BACM 06-1-D)
     58                300                          2          118      1/1/2016             No                        No
     59                360               36         3          117      12/1/2015            No                        No
     60                360                          3           57      12/1/2010            No                        No
     61                360               60         2          118      1/1/2016             No                        No
     62                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-G)
     63                120               21                    141      12/1/2017            No                        No
     64                360                          3          117      12/1/2015            No                        No
     65                360               36         1          119      2/1/2016             No                        No
     66                360                          2           81      12/1/2012            No                 Yes(BACM 06-1-L)
     67                360               12         1          119      2/1/2016             No                        No
     68                300                          2          118      1/1/2016             No                 Yes(BACM 06-1-Z)
     69                360               36         3          117      12/1/2015            No                 Yes(BACM 06-1-E)

    70.1
    70.2
     70                360               36         3          117      12/1/2015            No                        No

     71                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-D)
     72                                 120         3          117      12/1/2015            No                        No
     73                360               60         2          118      1/1/2016             No                        No
     74                360                          1          119      2/1/2016             No                 Yes(BACM 06-1-J)
     75                360               24         2          118      1/1/2016             No                        No

    76.1
    76.2
    76.3
     76                360               36         4          116      11/1/2015            No                 Yes(BACM 06-1-I)

     77                360               60         3          117      12/1/2015            No                 Yes(BACM 06-1-Q)
     78                360                          4          116      11/1/2015            No                        No
     80                360                          1          119      2/1/2016             No                        No
     81                360               36         3          117      12/1/2015            No                        No
     82                360               36         4          116      11/1/2015            No                 Yes(BACM 06-1-R)
     83                300                          2          118      1/1/2016             No                        No
     84                300                          2          118      1/1/2016             No                        No
     85                360               60         2          118      1/1/2016             No                 Yes(BACM 06-1-U)
     86                300                          5           64      7/1/2011             No                        No
     87                360                          4          116      11/1/2015            No                        No
     88                360                          2          118      1/1/2016             No                        No
     89                360               24         3          117      12/1/2015            No                        No
     90                360               36         1          119      2/1/2016             No                        No
     91                240                          1          119      2/1/2016             No                        No
     92                360               60         3          117      12/1/2015            No                        No
     93                240                          1          119      2/1/2016             No                        No
     94                360               24         2          118      1/1/2016             No                 Yes(BACM 06-1-J)
     95                360               48         1          119      2/1/2016             No                 Yes(BACM 06-1-F)
     96                324               36         1          119      2/1/2016             No                        No
     97                360               24         4          116      11/1/2015            No                        No
     98                360                          1          119      2/1/2016             No                        No
     99                360                          2          118      1/1/2016             No                        No
    100                360                          2          118      1/1/2016             No                        No
    101                360                          3          117      12/1/2015            No                        No
    102                360               24         3          117      12/1/2015            No                        No
    103                360               36         2          118      1/1/2016             No                        No
    104                300                          4          116      11/1/2015            No                        No
    105                360                          2          118      1/1/2016             No                        No
    106                360                          2          118      1/1/2016             No                        No
    107                360               36         2          118      1/1/2016             No                        No
    108                360               24         4          116      11/1/2015            No                 Yes(BACM 06-1-U)
    109                300                          2          118      1/1/2016             No                        No
    110                360               12                    120      3/1/2016             No                        No
    111                300                          2          118      1/1/2016             No                        No
    112                360                          4           56      11/1/2010            No                        No
    113                360               60         3          117      12/1/2015            No                 Yes(BACM 06-1-U)
    114                360               60         2          153      12/1/2018            No                 Yes(BACM 06-1-M)
    115                300                          1          119      2/1/2016             No                        No

   116.1
   116.2
    116                360               24         3          117      12/1/2015            No                 Yes(BACM 06-1-S)

    117                360                          3          117      12/1/2015            No                        No

   118.1
   118.2
    118                360               36         4          116      11/1/2015            No                 Yes(BACM 06-1-I)

    119                360                          3          117      12/1/2015            No                        No
    120                360                          1          119      2/1/2016             No                        No
    121                360                          6          114      9/1/2015             No                        No
    122                360               24         7          113      8/1/2015             No                 Yes(BACM 06-1-S)
    123                360               84         6          114      9/1/2015             No                 Yes(BACM 06-1-B)
    124                360               24         2          118      1/1/2016             No                        No
    125                360                          1          119      2/1/2016             No                        No
    126                360                          3          117      12/1/2015            No                 Yes(BACM 06-1-V)
    127                360                          7          113      8/1/2015             No                        No
    128                360                                     120      3/1/2016             No                        No
    129                360               36         3          117      12/1/2015            No                 Yes(BACM 06-1-R)
    130                360                          2          118      1/1/2016             No                        No
    131                360               12         3          117      12/1/2015            No                        No
    132                180                          2          118      1/1/2016             No                        No
    133                300                          2          118      1/1/2016             No                        No
    134                360               24         4          116      11/1/2015            No                        No
    135                360               36         1          119      2/1/2016             No                        No
    136                360               84         6          114      9/1/2015             No                 Yes(BACM 06-1-B)
    137                360               60         4          116      11/1/2015            No                 Yes(BACM 06-1-U)
    138                352                          6          114      9/1/2015             No                        No
    139                360                          6          114      9/1/2015             No                        No
    140                360                          1           59      2/1/2011             No                        No
    141                360                          2          118      1/1/2016             No                        No
    142                360                          6          114      9/1/2015             No                 Yes(BACM 06-1-T)
    143                360                          3          117      12/1/2015            No                        No
    144                300                          2          118      1/1/2016             No                Yes(BACM 06-1-AB)
    145                360                          6          114      9/1/2015             No                 Yes(BACM 06-1-T)
    146                360                          2          118      1/1/2016             No                        No
    147                360                          2          118      1/1/2016             No                        No
    148                180                          1          179      2/1/2021             No                        No
    149                300                          3          117      12/1/2015            No                        No
    150                300                          4          116      11/1/2015            No                Yes(BACM-06-1-AC)
    151                360                          2          118      1/1/2016             No                        No
    152                360                          2          118      1/1/2016             No                        No
    153                360                          4          116      11/1/2015            No                        No
    154                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-N)
    155                                  60         1           59      2/1/2011             No                        No
    156                360               24         2          118      1/1/2016             No                 Yes(BACM 06-1-O)
    157                330                          3          117      12/1/2015            No                        No
    158                360                          2          118      1/1/2016             No                        No
    159                360               24         2          118      1/1/2016             No                Yes(BACM 06-1-AA)
    160                360               24         6          114      9/1/2015             No                 Yes(BACM 06-1-S)
    161                360               24         3          117      12/1/2015            No                        No
    162                360               60         3          117      12/1/2015            No                        No
    163                360                          4          116      11/1/2015            No                        No
    164                360               24         3          117      12/1/2015            No                 Yes(BACM 06-1-O)
    165                360               24         2          118      1/1/2016             No                        No
    166                360               36         7          113      8/1/2015             No                        No
    167                360               36         4          116      11/1/2015            No                 Yes(BACM 06-1-U)
    168                360               12         2           93      12/1/2013            No                 Yes(BACM 06-1-M)
    169                360                          2          118      1/1/2016             No                        No
    170                360                                      82      1/1/2013             No                        No
    171                360                          4          116      11/1/2015            No                        No
    172                360               60         2          118      1/1/2016             No                        No
    173                360               36         2          118      1/1/2016             No                        No
    174                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-W)
    175                352                          6          114      9/1/2015             No                        No
    176                221                          5          115      10/1/2015            No                 Yes(BACM 06-1-V)
    177                360                          2          118      1/1/2016             No                Yes(BACM-06-1-AC)
    178                324                          3          117      12/1/2015            No                        No
    179                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-W)
    180                360               12         2          118      1/1/2016             No                        No
    181                360                          2          118      1/1/2016             No                        No
    182                360                          4          116      11/1/2015            No                        No
    183                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-W)
    184                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-N)
    185                300                          4          116      11/1/2015            No                        No
    186                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-J)
    187                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-W)
    188                360               24         2          118      1/1/2016             No                Yes(BACM 06-1-AA)
    189                360               24         6          114      9/1/2015             No                 Yes(BACM 06-1-Q)
    190                360                          2          118      1/1/2016             No                 Yes(BACM 06-1-W)
    191                360                          3          117      12/1/2015            No                        No
    192                360                          4          116      11/1/2015            No                        No
    193                300                          2          118      1/1/2016             No                        No
------------------------------------------------------------------------------------------------------------------------------------
                       352                          3          112
====================================================================================================================================

                                                                                               APPRAISAL     APPRAISAL  CUT-OFF DATE
  SEQUENCE          PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)       YIELD MAINTENANCE TYPE     VALUE (5)     DATE (5)     LTV RATIO
  --------          -----------------------------------------       ----------------------     ---------     --------     ---------

     1                 LO(13)/GRTR1%PPMTorYM(100)/OPEN(7)               Int Diff (BEY)       1,101,357,835  Various (14)    40.8%
     2                     LO(116)/OPEN(4)/DEFEASANCE                                         545,000,000    7/27/2005      72.6%
     3                     LO(115)/OPEN(3)/DEFEASANCE                                         139,000,000    12/1/2005      71.9%
     4                      LO(53)/OPEN(7)/DEFEASANCE                                         105,600,000    1/1/2006       52.1%
     5                     LO(123)/OPEN(2)/DEFEASANCE                                         287,220,000    1/25/2005      38.3%
     6                     LO(116)/OPEN(4)/DEFEASANCE                                          72,000,000    9/21/2005      73.2%
     7                     LO(114)/OPEN(6)/DEFEASANCE                                          69,300,000   12/19/2005      57.0%
     8                  LO(1)/GRTR1%PPMTorYM(117)/OPEN(2)                  NPV (BEY)           52,000,000   10/20/2005      75.0%
     9                 LO(47)/GRTR1%PPMTorYM(130)/OPEN(3)               Int Diff (MEY)         59,400,000    11/2/2005      65.7%

    10.1                                                                                       10,790,000    9/19/2005
    10.2                                                                                       8,980,000     9/21/2005
    10.3                                                                                       8,110,000     9/22/2005
    10.4                                                                                       8,000,000     9/21/2005
    10.5                                                                                       8,000,000     9/21/2005
    10.6                                                                                       7,900,000     9/21/2005
                                                                                             ---------------
     10                    LO(116)/OPEN(4)/DEFEASANCE                                          51,780,000     Various       68.6%

     11                    LO(118)/OPEN(2)/DEFEASANCE                                          43,600,000    6/23/2005      78.9%
     12                     LO(81)/OPEN(3)/DEFEASANCE                                          47,000,000   11/15/2005      63.6%
     13                     LO(77)/OPEN(7)/DEFEASANCE                                          33,780,000    10/1/2006      79.9%

     14                     LO(82)/OPEN(2)/DEFEASANCE                                          20,500,000    10/3/2005      67.4%
     15                     LO(82)/OPEN(2)/DEFEASANCE                                          17,200,000    10/5/2005      67.4%
                                                                                             ---------------
                            LO(82)/OPEN(2)/DEFEASANCE                                          37,700,000     Various       67.4%

     16                    LO(117)/OPEN(3)/DEFEASANCE                                          33,700,000   11/28/2005      71.5%
     17                     LO(81)/OPEN(3)/DEFEASANCE                                          29,000,000    11/1/2005      80.0%
     18                    LO(115)/OPEN(5)/DEFEASANCE                                          30,500,000    8/12/2005      69.0%
     19                    LO(111)/OPEN(4)/DEFEASANCE                                          31,500,000    9/19/2005      66.0%
     20                    LO(116)/OPEN(4)/DEFEASANCE                                          27,750,000   11/14/2005      75.0%
     21                     LO(57)/OPEN(3)/DEFEASANCE                                          23,700,000   10/11/2005      79.5%
     22                    LO(136)/OPEN(4)/DEFEASANCE                                          25,600,000    9/28/2005      71.8%
     23                     LO(82)/OPEN(2)/DEFEASANCE                                          27,300,000    12/5/2005      66.3%
     24                     LO(56)/OPEN(4)/DEFEASANCE                                          25,500,000    7/18/2005      70.0%
     25                 LO(34)/GRTR1%PPMTorYM(83)/OPEN(3)               Int Diff (MEY)         26,800,000    9/21/2005      66.0%
     26                 LO(48)/GRTR1%PPMTorYM(68)/OPEN(4)               Int Diff (MEY)         21,500,000    8/1/2005       79.6%
     27                    LO(116)/OPEN(4)/DEFEASANCE                                          21,000,000   10/14/2005      80.0%
     28                    LO(116)/OPEN(4)/DEFEASANCE                                          24,500,000    12/8/2005      67.2%
     29                    LO(116)/OPEN(4)/DEFEASANCE                                          22,700,000    9/20/2005      71.4%
     30                    LO(101)/OPEN(7)/DEFEASANCE                                          22,200,000    11/1/2005      72.1%
     31                    LO(116)/OPEN(4)/DEFEASANCE                                          20,400,000   10/17/2005      78.4%
     32                    LO(117)/OPEN(3)/DEFEASANCE                                          20,200,000   10/14/2005      78.0%

    33.1                                                                                       14,983,114    11/1/2005
    33.2                                                                                       3,964,564     11/1/2005
    33.3                                                                                       3,552,322     11/1/2005
                                                                                             ---------------
     33                     LO(81)/OPEN(3)/DEFEASANCE                                          22,500,000    11/1/2005      68.4%

     34                     LO(57)/OPEN(3)/DEFEASANCE                                          23,400,000    10/5/2005      64.1%

    35.1                                                                                       5,930,000     9/20/2005
    35.2                                                                                       5,110,000     9/20/2005
    35.3                                                                                       2,700,000     9/10/2005
    35.4                                                                                       2,580,000     9/9/2005
    35.5                                                                                       1,340,000     9/20/2005
                                                                                             ---------------
     35                    LO(117)/OPEN(3)/DEFEASANCE                                          17,660,000     Various       80.0%

     36                    LO(116)/OPEN(4)/DEFEASANCE                                          17,520,000   11/14/2005      79.9%
     37                    LO(117)/OPEN(3)/DEFEASANCE                                          18,400,000    9/21/2005      70.5%

    38.1                                                                                       4,300,000     9/7/2005
    38.2                                                                                       4,250,000     9/13/2005
    38.3                                                                                       3,400,000     9/13/2005
    38.4                                                                                       3,050,000     9/13/2005
    38.5                                                                                       2,250,000     9/13/2005
                                                                                             ---------------
     38                    LO(116)/OPEN(4)/DEFEASANCE                                          17,250,000     Various       73.9%

     39                    LO(116)/OPEN(4)/DEFEASANCE                                          20,500,000    9/1/2005       57.6%
     40                     LO(80)/OPEN(4)/DEFEASANCE                                          15,300,000    6/28/2005      79.1%
     41                     LO(57)/OPEN(3)/DEFEASANCE                                          15,850,000    9/30/2005      76.7%
     42                    LO(116)/OPEN(4)/DEFEASANCE                                          24,860,000   10/24/2005      48.3%
     43                    LO(117)/OPEN(3)/DEFEASANCE                                          15,900,000    7/5/2005       75.1%
     44                    LO(116)/OPEN(4)/DEFEASANCE                                          16,900,000   10/24/2005      70.4%
     45                    LO(118)/OPEN(2)/DEFEASANCE                                          16,400,000    11/1/2005      71.8%
     46                    LO(116)/OPEN(4)/DEFEASANCE                                          19,200,000    9/27/2005      61.0%
     47                    LO(116)/OPEN(4)/DEFEASANCE                                          14,500,000   10/14/2005      80.0%
     48                    LO(116)/OPEN(4)/DEFEASANCE                                          15,000,000    11/7/2005      77.2%
     49                    LO(116)/OPEN(4)/DEFEASANCE                                          14,500,000    9/29/2005      79.7%
     50                    LO(134)/OPEN(3)/DEFEASANCE                                          14,500,000    9/14/2005      74.8%
     51                    LO(116)/OPEN(4)/DEFEASANCE                                          14,100,000    1/6/2006       76.6%
     52                    LO(117)/OPEN(3)/DEFEASANCE                                          14,200,000    3/1/2006       75.4%
     53                    LO(116)/OPEN(4)/DEFEASANCE                                          14,900,000    12/9/2005      70.5%
     54                    LO(116)/OPEN(4)/DEFEASANCE                                          13,000,000    11/1/2005      80.0%
     55                    LO(116)/OPEN(4)/DEFEASANCE                                          13,660,000   11/19/2005      72.9%
     56                    LO(116)/OPEN(4)/DEFEASANCE                                          13,400,000   11/16/2005      74.4%
     57                    LO(133)/OPEN(4)/DEFEASANCE                                          14,550,000    9/21/2005      68.5%
     58                 LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)               Int Diff (MEY)         14,500,000   10/11/2005      68.7%
     59                    LO(117)/OPEN(3)/DEFEASANCE                                          13,900,000    9/30/2005      71.2%
     60                     LO(57)/OPEN(3)/DEFEASANCE                                          12,250,000    9/21/2005      78.9%
     61                    LO(118)/OPEN(2)/DEFEASANCE                                          15,860,000   10/12/2005      59.6%
     62                    LO(115)/OPEN(5)/DEFEASANCE                                          12,600,000   10/21/2005      72.9%
     63                    LO(137)/OPEN(4)/DEFEASANCE                                          15,000,000    1/12/2006      60.0%
     64                    LO(116)/OPEN(4)/DEFEASANCE                                          14,300,000   10/13/2005      61.3%
     65                    LO(118)/OPEN(2)/DEFEASANCE                                          12,750,000    12/2/2005      68.2%
     66                     LO(79)/OPEN(4)/DEFEASANCE                                          11,850,000   11/23/2005      71.6%
     67                    LO(117)/OPEN(3)/DEFEASANCE                                          11,000,000    12/2/2005      75.5%
     68                    LO(116)/OPEN(4)/DEFEASANCE                                          12,000,000    9/27/2005      68.5%
     69                    LO(116)/OPEN(4)/DEFEASANCE                                          11,600,000   10/24/2005      70.6%

    70.1                                                                                       6,500,000    10/28/2005
    70.2                                                                                       3,425,000    10/28/2005
                                                                                             ---------------
     70                    LO(116)/OPEN(4)/DEFEASANCE                                          9,925,000    10/28/2005      77.3%

     71                    LO(116)/OPEN(4)/DEFEASANCE                                          11,700,000    9/28/2005      64.6%
     72                    LO(116)/OPEN(4)/DEFEASANCE                                          12,200,000    10/7/2005      60.7%
     73                    LO(118)/OPEN(2)/DEFEASANCE                                          9,000,000    10/26/2005      79.4%
     74                 LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)               Int Diff (MEY)         11,000,000   11/21/2005      64.9%
     75                    LO(116)/OPEN(4)/DEFEASANCE                                          9,700,000    11/22/2005      73.5%

    76.1                                                                                       3,500,000     9/20/2005
    76.2                                                                                       3,200,000     9/20/2005
    76.3                                                                                       3,000,000     9/20/2005
                                                                                             ---------------
     76                    LO(116)/OPEN(4)/DEFEASANCE                                          9,700,000     9/20/2005      73.1%

     77                    LO(116)/OPEN(4)/DEFEASANCE                                          10,000,000    10/1/2005      70.9%
     78                    LO(116)/OPEN(4)/DEFEASANCE                                          8,900,000     9/16/2005      79.4%
     80                    LO(108)/OPEN(12)/DEFEASANCE                                         8,800,000     11/1/2005      79.9%
     81                    LO(116)/OPEN(4)/DEFEASANCE                                          9,440,000    10/19/2005      74.2%
     82                    LO(116)/OPEN(4)/DEFEASANCE                                          9,200,000    10/11/2005      76.1%
     83                    LO(118)/OPEN(2)/DEFEASANCE                                          9,600,000    10/24/2006      72.7%
     84                    LO(116)/OPEN(4)/DEFEASANCE                                          10,200,000   10/18/2005      63.0%
     85                    LO(113)/OPEN(7)/DEFEASANCE                                          10,100,000   10/21/2005      63.1%
     86                     LO(66)/OPEN(3)/DEFEASANCE                                          8,600,000     8/1/2005       74.0%
     87                    LO(116)/OPEN(4)/DEFEASANCE                                          8,900,000     7/26/2005      69.5%
     88                    LO(117)/OPEN(3)/DEFEASANCE                                          8,000,000     11/3/2005      76.0%
     89                 LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)               Int Diff (MEY)         7,500,000     10/5/2005      80.0%
     90                    LO(116)/OPEN(4)/DEFEASANCE                                          9,300,000     10/6/2005      64.5%
     91                    LO(116)/OPEN(4)/DEFEASANCE                                          10,500,000    12/7/2005      57.0%
     92                    LO(116)/OPEN(4)/DEFEASANCE                                          7,400,000     9/29/2005      80.0%
     93                    LO(117)/OPEN(3)/DEFEASANCE                                          8,400,000     9/28/2005      69.8%
     94                 LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)               Int Diff (MEY)         8,020,000     6/15/2006      72.9%
     95                 LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)               Int Diff (MEY)         7,800,000     8/19/2005      73.7%
     96                    LO(118)/OPEN(2)/DEFEASANCE                                          8,560,000    12/21/2005      66.6%
     97                    LO(116)/OPEN(4)/DEFEASANCE                                          7,200,000     8/10/2005      79.2%
     98                    LO(116)/OPEN(4)/DEFEASANCE                                          7,200,000    10/28/2005      79.1%
     99                    LO(115)/OPEN(5)/DEFEASANCE                                          7,400,000     12/1/2005      76.6%
    100                    LO(116)/OPEN(4)/DEFEASANCE                                          8,400,000    11/16/2005      66.5%
    101                    LO(115)/OPEN(5)/DEFEASANCE                                          7,000,000     8/18/2005      79.7%
    102                    LO(117)/OPEN(3)/DEFEASANCE                                          24,500,000    8/31/2005      22.4%
    103                 LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)               Int Diff (MEY)         7,400,000    11/28/2005      74.3%
    104                    LO(118)/OPEN(2)/DEFEASANCE                                          7,300,000     10/1/2005      74.2%
    105                    LO(116)/OPEN(4)/DEFEASANCE                                          7,550,000     8/24/2005      71.7%
    106                    LO(116)/OPEN(4)/DEFEASANCE                                          6,900,000     11/4/2005      76.6%
    107                    LO(116)/OPEN(4)/DEFEASANCE                                          6,550,000    10/20/2005      79.8%
    108                    LO(113)/OPEN(7)/DEFEASANCE                                          8,300,000     8/18/2005      49.8%
    109                    LO(118)/OPEN(2)/DEFEASANCE                                          7,300,000     1/1/2006       69.6%
    110                    LO(118)/OPEN(2)/DEFEASANCE                                          7,410,000    10/15/2006      67.5%
    111                    LO(118)/OPEN(2)/DEFEASANCE                                          6,700,000    11/25/2005      69.2%
    112                    LO(47)/OPEN(13)/DEFEASANCE                                          7,100,000     7/1/2005       70.1%
    113                    LO(113)/OPEN(7)/DEFEASANCE                                          7,400,000     9/16/2005      67.2%
    114                    LO(152)/OPEN(3)/DEFEASANCE                                          7,870,000    11/16/2005      60.4%
    115                    LO(117)/OPEN(3)/DEFEASANCE                                          6,400,000     1/1/2006       74.1%

   116.1                                                                                       3,870,000     9/26/2005
   116.2                                                                                       2,200,000     9/26/2005
                                                                                             ---------------
    116                    LO(116)/OPEN(4)/DEFEASANCE                                          6,070,000     9/26/2005      77.4%

    117                    LO(118)/OPEN(2)/DEFEASANCE                                          6,200,000     11/1/2005      75.6%

   118.1                                                                                       3,600,000     9/8/2005
   118.2                                                                                       3,000,000     9/8/2005
                                                                                             ---------------
    118                    LO(116)/OPEN(4)/DEFEASANCE                                          6,600,000     9/8/2005       70.9%

    119                    LO(116)/OPEN(4)/DEFEASANCE                                          6,700,000     10/5/2005      69.2%
    120                    LO(117)/OPEN(3)/DEFEASANCE                                          7,000,000    12/12/2005      64.5%
    121                    LO(116)/OPEN(4)/DEFEASANCE                                          5,630,000     7/12/2005      79.4%
    122                    LO(116)/OPEN(4)/DEFEASANCE                                          5,840,000     5/25/2005      75.3%
    123                 LO(36)/GRTR1%PPMTorYM(79)/OPEN(5)               Int Diff (MEY)         7,250,000     7/5/2005       56.6%
    124                 LO(26)/GRTR1%PPMTorYM(90)/OPEN(4)                  NPV (BEY)           5,290,000    11/21/2005      77.1%
    125                    LO(117)/OPEN(3)/DEFEASANCE                                          5,700,000     11/9/2005      71.0%
    126                 LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)                  NPV (BEY)           5,200,000     9/3/2005       77.4%
    127                 LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                  NPV (BEY)           5,470,000     5/26/2005      71.0%
    128                    LO(118)/OPEN(2)/DEFEASANCE                                          5,540,000     1/16/2006      68.8%
    129                    LO(116)/OPEN(4)/DEFEASANCE                                          4,600,000    10/11/2005      79.3%
    130                 LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                  NPV (BEY)           6,100,000     1/15/2006      58.9%
    131                    LO(116)/OPEN(4)/DEFEASANCE                                          5,000,000     4/1/2006       51.5%
    132                    LO(116)/OPEN(4)/DEFEASANCE                                          7,700,000    11/22/2005      46.4%
    133                    LO(118)/OPEN(2)/DEFEASANCE                                          4,775,000     11/4/2005      74.8%
    134                 LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)               Int Diff (MEY)         4,500,000     7/26/2005      79.1%
    135                    LO(113)/OPEN(7)/DEFEASANCE                                          4,400,000    11/26/2005      80.0%
    136                 LO(36)/GRTR1%PPMTorYM(79)/OPEN(5)               Int Diff (MEY)         5,100,000     7/5/2005       68.6%
    137                    LO(113)/OPEN(7)/DEFEASANCE                                          5,400,000     9/22/2005      64.1%
    138                    LO(116)/OPEN(4)/DEFEASANCE                                          5,700,000     7/22/2005      60.6%
    139                    LO(113)/OPEN(7)/DEFEASANCE                                          4,250,000     7/30/2005      79.5%
    140                     LO(58)/OPEN(2)/DEFEASANCE                                          4,300,000     11/9/2005      78.0%
    141                    LO(116)/OPEN(4)/DEFEASANCE                                          4,300,000     10/4/2005      77.7%
    142                    LO(116)/OPEN(4)/DEFEASANCE                                          4,200,000     6/2/2005       79.2%
    143                    LO(116)/OPEN(4)/DEFEASANCE                                          4,275,000     9/28/2005      76.9%
    144                    LO(116)/OPEN(4)/DEFEASANCE                                          4,900,000    11/16/2005      65.1%
    145                    LO(116)/OPEN(4)/DEFEASANCE                                          4,200,000     6/2/2005       75.8%
    146                    LO(116)/OPEN(4)/DEFEASANCE                                          4,250,000     9/23/2005      70.3%
    147                    LO(116)/OPEN(4)/DEFEASANCE                                          3,770,000     11/7/2005      79.4%
    148                    LO(178)/OPEN(2)/DEFEASANCE                                          4,100,000     12/6/2005      72.9%
    149                    LO(116)/OPEN(4)/DEFEASANCE                                          5,000,000     9/22/2005      59.7%
    150                    LO(116)/OPEN(4)/DEFEASANCE                                          4,350,000     8/17/2005      68.5%
    151                    LO(116)/OPEN(4)/DEFEASANCE                                          4,300,000    10/31/2005      65.0%
    152                    LO(117)/OPEN(3)/DEFEASANCE                                          3,500,000    10/20/2005      79.8%
    153                    LO(116)/OPEN(4)/DEFEASANCE                                          3,900,000     9/8/2005       71.5%
    154                    LO(116)/OPEN(4)/DEFEASANCE                                          4,170,000    11/25/2005      65.8%
    155                     LO(54)/OPEN(6)/DEFEASANCE                                          3,600,000    10/10/2005      73.4%
    156                    LO(117)/OPEN(3)/DEFEASANCE                                          4,300,000    10/28/2005      61.0%
    157                    LO(116)/OPEN(4)/DEFEASANCE                                          3,740,000     10/6/2005      69.6%
    158                    LO(116)/OPEN(4)/DEFEASANCE                                          3,550,000     7/14/2005      72.6%
    159                    LO(116)/OPEN(4)/DEFEASANCE                                          3,375,000    10/20/2005      75.1%
    160                    LO(115)/OPEN(5)/DEFEASANCE                                          3,250,000     7/15/2005      76.9%
    161                    LO(116)/OPEN(4)/DEFEASANCE                                          3,125,000    10/10/2005      80.0%
    162                    LO(116)/OPEN(4)/DEFEASANCE                                          4,800,000     11/7/2005      52.1%
    163                 LO(35)/GRTR1%PPMTorYM(80)/OPEN(5)                  NPV (BEY)           3,550,000     10/1/2005      70.1%
    164                    LO(117)/OPEN(3)/DEFEASANCE                                          3,520,000    10/28/2005      67.6%
    165                    LO(116)/OPEN(4)/DEFEASANCE                                          3,000,000    10/24/2005      76.8%
    166                    LO(116)/OPEN(4)/DEFEASANCE                                          3,300,000     5/27/2005      69.1%
    167                    LO(113)/OPEN(7)/DEFEASANCE                                          3,300,000     8/15/2005      68.3%
    168                     LO(92)/OPEN(3)/DEFEASANCE                                          3,200,000    11/11/2005      70.0%
    169                    LO(116)/OPEN(4)/DEFEASANCE                                          2,750,000    12/23/2005      74.0%
    170                 LO(36)/GRTR1%PPMTorYM(43)/OPEN(3)               Int Diff (MEY)         2,700,000     9/1/2005       80.0%
    171                    LO(116)/OPEN(4)/DEFEASANCE                                          2,700,000     8/24/2005      79.7%
    172                    LO(116)/OPEN(4)/DEFEASANCE                                          8,800,000    10/13/2005      23.9%
    173                    LO(116)/OPEN(4)/DEFEASANCE                                          3,500,000     9/8/2005       60.0%
    174                    LO(116)/OPEN(4)/DEFEASANCE                                          2,800,000     11/7/2005      74.8%
    175                    LO(116)/OPEN(4)/DEFEASANCE                                          2,900,000     8/3/2005       71.9%
    176                 LO(35)/GRTR1%PPMTorYM(78)/OPEN(7)                  NPV (BEY)           4,050,000     6/22/2005      51.2%
    177                    LO(116)/OPEN(4)/DEFEASANCE                                          2,680,000     12/1/2005      74.5%
    178                    LO(116)/OPEN(4)/DEFEASANCE                                          2,560,000     9/13/2005      77.8%
    179                    LO(116)/OPEN(4)/DEFEASANCE                                          2,650,000     11/7/2005      74.8%
    180                    LO(116)/OPEN(4)/DEFEASANCE                                          2,600,000    11/15/2005      63.5%
    181                 LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)               Int Diff (MEY)         2,750,000    10/17/2005      70.8%
    182                    LO(116)/OPEN(4)/DEFEASANCE                                          2,700,000     9/1/2005       67.7%
    183                    LO(116)/OPEN(4)/DEFEASANCE                                          2,700,000    11/15/2005      66.6%
    184                    LO(116)/OPEN(4)/DEFEASANCE                                          2,800,000    11/21/2005      61.3%
    185                    LO(116)/OPEN(4)/DEFEASANCE                                          2,360,000     9/27/2005      72.7%
    186                 LO(47)/GRTR1%PPMTorYM(70)/OPEN(3)               Int Diff (MEY)         2,280,000    11/10/2005      72.2%
    187                    LO(116)/OPEN(4)/DEFEASANCE                                          2,200,000    11/10/2005      74.8%
    188                    LO(116)/OPEN(4)/DEFEASANCE                                          2,150,000     9/8/2005       74.0%
    189                    LO(116)/OPEN(4)/DEFEASANCE                                          1,875,000     7/8/2005       80.0%
    190                    LO(116)/OPEN(4)/DEFEASANCE                                          1,950,000     11/7/2005      74.8%
    191                    LO(116)/OPEN(4)/DEFEASANCE                                          1,770,000     8/6/2005       64.8%
    192                    LO(116)/OPEN(4)/DEFEASANCE                                          1,600,000     8/19/2005      68.8%
    193                    LO(116)/OPEN(4)/DEFEASANCE                                          2,150,000    10/14/2005      47.5%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            67.6%
====================================================================================================================================

                                              TOTAL                                     LOAN
                                             UNITS/     UNITS/                      BALANCE PER
                                               SF/        SF/                         UNIT/SF/                         OCCUPANCY
            BALLOON OR ARD  YEAR BUILT (5)/   PADS/      PADS/     NET RENTABLE         PAD/          OCCUPANCY          AS OF
SEQUENCE      LTV RATIO     RENOVATED (6)     KEYS       KEYS       AREA (SF)           KEY          PERCENT (7)        DATE (8)
--------      ---------     -------------     ----       ----       ---------           ---          -----------        --------

   1            35.2%          Various      5,119,320     SF        5,119,320            88             58.6%          10/1/2005
   2            65.3%            2000        493,984      SF         493,984            801             91.3%           3/1/2006
   3            69.6%            2004        294,868      SF         294,868            373            100.0%          12/1/2005
   4            52.1%         1926/2005        226       Keys        244,800          243,363           69.4%          11/30/2005
   5            34.3%            2003        828,821      SF         828,821            133             79.9%          12/15/2005
   6            65.8%         1900/1990      381,176      SF         381,176            138            100.0%          11/30/2005
   7            51.0%         1952/1999      461,081      SF         461,081             86             95.4%          1/26/2006
   8            67.5%            1995        242,216      SF         242,216            161            100.0%          11/25/2005
   9            55.9%            1992        105,645      SF         105,645            369            100.0%          12/1/2005

  10.1                           2005        74,135       SF          74,135             95            100.0%          12/31/2005
  10.2                           2001        65,936       SF          65,936             95            100.0%          12/31/2005
  10.3                           2004        59,669       SF          59,669             95            100.0%          12/31/2005
  10.4                           1998        58,378       SF          58,378             95            100.0%          12/31/2005
  10.5                           2003        58,997       SF          58,997             95            100.0%          12/31/2005
  10.6                           2000        57,849       SF          57,849             95            100.0%          12/31/2005
   10           57.9%          Various       374,964      SF         374,964             95            100.0%          12/31/2005

   11           69.3%         1973/2004      792,595      SF         792,595             43            100.0%          12/21/2005
   12           55.4%            2000          232       Keys        100,920          128,938           61.2%          10/31/2005
   13           79.9%            2002        87,513       SF          87,513            309            100.0%          9/30/2005

   14           63.9%            2000        122,063      SF         122,063            114            100.0%          11/17/2005
   15           63.9%            2003        101,039      SF         101,039            114            100.0%          10/28/2005
                63.9%          Various       223,102      SF         223,102            114            100.0%           Various

   16           65.3%         1991/2001        474       Units       491,984           50,844           94.9%          12/25/2005
   17           76.0%         1961/2005      294,083      SF         294,083             79             95.2%          11/30/2005
   18           58.6%            2001          208       Keys        185,570          101,219           75.2%          10/31/2005
   19           59.4%            2003        138,443      SF         138,443            150            100.0%          9/16/2005
   20           67.2%            1986          456       Units       386,431           45,614           96.1%          11/9/2005
   21           74.3%            1989          347       Units       339,084           54,290           93.7%          9/30/2005
   22           57.9%            1991        56,682       SF          56,682            324            100.0%          9/30/2005
   23           62.9%            2001        158,221      SF         158,221            114            100.0%          12/6/2005
   24           66.2%         1965/1985      174,000      SF         174,000            103            100.0%           9/1/2005
   25           61.4%         1973/1998      162,752      SF         162,752            109            100.0%          8/19/2005
   26           66.9%         1970/1993      202,606      SF         202,606             85            100.0%          10/3/2005
   27           71.4%            1969          316       Pads          316             53,165           85.4%          10/31/2005
   28           56.5%         1989/1995      93,296       SF          93,296            176            100.0%          12/13/2005
   29           62.3%            1998          228       Units       227,666           71,053           96.1%          9/26/2005
   30           72.1%            2005        73,459       SF          73,459            218            100.0%          12/1/2005
   31           70.3%            2002        136,398      SF         136,398            117            100.0%          12/1/2005
   32           72.6%            2000          236       Units       269,188           66,737           94.5%          10/31/2005

  33.1                           1996        178,056      SF         178,056             58             92.0%          12/1/2005
  33.2                           1999        47,114       SF          47,114             58            100.0%          12/1/2005
  33.3                           2000        42,215       SF          42,215             58             88.8%          12/1/2005
   33           63.8%          Various       267,385      SF         267,385             58             92.9%          12/1/2005

   34           62.5%         1967/1999        313       Units       455,002           47,923           89.6%          11/29/2005

  35.1                           1978          629       Units        95,027           4,524            92.2%          1/26/2006
  35.2                           1986         1,002      Units       140,839           4,524            80.2%          1/26/2006
  35.3                           1977          628       Units        67,770           4,524            84.2%          1/26/2006
  35.4                           1986          490       Units        56,950           4,524            99.6%          1/26/2006
  35.5                           1976          374       Units        36,104           4,524            90.9%          1/26/2006
   35           74.2%          Various        3,123      Units       396,690           4,524            87.8%          1/26/2006

   36           72.0%            2003          176       Units       172,560           79,545           97.7%          12/31/2005
   37           59.2%            1984        129,867      SF         129,867            100            100.0%          10/31/2005

  38.1                        1986/2002        476       Units        61,140           4,878            77.7%          7/19/2005
  38.2                           1986          722       Units        81,150           4,878            96.1%          9/15/2005
  38.3                           2000          474       Units        70,340           4,878            78.3%          9/15/2005
  38.4                           1999          510       Units        67,440           4,878            81.6%          9/15/2005
  38.5                           2003          432       Units        60,500           4,878            68.5%          9/15/2005
   38           65.8%          Various        2,614      Units       340,570           4,878            82.1%           Various

   39           56.1%            1995          168       Units       151,944           74,702           97.0%           1/4/2006
   40           70.9%         1995/2003      91,960       SF          91,960            133             95.2%          10/20/2005
   41           71.7%            1990          184       Units       189,420           66,090           87.5%          10/19/2005
   42           48.3%         1968/1997      60,000       SF          60,000            200            100.0%          10/17/2005
   43           63.9%            1986          202       Units       195,403           59,136           98.0%          11/23/2005
   44           62.9%         1969/2003        328       Pads          328             36,280           95.7%          10/31/2005
   45           60.9%            2005        60,700       SF          60,700            194            100.0%          12/22/2005
   46           47.5%         1981/1994        153       Keys         64,315           76,563           74.0%          9/30/2005
   47           71.4%         1969/2002        240       Pads          240             48,333           82.5%          10/31/2005
   48           65.2%         1920/2005      80,990       SF          80,990            143            100.0%          1/16/2006
   49           66.5%            2002          164       Units       222,632           70,489           95.7%          10/14/2005
   50           60.2%            2002        330,988      SF         330,988             33            100.0%          9/30/2005
   51           70.2%            2005          192       Units       144,000           56,250           97.4%           2/1/2006
   52           66.5%         2000/2004      76,401       SF          76,401            140             91.0%          9/30/2005
   53           54.9%            1991        65,224       SF          65,224            161            100.0%          12/6/2005
   54           71.9%         1950/2005        330       Units       139,976           31,515           96.4%          11/1/2005
   55           61.3%            1985        101,875      SF         101,875             98            100.0%          11/1/2005
   56           57.7%            1989          163       Keys         73,352           61,159           79.2%          9/30/2005
   57           59.8%            1997        108,508      SF         108,508             92            100.0%          9/30/2005
   58           53.1%         1987/1997        129       Keys        101,202           77,275           75.1%          9/30/2005
   59           63.9%            1998          152       Units       176,944           65,132           88.6%          11/18/2005
   60           73.5%            2004        124,480      SF         124,480             78            100.0%          10/27/2005
   61           55.4%         1954/2005        170       Units         170             55,588           91.2%          11/30/2005
   62           61.6%            2000          94        Keys         54,945           97,653           78.7%          10/31/2005
   63            1.0%         1960/1988      72,220       SF          72,220            125            100.0%          2/15/2006
   64           51.1%         1950/1988      35,656       SF          35,656            246             97.6%          10/31/2005
   65           61.3%            1994        44,374       SF          44,374            196            100.0%           1/3/2006
   66           64.9%         1968/1992      92,649       SF          92,649             92            100.0%           3/1/2006
   67           64.9%            1998          596       Units        55,428           13,926           83.6%          1/17/2006
   68           53.4%         1980/1994        112       Keys         62,662           73,436           73.0%          6/30/2005
   69           63.1%            1969          227       Pads          227             36,079           96.0%          10/31/2005

  70.1                        1970/1995        150       Units       123,250           33,364           95.3%          11/18/2005
  70.2                        1970/1995        80        Units        66,000           33,364           91.3%          11/18/2005
   70           69.9%         1970/1995        230       Units       189,250           33,364           93.9%          11/18/2005

   71           54.2%            1987        47,771       SF          47,771            158            100.0%          9/30/2005
   72           60.7%            1992        102,407      SF         102,407             72             98.0%          11/16/2005
   73           74.0%         1970/2005        192       Units       163,800           37,240           94.4%          12/16/2005
   74           54.7%            1999        25,788       SF          25,788            277            100.0%          10/1/2005
   75           64.8%            2000        45,000       SF          45,000            158            100.0%          11/23/2005

  76.1                           1996          599       Units        70,625           4,648            90.3%          8/30/2005
  76.2                           1999          411       Units        52,250           4,648            98.8%          8/31/2005
  76.3                           1996          516       Units        56,175           4,648            83.5%          8/31/2005
   76           65.1%          Various        1,526      Units       179,050           4,648            90.3%           Various

   77           66.1%            1984          248       Units       195,192           28,589           95.2%          11/7/2005
   78           66.2%         1976/2005        167       Units       143,140           42,318           96.4%          9/30/2005
   80           67.7%            2005        45,571       SF          45,571            154            100.0%          12/31/2005
   81           66.2%            1985          682       Units        52,591           10,264           93.0%          10/9/2005
   82           68.5%         1964/2005        206       Units       129,780           33,981           93.2%           9/7/2005
   83           57.1%            1999          121       Keys        100,028           57,680           59.7%          10/31/2005
   84           49.1%            2001          90        Keys         43,218           71,393           81.2%          10/31/2005
   85           58.9%         1984/2005      75,740       SF          75,740             84            100.0%          12/14/2005
   86           65.7%            1991        141,770      SF         141,770             45             98.7%          12/1/2005
   87           59.1%            1960        32,792       SF          32,792            189            100.0%           1/1/2006
   88           64.1%         1988/2004      35,306       SF          35,306            172            100.0%          11/2/2005
   89           70.4%            1972          209       Pads          209             28,708          100.0%          11/7/2005
   90           57.7%            1992        30,836       SF          30,836            195            100.0%          12/31/2005
   91           36.7%            2002        30,383       SF          30,383            197            100.0%           1/8/2006
   92           74.4%            2004        25,436       SF          25,436            233             82.3%          9/20/2005
   93           46.0%            1999          99        Keys         74,950           59,245           73.5%          9/30/2005
   94           64.0%            2003          749       Units        79,638           7,810            77.4%          12/1/2005
   95           67.4%            2000        95,341       SF          95,341             60            100.0%          1/12/2006
   96           58.6%         1985/2005      65,900       SF          65,900             86            100.0%          1/10/2006
   97           68.8%         1986/1998        150       Units       140,114           38,000           97.3%          9/30/2005
   98           67.1%         1994/2003        633       Units        84,220           8,993            99.4%          11/1/2005
   99           64.6%         1969/1987      143,430      SF         143,430             40            100.0%          11/30/2005
  100           56.4%            1988        144,571      SF         144,571             39            100.0%          12/7/2005
  101           67.3%            1986        51,050       SF          51,050            109             99.9%          12/1/2005
  102           19.5%            1963          323       Units       271,300           17,028           99.7%          11/28/2005
  103           67.0%         1985/2005      43,776       SF          43,776            126            100.0%          12/28/2005
  104           57.8%         1999/2005        150       Keys        142,010           36,119           88.3%          8/31/2005
  105           60.4%         1957/1980      118,358      SF         118,358             46             86.0%          12/28/2005
  106           65.0%            1999        54,211       SF          54,211             98            100.0%          12/6/2005
  107           71.7%            1984          160       Units       120,820           32,656           98.1%          11/18/2005
  108           44.0%         1990/2004      70,680       SF          70,680             72             79.1%          12/6/2005
  109           53.9%         1977/2004        104       Keys         58,128           48,885           65.9%          9/30/2005
  110           58.0%         1989/2005      165,000      SF         165,000             30            100.0%          5/23/2005
  111           57.7%         1989/2004        131       Keys         43,455           38,049           68.9%          9/30/2005
  112           65.8%            2002          64        Keys         53,274           77,800           77.7%          5/31/2005
  113           62.8%            1996        52,676       SF          52,676             94            100.0%          1/12/2006
  114           53.6%            1998        45,135       SF          45,135            105            100.0%          12/7/2005
  115           57.1%            2000          85        Keys         52,964           55,781           60.9%          11/30/2005

 116.1                        1999/2001        478       Units        56,775           6,010            91.8%          9/30/2005
 116.2                        1988/2001        304       Units        31,900           6,010            84.9%          9/30/2005
  116           68.6%          Various         782       Units        88,675           6,010            89.1%          9/30/2005

  117           64.2%            1990        75,506       SF          75,506             62             94.4%          11/8/2005

 118.1                        1999/2005        481       Units        60,800           4,738            84.5%          1/31/2006
 118.2                           1996          507       Units        77,000           4,738            65.1%          1/31/2006
  118           63.1%          Various         988       Units       137,800           4,738            74.8%          1/31/2006

  119           57.8%            1987        47,738       SF          47,738             97             91.1%          10/24/2005
  120           54.1%         1979/2002      52,962       SF          52,962             85            100.0%          1/15/2006
  121           66.7%         1999/2004        728       Units        90,750           6,141            98.6%          7/15/2005
  122           65.8%         2003/2005        541       Units        71,130           8,133            72.1%          11/30/2005
  123           54.1%         1971/2002        228       Units       208,880           17,982           89.5%          9/20/2005
  124           67.9%         1996/2004        615       Units        71,325           6,634            83.1%          12/1/2005
  125           59.3%         1954/1979      46,000       SF          46,000             88            100.0%          11/9/2005
  126           65.2%         1988/2005        701       Units        44,738           5,744            91.9%          9/25/2005
  127           59.7%         1970/2005        160       Units       151,896           24,270           89.4%          9/30/2005
  128           58.0%            2001        33,474       SF          33,474            114            100.0%           2/6/2006
  129           71.4%         1949/2005        99        Units        73,150           36,869           96.0%          10/1/2005
  130           49.7%         1976/2005      49,602       SF          49,602             72            100.0%          12/1/2005
  131           44.2%            2005        12,605       SF          12,605            284            100.0%          9/16/2005
  132           20.8%         1985/2005      73,182       SF          73,182             49            100.0%          11/8/2005
  133           58.2%         1998/2004        74        Keys         39,561           48,243           67.0%          10/31/2005
  134           69.6%            1984          120       Units        82,320           29,667           87.5%          8/11/2005
  135           72.1%         1989/2005        551       Units        63,625           6,388            85.8%          11/14/2005
  136           65.6%            1979          148       Units       109,600           23,649           86.0%          9/20/2005
  137           59.8%         1983/2004      50,974       SF          50,974             69             93.3%          8/31/2005
  138           50.7%            2001         9,764       SF          9,764             354            100.0%           8/2/2005
  139           66.5%            1970          224       Units       180,950           15,076           79.5%           8/5/2005
  140           73.2%         1972/2003        94        Units        89,086           35,697           97.9%           1/9/2006
  141           64.9%         1972/2002        150       Units       131,700           22,280           98.0%          11/7/2005
  142           66.3%            2002          97        Units        63,986           34,303           96.8%          10/31/2005
  143           64.8%            2003          66        Units        58,960           49,838           97.0%          11/16/2005
  144           50.5%            2003          81        Keys         37,990           39,383           56.9%          9/30/2005
  145           63.5%            2002          103       Units        62,856           30,907          100.0%          10/31/2005
  146           59.5%            2004        11,142       SF          11,142            269            100.0%          10/25/2005
  147           66.8%            2004          51        Units        46,420           58,688          100.0%          11/23/2005
  148            0.6%         1997/2004      28,409       SF          28,409            105             95.8%          12/31/2005
  149           46.7%         1999/2004        75        Keys         39,648           39,828           79.6%          8/30/2005
  150           52.5%         1994/2004        639       Units        72,900           4,665            90.8%           9/1/2005
  151           54.8%            2003          32        Units        42,624           87,301          100.0%          11/8/2005
  152           67.2%            2005        17,938       SF          17,938            156            100.0%          12/15/2005
  153           59.7%            2005          30        Units        26,550           92,905          100.0%          9/26/2005
  154           56.1%            2002        20,696       SF          20,696            133            100.0%           3/1/2006
  155           73.4%         1993/2005       8,320       SF          8,320             318            100.0%           3/1/2006
  156           53.6%         1988/2001        326       Units        49,225           8,052            93.2%          12/6/2005
  157           56.0%            1997        29,179       SF          29,179             89             92.2%          10/31/2005
  158           61.1%         1996/2001        96        Units        88,287           26,865           92.7%          11/1/2005
  159           66.4%            2001        10,405       SF          10,405            244            100.0%          9/26/2005
  160           67.4%            1986          735       Units        82,990           3,401            81.9%          11/30/2005
  161           70.4%         1971/2005        110       Units        86,298           22,727           99.1%          11/15/2005
  162           48.3%         1964/2005        69        Units        50,400           36,232          100.0%          10/1/2005
  163           58.3%         2000/2004        14        Units        32,200          177,729          100.0%          9/23/2005
  164           59.6%         1996/1998        601       Units        58,100           3,960            86.4%          11/23/2005
  165           67.8%            2005        15,867       SF          15,867            145            100.0%          10/4/2005
  166           61.8%            2004        11,643       SF          11,643            196             99.4%          12/1/2005
  167           61.4%         1995/2004      26,622       SF          26,622             85             96.8%          9/28/2005
  168           63.2%            1998        23,500       SF          23,500             95            100.0%          12/28/2005
  169           62.6%            1996        23,970       SF          23,970             92            100.0%          12/27/2005
  170           72.3%            1985         9,788       SF          9,788             221            100.0%           3/1/2006
  171           67.3%         1979/2000        84        Units        62,640           25,604          100.0%          9/28/2005
  172           22.2%            1977        47,906       SF          47,906             44            100.0%          11/29/2005
  173           53.9%            1977        62,375       SF          62,375             34            100.0%          11/1/2005
  174           63.2%            1999          335       Units        43,925           6,255            95.5%           9/8/2005
  175           60.0%            1999         8,256       SF          8,256             253            100.0%           8/1/2005
  176           30.5%         1987/2003        543       Units        51,120           3,820            91.5%          7/19/2005
  177           63.2%            1999          228       Units        48,398           8,753            90.9%          11/30/2005
  178           62.7%         2002/2004      58,500       SF          58,500             34            100.0%          11/17/2005
  179           63.3%            2002          335       Units        45,275           5,921            85.4%          10/31/2005
  180           54.9%            2005         6,199       SF          6,199             315             79.5%          12/14/2005
  181           60.0%            2004        17,661       SF          17,661            110            100.0%          12/1/2005
  182           57.0%         1969/2005        96        Units        88,004           19,035          100.0%           8/1/2005
  183           56.3%            2003          328       Units        47,925           5,483            89.3%          10/28/2005
  184           52.2%            2001        11,000       SF          11,000            156            100.0%          12/1/2005
  185           56.8%            1969        27,438       SF          27,438             63             93.7%          9/30/2005
  186           61.1%            2005        14,600       SF          14,600            113            100.0%          12/6/2005
  187           63.2%            2001          363       Units        51,625           4,535            82.6%           9/8/2005
  188           65.6%         1982/1999      18,220       SF          18,220             87            100.0%          8/31/2005
  189           69.7%            1972          100       Units        87,012           15,000           90.0%          9/29/2005
  190           63.2%            2001          267       Units        38,250           5,465            83.5%           9/1/2005
  191           55.0%            2005        13,946       SF          13,946            100             76.9%          11/30/2005
  192           58.2%            2003          21        Units        21,860           52,397          100.0%          8/31/2005
  193           36.9%         1984/1995      14,363       SF          14,363             71            100.0%          12/7/2005
-----------------------------------------------------------------------------------------------------------------------------------
                60.1%
===================================================================================================================================

                                                                                 U/W
                                                                             REPLACEMENT
                                                                   U/W         RESERVES               MOST                MOST
                 U/W           U/W         U/W NET      U/W    REPLACEMENT    PER UNIT/              RECENT              RECENT
  SEQUENCE     REVENUES     EXPENSES    CASH FLOW (9)  DSCR     RESERVES      SF/PAD/KEY         STATEMENT TYPE         END DATE
  --------     --------     --------    -------------  -----    --------      ----------         --------------         --------

     1           NAP           NAP       90,800,000    3.21x    3,200,000        0.63        Trailing Twelve Months    10/1/2005
     2        50,928,356   15,931,397    34,073,209    1.28x     133,376         0.27        Annualized Most Recent    6/30/2005
     3        9,547,133     1,298,292     8,142,721    1.20x     29,487          0.10
     4        36,090,544   28,807,122     5,839,801    1.94x    1,443,622      6,387.71      Trailing Twelve Months    11/30/2005
     5        23,111,801    5,015,928    16,672,861    1.80x     207,205         0.25        Trailing Twelve Months    11/30/2005
     6        4,878,640      97,573       4,381,793    1.20x     90,212          0.24        Annualized Most Recent    6/30/2005
     7        6,840,102     2,399,899     4,094,392    1.53x     92,216          0.20               Full Year          12/31/2005
     8        4,616,687     1,300,120     3,258,230    1.20x     24,222          0.10        Trailing Twelve Months    10/31/2005
     9        4,512,486     1,011,017     3,398,593    1.20x     15,847          0.15        Annualized Most Recent    9/30/2005

    10.1                                                                         0.10
    10.2                                                                         0.10
    10.3                                                                         0.10
    10.4                                                                         0.10
    10.5                                                                         0.10
    10.6                                                                         0.10
     10       6,351,993     2,520,973     3,578,427    1.45x     37,496          0.10

     11       5,372,832     2,055,977     3,048,374    1.30x     95,111          0.12
     12       10,692,749    6,771,470     3,493,569    1.44x     427,710       1,843.58      Trailing Twelve Months    10/31/2005
     13       2,995,200      511,917      2,458,196    1.57x     25,087          0.29        Annualized Most Recent    9/30/2005

     14       2,678,674     1,205,718     1,305,730    1.30x     18,309          0.15        Annualized Most Recent    11/30/2005
     15       1,962,955      824,687       994,049     1.30x     15,156          0.15        Annualized Most Recent    11/30/2005
              4,641,629     2,030,405     2,299,779    1.30x     33,465          0.15        Annualized Most Recent    11/30/2005

     16       3,937,167     1,836,418     1,982,249    1.21x     118,500        250.00              Full Year          12/31/2005
     17       4,440,771     1,943,489     2,063,883    1.25x     46,400          0.16        Annualized Most Recent    8/31/2005
     18       7,289,694     4,806,054     2,119,155    1.41x     364,485       1,752.33      Trailing Twelve Months    10/31/2005
     19       2,834,737      867,421      1,778,510    1.29x     20,766          0.15        Annualized Most Recent    8/31/2005
     20       3,509,037     1,505,666     1,927,218    1.36x     76,152         167.00       Annualized Most Recent    10/31/2005
     21       2,872,343     1,125,184     1,660,409    1.28x     86,750         250.00       Annualized Most Recent    10/31/2005
     22       1,685,639      40,513       1,601,026    1.25x     22,349          0.39        Annualized Most Recent    6/30/2005
     23       2,249,926      504,533      1,542,870    1.22x     23,733          0.15               Full Year          12/31/2004
     24       3,066,602     1,363,928     1,645,503    1.36x     57,171          0.33
     25       2,175,297      600,763      1,476,087    1.23x     16,275          0.10        Annualized Most Recent    11/30/2005
     26       3,976,241     2,228,914     1,417,680    1.21x     48,625          0.24        Annualized Most Recent    7/31/2005
     27       1,919,781      492,343      1,413,218    1.26x     14,220         45.00        Annualized Most Recent    10/31/2005
     28       2,321,839      737,655      1,484,138    1.31x     23,324          0.25        Annualized Most Recent    11/30/2005
     29       2,332,772      955,925      1,312,779    1.22x     64,068         281.00       Annualized Most Recent    9/30/2005
     30       2,030,112      484,749      1,530,671    1.69x     14,692          0.20
     31       1,826,567      411,055      1,331,764    1.22x     13,640          0.10        Annualized Most Recent    10/31/2005
     32       2,210,373      844,627      1,318,546    1.22x     47,200         200.00       Annualized Most Recent    10/31/2005

    33.1                                                                         0.15
    33.2                                                                         0.15
    33.3                                                                         0.15
     33       2,392,539      671,686      1,451,053    1.36x     40,108          0.15        Annualized Most Recent    8/31/2005

     34       3,737,521     2,363,989     1,267,112    1.26x     106,420        340.00       Annualized Most Recent    10/31/2005

    35.1                                                                        17.08
    35.2                                                                        17.08
    35.3                                                                        17.08
    35.4                                                                        17.08
    35.5                                                                        17.08
     35       2,158,285      888,171      1,216,763    1.30x     53,351         17.08        Annualized Most Recent    9/30/2005

     36       1,757,236      533,267      1,188,769    1.21x     35,200         200.00       Annualized Most Recent    12/31/2005
     37       2,070,370      837,612      1,149,168    1.29x     32,467          0.25        Annualized Most Recent    10/31/2005

    38.1                                                                        24.40
    38.2                                                                        24.40
    38.3                                                                        24.40
    38.4                                                                        24.40
    38.5                                                                        24.40
     38       2,179,204     1,064,341     1,051,074    1.25x     63,789         24.40        Trailing Twelve Months    8/31/2005

     39       1,610,876      587,058       990,218     1.20x     33,600         200.00              Full Year          12/31/2005
     40       1,687,056      538,070      1,077,160    1.33x     13,794          0.15        Annualized Most Recent    9/30/2005
     41       1,669,159      615,038      1,008,121    1.20x     46,000         250.00       Annualized Most Recent    9/30/2005
     42       1,761,060      410,864      1,223,964    1.84x      9,000          0.15        Annualized Most Recent    8/31/2005
     43       4,474,936     3,133,702     1,282,694    1.50x     58,540         289.80       Annualized Most Recent    10/31/2005
     44       1,653,204      677,745       960,264     1.20x     15,195         46.33        Annualized Most Recent    10/31/2005
     45       1,441,547      293,361      1,105,558    1.32x      9,105          0.15
     46       4,141,605     2,626,744     1,349,197    1.48x     165,664       1,082.77             Full Year          12/31/2005
     47       1,298,085      327,692       959,029     1.24x     11,364         47.35        Annualized Most Recent    10/31/2005
     48       1,795,239      710,084       994,349     1.23x     13,768          0.17        Annualized Most Recent    11/30/2005
     49       1,592,807      533,571      1,018,236    1.32x     41,000         250.00       Annualized Most Recent    9/30/2005
     50       1,605,805      567,825       952,508     1.30x     33,099          0.10
     51       1,409,849      471,187       900,262     1.20x     38,400         200.00       Annualized Most Recent    7/31/2005
     52       1,256,696      290,268       939,911     1.25x     18,082          0.24        Annualized Most Recent    7/31/2005
     53       1,728,470      610,240      1,033,604    1.26x     13,045          0.20               Full Year          12/31/2005
     54       1,713,027      701,853       928,674     1.29x     82,500         250.00       Annualized Most Recent    10/31/2005
     55       1,326,289      313,358       901,568     1.31x     20,375          0.20        Annualized Most Recent    10/31/2005
     56       3,279,261     2,024,893     1,124,288    1.47x     130,080        798.04       Trailing Twelve Months    9/30/2005
     57        886,836       31,641        831,266     1.20x     10,851          0.10        Annualized Most Recent    6/30/2005
     58       3,448,109     2,282,749     1,061,917    1.40x     103,443        801.88       Trailing Twelve Months    9/30/2005
     59       2,061,057     1,174,611      838,110     1.24x     48,336         318.00       Annualized Most Recent    9/30/2005
     60       1,204,318      388,363       776,360     1.20x     18,672          0.15        Annualized Most Recent    9/30/2005
     61       1,232,304      544,456       681,898     1.06x      5,950         35.00        Trailing Twelve Months    7/31/2005
     62       3,066,921     2,039,231      905,013     1.40x     122,677       1,305.07      Trailing Twelve Months    10/31/2005
     63       1,151,201      199,687       854,163     1.27x     14,444          0.20               Full Year          12/31/2004
     64       1,136,485      274,165       820,004     1.40x      8,914          0.25        Annualized Most Recent    9/30/2005
     65        815,039       24,451        730,683     1.21x      8,875          0.20
     66       1,322,432      363,374       852,568     1.41x     21,309          0.23
     67       1,028,908      308,458       707,630     1.24x     12,820         21.51        Annualized Most Recent    10/31/2005
     68       3,052,164     1,865,692     1,064,385    1.67x     122,087       1,090.06      Trailing Twelve Months    6/30/2005
     69       1,140,560      467,409       660,643     1.20x     12,508         55.10        Annualized Most Recent    10/31/2005

    70.1                                                                        410.00
    70.2                                                                        410.00
     70       1,428,341      676,347       657,694     1.20x     94,300         410.00       Annualized Most Recent    10/31/2005

     71        721,418       16,028        673,349     1.30x      7,166          0.15        Annualized Most Recent    6/30/2005
     72       1,055,591      294,599       690,141     1.76x     29,271          0.29        Annualized Most Recent    6/30/2005
     73       1,267,433      627,994       591,438     1.20x     48,000         250.00       Trailing Twelve Months    10/31/2005
     74        897,727       203,954       648,661     1.31x      3,868          0.15        Annualized Most Recent    10/31/2005
     75        619,901       18,597        599,054     1.20x      2,250          0.05               Full Year          12/31/2005

    76.1                                                                        19.53
    76.2                                                                        19.53
    76.3                                                                        19.53
     76       1,116,380      477,827       608,751     1.31x     29,802         19.53        Annualized Most Recent    8/31/2005

     77       1,449,350      798,389       588,961     1.20x     62,000         250.00       Annualized Most Recent    10/31/2005
     78       1,190,174      570,753       569,861     1.22x     49,560         296.77       Annualized Most Recent    8/30/2005
     80        649,387       17,988        607,090     1.22x      4,557          0.10
     81        940,835       309,700       622,422     1.33x      8,713         12.78        Annualized Most Recent    9/30/2005
     82       1,117,030      454,638       610,892     1.25x     51,500         250.00       Annualized Most Recent    9/30/2005
     83       2,830,238     1,926,595      762,131     1.38x     141,512       1,169.52      Trailing Twelve Months    10/31/2005
     84       1,981,580     1,144,898      759,415     1.52x     77,263         858.48       Trailing Twelve Months    10/31/2005
     85       1,347,768      526,220       724,771     1.62x     15,148          0.20        Annualized Most Recent    9/30/2005
     86       1,110,712      407,705       650,973     1.38x     28,354          0.20        Annualized Most Recent    11/30/2005
     87        820,853       236,888       551,069     1.25x      8,198          0.25        Annualized Most Recent    8/31/2005
     88        749,190       203,307       511,262     1.21x      8,120          0.23        Annualized Most Recent    9/30/2005
     89        726,872       222,264       499,383     1.21x      5,225         25.00        Annualized Most Recent    10/31/2005
     90        853,420       230,956       560,754     1.39x      5,242          0.17        Annualized Most Recent    10/31/2005
     91        714,608       31,438        664,946     1.36x      4,557          0.15        Annualized Most Recent    10/31/2005
     92        735,400       192,731       508,190     1.27x      2,544          0.10
     93       2,431,248     1,630,636      703,362     1.40x     97,250         982.32       Trailing Twelve Months    9/30/2005
     94        757,720       248,910       497,820     1.25x     10,990         14.67        Annualized Most Recent    10/31/2005
     95        823,556       291,683       473,024     1.20x      9,534          0.10        Annualized Most Recent    11/30/2005
     96        908,960       325,230       527,715     1.24x     13,180          0.20
     97        978,754       467,099       471,756     1.27x     39,900         266.00       Annualized Most Recent    9/30/2005
     98        789,566       241,969       534,962     1.32x     12,635         19.96        Annualized Most Recent    10/31/2005
     99        522,098       18,273        478,611     1.21x     14,343          0.10
    100        801,804       196,522       526,489     1.33x     33,251          0.23         Trailing Nine Months     9/30/2005
    101        785,458       256,324       479,888     1.24x     13,784          0.27        Annualized Most Recent    6/30/2005
    102       2,961,693     1,702,033     1,178,910    3.27x     80,750         250.00       Annualized Most Recent    10/31/2005
    103        588,285       94,375        467,607     1.21x      2,189          0.05        Annualized Most Recent    11/30/2005
    104       1,903,582     1,163,047      647,534     1.55x     93,000         620.00       Trailing Twelve Months    8/31/2005
    105       1,215,642      613,894       521,125     1.38x     17,754          0.15        Annualized Most Recent    11/30/2005
    106        850,746       316,050       458,115     1.22x      5,421          0.10        Annualized Most Recent    11/30/2005
    107       1,081,313      602,760       436,953     1.20x     41,600         260.00       Annualized Most Recent    10/31/2005
    108       1,065,018      465,888       494,475     1.70x     18,377          0.26        Annualized Most Recent    9/30/2005
    109       2,082,143     1,363,815      620,379     1.60x     97,949         941.82       Trailing Twelve Months    9/30/2005
    110        666,983       135,435       470,036     1.37x     16,500          0.10               Full Year          12/31/2003
    111       2,057,681     1,426,144      524,700     1.48x     106,838        815.56       Trailing Twelve Months    9/30/2005
    112       1,823,845     1,055,421      561,273     1.59x     72,954        1,139.91      Trailing Twelve Months    5/31/2005
    113        854,182       345,857       441,932     1.25x      9,482          0.18        Annualized Most Recent    5/31/2005
    114        617,046       181,173       417,753     1.23x      8,816          0.20
    115       1,596,405     1,003,030      529,519     1.48x     63,856         751.25       Trailing Twelve Months    11/30/2005

   116.1                                                                        17.01
   116.2                                                                        17.01
    116        675,954       209,290       453,365     1.35x     13,303         17.01        Annualized Most Recent    8/31/2005

    117        722,525       234,121       435,220     1.30x     19,632          0.26               Full Year          12/31/2005

   118.1                                                                        21.69
   118.2                                                                        21.69
    118        780,786       361,477       397,881     1.29x     21,428         21.69        Annualized Most Recent    8/31/2005

    119        641,562       226,078       379,903     1.22x      9,388          0.20        Annualized Most Recent    9/30/2005
    120        736,107       198,053       443,873     1.43x      9,533          0.18        Annualized Most Recent    6/30/2005
    121        648,095       252,607       381,876     1.26x     13,613         18.70        Annualized Most Recent    6/30/2005
    122        576,245       185,832       379,744     1.29x     10,670         19.72        Annualized Most Recent    11/30/2005
    123       1,090,010      680,900       327,485     1.25x     81,624         358.00       Annualized Most Recent    9/30/2005
    124        684,423       318,730       357,900     1.26x      7,793         12.67        Annualized Most Recent    10/31/2005
    125        510,167       133,047       361,606     1.32x      6,900          0.15        Annualized Most Recent    10/31/2005
    126        607,841       221,649       379,484     1.37x      6,709          9.57        Annualized Most Recent    9/30/2005
    127        977,504       601,078       336,266     1.27x     40,160         251.00       Annualized Most Recent    8/31/2005
    128        477,554       133,664       324,810     1.22x      5,021          0.15        Trailing Twelve Months    11/30/2005
    129        593,891       252,467       316,674     1.24x     24,750         250.00       Annualized Most Recent    9/30/2005
    130        733,018       282,337       376,058     1.50x     12,401          0.25        Annualized Most Recent    11/30/2005
    131        440,491       107,396       320,471     1.82x      1,891          0.15        Annualized Most Recent    8/31/2005
    132        770,265       241,241       493,077     1.38x      9,514          0.13               Full Year          11/8/2005
    133       1,529,586     1,053,433      407,704     1.48x     68,449         924.99       Trailing Twelve Months    10/31/2005
    134        746,104       418,302       297,802     1.21x     30,000         250.00       Annualized Most Recent    8/31/2005
    135        466,132       149,693       299,695     1.20x      6,744         12.24        Annualized Most Recent    10/31/2005
    136        716,227       390,211       281,616     1.26x     44,400         300.00       Annualized Most Recent    9/30/2005
    137        700,646       293,245       320,113     1.33x     10,705          0.21        Annualized Most Recent    8/31/2005
    138        342,000       10,260        322,488     1.33x      1,441          0.15        Trailing Twelve Months     8/1/2005
    139       1,083,359      638,829       377,330     1.67x     67,200         300.00       Annualized Most Recent    12/31/2005
    140        661,195       319,037       313,638     1.30x     28,521         303.41       Trailing Twelve Months    9/30/2005
    141        702,499       350,636       304,613     1.36x     47,250         315.00       Annualized Most Recent    11/30/2005
    142        502,943       187,578       291,115     1.30x     24,250         250.00       Annualized Most Recent    6/30/2005
    143        536,071       197,340       322,231     1.42x     16,500         250.00       Annualized Most Recent    10/31/2005
    144       1,199,621      705,922       442,345     1.81x     51,354         634.00       Trailing Twelve Months    9/30/2005
    145        513,022       200,895       286,377     1.34x     25,750         250.00       Annualized Most Recent    6/30/2005
    146        384,795       91,701        280,212     1.33x      1,671          0.15        Annualized Most Recent    10/28/2005
    147        388,565       117,810       258,005     1.25x     12,750         250.00       Annualized Most Recent    11/30/2005
    148        525,174       139,830       342,420     1.15x      7,386          0.26        Trailing Twelve Months    11/30/2005
    149       1,591,668      749,165       418,501     1.79x                                 Trailing Twelve Months    8/30/2005
    150        525,456       217,797       296,414     1.35x     11,245         17.60        Annualized Most Recent    8/31/2005
    151        378,435       123,211       247,224     1.27x      8,000         250.00       Annualized Most Recent    10/31/2005
    152        318,246       69,183        232,199     1.20x      1,794          0.10
    153        330,600       89,171        233,929     1.26x      7,500         250.00       Annualized Most Recent    8/31/2005
    154        390,783       103,234       273,810     1.38x      1,552          0.07        Trailing Twelve Months    5/31/2005
    155        271,815       33,376        230,590     1.56x       832           0.10
    156        490,364       160,711       322,086     1.79x      7,567         23.21        Annualized Most Recent    10/31/2005
    157        575,656       332,192       230,304     1.27x      4,328          0.15        Annualized Most Recent    7/31/2005
    158        525,108       283,248       217,860     1.23x     24,000         250.00       Annualized Most Recent    8/31/2005
    159        319,423       85,920        221,852     1.24x      1,561          0.15        Annualized Most Recent    6/30/2005
    160        458,338       216,109       234,144     1.39x      8,085         11.00        Annualized Most Recent    11/30/2005
    161        565,598       320,081       212,517     1.23x     33,000         300.00       Annualized Most Recent    9/29/2005
    162        651,357       374,073       257,964     1.54x     19,320         280.00       Annualized Most Recent    9/30/2005
    163        288,050       78,869        205,682     1.26x      3,500         250.00
    164        433,603       197,578       227,310     1.37x      8,715         14.50        Annualized Most Recent    9/30/2005
    165        285,513       71,343        201,817     1.25x      2,380          0.15        Annualized Most Recent    9/30/2005
    166        263,012       55,784        192,551     1.25x      1,746          0.15        Annualized Most Recent    5/31/2005
    167        374,276       114,811       230,176     1.48x      3,993          0.15
    168        242,226        9,767        216,992     1.38x      3,525          0.15               Full Year          12/31/2004
    169        317,805       83,270        208,024     1.45x      4,794          0.20        Annualized Most Recent    10/31/2005
    170        210,788       10,414        182,958     1.21x      2,447          0.25               Full Year          12/31/2004
    171        422,878       197,344       203,574     1.36x     21,959         261.42       Annualized Most Recent    8/31/2005
    172        840,750       384,419       417,808     2.91x     12,815          0.27        Annualized Most Recent    9/30/2005
    173        363,974       114,860       207,555     1.43x     10,604          0.17        Annualized Most Recent    9/30/2005
    174        294,554       98,294        191,868     1.31x      4,393         13.11        Annualized Most Recent    11/30/2005
    175        199,950        5,999        187,760     1.30x      1,238          0.15        Trailing Twelve Months     8/1/2005
    176        866,775       619,864       239,243     1.35x      7,668         14.12                Actual            6/30/2005
    177        355,019       158,129       189,631     1.33x      7,260         31.84        Annualized Most Recent    11/30/2005
    178        271,051       67,357        183,869     1.27x      5,850          0.10        Annualized Most Recent    8/31/2005
    179        292,652       98,410        189,715     1.36x      4,528         13.52        Annualized Most Recent    11/30/2005
    180        217,508       39,476        170,543     1.47x       930           0.15
    181        254,792       63,624        169,053     1.22x      2,119          0.12
    182        507,102       328,108       151,014     1.20x     27,980         291.46       Annualized Most Recent    7/31/2005
    183        282,070       107,454       167,428     1.33x      7,189         21.92        Annualized Most Recent    11/30/2005
    184        266,706       92,878        165,714     1.33x      1,063          0.10        Annualized Most Recent    8/31/2005
    185        314,371       107,912       175,154     1.31x      7,683          0.28        Annualized Most Recent    8/31/2005
    186        216,573       68,692        139,975     1.21x      1,703          0.12
    187        295,990       141,114       149,713     1.30x      5,163         14.22        Annualized Most Recent    11/30/2005
    188        251,015       91,212        137,264     1.20x      3,280          0.18        Annualized Most Recent    6/30/2005
    189        447,182       298,393       122,189     1.23x     26,600         266.00       Annualized Most Recent    9/30/2005
    190        215,850       78,091        133,169     1.30x      4,590         17.19        Annualized Most Recent    11/30/2005
    191        214,922       64,337        142,124     1.74x      2,180          0.16
    192        156,352       39,027        112,076     1.45x      5,250         250.00       Annualized Most Recent    9/30/2005
    193        213,283       64,449        130,718     1.66x      4,309          0.30        Annualized Most Recent    9/30/2005
----------------------------------------------------------------------------------------------------------------------------------
                                                       1.49X
==================================================================================================================================

                 MOST        FULL        FULL
                RECENT       YEAR        YEAR
  SEQUENCE   NOI (10) (11) END DATE    NOI (10)    LARGEST TENANT
  --------   ------------- --------    --------    --------------

     1       149,511,946  12/31/2004  136,397,531
     2        19,891,836  12/31/2004  20,272,597   V Theater
     3                                             Stop and Shop
     4        6,727,047   12/31/2004   2,696,206
     5        12,545,957  12/31/2004  10,132,871   Deloitte & Touche
     6        5,039,624   12/31/2004   5,039,624   Medical Mutual of Ohio
     7        4,474,945   12/31/2004   4,369,670   Kroger
     8        3,502,868   12/31/2004   3,494,638   BJ's Wholesale Club
     9        3,185,856   12/31/2004   2,978,320   CVS

    10.1                                           Main Event
    10.2                                           Main Event
    10.3                                           Main Event
    10.4                                           Main Event
    10.5                                           Main Event
    10.6                                           Main Event
     10

     11                                            Jordache Enterprises
     12       4,337,116   12/31/2004   1,011,397
     13       2,065,116   12/31/2004   1,979,993   DEA

     14       1,643,301   12/31/2004   1,668,830   Time Ins./Assurant Health
     15       1,097,665   12/31/2004    738,330    Hanover Compression LP
              2,740,966   12/31/2004   2,407,160

     16       1,900,200   12/31/2004   1,835,734
     17       1,846,997   12/31/2004   2,069,703   Maximus, Inc.
     18       3,040,322   12/31/2004   2,783,105
     19       2,185,131   12/31/2004   2,219,054   Motel 6 Operating, L.P.
     20       2,153,873   12/31/2004   2,163,662
     21       1,583,863   12/31/2004   1,458,029
     22       1,690,280   12/31/2004   1,657,460   Mitsuwa Marketplace
     23       1,269,681                            APL John's Hopkins
     24                                            Special Data Processing
     25       1,768,552   12/31/2004   1,601,208   Vons
     26       2,007,789   12/31/2004   1,199,960   SMMC et al
     27       1,594,858   12/31/2004   1,533,444
     28       2,136,157    2/1/2004    1,531,372   Autodesk
     29       1,161,452   12/31/2004   1,101,744
     30                                            Department of Homeland Security
     31       1,253,732   12/31/2004   1,156,906   Michael's
     32        829,913    12/31/2004    901,189

    33.1                                           Microganics
    33.2                                           Variosystems
    33.3                                           Atlantic Turbines US
     33       1,841,815   12/31/2004   1,743,153

     34       1,129,319   12/31/2004   1,206,808

    35.1
    35.2
    35.3
    35.4
    35.5
     35       1,248,423   12/31/2004   1,203,696

     36       1,259,674   12/31/2004    843,667
     37       1,253,326   12/31/2004   1,240,139   Food 4 Less (Kroger)

    38.1
    38.2
    38.3
    38.4
    38.5
     38       1,067,338   12/31/2004    923,451

     39       1,034,300   12/31/2004    890,784
     40        847,516    12/31/2004   1,012,313   Parma Hospital
     41       1,027,700   12/31/2004    928,029
     42       1,465,821    2/1/2004    1,578,265   Department of Health and Human Services
     43       1,413,712   12/31/2004   1,114,817
     44        954,739    12/31/2004    921,317
     45                                            Raymour & Flanigan
     46       1,756,957   12/31/2004   1,376,541
     47       1,003,170   12/31/2004   1,035,438
     48        804,258    12/31/2004   1,388,487   United States of America -  The National Oceanic and Atmospheric
                                                     Administration (NOAA)
     49       1,051,518   12/31/2004   1,088,280
     50                                            McGraw-Hill Companies
     51        675,003
     52        689,657    12/31/2004    857,854    Goodrich Theatre
     53       1,288,307   12/31/2004   1,293,655   Grupe
     54       1,069,734   12/30/2004    529,597
     55        677,506    12/31/2004    654,525    Jo Ann Fabrics
     56       1,487,120   12/31/2004   1,161,760
     57        837,899    12/31/2004    837,899    BJ's Wholesale Club
     58       1,170,740   12/31/2004   1,184,423
     59        871,733    12/25/2004   1,035,662
     60        592,221                             91 Express, Inc.
     61        742,853    12/31/2004    822,843
     62       1,376,473   12/31/2004   1,191,291
     63        855,829    12/31/2003    954,342    Food & Drug Administration
     64        881,864    12/31/2004    869,012    Lyon & Associates
     65                                            24 Hour Fitness
     66                                            Verizon New England Inc.
     67        754,924    12/31/2004    642,110
     68       1,146,140   12/31/2004   1,185,050
     69        663,751    12/31/2004    659,553

    70.1
    70.2
     70        603,128    12/31/2004    726,800

     71        745,136    12/31/2004    720,983    Peregrine Pharmaceuticals
     72        721,190    12/31/2004    775,200    Save Mart
     73        601,898    12/31/2004    407,527
     74        735,758    12/31/2004    668,160    Kinko's
     75        604,800    12/31/2005    604,800    Best Buy

    76.1
    76.2
    76.3
     76        760,849    12/31/2004    593,719

     77        645,209    12/31/2004    633,936
     78        601,894    12/30/2004    644,223
     80                                            Dick's Sporting Goods
     81        660,488    12/31/2004    572,131
     82        552,638    10/31/2004    94,488
     83        685,121    12/31/2004    626,826
     84        965,748    12/30/2004    849,968
     85        815,967    12/30/2004    777,080    Bellsouth Mobility LLC dba Cingular Wireless
     86        764,688    12/31/2004    789,352    Wal-Mart
     87       1,192,085   12/31/2004    641,542    BestWay Grocery
     88        560,943    12/31/2004    417,587    Firestone Tire
     89        592,720    12/31/2004    193,389
     90        695,161    12/31/2004    582,845    Dr. Reiman & Dr. Alexander
     91        705,795    12/31/2004    703,743    Best Buy
     92                                            Natelli Communities
     93        944,524    12/31/2004    741,589
     94        335,932    12/31/2004    184,815
     95        534,937    12/1/2004     515,271    Dal-Tile Corporation
     96                                            Mosaica
     97        522,910    12/31/2004    523,304
     98        627,650    12/31/2004    522,384
     99                                            Oldcastle Glass
    100        210,168    12/31/2004    316,100    Pitney Bowes Government Solutions, Inc.
    101        588,415    12/31/2004    575,600    Cavender Stores, Ltd.
    102       1,740,320   12/31/2004   1,605,733
    103        697,642    12/31/2004    596,574    Quest Diagnostics
    104        740,459    12/31/2004    603,676
    105        617,641    12/31/2004    623,977    Prosperity Bank
    106        673,409    12/30/2004    543,308    Diagnostic Imaging (Robinwood)
    107        331,524    12/31/2004    376,571
    108        480,433    12/31/2004    573,915    NW Mutual Life Insurance
    109        748,086    12/31/2004    680,018
    110        285,049    12/31/2002    634,328    Carrier
    111        690,924
    112        844,117    12/31/2004    609,972
    113        603,739    12/31/2004    594,501    Office Suites Plus Properties, Inc.
    114                                            Best Buy
    115        673,878    12/31/2004    609,698

   116.1
   116.2
    116        479,668    12/31/2004    466,555

    117        525,855    12/31/2004    532,118    Food Lion

   118.1
   118.2
    118        580,306    12/31/2004    612,482

    119        356,057     2/1/2004     371,388    Malin Space Science Systems
    120        712,575    12/31/2004    611,545    Associate Banc-Corp.
    121        407,586    12/31/2004    311,496
    122        334,696    12/31/2004    238,059
    123        451,889    12/31/2004    435,414
    124        470,092    12/31/2004    327,882
    125        400,368    12/31/2004    388,129    Meadowbrook Distribution Corporation
    126        359,104
    127        356,332    12/31/2004    374,636
    128        343,936    12/31/2004    343,936    Linens N Things
    129        541,715    12/31/2004    204,471
    130        368,293    12/30/2004    396,090    Catonsville Community College
    131         97,866                             Desert Sun Tan
    132        587,000                             Maryland Office Interiors
    133        558,017    12/31/2004    518,464
    134        328,896    12/31/2004    325,174
    135        289,862    7/31/2004     328,470
    136        357,791    12/31/2004    368,905
    137        208,747    6/30/2005     180,748    Unisys Corporation
    138        360,000                             Western Stone & Metal Corp.
    139        442,547    12/31/2004    357,108
    140        356,963    12/31/2004    298,238
    141        394,816    12/31/2004    469,880
    142        411,726    12/31/2004    387,933
    143        325,795
    144        540,213    12/31/2004    437,020
    145        402,194    12/31/2004    382,114
    146        157,781                             Hollywood Video
    147        149,537
    148        253,424    12/31/2004    203,840    ProClean (KLCC Inc.)
    149        688,177    12/31/2004    648,709
    150        327,992    12/12/2004    243,941
    151        262,970    12/31/2004    252,972
    152                                            Bentonville Butcher
    153        296,334
    154        (92,450)   12/31/2004   (92,699)    LeMaster and Daniels
    155                                            Verizon Wireless
    156        403,682    12/31/2004    311,031
    157        293,635    12/31/2004    278,639    Arvilla Salon & Spa
    158        380,479    12/31/2004    400,876
    159        231,708    12/31/2004    227,338    Starbucks
    160        176,832    12/31/2004    91,440
    161        259,508    12/30/2004    285,889
    162        275,433    12/31/2004    167,896
    163
    164        308,113    12/31/2004    273,266
    165        169,723                             Jack's Aquarium
    166        164,661                             Gao Yeung Restaurant
    167                                            Upshaw, Williams, Biggers, Beckham and Riddick LLP
    168        259,884    12/31/2003    247,903    Office Max
    169        296,023    12/31/2004    283,471    Fun Tan
    170         70,017                             Mount Kisko Medical Group
    171        262,013    12/31/2004    264,995
    172        540,047    12/31/2004    412,768    Hancock Fabrics
    173        266,422    12/31/2004    221,251    Harbor Freight Tools
    174        182,754    12/31/2004    132,645
    175        215,000                             Western Stone & Metal Corp.
    176        356,223    12/31/2004    153,159
    177        135,118    12/31/2004    81,107
    178        149,681    12/1/2004     87,921     Shaughenessy Paper Co., Inc.
    179        179,540    12/31/2004    120,124
    180                                            Starbucks
    181                                            Hershenow & Klippenstein Architects
    182        203,140    12/31/2004    171,645
    183        151,645    12/31/2004    111,756
    184        (71,162)   12/31/2004   (68,576)    Express One Mortgage
    185        302,439    12/31/2004    160,655    Nanny Nanny Boo Boo, Inc./Holly Hall and Dolly Heltsley and Randall A. Daniel
                                                     (Holly and Dolly Bar)
    186                                            Staples
    187        143,729    12/31/2004    119,828
    188        147,499    12/31/2003    91,750     Media Arts
    189        153,284    12/31/2004    118,347
    190        125,616    12/31/2004    106,858
    191                                            Virginia Paint Co
    192        137,883    12/31/2004    128,532
    193        196,977    11/30/2004    106,638    Adelle's Bridal
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                       LARGEST
             LARGEST   TENANT      LARGEST
              TENANT    % OF        TENANT
              LEASED    TOTAL       LEASE
  SEQUENCE      SF       SF       EXPIRATION   SECOND LARGEST TENANT
  --------      --       --       ----------   ---------------------

     1
     2        30,883     6%       12/31/2013   Planet Hollywood
     3        71,355     24%      8/31/2030    Loews Cinemas
     4
     5       218,749     26%      6/30/2013    IXE Grupo Financiero
     6       381,176    100%      9/30/2020
     7        36,234     8%       6/30/2006    Linens 'N Things
     8       115,660     48%       5/1/2019    ShopRite Supermarkets
     9        12,586     12%      8/31/2028    Ruby's

    10.1      74,135    100%      9/30/2025
    10.2      65,936    100%      9/30/2025
    10.3      59,669    100%      9/30/2025
    10.4      58,378    100%      9/30/2025
    10.5      58,997    100%      9/30/2025
    10.6      57,849    100%      9/30/2025
     10

     11      590,402     74%      8/14/2020    Bakers Express
     12
     13       87,513    100%      8/31/2022

     14      101,200     83%      10/27/2010   Verizon Wireless
     15       51,941     51%      9/20/2008    Nationwide Mutual Ins. Co.

     16
     17       35,393     12%      6/30/2006    GA State
     18
     19      138,443    100%      7/31/2015
     20
     21
     22       56,682    100%       9/2/2017
     23      132,719     84%      12/27/2010   Foss NIRSystems
     24      174,000    100%      9/30/2019
     25       47,225     29%      5/31/2019    Office Depot
     26       23,498     12%      3/31/2008    Shawnee Mission Family Practice
     27
     28       93,296    100%      10/31/2007
     29
     30       73,459    100%      10/10/2020
     31       24,184     18%      4/30/2013    Bed, Bath & Beyond
     32

    33.1      12,514     7%        4/1/2008    St. John Baptist Church
    33.2      27,314     58%       4/1/2006    Aircraft Interior Services, Inc.
    33.3      6,000      14%       4/1/2006    FMCDS
     33

     34

    35.1
    35.2
    35.3
    35.4
    35.5
     35

     36
     37       37,449     29%      3/31/2010    Rite-Aid

    38.1
    38.2
    38.3
    38.4
    38.5
     38

     39
     40       21,000     23%       5/1/2015    Boneyard
     41
     42       60,000    100%      4/30/2009
     43
     44
     45       60,700    100%      12/31/2020
     46
     47
     48       54,000     67%      3/30/2015    Florida Power Corporation d/b/a Progress Energy Florida, Inc.
     49
     50      330,988    100%      6/30/2017
     51
     52       24,490     32%      5/31/2025    Borders Books and Music
     53       23,242     36%      2/28/2018    New York Life
     54
     55       35,400     35%      1/31/2016    Shoe Carnival, Inc.
     56
     57      108,508    100%      7/27/2017
     58
     59
     60       94,500     76%      6/30/2016    Pulte Home Corporation
     61
     62
     63       72,220    100%      11/24/2017
     64       13,165     37%      12/31/2020   Blockbuster
     65       44,374    100%      8/16/2019
     66       92,649    100%      12/31/2012
     67
     68
     69

    70.1
    70.2
     70

     71       47,771    100%      12/31/2017
     72       44,345     43%      11/30/2017   Ross Stores
     73
     74       5,000      19%      2/28/2009    Shoe Factory
     75       45,000    100%       1/1/2021

    76.1
    76.2
    76.3
     76

     77
     78
     80       45,571    100%      10/1/2020
     81
     82
     83
     84
     85       16,802     22%      12/31/2006   Louisiana Attorney Disciplinary Board, Office of Disciplinary Counsel - 6th floor
     86       72,687     51%      8/16/2011    LoBill Foods
     87       18,738     57%      12/31/2008   D.C. Sandwich
     88       6,441      18%      9/30/2007    Grand Salon Reception Hall
     89
     90       6,329      21%      12/31/2012   Ouch Medical Ctr
     91       30,383    100%      9/26/2012
     92       14,051     55%      5/31/2015    Coratola Architectural
     93
     94
     95       44,780     47%      5/31/2011    G&G Commercial Printers/Cersus Graphics
     96       65,900    100%      6/24/2019
     97
     98
     99      143,430    100%      11/30/2018
    100       77,534     54%      9/30/2010    Peterson Aluminum
    101       20,000     39%      5/31/2007    Bamboo Garden Restaurant
    102
    103       43,776    100%      9/30/2011
    104
    105       18,069     15%      12/17/2015   Esenjay Petroleum Corporation
    106       7,166      13%      5/31/2007    VA Hospital
    107
    108       15,707     22%      12/31/2015   Legent Clearing Corporation
    109
    110      165,000    100%      10/2/2015
    111
    112
    113       17,560     33%      12/31/2008   Sun Trust Residential
    114       45,135    100%      12/31/2018
    115

   116.1
   116.2
    116

    117       41,106     54%      11/14/2019   Fresenius Medical Center

   118.1
   118.2
    118

    119       13,668     29%      4/30/2008    Gordon Rush
    120       26,222     50%      6/30/2008    Lakeland College
    121
    122
    123
    124
    125       46,000    100%      12/31/2017
    126
    127
    128       33,474    100%      1/29/2022
    129
    130       20,892     42%      7/31/2009    Travel Destination
    131       2,000      16%      12/31/2015   Dinners Ready
    132       73,182    100%      12/31/2021
    133
    134
    135
    136
    137       27,971     55%      9/30/2008    National City Mortgage
    138       9,764     100%      4/17/2020
    139
    140
    141
    142
    143
    144
    145
    146       6,500      58%      12/6/2014    Panda Express Inc.
    147
    148       9,000      32%      12/18/2015   Tropi Tan
    149
    150
    151
    152       5,825      32%      6/30/2020    Bentonville Software
    153
    154       20,696    100%      11/30/2011
    155       8,320     100%      7/31/2015
    156
    157       1,024      4%       1/31/2008    Direct Nationwide Staff
    158
    159       2,091      20%      3/31/2011    Coldwell Banker Bain
    160
    161
    162
    163
    164
    165       4,987      31%      5/31/2015    Movie Gallery
    166       1,546      13%      10/31/2007   Cleaners
    167       11,972     45%      12/31/2009   Cannon Cochran Management Services
    168       23,500    100%      12/31/2013
    169       4,400      18%      2/28/2008    Belleza (Hair Salon)
    170       9,788     100%      12/31/2012
    171
    172       12,000     25%      6/30/2011    H & R Block
    173       20,000     32%      8/31/2011    Fred's Stores
    174
    175       8,256     100%      4/17/2017
    176
    177
    178       16,250     28%      8/31/2010    The York Group
    179
    180       1,706      28%      10/14/2015   Quiznos
    181       5,000      28%      2/28/2010    InteMedica
    182
    183
    184       11,000    100%      7/31/2015
    185       4,400      16%       8/1/2010    Ohashi Sushi Bar
    186       14,600    100%      9/23/2015
    187
    188       3,126      17%      8/31/2008    Cascade Fishing
    189
    190
    191       2,240      16%      8/31/2010    L&S Espresso Distributors (Chester Perk)
    192
    193       4,583      32%      10/31/2007   Beilei Restaurants
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

                      SECOND
              SECOND  LARGEST    SECOND
             LARGEST  TENANT    LARGEST
              TENANT   % OF      TENANT
              LEASED   TOTAL     LEASE
  SEQUENCE      SF      SF     EXPIRATION  THIRD LARGEST TENANT
  --------      --      --     ----------  --------------------

     1
     2        22,569    5%     8/31/2014   Steve Wyrick Theater
     3        70,000    24%    10/27/2030  Bed, Bath and Beyond
     4
     5       121,030    15%    8/14/2016   Marsh Brockman
     6
     7        34,050    7%     1/31/2015   Jo-Ann Stores
     8        65,100    27%    4/30/2020   Bed, Bath and Beyond
     9        6,500     6%     7/31/2012   Ball Park Pizza

    10.1
    10.2
    10.3
    10.4
    10.5
    10.6
     10

     11       80,160    10%    9/30/2010   PreVost Car, Inc. - Volvo
     12
     13

     14       10,952    9%     8/27/2007   Centennial Mortgage
     15       24,013    24%    7/21/2012   Principal Mgmt. Group

     16
     17       33,126    11%    3/31/2009   GA DNR - Historic Preservation
     18
     19
     20
     21
     22
     23       25,502    16%    11/26/2009
     24
     25       27,200    17%    10/31/2008  Longs Drugs
     26       11,616    6%     10/31/2009  Kramer & Crouse Cardiology
     27
     28
     29
     30
     31       20,000    15%    1/31/2014   Old Navy
     32

    33.1      11,670    7%     2/28/2007   Select Floors
    33.2      14,235    30%     1/1/2007   Game Tech
    33.3      5,940     14%     2/1/2011   Goodman - Tae Kwon Do
     33

     34

    35.1
    35.2
    35.3
    35.4
    35.5
     35

     36
     37       18,205    14%    5/31/2010   General Discount

    38.1
    38.2
    38.3
    38.4
    38.5
     38

     39
     40       9,828     11%    1/31/2013   Remax New Horizon
     41
     42
     43
     44
     45
     46
     47
     48       26,990    33%    5/31/2008
     49
     50
     51
     52       20,000    26%    1/19/2023   Panera Bread
     53       14,475    22%    1/15/2013   Merrill Lynch
     54
     55       12,875    13%    8/31/2008   Pet Supplies Plus #52
     56
     57
     58
     59
     60       18,669    15%    11/14/2008  Taylor Woodrow Homes Inc.
     61
     62
     63
     64       5,916     17%    10/31/2009  Grebitus & Sons
     65
     66
     67
     68
     69

    70.1
    70.2
     70

     71
     72       31,783    31%    1/31/2012   Sonora Oxygen
     73
     74       2,960     11%    2/28/2009   Payless Shoe Stores
     75

    76.1
    76.2
    76.3
     76

     77
     78
     80
     81
     82
     83
     84
     85       9,020     12%    4/30/2011   Liberty Mutual Insurance Co.
     86       36,000    25%    9/30/2011   Fashion Bug
     87       4,000     12%    5/31/2009   Las Americas
     88       5,306     15%    7/31/2009   Lemox Books
     89
     90       4,525     15%     5/6/2006   Southwest Cancer Care
     91
     92       2,719     11%    5/31/2010   Jarrard Law Group
     93
     94
     95       37,305    39%    5/31/2011   MCK Systems/Contractors Wire & Cable
     96
     97
     98
     99
    100       67,037    46%    3/31/2011
    101       4,100     8%     2/28/2009   Payless Shoe Stores
    102
    103
    104
    105       8,683     7%     6/30/2007   Owen & Associates
    106       6,500     12%    10/31/2006  Progressive Insurance
    107
    108       14,385    20%    4/30/2008   Telec Consulting Resources
    109
    110
    111
    112
    113       7,782     15%    10/14/2006  DirectoryNET
    114
    115

   116.1
   116.2
    116

    117       8,000     11%    1/24/2015   Family Dollar

   118.1
   118.2
    118

    119       12,770    27%    11/30/2007  Aerocrine
    120       14,475    27%    7/31/2012   Essilor Laboratories of America
    121
    122
    123
    124
    125
    126
    127
    128
    129
    130       11,587    23%    1/31/2010   Your Prescription for Health
    131       2,000     16%    12/31/2010  911 Driving School
    132
    133
    134
    136
    137
    137       12,940    25%    8/31/2011   Cherwa Ewing Engineering
    138
    139
    140
    141
    142
    143
    144
    145
    146       2,242     20%     8/9/2015   Wireless Depot
    147
    148       2,802     10%    3/24/2010   Theramatrix Physical Therapy
    149
    150
    151
    152       5,353     30%    7/31/2010   Rich-SeaPak
    153
    154
    155
    156
    157        600      2%     3/31/2006   Edge Construction Spec
    158
    159       1,813     17%    2/28/2011   Curves - Beth Levine
    160
    161
    162
    163
    164
    165       4,000     25%    6/30/2010   Payless Shoes
    166       1,520     13%    10/31/2009  Java Delites
    167       7,915     30%    7/31/2010   The Executive Level
    168
    169       3,200     13%    9/30/2013   Black Belt
    170
    171
    172       6,436     13%    4/30/2006   UCP
    173       20,000    32%    1/31/2008   Goodwill
    174
    175
    176
    177
    178       13,000    22%    7/31/2010   Wise Foods, Inc.
    179
    180       1,300     21%    10/14/2015  Dry Cleaning Station
    181       4,075     23%    11/30/2010  E-Z Improve
    182
    183
    184
    185       3,360     12%    12/31/2009  Gary P. Kleiner/Enchanted Herbs & Oil
    186
    187
    188       2,996     16%    6/30/2010   Yardarm Knot
    189
    190
    191       2,072     15%    7/31/2008   IKRAA, Inc. Jigar Gilani and Sana Merchant
    192
    193       3,026     21%    5/31/2009   Thomson Learning, Inc
---------------------------------------------------------------------------------------

=======================================================================================

                       THIRD
              THIRD   LARGEST     THIRD
             LARGEST   TENANT    LARGEST
             TENANT     % OF     TENANT
             LEASED    TOTAL      LEASE
  SEQUENCE     SF        SF    EXPIRATION    % OF GROUP    % OF POOL
  --------     --        --    ----------    ----------    ---------

     1                                          8.9%          7.3%
     2       21,609      4%    12/31/2015       7.8%          6.5%
     3       36,000     12%     1/31/2021       6.5%          5.4%
     4                                          3.3%          2.7%
     5       96,057     12%     3/31/2013       3.3%          2.7%
     6                                          3.1%          2.6%
     7       30,077      7%     5/31/2014       2.3%          1.9%
     8       40,000     17%     8/31/2015       2.3%          1.9%
     9        4,642      4%    12/31/2007       2.3%          1.9%

    10.1                                        0.4%          0.4%
    10.2                                        0.4%          0.3%
    10.3                                        0.3%          0.3%
    10.4                                        0.3%          0.3%
    10.5                                        0.3%          0.3%
    10.6                                        0.3%          0.3%
     10                                         2.1%          1.7%

     11      60,000      8%    10/31/2013       2.0%          1.7%
     12                                         1.8%          1.5%
     13                                         1.6%          1.3%

     14       4,969      4%     8/27/2007       0.8%          0.7%
     15      13,402     13%     5/21/2011       0.7%          0.6%
                                                1.5%          1.2%

     16                                         6.8%          1.2%
     17      22,084      8%     6/30/2006       1.4%          1.1%
     18                                         1.3%          1.0%
     19                                         1.2%          1.0%
     20                                         5.9%          1.0%
     21                                         5.3%          0.9%
     22                                         1.1%          0.9%
     23                                         1.1%          0.9%
     24                                         1.1%          0.9%
     25      25,500     16%     4/3/2009        1.1%          0.9%
     26      10,922      5%     8/31/2007       1.0%          0.8%
     27                                         1.0%          0.8%
     28                                         1.0%          0.8%
     29                                         4.6%          0.8%
     30                                         1.0%          0.8%
     31      20,000     15%     3/31/2008       1.0%          0.8%
     32                                         4.4%          0.8%

    33.1     10,800      6%     8/1/2006        0.6%          0.5%
    33.2      4,115      9%     9/30/2006       0.2%          0.1%
    33.3      4,550     11%     9/1/2007        0.1%          0.1%
     33                                         0.9%          0.8%

     34                                         4.2%          0.7%

    35.1                                        0.3%          0.2%
    35.2                                        0.2%          0.2%
    35.3                                        0.1%          0.1%
    35.4                                        0.1%          0.1%
    35.5                                        0.1%          0.1%
     35                                         0.8%          0.7%

     36                                         3.9%          0.7%
     37      18,000     14%     1/31/2007       0.8%          0.6%

    38.1                                        0.2%          0.2%
    38.2                                        0.2%          0.2%
    38.3                                        0.1%          0.1%
    38.4                                        0.1%          0.1%
    38.5                                        0.1%          0.1%
     38                                         0.8%          0.6%

     39                                         3.5%          0.6%
     40       4,410      5%     2/28/2007       0.7%          0.6%
     41                                         3.4%          0.6%
     42                                         0.7%          0.6%
     43                                         3.4%          0.6%
     44                                         3.3%          0.6%
     45                                         0.7%          0.6%
     46                                         0.7%          0.6%
     47                                         3.3%          0.6%
     48                                         0.7%          0.6%
     49                                         3.3%          0.6%
     50                                         0.6%          0.5%
     51                                         3.0%          0.5%
     52       4,708      6%     1/13/2014       0.6%          0.5%
     53       7,388     11%    12/11/2006       0.6%          0.5%
     54                                         2.9%          0.5%
     55       9,997     10%    11/30/2007       0.6%          0.5%
     56                                         0.6%          0.5%
     57                                         0.6%          0.5%
     58                                         0.6%          0.5%
     59                                         2.8%          0.5%
     60       4,905      4%     8/24/2008       0.6%          0.5%
     61                                         0.6%          0.5%
     62                                         0.5%          0.5%
     63                                         0.5%          0.4%
     64       4,423     12%    11/24/2008       0.5%          0.4%
     65                                         0.5%          0.4%
     66                                         0.5%          0.4%
     67                                         0.5%          0.4%
     68                                         0.5%          0.4%
     69                                         2.3%          0.4%

    70.1                                        1.4%          0.2%
    70.2                                        0.7%          0.1%
     70                                         2.2%          0.4%

     71                                         0.4%          0.4%
     72       4,200      4%     6/30/2008       0.4%          0.4%
     73                                         2.0%          0.4%
     74       2,934     11%     3/31/2009       0.4%          0.4%
     75                                         0.4%          0.3%

    76.1                                        0.2%          0.1%
    76.2                                        0.1%          0.1%
    76.3                                        0.1%          0.1%
     76                                         0.4%          0.3%

     77                                         2.0%          0.3%
     78                                         2.0%          0.3%
     80                                         0.4%          0.3%
     81                                         0.4%          0.3%
     82                                         2.0%          0.3%
     83                                         0.4%          0.3%
     84                                         0.4%          0.3%
     85       4,634      6%     7/31/2007       0.4%          0.3%
     86       8,000      6%     1/31/2007       0.4%          0.3%
     87       3,600     11%     6/30/2007       0.4%          0.3%
     88       3,270      9%     3/31/2007       0.4%          0.3%
     89                                         1.7%          0.3%
     90       2,962     10%    12/31/2010       0.4%          0.3%
     91                                         0.4%          0.3%
     92       2,202      9%     6/30/2015       0.4%          0.3%
     93                                         0.3%          0.3%
     94                                         0.3%          0.3%
     95      13,256     14%     4/30/2011       0.3%          0.3%
     96                                         0.3%          0.3%
     97                                         1.6%          0.3%
     98                                         0.3%          0.3%
     99                                         0.3%          0.3%
    100                                         0.3%          0.3%
    101       3,010      6%     1/31/2008       0.3%          0.3%
    102                                         1.5%          0.3%
    103                                         0.3%          0.3%
    104                                         0.3%          0.3%
    105       8,268      7%     9/19/2007       0.3%          0.3%
    106       5,528     10%    11/22/2007       0.3%          0.3%
    107                                         1.5%          0.3%
    108       5,306      8%     2/14/2009       0.3%          0.3%
    109                                         0.3%          0.2%
    110                                         0.3%          0.2%
    111                                         0.3%          0.2%
    112                                         0.3%          0.2%
    113       6,663     13%    11/14/2006       0.3%          0.2%
    114                                         0.3%          0.2%
    115                                         0.3%          0.2%

   116.1                                        0.2%          0.1%
   116.2                                        0.1%          0.1%
    116                                         0.3%          0.2%

    117       6,600      9%    12/27/2009       0.3%          0.2%

   118.1                                        0.2%          0.1%
   118.2                                        0.1%          0.1%
    118                                         0.3%          0.2%

    119       4,260      9%     4/30/2007       0.3%          0.2%
    120      12,265     23%     7/31/2007       0.3%          0.2%
    121                                         0.3%          0.2%
    122                                         0.3%          0.2%
    123                                         1.2%          0.2%
    124                                         0.2%          0.2%
    125                                         0.2%          0.2%
    126                                         0.2%          0.2%
    127                                         1.1%          0.2%
    128                                         0.2%          0.2%
    129                                         1.0%          0.2%
    130       9,440     19%    12/31/2015       0.2%          0.2%
    131       1,970     16%     3/31/2010       0.2%          0.2%
    132                                         0.2%          0.2%
    133                                         0.2%          0.2%
    134                                         1.0%          0.2%
    135                                         0.2%          0.2%
    136                                         1.0%          0.2%
    137       3,154      6%    10/31/2008       0.2%          0.2%
    138                                         0.2%          0.2%
    139                                         1.0%          0.2%
    140                                         0.9%          0.2%
    141                                         0.9%          0.2%
    142                                         0.9%          0.2%
    143                                         0.9%          0.2%
    144                                         0.2%          0.2%
    145                                         0.9%          0.2%
    146       1,576     14%     10/1/2009       0.2%          0.1%
    147                                         0.8%          0.1%
    148       2,400      8%     8/11/2006       0.2%          0.1%
    149                                         0.2%          0.1%
    150                                         0.2%          0.1%
    151                                         0.8%          0.1%
    152       3,655     20%    11/30/2010       0.2%          0.1%
    153                                         0.8%          0.1%
    154                                         0.2%          0.1%
    155                                         0.2%          0.1%
    156                                         0.2%          0.1%
    157        600       2%     7/31/2006       0.2%          0.1%
    158                                         0.7%          0.1%
    159       1,608     15%    10/31/2007       0.2%          0.1%
    160                                         0.1%          0.1%
    161                                         0.7%          0.1%
    162                                         0.7%          0.1%
    163                                         0.1%          0.1%
    164                                         0.1%          0.1%
    165       2,800     18%     9/30/2015       0.1%          0.1%
    166       1,520     13%     9/30/2009       0.1%          0.1%
    167       5,491     21%     10/9/2012       0.1%          0.1%
    168                                         0.1%          0.1%
    169       3,200     13%    10/31/2006       0.1%          0.1%
    170                                         0.1%          0.1%
    171                                         0.6%          0.1%
    172       4,000      8%     5/31/2010       0.1%          0.1%
    173       7,800     13%    10/31/2008       0.1%          0.1%
    174                                         0.1%          0.1%
    175                                         0.1%          0.1%
    176                                         0.1%          0.1%
    177                                         0.1%          0.1%
    178       9,750     17%     1/31/2007       0.1%          0.1%
    179                                         0.1%          0.1%
    180       1,008     16%    10/14/2010       0.1%          0.1%
    181       3,032     17%     9/30/2010       0.1%          0.1%
    182                                         0.5%          0.1%
    183                                         0.1%          0.1%
    184                                         0.1%          0.1%
    185       1,767      6%     8/31/2008       0.1%          0.1%
    186                                         0.1%          0.1%
    187                                         0.1%          0.1%
    188       2,900     16%     3/30/2010       0.1%          0.1%
    189                                         0.4%          0.1%
    190                                         0.1%          0.1%
    191       1,148      8%     7/31/2008       0.1%          0.1%
    192                                         0.3%          0.1%
    193       2,665     19%     7/31/2008       0.1%          0.1%
----------------------------------------------------------------------

======================================================================

1    Two Mortgaged Properties related to Loan No. 20051519 and Loan No. 20051383 are located in Mexico City, Mexico and Grand Cayman, Cayman Islands,
     respectively.
2    Rates are full precision in the "BACM2006_1.xls" file located on the computer diskette.
3    Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.
4    For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.
5    Each of the Mortgaged Properties related to Loan No. 59414 has a value based on either the year opened or year built, depending on the related child development center.
6    Year renovated based on appraisal.
7    For the Mortgaged Properties related to Loan No. 59414, occupancy is based on a utilization rate.
8    For the Mortgaged Properties related to Loan No. 59414, occupancy date is based on a trailing twelve month utilization rate.
9    The borrower for Loan No. 59414 receives an annual payment of $90,800,000
     (via the "Master Lease").
10   For Mortgage Loan No. 59414 the Most Recent NOI and Full Year NOI represent the EBITDAs of the underlying properties.
11   For the Mortgaged Properties related to Loan No. 59401, four of the five properties contain trailing twelve month Most Recent Financials ending
     August 31, 2005 and one ending June 30, 2005.
12   Loan No. 59414 is secured by 713 properties which are broken out separately on Annex A2.
13   A sampling of 25% of the Mortgaged Properties was reviewed for Loan No.
     59414.
14   The related appraiser performed appraisals on 393 of the 713 properties in the related Mortgage Loan portfolio for Loan No. 59414, from which the appraiser extrapolated a value based on a formula for the remainder of the properties.

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under "Glossary of Principal Definitions" in this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Mar-06	Mar-07	Mar-08	Mar-09	Mar-10	Mar-11	Mar-12	Mar-13	Mar-14	Mar-15	Mar-16	Mar-17	Mar-18	Mar-19	Mar-20
Locked Out(2)	100.00%	90.77%	90.78%	87.77%	83.07%	82.03%	81.97%	80.39%	80.35%	79.53%	52.98%	52.01%	12.61%	1.54%	0.78%
Yield Maintenance(4)	0.00%	9.23%	9.22%	12.23%	16.69%	17.97%	18.03%	19.61%	19.65%	19.88%	47.02%	47.99%	87.39%	98.46%	99.22%
Open	0.00%	0.00%	0.00%	0.00%	0.24%	0.00%	0.00%	0.00%	0.00%	0.59%	0.00%	0.00%	0.00%	0.00%	0.00%
Total	100.0%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Balance as of the Cut-off Date (in millions)	$2,037.67	$2,026.77	$2,014.02	$1,995.84	$1,971.00	$1,809.04	$1,773.83	$1,591.86	$1,559.16	$1,510.85	$77.46	$74.64	$40.25	$35.04	$34.05
Percent of Mortgage Pool Balance	100.00%	99.47%	98.84%	97.95%	96.73%	88.78%	87.05%	78.12%	76.52%	74.15%	3.80%	3.66%	1.98%	1.72%	1.67%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2)	As of the Cut-off Date.

(3)	Numbers may not total to 100% due to rounding.

(4)	As of the Cut-off Date, 23 Mortgage Loans, representing 16.7% of the Initial Pool Balance are subject to yield maintenance prepayment provisions after the Lock-out Period. One hundred sixty-nine Mortgage Loans, representing 83.3% of the Initial Pool Balance are subject to defeasance after an initial restriction period. One Mortgage Loan, Loan No. 20051248, representing 1.9% of the Initial Pool Balance (2.3% of the Group 1 Balance), is open to prepayment with yield maintenance as of April 1, 2006.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Retail	50	$642,568,894	31.5%	1.29	x	1.15x / 2.91x	70.1%	23.9%/79.9%	5.580%
Anchored	19	440,971,523	21.6	1.28	x	1.15x / 1.76x	70.9%	57.0%/79.9%	5.519%
Unanchored	23	136,951,855	6.7	1.34	x	1.20x / 1.66x	69.8%	47.5%/79.8%	5.620%
Shadow Anchored	8	64,645,516	3.2	1.32	x	1.20x / 2.91x	65.2%	23.9%/79.7%	5.916%
Office	34	401,697,123	19.7	1.41	x	1.20x / 1.84x	66.0%	38.3%/80.0%	5.909%
Multifamily	45	320,198,140	15.7	1.30	x	1.20x / 3.27x	73.4%	22.4%/80.0%	5.524%
Hotel	19	209,246,699	10.3	1.60	x	1.38x / 1.94x	63.9%	52.1%/74.8%	5.855%
Other	713	149,625,000	7.3	3.21	x	3.21x / 3.21x	40.8%	40.8%/40.8%	5.236%
Self Storage	38	123,898,067	6.1	1.30	x	1.20x / 1.79x	75.0%	51.2%/80.0%	5.452%
Industrial	13	94,209,849	4.6	1.30	x	1.20x / 1.38x	73.2%	46.4%/78.9%	5.579%
Manufactured Housing	6	63,940,000	3.1	1.20	x	1.06x / 1.26x	74.0%	59.6%/80.0%	5.383%
Mixed Use	6	32,283,553	1.6	1.26	x	1.22x / 1.74x	70.1%	64.8%/80.0%	5.680%
Total/Wtd Avg	924	$2,037,667,324	100.0%	1.49	x	1.06x / 3.27x	67.6%	22.4%/80.0%	5.627%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,021,832 — $ 1,999,999	17	$28,283,715	1.4%	1.33	x	70.4%	5.786%
$ 2,000,000 — $ 2,999,999	31	77,456,510	3.8	1.40	x	69.0%	5.595%
$ 3,000,000 — $ 3,999,999	19	66,244,274	3.3	1.39	x	70.2%	5.588%
$ 4,000,000 — $ 4,999,999	16	72,759,331	3.6	1.34	x	70.9%	5.607%
$ 5,000,000 — $ 7,499,999	38	232,324,084	11.4	1.38	x	70.8%	5.640%
$ 7,500,000 — $ 9,999,999	16	143,000,146	7.0	1.30	x	69.5%	5.619%
$ 10,000,000 — $ 14,999,999	23	273,469,872	13.4	1.31	x	72.4%	5.597%
$ 15,000,000 — $ 19,999,999	14	235,625,716	11.6	1.29	x	72.4%	5.517%
$ 20,000,000 — $ 29,999,999	7	166,867,231	8.2	1.37	x	72.1%	5.781%
$ 30,000,000 — $ 49,999,999	5	187,412,892	9.2	1.33	x	68.8%	5.688%
$ 50,000,000 — $ 99,999,999	3	162,715,219	8.0	1.65	x	54.3%	6.206%
$100,000,000 — $149,625,000	3	391,508,334	19.2	2.00	x	60.2%	5.376%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	87	$291,271,456	14.3%	1.53	x	62.8%	5.566%
Texas	93	206,053,748	10.1	1.39	x	69.6%	5.538%
Nevada	8	150,737,038	7.4	1.28	x	71.3%	5.497%
Ohio	50	141,881,174	7.0	1.37	x	74.1%	5.599%
New York	8	128,716,190	6.3	1.32	x	69.6%	5.474%
Florida	66	122,654,351	6.0	1.45	x	67.9%	5.493%
New Jersey	26	89,802,910	4.4	1.35	x	74.3%	5.647%
Georgia	21	76,267,336	3.7	1.33	x	74.1%	5.567%
Michigan	22	74,247,255	3.6	1.47	x	62.1%	5.531%
Virginia	63	69,532,817	3.4	1.75	x	64.3%	5.766%
Arizona	27	60,942,352	3.0	1.46	x	69.8%	5.605%
Maryland	25	60,207,845	3.0	1.50	x	62.2%	5.625%
Mexico	1	55,000,000	2.7	1.80	x	38.3%	7.546%
Missouri	17	48,771,706	2.4	1.51	x	77.7%	5.751%
North Carolina	27	38,661,476	1.9	1.44	x	71.9%	5.539%
Colorado	22	34,845,843	1.7	1.47	x	74.9%	5.310%
Tennessee	19	30,527,059	1.5	1.48	x	65.6%	5.606%
Cayman Islands	1	29,913,698	1.5	1.44	x	63.6%	6.450%
Indiana	13	29,640,899	1.5	1.47	x	71.2%	5.600%
Iowa	6	27,580,317	1.4	1.30	x	76.0%	5.463%
Washington	41	24,785,853	1.2	1.95	x	58.1%	5.638%
New Hampshire	7	22,702,155	1.1	1.42	x	72.8%	5.802%
Nebraska	4	21,445,799	1.1	1.72	x	66.3%	5.634%
Wisconsin	27	19,696,084	1.0	1.77	x	66.2%	5.438%
Minnesota	26	19,383,007	1.0	1.87	x	59.4%	5.533%
Kansas	9	18,550,529	0.9	1.37	x	76.7%	5.466%
Massachusetts	24	18,468,465	0.9	1.94	x	62.9%	5.704%
Illinois	69	18,229,965	0.9	2.97	x	44.3%	5.255%
Oklahoma	11	14,346,872	0.7	1.79	x	69.4%	5.810%
Pennsylvania	34	13,836,574	0.7	2.18	x	57.6%	5.486%
Oregon	13	13,745,361	0.7	1.74	x	62.5%	5.820%
Alabama	10	12,800,198	0.6	1.48	x	75.2%	5.282%
Louisiana	7	12,736,087	0.6	1.57	x	69.0%	5.807%
Utah	8	10,962,996	0.5	1.48	x	76.2%	5.244%
Arkansas	4	10,404,682	0.5	1.30	x	77.2%	5.427%
Kentucky	5	5,376,860	0.3	1.40	x	76.0%	5.618%
Idaho	2	4,224,000	0.2	1.30	x	80.0%	5.245%
Delaware	6	3,855,327	0.2	1.95	x	59.7%	5.168%
Mississippi	3	2,405,956	0.1	1.59	x	66.6%	5.604%
Connecticut	9	1,737,840	0.1	3.21	x	40.8%	5.236%
New Mexico	3	717,247	0.0	3.21	x	40.8%	5.236%
Total/Wtd Avg	924	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

The Mortgaged Properties are located throughout 39 states, Mexico and the Cayman Islands.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.06x — 1.19x	7	$186,229,862	9.1%	1.19	x	72.3%	5.560%
1.20x — 1.24x	52	478,113,035	23.5	1.21	x	73.1%	5.633%
1.25x — 1.29x	38	448,145,122	22.0	1.27	x	73.4%	5.501%
1.30x — 1.34x	26	169,992,209	8.3	1.31	x	72.3%	5.566%
1.35x — 1.39x	22	130,350,966	6.4	1.37	x	70.0%	5.602%
1.40x — 1.49x	21	190,795,286	9.4	1.45	x	68.2%	5.867%
1.50x — 1.59x	8	93,549,394	4.6	1.55	x	66.7%	5.639%
1.60x — 1.69x	6	40,093,585	2.0	1.67	x	67.1%	5.714%
1.70x — 1.79x	5	69,407,812	3.4	1.79	x	43.0%	7.126%
1.80x — 1.89x	3	18,765,051	0.9	1.83	x	51.7%	5.540%
1.90x — 1.99x	1	55,000,000	2.7	1.94	x	52.1%	5.400%
2.00x — 2.99x	1	2,100,000	0.1	2.91	x	23.9%	5.517%
3.00x — 3.27x	2	155,125,000	7.6	3.21	x	40.1%	5.233%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
22.4% — 29.9%	2	$7,600,000	0.4%	3.17	x	22.8%	5.251%
30.0% — 49.9%	6	226,320,811	11.1	2.73	x	40.9%	5.832%
50.0% — 59.9%	11	141,312,596	6.9	1.62	x	55.1%	5.453%
60.0% — 64.9%	21	144,080,082	7.1	1.42	x	62.8%	5.769%
65.0% — 69.9%	35	324,776,301	15.9	1.33	x	67.6%	5.713%
70.0% — 74.9%	56	668,958,322	32.8	1.28	x	72.4%	5.546%
75.0% — 79.9%	50	426,891,211	20.9	1.28	x	77.9%	5.615%
80.0%	11	97,728,000	4.8	1.26	x	80.0%	5.538%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Maturity Date LTV Ratio(1)	Weighted Average Mortgage Rate
Fully Amortizing	2	$11,988,291	0.6%	1.24	x	0.9%	5.360%
19.5% — 24.9%	3	11,173,979	0.5	2.60	x	20.5%	5.395%
25.0% — 49.9%	14	267,464,163	13.1	2.54	x	37.5%	5.825%
50.0% — 59.9%	59	526,185,962	25.8	1.42	x	55.8%	5.703%
60.0% — 64.9%	45	312,401,487	15.3	1.30	x	62.8%	5.600%
65.0% — 69.9%	44	637,787,668	31.3	1.26	x	67.0%	5.523%
70.0% — 74.9%	23	220,465,774	10.8	1.28	x	72.2%	5.526%
75.0% — 79.9%	2	50,200,000	2.5	1.42	x	78.1%	5.809%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	59.8%	5.627%

(1) Excludes fully amortizing Mortgage Loans.

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4.923% — 4.999%	2	$7,600,000	0.4%	1.26	x	62.1%	4.923%
5.000% — 5.249%	12	220,007,706	10.8	2.66	x	50.0%	5.221%
5.250% — 5.499%	45	705,373,077	34.6	1.34	x	69.2%	5.415%
5.500% — 5.749%	74	646,077,334	31.7	1.30	x	72.6%	5.636%
5.750% — 5.999%	46	274,348,887	13.5	1.36	x	72.6%	5.858%
6.000% — 6.249%	10	92,367,316	4.5	1.34	x	65.9%	6.054%
6.250% — 6.499%	2	36,893,004	1.8	1.43	x	65.4%	6.412%
6.500% — 7.546%	1	55,000,000	2.7	1.80	x	38.3%	7.546%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	12	$156,498,172	7.7%	1.53	x	66.0%	5.495%
84 — 99	9	153,459,893	7.5	1.37	x	71.7%	5.850%
100 — 120	163	1,577,765,958	77.4	1.50	x	68.4%	5.541%
121 — 179	6	107,955,010	5.3	1.53	x	53.2%	6.581%
180	2	41,988,291	2.1	1.20	x	66.2%	6.051%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	6	$120,043,000	5.9%	1.79	x	61.6%	5.495%
120 — 179	1	9,000,000	0.4	1.27	x	60.0%	5.270%
180 — 239	3	8,636,723	0.4	1.29	x	56.7%	5.545%
240 — 299	2	11,849,439	0.6	1.38	x	63.3%	5.641%
300 — 359	24	151,584,388	7.4	1.45	x	67.9%	5.998%
360	155	1,586,928,774	77.9	1.31	x	70.7%	5.640%
Others	1	149,625,000	7.3	3.21	x	40.8%	5.236%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
56 — 59	9	$139,493,778	6.8%	1.55	x	65.0%	5.466%
60 — 79	1	6,363,070	0.3	1.38	x	74.0%	5.494%
80 — 99	11	164,101,216	8.1	1.37	x	71.8%	5.852%
100 — 109	1	16,000,000	0.8	1.69	x	72.1%	5.583%
110 — 119	158	1,565,855,958	76.8	1.52	x	67.1%	5.607%
120 — 139	8	90,115,010	4.4	1.28	x	72.6%	5.642%
140 — 159	2	13,750,000	0.7	1.25	x	60.1%	5.513%
160 — 179	2	41,988,291	2.1	1.20	x	66.2%	6.051%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	6	$120,043,000	5.9%	1.79	x	61.6%	5.495%
120 — 174	1	9,000,000	0.4	1.27	x	60.0%	5.270%
175 — 224	3	8,636,723	0.4	1.29	x	56.7%	5.545%
225 — 274	2	11,849,439	0.6	1.38	x	63.3%	5.641%
275 — 299	18	125,250,137	6.1	1.49	x	67.7%	6.027%
300 — 324	3	18,192,143	0.9	1.25	x	70.1%	6.022%
325 — 349	3	8,142,108	0.4	1.30	x	66.4%	5.502%
350 — 360	155	1,586,928,774	77.9	1.31	x	70.7%	5.640%
Others	1	149,625,000	7.3	3.21	x	40.8%	5.236%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	174	$1,862,257,928	91.4%	1.49	x	68.1%	5.580%
5 — 8	17	120,409,395	5.9	1.36	x	72.8%	5.465%
9 — 11	1	55,000,000	2.7	1.80	x	38.3%	7.546%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2005	162	$1,729,013,039	84.9%	1.51	x	67.5%	5.629%
2006	30	308,654,285	15.1	1.38	x	68.0%	5.616%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2010	5	$63,495,243	3.1%	1.30	x	75.5%	5.519%
2011	5	82,361,605	4.0	1.73	x	57.7%	5.428%
2012	4	70,879,519	3.5	1.40	x	78.8%	5.734%
2013	7	93,221,698	4.6	1.34	x	66.5%	5.941%
2014	1	16,000,000	0.8	1.69	x	72.1%	5.583%
2015	75	922,451,551	45.3	1.65	x	64.6%	5.553%
2016	88	694,314,407	34.1	1.32	x	70.8%	5.683%
2017	4	48,205,010	2.4	1.25	x	69.6%	5.541%
2018	1	4,750,000	0.2	1.23	x	60.4%	5.972%
2021	2	41,988,291	2.1	1.20	x	66.2%	6.051%
Total/Wtd Avg	192	$2,037,667,324	100.0%	1.49	x	67.6%	5.627%

MORTGAGE POOL LOAN PURPOSE

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	140	$1,548,653,658	76.0%	1.54x	66.2%	5.637%
Acquisition	52	489,013,666	24.0	1.32x	71.9%	5.595%
	192	$2,037,667,324	100.0%	1.49x	67.6%	5.627%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Retail	50	$642,568,894	38.2%	1.29x	1.15x/2.91x	70.1%	23.9%/79.9%	5.580%
Anchored	19	440,971,523	26.2	1.28x	1.15x/1.76x	70.9%	57.0%/79.9%	5.519%
Unanchored	23	136,951,855	8.1	1.34x	1.20x/1.66x	69.8%	47.5%/79.8%	5.620%
Shadow Anchored	8	64,645,516	3.8	1.32x	1.20x/2.91x	65.2%	23.9%/79.7%	5.916%
Office	34	401,697,123	23.9	1.41x	1.20x/1.84x	66.0%	38.3%/80.0%	5.909%
Hotel	19	209,246,699	12.4	1.60x	1.38x/1.94x	63.9%	52.1%/74.8%	5.855%
Other	713	149,625,000	8.9	3.21x	3.21x/3.21x	40.8%	40.8%/40.8%	5.236%
Self Storage	38	123,898,067	7.4	1.30x	1.20x/1.79x	75.0%	51.2%/80.0%	5.452%
Industrial	13	94,209,849	5.6	1.30x	1.20x/1.38x	73.2%	46.4%/78.9%	5.579%
Mixed Use	6	32,283,553	1.9	1.26x	1.22x/1.74x	70.1%	64.8%/80.0%	5.680%
Manufactured Housing	2	26,250,000	1.6	1.19x	1.06x/1.26x	72.7%	59.6%/80.0%	5.372%
Multifamily	1	2,488,203	0.1	1.26x	1.26x/1.26x	70.1%	70.1%/70.1%	5.131%
Total/Wtd Avg	876	$1,682,267,387	100.0%	1.53x	1.06x/3.21x	66.3%	23.9%/80.0%	5.651%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,021,832 — $ 1,999,999	14	$23,855,994	1.4%	1.35x	70.0%	5.843%
$ 2,000,000 — $ 2,999,999	24	59,152,842	3.5	1.43x	68.3%	5.614%
$ 3,000,000 — $ 3,999,999	9	31,776,474	1.9	1.45x	63.3%	5.739%
$ 4,000,000 — $ 4,999,999	15	68,659,331	4.1	1.34x	71.8%	5.648%
$ 5,000,000 — $ 7,499,999	30	181,592,034	10.8	1.36x	70.5%	5.686%
$ 7,500,000 — $ 9,999,999	13	117,236,362	7.0	1.32x	68.8%	5.622%
$10,000,000 — $14,999,999	14	166,553,693	9.9	1.34x	70.7%	5.600%
$15,000,000 — $19,999,999	10	169,836,981	10.1	1.31x	71.9%	5.542%
$20,000,000 — $29,999,999	5	121,967,231	7.3	1.40x	71.7%	5.888%
$30,000,000 — $49,999,999	5	187,412,892	11.1	1.33x	68.8%	5.688%
$50,000,000 — $99,999,999	3	162,715,219	9.7	1.65x	54.3%	6.206%
$100,000,000 — $149,625,000	3	391,508,334	23.3	2.00x	60.2%	5.376%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	87	$291,271,456	17.3%	1.53x	62.8%	5.566%
Texas	83	143,012,118	8.5	1.46x	68.1%	5.547%
Nevada	7	138,187,038	8.2	1.29x	72.6%	5.478%
New York	7	123,216,190	7.3	1.23x	71.7%	5.488%
New Jersey	26	89,802,910	5.3	1.35x	74.3%	5.647%
Ohio	43	84,391,893	5.0	1.44x	71.2%	5.581%
Florida	62	83,864,351	5.0	1.55x	67.1%	5.564%
Virginia	61	60,739,175	3.6	1.82x	62.7%	5.786%
Maryland	24	57,420,698	3.4	1.51x	61.7%	5.641%
Mexico	1	55,000,000	3.3	1.80x	38.3%	7.546%
Michigan	20	52,097,255	3.1	1.57x	59.2%	5.564%
Georgia	19	48,957,081	2.9	1.37x	71.5%	5.643%
Arizona	26	40,142,352	2.4	1.51x	67.1%	5.663%
Missouri	15	31,416,171	1.9	1.67x	76.7%	5.700%
Cayman Islands	1	29,913,698	1.8	1.44x	63.6%	6.450%
Indiana	13	29,640,899	1.8	1.47x	71.2%	5.600%
Iowa	6	27,580,317	1.6	1.30x	76.0%	5.463%
Washington	41	24,785,853	1.5	1.95x	58.1%	5.638%
Colorado	21	23,245,843	1.4	1.58x	72.4%	5.307%
Tennessee	17	22,927,059	1.4	1.56x	66.7%	5.833%
New Hampshire	7	22,702,155	1.3	1.42x	72.8%	5.802%
Nebraska	4	21,445,799	1.3	1.72x	66.3%	5.634%
North Carolina	24	20,187,692	1.2	1.65x	67.3%	5.335%
Minnesota	26	19,383,007	1.2	1.87x	59.4%	5.533%
Kansas	9	18,550,529	1.1	1.37x	76.7%	5.466%
Massachusetts	24	18,468,465	1.1	1.94x	62.9%	5.704%
Illinois	69	18,229,965	1.1	2.97x	44.3%	5.255%
Pennsylvania	34	13,836,574	0.8	2.18x	57.6%	5.486%
Oregon	13	13,745,361	0.8	1.74x	62.5%	5.820%
Louisiana	7	12,736,087	0.8	1.57x	69.0%	5.807%
Wisconsin	26	12,629,034	0.8	2.09x	58.8%	5.559%
Utah	8	10,962,996	0.7	1.48x	76.2%	5.244%
Idaho	2	4,224,000	0.3	1.30x	80.0%	5.245%
Delaware	6	3,855,327	0.2	1.95x	59.7%	5.168%
Arkansas	1	2,793,548	0.2	1.20x	79.8%	5.609%
Mississippi	3	2,405,956	0.1	1.59x	66.6%	5.604%
Oklahoma	10	2,401,424	0.1	3.21x	40.8%	5.236%
Kentucky	4	2,383,767	0.1	1.59x	71.7%	5.622%
Connecticut	9	1,737,840	0.1	3.21x	40.8%	5.236%
Alabama	7	1,258,259	0.1	3.21x	40.8%	5.236%
New Mexico	3	717,247	0.0	3.21x	40.8%	5.236%
Total/Wtd Avg	876	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

The Mortgaged Properties are located throughout 39 states, Mexico and the Cayman Islands.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.06x — 1.19x	5	$171,406,078	10.2%	1.19x	71.8%	5.540%
1.20x — 1.24x	30	286,971,015	17.1	1.21x	72.4%	5.706%
1.25x — 1.29x	27	370,786,789	22.0	1.27x	73.4%	5.509%
1.30x — 1.34x	23	151,921,147	9.0	1.31x	71.5%	5.599%
1.35x — 1.39x	19	104,058,250	6.2	1.37x	68.6%	5.631%
1.40x — 1.49x	18	174,460,218	10.4	1.44x	67.5%	5.870%
1.50x — 1.59x	7	91,049,394	5.4	1.55x	67.1%	5.648%
1.60x — 1.69x	5	36,716,632	2.2	1.67x	65.9%	5.755%
1.70x — 1.79x	5	69,407,812	4.1	1.79x	43.0%	7.126%
1.80x — 1.89x	3	18,765,051	1.1	1.83x	51.7%	5.540%
1.90x — 1.99x	1	55,000,000	3.3	1.94x	52.1%	5.400%
2.00x — 2.99x	1	2,100,000	0.1	2.91x	23.9%	5.517%
3.00x — 3.21x	1	149,625,000	8.9	3.21x	40.8%	5.236%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
23.9% — 29.9%	1	$2,100,000	0.1%	2.91x	23.9%	5.517%
30.0% — 49.9%	6	226,320,811	13.5	2.73x	40.9%	5.832%
50.0% — 59.9%	8	122,162,596	7.3	1.68x	54.8%	5.447%
60.0% — 64.9%	19	126,286,440	7.5	1.44x	62.6%	5.819%
65.0% — 69.9%	32	318,348,580	18.9	1.33x	67.5%	5.722%
70.0% — 74.9%	46	561,528,893	33.4	1.29x	72.5%	5.565%
75.0% — 79.9%	27	259,792,067	15.4	1.28x	77.7%	5.628%
80.0%	6	65,728,000	3.9	1.26x	80.0%	5.561%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio(1)	Weighted Average Mortgage Rate
Fully Amortizing	2	$11,988,291	0.7%	1.24x	0.9%	5.360%
20.8% — 24.9%	2	5,673,979	0.3	1.95x	21.3%	5.632%
25.0% — 49.9%	13	264,964,163	15.8	2.55x	37.3%	5.830%
50.0% — 59.9%	52	497,144,178	29.6	1.43x	55.7%	5.715%
60.0% — 64.9%	35	226,872,406	13.5	1.30x	62.7%	5.651%
65.0% — 69.9%	29	526,388,343	31.3	1.25x	67.0%	5.535%
70.0% — 74.9%	10	99,036,028	5.9	1.34x	72.1%	5.421%
75.0% — 79.9%	2	50,200,000	3.0	1.42x	78.1%	5.809%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	58.8%	5.651%

(1)	Excludes fully amortizing Mortgage Loans.

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.131% — 5.249%	8	$200,240,656	11.9%	2.74x	48.7%	5.227%
5.250% — 5.499%	30	563,622,702	33.5	1.36x	68.3%	5.424%
5.500% — 5.749%	52	496,769,589	29.5	1.32x	71.7%	5.641%
5.750% — 5.999%	43	240,729,655	14.3	1.37x	71.9%	5.856%
6.000% — 6.249%	9	89,011,781	5.3	1.34x	65.5%	6.056%
6.250% — 6.499%	2	36,893,004	2.2	1.43x	65.4%	6.412%
6.500% — 7.546%	1	55,000,000	3.3	1.80x	38.3%	7.546%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	8	$107,143,426	6.4%	1.66x	62.3%	5.470%
84 — 99	9	153,459,893	9.1	1.37x	71.7%	5.850%
100 — 120	120	1,271,720,768	75.6	1.55x	67.1%	5.550%
121 — 179	6	107,955,010	6.4	1.53x	53.2%	6.581%
180	2	41,988,291	2.5	1.20x	66.2%	6.051%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	6	$120,043,000	7.1%	1.79x	61.6%	5.495%
120 — 179	1	9,000,000	0.5	1.27x	60.0%	5.270%
180 — 239	3	8,636,723	0.5	1.29x	56.7%	5.545%
240 — 299	2	11,849,439	0.7	1.38x	63.3%	5.641%
300 — 359	24	151,584,388	9.0	1.45x	67.9%	5.998%
360	108	1,231,528,837	73.2	1.31x	69.8%	5.677%
Others	1	149,625,000	8.9	3.21x	40.8%	5.236%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
56 — 59	5	$90,139,032	5.4%	1.72x	60.1%	5.421%
60 — 79	1	6,363,070	0.4	1.38x	74.0%	5.494%
80 — 99	11	164,101,216	9.8	1.37x	71.8%	5.852%
100 — 109	1	16,000,000	1.0	1.69x	72.1%	5.583%
110 — 119	117	1,291,410,768	76.8	1.56x	65.8%	5.629%
120 — 139	6	58,515,010	3.5	1.26x	71.0%	5.696%
140 — 159	2	13,750,000	0.8	1.25x	60.1%	5.513%
160 — 179	2	41,988,291	2.5	1.20x	66.2%	6.051%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	6	$120,043,000	7.1%	1.79x	61.6%	5.495%
120 — 174	1	9,000,000	0.5	1.27x	60.0%	5.270%
175 — 224	3	8,636,723	0.5	1.29x	56.7%	5.545%
225 — 274	2	11,849,439	0.7	1.38x	63.3%	5.641%
275 — 299	18	125,250,137	7.4	1.49x	67.7%	6.027%
300 — 324	3	18,192,143	1.1	1.25x	70.1%	6.022%
325 — 349	3	8,142,108	0.5	1.30x	66.4%	5.502%
350 — 360	108	1,231,528,837	73.2	1.31x	69.8%	5.677%
Others	1	149,625,000	8.9	3.21x	40.8%	5.236%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	134	$1,529,729,025	90.9%	1.53x	66.9%	5.590%
5 — 8	10	97,538,362	5.8	1.36x	73.0%	5.532%
9 — 11	1	55,000,000	3.3	1.80x	38.3%	7.546%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2005	121	$1,459,218,637	86.7%	1.54x	66.3%	5.656%
2006	24	223,048,750	13.3	1.43x	66.3%	5.617%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2010	3	$32,496,032	1.9%	1.35x	72.7%	5.452%
2011	3	64,006,070	3.8	1.87x	55.1%	5.413%
2012	4	70,879,519	4.2	1.40x	78.8%	5.734%
2013	7	93,221,698	5.5	1.34x	66.5%	5.941%
2014	1	16,000,000	1.0	1.69x	72.1%	5.583%
2015	45	748,889,043	44.5	1.73x	62.7%	5.580%
2016	75	561,831,724	33.4	1.33x	70.0%	5.704%
2017	4	48,205,010	2.9	1.25x	69.6%	5.541%
2018	1	4,750,000	0.3	1.23x	60.4%	5.972%
2021	2	41,988,291	2.5	1.20x	66.2%	6.051%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 1 LOAN PURPOSE

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	110	$1,324,499,737	78.7%	1.58x	64.9%	5.660%
Acquisition	35	357,767,650	21.3	1.34x	71.5%	5.617%
Total/Wtd Avg	145	$1,682,267,387	100.0%	1.53x	66.3%	5.651%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	44	$317,709,937	89.4%	1.30	x	1.20x / 3.27x	73.4%	22.4% / 80.0%	5.527%
Manufactured Housing	4	37,690,000	10.6	1.21	x	1.20x / 1.24x	74.9%	70.4% / 80.0%	5.391%
Total/Wtd Avg	48	$355,399,937	100.0%	1.29	x	1.20x / 3.27x	73.6%	22.4% / 80.0%	5.512%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,100,328 — $ 1,999,999	3	$4,427,721	1.2%	1.27	x	72.1%	5.481%
$ 2,000,000 — $ 2,999,999	7	18,303,667	5.2	1.30	x	71.4%	5.536%
$ 3,000,000 — $ 3,999,999	10	34,467,800	9.7	1.34	x	76.4%	5.448%
$ 4,000,000 — $ 4,999,999	1	4,100,000	1.2	1.25	x	56.6%	4.923%
$ 5,000,000 — $ 7,499,999	8	50,732,050	14.3	1.44	x	71.7%	5.477%
$ 7,500,000 — $ 9,999,999	3	25,763,784	7.2	1.21	x	72.8%	5.606%
$10,000,000 — $14,999,999	9	106,916,179	30.1	1.26	x	75.0%	5.594%
$15,000,000 — $19,999,999	4	65,788,735	18.5	1.25	x	73.6%	5.451%
$20,000,000 — $24,100,000	2	44,900,000	12.6	1.28	x	73.1%	5.491%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Texas	10	$63,041,629	17.7%	1.24	x	73.0%	5.520%
Ohio	7	57,489,281	16.2	1.27	x	78.4%	5.625%
Florida	4	38,790,000	10.9	1.23	x	69.7%	5.338%
Georgia	2	27,310,255	7.7	1.26	x	78.7%	5.430%
Michigan	2	22,150,000	6.2	1.24	x	69.1%	5.452%
Arizona	1	20,800,000	5.9	1.36	x	75.0%	5.493%
North Carolina	3	18,473,784	5.2	1.20	x	76.9%	5.761%
Missouri	2	17,355,535	4.9	1.22	x	79.5%	5.842%
Nevada	1	12,550,000	3.5	1.20	x	57.6%	5.710%
Oklahoma	1	11,945,448	3.4	1.50	x	75.1%	5.925%
Colorado	1	11,600,000	3.3	1.24	x	80.0%	5.317%
Alabama	3	11,541,939	3.2	1.29	x	78.9%	5.287%
Virginia	2	8,793,642	2.5	1.23	x	75.2%	5.628%
Arkansas	3	7,611,134	2.1	1.34	x	76.3%	5.361%
Tennessee	2	7,600,000	2.1	1.26	x	62.1%	4.923%
Wisconsin	1	7,067,050	2.0	1.22	x	79.4%	5.221%
New York	1	5,500,000	1.5	3.27	x	22.4%	5.150%
Kentucky	1	2,993,092	0.8	1.25	x	79.4%	5.614%
Maryland	1	2,787,147	0.8	1.26	x	71.5%	5.280%
Total/Wtd Avg	48	$355,399,937	100.0%	1.29	x	73.6%	5.512%

The Mortgaged Properties are located throughout 19 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.19x	2	$14,823,784	4.2%	1.20	x	78.3%	5.791%
1.20x — 1.24x	22	191,142,020	53.8	1.21	x	74.1%	5.523%
1.25x — 1.29x	11	77,358,333	21.8	1.27	x	73.2%	5.464%
1.30x — 1.34x	3	18,071,062	5.1	1.32	x	78.9%	5.296%
1.35x — 1.39x	3	26,292,716	7.4	1.36	x	75.7%	5.488%
1.40x — 1.49x	3	16,335,069	4.6	1.48	x	75.1%	5.842%
1.50x — 1.59x	1	2,500,000	0.7	1.54	x	52.1%	5.330%
1.60x — 2.99x	1	3,376,953	1.0	1.67	x	79.5%	5.272%
3.00x — 3.27x	1	5,500,000	1.5	3.27	x	22.4%	5.150%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
22.4% — 49.9%	1	$5,500,000	1.5%	3.27	x	22.4%	5.150%
50.0% — 59.9%	3	19,150,000	5.4	1.26	x	56.6%	5.492%
60.0% — 64.9%	2	17,793,642	5.0	1.26	x	64.2%	5.415%
65.0% — 69.9%	3	6,427,721	1.8	1.28	x	68.4%	5.238%
70.0% — 74.9%	10	107,429,430	30.2	1.24	x	71.9%	5.447%
75.0% — 79.9%	23	167,099,144	47.0	1.27	x	78.2%	5.594%
80.00%	5	32,000,000	9.0	1.25	x	80.0%	5.491%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
19.5% — 24.9%	1	$5,500,000	1.5%	3.27	x	19.5%	5.150%
25.0% — 49.9%	1	2,500,000	0.7	1.54	x	48.3%	5.330%
50.0% — 59.9%	7	29,041,784	8.2	1.24	x	56.7%	5.506%
60.0% — 64.9%	10	85,529,081	24.1	1.28	x	63.1%	5.464%
65.0% — 69.9%	15	111,399,326	31.3	1.28	x	66.9%	5.465%
70.0% — 74.3%	13	121,429,746	34.2	1.23	x	72.2%	5.612%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	66.1%	5.512%

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
4.923% — 4.999%	2	$7,600,000	2.1%	1.26	x	62.1%	4.923%
5.000% — 5.249%	4	19,767,050	5.6	1.80	x	63.5%	5.170%
5.250% — 5.499%	15	141,750,375	39.9	1.28	x	72.7%	5.381%
5.500% — 5.749%	22	149,307,745	42.0	1.24	x	75.3%	5.619%
5.750% — 5.999%	3	33,619,232	9.5	1.31	x	77.6%	5.876%
6.000%	1	3,355,535	0.9	1.30	x	78.0%	6.000%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 99	4	$49,354,746	13.9%	1.25	x	74.0%	5.549%
100 — 120	43	306,045,191	86.1	1.30	x	73.5%	5.506%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM(1)

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
360	47	$355,399,937	100.0%	1.29x	73.6%	5.512%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29x	73.6%	5.512%

(1)	For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
57 — 109	4	$49,354,746	13.9%	1.25	x	74.0%	5.549%
110 — 119	41	274,445,191	77.2	1.30	x	73.3%	5.502%
120	2	31,600,000	8.9	1.31	x	75.5%	5.543%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
353 — 360	47	$355,399,937	100.0%	1.29x	73.6%	5.512%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29x	73.6%	5.512%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	40	$332,528,903	93.6%	1.29	x	73.7%	5.535%
5 — 7	7	22,871,033	6.4	1.34	x	71.7%	5.183%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2005	41	$269,794,402	75.9%	1.31	x	73.9%	5.480%
2006	6	85,605,535	24.1	1.25	x	72.6%	5.613%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2010	2	$30,999,211	8.7%	1.25	x	78.4%	5.590%
2011	2	18,355,535	5.2	1.27	x	66.6%	5.479%
2015	30	173,562,508	48.8	1.34	x	72.8%	5.440%
2016	13	132,482,682	37.3	1.25	x	74.4%	5.594%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29	x	73.6%	5.512%

LOAN GROUP 2 LOAN PURPOSE

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	30	$224,153,921	63.1%	1.31x	73.9%	5.500%
Acquisition	17	131,246,016	36.9	1.26x	73.1%	5.534%
Total/Wtd Avg	47	$355,399,937	100.0%	1.29x	73.6%	5.512%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A2
       CERTAIN CHARACTERISTICS OF THE KINDERCARE MORTGAGE LOAN PROPERTIES

PROPERTY   LOAN
  COUNT   NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

     2     59414   301481   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
     3     59414   000139   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
     4     59414   301733   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
     5     59414   301542   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
     6     59414   301486   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
     7     59414   301455   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
     8     59414   301808   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
     9     59414   000260   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    10     59414   301743   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    11     59414   301751   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    12     59414   301494   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    13     59414   000874   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    14     59414   303042   Mulberry                             BACM 2006-1    Greenstreet Realty Partners, L.P.
    15     59414   301800   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    16     59414   301728   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    17     59414   301755   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    18     59414   301770   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    19     59414   301674   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    20     59414   301825   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    21     59414   301780   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    22     59414   000112   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    23     59414   301767   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    24     59414   301675   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    25     59414   301459   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    26     59414   301101   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    27     59414   301609   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    28     59414   301633   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    29     59414   301666   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    30     59414   301769   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    31     59414   301626   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    32     59414   301704   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    33     59414   301724   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    34     59414   301714   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    35     59414   301659   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    36     59414   301777   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    37     59414   000510   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    38     59414   301625   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    39     59414   301697   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    40     59414   301698   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    41     59414   301551   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    42     59414   301598   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    43     59414   301652   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    44     59414   301624   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    45     59414   301790   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    46     59414   301727   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    47     59414   301588   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    48     59414   000187   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    49     59414   301711   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    50     59414   301664   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    51     59414   301632   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    52     59414   301604   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    53     59414   301730   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    54     59414   301575   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    55     59414   000619   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    56     59414   301586   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    57     59414   300974   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    58     59414   301608   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    59     59414   303081   Mulberry                             BACM 2006-1    Greenstreet Realty Partners, L.P.
    60     59414   301701   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
  COUNT   NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  ----------------------------------

     2     59414      Other      Child Development Centers  1945 Marlton Pike East
     3     59414      Other      Child Development Centers  600 Creek Parkway
     4     59414      Other      Child Development Centers  1141 Puerta del Sol
     5     59414      Other      Child Development Centers  1802 Reston Avenue
     6     59414      Other      Child Development Centers  356 Terryville Road
     7     59414      Other      Child Development Centers  14750 Live Oak
     8     59414      Other      Child Development Centers  Sudley Manor Dr & Linton Hall Road
     9     59414      Other      Child Development Centers  11562 Fishers Landing Dr
    10     59414      Other      Child Development Centers  Schaumburg Road & Wildflower L
    11     59414      Other      Child Development Centers  4335 Montgomery Road
    12     59414      Other      Child Development Centers  6140 Kruse Drive
    13     59414      Other      Child Development Centers  917 Hampshire Rd.
    14     59414      Other      Child Development Centers  2001 Renaissance Blvd
    15     59414      Other      Child Development Centers  SR 896 & Cann Road
    16     59414      Other      Child Development Centers  4947 Le Chalet Blvd.
    17     59414      Other      Child Development Centers  7380 10th Street North
    18     59414      Other      Child Development Centers  2354 Fenton Street
    19     59414      Other      Child Development Centers  12404 Archer Avenue
    20     59414      Other      Child Development Centers  Middlecreek Pkwy & Voyager Pkwy
    21     59414      Other      Child Development Centers  2800 Corporate Place
    22     59414      Other      Child Development Centers  400 Celebration Blvd
    23     59414      Other      Child Development Centers  1000 Corporate Drive
    24     59414      Other      Child Development Centers  1351 Palatine Road
    25     59414      Other      Child Development Centers  1239 Rickert Drive
    26     59414      Other      Child Development Centers  1101 Rose Drive
    27     59414      Other      Child Development Centers  1309 North Village Road
    28     59414      Other      Child Development Centers  6696 Lancaster Pike
    29     59414      Other      Child Development Centers  1197 S. Victoria Avenue
    30     59414      Other      Child Development Centers  40W 170 LaFox Road
    31     59414      Other      Child Development Centers  5251 Las Lomas Street
    32     59414      Other      Child Development Centers  136 Franklin Street
    33     59414      Other      Child Development Centers  40295 Winchester Road
    34     59414      Other      Child Development Centers  2044 Franciscan Way
    35     59414      Other      Child Development Centers  18275 N.W. West Union Road
    36     59414      Other      Child Development Centers  1308 Greenwood Ct.
    37     59414      Other      Child Development Centers  261 North Main St
    38     59414      Other      Child Development Centers  5100 Sedge Road
    39     59414      Other      Child Development Centers  420 Natoma Station Dr.
    40     59414      Other      Child Development Centers  7715  NE 119th Place
    41     59414      Other      Child Development Centers  3987 Spring Road
    42     59414      Other      Child Development Centers  130 South Atkinson Road
    43     59414      Other      Child Development Centers  26 Carlisle Road
    44     59414      Other      Child Development Centers  25189 Beacon Hill Way
    45     59414      Other      Child Development Centers  2460 Clare Lane NE
    46     59414      Other      Child Development Centers  2395 Bowes Rd.
    47     59414      Other      Child Development Centers  133 Cambridge Street
    48     59414      Other      Child Development Centers  4241 Marsh Lane
    49     59414      Other      Child Development Centers  4 Continental Boulevard
    50     59414      Other      Child Development Centers  1440 Balltown Road
    51     59414      Other      Child Development Centers  7 Garden Lane
    52     59414      Other      Child Development Centers  4224 Harbour Pointe Blvd.
    53     59414      Other      Child Development Centers  7965 175th St. West
    54     59414      Other      Child Development Centers  60 Industrial Way East
    55     59414      Other      Child Development Centers  102 Paddock Lane
    56     59414      Other      Child Development Centers  20650 95th Avenue South
    57     59414      Other      Child Development Centers  1205 West Boyd
    58     59414      Other      Child Development Centers  18500 Johnson Street
    59     59414      Other      Child Development Centers  64 Messenger Street
    60     59414      Other      Child Development Centers  518 Vischer Ferry Rd.

                                                       ORIGINAL                    BALANCE      YEAR
PROPERTY   LOAN                                       PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY     STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT           RATE
--------  ------  ----------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

     2     59414  Cherry Hill         NJ     08003   554,644.20    553,257.59    477,825.98     1995           41.6%
     3     59414  Boothwyn            PA     19016   503,603.32    502,344.31    433,854.26     2000           72.5%
     4     59414  San Clemente        CA     92673   502,242.23    500,986.62    432,681.68     2002           39.6%
     5     59414  Reston              VA     20190   476,381.52    475,190.57    410,402.68     1999           70.4%
     6     59414  Port Jefferson      NY     11776   455,965.17    454,825.26    392,813.99     1995           49.5%
     7     59414  Fontana             CA     92337   439,624.90    438,525.84    378,736.85     1994           39.0%
     8     59414  Gainesville         VA     20136   438,271.00    437,175.32    377,570.47     2005            0.0%
     9     59414  Fishers             IN     46038   436,909.91    435,817.64    376,397.89     1999           46.2%
    10     59414  Schaumburg          IL     60173   435,548.82    434,459.95    375,225.31     2002           71.5%
    11     59414  Naperville          IL     60564   435,548.82    434,459.95    375,225.31     2001           64.1%
    12     59414  Solon               OH     44139   435,548.82    434,459.95    375,225.31     1996           41.2%
    13     59414  Westlake Village    CA     91361   427,382.28    426,313.82    368,189.83     1974           79.1%
    14     59414  Gulph Mills         PA     19406   423,048.74    421,991.12    364,456.49     2001           83.0%
    15     59414  Bear                DE     19702   421,937.92    420,883.08    363,499.52      NAV           36.3%
    16     59414  Boynton Beach       FL     33437   421,937.92    420,883.08    363,499.52     2002           90.8%
    17     59414  Oakdale             MN     55128   418,535.19    417,488.85    360,568.07     2002           66.9%
    18     59414  Chula Vista         CA     91914   412,410.29    411,379.26    355,291.46     2003           65.9%
    19     59414  Lemont              IL     60439   408,327.02    407,306.20    351,773.73     2000           65.3%
    20     59414  Colorado Springs    CO     80921   408,327.02    407,306.20    351,773.73      NAV            0.0%
    21     59414  Chanhassen          MN     55317   408,327.02    407,306.20    351,773.73     2003           48.6%
    22     59414  Celebration         FL     34747   405,124.26    404,111.45    349,014.55     2000           60.7%
    23     59414  Ladera Ranch        CA     92694   403,567.20    402,558.28    347,673.14     2003           64.0%
    24     59414  Hoffman Estates     IL     60195   401,521.57    400,517.77    345,910.83     2001           62.4%
    25     59414  Naperville          IL     60540   401,521.57    400,517.77    345,910.83     1994           60.0%
    26     59414  Benicia             CA     94510   401,521.57    400,517.77    345,910.83     1986           60.9%
    27     59414  Reston              VA     20194   394,716.12    393,729.33    340,047.94     2001           58.8%
    28     59414  Hockessin           DE     19707   391,313.39    390,335.11    337,116.49     2001           61.2%
    29     59414  Ventura             CA     93003   390,371.19    389,395.26    336,304.78     2003           51.9%
    30     59414  St. Charles         IL     60175   388,377.27    387,406.33    334,587.02     2003           45.1%
    31     59414  Long Beach          CA     90815   385,188.49    384,225.52    331,839.88     2000           52.7%
    32     59414  Stoneham            MA     02180   381,772.05    380,817.62    328,896.62     2003           66.8%
    33     59414  Temecula            CA     92591   381,449.98    380,496.36    328,619.16     2002           42.1%
    34     59414  West Chicago        IL     60185   381,105.22    380,152.46    328,322.15     2003           39.8%
    35     59414  Portland            OR     97229   381,105.22    380,152.46    328,322.15     2001           62.7%
    36     59414  Shakopee            MN     55379   377,846.76    376,902.14    325,514.98     2002           71.8%
    37     59414  Middleton           MA     01949   377,766.67    376,822.25    325,445.99     2000           44.1%
    38     59414  Hoffman Estates     IL     60192   374,299.77    373,364.02    322,459.25     2000           50.9%
    39     59414  Folsom              CA     95630   373,492.80    372,559.07    321,764.05     2002           84.6%
    40     59414  Vancouver           WA     98682   370,216.50    369,290.96    318,941.51     2001           58.4%
    41     59414  Moorpark            CA     93021   368,694.64    367,772.90    317,630.43     1998           57.4%
    42     59414  Grayslake           IL     60030   367,502.16    366,583.40    316,603.11     1999           40.7%
    43     59414  Westford            MA     01886   367,350.20    366,431.82    316,472.20     2004           44.4%
    44     59414  Laguna Niguel       CA     92677   364,670.37    363,758.69    314,163.52     2000           44.5%
    45     59414  Rochester           MN     55906   364,541.36    363,630.01    314,052.38     2004           64.0%
    46     59414  Elgin               IL     60123   360,905.22    360,002.96    310,919.85     2002           57.8%
    47     59414  Burlington          MA     01803   353,883.42    352,998.71    304,870.57     2001           77.5%
    48     59414  Carrollton          TX     75007   353,883.42    352,998.71    304,870.57     2002           49.8%
    49     59414  Merrimack           NH     03054   353,883.42    352,998.71    304,870.57     2000           41.2%
    50     59414  Niskayuna           NY     12309   353,286.90    352,403.68    304,356.66     2002           53.8%
    51     59414  Londonderry         NH     03053   352,409.04    351,528.02    303,600.39     2001           68.6%
    52     59414  Mukilteo            WA     98275   349,800.15    348,925.65    301,352.83     2000           42.0%
    53     59414  Tinley Park         IL     60477   349,011.07    348,138.54    300,673.04     2001           62.6%
    54     59414  Eatontown           NJ     07724   347,077.96    346,210.27    299,007.66     1999           39.5%
    55     59414  West Chester        PA     19383   346,323.63    345,457.82    298,357.81     1999           54.3%
    56     59414  Boca Raton          FL     33434   344,412.31    343,551.28    296,711.21     2001           48.5%
    57     59414  Norman              OK     73069   341,628.51    340,774.44    294,312.96     1984           51.1%
    58     59414  Pembroke Pines      FL     33029   340,480.29    339,629.09    293,323.77     2001           44.8%
    59     59414  Plainville          MA     02762   340,272.51    339,421.83    293,144.77     2005           10.2%
    60     59414  Clifton Park        NY     12065   340,272.51    339,421.83    293,144.77     2001           67.3%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS      UNIT         AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

     2     59414      10/1/2005     17,453       SF         17,453        4,075,000       As Is    Cushman & Wakefield
     3     59414      10/1/2005     11,165       SF         11,165        3,700,000       As Is    Cushman & Wakefield
     4     59414      10/1/2005      9,897       SF          9,897        3,690,000       As Is    Cushman & Wakefield
     5     59414      10/1/2005      9,640       SF          9,640        3,500,000       As Is    Cushman & Wakefield
     6     59414      10/1/2005     14,786       SF         14,786        3,350,000       As Is    Cushman & Wakefield
     7     59414      10/1/2005     13,850       SF         13,850        3,339,359       As Is    Cushman & Wakefield
     8     59414      10/1/2005     11,106       SF         11,106        3,220,000       As Is    Cushman & Wakefield
     9     59414      10/1/2005     18,369       SF         18,369        3,210,000       As Is    Cushman & Wakefield
    10     59414      10/1/2005      9,897       SF          9,897        3,200,000       As Is    Cushman & Wakefield
    11     59414      10/1/2005     13,000       SF         13,000        3,200,000       As Is    Cushman & Wakefield
    12     59414      10/1/2005     15,300       SF         15,300        3,200,000       As Is    Cushman & Wakefield
    13     59414      10/1/2005      8,163       SF          8,163        3,140,000       As Is    Cushman & Wakefield
    14     59414      10/1/2005     13,680       SF         13,680        3,209,382       As Is    Cushman & Wakefield
    15     59414      10/1/2005     11,106       SF         11,106        3,100,000       As Is    Cushman & Wakefield
    16     59414      10/1/2005     10,185       SF         10,185        3,100,000       As Is    Cushman & Wakefield
    17     59414      10/1/2005      9,871       SF          9,871        3,075,000       As Is    Cushman & Wakefield
    18     59414      10/1/2005     10,000       SF         10,000        2,940,000       As Is    Cushman & Wakefield
    19     59414      10/1/2005     10,434       SF         10,434        3,000,000       As Is    Cushman & Wakefield
    20     59414      10/1/2005     11,106       SF         11,106        3,000,000       As Is    Cushman & Wakefield
    21     59414      10/1/2005     10,000       SF         10,000        3,000,000       As Is    Cushman & Wakefield
    22     59414      10/1/2005     12,968       SF         12,968        3,161,026       As Is    Cushman & Wakefield
    23     59414      10/1/2005     10,000       SF         10,000        2,949,523       As Is    Cushman & Wakefield
    24     59414      10/1/2005     10,404       SF         10,404        2,950,000       As Is    Cushman & Wakefield
    25     59414      10/1/2005     10,431       SF         10,431        2,950,000       As Is    Cushman & Wakefield
    26     59414      10/1/2005      7,472       SF          7,472        2,950,000       As Is    Cushman & Wakefield
    27     59414      10/1/2005     10,010       SF         10,010        2,900,000       As Is    Cushman & Wakefield
    28     59414      10/1/2005     10,652       SF         10,652        2,875,000       As Is    Cushman & Wakefield
    29     59414      10/1/2005      9,897       SF          9,897        2,864,896       As Is    Cushman & Wakefield
    30     59414      10/1/2005     10,971       SF         10,971        2,925,465       As Is    Cushman & Wakefield
    31     59414      10/1/2005     11,412       SF         11,412        2,830,000       As Is    Cushman & Wakefield
    32     59414      10/1/2005     10,465       SF         10,465        2,801,577       As Is    Cushman & Wakefield
    33     59414      10/1/2005     10,065       SF         10,065        2,816,140       As Is    Cushman & Wakefield
    34     59414      10/1/2005      9,897       SF          9,897        2,800,000       As Is    Cushman & Wakefield
    35     59414      10/1/2005      9,805       SF          9,805        2,800,000       As Is    Cushman & Wakefield
    36     59414      10/1/2005     10,132       SF         10,132        2,814,736       As Is    Cushman & Wakefield
    37     59414      10/1/2005     12,475       SF         12,475        2,874,231       As Is    Cushman & Wakefield
    38     59414      10/1/2005      9,897       SF          9,897        2,750,000       As Is    Cushman & Wakefield
    39     59414      10/1/2005      9,680       SF          9,680        2,736,497       As Is    Cushman & Wakefield
    40     59414      10/1/2005      9,897       SF          9,897        2,720,000       As Is    Cushman & Wakefield
    41     59414      10/1/2005      9,618       SF          9,618        2,695,077       As Is    Cushman & Wakefield
    42     59414      10/1/2005     10,564       SF         10,564        2,760,492       As Is    Cushman & Wakefield
    43     59414      10/1/2005     10,128       SF         10,128        2,705,717       As Is    Cushman & Wakefield
    44     59414      10/1/2005      9,100       SF          9,100        2,654,554       As Is    Cushman & Wakefield
    45     59414      10/1/2005      9,000       SF          9,000        2,762,234       As Is    Cushman & Wakefield
    46     59414      10/1/2005     10,198       SF         10,198        2,708,799       As Is    Cushman & Wakefield
    47     59414      10/1/2005     10,206       SF         10,206        2,600,000       As Is    Cushman & Wakefield
    48     59414      10/1/2005     10,380       SF         10,380        2,600,000       As Is    Cushman & Wakefield
    49     59414      10/1/2005     10,500       SF         10,500        2,600,000       As Is    Cushman & Wakefield
    50     59414      10/1/2005     10,560       SF         10,560        2,629,986       As Is    Cushman & Wakefield
    51     59414      10/1/2005     10,101       SF         10,101        2,582,475       As Is    Cushman & Wakefield
    52     59414      10/1/2005      9,897       SF          9,897        2,570,000       As Is    Cushman & Wakefield
    53     59414      10/1/2005      9,897       SF          9,897        2,614,539       As Is    Cushman & Wakefield
    54     59414      10/1/2005      9,832       SF          9,832        2,550,000       As Is    Cushman & Wakefield
    55     59414      10/1/2005     11,165       SF         11,165        2,605,562       As Is    Cushman & Wakefield
    56     59414      10/1/2005     10,196       SF         10,196        2,649,825       As Is    Cushman & Wakefield
    57     59414      10/1/2005     12,516       SF         12,516        2,635,658       As Is    Cushman & Wakefield
    58     59414      10/1/2005     10,196       SF         10,196        2,627,272       As Is    Cushman & Wakefield
    59     59414      10/1/2005     10,000       SF         10,000        2,500,000       As Is    Cushman & Wakefield
    60     59414      10/1/2005     10,564       SF         10,564        2,500,000       As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

     2     59414       10/3/2005        Yes                   First        Fee           No           No
     3     59414       10/3/2005        Yes                   First        Fee           No           No
     4     59414       9/16/2005        Yes         9%        First        Fee           No           No
     5     59414       9/13/2005        Yes                   First        Fee           No           No
     6     59414       10/3/2005        Yes                   First        Fee           No           No
     7     59414      10/25/2005        Yes        13%        First        Fee           No           No
     8     59414       9/30/2005        Yes                   First        Fee           No           No
     9     59414       9/30/2005        Yes                   First        Fee           No           No
    10     59414       9/28/2005        Yes                   First        Fee           No           No
    11     59414       10/4/2005        Yes                   First        Fee           No           No
    12     59414       9/27/2005        Yes                   First        Fee           No           No
    13     59414       9/27/2005        Yes        10%        First        Fee           No           No
    14     59414      10/25/2005        Yes                   First        Fee           No           No
    15     59414       10/4/2005        Yes                   First        Fee           No           No
    16     59414       9/20/2005        Yes                   First        Fee           No           No
    17     59414       9/28/2005        Yes                   First        Fee           No           No
    18     59414       10/6/2005        Yes         6%        First        Fee           No           No
    19     59414       10/4/2005        Yes                   First        Fee           No           No
    20     59414        1/1/2006        Yes                   First        Fee           No           No
    21     59414       9/28/2005        Yes                   First        Fee           No           No
    22     59414      10/25/2005        Yes                   First        Fee           No           No
    23     59414      10/25/2005        Yes         8%        First        Fee           No           No
    24     59414       9/28/2005        Yes                   First        Fee           No           No
    25     59414       10/4/2005        Yes                   First        Fee           No           No
    26     59414       10/6/2005        Yes        12%        First        Fee           No           No
    27     59414       9/13/2005        Yes                   First        Fee           No           No
    28     59414       10/4/2005        Yes                   First        Fee           No           No
    29     59414      10/25/2005        Yes        12%        First        Fee           No           No
    30     59414      10/25/2005        Yes                   First        Fee           No           No
    31     59414       9/16/2005        Yes        18%        First        Fee           No           No
    32     59414      10/25/2005        Yes                   First        Fee           No           No
    33     59414      10/25/2005        Yes        11%        First        Fee           No           No
    34     59414       9/28/2005        Yes                   First        Fee           No           No
    35     59414       9/22/2005        Yes         6%        First        Fee           No           No
    36     59414      10/25/2005        Yes                   First        Fee           No           No
    37     59414      10/25/2005        Yes                   First        Fee           No           No
    38     59414       9/28/2005        Yes                   First        Fee           No           No
    39     59414      10/25/2005        Yes         6%        First        Fee           No           No
    40     59414       10/4/2005        Yes         8%        First        Fee           No           No
    41     59414      10/25/2005        Yes        16%        First        Fee           No           No
    42     59414      10/25/2005        Yes                   First        Fee           No           No
    43     59414      10/25/2005        Yes                   First        Fee           No           No
    44     59414      10/25/2005        Yes         9%        First        Fee           No           No
    45     59414      10/25/2005        Yes                   First        Fee           No           No
    46     59414      10/25/2005        Yes                   First        Fee           No           No
    47     59414       9/30/2005        Yes                   First        Fee           No           No
    48     59414        9/7/2005        Yes                   First        Fee           No           No
    49     59414       9/16/2005        Yes                   First        Fee           No           No
    50     59414      10/25/2005        Yes                   First        Fee           No           No
    51     59414      10/25/2005        Yes                   First        Fee           No           No
    52     59414       10/5/2005        Yes        11%        First        Fee           No           No
    53     59414      10/25/2005        Yes                   First        Fee           No           No
    54     59414       9/14/2005        Yes                   First        Fee           No           No
    55     59414      10/25/2005        Yes                   First        Fee           No           No
    56     59414      10/25/2005        Yes                   First        Fee           No           No
    57     59414      10/25/2005        Yes                   First        Fee           No           No
    58     59414      10/25/2005        Yes                   First        Fee           No           No
    59     59414       9/14/2005        Yes                   First        Fee           No           No
    60     59414       10/7/2005        Yes                   First        Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

    61     59414   300873   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    62     59414   301601   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    63     59414   301088   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    64     59414   301543   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    65     59414   301785   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    66     59414   301691   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    67     59414   301648   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    68     59414   301673   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    69     59414   301651   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    70     59414   301187   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    71     59414   301493   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    72     59414   301741   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    73     59414   301531   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    74     59414   000722   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    75     59414   000291   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    76     59414   301752   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    77     59414   301622   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    78     59414   301502   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    79     59414   301810   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    80     59414   301623   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    81     59414   301641   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    82     59414   000557   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    83     59414   000313   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    84     59414   301034   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    85     59414   301434   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    86     59414   301795   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    87     59414   301612   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    88     59414   301378   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    89     59414   301720   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    90     59414   301180   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    91     59414   301522   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    92     59414   301580   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    93     59414   071120   Sunburst Preschool                   BACM 2006-1    Greenstreet Realty Partners, L.P.
    94     59414   303078   Mulberry                             BACM 2006-1    Greenstreet Realty Partners, L.P.
    95     59414   301676   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    96     59414   301603   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    97     59414   301657   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
    98     59414   000318   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
    99     59414   301051   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   100     59414   000415   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   101     59414   301572   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   102     59414   300838   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   103     59414   000645   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   104     59414   301558   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   105     59414   301487   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   106     59414   301654   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   107     59414   301789   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   108     59414   301063   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   109     59414   300878   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   110     59414   000225   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   111     59414   301497   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   112     59414   301715   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   113     59414   301546   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   114     59414   301029   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   115     59414   301553   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   116     59414   000091   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   117     59414   000523   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   118     59414   301027   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   119     59414   000090   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   120     59414   301561   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -----------------------------

    61     59414      Other      Child Development Centers  400 South Abel Street
    62     59414      Other      Child Development Centers  1735 Eagle Harbor Parkway
    63     59414      Other      Child Development Centers  1187 Magnolia Avenue
    64     59414      Other      Child Development Centers  3504 Russet Common
    65     59414      Other      Child Development Centers  20565 N. Fletcher Way
    66     59414      Other      Child Development Centers  900 North McQueen
    67     59414      Other      Child Development Centers  6270 Flying L.C. Lane
    68     59414      Other      Child Development Centers  2111 Fieldstone Parkway
    69     59414      Other      Child Development Centers  4755 Royal Vista Circle
    70     59414      Other      Child Development Centers  3320 San Felipe Road
    71     59414      Other      Child Development Centers  9111 High Assets Way NW
    72     59414      Other      Child Development Centers  4981 Metzler Way
    73     59414      Other      Child Development Centers  15080 Shannon Parkway
    74     59414      Other      Child Development Centers  15610 Spring Creek Road
    75     59414      Other      Child Development Centers  10003 West Lincoln Hwy
    76     59414      Other      Child Development Centers  380 West 87th Street
    77     59414      Other      Child Development Centers  7600 West 150th Street
    78     59414      Other      Child Development Centers  9725 Middle River Drive
    79     59414      Other      Child Development Centers  110 Miles Drive
    80     59414      Other      Child Development Centers  8765 Sierra College Boulevard
    81     59414      Other      Child Development Centers  1045 Opal Street
    82     59414      Other      Child Development Centers  13320 Hazel Dell Parkway
    83     59414      Other      Child Development Centers  29 Greenspring Drive
    84     59414      Other      Child Development Centers  1611 Wood Creek Drive
    85     59414      Other      Child Development Centers  1300 E. Frankford Road
    86     59414      Other      Child Development Centers  15415 West Bell Road
    87     59414      Other      Child Development Centers  1625 East Farwell Road
    88     59414      Other      Child Development Centers  2590 Laura Duncan Road
    89     59414      Other      Child Development Centers  15005 SW 122nd Avenue
    90     59414      Other      Child Development Centers  30075 Alicia Parkway
    91     59414      Other      Child Development Centers  1820 Southpark Drive
    92     59414      Other      Child Development Centers  2251 Sunset Blvd.
    93     59414      Other      Child Development Centers  6109 Monona Drive
    94     59414      Other      Child Development Centers  24 Pilgrim Hill Road
    95     59414      Other      Child Development Centers  39 Wellington Road
    96     59414      Other      Child Development Centers  304 Elm Street
    97     59414      Other      Child Development Centers  13445 Switzer Road
    98     59414      Other      Child Development Centers  19921 Frederick Rd
    99     59414      Other      Child Development Centers  265 West Grant Line Road
   100     59414      Other      Child Development Centers  10715 Spotsylvania Ave
   101     59414      Other      Child Development Centers  3051 Parkbrooke Circle
   102     59414      Other      Child Development Centers  4655 Lassen Road
   103     59414      Other      Child Development Centers  14100 St Francis Blvd
   104     59414      Other      Child Development Centers  9000 Fitness Lane
   105     59414      Other      Child Development Centers  77 Caren Avenue
   106     59414      Other      Child Development Centers  9314 Commerce Center Circle
   107     59414      Other      Child Development Centers  6670 University Avenue
   108     59414      Other      Child Development Centers  2329 Vehicle Drive
   109     59414      Other      Child Development Centers  3760 Brockton Drive
   110     59414      Other      Child Development Centers  6473 East Riverside Blvd.
   111     59414      Other      Child Development Centers  7615 Oaklandon Road
   112     59414      Other      Child Development Centers  15401 Clearbrook Street
   113     59414      Other      Child Development Centers  96 Neverland Drive
   114     59414      Other      Child Development Centers  4216 Stringfellow Road
   115     59414      Other      Child Development Centers  200 North Ridgecrest Lane
   116     59414      Other      Child Development Centers  43083 Waxpool Road
   117     59414      Other      Child Development Centers  71 Deerwood Drive
   118     59414      Other      Child Development Centers  5448 San Juan Avenue
   119     59414      Other      Child Development Centers  12121 Caithness Circle
   120     59414      Other      Child Development Centers  11737 Seven Gables Road

                                                     ORIGINAL                    BALANCE       YEAR
PROPERTY   LOAN                                      PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY    STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ---------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

    61     59414  Milpitas           CA    95035    340,272.51    339,421.83    293,144.77      1985           73.5%
    62     59414  Orange Park        FL    32073    336,375.70    335,534.76    289,787.67      2000           65.8%
    63     59414  Corona             CA    92879    336,189.24    335,348.77    289,627.03      1986           66.8%
    64     59414  Laurel             MD    20724    334,794.84    333,957.85    288,425.75      1999           61.4%
    65     59414  Peoria             AZ    85382    333,467.06    332,633.39    287,281.87      2003           58.8%
    66     59414  Chandler           AZ    85225    333,467.06    332,633.39    287,281.87      2001           54.7%
    67     59414  Carlsbad           CA    92008    333,467.06    332,633.39    287,281.87      2001           54.5%
    68     59414  Franklin           TN    37069    333,467.06    332,633.39    287,281.87      2000           59.3%
    69     59414  Fort Collins       CO    80528    333,467.06    332,633.39    287,281.87      2000           51.3%
    70     59414  San Jose           CA    95135    333,467.06    332,633.39    287,281.87      1987           77.5%
    71     59414  Albuquerque        NM    87120    331,412.00    330,583.47    285,511.44      1996           73.5%
    72     59414  Castle Rock        CO    80108    331,193.18    330,365.20    285,322.92      2004           70.5%
    73     59414  Rosemount          MN    55068    329,383.79    328,560.33    283,764.14      1998           62.3%
    74     59414  Dallas             TX    75248    328,022.70    327,202.64    282,591.56      1982           34.4%
    75     59414  Frankfort          IL    60423    327,820.33    327,000.78    282,417.21      2001           60.2%
    76     59414  Naperville         IL    60565    327,818.11    326,998.56    282,415.30      2001           47.0%
    77     59414  Overland Park      KS    66223    327,441.15    326,622.55    282,090.55      2000           57.8%
    78     59414  Owings Mills       MD    21117    326,661.61    325,844.96    281,418.98      1996           85.7%
    79     59414  Wallingford        CT    06492    326,661.61    325,844.96    281,418.98      2005           15.5%
    80     59414  Granite Bay        CA    95661    326,661.61    325,844.96    281,418.98      2000           60.2%
    81     59414  Broomfield         CO    80126    326,661.61    325,844.96    281,418.98      2000           61.5%
    82     59414  Carmel             IN    46033    326,502.95    325,686.69    281,282.29      2002           74.7%
    83     59414  Stafford           VA    22554    325,966.24    325,151.32    280,819.92      1997           66.1%
    84     59414  Fairfield          CA    94533    324,619.98    323,808.43    279,660.11      1985           47.5%
    85     59414  Carrollton         TX    75007    323,939.43    323,129.58    279,073.82      1993           49.7%
    86     59414  Surprise           AZ    85374    321,461.99    320,658.34    276,939.50      2004           68.8%
    87     59414  Spokane            WA    99208    319,209.78    318,411.76    274,999.23      2000           44.9%
    88     59414  Cary               NC    27513    318,858.92    318,061.77    274,696.96      2000           36.9%
    89     59414  Miami              FL    33186    315,845.62    315,056.01    272,101.00      2002           72.7%
    90     59414  Laguna Niguel      CA    92677    315,772.89    314,983.46    272,038.34      1987           37.3%
    91     59414  Hoover             AL    35244    314,748.17    313,961.30    271,155.55      1997           47.4%
    92     59414  Rocklin            CA    95765    313,050.71    312,268.08    269,693.19      1999           65.9%
    93     59414  Monona             WI    53716    313,050.71    312,268.08    269,693.19       NAV           53.6%
    94     59414  Plymouth           MA    02360    313,050.71    312,268.08    269,693.19      2004           86.0%
    95     59414  Milford            CT    06460    313,050.71    312,268.08    269,693.19      2002           75.8%
    96     59414  Monroe             CT    06468    313,050.71    312,268.08    269,693.19      2002           91.1%
    97     59414  Overland Park      KS    66213    313,050.71    312,268.08    269,693.19      2000           67.1%
    98     59414  Germantown         MD    20876    313,050.71    312,268.08    269,693.19      1999           53.7%
    99     59414  Tracy              CA    95376    313,050.71    312,268.08    269,693.19      1985           82.4%
   100     59414  Fredericksburg     VA    22408    311,741.65    310,962.30    268,565.43      1997           53.2%
   101     59414  Woodstock          GA    30189    311,507.30    310,728.53    268,363.54      1999           40.0%
   102     59414  Livermore          CA    94551    311,009.08    310,231.56    267,934.32      1985           56.7%
   103     59414  Ramsey             MN    55303    307,637.99    306,868.90    265,030.13      1997           45.7%
   104     59414  Fishers            IN    46038    306,245.26    305,479.65    263,830.29      1998           59.3%
   105     59414  Worthington        OH    43085    306,245.26    305,479.65    263,830.29      1995           62.1%
   106     59414  Highlands Ranch    CO    80126    306,064.89    305,299.73    263,674.90      2000           56.7%
   107     59414  West Des Moines    IA    50266    304,055.86    303,295.72    261,944.12      2003           90.8%
   108     59414  Rancho Cordova     CA    95670    303,819.91    303,060.36    261,740.85      1986           61.8%
   109     59414  Pleasanton         CA    94588    302,842.54    302,085.43    260,898.85      1984           99.1%
   110     59414  Rockford           IL    61114    302,440.86    301,684.76    260,552.80      1999           93.1%
   111     59414  Indianapolis       IN    46236    300,800.90    300,048.90    259,139.98      1996           42.5%
   112     59414  Westfield          IN    46074    300,729.54    299,977.72    259,078.50      2001           34.9%
   113     59414  Lewis Center       OH    43035    299,439.81    298,691.21    257,967.40      1998           70.4%
   114     59414  Chantilly          VA    20151    299,439.81    298,691.21    257,967.40      2000           75.0%
   115     59414  Jacksonville       FL    32202    299,439.81    298,691.21    257,967.40      1998           41.1%
   116     59414  Ashburn            VA    20147    299,439.81    298,691.21    257,967.40      1998           65.1%
   117     59414  Nashua             NH    03060    299,439.81    298,691.21    257,967.40      1997           55.3%
   118     59414  Citrus Heights     CA    95610    299,439.81    298,691.21    257,967.40      1985           71.1%
   119     59414  Bristow            VA    20136    297,518.58    296,774.78    256,312.26      1998           89.0%
   120     59414  Symmes Township    OH    45249    296,880.93    296,138.73    255,762.92      1999           42.9%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT          AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

    61     59414      10/1/2005      8,280       SF          8,280        2,500,000       As Is    Cushman & Wakefield
    62     59414      10/1/2005      9,897       SF          9,897        2,577,105       As Is    Cushman & Wakefield
    63     59414      10/1/2005      8,949       SF          8,949        2,470,000       As Is    Cushman & Wakefield
    64     59414      10/1/2005     10,042       SF         10,042        2,583,150       As Is    Cushman & Wakefield
    65     59414      10/1/2005     10,464       SF         10,464        2,450,000       As Is    Cushman & Wakefield
    66     59414      10/1/2005      9,897       SF          9,897        2,450,000       As Is    Cushman & Wakefield
    67     59414      10/1/2005      8,182       SF          8,182        2,450,000       As Is    Cushman & Wakefield
    68     59414      10/1/2005     10,845       SF         10,845        2,450,000       As Is    Cushman & Wakefield
    69     59414      10/1/2005     10,719       SF         10,719        2,450,000       As Is    Cushman & Wakefield
    70     59414      10/1/2005      7,313       SF          7,313        2,450,000       As Is    Cushman & Wakefield
    71     59414      10/1/2005     10,500       SF         10,500        2,462,526       As Is    Cushman & Wakefield
    72     59414      10/1/2005      9,897       SF          9,897        2,430,711       As Is    Cushman & Wakefield
    73     59414      10/1/2005      9,830       SF          9,830        2,420,000       As Is    Cushman & Wakefield
    74     59414      10/1/2005     13,380       SF         13,380        2,410,000       As Is    Cushman & Wakefield
    75     59414      10/1/2005      8,928       SF          8,928        2,434,793       As Is    Cushman & Wakefield
    76     59414      10/1/2005      9,000       SF          9,000        2,441,401       As Is    Cushman & Wakefield
    77     59414      10/1/2005      9,897       SF          9,897        2,426,398       As Is    Cushman & Wakefield
    78     59414      10/1/2005     10,500       SF         10,500        2,400,000       As Is    Cushman & Wakefield
    79     59414      10/1/2005      9,728       SF          9,728        2,400,000       As Is    Cushman & Wakefield
    80     59414      10/1/2005      9,849       SF          9,849        2,400,000       As Is    Cushman & Wakefield
    81     59414      10/1/2005      9,897       SF          9,897        2,400,000       As Is    Cushman & Wakefield
    82     59414      10/1/2005     10,989       SF         10,989        2,415,353       As Is    Cushman & Wakefield
    83     59414      10/1/2005      8,339       SF          8,339        2,503,626       As Is    Cushman & Wakefield
    84     59414      10/1/2005     10,100       SF         10,100        2,385,000       As Is    Cushman & Wakefield
    85     59414      10/1/2005     10,341       SF         10,341        2,380,000       As Is    Cushman & Wakefield
    86     59414      10/1/2005     10,420       SF         10,420        2,383,259       As Is    Cushman & Wakefield
    87     59414      10/1/2005      9,897       SF          9,897        2,379,305       As Is    Cushman & Wakefield
    88     59414      10/1/2005      9,981       SF          9,981        2,509,938       As Is    Cushman & Wakefield
    89     59414      10/1/2005      8,772       SF          8,772        2,398,886       As Is    Cushman & Wakefield
    90     59414      10/1/2005      7,472       SF          7,472        2,320,000       As Is    Cushman & Wakefield
    91     59414      10/1/2005      9,763       SF          9,763        2,331,658       As Is    Cushman & Wakefield
    92     59414      10/1/2005      9,897       SF          9,897        2,300,000       As Is    Cushman & Wakefield
    93     59414      10/1/2005     17,700       SF         17,700        2,300,000       As Is    Cushman & Wakefield
    94     59414      10/1/2005      9,200       SF          9,200        2,300,000       As Is    Cushman & Wakefield
    95     59414      10/1/2005     10,184       SF         10,184        2,300,000       As Is    Cushman & Wakefield
    96     59414      10/1/2005      9,775       SF          9,775        2,300,000       As Is    Cushman & Wakefield
    97     59414      10/1/2005     10,052       SF         10,052        2,300,000       As Is    Cushman & Wakefield
    98     59414      10/1/2005      8,528       SF          8,528        2,300,000       As Is    Cushman & Wakefield
    99     59414      10/1/2005      9,240       SF          9,240        2,300,000       As Is    Cushman & Wakefield
   100     59414      10/1/2005      8,339       SF          8,339        2,418,708       As Is    Cushman & Wakefield
   101     59414      10/1/2005      9,897       SF          9,897        2,328,476       As Is    Cushman & Wakefield
   102     59414      10/1/2005      8,600       SF          8,600        2,285,000       As Is    Cushman & Wakefield
   103     59414      10/1/2005      8,621       SF          8,621        2,289,451       As Is    Cushman & Wakefield
   104     59414      10/1/2005      9,981       SF          9,981        2,250,000       As Is    Cushman & Wakefield
   105     59414      10/1/2005     14,817       SF         14,817        2,250,000       As Is    Cushman & Wakefield
   106     59414      10/1/2005      9,905       SF          9,905        2,261,647       As Is    Cushman & Wakefield
   107     59414      10/1/2005      8,185       SF          8,185        2,199,240       As Is    Cushman & Wakefield
   108     59414      10/1/2005      9,194       SF          9,194        2,222,684       As Is    Cushman & Wakefield
   109     59414      10/1/2005      8,184       SF          8,184        2,225,000       As Is    Cushman & Wakefield
   110     59414      10/1/2005      8,052       SF          8,052        2,216,426       As Is    Cushman & Wakefield
   111     59414      10/1/2005     10,500       SF         10,500        2,210,000       As Is    Cushman & Wakefield
   112     59414      10/1/2005      9,897       SF          9,897        2,204,546       As Is    Cushman & Wakefield
   113     59414      10/1/2005      9,866       SF          9,866        2,200,000       As Is    Cushman & Wakefield
   114     59414      10/1/2005      7,790       SF          7,790        2,200,000       As Is    Cushman & Wakefield
   115     59414      10/1/2005      9,903       SF          9,903        2,200,000       As Is    Cushman & Wakefield
   116     59414      10/1/2005      8,338       SF          8,338        2,200,000       As Is    Cushman & Wakefield
   117     59414      10/1/2005      8,952       SF          8,952        2,200,000       As Is    Cushman & Wakefield
   118     59414      10/1/2005      9,240       SF          9,240        2,200,000       As Is    Cushman & Wakefield
   119     59414      10/1/2005      6,708       SF          6,708        2,169,009       As Is    Cushman & Wakefield
   120     59414      10/1/2005      9,866       SF          9,866        2,090,620       As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

    61     59414       9/23/2005        Yes       15%        First         Fee           No           No
    62     59414      10/25/2005        Yes                  First         Fee           No           No
    63     59414       9/23/2005        Yes       13%        First         Fee           No           No
    64     59414      10/25/2005        Yes                  First         Fee           No           No
    65     59414       10/5/2005        Yes                  First         Fee           No           No
    66     59414       10/6/2005        Yes                  First         Fee           No           No
    67     59414       10/5/2005        Yes        8%        First         Fee           No           No
    68     59414        9/8/2005        Yes                  First         Fee           No           No
    69     59414      10/14/2005        Yes                  First         Fee           No           No
    70     59414       10/6/2005        Yes       16%        First         Fee           No           No
    71     59414      10/25/2005        Yes                  First         Fee           No           No
    72     59414      10/25/2005        Yes                  First         Fee           No           No
    73     59414       9/28/2005        Yes                  First         Fee           No           No
    74     59414        9/7/2005        Yes                  First         Fee           No           No
    75     59414      10/25/2005        Yes                  First         Fee           No           No
    76     59414      10/25/2005        Yes                  First         Fee           No           No
    77     59414      10/25/2005        Yes                  First         Fee           No           No
    78     59414       10/3/2005        Yes                  First         Fee           No           No
    79     59414       9/28/2005        Yes                  First         Fee           No           No
    80     59414       9/16/2005        Yes        7%        First         Fee           No           No
    81     59414      10/14/2005        Yes                  First         Fee           No           No
    82     59414      10/25/2005        Yes                  First         Fee           No           No
    83     59414      10/25/2005        Yes                  First         Fee           No           No
    84     59414       10/6/2005        Yes       13%        First         Fee           No           No
    85     59414        9/7/2005        Yes                  First         Fee           No           No
    86     59414      10/25/2005        Yes                  First         Fee           No           No
    87     59414      10/25/2005        Yes                  First         Fee           No           No
    88     59414      10/25/2005        Yes                  First         Fee           No           No
    89     59414      10/25/2005        Yes                  First         Fee           No           No
    90     59414       9/23/2005        Yes        9%        First         Fee           No           No
    91     59414      10/25/2005        Yes                  First         Fee           No           No
    92     59414       9/16/2005        Yes        8%        First         Fee           No           No
    93     59414       9/30/2005        Yes                  First         Fee           No           No
    94     59414       9/14/2005        Yes                  First         Fee           No           No
    95     59414       9/28/2005        Yes                  First         Fee           No           No
    96     59414       9/30/2005        Yes                  First         Fee           No           No
    97     59414       10/7/2005        Yes                  First         Fee           No           No
    98     59414       9/13/2005        Yes                  First         Fee           No           No
    99     59414       9/23/2005        Yes       10%        First         Fee           No           No
   100     59414      10/25/2005        Yes                  First         Fee           No           No
   101     59414      10/25/2005        Yes                  First         Fee           No           No
   102     59414       9/21/2005        Yes        9%        First         Fee           No           No
   103     59414      10/25/2005        Yes                  First         Fee           No           No
   104     59414       9/30/2005        Yes                  First         Fee           No           No
   105     59414       10/7/2005        Yes                  First         Fee           No           No
   106     59414      10/25/2005        Yes                  First         Fee           No           No
   107     59414      10/25/2005        Yes                  First         Fee           No           No
   108     59414      10/25/2005        Yes        8%        First         Fee           No           No
   109     59414       9/21/2005        Yes       13%        First         Fee           No           No
   110     59414      10/25/2005        Yes                  First         Fee           No           No
   111     59414       9/30/2005        Yes                  First         Fee           No           No
   112     59414      10/25/2005        Yes                  First         Fee           No           No
   113     59414       10/7/2005        Yes                  First         Fee           No           No
   114     59414       9/13/2005        Yes                  First         Fee           No           No
   115     59414       9/13/2005        Yes                  First         Fee           No           No
   116     59414       9/13/2005        Yes                  First         Fee           No           No
   117     59414       9/16/2005        Yes                  First         Fee           No           No
   118     59414       9/16/2005        Yes        7%        First         Fee           No           No
   119     59414      10/25/2005        Yes                  First         Fee           No           No
   120     59414      10/25/2005        Yes                  First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   121     59414   000235   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   122     59414   301039   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   123     59414   300962   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   124     59414   301485   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   125     59414   301077   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   126     59414   000253   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   127     59414   000856   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   128     59414   301721   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   129     59414   071121   Sunburst Preschool                   BACM 2006-1    Greenstreet Realty Partners, L.P.
   130     59414   301062   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   131     59414   000143   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   132     59414   301015   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   133     59414   300998   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   134     59414   300906   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   135     59414   000373   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   136     59414   301030   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   137     59414   000099   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   138     59414   300897   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   139     59414   000142   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   140     59414   074022   Prodigy Child Development            BACM 2006-1    Greenstreet Realty Partners, L.P.
   141     59414   300805   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   142     59414   301518   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   143     59414   300882   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   144     59414   300858   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   145     59414   301181   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   146     59414   301048   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   147     59414   000620   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   148     59414   301412   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   149     59414   301105   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   150     59414   301540   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   151     59414   301499   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   152     59414   301221   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   153     59414   301076   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   154     59414   301018   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   155     59414   300971   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   156     59414   300976   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   157     59414   000100   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   158     59414   301523   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   159     59414   302500   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   160     59414   300820   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   161     59414   301103   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   162     59414   000897   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   163     59414   301548   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   164     59414   301176   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   165     59414   300970   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   166     59414   301172   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   167     59414   301065   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   168     59414   000493   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   169     59414   301818   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   170     59414   300845   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   171     59414   301115   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   172     59414   300977   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   173     59414   301528   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   174     59414   301358   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   175     59414   301315   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   176     59414   300867   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   177     59414   301416   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   178     59414   301163   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   179     59414   300975   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   180     59414   300861   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -----------------------------

   121     59414      Other      Child Development Centers  2485 South St
   122     59414      Other      Child Development Centers  2300 Mahogany Way
   123     59414      Other      Child Development Centers  35 Rotary Way
   124     59414      Other      Child Development Centers  594 Chickering Road
   125     59414      Other      Child Development Centers  8950 France Avenue South
   126     59414      Other      Child Development Centers  9310 E Guadalupe Rd
   127     59414      Other      Child Development Centers  135 S Val Vista Drive
   128     59414      Other      Child Development Centers  1955 South Alama School Road
   129     59414      Other      Child Development Centers  2017 Londonderry Drive
   130     59414      Other      Child Development Centers  3536 College Boulevard
   131     59414      Other      Child Development Centers  W 62 N 218 Washington Ave
   132     59414      Other      Child Development Centers  1785 Villa Avenue
   133     59414      Other      Child Development Centers  2825 West Rumble Road
   134     59414      Other      Child Development Centers  8095-B Roswell Road
   135     59414      Other      Child Development Centers  5812 Darrow Road
   136     59414      Other      Child Development Centers  13228 Franklin Farms Road
   137     59414      Other      Child Development Centers  500 S. Gilbert Road
   138     59414      Other      Child Development Centers  9735 Cuyamaca Street
   139     59414      Other      Child Development Centers  4721 N Industrial Way
   140     59414      Other      Child Development Centers  450 College Road East
   141     59414      Other      Child Development Centers  9724 Burke Lake Road
   142     59414      Other      Child Development Centers  4050 Embassy Parkway
   143     59414      Other      Child Development Centers  10065 Paseo Montril
   144     59414      Other      Child Development Centers  1551 Bailey Road
   145     59414      Other      Child Development Centers  43536 22nd Street West
   146     59414      Other      Child Development Centers  1730 East Washington Street
   147     59414      Other      Child Development Centers  7900 Parkwood Hill Blvd.
   148     59414      Other      Child Development Centers  12821 Portulaca Drive
   149     59414      Other      Child Development Centers  10130 Rothgard Road
   150     59414      Other      Child Development Centers  13025 Louetta Road
   151     59414      Other      Child Development Centers  210 North Alma Road
   152     59414      Other      Child Development Centers  10790 West Sunrise Boulevard
   153     59414      Other      Child Development Centers  518 North 400 West
   154     59414      Other      Child Development Centers  2416 West Ash
   155     59414      Other      Child Development Centers  7801 Mariners Drive
   156     59414      Other      Child Development Centers  713 North Mustang Road
   157     59414      Other      Child Development Centers  3085 Desert Marigold Lane
   158     59414      Other      Child Development Centers  6367 River Crossings
   159     59414      Other      Child Development Centers  6955 Halcyon Park
   160     59414      Other      Child Development Centers  6825 Purslane Way
   161     59414      Other      Child Development Centers  3524 West Union Hills Drive
   162     59414      Other      Child Development Centers  650 W. Wise Rd.
   163     59414      Other      Child Development Centers  W 180 N 9410 Premier Drive
   164     59414      Other      Child Development Centers  18525 West Soledad Canyon Road
   165     59414      Other      Child Development Centers  2140 South Euclid Avenue
   166     59414      Other      Child Development Centers  455 East Foothill Boulevard
   167     59414      Other      Child Development Centers  3443 Nogales Street
   168     59414      Other      Child Development Centers  5857 Cinema Dr
   169     59414      Other      Child Development Centers  E Germann Rd & S. Higley Rd
   170     59414      Other      Child Development Centers  10191 Foothill Boulevard
   171     59414      Other      Child Development Centers  1237 Oakdale Road
   172     59414      Other      Child Development Centers  401 South Mustang Road
   173     59414      Other      Child Development Centers  9005 Forest Crossing Drive
   174     59414      Other      Child Development Centers  8887 Vintage Park Drive
   175     59414      Other      Child Development Centers  4801 South West 140th Avenue
   176     59414      Other      Child Development Centers  4920 Mack Road
   177     59414      Other      Child Development Centers  3905 South Highland Avenue
   178     59414      Other      Child Development Centers  605 East Dunne Avenue
   179     59414      Other      Child Development Centers  1812 North Eastern Ave.
   180     59414      Other      Child Development Centers  210 South Elliot Road

                                                     ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                     PRINCIPAL                       AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY    STATE  ZIP CODE   BALANCE    CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ---------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   121     59414  Elgin              IL     60123   296,037.09    295,297.00    255,035.95     1996            66.3%
   122     59414  Antioch            CA     94509   294,943.79    294,206.43    254,094.08     1985            72.6%
   123     59414  Vallejo            CA     94591   294,453.35    293,717.22    253,671.56     1985            87.2%
   124     59414  North Andover      MA     01845   292,634.36    291,902.77    252,104.50     1995            72.7%
   125     59414  Bloomington        MN     55431   292,634.36    291,902.77    252,104.50     1985            77.4%
   126     59414  Mesa               AZ     85212   290,153.61    289,428.23    249,967.34     2002            47.1%
   127     59414  Gilbert            AZ     85296   289,912.18    289,187.40    249,759.34     1999            48.8%
   128     59414  Chandler           AZ     85248   289,231.64    288,508.56    249,173.06     2001            70.0%
   129     59414  Madison            WI     53704   288,551.09    287,829.71    248,586.76      NAV            54.2%
   130     59414  Oceanside          CA     92056   288,551.09    287,829.71    248,586.76     1985            59.8%
   131     59414  Cedarburg          WI     53012   286,283.67    285,567.96    246,633.38     1995            62.5%
   132     59414  Clovis             CA     93612   285,828.91    285,114.34    246,241.61     1985            55.1%
   133     59414  Modesto            CA     95350   285,828.91    285,114.34    246,241.61     1985            55.1%
   134     59414  Dunwoody           GA     30350   285,828.91    285,114.34    246,241.61     1985            46.5%
   135     59414  Hudson             OH     44236   285,029.88    284,317.31    245,553.24     1998            74.3%
   136     59414  Herndon            VA     20171   284,905.94    284,193.68    245,446.47     1986            40.7%
   137     59414  Gilbert            AZ     85296   284,647.03    283,935.41    245,223.42     2000            62.5%
   138     59414  Santee             CA     92071   284,176.81    283,466.37    244,818.32     1985            77.1%
   139     59414  Castle Rock        CO     80104   283,062.99    282,355.33    243,858.77     2003            62.6%
   140     59414  Princeton          NJ     08540   281,745.64    281,041.28    242,723.87      NAV            70.6%
   141     59414  Burke              VA     22015   280,384.55    279,683.59    241,551.29     1983           114.9%
   142     59414  Fairlawn           OH     44333   279,023.46    278,325.90    240,378.71     1997            53.0%
   143     59414  San Diego          CA     92129   278,218.45    277,522.90    239,685.19     1985            58.6%
   144     59414  Concord            CA     94521   277,662.37    276,968.21    239,206.13     1984            58.2%
   145     59414  Lancaster          CA     93536   276,795.88    276,103.89    238,459.65     1988            60.7%
   146     59414  Colton             CA     92324   276,301.28    275,610.53    238,033.55     1985            59.1%
   147     59414  Fort Worth         TX     76137   274,868.72    274,181.55    236,799.40     2000            37.0%
   148     59414  Creve Coeur        MO     63146   274,574.70    273,888.26    236,546.10     1996            48.2%
   149     59414  Spring Valley      CA     91977   273,284.47    272,601.26    235,434.57     1987            57.5%
   150     59414  Cypress            TX     77429   273,171.98    272,489.05    235,337.66     1998            30.5%
   151     59414  Allen              TX     75013   272,491.19    271,809.96    234,751.16     1996            46.9%
   152     59414  Plantation         FL     33322   272,218.01    271,537.46    234,515.82     1989            49.7%
   153     59414  Centerville        UT     84014   272,218.01    271,537.46    234,515.82     1986            37.1%
   154     59414  Columbia           MO     65203   272,218.01    271,537.46    234,515.82     1983            47.2%
   155     59414  Stockton           CA     95219   272,218.01    271,537.46    234,515.82     1985            68.0%
   156     59414  Mustang            OK     73064   272,218.01    271,537.46    234,515.82     1984            74.5%
   157     59414  Las Vegas          NV     89134   272,218.01    271,537.46    234,515.82     2000            79.0%
   158     59414  Sylvania           OH     43560   272,218.01    271,537.46    234,515.82     1997            55.2%
   159     59414  Montgomery         AL     36117   272,218.01    271,537.46    234,515.82     1994            38.0%
   160     59414  Citrus Heights     CA     95621   272,218.01    271,537.46    234,515.82     1984            52.1%
   161     59414  Glendale           AZ     85308   270,789.03    270,112.06    233,284.75     1988            46.9%
   162     59414  Schaumburg         IL     60194   270,722.31    270,045.50    233,227.27     1984            84.0%
   163     59414  Menomonee Falls    WI     53051   269,495.83    268,822.09    232,170.66     1998            45.4%
   164     59414  Canyon Country     CA     91351   268,134.74    267,464.40    230,998.08     1987            68.5%
   165     59414  Ontario            CA     91762   267,585.29    266,916.33    230,524.73     1985            39.7%
   166     59414  San Dimas          CA     91773   266,773.65    266,106.72    229,825.50     1987            43.0%
   167     59414  West Covina        CA     91792   263,581.28    262,922.33    227,075.27     1986            37.6%
   168     59414  Milford            OH     45150   262,835.68    262,178.59    226,432.94     1997            64.6%
   169     59414  Gilbert            AZ     85297   262,009.84    261,354.82    225,721.48      NAV             0.0%
   170     59414  Rancho Cucamong    CA     91730   261,329.29    260,675.97    225,135.18     1984            45.8%
   171     59414  Modesto            CA     95355   261,291.15    260,637.92    225,102.33     1988            67.4%
   172     59414  Yukon              OK     73099   261,280.29    260,627.09    225,092.97     1984            56.4%
   173     59414  The Woodlands      TX     77381   260,092.63    259,442.40    224,069.80     1998            25.9%
   174     59414  Sacramento         CA     95828   259,494.88    258,846.14    223,554.84     1990            74.9%
   175     59414  Miami              FL     33175   258,607.11    257,960.59    222,790.03     1989            61.6%
   176     59414  Sacramento         CA     95823   258,607.11    257,960.59    222,790.03     1984            60.3%
   177     59414  Downers Grove      IL     60515   258,607.11    257,960.59    222,790.03     1992            57.9%
   178     59414  Morgan Hill        CA     95037   258,607.11    257,960.59    222,790.03     1987            64.5%
   179     59414  Moore              OK     73160   258,607.11    257,960.59    222,790.03     1984            40.4%
   180     59414  Chapel Hill        NC     27514   258,607.11    257,960.59    222,790.03     1984            66.0%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT          AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   121     59414     10/1/2005       7,938       SF          7,938        2,175,000       As Is    Cushman & Wakefield
   122     59414     10/1/2005       8,950       SF          8,950        2,148,537       As Is    Cushman & Wakefield
   123     59414     10/1/2005       8,328       SF          8,328        2,110,060       As Is    Cushman & Wakefield
   124     59414     10/1/2005      10,120       SF         10,120        2,150,000       As Is    Cushman & Wakefield
   125     59414     10/1/2005       9,309       SF          9,309        2,150,000       As Is    Cushman & Wakefield
   126     59414     10/1/2005       9,358       SF          9,358        2,131,593       As Is    Cushman & Wakefield
   127     59414     10/1/2005       8,500       SF          8,500        2,130,000       As Is    Cushman & Wakefield
   128     59414     10/1/2005       9,897       SF          9,897        2,125,000       As Is    Cushman & Wakefield
   129     59414     10/1/2005      17,700       SF         17,700        2,120,000       As Is    Cushman & Wakefield
   130     59414     10/1/2005       8,330       SF          8,330        2,120,000       As Is    Cushman & Wakefield
   131     59414     10/1/2005       9,600       SF          9,600        1,965,572       As Is    Cushman & Wakefield
   132     59414     10/1/2005       8,950       SF          8,950        2,100,000       As Is    Cushman & Wakefield
   133     59414     10/1/2005       8,229       SF          8,229        2,100,000       As Is    Cushman & Wakefield
   134     59414     10/1/2005       8,484       SF          8,484        2,100,000       As Is    Cushman & Wakefield
   135     59414     10/1/2005       8,544       SF          8,544        2,024,339       As Is    Cushman & Wakefield
   136     59414     10/1/2005       8,668       SF          8,668        2,245,492       As Is    Cushman & Wakefield
   137     59414     10/1/2005       9,275       SF          9,275        2,081,277       As Is    Cushman & Wakefield
   138     59414     10/1/2005      16,600       SF         16,600        2,047,229       As Is    Cushman & Wakefield
   139     59414     10/1/2005       8,580       SF          8,580        2,063,322       As Is    Cushman & Wakefield
   140     59414     10/1/2005       5,950       SF          5,950        2,070,000       As Is    Cushman & Wakefield
   141     59414     10/1/2005       7,240       SF          7,240        2,060,000       As Is    Cushman & Wakefield
   142     59414     10/1/2005       9,823       SF          9,823        2,050,000       As Is    Cushman & Wakefield
   143     59414     10/1/2005       8,301       SF          8,301        2,015,379       As Is    Cushman & Wakefield
   144     59414     10/1/2005       8,060       SF          8,060        2,040,000       As Is    Cushman & Wakefield
   145     59414     10/1/2005       7,490       SF          7,490        1,976,825       As Is    Cushman & Wakefield
   146     59414     10/1/2005      10,100       SF         10,100        2,030,000       As Is    Cushman & Wakefield
   147     59414     10/1/2005      10,380       SF         10,380        2,096,179       As Is    Cushman & Wakefield
   148     59414     10/1/2005       8,060       SF          8,060        1,992,083       As Is    Cushman & Wakefield
   149     59414     10/1/2005      14,944       SF         14,944        1,951,395       As Is    Cushman & Wakefield
   150     59414     10/1/2005       9,897       SF          9,897        2,053,700       As Is    Cushman & Wakefield
   151     59414     10/1/2005      10,500       SF         10,500        2,068,789       As Is    Cushman & Wakefield
   152     59414     10/1/2005       6,260       SF          6,260        2,000,000       As Is    Cushman & Wakefield
   153     59414     10/1/2005       9,514       SF          9,514        2,000,000       As Is    Cushman & Wakefield
   154     59414     10/1/2005       7,292       SF          7,292        1,450,000       As Is    Cushman & Wakefield
   155     59414     10/1/2005       8,330       SF          8,330        2,000,000       As Is    Cushman & Wakefield
   156     59414     10/1/2005       8,925       SF          8,925        2,000,000       As Is    Cushman & Wakefield
   157     59414     10/1/2005       9,272       SF          9,272        2,300,000       As Is    Cushman & Wakefield
   158     59414     10/1/2005       9,897       SF          9,897        2,000,000       As Is    Cushman & Wakefield
   159     59414     10/1/2005      10,400       SF         10,400        2,000,000       As Is    Cushman & Wakefield
   160     59414     10/1/2005       8,330       SF          8,330        2,000,000       As Is    Cushman & Wakefield
   161     59414     10/1/2005      12,400       SF         12,400        2,111,939       As Is    Cushman & Wakefield
   162     59414     10/1/2005       8,397       SF          8,397        1,979,606       As Is    Cushman & Wakefield
   163     59414     10/1/2005       9,903       SF          9,903        1,980,000       As Is    Cushman & Wakefield
   164     59414     10/1/2005       7,490       SF          7,490        1,970,000       As Is    Cushman & Wakefield
   165     59414     10/1/2005      16,557       SF         16,557        1,955,648       As Is    Cushman & Wakefield
   166     59414     10/1/2005       7,630       SF          7,630        1,960,000       As Is    Cushman & Wakefield
   167     59414     10/1/2005       7,471       SF          7,471        1,891,166       As Is    Cushman & Wakefield
   168     59414     10/1/2005       8,338       SF          8,338        1,889,258       As Is    Cushman & Wakefield
   169     59414     10/1/2005      10,145       SF         10,145        1,925,000       As Is    Cushman & Wakefield
   170     59414     10/1/2005       8,229       SF          8,229        1,920,000       As Is    Cushman & Wakefield
   171     59414     10/1/2005       7,472       SF          7,472        1,878,452       As Is    Cushman & Wakefield
   172     59414     10/1/2005       8,686       SF          8,686        1,940,484       As Is    Cushman & Wakefield
   173     59414     10/1/2005       9,830       SF          9,830        1,970,866       As Is    Cushman & Wakefield
   174     59414     10/1/2005       6,206       SF          6,206        1,808,957       As Is    Cushman & Wakefield
   175     59414     10/1/2005       6,260       SF          6,260        1,900,000       As Is    Cushman & Wakefield
   176     59414     10/1/2005       8,122       SF          8,122        1,900,000       As Is    Cushman & Wakefield
   177     59414     10/1/2005       8,027       SF          8,027        1,900,000       As Is    Cushman & Wakefield
   178     59414     10/1/2005       7,472       SF          7,472        1,900,000       As Is    Cushman & Wakefield
   179     59414     10/1/2005       8,266       SF          8,266        1,900,000       As Is    Cushman & Wakefield
   180     59414     10/1/2005       8,190       SF          8,190        1,900,000       As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   121     59414          9/27/2005     Yes                    First       Fee           No           No
   122     59414         10/25/2005     Yes        11%         First       Fee           No           No
   123     59414         10/25/2005     Yes        12%         First       Fee           No           No
   124     59414          9/30/2005     Yes                    First       Fee           No           No
   125     59414          9/14/2005     Yes                    First       Fee           No           No
   126     59414         10/25/2005     Yes                    First       Fee           No           No
   127     59414         10/10/2005     Yes                    First       Fee           No           No
   128     59414         10/10/2005     Yes                    First       Fee           No           No
   129     59414          9/30/2005     Yes                    First       Fee           No           No
   130     59414          10/5/2005     Yes         8%         First       Fee           No           No
   131     59414         10/25/2005     Yes                    First       Fee           No           No
   132     59414          9/23/2005     Yes         7%         First       Fee           No           No
   133     59414          9/23/2005     Yes         6%         First       Fee           No           No
   134     59414          9/20/2005     Yes                    First       Fee           No           No
   135     59414         10/25/2005     Yes                    First       Fee           No           No
   136     59414         10/25/2005     Yes                    First       Fee           No           No
   137     59414         10/25/2005     Yes                    First       Fee           No           No
   138     59414         10/25/2005     Yes         7%         First       Fee           No           No
   139     59414         10/25/2005     Yes                    First       Fee           No           No
   140     59414          9/14/2005     Yes                    First       Fee           No           No
   141     59414          9/30/2005     Yes                    First       Fee           No           No
   142     59414          9/21/2005     Yes                    First       Fee           No           No
   143     59414         10/25/2005     Yes         8%         First       Fee           No           No
   144     59414          10/6/2005     Yes        13%         First       Fee           No           No
   145     59414         10/25/2005     Yes        17%         First       Fee           No           No
   146     59414          9/23/2005     Yes        16%         First       Fee           No           No
   147     59414         10/25/2005     Yes                    First       Fee           No           No
   148     59414         10/25/2005     Yes                    First       Fee           No           No
   149     59414         10/25/2005     Yes        7%          First       Fee           No           No
   150     59414         10/25/2005     Yes                    First       Fee           No           No
   151     59414         10/25/2005     Yes                    First       Fee           No           No
   152     59414          9/20/2005     Yes                    First       Fee           No           No
   153     59414          9/26/2005     Yes        10%         First       Fee           No           No
   154     59414         10/13/2005     Yes                    First       Fee           No           No
   155     59414          9/23/2005     Yes         7%         First       Fee           No           No
   156     59414          10/6/2005     Yes                    First       Fee           No           No
   157     59414          9/14/2005     Yes                    First       Fee           No           No
   158     59414          9/27/2005     Yes                    First       Fee           No           No
   159     59414          9/14/2005     Yes                    First       Fee           No           No
   160     59414          9/16/2005     Yes         8%         First       Fee           No           No
   161     59414         10/25/2005     Yes                    First       Fee           No           No
   162     59414         10/25/2005     Yes                    First       Fee           No           No
   163     59414          9/30/2005     Yes                    First       Fee           No           No
   164     59414          9/27/2005     Yes        17%         First       Fee           No           No
   165     59414         10/25/2005     Yes        11%         First       Fee           No           No
   166     59414          9/27/2005     Yes        15%         First       Fee           No           No
   167     59414         10/25/2005     Yes        15%         First       Fee           No           No
   168     59414         10/25/2005     Yes                    First       Fee           No           No
   169     59414           1/1/2006     Yes                    First       Fee           No           No
   170     59414          9/23/2005     Yes        12%         First       Fee           No           No
   171     59414         10/25/2005     Yes         6%         First       Fee           No           No
   172     59414         10/25/2005     Yes                    First       Fee           No           No
   173     59414         10/25/2005     Yes                    First       Fee           No           No
   174     59414         10/25/2005     Yes         8%         First       Fee           No           No
   175     59414          9/20/2005     Yes                    First       Fee           No           No
   176     59414          9/16/2005     Yes         7%         First       Fee           No           No
   177     59414          10/4/2005     Yes                    First       Fee           No           No
   178     59414          10/6/2005     Yes        12%         First       Fee           No           No
   179     59414          10/6/2005     Yes                    First       Fee           No           No
   180     59414          9/15/2005     Yes                    First       Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                      LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------   ----------------  ---------------------------------

   181     59414    301490  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   182     59414    300874  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   183     59414    000757  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   184     59414    301248  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   185     59414    000551  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   186     59414    301681  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   187     59414    000066  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   188     59414    301042  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   189     59414    000224  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   190     59414    301392  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   191     59414    300938  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   192     59414    301432  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   193     59414    000323  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   194     59414    301086  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   195     59414    000168  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   196     59414    300990  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   197     59414    301308  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   198     59414    000837  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   199     59414    301232  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   200     59414    000888  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   201     59414    300986  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   202     59414    000150  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   203     59414    300982  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   204     59414    000073  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   205     59414    300995  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   206     59414    301056  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   207     59414    301433  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   208     59414    301288  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   209     59414    301279  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   210     59414    301004  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   211     59414    301480  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   212     59414    000539  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   213     59414    000574  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   214     59414    301073  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   215     59414    000379  Amrein's Child Development Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   216     59414    000741  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   217     59414    000417  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   218     59414    300224  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   219     59414    301368  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   220     59414    301476  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   221     59414    301335  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   222     59414    301126  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   223     59414    301098  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   224     59414    301050  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   225     59414    300833  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   226     59414    000435  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   227     59414    000543  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   228     59414    000748  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   229     59414    301094  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   230     59414    301090  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   231     59414    000773  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   232     59414    000564  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   233     59414    301227  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   234     59414    000759  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   235     59414    300997  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   236     59414    000413  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.
   237     59414    301089  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   238     59414    300782  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   239     59414    300960  KinderCare                            BACM 2006-1    Greenstreet Realty Partners, L.P.
   240     59414    000366  Children's World Learning Center      BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -------------------------------

   181     59414      Other      Child Development Centers  2650 South Peek Road
   182     59414      Other      Child Development Centers  5680 Oak Leather Drive
   183     59414      Other      Child Development Centers  2350 Bode Rd.
   184     59414      Other      Child Development Centers  9394 Bruceville Road
   185     59414      Other      Child Development Centers  1228 W. Ogden Ave.
   186     59414      Other      Child Development Centers  30850 Viking Parkway
   187     59414      Other      Child Development Centers  1812 S. Aspen
   188     59414      Other      Child Development Centers  3700 Red Cedar Way
   189     59414      Other      Child Development Centers  22050 North 44th Place
   190     59414      Other      Child Development Centers  100 East Loop Road
   191     59414      Other      Child Development Centers  9165 South 1300 East
   192     59414      Other      Child Development Centers  1505 S. Batavia Avenue
   193     59414      Other      Child Development Centers  8190 Oaklandon Road
   194     59414      Other      Child Development Centers  200 Whitford Hills Road
   195     59414      Other      Child Development Centers  2275 Village Green Pkwy.
   196     59414      Other      Child Development Centers  1925 East County Road D
   197     59414      Other      Child Development Centers  11961 Perris Boulevard
   198     59414      Other      Child Development Centers  4960 Park Center Ave
   199     59414      Other      Child Development Centers  11875 Lake Newport Road
   200     59414      Other      Child Development Centers  201 Coney St.
   201     59414      Other      Child Development Centers  2180 Northeast Division Street
   202     59414      Other      Child Development Centers  4500 Cornell Road
   203     59414      Other      Child Development Centers  18000 Southwest Farmington Road
   204     59414      Other      Child Development Centers  130 Barbers Corner
   205     59414      Other      Child Development Centers  9328 Braddock Road
   206     59414      Other      Child Development Centers  1410 Chambers Street
   207     59414      Other      Child Development Centers  6900 Preston Meadow Drive
   208     59414      Other      Child Development Centers  725 Greenbriar Parkway
   209     59414      Other      Child Development Centers  625 Holland Street
   210     59414      Other      Child Development Centers  4504 6th Avenue Southeast
   211     59414      Other      Child Development Centers  951 East Rahn Road
   212     59414      Other      Child Development Centers  9550 Nesbit Ferry Rd.
   213     59414      Other      Child Development Centers  14632 John Humphrey Dr.
   214     59414      Other      Child Development Centers  1285 N McCarran Boulevard
   215     59414      Other      Child Development Centers  6800 Independence Parkway
   216     59414      Other      Child Development Centers  8350 White Feather Ct.
   217     59414      Other      Child Development Centers  12781 Harbor Dr.
   218     59414      Other      Child Development Centers  211 North Henderson Road
   219     59414      Other      Child Development Centers  27 West 151 Geneva Road
   220     59414      Other      Child Development Centers  1407 Parkway Plaza Drive
   221     59414      Other      Child Development Centers  2155 North Loop Road
   222     59414      Other      Child Development Centers  581 Peabody Road
   223     59414      Other      Child Development Centers  18685 Southwest Baseline Road
   224     59414      Other      Child Development Centers  595 Centerville Road
   225     59414      Other      Child Development Centers  15711 Mill Creek Boulevard
   226     59414      Other      Child Development Centers  1640 Eisenhower Lane
   227     59414      Other      Child Development Centers  9202 N. Rockwell
   228     59414      Other      Child Development Centers  5110 E. 71St St. South
   229     59414      Other      Child Development Centers  9749 Main Street
   230     59414      Other      Child Development Centers  1609 Calvary Circle
   231     59414      Other      Child Development Centers  4301 Silverleaf Drive
   232     59414      Other      Child Development Centers  1919 West Queen Creek Road
   233     59414      Other      Child Development Centers  44400 Foxton Avenue
   234     59414      Other      Child Development Centers  3206 Skipwith Rd.
   235     59414      Other      Child Development Centers  2320 Yew Street
   236     59414      Other      Child Development Centers  10455 N La Canada Dr
   237     59414      Other      Child Development Centers  100 Grant Drive
   238     59414      Other      Child Development Centers  23301 Olivewood Plaza Drive
   239     59414      Other      Child Development Centers  7330 196th Street, Southwest
   240     59414      Other      Child Development Centers  6200 Howdershell Rd.

                                                     ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                      PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY    STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ---------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   181     59414  Katy               TX     77450   257,342.84    256,699.48    221,700.86      1995          32.4%
   182     59414  Burke              VA     22015   255,884.93    255,245.22    220,444.87      1984          46.5%
   183     59414  Schaumburg         IL     60194   255,789.84    255,150.37    220,362.95      1983          72.6%
   184     59414  Elk Grove          CA     95758   255,627.40    254,988.33    220,223.01      1989          69.1%
   185     59414  Naperville         IL     60563   254,801.18    254,164.18    219,511.22      1983          64.5%
   186     59414  Westlake           OH     44145   254,117.42    253,482.13    218,922.16      2000          62.0%
   187     59414  Broken Arrow       OK     74012   252,839.62    252,207.52    217,821.33      1980          73.0%
   188     59414  Lake Oswego        OR     97035   252,630.72    251,999.14    217,641.37      1985          38.4%
   189     59414  Phoenix            AZ     85050   251,801.66    251,172.16    216,927.13      2000          64.8%
   190     59414  Wheaton            IL     60187   251,801.66    251,172.16    216,927.13      1990          43.0%
   191     59414  Sandy              UT     84094   251,801.66    251,172.16    216,927.13      1985          48.4%
   192     59414  Batavia            IL     60510   251,498.36    250,869.61    216,665.84      1993          44.0%
   193     59414  Indianapolis       IN     46236   249,818.34    249,193.79    215,218.50      1999          44.9%
   194     59414  Downingtown        PA     19335   248,398.94    247,777.94    213,995.69      1985          56.4%
   195     59414  Chesterfield       MO     63017   248,398.94    247,777.94    213,995.69      1987          53.9%
   196     59414  Maplewood          MN     55109   247,718.39    247,099.09    213,409.39      1984          53.0%
   197     59414  Moreno Valley      CA     92557   246,328.03    245,712.21    212,211.60      1990          65.9%
   198     59414  Dublin             OH     43017   246,092.09    245,476.86    212,008.34      1992          45.7%
   199     59414  Reston             VA     22094   244,996.21    244,383.72    211,064.23      1989          82.4%
   200     59414  East Walpole       MA     02032   244,996.21    244,383.72    211,064.23      1987          54.2%
   201     59414  Gresham            OR     97030   244,996.21    244,383.72    211,064.23      1985          47.4%
   202     59414  Blue Ash           OH     45241   244,858.32    244,246.17    210,945.44      1996          71.6%
   203     59414  Aloha              OR     97007   244,512.18    243,900.90    210,647.24      1985          45.4%
   204     59414  Bolingbrook        IL     60440   244,209.64    243,599.12    210,386.60      1983          79.9%
   205     59414  Burke              VA     22015   243,819.17    243,209.62    210,050.21      1985          72.3%
   206     59414  Eugene             OR     97402   243,226.14    242,618.07    209,539.32      1985          46.5%
   207     59414  Plano              TX     75024   240,912.94    240,310.66    207,546.50      1993          38.9%
   208     59414  Chesapeake         VA     23320   239,036.80    238,439.21    205,930.20      1989          77.8%
   209     59414  Erie               PA     16501   238,843.02    238,245.91    205,763.26      1988          67.3%
   210     59414  Lacey              WA     98503   238,190.76    237,595.28    205,201.34      1984          50.6%
   211     59414  Dayton             OH     45429   238,190.76    237,595.28    205,201.34      1995          74.3%
   212     59414  Alpharetta         GA     30022   238,190.76    237,595.28    205,201.34      1987          28.9%
   213     59414  Orland Park        IL     60462   237,285.13    236,691.92    204,421.14      1984          55.3%
   214     59414  Sparks             NV     89431   236,985.50    236,393.04    204,163.01      1985          42.8%
   215     59414  Plano              TX     75023   236,829.67    236,237.60    204,028.76      1995          41.8%
   216     59414  Lorton             VA     22079   235,283.67    234,695.46    202,696.88      1988          55.8%
   217     59414  Woodbridge         VA     22192   234,838.32    234,251.22    202,313.21      1983          59.5%
   218     59414  King Of Prussia    PA     19406   234,788.04    234,201.07    202,269.90      1977          59.8%
   219     59414  Winfield           IL     60190   234,788.04    234,201.07    202,269.90      1990          40.0%
   220     59414  Houston            TX     77077   234,107.49    233,522.22    201,683.60      1995          46.1%
   221     59414  Alameda            CA     94502   234,107.49    233,522.22    201,683.60      1989          78.9%
   222     59414  Vacaville          CA     95687   234,107.49    233,522.22    201,683.60      1988          60.5%
   223     59414  Beaverton          OR     97006   231,385.31    230,806.85    199,338.44      1985          68.3%
   224     59414  Lancaster          PA     17601   231,385.31    230,806.85    199,338.44      1985          51.2%
   225     59414  Millcreek          WA     98012   231,385.31    230,806.85    199,338.44      1984          66.1%
   226     59414  Lisle              IL     60532   231,385.31    230,806.85    199,338.44      1983          45.8%
   227     59414  Oklahoma City      OK     73132   231,385.31    230,806.85    199,338.44      1978          47.1%
   228     59414  Tulsa              OK     74136   231,385.31    230,806.85    199,338.44      1977          73.5%
   229     59414  Fairfax            VA     22031   230,024.22    229,449.16    198,165.87      1987          60.4%
   230     59414  Redlands           CA     92373   230,024.22    229,449.16    198,165.87      1987          79.6%
   231     59414  Virginia Beach     VA     23462   229,346.21    228,772.84    197,581.76      1984          51.1%
   232     59414  Chandler           AZ     85248   229,044.88    228,472.27    197,322.16      1996          73.3%
   233     59414  Lancaster          CA     93535   228,634.01    228,062.42    196,968.20      1988          44.7%
   234     59414  Richmond           VA     23229   228,170.97    227,600.54    196,569.29      1983          66.0%
   235     59414  Bellingham         WA     98226   227,089.06    226,521.34    195,637.23      1985          38.7%
   236     59414  Oro Valley         AZ     85737   226,679.53    226,112.83    195,284.42      1997          46.4%
   237     59414  Moon Township      PA     15108   226,238.69    225,673.09    194,904.63      1985          67.1%
   238     59414  Moreno Valley      CA     92553   225,940.95    225,376.10    194,648.13      1983          81.0%
   239     59414  Lynnwood           WA     98036   225,869.00    225,304.33    194,586.14      1985          52.4%
   240     59414  Hazelwood          MO     63042   224,786.82    224,224.85    193,653.85      1984          49.3%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT         AREA       APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   181     59414      10/1/2005     10,500       SF         10,500        1,975,535       As Is    Cushman & Wakefield
   182     59414      10/1/2005      7,240       SF          7,240        1,880,000       As Is    Cushman & Wakefield
   183     59414      10/1/2005      8,397       SF          8,397        1,885,398       As Is    Cushman & Wakefield
   184     59414      10/1/2005      6,251       SF          6,251        1,784,681       As Is    Cushman & Wakefield
   185     59414      10/1/2005      8,397       SF          8,397        1,882,064       As Is    Cushman & Wakefield
   186     59414      10/1/2005      7,700       SF          7,700        1,857,537       As Is    Cushman & Wakefield
   187     59414      10/1/2005      8,300       SF          8,300        1,848,018       As Is    Cushman & Wakefield
   188     59414      10/1/2005      8,568       SF          8,568        1,890,653       As Is    Cushman & Wakefield
   189     59414      10/1/2005      9,358       SF          9,358        1,850,000       As Is    Cushman & Wakefield
   190     59414      10/1/2005      6,791       SF          6,791        1,850,000       As Is    Cushman & Wakefield
   191     59414      10/1/2005      9,230       SF          9,230        1,850,000       As Is    Cushman & Wakefield
   192     59414      10/1/2005      7,317       SF          7,317        1,851,254       As Is    Cushman & Wakefield
   193     59414      10/1/2005      9,166       SF          9,166        1,843,136       As Is    Cushman & Wakefield
   194     59414      10/1/2005      7,920       SF          7,920        1,825,000       As Is    Cushman & Wakefield
   195     59414      10/1/2005      8,402       SF          8,402        1,825,000       As Is    Cushman & Wakefield
   196     59414      10/1/2005      6,964       SF          6,964        1,820,000       As Is    Cushman & Wakefield
   197     59414      10/1/2005      6,206       SF          6,206        1,729,380       As Is    Cushman & Wakefield
   198     59414      10/1/2005      8,692       SF          8,692        1,764,518       As Is    Cushman & Wakefield
   199     59414      10/1/2005      6,260       SF          6,260        1,800,000       As Is    Cushman & Wakefield
   200     59414      10/1/2005      6,175       SF          6,175        1,800,000       As Is    Cushman & Wakefield
   201     59414      10/1/2005      8,121       SF          8,121        1,800,000       As Is    Cushman & Wakefield
   202     59414      10/1/2005      7,764       SF          7,764        1,780,291       As Is    Cushman & Wakefield
   203     59414      10/1/2005      8,464       SF          8,464        1,833,033       As Is    Cushman & Wakefield
   204     59414      10/1/2005      7,740       SF          7,740        1,779,176       As Is    Cushman & Wakefield
   205     59414      10/1/2005      7,490       SF          7,490        1,863,959       As Is    Cushman & Wakefield
   206     59414      10/1/2005      8,568       SF          8,568        1,831,443       As Is    Cushman & Wakefield
   207     59414      10/1/2005      7,686       SF          7,686        1,770,000       As Is    Cushman & Wakefield
   208     59414      10/1/2005      6,260       SF          6,260        1,731,047       As Is    Cushman & Wakefield
   209     59414      10/1/2005      8,200       SF          8,200        1,741,709       As Is    Cushman & Wakefield
   210     59414      10/1/2005      9,000       SF          9,000        1,750,000       As Is    Cushman & Wakefield
   211     59414      10/1/2005      9,858       SF          9,858        1,750,000       As Is    Cushman & Wakefield
   212     59414      10/1/2005      9,400       SF          9,400        1,750,000       As Is    Cushman & Wakefield
   213     59414      10/1/2005      8,397       SF          8,397        1,781,366       As Is    Cushman & Wakefield
   214     59414      10/1/2005      9,569       SF          9,569        1,794,080       As Is    Cushman & Wakefield
   215     59414      10/1/2005      8,680       SF          8,680        1,740,000       As Is    Cushman & Wakefield
   216     59414      10/1/2005      6,080       SF          6,080        1,692,289       As Is    Cushman & Wakefield
   217     59414      10/1/2005      6,365       SF          6,365        1,693,623       As Is    Cushman & Wakefield
   218     59414      10/1/2005      6,312       SF          6,312        1,725,000       As Is    Cushman & Wakefield
   219     59414      10/1/2005      6,319       SF          6,319        1,725,000       As Is    Cushman & Wakefield
   220     59414      10/1/2005     10,500       SF         10,500        1,720,000       As Is    Cushman & Wakefield
   221     59414      10/1/2005      6,206       SF          6,206        1,720,000       As Is    Cushman & Wakefield
   222     59414      10/1/2005      6,260       SF          6,260        1,720,000       As Is    Cushman & Wakefield
   223     59414      10/1/2005      7,251       SF          7,251        1,700,000       As Is    Cushman & Wakefield
   224     59414      10/1/2005      7,952       SF          7,952        1,700,000       As Is    Cushman & Wakefield
   225     59414      10/1/2005      8,055       SF          8,055        1,700,000       As Is    Cushman & Wakefield
   226     59414      10/1/2005      8,397       SF          8,397        1,700,000       As Is    Cushman & Wakefield
   227     59414      10/1/2005      8,300       SF          8,300        1,700,000       As Is    Cushman & Wakefield
   228     59414      10/1/2005      8,300       SF          8,300        1,700,000       As Is    Cushman & Wakefield
   229     59414      10/1/2005      6,275       SF          6,275        1,690,000       As Is    Cushman & Wakefield
   230     59414      10/1/2005      7,472       SF          7,472        1,690,000       As Is    Cushman & Wakefield
   231     59414      10/1/2005      7,232       SF          7,232        1,757,622       As Is    Cushman & Wakefield
   232     59414      10/1/2005      7,500       SF          7,500        1,628,310       As Is    Cushman & Wakefield
   233     59414      10/1/2005      6,264       SF          6,264        1,621,388       As Is    Cushman & Wakefield
   234     59414      10/1/2005      7,300       SF          7,300        1,742,045       As Is    Cushman & Wakefield
   235     59414      10/1/2005      8,955       SF          8,955        1,702,387       As Is    Cushman & Wakefield
   236     59414      10/1/2005      7,523       SF          7,523        1,625,559       As Is    Cushman & Wakefield
   237     59414      10/1/2005      7,952       SF          7,952        1,638,532       As Is    Cushman & Wakefield
   238     59414      10/1/2005      8,060       SF          8,060        1,660,000       As Is    Cushman & Wakefield
   239     59414      10/1/2005      8,995       SF          8,995        1,692,220       As Is    Cushman & Wakefield
   240     59414      10/1/2005      8,402       SF          8,402        1,654,825       As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   181     59414      10/25/2005         Yes                 First         Fee           No           No
   182     59414       9/30/2005         Yes                 First         Fee           No           No
   183     59414      10/25/2005         Yes                 First         Fee           No           No
   184     59414      10/25/2005         Yes        8%       First         Fee           No           No
   185     59414      10/25/2005         Yes                 First         Fee           No           No
   186     59414      10/25/2005         Yes                 First         Fee           No           No
   187     59414      10/25/2005         Yes                 First         Fee           No           No
   188     59414      10/25/2005         Yes        6%       First         Fee           No           No
   189     59414       10/5/2005         Yes                 First         Fee           No           No
   190     59414       9/28/2005         Yes                 First         Fee           No           No
   191     59414       9/26/2005         Yes        9%       First         Fee           No           No
   192     59414      10/25/2005         Yes                 First         Fee           No           No
   193     59414      10/25/2005         Yes                 First         Fee           No           No
   194     59414       10/4/2005         Yes                 First         Fee           No           No
   195     59414      10/14/2005         Yes                 First         Fee           No           No
   196     59414       9/14/2005         Yes                 First         Fee           No           No
   197     59414      10/25/2005         Yes       14%       First         Fee           No           No
   198     59414      10/25/2005         Yes                 First         Fee           No           No
   199     59414       9/13/2005         Yes                 First         Fee           No           No
   200     59414       9/14/2005         Yes                 First         Fee           No           No
   201     59414       10/4/2005         Yes        6%       First         Fee           No           No
   202     59414      10/25/2005         Yes                 First         Fee           No           No
   203     59414      10/25/2005         Yes        6%       First         Fee           No           No
   204     59414      10/25/2005         Yes                 First         Fee           No           No
   205     59414      10/25/2005         Yes                 First         Fee           No           No
   206     59414      10/25/2005         Yes        5%       First         Fee           No           No
   207     59414        9/7/2005         Yes                 First         Fee           No           No
   208     59414      10/25/2005         Yes                 First         Fee           No           No
   209     59414      10/25/2005         Yes                 First         Fee           No           No
   210     59414       10/6/2005         Yes       10%       First         Fee           No           No
   211     59414       10/3/2005         Yes                 First         Fee           No           No
   212     59414       9/20/2005         Yes                 First         Fee           No           No
   213     59414      10/25/2005         Yes                 First         Fee           No           No
   214     59414      10/25/2005         Yes        9%       First         Fee           No           No
   215     59414        9/7/2005         Yes                 First         Fee           No           No
   216     59414      10/25/2005         Yes                 First         Fee           No           No
   217     59414      10/25/2005         Yes                 First         Fee           No           No
   218     59414       10/4/2005         Yes                 First         Fee           No           No
   219     59414       9/28/2005         Yes                 First         Fee           No           No
   220     59414       10/5/2005         Yes                 First         Fee           No           No
   221     59414       10/6/2005         Yes       18%       First         Fee           No           No
   222     59414       10/6/2005         Yes       11%       First         Fee           No           No
   223     59414       9/22/2005         Yes        6%       First         Fee           No           No
   224     59414       9/13/2005         Yes                 First         Fee           No           No
   225     59414       10/5/2005         Yes       10%       First         Fee           No           No
   226     59414       10/4/2005         Yes                 First         Fee           No           No
   227     59414       10/6/2005         Yes                 First         Fee           No           No
   228     59414       10/5/2005         Yes                 First         Fee           No           No
   229     59414       9/30/2005         Yes                 First         Fee           No           No
   230     59414       9/23/2005         Yes       15%       First         Fee           No           No
   231     59414      10/25/2005         Yes                 First         Fee           No           No
   232     59414      10/25/2005         Yes                 First         Fee           No           No
   233     59414      10/25/2005         Yes       15%       First         Fee           No           No
   234     59414      10/25/2005         Yes                 First         Fee           No           No
   235     59414      10/25/2005         Yes        9%       First         Fee           No           No
   236     59414      10/25/2005         Yes                 First         Fee           No           No
   237     59414      10/25/2005         Yes                 First         Fee           No           No
   238     59414       9/23/2005         Yes       13%       First         Fee           No           No
   239     59414      10/25/2005         Yes       10%       First         Fee           No           No
   240     59414      10/25/2005         Yes                 First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   241     59414   301280   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   242     59414   301186   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   243     59414   300930   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   244     59414   301829   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   245     59414   000540   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   246     59414   301319   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   247     59414   301382   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   248     59414   301038   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   249     59414   300972   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   250     59414   000866   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   251     59414   301398   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   252     59414   300989   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   253     59414   301397   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   254     59414   301072   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   255     59414   301025   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   256     59414   301087   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   257     59414   301242   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   258     59414   000049   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   259     59414   300218   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   260     59414   301326   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   261     59414   300922   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   262     59414   000827   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   263     59414   301162   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   264     59414   301259   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   265     59414   301465   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   266     59414   000869   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   267     59414   301402   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   268     59414   301363   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   269     59414   301352   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   270     59414   301311   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   271     59414   301291   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   272     59414   301118   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   273     59414   301152   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   274     59414   300993   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   275     59414   301147   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   276     59414   301104   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   277     59414   300987   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   278     59414   300518   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   279     59414   301212   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   280     59414   000584   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   281     59414   301109   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   282     59414   301091   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   283     59414   000086   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   284     59414   301067   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   285     59414   301405   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   286     59414   301327   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   287     59414   301141   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   288     59414   301111   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   289     59414   301373   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   290     59414   301043   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   291     59414   000772   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   292     59414   301364   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   293     59414   301179   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   294     59414   300801   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   295     59414   301477   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   296     59414   301388   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   297     59414   301201   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   298     59414   300924   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   299     59414   300889   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   300     59414   301678   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  ---------------------------------

   241     59414      Other      Child Development Centers  5000 Cheryl Drive
   242     59414      Other      Child Development Centers  17428 S.E. 272nd Street
   243     59414      Other      Child Development Centers  318 Garrisonville Road
   244     59414      Other      Child Development Centers  1425 Copper Creek Drive
   245     59414      Other      Child Development Centers  8604 Pohick Rd.
   246     59414      Other      Child Development Centers  229-A Pennell Road
   247     59414      Other      Child Development Centers  1360 West Army Trail Road
   248     59414      Other      Child Development Centers  300 Panomara Place Northeast
   249     59414      Other      Child Development Centers  1003 South Arlington Heights Road
   250     59414      Other      Child Development Centers  7819 West Chester Road
   251     59414      Other      Child Development Centers  1755 121st Avenue Northwest
   252     59414      Other      Child Development Centers  2 South 726 Route 53
   253     59414      Other      Child Development Centers  4308 Folsom Drive
   254     59414      Other      Child Development Centers  80 Cowpath Road
   255     59414      Other      Child Development Centers  120 South Northern Way
   256     59414      Other      Child Development Centers  2410 East Washington Street
   257     59414      Other      Child Development Centers  4900 Evergreen Road
   258     59414      Other      Child Development Centers  6025 Burke Commons Rd.
   259     59414      Other      Child Development Centers  2515 East South Street
   260     59414      Other      Child Development Centers  4574 Brookhaven Road
   261     59414      Other      Child Development Centers  550 Cuba Road
   262     59414      Other      Child Development Centers  11633 E. 31St St. South
   263     59414      Other      Child Development Centers  4341 West Lake Sammamish Parkway
   264     59414      Other      Child Development Centers  2 Kyle Street
   265     59414      Other      Child Development Centers  10653 N. 25th Avenue
   266     59414      Other      Child Development Centers  3660 East Inverness
   267     59414      Other      Child Development Centers  390 East Maple Avenue
   268     59414      Other      Child Development Centers  3129 Poplarwood Court
   269     59414      Other      Child Development Centers  9105 Apple Drive
   270     59414      Other      Child Development Centers  201 Radio Park Lane
   271     59414      Other      Child Development Centers  9325 Leesville Road
   272     59414      Other      Child Development Centers  3560 Mitchelleville Road
   273     59414      Other      Child Development Centers  20845 108th Avenue Southeast
   274     59414      Other      Child Development Centers  14725 Southeast Petrovitsky Road
   275     59414      Other      Child Development Centers  15212 Highway 99
   276     59414      Other      Child Development Centers  2900 Foxchase Lane
   277     59414      Other      Child Development Centers  8140 Southwest Warm Springs St
   278     59414      Other      Child Development Centers  3106 North Duke Street
   279     59414      Other      Child Development Centers  3620 Krestwood Lane
   280     59414      Other      Child Development Centers  4222 Clear Lake City Blvd
   281     59414      Other      Child Development Centers  910 W.Lake Mary Blvd.
   282     59414      Other      Child Development Centers  201 Twin Oak Drive
   283     59414      Other      Child Development Centers  885 Cheyenne Meadows Rd
   284     59414      Other      Child Development Centers  929 E. Palatine Road
   285     59414      Other      Child Development Centers  1025 Schuylkill Road
   286     59414      Other      Child Development Centers  3651 Street Road
   287     59414      Other      Child Development Centers  8650 West Ballard Road
   288     59414      Other      Child Development Centers  6900 Huntington Avenue
   289     59414      Other      Child Development Centers  42210 Lyndie Lane
   290     59414      Other      Child Development Centers  15700 South Central Avenue
   291     59414      Other      Child Development Centers  4150 S. Cloverleaf Dr.
   292     59414      Other      Child Development Centers  14301 Pinewood Drive
   293     59414      Other      Child Development Centers  780 South Schoenbeck Road
   294     59414      Other      Child Development Centers  2210 Kelly Blvd.
   295     59414      Other      Child Development Centers  202 East Hayden Lake Road
   296     59414      Other      Child Development Centers  101 Heatherwood Lane
   297     59414      Other      Child Development Centers  10801 Rhode Island Avenue South
   298     59414      Other      Child Development Centers  150 West John Casey Road
   299     59414      Other      Child Development Centers  2001 Bethel Road
   300     59414      Other      Child Development Centers  3100 State Road

                                                      ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                       PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER   PROPERTY CITY    STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ----------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   241     59414  Pittsburgh          PA     15237   224,579.86    224,018.41    193,475.55      1988          52.2%
   242     59414  Covington           WA     98042   224,579.86    224,018.41    193,475.55      1987          79.0%
   243     59414  Stafford            VA     22554   224,579.86    224,018.41    193,475.55      1984          58.5%
   244     59414  Pleasant Hill       IA     50327   224,579.86    224,018.41    193,475.55      2005          18.1%
   245     59414  Springfield         VA     22153   224,579.86    224,018.41    193,475.55      1989          71.5%
   246     59414  Aston               PA     19014   224,579.86    224,018.41    193,475.55      1989          77.7%
   247     59414  Carol Stream        IL     60188   224,408.33    223,847.31    193,327.78      1990          37.5%
   248     59414  Albuquerque         NM     87123   224,301.88    223,741.13    193,236.07      1985          48.0%
   249     59414  Arlington Hts       IL     60005   224,108.25    223,547.98    193,069.26      1985          56.1%
   250     59414  West Chester        OH     45069   223,195.29    222,637.30    192,282.74      1996          74.8%
   251     59414  Coon Rapids         MN     55448   222,026.15    221,471.08    191,275.53      1991          54.6%
   252     59414  Glen Ellyn          IL     60137   221,696.93    221,142.69    190,991.91      1985          40.0%
   253     59414  Antioch             CA     94509   221,177.13    220,624.19    190,544.10      1990          51.9%
   254     59414  Lansdale            PA     19446   221,177.13    220,624.19    190,544.10      1985          51.4%
   255     59414  York                PA     17402   221,177.13    220,624.19    190,544.10      1985          54.2%
   256     59414  Bloomington         IL     61704   221,138.47    220,585.62    190,510.79      1985          71.8%
   257     59414  Dearborn            MI     48128   220,987.89    220,435.42    190,381.07      1988          51.0%
   258     59414  Burke               VA     22015   220,641.60    220,090.00    190,082.74      1983          58.9%
   259     59414  Anaheim             CA     92806   220,464.61    219,913.45    189,930.26      1977          41.1%
   260     59414  Gurnee              IL     60031   219,780.38    219,230.93    189,340.80      1989          48.5%
   261     59414  Lake Zurich         IL     60047   219,776.40    219,226.96    189,337.37      1984          47.8%
   262     59414  Tulsa               OK     74145   219,367.68    218,819.26    188,985.26      1977          59.7%
   263     59414  Issaquah            WA     98027   219,193.10    218,645.12    188,834.86      1987          56.8%
   264     59414  Hampton             VA     23666   218,361.17    217,815.27    188,118.15      1988          50.8%
   265     59414  Phoenix             AZ     85029   218,275.86    217,730.17    188,044.65      1996          33.6%
   266     59414  Mesa                AZ     85206   217,774.41    217,229.97    187,612.65      1995          26.7%
   267     59414  Langhorne           PA     19047   217,774.41    217,229.97    187,612.65      1991          53.4%
   268     59414  Raleigh             NC     27604   217,774.41    217,229.97    187,612.65      1990          46.9%
   269     59414  Midwest City        OK     73130   217,774.41    217,229.97    187,612.65      1989          67.4%
   270     59414  Brookhaven          PA     19015   217,774.41    217,229.97    187,612.65      1989          53.3%
   271     59414  Raleigh             NC     27613   217,774.41    217,229.97    187,612.65      1989          64.9%
   272     59414  Bowie               MD     20716   217,774.41    217,229.97    187,612.65      1988          93.9%
   273     59414  Kent                WA     98031   217,774.41    217,229.97    187,612.65      1987          58.7%
   274     59414  Renton              WA     98058   217,774.41    217,229.97    187,612.65      1987          61.3%
   275     59414  Lynnwood            WA     98037   217,774.41    217,229.97    187,612.65      1986          33.7%
   276     59414  Midlothian          VA     23113   217,774.41    217,229.97    187,612.65      1985          68.4%
   277     59414  Tualatin            OR     97062   217,774.41    217,229.97    187,612.65      1985          60.7%
   278     59414  Durham              NC     27704   217,774.41    217,229.97    187,612.65      1979          96.3%
   279     59414  Eagan               MN     55123   216,930.84    216,388.51    186,885.92      1988          59.0%
   280     59414  Houston             TX     77062   216,797.28    216,255.29    186,770.86      1997          35.1%
   281     59414  Sanford             FL     32773   216,580.42    216,038.97    186,584.03      1986          67.5%
   282     59414  Penn Hills          PA     15235   215,689.32    215,150.10    185,816.35      1985          53.1%
   283     59414  Colorado Springs    CO     80906   215,052.23    214,514.60    185,267.50      1997          47.7%
   284     59414  Palatine            IL     60074   214,371.68    213,835.75    184,681.20      1986          56.0%
   285     59414  Phoenixville        PA     19460   214,371.68    213,835.75    184,681.20      1991          63.8%
   286     59414  Bensalem            PA     19020   214,371.68    213,835.75    184,681.20      1989          75.7%
   287     59414  Des Plaines         IL     60016   214,371.68    213,835.75    184,681.20      1988          58.9%
   288     59414  Lincoln             NE     68507   214,371.68    213,835.75    184,681.20      1986          61.1%
   289     59414  Temecula            CA     92591   213,691.14    213,156.91    184,094.92      1992          39.3%
   290     59414  Oak Forest          IL     60452   213,577.79    213,043.85    183,997.27      1985          57.1%
   291     59414  Saint Peters        MO     63376   213,356.72    212,823.33    183,806.81      1982          48.9%
   292     59414  Orland Park         IL     60462   213,208.44    212,675.42    183,679.07      1990          67.2%
   293     59414  Wheeling            IL     60090   212,634.38    212,102.79    183,184.52      1988          59.1%
   294     59414  Carrollton          TX     75006   212,330.05    211,799.22    182,922.34      1984          52.3%
   295     59414  Champlin            MN     55316   212,282.81    211,752.10    182,881.64      1995          42.1%
   296     59414  Royal Palm Bch      FL     33411   211,536.39    211,007.55    182,238.60      1990          65.1%
   297     59414  Bloomington         MN     55438   211,409.13    210,880.61    182,128.97      1987          68.5%
   298     59414  Bourbonnais         IL     60914   210,968.96    210,441.54    181,749.76      1985          73.3%
   299     59414  Columbus            OH     43220   210,968.96    210,441.54    181,749.76      1984          42.7%
   300     59414  Cuyahoga Falls      OH     44223   210,968.96    210,441.54    181,749.76      2000          69.3%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT          AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   241     59414      10/1/2005      8,200       SF          8,200           1,650,000    As Is    Cushman & Wakefield
   242     59414      10/1/2005      6,260       SF          6,260           1,650,000    As Is    Cushman & Wakefield
   243     59414      10/1/2005      4,978       SF          4,978           1,350,000    As Is    Cushman & Wakefield
   244     59414      10/1/2005      9,000       SF          9,000           1,650,000    As Is    Cushman & Wakefield
   245     59414      10/1/2005      6,175       SF          6,175           1,650,000    As Is    Cushman & Wakefield
   246     59414      10/1/2005      6,260       SF          6,260           1,650,000    As Is    Cushman & Wakefield
   247     59414      10/1/2005      6,791       SF          6,791           1,646,415    As Is    Cushman & Wakefield
   248     59414      10/1/2005      8,300       SF          8,300           1,648,894    As Is    Cushman & Wakefield
   249     59414      10/1/2005      7,395       SF          7,395           1,650,277    As Is    Cushman & Wakefield
   250     59414      10/1/2005      7,750       SF          7,750           1,647,541    As Is    Cushman & Wakefield
   251     59414      10/1/2005      6,182       SF          6,182           1,609,312    As Is    Cushman & Wakefield
   252     59414      10/1/2005      7,462       SF          7,462           1,643,910    As Is    Cushman & Wakefield
   253     59414      10/1/2005      6,206       SF          6,206           1,625,000    As Is    Cushman & Wakefield
   254     59414      10/1/2005      7,952       SF          7,952           1,625,000    As Is    Cushman & Wakefield
   255     59414      10/1/2005      7,952       SF          7,952           1,625,000    As Is    Cushman & Wakefield
   256     59414      10/1/2005      7,553       SF          7,553           1,636,297    As Is    Cushman & Wakefield
   257     59414      10/1/2005      7,472       SF          7,472           1,500,370    As Is    Cushman & Wakefield
   258     59414      10/1/2005      6,016       SF          6,016           1,574,137    As Is    Cushman & Wakefield
   259     59414      10/1/2005      7,792       SF          7,792           1,604,632    As Is    Cushman & Wakefield
   260     59414      10/1/2005      6,319       SF          6,319           1,587,836    As Is    Cushman & Wakefield
   261     59414      10/1/2005      7,206       SF          7,206           1,612,392    As Is    Cushman & Wakefield
   262     59414      10/1/2005      8,300       SF          8,300           1,632,434    As Is    Cushman & Wakefield
   263     59414      10/1/2005      7,313       SF          7,313           1,573,036    As Is    Cushman & Wakefield
   264     59414      10/1/2005      6,260       SF          6,260           1,606,327    As Is    Cushman & Wakefield
   265     59414      10/1/2005      7,766       SF          7,766           1,584,266    As Is    Cushman & Wakefield
   266     59414      10/1/2005      7,400       SF          7,400           1,600,000    As Is    Cushman & Wakefield
   267     59414      10/1/2005      6,387       SF          6,387           1,600,000    As Is    Cushman & Wakefield
   268     59414      10/1/2005      6,025       SF          6,025           1,600,000    As Is    Cushman & Wakefield
   269     59414      10/1/2005      6,182       SF          6,182           1,600,000    As Is    Cushman & Wakefield
   270     59414      10/1/2005      6,254       SF          6,254           1,600,000    As Is    Cushman & Wakefield
   271     59414      10/1/2005      6,260       SF          6,260           1,600,000    As Is    Cushman & Wakefield
   272     59414      10/1/2005      5,880       SF          5,880           1,600,000    As Is    Cushman & Wakefield
   273     59414      10/1/2005      7,313       SF          7,313           1,600,000    As Is    Cushman & Wakefield
   274     59414      10/1/2005      5,880       SF          5,880           1,600,000    As Is    Cushman & Wakefield
   275     59414      10/1/2005      7,471       SF          7,471           1,600,000    As Is    Cushman & Wakefield
   276     59414      10/1/2005      6,695       SF          6,695           1,600,000    As Is    Cushman & Wakefield
   277     59414      10/1/2005      7,251       SF          7,251           1,600,000    As Is    Cushman & Wakefield
   278     59414      10/1/2005      7,761       SF          7,761           1,600,000    As Is    Cushman & Wakefield
   279     59414      10/1/2005      6,260       SF          6,260           1,568,632    As Is    Cushman & Wakefield
   280     59414      10/1/2005      7,688       SF          7,688           1,586,896    As Is    Cushman & Wakefield
   281     59414      10/1/2005      4,738       SF          4,738           1,661,421    As Is    Cushman & Wakefield
   282     59414      10/1/2005      7,952       SF          7,952           1,576,275    As Is    Cushman & Wakefield
   283     59414      10/1/2005      7,523       SF          7,523           1,580,000    As Is    Cushman & Wakefield
   284     59414      10/1/2005      7,202       SF          7,202           1,575,000    As Is    Cushman & Wakefield
   285     59414      10/1/2005      6,673       SF          6,673           1,575,000    As Is    Cushman & Wakefield
   286     59414      10/1/2005      6,260       SF          6,260           1,575,000    As Is    Cushman & Wakefield
   287     59414      10/1/2005      6,270       SF          6,270           1,575,000    As Is    Cushman & Wakefield
   288     59414      10/1/2005      7,647       SF          7,647           1,575,000    As Is    Cushman & Wakefield
   289     59414      10/1/2005      6,206       SF          6,206           1,570,000    As Is    Cushman & Wakefield
   290     59414      10/1/2005      7,202       SF          7,202           1,575,551    As Is    Cushman & Wakefield
   291     59414      10/1/2005      8,402       SF          8,402           1,573,786    As Is    Cushman & Wakefield
   292     59414      10/1/2005      6,303       SF          6,303           1,545,204    As Is    Cushman & Wakefield
   293     59414      10/1/2005      6,260       SF          6,260           1,533,876    As Is    Cushman & Wakefield
   294     59414      10/1/2005      7,800       SF          7,800           1,560,000    As Is    Cushman & Wakefield
   295     59414      10/1/2005      5,436       SF          5,436           1,529,735    As Is    Cushman & Wakefield
   296     59414      10/1/2005      6,289       SF          6,289           1,580,775    As Is    Cushman & Wakefield
   297     59414      10/1/2005      6,260       SF          6,260           1,528,558    As Is    Cushman & Wakefield
   298     59414      10/1/2005      7,940       SF          7,940           1,550,000    As Is    Cushman & Wakefield
   299     59414      10/1/2005      8,225       SF          8,225           1,550,000    As Is    Cushman & Wakefield
   300     59414      10/1/2005      7,485       SF          7,485           1,550,000    As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   241     59414          10/1/2005     Yes                  First         Fee           No           No
   242     59414          10/5/2005     Yes       10%        First         Fee           No           No
   243     59414          9/13/2005     Yes                  First         Fee           No           No
   244     59414          9/11/2005     Yes                  First         Fee           No           No
   245     59414          9/13/2005     Yes                  First         Fee           No           No
   246     59414          9/19/2005     Yes                  First         Fee           No           No
   247     59414         10/25/2005     Yes                  First         Fee           No           No
   248     59414         10/25/2005     Yes                  First         Fee           No           No
   249     59414         10/25/2005     Yes                  First         Fee           No           No
   250     59414         10/25/2005     Yes                  First         Fee           No           No
   251     59414         10/25/2005     Yes                  First         Fee           No           No
   252     59414         10/25/2005     Yes                  First         Fee           No           No
   253     59414          10/6/2005     Yes       11%        First         Fee           No           No
   254     59414          10/3/2005     Yes                  First         Fee           No           No
   255     59414          9/13/2005     Yes                  First         Fee           No           No
   256     59414         10/25/2005     Yes                  First         Fee           No           No
   257     59414         10/25/2005     Yes                  First         Fee           No           No
   258     59414         10/25/2005     Yes                  First         Fee           No           No
   259     59414         10/25/2005     Yes       16%        First         Fee           No           No
   260     59414         10/25/2005     Yes                  First         Fee           No           No
   261     59414         10/25/2005     Yes                  First         Fee           No           No
   262     59414         10/25/2005     Yes                  First         Fee           No           No
   263     59414         10/25/2005     Yes       10%        First         Fee           No           No
   264     59414         10/25/2005     Yes                  First         Fee           No           No
   265     59414         10/25/2005     Yes                  First         Fee           No           No
   266     59414          10/5/2005     Yes                  First         Fee           No           No
   267     59414          10/4/2005     Yes                  First         Fee           No           No
   268     59414          9/16/2005     Yes                  First         Fee           No           No
   269     59414          10/6/2005     Yes                  First         Fee           No           No
   270     59414          9/19/2005     Yes                  First         Fee           No           No
   271     59414          9/16/2005     Yes                  First         Fee           No           No
   272     59414          9/13/2005     Yes                  First         Fee           No           No
   273     59414          10/5/2005     Yes       10%        First         Fee           No           No
   274     59414          10/5/2005     Yes       11%        First         Fee           No           No
   275     59414          10/5/2005     Yes       11%        First         Fee           No           No
   276     59414          9/27/2005     Yes                  First         Fee           No           No
   277     59414          9/22/2005     Yes        6%        First         Fee           No           No
   278     59414          9/15/2005     Yes                  First         Fee           No           No
   279     59414         10/25/2005     Yes                  First         Fee           No           No
   280     59414         10/25/2005     Yes                  First         Fee           No           No
   281     59414         10/25/2005     Yes                  First         Fee           No           No
   282     59414         10/25/2005     Yes                  First         Fee           No           No
   283     59414         10/14/2005     Yes                  First         Fee           No           No
   284     59414          9/29/2005     Yes                  First         Fee           No           No
   285     59414          10/3/2005     Yes                  First         Fee           No           No
   286     59414          10/4/2005     Yes                  First         Fee           No           No
   287     59414          9/29/2005     Yes                  First         Fee           No           No
   288     59414         10/21/2005     Yes                  First         Fee           No           No
   289     59414          9/23/2005     Yes       14%        First         Fee           No           No
   290     59414         10/25/2005     Yes                  First         Fee           No           No
   291     59414         10/25/2005     Yes                  First         Fee           No           No
   292     59414         10/25/2005     Yes                  First         Fee           No           No
   293     59414         10/25/2005     Yes                  First         Fee           No           No
   294     59414           9/7/2005     Yes                  First         Fee           No           No
   295     59414         10/25/2005     Yes                  First         Fee           No           No
   296     59414         10/25/2005     Yes                  First         Fee           No           No
   297     59414         10/25/2005     Yes                  First         Fee           No           No
   298     59414          10/7/2005     Yes                  First         Fee           No           No
   299     59414          10/6/2005     Yes                  First         Fee           No           No
   300     59414          9/21/2005     Yes                  First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   301     59414   301070   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   302     59414   300809   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   303     59414   301170   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   304     59414   000541   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   305     59414   000159   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   306     59414   301483   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   307     59414   301273   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   308     59414   301167   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   309     59414   301169   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   310     59414   300983   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   311     59414   301353   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   312     59414   300931   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   313     59414   305003   Kids Choice                          BACM 2006-1    Greenstreet Realty Partners, L.P.
   314     59414   301389   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   315     59414   301328   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   316     59414   301082   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   317     59414   301054   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   318     59414   301068   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   319     59414   000829   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   320     59414   000071   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   321     59414   301340   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   322     59414   301267   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   323     59414   301229   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   324     59414   301215   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   325     59414   301161   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   326     59414   301045   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   327     59414   301064   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   328     59414   300964   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   329     59414   000604   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   330     59414   000834   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   331     59414   301302   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   332     59414   301379   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   333     59414   301185   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   334     59414   300959   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   335     59414   300967   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   336     59414   301316   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   337     59414   301157   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   338     59414   000552   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   339     59414   301120   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   340     59414   070457   Rainbow Path                         BACM 2006-1    Greenstreet Realty Partners, L.P.
   341     59414   301390   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   342     59414   300968   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   343     59414   000468   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   344     59414   301377   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   345     59414   300884   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   346     59414   301079   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   347     59414   301095   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   348     59414   301002   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   349     59414   300978   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   350     59414   301369   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   351     59414   301303   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   352     59414   301270   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   353     59414   301031   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   354     59414   300953   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   355     59414   300939   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   356     59414   300886   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   357     59414   000565   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   358     59414   300776   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   359     59414   301401   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   360     59414   300620   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  --------------------------------

   301     59414      Other      Child Development Centers  11423 West Cleveland Avenue
   302     59414      Other      Child Development Centers  33504 13th Place South
   303     59414      Other      Child Development Centers  146 Main Street
   304     59414      Other      Child Development Centers  860 Turnpike St.
   305     59414      Other      Child Development Centers  317 Littleton Rd.
   306     59414      Other      Child Development Centers  481 Spring Street
   307     59414      Other      Child Development Centers  4900 Oakley's Lane
   308     59414      Other      Child Development Centers  800 South Arlington Heights Road
   309     59414      Other      Child Development Centers  641 South Church Street
   310     59414      Other      Child Development Centers  451 Creekside Drive
   311     59414      Other      Child Development Centers  645 Georgetown Road
   312     59414      Other      Child Development Centers  4243 Ramsey Street
   313     59414      Other      Child Development Centers  2725 Lawrenceville-Suwanee  Road
   314     59414      Other      Child Development Centers  179 Boston Road
   315     59414      Other      Child Development Centers  9906 South Roberts Road
   316     59414      Other      Child Development Centers  3805 Gelding Lane
   317     59414      Other      Child Development Centers  775 North 400 East
   318     59414      Other      Child Development Centers  410 Devonshire Drive
   319     59414      Other      Child Development Centers  16100 Oak Park Ave.
   320     59414      Other      Child Development Centers  2580 Baumgartner Road
   321     59414      Other      Child Development Centers  2240 East Parham Road
   322     59414      Other      Child Development Centers  929 Cedar Road
   323     59414      Other      Child Development Centers  2011 Smallwood Drive, West
   324     59414      Other      Child Development Centers  6270 Sycamore Lane North
   325     59414      Other      Child Development Centers  1815 Springdale Road
   326     59414      Other      Child Development Centers  765 East 1200 South
   327     59414      Other      Child Development Centers  8750 North 51st Street
   328     59414      Other      Child Development Centers  3704 Lampl Avenue
   329     59414      Other      Child Development Centers  1001 Pump Rd.
   330     59414      Other      Child Development Centers  847 North St.
   331     59414      Other      Child Development Centers  4345 Maray Drive
   332     59414      Other      Child Development Centers  4601 Northwest 30th Street
   333     59414      Other      Child Development Centers  3615 Lakeside Drive
   334     59414      Other      Child Development Centers  2280 Finger Road
   335     59414      Other      Child Development Centers  51209 Mound Road
   336     59414      Other      Child Development Centers  5758 Cooley Lake Road
   337     59414      Other      Child Development Centers  1520 Casho Mill Road
   338     59414      Other      Child Development Centers  20 Farrar Farm Rd.
   339     59414      Other      Child Development Centers  4475 Highway 169 North
   340     59414      Other      Child Development Centers  1320 N. Arlington Heights Rd.
   341     59414      Other      Child Development Centers  3035 Jog Road
   342     59414      Other      Child Development Centers  1125 West Florence Avenue
   343     59414      Other      Child Development Centers  495 School St.
   344     59414      Other      Child Development Centers  533 Washington Street
   345     59414      Other      Child Development Centers  745 Long Grove Drive
   346     59414      Other      Child Development Centers  125 East Sunset Drive
   347     59414      Other      Child Development Centers  17025 South Park Avenue
   348     59414      Other      Child Development Centers  2605 Black Road
   349     59414      Other      Child Development Centers  207 E Hillcrest Drive
   350     59414      Other      Child Development Centers  42111 E. Florida Avenue
   351     59414      Other      Child Development Centers  1550 West Diehl Road
   352     59414      Other      Child Development Centers  7906 South Cass Avenue
   353     59414      Other      Child Development Centers  5110 Summit View Avenue
   354     59414      Other      Child Development Centers  2862 South Alma School Road
   355     59414      Other      Child Development Centers  1211 Pearl Road
   356     59414      Other      Child Development Centers  2415 South Centre City Parkway
   357     59414      Other      Child Development Centers  2869 Hunter Mill Rd.
   358     59414      Other      Child Development Centers  8610 Mathis Avenue
   359     59414      Other      Child Development Centers  2300 Bridgeport Drive
   360     59414      Other      Child Development Centers  1521 Hope Mills Road

                                                     ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                      PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY    STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ---------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   301     59414  West Allis         WI     53227   210,968.96    210,441.54    181,749.76      1985           64.3%
   302     59414  Federal Way        WA     98003   210,968.96    210,441.54    181,749.76      1983           41.9%
   303     59414  Lincoln Park       NJ     07035   210,933.87    210,406.54    181,719.53      1987           39.6%
   304     59414  North Andover      MA     01845   210,229.40    209,703.83    181,112.63      1990           46.1%
   305     59414  Chelmsford         MA     01824   208,410.78    207,889.75    179,545.89      1988           57.1%
   306     59414  Manchester         CT     06040   208,246.78    207,726.16    179,404.60      1972           67.4%
   307     59414  Richmond           VA     23231   208,124.79    207,604.48    179,299.51      1989           53.7%
   308     59414  Elk Grove          IL     60007   207,566.23    207,047.31    178,818.31      1987           62.8%
   309     59414  Mount Laurel       NJ     08054   207,566.23    207,047.31    178,818.31      1987           62.8%
   310     59414  Vernon Hills       IL     60061   207,566.23    207,047.31    178,818.31      1985           32.3%
   311     59414  Wenonah            NJ     08090   207,316.93    206,798.64    178,603.54      1989           42.1%
   312     59414  Fayetteville       NC     28311   207,205.20    206,687.19    178,507.28      1985           76.9%
   313     59414  Suwanee            GA     30174   205,440.76    204,927.16    176,987.21      1993           59.8%
   314     59414  North Billerica    MA     01862   205,041.00    204,528.40    176,642.82      1990           61.9%
   315     59414  Palos Hills        IL     60465   204,163.51    203,653.10    175,886.86      1989           71.4%
   316     59414  Olney              MD     20832   204,163.51    203,653.10    175,886.86      1987           98.5%
   317     59414  North Salt Lake    UT     84054   204,163.51    203,653.10    175,886.86      1985           45.6%
   318     59414  Champaign          IL     61820   204,163.51    203,653.10    175,886.86      1985           69.4%
   319     59414  Tinley Park        IL     60477   204,163.51    203,653.10    175,886.86      1983           65.4%
   320     59414  Oakville           MO     63129   204,163.51    203,653.10    175,886.86      1983           55.5%
   321     59414  Richmond           VA     23228   204,163.51    203,653.10    175,886.86      1989           60.0%
   322     59414  Chesapeake         VA     23320   204,163.51    203,653.10    175,886.86      1989           81.4%
   323     59414  Waldorf            MD     20603   204,163.51    203,653.10    175,886.86      1988           75.0%
   324     59414  Maple Grove        MN     55369   204,163.51    203,653.10    175,886.86      1988           56.4%
   325     59414  Cherry Hill        NJ     08003   204,163.51    203,653.10    175,886.86      1987           40.8%
   326     59414  Orem               UT     84097   204,163.51    203,653.10    175,886.86      1985           40.5%
   327     59414  Brown Deer         WI     53223   204,163.51    203,653.10    175,886.86      1985           36.3%
   328     59414  Virginia Beach     VA     23452   204,163.51    203,653.10    175,886.86      1985           57.9%
   329     59414  Richmond           VA     23233   204,163.51    203,653.10    175,886.86      1983           37.0%
   330     59414  Tewksbury          MA     01876   203,407.13    202,898.61    175,235.24      1989           78.1%
   331     59414  Rockford           IL     61107   202,718.89    202,212.09    174,642.32      1989           47.0%
   332     59414  Coconut Creek      FL     33063   202,038.09    201,532.99    174,055.81      1990           44.3%
   333     59414  Reno               NV     89509   201,590.77    201,086.79    173,670.45      1987           41.0%
   334     59414  Green Bay          WI     54302   201,441.33    200,937.73    173,541.71      1985           56.2%
   335     59414  Shelby Township    MI     48316   201,014.90    200,512.36    173,174.34      1985           39.4%
   336     59414  Waterford          MI     48327   200,760.78    200,258.88    172,955.41      1989           42.8%
   337     59414  Newark             DE     19711   200,760.78    200,258.88    172,955.41      1987           49.0%
   338     59414  Norwell            MA     02061   200,733.90    200,232.07    172,932.25      1990           33.7%
   339     59414  Plymouth           MN     55442   200,080.24    199,580.04    172,369.13      1986           43.8%
   340     59414  Arlington Heights  IL     60004   200,067.99    199,567.82    172,358.57       NAV           74.9%
   341     59414  Lake Worth         FL     33467   198,086.99    197,591.77    170,651.94      1991           64.5%
   342     59414  Peoria             IL     61604   197,668.32    197,174.15    170,291.26      1985           47.7%
   343     59414  Marshfield         MA     02050   197,516.37    197,022.58    170,160.35      1986           67.0%
   344     59414  South Easton       MA     02375   197,358.06    196,864.66    170,023.97      1991           57.3%
   345     59414  Aurora             IL     60504   197,358.06    196,864.66    170,023.97      1984           68.3%
   346     59414  Waukesha           WI     53189   197,358.06    196,864.66    170,023.97      1985           77.8%
   347     59414  South Holland      IL     60473   197,358.06    196,864.66    170,023.97      1985           57.9%
   348     59414  Joliet             IL     60435   197,358.06    196,864.66    170,023.97      1985           94.4%
   349     59414  Dekalb             IL     60115   197,358.06    196,864.66    170,023.97      1985           57.8%
   350     59414  Hemet              CA     92544   197,358.06    196,864.66    170,023.97      1990           64.4%
   351     59414  Naperville         IL     60563   197,358.06    196,864.66    170,023.97      1989           55.5%
   352     59414  Darien             IL     60561   197,358.06    196,864.66    170,023.97      1988           42.9%
   353     59414  Yakima             WA     98908   197,358.06    196,864.66    170,023.97      1985           40.6%
   354     59414  Mesa               AZ     85210   197,358.06    196,864.66    170,023.97      1985           38.7%
   355     59414  Brunswick          OH     44212   197,358.06    196,864.66    170,023.97      1985           63.6%
   356     59414  Escondido          CA     92025   197,358.06    196,864.66    170,023.97      1985           37.5%
   357     59414  Oakton             VA     22124   197,358.06    196,864.66    170,023.97      1983           76.4%
   358     59414  Manassas           VA     20110   196,490.65    195,999.42    169,276.69      1983           54.5%
   359     59414  Raleigh            NC     27615   196,228.38    195,737.81    169,050.75      1991           55.8%
   360     59414  Fayetteville       NC     28304   196,218.37    195,727.82    169,042.13      1980           80.0%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS      UNIT         AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   301     59414      10/1/2005      7,437       SF          7,437           1,550,000    As Is    Cushman & Wakefield
   302     59414      10/1/2005      8,055       SF          8,055           1,550,000    As Is    Cushman & Wakefield
   303     59414      10/1/2005      5,880       SF          5,880           1,539,153    As Is    Cushman & Wakefield
   304     59414      10/1/2005      6,288       SF          6,288           1,479,596    As Is    Cushman & Wakefield
   305     59414      10/1/2005      6,175       SF          6,175           1,452,199    As Is    Cushman & Wakefield
   306     59414      10/1/2005     10,137       SF         10,137           1,530,000    As Is    Cushman & Wakefield
   307     59414      10/1/2005     12,520       SF         12,520           1,545,050    As Is    Cushman & Wakefield
   308     59414      10/1/2005      6,260       SF          6,260           1,525,000    As Is    Cushman & Wakefield
   309     59414      10/1/2005      5,900       SF          5,900           1,525,000    As Is    Cushman & Wakefield
   310     59414      10/1/2005      7,202       SF          7,202           1,525,000    As Is    Cushman & Wakefield
   311     59414      10/1/2005      6,025       SF          6,025           1,531,603    As Is    Cushman & Wakefield
   312     59414      10/1/2005      6,962       SF          6,962           1,593,946    As Is    Cushman & Wakefield
   313     59414      10/1/2005      6,200       SF          6,200           1,455,208    As Is    Cushman & Wakefield
   314     59414      10/1/2005      6,223       SF          6,223           1,440,080    As Is    Cushman & Wakefield
   315     59414      10/1/2005      6,319       SF          6,319           1,500,000    As Is    Cushman & Wakefield
   316     59414      10/1/2005      4,779       SF          4,779           1,500,000    As Is    Cushman & Wakefield
   317     59414      10/1/2005      8,315       SF          8,315           1,500,000    As Is    Cushman & Wakefield
   318     59414      10/1/2005      7,490       SF          7,490           1,500,000    As Is    Cushman & Wakefield
   319     59414      10/1/2005      8,397       SF          8,397           1,500,000    As Is    Cushman & Wakefield
   320     59414      10/1/2005      8,342       SF          8,342           1,500,000    As Is    Cushman & Wakefield
   321     59414      10/1/2005      6,260       SF          6,260           1,500,000    As Is    Cushman & Wakefield
   322     59414      10/1/2005      6,260       SF          6,260           1,500,000    As Is    Cushman & Wakefield
   323     59414      10/1/2005      6,260       SF          6,260           1,500,000    As Is    Cushman & Wakefield
   324     59414      10/1/2005      6,260       SF          6,260           1,500,000    As Is    Cushman & Wakefield
   325     59414      10/1/2005      5,879       SF          5,879           1,500,000    As Is    Cushman & Wakefield
   326     59414      10/1/2005      7,140       SF          7,140           1,500,000    As Is    Cushman & Wakefield
   327     59414      10/1/2005      7,437       SF          7,437           1,500,000    As Is    Cushman & Wakefield
   328     59414      10/1/2005      6,694       SF          6,694           1,500,000    As Is    Cushman & Wakefield
   329     59414      10/1/2005      7,300       SF          7,300           1,500,000    As Is    Cushman & Wakefield
   330     59414      10/1/2005      6,175       SF          6,175           1,420,074    As Is    Cushman & Wakefield
   331     59414      10/1/2005      6,316       SF          6,316           1,481,832    As Is    Cushman & Wakefield
   332     59414      10/1/2005      6,182       SF          6,182           1,520,824    As Is    Cushman & Wakefield
   333     59414      10/1/2005      7,358       SF          7,358           1,469,871    As Is    Cushman & Wakefield
   334     59414      10/1/2005      7,411       SF          7,411           1,480,000    As Is    Cushman & Wakefield
   335     59414      10/1/2005      7,551       SF          7,551           1,361,368    As Is    Cushman & Wakefield
   336     59414      10/1/2005      6,260       SF          6,260           1,475,000    As Is    Cushman & Wakefield
   337     59414      10/1/2005      5,879       SF          5,879           1,475,000    As Is    Cushman & Wakefield
   338     59414      10/1/2005      6,175       SF          6,175           1,417,319    As Is    Cushman & Wakefield
   339     59414      10/1/2005      5,880       SF          5,880           1,470,000    As Is    Cushman & Wakefield
   340     59414      10/1/2005      6,040       SF          6,040           1,440,181    As Is    Cushman & Wakefield
   341     59414      10/1/2005      6,070       SF          6,070           1,490,580    As Is    Cushman & Wakefield
   342     59414      10/1/2005      6,945       SF          6,945           1,466,619    As Is    Cushman & Wakefield
   343     59414      10/1/2005      6,175       SF          6,175           1,373,196    As Is    Cushman & Wakefield
   344     59414      10/1/2005      6,126       SF          6,126           1,450,000    As Is    Cushman & Wakefield
   345     59414      10/1/2005      7,202       SF          7,202           1,450,000    As Is    Cushman & Wakefield
   346     59414      10/1/2005      7,437       SF          7,437           1,450,000    As Is    Cushman & Wakefield
   347     59414      10/1/2005      7,553       SF          7,553           1,450,000    As Is    Cushman & Wakefield
   348     59414      10/1/2005      7,202       SF          7,202           1,450,000    As Is    Cushman & Wakefield
   349     59414      10/1/2005      7,210       SF          7,210           1,450,000    As Is    Cushman & Wakefield
   350     59414      10/1/2005      6,206       SF          6,206           1,450,000    As Is    Cushman & Wakefield
   351     59414      10/1/2005      6,260       SF          6,260           1,450,000    As Is    Cushman & Wakefield
   352     59414      10/1/2005      6,260       SF          6,260           1,450,000    As Is    Cushman & Wakefield
   353     59414      10/1/2005      8,791       SF          8,791           1,450,000    As Is    Cushman & Wakefield
   354     59414      10/1/2005      8,336       SF          8,336           1,450,000    As Is    Cushman & Wakefield
   355     59414      10/1/2005      6,922       SF          6,922           1,450,000    As Is    Cushman & Wakefield
   356     59414      10/1/2005      8,300       SF          8,300           1,450,000    As Is    Cushman & Wakefield
   357     59414      10/1/2005      4,950       SF          4,950           1,450,000    As Is    Cushman & Wakefield
   358     59414      10/1/2005      6,532       SF          6,532           1,476,167    As Is    Cushman & Wakefield
   359     59414      10/1/2005      6,182       SF          6,182           1,516,205    As Is    Cushman & Wakefield
   360     59414      10/1/2005      8,060       SF          8,060           1,562,543    As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   301     59414          9/30/2005     Yes                  First         Fee           No           No
   302     59414          10/5/2005     Yes        10%       First         Fee           No           No
   303     59414         10/25/2005     Yes                  First         Fee           No           No
   304     59414         10/25/2005     Yes                  First         Fee           No           No
   305     59414         10/25/2005     Yes                  First         Fee           No           No
   306     59414          9/28/2005     Yes                  First         Fee           No           No
   307     59414         10/25/2005     Yes                  First         Fee           No           No
   308     59414          9/29/2005     Yes                  First         Fee           No           No
   309     59414          10/5/2005     Yes                  First         Fee           No           No
   310     59414          9/28/2005     Yes                  First         Fee           No           No
   311     59414         10/25/2005     Yes                  First         Fee           No           No
   312     59414         10/25/2005     Yes                  First         Fee           No           No
   313     59414         10/25/2005     Yes                  First         Fee           No           No
   314     59414         10/25/2005     Yes                  First         Fee           No           No
   315     59414          10/7/2005     Yes                  First         Fee           No           No
   316     59414          9/13/2005     Yes                  First         Fee           No           No
   317     59414          9/26/2005     Yes        10%       First         Fee           No           No
   318     59414          10/7/2005     Yes                  First         Fee           No           No
   319     59414          10/7/2005     Yes                  First         Fee           No           No
   320     59414         10/14/2005     Yes                  First         Fee           No           No
   321     59414          9/27/2005     Yes                  First         Fee           No           No
   322     59414          9/28/2005     Yes                  First         Fee           No           No
   323     59414          9/13/2005     Yes                  First         Fee           No           No
   324     59414          9/28/2005     Yes                  First         Fee           No           No
   325     59414          10/3/2005     Yes                  First         Fee           No           No
   326     59414          9/26/2005     Yes         8%       First         Fee           No           No
   327     59414          9/30/2005     Yes                  First         Fee           No           No
   328     59414          9/28/2005     Yes                  First         Fee           No           No
   329     59414          9/27/2005     Yes                  First         Fee           No           No
   330     59414         10/25/2005     Yes                  First         Fee           No           No
   331     59414         10/25/2005     Yes                  First         Fee           No           No
   332     59414         10/25/2005     Yes                  First         Fee           No           No
   333     59414         10/25/2005     Yes                  First         Fee           No           No
   334     59414          10/3/2005     Yes                  First         Fee           No           No
   335     59414         10/25/2005     Yes                  First         Fee           No           No
   336     59414          10/7/2005     Yes                  First         Fee           No           No
   337     59414          10/4/2005     Yes                  First         Fee           No           No
   338     59414         10/25/2005     Yes                  First         Fee           No           No
   339     59414          9/29/2005     Yes                  First         Fee           No           No
   340     59414         10/25/2005     Yes                  First         Fee           No           No
   341     59414         10/25/2005     Yes                  First         Fee           No           No
   342     59414         10/25/2005     Yes                  First         Fee           No           No
   343     59414         10/25/2005     Yes                  First         Fee           No           No
   344     59414          9/14/2005     Yes                  First         Fee           No           No
   345     59414          10/4/2005     Yes                  First         Fee           No           No
   346     59414          9/30/2005     Yes                  First         Fee           No           No
   347     59414          10/7/2005     Yes                  First         Fee           No           No
   348     59414          10/4/2005     Yes                  First         Fee           No           No
   349     59414         10/11/2005     Yes                  First         Fee           No           No
   350     59414          9/23/2005     Yes        15%       First         Fee           No           No
   351     59414          10/4/2005     Yes                  First         Fee           No           No
   352     59414          10/4/2005     Yes                  First         Fee           No           No
   353     59414          9/15/2005     Yes                  First         Fee           No           No
   354     59414          10/6/2005     Yes                  First         Fee           No           No
   355     59414          9/27/2005     Yes                  First         Fee           No           No
   356     59414          10/5/2005     Yes                  First         Fee           No           No
   357     59414          9/13/2005     Yes                  First         Fee           No           No
   358     59414         10/25/2005     Yes                  First         Fee           No           No
   359     59414         10/25/2005     Yes                  First         Fee           No           No
   360     59414         10/25/2005     Yes                  First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   361     59414   000002   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   362     59414   301142   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   363     59414   000875   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   364     59414   300800   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   365     59414   300895   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   366     59414   300828   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   367     59414   301047   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   368     59414   301084   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   369     59414   301343   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   370     59414   301218   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   371     59414   301003   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   372     59414   300992   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   373     59414   301341   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   374     59414   301190   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   375     59414   301813   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   376     59414   301269   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   377     59414   301241   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   378     59414   301066   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   379     59414   301041   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   380     59414   300957   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   381     59414   301380   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   382     59414   301356   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   383     59414   301263   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   384     59414   301235   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   385     59414   301237   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   386     59414   301281   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   387     59414   301143   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   388     59414   301107   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   389     59414   301011   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   390     59414   300888   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   391     59414   300621   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   392     59414   301158   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   393     59414   301228   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   394     59414   301016   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   395     59414   301220   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   396     59414   301178   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   397     59414   301290   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   398     59414   301333   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   399     59414   301148   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   400     59414   000382   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   401     59414   301245   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   402     59414   301264   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   403     59414   301022   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   404     59414   301338   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   405     59414   301261   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   406     59414   301446   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   407     59414   301209   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   408     59414   301334   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   409     59414   000034   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   410     59414   000631   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   411     59414   301020   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   412     59414   301085   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   413     59414   000089   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   414     59414   301399   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   415     59414   301348   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   416     59414   301284   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   417     59414   301205   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   418     59414   301160   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   419     59414   301069   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   420     59414   300985   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE       PROPERTY SUBTYPE      PROPERTY ADDRESS
--------  ------  -------------  -------------------------  ------------------------------

   361     59414      Other      Child Development Centers  4616 Minor Lane
   362     59414      Other      Child Development Centers  1520 Main Lane
   363     59414      Other      Child Development Centers  8518 Bauer Drive
   364     59414      Other      Child Development Centers  1178 Herndon Parkway
   365     59414      Other      Child Development Centers  10616 Lakeshore Drive West
   366     59414      Other      Child Development Centers  203 Kilmayne Drive
   367     59414      Other      Child Development Centers  12010 North 43rd Avenue
   368     59414      Other      Child Development Centers  2115 Fairfax Street
   369     59414      Other      Child Development Centers  14387 Southwest 96th Street
   370     59414      Other      Child Development Centers  4310 Barkoskie Road
   371     59414      Other      Child Development Centers  306 Torbett Street
   372     59414      Other      Child Development Centers  1290 Holgate Drive
   373     59414      Other      Child Development Centers  644 Dorscher Road
   374     59414      Other      Child Development Centers  9600 Pines Boulevard
   375     59414      Other      Child Development Centers  980 South State Road 135
   376     59414      Other      Child Development Centers  44212 Cherry Hill Road
   377     59414      Other      Child Development Centers  5757 Shannon Heights Boulevard
   378     59414      Other      Child Development Centers  1216 Abbe Road
   379     59414      Other      Child Development Centers  2263 Stantonsburg Road
   380     59414      Other      Child Development Centers  901 Landmark Drive
   381     59414      Other      Child Development Centers  17455 Junelle Path
   382     59414      Other      Child Development Centers  18205 West Bluemound Road
   383     59414      Other      Child Development Centers  113 Egg Harbor Road
   384     59414      Other      Child Development Centers  12658 North Dakota Street S.W.
   385     59414      Other      Child Development Centers  6036 Tara Hill Drive
   386     59414      Other      Child Development Centers  700 Commerce Drive
   387     59414      Other      Child Development Centers  1021 North Salem Drive
   388     59414      Other      Child Development Centers  1520 Old Bridge Road
   389     59414      Other      Child Development Centers  2791 Highway 10 Northeast
   390     59414      Other      Child Development Centers  6123 Gum Street
   391     59414      Other      Child Development Centers  2014 Fort Bragg Road
   392     59414      Other      Child Development Centers  50 South Meadowood Drive
   393     59414      Other      Child Development Centers  8520 North West 44th Street
   394     59414      Other      Child Development Centers  4229 Postal Court
   395     59414      Other      Child Development Centers  43950 Garfield Road
   396     59414      Other      Child Development Centers  14225 Park Center Drive
   397     59414      Other      Child Development Centers  2524 South Parsons Avenue
   398     59414      Other      Child Development Centers  3220 Commerce Place
   399     59414      Other      Child Development Centers  17701 Excelsior Boulevard
   400     59414      Other      Child Development Centers  3501 Story Road
   401     59414      Other      Child Development Centers  8401 Baymeadows Way
   402     59414      Other      Child Development Centers  1701 West Timberlane Drive
   403     59414      Other      Child Development Centers  1040 Joe Buccaran Drive
   404     59414      Other      Child Development Centers  3580 Old Alabama Road
   405     59414      Other      Child Development Centers  1700 Corporate Drive
   406     59414      Other      Child Development Centers  903 Greatwood Glen Drive
   407     59414      Other      Child Development Centers  20420 Larch Way
   408     59414      Other      Child Development Centers  3160 Old Columbiana Road
   409     59414      Other      Child Development Centers  2215 Bethany Church Rd.
   410     59414      Other      Child Development Centers  2300 Soapstone Dr.
   411     59414      Other      Child Development Centers  55 Catalina Isle Drive
   412     59414      Other      Child Development Centers  700 Three Mile Road
   413     59414      Other      Child Development Centers  32W939 Algonquin Road
   414     59414      Other      Child Development Centers  7221 Church Street
   415     59414      Other      Child Development Centers  6025 Churchland Boulevard
   416     59414      Other      Child Development Centers  1540 Rodney Road
   417     59414      Other      Child Development Centers  6018 Coit Avenue Northeast
   418     59414      Other      Child Development Centers  8100 East Park Meadows Drive
   419     59414      Other      Child Development Centers  5230 West Loomis Road
   420     59414      Other      Child Development Centers  15340 West National Avenue

                                                     ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                      PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY    STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ---------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   361     59414  Alexandria         VA     22312   195,127.91    194,640.09    168,102.69      1983          75.1%
   362     59414  Elgin              IL     60123   194,843.78    194,356.67    167,857.92      1987          41.1%
   363     59414  Springfield        VA     22152   194,691.13    194,204.40    167,726.41      1982          68.0%
   364     59414  Herndon            VA     20170   194,689.85    194,203.13    167,725.31      1984          79.2%
   365     59414  Carmel             IN     46033   194,635.88    194,149.29    167,678.81      1984          43.4%
   366     59414  Cary               NC     27511   194,320.81    193,835.01    167,407.38      1983          64.2%
   367     59414  Glendale           AZ     85304   193,357.99    192,874.60    166,577.91      1986          52.5%
   368     59414  Eau Claire         WI     54701   193,274.79    192,791.60    166,506.23      1985          63.2%
   369     59414  Miami              FL     33186   193,057.02    192,574.38    166,318.62      1989          39.4%
   370     59414  Jacksonville       FL     32223   192,849.21    192,367.09    166,139.59      1988          66.8%
   371     59414  Richland           WA     99352   192,479.66    191,998.46    165,821.23      1985          52.0%
   372     59414  Manchester         MO     63021   192,461.23    191,980.08    165,805.35      1985          34.1%
   373     59414  Orlando            FL     32818   191,581.22    191,102.27    165,047.22      1989          64.0%
   374     59414  Pembroke Pines     FL     33024   191,023.64    190,546.08    164,566.87      1987          58.4%
   375     59414  Greenwood          IN     46143   190,552.61    190,076.23    164,161.07      1995          49.9%
   376     59414  Canton             MI     48187   190,552.61    190,076.23    164,161.07      1988          52.8%
   377     59414  Dublin             OH     43016   190,552.61    190,076.23    164,161.07      1988          47.9%
   378     59414  Elyria             OH     44035   190,552.61    190,076.23    164,161.07      1985          63.6%
   379     59414  Greenville         NC     27834   190,552.61    190,076.23    164,161.07      1985          79.8%
   380     59414  Goldsboro          NC     27534   190,552.61    190,076.23    164,161.07      1985          84.1%
   381     59414  Lakeville          MN     55044   190,552.61    190,076.23    164,161.07      1990          55.7%
   382     59414  Brookfield         WI     53045   190,552.61    190,076.23    164,161.07      1989          49.3%
   383     59414  Sewell             NJ     08080   190,552.61    190,076.23    164,161.07      1988          45.4%
   384     59414  Tigard             OR     97223   190,552.61    190,076.23    164,161.07      1988          66.7%
   385     59414  Dublin             OH     43017   190,552.61    190,076.23    164,161.07      1988          42.4%
   386     59414  Moon Township      PA     15108   190,552.61    190,076.23    164,161.07      1988          46.1%
   387     59414  Schaumburg         IL     60194   190,552.61    190,076.23    164,161.07      1988          70.3%
   388     59414  Woodbridge         VA     22192   190,552.61    190,076.23    164,161.07      1986          60.8%
   389     59414  MoundsView         MN     55112   190,552.61    190,076.23    164,161.07      1985          64.5%
   390     59414  Alexandria         VA     22310   190,552.61    190,076.23    164,161.07      1985          63.3%
   391     59414  Fayetteville       NC     28303   190,552.61    190,076.23    164,161.07      1980          82.2%
   392     59414  Newark             DE     19711   190,473.40    189,997.22    164,092.83      1986          50.8%
   393     59414  Sunrise            FL     33351   189,552.88    189,079.00    163,299.81      1988          49.4%
   394     59414  Pasadena           MD     21122   189,280.03    188,806.83    163,064.75      1985          64.2%
   395     59414  Clinton Twp.       MI     48038   189,082.42    188,609.71    162,894.50      1988          46.3%
   396     59414  Laurel             MD     20707   189,016.74    188,544.20    162,837.92      1988          59.2%
   397     59414  Seffner            FL     33584   188,508.02    188,036.75    162,399.66      1989          52.1%
   398     59414  West Palm Beach    FL     33407   188,104.33    187,634.07    162,051.88      1989          59.8%
   399     59414  Minnetonka         MN     55345   187,830.43    187,360.85    161,815.92      1986          49.4%
   400     59414  Irving             TX     75062   187,830.43    187,360.85    161,815.92      1975          39.8%
   401     59414  Jacksonville       FL     32256   187,814.37    187,344.83    161,802.08      1988          65.9%
   402     59414  Plant City         FL     33567   187,630.23    187,161.15    161,643.44      1988          66.2%
   403     59414  Slidell            LA     70458   187,579.87    187,110.92    161,600.06      1985          52.0%
   404     59414  Alpharetta         GA     30022   186,941.95    186,474.60    161,050.49      1989          45.9%
   405     59414  Birmingham         AL     35242   186,718.32    186,251.52    160,857.83      1988          40.9%
   406     59414  Sugarland          TX     77479   186,420.64    185,954.59    160,601.38      1994          35.2%
   407     59414  Lynnwood           WA     98036   185,200.37    184,737.37    159,550.12      1988          40.8%
   408     59414  Hoover             AL     35226   185,126.54    184,663.72    159,486.51      1989          66.3%
   409     59414  Snellville         GA     30039   185,085.43    184,622.72    159,451.10      1987          29.4%
   410     59414  Reston             VA     20191   184,285.91    183,825.20    158,762.31      1981          46.0%
   411     59414  Merritt Island     FL     32953   183,868.18    183,408.51    158,402.44      1985          49.2%
   412     59414  Racine             WI     53402   183,747.16    183,287.79    158,298.18      1985          56.1%
   413     59414  Barrington Hills   IL     60010   183,747.16    183,287.79    158,298.18      1998          63.6%
   414     59414  Highland           CA     92346   183,747.16    183,287.79    158,298.18      1991          69.9%
   415     59414  Portsmouth         VA     23703   183,747.16    183,287.79    158,298.18      1989          86.8%
   416     59414  York               PA     17404   183,747.16    183,287.79    158,298.18      1988          48.3%
   417     59414  Grand Rapids       MI     49505   183,747.16    183,287.79    158,298.18      1988          59.5%
   418     59414  Littleton          CO     80124   183,747.16    183,287.79    158,298.18      1987          59.6%
   419     59414  Greendale          WI     53129   183,747.16    183,287.79    158,298.18      1985          59.2%
   420     59414  New Berlin         WI     53151   183,747.16    183,287.79    158,298.18      1985          52.9%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT          AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   361     59414     10/1/2005       4,704       SF          4,704           1,282,842    As Is    Cushman & Wakefield
   362     59414     10/1/2005       6,260       SF          6,260           1,424,394    As Is    Cushman & Wakefield
   363     59414     10/1/2005       5,040       SF          5,040           1,304,438    As Is    Cushman & Wakefield
   364     59414     10/1/2005       4,990       SF          4,990           1,314,550    As Is    Cushman & Wakefield
   365     59414     10/1/2005       8,402       SF          8,402           1,430,000    As Is    Cushman & Wakefield
   366     59414     10/1/2005       8,018       SF          8,018           1,564,606    As Is    Cushman & Wakefield
   367     59414     10/1/2005      16,672       SF         16,672           1,424,008    As Is    Cushman & Wakefield
   368     59414     10/1/2005       7,437       SF          7,437           1,420,000    As Is    Cushman & Wakefield
   369     59414     10/1/2005       6,260       SF          6,260           1,466,045    As Is    Cushman & Wakefield
   370     59414     10/1/2005       6,260       SF          6,260           1,455,654    As Is    Cushman & Wakefield
   371     59414     10/1/2005       7,243       SF          7,243           1,396,711    As Is    Cushman & Wakefield
   372     59414     10/1/2005       7,395       SF          7,395           1,400,989    As Is    Cushman & Wakefield
   373     59414     10/1/2005       6,260       SF          6,260           1,452,524    As Is    Cushman & Wakefield
   374     59414     10/1/2005       6,260       SF          6,260           1,442,325    As Is    Cushman & Wakefield
   375     59414     10/1/2005       7,018       SF          7,018           1,400,000    As Is    Cushman & Wakefield
   376     59414     10/1/2005       6,260       SF          6,260           1,400,000    As Is    Cushman & Wakefield
   377     59414     10/1/2005       6,254       SF          6,254           1,400,000    As Is    Cushman & Wakefield
   378     59414     10/1/2005       6,922       SF          6,922           1,400,000    As Is    Cushman & Wakefield
   379     59414     10/1/2005       6,980       SF          6,980           1,400,000    As Is    Cushman & Wakefield
   380     59414     10/1/2005       6,833       SF          6,833           1,400,000    As Is    Cushman & Wakefield
   381     59414     10/1/2005       6,025       SF          6,025           1,400,000    As Is    Cushman & Wakefield
   382     59414     10/1/2005       6,050       SF          6,050           1,400,000    As Is    Cushman & Wakefield
   383     59414     10/1/2005       6,260       SF          6,260           1,400,000    As Is    Cushman & Wakefield
   384     59414     10/1/2005       6,148       SF          6,148           1,400,000    As Is    Cushman & Wakefield
   385     59414     10/1/2005       6,313       SF          6,313           1,400,000    As Is    Cushman & Wakefield
   386     59414     10/1/2005       8,200       SF          8,200           1,400,000    As Is    Cushman & Wakefield
   387     59414     10/1/2005       6,260       SF          6,260           1,400,000    As Is    Cushman & Wakefield
   388     59414     10/1/2005       5,880       SF          5,880           1,400,000    As Is    Cushman & Wakefield
   389     59414     10/1/2005       8,600       SF          8,600           1,400,000    As Is    Cushman & Wakefield
   390     59414     10/1/2005       4,990       SF          4,990           1,400,000    As Is    Cushman & Wakefield
   391     59414     10/1/2005       6,992       SF          6,992           1,400,000    As Is    Cushman & Wakefield
   392     59414     10/1/2005       5,865       SF          5,865           1,317,665    As Is    Cushman & Wakefield
   393     59414     10/1/2005       6,260       SF          6,260           1,438,431    As Is    Cushman & Wakefield
   394     59414     10/1/2005       7,411       SF          7,411           1,492,544    As Is    Cushman & Wakefield
   395     59414     10/1/2005       6,260       SF          6,260           1,392,989    As Is    Cushman & Wakefield
   396     59414     10/1/2005       6,260       SF          6,260           1,445,216    As Is    Cushman & Wakefield
   397     59414     10/1/2005       6,260       SF          6,260           1,436,193    As Is    Cushman & Wakefield
   398     59414     10/1/2005       6,260       SF          6,260           1,431,030    As Is    Cushman & Wakefield
   399     59414     10/1/2005       5,880       SF          5,880           1,380,000    As Is    Cushman & Wakefield
   400     59414     10/1/2005       9,170       SF          9,170           1,380,000    As Is    Cushman & Wakefield
   401     59414     10/1/2005       6,260       SF          6,260           1,425,544    As Is    Cushman & Wakefield
   402     59414     10/1/2005       6,260       SF          6,260           1,423,128    As Is    Cushman & Wakefield
   403     59414     10/1/2005       7,336       SF          7,336           1,371,290    As Is    Cushman & Wakefield
   404     59414     10/1/2005       6,182       SF          6,182           1,326,453    As Is    Cushman & Wakefield
   405     59414     10/1/2005       6,372       SF          6,372           1,331,321    As Is    Cushman & Wakefield
   406     59414     10/1/2005       7,153       SF          7,153           1,359,700    As Is    Cushman & Wakefield
   407     59414     10/1/2005       6,260       SF          6,260           1,317,442    As Is    Cushman & Wakefield
   408     59414     10/1/2005       6,182       SF          6,182           1,310,389    As Is    Cushman & Wakefield
   409     59414     10/1/2005       6,365       SF          6,365           1,320,798    As Is    Cushman & Wakefield
   410     59414     10/1/2005       5,225       SF          5,225           1,268,236    As Is    Cushman & Wakefield
   411     59414     10/1/2005       6,572       SF          6,572           1,408,147    As Is    Cushman & Wakefield
   412     59414     10/1/2005       7,420       SF          7,420           1,350,000    As Is    Cushman & Wakefield
   413     59414     10/1/2005       4,700       SF          4,700           1,350,000    As Is    Cushman & Wakefield
   414     59414     10/1/2005       6,206       SF          6,206           1,350,000    As Is    Cushman & Wakefield
   415     59414     10/1/2005       6,182       SF          6,182           1,350,000    As Is    Cushman & Wakefield
   416     59414     10/1/2005       7,054       SF          7,054           1,350,000    As Is    Cushman & Wakefield
   417     59414     10/1/2005       6,260       SF          6,260           1,350,000    As Is    Cushman & Wakefield
   418     59414     10/1/2005       7,471       SF          7,471           1,350,000    As Is    Cushman & Wakefield
   419     59414     10/1/2005       7,437       SF          7,437           1,350,000    As Is    Cushman & Wakefield
   420     59414     10/1/2005       7,411       SF          7,411           1,350,000    As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   361     59414         10/25/2005     Yes                  First         Fee           No           No
   362     59414         10/25/2005     Yes                  First         Fee           No           No
   363     59414         10/25/2005     Yes                  First         Fee           No           No
   364     59414         10/25/2005     Yes                  First         Fee           No           No
   365     59414          9/30/2005     Yes                  First         Fee           No           No
   366     59414         10/25/2005     Yes                  First         Fee           No           No
   367     59414         10/25/2005     Yes                  First         Fee           No           No
   368     59414          9/14/2005     Yes                  First         Fee           No           No
   369     59414         10/25/2005     Yes                  First         Fee           No           No
   370     59414         10/25/2005     Yes                  First         Fee           No           No
   371     59414         10/25/2005     Yes                  First         Fee           No           No
   372     59414         10/25/2005     Yes                  First         Fee           No           No
   373     59414         10/25/2005     Yes                  First         Fee           No           No
   374     59414         10/25/2005     Yes                  First         Fee           No           No
   375     59414          9/30/2005     Yes                  First         Fee           No           No
   376     59414          10/7/2005     Yes                  First         Fee           No           No
   377     59414          10/6/2005     Yes                  First         Fee           No           No
   378     59414          9/27/2005     Yes                  First         Fee           No           No
   379     59414          9/27/2005     Yes                  First         Fee           No           No
   380     59414          9/27/2005     Yes                  First         Fee           No           No
   381     59414         10/14/2005     Yes                  First         Fee           No           No
   382     59414          9/30/2005     Yes                  First         Fee           No           No
   383     59414          9/13/2005     Yes                  First         Fee           No           No
   384     59414          9/22/2005     Yes        6%        First         Fee           No           No
   385     59414          10/6/2005     Yes                  First         Fee           No           No
   386     59414          10/1/2005     Yes                  First         Fee           No           No
   387     59414          9/28/2005     Yes                  First         Fee           No           No
   388     59414          9/13/2005     Yes                  First         Fee           No           No
   389     59414          9/28/2005     Yes                  First         Fee           No           No
   390     59414          9/13/2005     Yes                  First         Fee           No           No
   391     59414          9/27/2005     Yes                  First         Fee           No           No
   392     59414         10/25/2005     Yes                  First         Fee           No           No
   393     59414         10/25/2005     Yes                  First         Fee           No           No
   394     59414         10/25/2005     Yes                  First         Fee           No           No
   395     59414         10/25/2005     Yes                  First         Fee           No           No
   396     59414         10/25/2005     Yes                  First         Fee           No           No
   397     59414         10/25/2005     Yes                  First         Fee           No           No
   398     59414         10/25/2005     Yes                  First         Fee           No           No
   399     59414          9/29/2005     Yes                  First         Fee           No           No
   400     59414           9/8/2005     Yes                  First         Fee           No           No
   401     59414         10/25/2005     Yes                  First         Fee           No           No
   402     59414         10/25/2005     Yes                  First         Fee           No           No
   403     59414         10/25/2005     Yes                  First         Fee           No           No
   404     59414         10/25/2005     Yes                  First         Fee           No           No
   405     59414         10/25/2005     Yes                  First         Fee           No           No
   406     59414         10/25/2005     Yes                  First         Fee           No           No
   407     59414         10/25/2005     Yes       10%        First         Fee           No           No
   408     59414         10/25/2005     Yes                  First         Fee           No           No
   409     59414         10/25/2005     Yes                  First         Fee           No           No
   410     59414         10/25/2005     Yes                  First         Fee           No           No
   411     59414         10/25/2005     Yes                  First         Fee           No           No
   412     59414          9/30/2005     Yes                  First         Fee           No           No
   413     59414          9/28/2005     Yes                  First         Fee           No           No
   414     59414          9/23/2005     Yes       16%        First         Fee           No           No
   415     59414          9/28/2005     Yes                  First         Fee           No           No
   416     59414          9/13/2005     Yes                  First         Fee           No           No
   417     59414         10/12/2005     Yes                  First         Fee           No           No
   418     59414          9/30/2005     Yes                  First         Fee           No           No
   419     59414          9/29/2005     Yes                  First         Fee           No           No
   420     59414          9/29/2005     Yes                  First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   421     59414   300956   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   422     59414   300917   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   423     59414   300911   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   424     59414   000079   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   425     59414   301217   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   426     59414   301351   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   427     59414   300814   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   428     59414   000889   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   429     59414   301266   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   430     59414   301313   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   431     59414   301200   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   432     59414   301424   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   433     59414   301478   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   434     59414   301001   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   435     59414   301165   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   436     59414   301005   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   437     59414   301102   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   438     59414   301226   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   439     59414   301331   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   440     59414   300229   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   441     59414   301295   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   442     59414   301305   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   443     59414   301277   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   444     59414   301298   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   445     59414   301254   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   446     59414   301249   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   447     59414   301010   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   448     59414   301092   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   449     59414   300999   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   450     59414   300941   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   451     59414   300915   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   452     59414   300227   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   453     59414   000727   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   454     59414   300900   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   455     59414   301153   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   456     59414   301166   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   457     59414   301175   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   458     59414   300914   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   459     59414   301139   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   460     59414   301196   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   461     59414   300222   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   462     59414   301336   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   463     59414   300216   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   464     59414   301223   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   465     59414   300963   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   466     59414   301171   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   467     59414   300226   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   468     59414   301130   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   469     59414   301156   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   470     59414   300860   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   471     59414   300219   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   472     59414   301198   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   473     59414   301159   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   474     59414   300844   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   475     59414   300926   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   476     59414   300107   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   477     59414   000449   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   478     59414   301078   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   479     59414   000900   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   480     59414   301071   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -----------------------------

   421     59414      Other      Child Development Centers  106 V.I.P. Drive
   422     59414      Other      Child Development Centers  604 Breezewood Drive
   423     59414      Other      Child Development Centers  635 South Mildred Street
   424     59414      Other      Child Development Centers  1800 Greenwood Dr.
   425     59414      Other      Child Development Centers  12000 Sawgrass Village Drive
   426     59414      Other      Child Development Centers  1317 Woodbridge Station Way
   427     59414      Other      Child Development Centers  200 Forrest Drive
   428     59414      Other      Child Development Centers  4503 Wade Green Rd.
   429     59414      Other      Child Development Centers  East 3201 26th Avenue
   430     59414      Other      Child Development Centers  1191 McKendree Church Road
   431     59414      Other      Child Development Centers  12040 McCormick Road
   432     59414      Other      Child Development Centers  3115 East Southlake Boulevard
   433     59414      Other      Child Development Centers  10790 University Avenue North
   434     59414      Other      Child Development Centers  6215 Stone Road
   435     59414      Other      Child Development Centers  2300 South Huron Parkway
   436     59414      Other      Child Development Centers  28 Dwight Road
   437     59414      Other      Child Development Centers  3325 Vickers Drive
   438     59414      Other      Child Development Centers  3670 Cherokee Street
   439     59414      Other      Child Development Centers  704 Hillingdon Court
   440     59414      Other      Child Development Centers  2004 Salem Road
   441     59414      Other      Child Development Centers  3245 Ulmerton Road
   442     59414      Other      Child Development Centers  3500 Randall Way, Northwest
   443     59414      Other      Child Development Centers  300 Alafaya Woods Boulevard
   444     59414      Other      Child Development Centers  271 Rangeline Road
   445     59414      Other      Child Development Centers  11501 North 53rd Street
   446     59414      Other      Child Development Centers  125 Chesterfield Lane
   447     59414      Other      Child Development Centers  4287 Buckman Road
   448     59414      Other      Child Development Centers  4540 Dressler Road, Northwest
   449     59414      Other      Child Development Centers  55 South Cleveland Avenue
   450     59414      Other      Child Development Centers  5201 Alderson Street
   451     59414      Other      Child Development Centers  435 Demott Lane
   452     59414      Other      Child Development Centers  204 Madison Avenue
   453     59414      Other      Child Development Centers  106 Free Ct.
   454     59414      Other      Child Development Centers  1810 East Southern Avenue
   455     59414      Other      Child Development Centers  38620 Nine Mile Road
   456     59414      Other      Child Development Centers  28715 18th Avenue South
   457     59414      Other      Child Development Centers  2120 West Liddell Road
   458     59414      Other      Child Development Centers  915 Hazelwood Road
   459     59414      Other      Child Development Centers  4304 Bell Shoals Road
   460     59414      Other      Child Development Centers  129 Denow Road
   461     59414      Other      Child Development Centers  6 School Lane
   462     59414      Other      Child Development Centers  3811 Grandview Street
   463     59414      Other      Child Development Centers  3270 East Bay Drive
   464     59414      Other      Child Development Centers  5225 Matlock Road
   465     59414      Other      Child Development Centers  3199 Custer Drive
   466     59414      Other      Child Development Centers  416 Mall Drive South
   467     59414      Other      Child Development Centers  245 Leonardville Road
   468     59414      Other      Child Development Centers  7901 Fordson Road
   469     59414      Other      Child Development Centers  110 Willowdale Drive
   470     59414      Other      Child Development Centers  3703 University Drive
   471     59414      Other      Child Development Centers  4514 North Lark Ellen Avenue
   472     59414      Other      Child Development Centers  4141 S.W. GreenOaks Blvd.
   473     59414      Other      Child Development Centers  6477 Centennial Drive
   474     59414      Other      Child Development Centers  7901 Rolling Road
   475     59414      Other      Child Development Centers  60 Plaza Street
   476     59414      Other      Child Development Centers  2205 Poplar Point Road
   477     59414      Other      Child Development Centers  12455 62Nd Pl. North
   478     59414      Other      Child Development Centers  4080 North Calhoun Road
   479     59414      Other      Child Development Centers  24717 Oakhurst Dr.
   480     59414      Other      Child Development Centers  9500 Monroe Road

                                                      ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                       PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY     STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ----------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   421     59414  Wexford             PA     15090   183,747.16    183,287.79    158,298.18      1985          77.7%
   422     59414  Fredericksburg      VA     22407   183,747.16    183,287.79    158,298.18      1984          53.8%
   423     59414  Tacoma              WA     98465   183,747.16    183,287.79    158,298.18      1984          56.1%
   424     59414  Burnsville          MN     55337   183,747.16    183,287.79    158,298.18      1984          24.7%
   425     59414  Ponte Vedra Bch     FL     32082   183,592.08    183,133.10    158,164.58      1988          36.9%
   426     59414  Edgewood            MD     21040   183,457.19    182,998.55    158,048.37      1989          69.8%
   427     59414  Knightdale          NC     27545   183,299.35    182,841.10    157,912.39      1983          68.1%
   428     59414  Acworth             GA     30101   183,223.99    182,765.93    157,847.47      1987          39.0%
   429     59414  Spokane             WA     99223   182,510.50    182,054.22    157,232.80      1988          51.0%
   430     59414  Lawrenceville       GA     30043   181,444.00    180,990.39    156,314.01      1989          49.2%
   431     59414  Jacksonville        FL     32225   181,401.08    180,947.58    156,277.03      1988          69.0%
   432     59414  Southlake           TX     76092   181,344.38    180,891.02    156,228.18      1992          35.9%
   433     59414  Coon Rapids         MN     55448   181,024.98    180,572.42    155,953.02      1995          68.9%
   434     59414  Centreville         VA     20120   181,024.98    180,572.42    155,953.02      1985          72.5%
   435     59414  Ann Arbor           MI     48104   180,344.43    179,893.57    155,366.73      1987          46.0%
   436     59414  Longmeadow          MA     01106   179,083.91    178,636.20    154,280.79      1985          55.3%
   437     59414  Colorado Springs    CO     80918   178,302.80    177,857.04    153,607.86      1986          43.7%
   438     59414  Kennesaw            GA     30144   177,984.89    177,539.93    153,333.98      1988          53.9%
   439     59414  Virginia Beach      VA     23462   176,941.71    176,499.36    152,435.28      1989          73.4%
   440     59414  Burlington          NJ     08016   176,941.71    176,499.36    152,435.28      1977          80.2%
   441     59414  Clearwater          FL     34622   176,941.71    176,499.36    152,435.28      1989          60.8%
   442     59414  Silverdale          WA     98383   176,941.71    176,499.36    152,435.28      1989          54.0%
   443     59414  Oviedo              FL     32765   176,941.71    176,499.36    152,435.28      1989          43.6%
   444     59414  Longwood            FL     32750   176,941.71    176,499.36    152,435.28      1989          46.5%
   445     59414  Temple Terrace      FL     33617   176,941.71    176,499.36    152,435.28      1988          60.4%
   446     59414  Maumee              OH     43537   176,941.71    176,499.36    152,435.28      1988          68.0%
   447     59414  Alexandria          VA     22309   176,941.71    176,499.36    152,435.28      1986          75.2%
   448     59414  North Canton        OH     44718   176,941.71    176,499.36    152,435.28      1985          80.3%
   449     59414  Westerville         OH     43081   176,941.71    176,499.36    152,435.28      1985          92.5%
   450     59414  Schofield           WI     54476   176,941.71    176,499.36    152,435.28      1985          81.6%
   451     59414  Somerset            NJ     08873   176,941.71    176,499.36    152,435.28      1984          64.0%
   452     59414  Lumberton           NJ     08060   176,941.71    176,499.36    152,435.28      1977          57.3%
   453     59414  Sterling            VA     20164   176,897.34    176,455.10    152,397.06      1982          54.3%
   454     59414  Mesa                AZ     85204   176,507.98    176,066.71    152,061.62      1985          44.9%
   455     59414  Northville          MI     48167   175,655.21    175,216.07    151,326.96      1987          36.9%
   456     59414  Federal Way         WA     98003   175,509.98    175,071.21    151,201.85      1987          39.8%
   457     59414  Duluth              GA     30136   175,478.47    175,039.77    151,174.70      1987          52.4%
   458     59414  Toms River          NJ     08753   174,701.03    174,264.28    150,504.94      1985          63.1%
   459     59414  Valrico             FL     33594   173,674.44    173,240.25    149,620.53      1987          73.3%
   460     59414  Lawrenceville       NJ     08648   173,538.98    173,105.13    149,503.83      1988          58.0%
   461     59414  Folcroft            PA     19032   173,538.98    173,105.13    149,503.83      1977          42.6%
   462     59414  Gig Harbor          WA     98335   172,858.44    172,426.29    148,917.55      1989          49.5%
   463     59414  Largo               FL     33771   172,479.34    172,048.14    148,590.95      1977          81.0%
   464     59414  Arlington           TX     76018   171,497.35    171,068.61    147,744.97      1988          35.6%
   465     59414  Lexington           KY     40517   171,497.35    171,068.61    147,744.97      1980          77.7%
   466     59414  Lansing             MI     48917   171,039.31    170,611.71    147,350.37      1987          35.7%
   467     59414  Belford             NJ     07718   170,728.24    170,301.42    147,082.38      1977          70.6%
   468     59414  Alexandria          VA     22306   170,224.39    169,798.83    146,648.31      1987          57.7%
   469     59414  Frederick           MD     21702   170,179.09    169,753.64    146,609.29      1987          53.7%
   470     59414  Durham              NC     27707   170,136.26    169,710.92    146,572.39      1984          89.2%
   471     59414  Los Angeles         CA     91722   170,136.26    169,710.92    146,572.39      1977          58.5%
   472     59414  Arlington           TX     76017   170,136.26    169,710.92    146,572.39      1987          42.3%
   473     59414  Reynoldsburg        OH     43068   170,136.26    169,710.92    146,572.39      1987          68.6%
   474     59414  Springfield         VA     22153   170,136.26    169,710.92    146,572.39      1986          73.1%
   475     59414  Leesburg            VA     20176   170,136.26    169,710.92    146,572.39      1984          67.9%
   476     59414  Virginia Beach      VA     23454   170,136.26    169,710.92    146,572.39      1975          80.8%
   477     59414  Maple Grove         MN     55369   169,904.58    169,479.82    146,372.80      1979          30.5%
   478     59414  Brookfield          WI     53005   168,785.56    168,363.60    145,408.76      1985          44.7%
   479     59414  Spring              TX     77386   168,694.76    168,273.02    145,330.54      1982          33.1%
   480     59414  Charlotte           NC     28270   168,507.06    168,085.79    145,168.83      1986          37.9%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT          AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   421     59414      10/1/2005      7,980      SF           7,980           1,350,000    As Is    Cushman & Wakefield
   422     59414      10/1/2005      4,980      SF           4,980           1,350,000    As Is    Cushman & Wakefield
   423     59414      10/1/2005      7,244      SF           7,244           1,350,000    As Is    Cushman & Wakefield
   424     59414      10/1/2005      7,280      SF           7,280           1,350,000    As Is    Cushman & Wakefield
   425     59414      10/1/2005      6,260      SF           6,260           1,403,917    As Is    Cushman & Wakefield
   426     59414      10/1/2005      6,025      SF           6,025           1,398,869    As Is    Cushman & Wakefield
   427     59414      10/1/2005      6,700      SF           6,700           1,428,176    As Is    Cushman & Wakefield
   428     59414      10/1/2005      6,400      SF           6,400           1,308,054    As Is    Cushman & Wakefield
   429     59414      10/1/2005      6,260      SF           6,260           1,297,311    As Is    Cushman & Wakefield
   430     59414      10/1/2005      5,877      SF           5,877           1,275,819    As Is    Cushman & Wakefield
   431     59414      10/1/2005      6,260      SF           6,260           1,384,181    As Is    Cushman & Wakefield
   432     59414      10/1/2005      7,317      SF           7,317           1,329,539    As Is    Cushman & Wakefield
   433     59414      10/1/2005      5,567      SF           5,567           1,330,000    As Is    Cushman & Wakefield
   434     59414      10/1/2005      4,739      SF           4,739           1,330,000    As Is    Cushman & Wakefield
   435     59414      10/1/2005      5,879      SF           5,879           1,325,000    As Is    Cushman & Wakefield
   436     59414      10/1/2005      6,780      SF           6,780           1,290,151    As Is    Cushman & Wakefield
   437     59414      10/1/2005      7,471      SF           7,471           1,310,000    As Is    Cushman & Wakefield
   438     59414      10/1/2005      6,259      SF           6,259           1,268,745    As Is    Cushman & Wakefield
   439     59414      10/1/2005      6,260      SF           6,260           1,300,000    As Is    Cushman & Wakefield
   440     59414      10/1/2005      6,312      SF           6,312           1,300,000    As Is    Cushman & Wakefield
   441     59414      10/1/2005      6,260      SF           6,260           1,300,000    As Is    Cushman & Wakefield
   442     59414      10/1/2005      6,260      SF           6,260           1,300,000    As Is    Cushman & Wakefield
   443     59414      10/1/2005      6,260      SF           6,260           1,300,000    As Is    Cushman & Wakefield
   444     59414      10/1/2005      6,260      SF           6,260           1,300,000    As Is    Cushman & Wakefield
   445     59414      10/1/2005      6,260      SF           6,260           1,300,000    As Is    Cushman & Wakefield
   446     59414      10/1/2005      6,201      SF           6,201           1,300,000    As Is    Cushman & Wakefield
   447     59414      10/1/2005      4,860      SF           4,860           1,300,000    As Is    Cushman & Wakefield
   448     59414      10/1/2005      6,922      SF           6,922           1,300,000    As Is    Cushman & Wakefield
   449     59414      10/1/2005      6,922      SF           6,922           1,300,000    As Is    Cushman & Wakefield
   450     59414      10/1/2005      7,420      SF           7,420           1,300,000    As Is    Cushman & Wakefield
   451     59414      10/1/2005      4,978      SF           4,978           1,300,000    As Is    Cushman & Wakefield
   452     59414      10/1/2005      6,312      SF           6,312           1,300,000    As Is    Cushman & Wakefield
   453     59414      10/1/2005      4,950      SF           4,950           1,197,352    As Is    Cushman & Wakefield
   454     59414      10/1/2005      8,064      SF           8,064           1,295,107    As Is    Cushman & Wakefield
   455     59414      10/1/2005      5,866      SF           5,866           1,336,717    As Is    Cushman & Wakefield
   456     59414      10/1/2005      6,260      SF           6,260           1,253,254    As Is    Cushman & Wakefield
   457     59414      10/1/2005      6,260      SF           6,260           1,250,313    As Is    Cushman & Wakefield
   458     59414      10/1/2005      4,972      SF           4,972           1,254,534    As Is    Cushman & Wakefield
   459     59414      10/1/2005      5,880      SF           5,880           1,310,997    As Is    Cushman & Wakefield
   460     59414      10/1/2005      4,739      SF           4,739           1,275,000    As Is    Cushman & Wakefield
   461     59414      10/1/2005      7,410      SF           7,410           1,275,000    As Is    Cushman & Wakefield
   462     59414      10/1/2005      6,032      SF           6,032           1,270,000    As Is    Cushman & Wakefield
   463     59414      10/1/2005      7,680      SF           7,680           1,354,787    As Is    Cushman & Wakefield
   464     59414      10/1/2005      6,313      SF           6,313           1,260,000    As Is    Cushman & Wakefield
   465     59414      10/1/2005      9,000      SF           9,000           1,260,000    As Is    Cushman & Wakefield
   466     59414      10/1/2005      5,880      SF           5,880           1,307,659    As Is    Cushman & Wakefield
   467     59414      10/1/2005      6,312      SF           6,312           1,265,045    As Is    Cushman & Wakefield
   468     59414      10/1/2005      4,744      SF           4,744           1,155,790    As Is    Cushman & Wakefield
   469     59414      10/1/2005      5,880      SF           5,880           1,305,346    As Is    Cushman & Wakefield
   470     59414      10/1/2005      4,975      SF           4,975           1,250,000    As Is    Cushman & Wakefield
   471     59414      10/1/2005      7,792      SF           7,792           1,250,000    As Is    Cushman & Wakefield
   472     59414      10/1/2005      6,264      SF           6,264           1,250,000    As Is    Cushman & Wakefield
   473     59414      10/1/2005      6,280      SF           6,280           1,250,000    As Is    Cushman & Wakefield
   474     59414      10/1/2005      4,900      SF           4,900           1,250,000    As Is    Cushman & Wakefield
   475     59414      10/1/2005      4,975      SF           4,975           1,250,000    As Is    Cushman & Wakefield
   476     59414      10/1/2005      5,972      SF           5,972           1,250,000    As Is    Cushman & Wakefield
   477     59414      10/1/2005      6,175      SF           6,175           1,243,134    As Is    Cushman & Wakefield
   478     59414      10/1/2005      7,437      SF           7,437           1,321,959    As Is    Cushman & Wakefield
   479     59414      10/1/2005      8,342      SF           8,342           1,262,925    As Is    Cushman & Wakefield
   480     59414      10/1/2005      5,959      SF           5,959           1,317,340    As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   421     59414          10/1/2005     Yes                  First         Fee           No          No
   422     59414          9/13/2005     Yes                  First         Fee           No          No
   423     59414          10/6/2005     Yes       10%        First         Fee           No          No
   424     59414          9/14/2005     Yes                  First         Fee           No          No
   425     59414         10/25/2005     Yes                  First         Fee           No          No
   426     59414         10/25/2005     Yes                  First         Fee           No          No
   427     59414         10/25/2005     Yes                  First         Fee           No          No
   428     59414         10/25/2005     Yes                  First         Fee           No          No
   429     59414         10/25/2005     Yes                  First         Fee           No          No
   430     59414         10/25/2005     Yes                  First         Fee           No          No
   431     59414         10/25/2005     Yes                  First         Fee           No          No
   432     59414         10/25/2005     Yes                  First         Fee           No          No
   433     59414          9/28/2005     Yes                  First         Fee           No          No
   434     59414          9/30/2005     Yes                  First         Fee           No          No
   435     59414          10/6/2005     Yes                  First         Fee           No          No
   436     59414         10/25/2005     Yes                  First         Fee           No          No
   437     59414         10/14/2005     Yes                  First         Fee           No          No
   438     59414         10/25/2005     Yes                  First         Fee           No          No
   439     59414          9/28/2005     Yes                  First         Fee           No          No
   440     59414          10/5/2005     Yes                  First         Fee           No          No
   441     59414           9/9/2005     Yes                  First         Fee           No          No
   442     59414          9/24/2005     Yes        9%        First         Fee           No          No
   443     59414           9/9/2005     Yes                  First         Fee           No          No
   444     59414           9/7/2005     Yes                  First         Fee           No          No
   445     59414           9/9/2005     Yes                  First         Fee           No          No
   446     59414          9/27/2005     Yes                  First         Fee           No          No
   447     59414          9/13/2005     Yes                  First         Fee           No          No
   448     59414          9/21/2005     Yes                  First         Fee           No          No
   449     59414          10/7/2005     Yes                  First         Fee           No          No
   450     59414          10/4/2005     YES                  First         Fee           No          No
   451     59414          9/14/2005     Yes                  First         Fee           No          No
   452     59414          10/3/2005     Yes                  First         Fee           No          No
   453     59414         10/25/2005     Yes                  First         Fee           No          No
   454     59414         10/25/2005     Yes                  First         Fee           No          No
   455     59414         10/25/2005     Yes                  First         Fee           No          No
   456     59414         10/25/2005     Yes       10%        First         Fee           No          No
   457     59414         10/25/2005     Yes                  First         Fee           No          No
   458     59414         10/25/2005     Yes                  First         Fee           No          No
   459     59414         10/25/2005     Yes                  First         Fee           No          No
   460     59414          9/14/2005     Yes                  First         Fee           No          No
   461     59414          9/19/2005     Yes                  First         Fee           No          No
   462     59414          9/24/2005     Yes       10%        First         Fee           No          No
   463     59414         10/25/2005     Yes                  First         Fee           No          No
   464     59414           9/8/2005     Yes                  First         Fee           No          No
   465     59414          9/29/2005     Yes                  First         Fee           No          No
   466     59414         10/25/2005     Yes                  First         Fee           No          No
   467     59414         10/25/2005     Yes                  First         Fee           No          No
   468     59414         10/25/2005     Yes                  First         Fee           No          No
   469     59414         10/25/2005     Yes                  First         Fee           No          No
   470     59414          9/15/2005     Yes                  First         Fee           No          No
   471     59414          9/27/2005     Yes       18%        First         Fee           No          No
   472     59414           9/8/2005     Yes                  First         Fee           No          No
   473     59414          10/7/2005     Yes                  First         Fee           No          No
   474     59414          9/13/2005     Yes                  First         Fee           No          No
   475     59414          9/13/2005     Yes                  First         Fee           No          No
   476     59414          9/28/2005     Yes                  First         Fee           No          No
   477     59414         10/25/2005     Yes                  First         Fee           No          No
   478     59414         10/25/2005     Yes                  First         Fee           No          No
   479     59414         10/25/2005     Yes                  First         Fee           No          No
   480     59414         10/25/2005     Yes                  First         Fee           No          No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   481     59414    301132  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   482     59414    071230  Children's Discovery Center          BACM 2006-1    Greenstreet Realty Partners, L.P.
   483     59414    301117  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   484     59414    300862  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   485     59414    301006  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   486     59414    071231  Children's Discovery Center          BACM 2006-1    Greenstreet Realty Partners, L.P.
   487     59414    071234  Children's Discovery Center          BACM 2006-1    Greenstreet Realty Partners, L.P.
   488     59414    000749  Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   489     59414    300937  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   490     59414    300902  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   491     59414    300854  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   492     59414    301257  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   493     59414    301244  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   494     59414    301193  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   495     59414    301026  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   496     59414    300943  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   497     59414    000877  Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   498     59414    301383  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   499     59414    301211  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   500     59414    301138  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   501     59414    301046  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   502     59414    301096  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   503     59414    300832  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   504     59414    300881  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   505     59414    000344  Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   506     59414    300106  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   507     59414    301028  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   508     59414    301035  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   509     59414    300842  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   510     59414    301124  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   511     59414    300044  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   512     59414    300991  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   513     59414    300551  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   514     59414    300519  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   515     59414    300928  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   516     59414    301274  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   517     59414    300880  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   518     59414    301297  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   519     59414    301177  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   520     59414    300909  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   521     59414    300548  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   522     59414    000304  Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   523     59414    301019  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   524     59414    300221  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   525     59414    300848  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   526     59414    300727  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   527     59414    300966  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   528     59414    301419  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   529     59414    300835  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   530     59414    301278  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   531     59414    000019  Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   532     59414    300892  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   533     59414    300876  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   534     59414    301049  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   535     59414    301123  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   536     59414    300228  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   537     59414    000277  Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   538     59414    301154  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   539     59414    301323  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   540     59414    301349  KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -----------------------------

   481     59414      Other      Child Development Centers  1024 Spring Villas Way
   482     59414      Other      Child Development Centers  7915 E. Rockhill
   483     59414      Other      Child Development Centers  4901 Silver Spring Road
   484     59414      Other      Child Development Centers  875 Promontory Place Southeast
   485     59414      Other      Child Development Centers  2018 Naamans Road
   486     59414      Other      Child Development Centers  9500 E. Boston
   487     59414      Other      Child Development Centers  836 N Andover Rd
   488     59414      Other      Child Development Centers  6434 S. Congress
   489     59414      Other      Child Development Centers  2407 South Oneida Street
   490     59414      Other      Child Development Centers  16915 Southeast Naegeli Drive
   491     59414      Other      Child Development Centers  6222 Fairview Avenue
   492     59414      Other      Child Development Centers  5424 Orchard Street West
   493     59414      Other      Child Development Centers  610 West South Boundary Street
   494     59414      Other      Child Development Centers  625 Executive Park Court
   495     59414      Other      Child Development Centers  598 Aldrich Road
   496     59414      Other      Child Development Centers  4515 Lower Terrace Circle North
   497     59414      Other      Child Development Centers  3501 Highland Place
   498     59414      Other      Child Development Centers  143 Pascone Place
   499     59414      Other      Child Development Centers  8650 West Forest Home Avenue
   500     59414      Other      Child Development Centers  15609 Premiere Drive
   501     59414      Other      Child Development Centers  113 Forest Lakes Boulevard South
   502     59414      Other      Child Development Centers  205 Elton Adelphia
   503     59414      Other      Child Development Centers  293 Gordon's Corner Road
   504     59414      Other      Child Development Centers  5801 Watauga Road
   505     59414      Other      Child Development Centers  801 Locust St.
   506     59414      Other      Child Development Centers  3740 Holland Road
   507     59414      Other      Child Development Centers  2812 North Holland Sylvania Road
   508     59414      Other      Child Development Centers  1101 South Taylor Street
   509     59414      Other      Child Development Centers  110 Royal Street
   510     59414      Other      Child Development Centers  1641 Liberty Road
   511     59414      Other      Child Development Centers  5135 Coolidge Highway
   512     59414      Other      Child Development Centers  16 North Huntington Street
   513     59414      Other      Child Development Centers  3 Britton Place
   514     59414      Other      Child Development Centers  1 Tenby Chase Drive
   515     59414      Other      Child Development Centers  8098 Glen Lane
   516     59414      Other      Child Development Centers  10650 South Park Glenn Way
   517     59414      Other      Child Development Centers  2680 Sawbury Boulevard
   518     59414      Other      Child Development Centers  2380 Powder Springs Road
   519     59414      Other      Child Development Centers  7402 East 82nd Street
   520     59414      Other      Child Development Centers  1400 Hill Road
   521     59414      Other      Child Development Centers  7691 145th Street W.
   522     59414      Other      Child Development Centers  3278 Holland Rd.
   523     59414      Other      Child Development Centers  3706 South 12th Street
   524     59414      Other      Child Development Centers  525 New Rodgers Road
   525     59414      Other      Child Development Centers  75 East Cedar Fork Road
   526     59414      Other      Child Development Centers  5220 Irving Street
   527     59414      Other      Child Development Centers  1025 East Lake Cook Road
   528     59414      Other      Child Development Centers  106 Meadow Parkway
   529     59414      Other      Child Development Centers  14 Berkshire Drive
   530     59414      Other      Child Development Centers  4575 West Lake Road
   531     59414      Other      Child Development Centers  2225 Browning
   532     59414      Other      Child Development Centers  1875 Prairie Street
   533     59414      Other      Child Development Centers  283 Peninsula Farm Road
   534     59414      Other      Child Development Centers  22129 Kingsland Boulevard
   535     59414      Other      Child Development Centers  1801 East College Avenue
   536     59414      Other      Child Development Centers  4430 River Road
   537     59414      Other      Child Development Centers  10406 N. 51St Ave.
   538     59414      Other      Child Development Centers  125 Latimer Lane
   539     59414      Other      Child Development Centers  14777 El Camino Real
   540     59414      Other      Child Development Centers  10715 West Park Place

                                                      ORIGINAL                     BALANCE      YEAR
PROPERTY   LOAN                                       PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY     STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ----------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   481     59414  Winter Springs      FL     32708   168,426.91    168,005.84    145,099.78     1986           49.9%
   482     59414  Wichita             KS     67206   167,620.99    167,201.94    144,405.48      NAV           53.7%
   483     59414  Perry Hall          MD     21128   166,733.53    166,316.70    143,640.94     1987          100.4%
   484     59414  Salem               OR     97302   166,490.23    166,074.00    143,431.33     1984           50.5%
   485     59414  Wilmington          DE     19810   166,064.58    165,649.42    143,064.64     1985           89.3%
   486     59414  Wichita             KS     67207   165,900.98    165,486.23    142,923.69      NAV           54.0%
   487     59414  Andover             KS     67002   165,465.06    165,051.40    142,548.15      NAV           68.5%
   488     59414  Austin              TX     78745   164,971.87    164,559.44    142,123.27     1981           64.2%
   489     59414  Appleton            WI     54915   164,670.10    164,258.42    141,863.29     1985           59.6%
   490     59414  Portland            OR     97236   164,290.56    163,879.83    141,536.32     1984           46.7%
   491     59414  Downers Grove       IL     60516   164,186.28    163,775.81    141,446.48     1984           64.6%
   492     59414  University Place    WA     98467   163,330.81    162,922.48    140,709.49     1988           59.3%
   493     59414  Perrysburg          OH     43551   163,330.81    162,922.48    140,709.49     1988           40.6%
   494     59414  Apopka              FL     32703   163,330.81    162,922.48    140,709.49     1987           68.1%
   495     59414  Howell              NJ     07731   163,330.81    162,922.48    140,709.49     1985           61.4%
   496     59414  Albuquerque         NM     87111   163,330.81    162,922.48    140,709.49     1975           58.0%
   497     59414  Westminster         CO     80031   163,330.81    162,922.48    140,709.49     1975           29.4%
   498     59414  Newington           CT     06111   163,330.81    162,922.48    140,709.49     1990           42.9%
   499     59414  Greenfield          WI     53228   163,330.81    162,922.48    140,709.49     1988           70.4%
   500     59414  Tampa               FL     33624   163,330.81    162,922.48    140,709.49     1987           49.2%
   501     59414  Oldsmar             FL     34677   163,330.81    162,922.48    140,709.49     1986           65.4%
   502     59414  Freehold            NJ     07728   163,330.81    162,922.48    140,709.49     1985           69.6%
   503     59414  Manalapan           NJ     07726   163,330.81    162,922.48    140,709.49     1984           54.3%
   504     59414  Watauga             TX     76148   163,330.81    162,922.48    140,709.49     1984           53.6%
   505     59414  Herndon             VA     20170   163,330.81    162,922.48    140,709.49     1982           70.1%
   506     59414  Virginia Beach      VA     23452   162,248.01    161,842.39    139,776.66     1975           67.9%
   507     59414  Toledo              OH     43615   161,800.07    161,395.57    139,390.76     1985           49.9%
   508     59414  Green Bay           WI     54304   161,763.43    161,359.02    139,359.19     1985           54.9%
   509     59414  Bryan               TX     77801   160,982.31    160,579.85    138,686.26     1983           38.9%
   510     59414  Eldersburg          MD     21784   159,928.08    159,528.26    137,778.04     1987           95.1%
   511     59414  Troy                MI     48098   159,928.08    159,528.26    137,778.04     1973           61.2%
   512     59414  Kennewick           WA     99336   159,928.08    159,528.26    137,778.04     1985           58.8%
   513     59414  Voorhees            NJ     08043   159,928.08    159,528.26    137,778.04     1980           39.4%
   514     59414  Delran              NJ     08075   159,928.08    159,528.26    137,778.04     1979           48.9%
   515     59414  Eden Prairie        MN     55344   158,440.82    158,044.72    136,496.77     1984           49.9%
   516     59414  Parker              CO     80138   158,348.90    157,953.03    136,417.58     1988           45.6%
   517     59414  Columbus            OH     43235   158,251.96    157,856.33    136,334.06     1985           61.1%
   518     59414  Marietta            GA     30064   157,886.45    157,491.73    136,019.18     1989           55.5%
   519     59414  Indianapolis        IN     46256   157,886.45    157,491.73    136,019.18     1987           43.1%
   520     59414  Geneva              IL     60134   157,362.17    156,968.76    135,567.51     1984           35.6%
   521     59414  Apple Valley        MN     55124   156,525.36    156,134.05    134,846.60     1984           84.3%
   522     59414  Virginia Beach      VA     23456   156,525.36    156,134.05    134,846.60     1984           55.6%
   523     59414  Sheboygan           WI     53081   156,446.77    156,055.65    134,778.89     1985           60.0%
   524     59414  Bristol             PA     19007   156,342.57    155,951.71    134,689.12     1977           84.0%
   525     59414  Richmond            VA     23223   155,377.95    154,989.51    133,858.10     1984           65.8%
   526     59414  Metairie            LA     70006   155,144.65    154,756.79    133,657.12     1981           58.1%
   527     59414  Wheeling            IL     60090   153,968.96    153,584.04    132,644.26     1985           90.9%
   528     59414  League City         TX     77573   153,856.68    153,472.04    132,547.53     1992           42.0%
   529     59414  Crystal Lake        IL     60014   153,587.64    153,203.67    132,315.75     1983           44.9%
   530     59414  Erie                PA     16505   153,122.63    152,739.82    131,915.15     1988           48.2%
   531     59414  Arlington           TX     76010   153,107.57    152,724.80    131,902.17     1979           85.8%
   532     59414  Saint Charles       IL     60174   153,023.57    152,641.01    131,829.81     1984           57.0%
   533     59414  Arnold              MD     21012   151,083.39    150,705.68    130,158.34     1984           94.9%
   534     59414  Katy                TX     77450   151,041.15    150,663.55    130,121.95     1985           45.7%
   535     59414  South Milwaukee     WI     53172   150,780.49    150,403.54    129,897.39     1986           82.1%
   536     59414  Pennsauken          NJ     08110   150,659.16    150,282.51    129,792.87     1977           70.5%
   537     59414  Glendale            AZ     85302   150,181.15    149,805.70    129,381.06     1982           42.6%
   538     59414  Weatogue            CT     06089   149,719.91    149,345.61    128,983.70     1986           50.9%
   539     59414  Houston             TX     77062   149,719.91    149,345.61    128,983.70     1989           71.6%
   540     59414  Milwaukee           WI     53224   149,719.91    149,345.61    128,983.70     1989           43.6%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT          AREA      APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   481     59414      10/1/2005      5,880      SF           5,880        1,281,493       As Is    Cushman & Wakefield
   482     59414      10/1/2005      5,500      SF           5,500        1,167,693       As Is    Cushman & Wakefield
   483     59414      10/1/2005      5,800      SF           5,800        1,225,000       As Is    Cushman & Wakefield
   484     59414      10/1/2005      4,978      SF           4,978        1,166,505       As Is    Cushman & Wakefield
   485     59414      10/1/2005      4,860      SF           4,860        1,103,186       As Is    Cushman & Wakefield
   486     59414      10/1/2005      5,500      SF           5,500        1,155,001       As Is    Cushman & Wakefield
   487     59414      10/1/2005      5,500      SF           5,500        1,148,531       As Is    Cushman & Wakefield
   488     59414      10/1/2005      8,300      SF           8,300        1,225,589       As Is    Cushman & Wakefield
   489     59414      10/1/2005      7,411      SF           7,411        1,294,620       As Is    Cushman & Wakefield
   490     59414      10/1/2005      4,982      SF           4,982        1,154,455       As Is    Cushman & Wakefield
   491     59414      10/1/2005      4,953      SF           4,953        1,149,211       As Is    Cushman & Wakefield
   492     59414      10/1/2005      6,260      SF           6,260        1,200,000       As Is    Cushman & Wakefield
   493     59414      10/1/2005      6,270      SF           6,270        1,200,000       As Is    Cushman & Wakefield
   494     59414      10/1/2005      6,254      SF           6,254        1,200,000       As Is    Cushman & Wakefield
   495     59414      10/1/2005      4,860      SF           4,860        1,200,000       As Is    Cushman & Wakefield
   496     59414      10/1/2005      8,300      SF           8,300        1,200,000       As Is    Cushman & Wakefield
   497     59414      10/1/2005     10,800      SF          10,800        1,200,000       As Is    Cushman & Wakefield
   498     59414      10/1/2005      6,268      SF           6,268        1,200,000       As Is    Cushman & Wakefield
   499     59414      10/1/2005      6,260      SF           6,260        1,200,000       As Is    Cushman & Wakefield
   500     59414      10/1/2005      5,880      SF           5,880        1,200,000       As Is    Cushman & Wakefield
   501     59414      10/1/2005      5,861      SF           5,861        1,200,000       As Is    Cushman & Wakefield
   502     59414      10/1/2005      4,975      SF           4,975        1,200,000       As Is    Cushman & Wakefield
   503     59414      10/1/2005      4,860      SF           4,860        1,200,000       As Is    Cushman & Wakefield
   504     59414      10/1/2005      5,984      SF           5,984        1,200,000       As Is    Cushman & Wakefield
   505     59414      10/1/2005      5,130      SF           5,130        1,200,000       As Is    Cushman & Wakefield
   506     59414      10/1/2005      6,083      SF           6,083        1,185,770       As Is    Cushman & Wakefield
   507     59414      10/1/2005      6,922      SF           6,922        1,240,856       As Is    Cushman & Wakefield
   508     59414      10/1/2005      7,411      SF           7,411        1,277,512       As Is    Cushman & Wakefield
   509     59414      10/1/2005      8,138      SF           8,138        1,207,825       As Is    Cushman & Wakefield
   510     59414      10/1/2005      5,880      SF           5,880        1,175,000       As Is    Cushman & Wakefield
   511     59414      10/1/2005      4,515      SF           4,515        1,175,000       As Is    Cushman & Wakefield
   512     59414      10/1/2005      7,243      SF           7,243        1,175,000       As Is    Cushman & Wakefield
   513     59414      10/1/2005      4,675      SF           4,675        1,175,000       As Is    Cushman & Wakefield
   514     59414      10/1/2005      5,000      SF           5,000        1,175,000       As Is    Cushman & Wakefield
   515     59414      10/1/2005      4,750      SF           4,750        1,115,043       As Is    Cushman & Wakefield
   516     59414      10/1/2005      6,260      SF           6,260        1,116,414       As Is    Cushman & Wakefield
   517     59414      10/1/2005      6,922      SF           6,922        1,216,575       As Is    Cushman & Wakefield
   518     59414      10/1/2005      6,259      SF           6,259        1,160,000       As Is    Cushman & Wakefield
   519     59414      10/1/2005      6,260      SF           6,260        1,160,000       As Is    Cushman & Wakefield
   520     59414      10/1/2005      4,978      SF           4,978        1,115,477       As Is    Cushman & Wakefield
   521     59414      10/1/2005      4,611      SF           4,611        1,150,000       As Is    Cushman & Wakefield
   522     59414      10/1/2005      4,950      SF           4,950        1,150,000       As Is    Cushman & Wakefield
   523     59414      10/1/2005      7,411      SF           7,411        1,244,071       As Is    Cushman & Wakefield
   524     59414      10/1/2005      6,792      SF           6,792        1,110,699       As Is    Cushman & Wakefield
   525     59414      10/1/2005      4,860      SF           4,860        1,061,529       As Is    Cushman & Wakefield
   526     59414      10/1/2005      6,816      SF           6,816        1,125,143       As Is    Cushman & Wakefield
   527     59414      10/1/2005      4,988      SF           4,988        1,086,356       As Is    Cushman & Wakefield
   528     59414      10/1/2005      6,195      SF           6,195        1,099,327       As Is    Cushman & Wakefield
   529     59414      10/1/2005      5,160      SF           5,160        1,095,432       As Is    Cushman & Wakefield
   530     59414      10/1/2005      8,200      SF           8,200        1,125,000       As Is    Cushman & Wakefield
   531     59414      10/1/2005      8,300      SF           8,300        1,140,418       As Is    Cushman & Wakefield
   532     59414      10/1/2005      4,978      SF           4,978        1,083,951       As Is    Cushman & Wakefield
   533     59414      10/1/2005      4,900      SF           4,900        1,114,979       As Is    Cushman & Wakefield
   534     59414      10/1/2005      7,200      SF           7,200        1,104,645       As Is    Cushman & Wakefield
   535     59414      10/1/2005      5,888      SF           5,888        1,290,209       As Is    Cushman & Wakefield
   536     59414      10/1/2005      6,312      SF           6,312        1,140,686       As Is    Cushman & Wakefield
   537     59414      10/1/2005      7,280      SF           7,280        1,080,612       As Is    Cushman & Wakefield
   538     59414      10/1/2005      5,900      SF           5,900        1,100,000       As Is    Cushman & Wakefield
   539     59414      10/1/2005      6,260      SF           6,260        1,100,000       As Is    Cushman & Wakefield
   540     59414      10/1/2005      6,182      SF           6,182        1,100,000       As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   481     59414      10/25/2005        Yes                  First         Fee           No           No
   482     59414      10/25/2005        Yes                  First         Fee           No           No
   483     59414       10/3/2005        Yes                  First         Fee           No           No
   484     59414      10/25/2005        Yes         6%       First         Fee           No           No
   485     59414      10/25/2005        Yes                  First         Fee           No           No
   486     59414      10/25/2005        Yes                  First         Fee           No           No
   487     59414      10/25/2005        Yes                  First         Fee           No           No
   488     59414      10/25/2005        Yes                  First         Fee           No           No
   489     59414      10/25/2005        Yes                  First         Fee           No           No
   490     59414      10/25/2005        Yes         6%       First         Fee           No           No
   491     59414      10/25/2005        Yes                  First         Fee           No           No
   492     59414       10/6/2005        Yes        10%       First         Fee           No           No
   493     59414       9/27/2005        Yes                  First         Fee           No           No
   494     59414        9/7/2005        Yes                  First         Fee           No           No
   495     59414       9/13/2005        Yes                  First         Fee           No           No
   496     59414       10/7/2005        Yes                  First         Fee           No           No
   497     59414      10/14/2005        Yes                  First         Fee           No           No
   498     59414       9/28/2005        Yes                  First         Fee           No           No
   499     59414       9/29/2005        Yes                  First         Fee           No           No
   500     59414        9/9/2005        Yes                  First         Fee           No           No
   501     59414       9/13/2005        Yes                  First         Fee           No           No
   502     59414       9/13/2005        Yes                  First         Fee           No           No
   503     59414       9/14/2005        Yes                  First         Fee           No           No
   504     59414        9/8/2005        Yes                  First         Fee           No           No
   505     59414       9/13/2005        Yes                  First         Fee           No           No
   506     59414      10/25/2005        Yes                  First         Fee           No           No
   507     59414      10/25/2005        Yes                  First         Fee           No           No
   508     59414      10/25/2005        Yes                  First         Fee           No           No
   509     59414      10/25/2005        Yes                  First         Fee           No           No
   510     59414       10/3/2005        Yes                  First         Fee           No           No
   511     59414       10/7/2005        Yes                  First         Fee           No           No
   512     59414       9/15/2005        Yes                  First         Fee           No           No
   513     59414       10/5/2005        Yes                  First         Fee           No           No
   514     59414       10/5/2005        Yes                  First         Fee           No           No
   515     59414      10/25/2005        Yes                  First         Fee           No           No
   516     59414      10/25/2005        Yes                  First         Fee           No           No
   517     59414      10/25/2005        Yes                  First         Fee           No           No
   518     59414       9/20/2005        Yes                  First         Fee           No           No
   519     59414       9/30/2005        Yes                  First         Fee           No           No
   520     59414      10/25/2005        Yes                  First         Fee           No           No
   521     59414       9/14/2005        Yes                  First         Fee           No           No
   522     59414       9/28/2005        Yes                  First         Fee           No           No
   523     59414      10/25/2005        Yes                  First         Fee           No           No
   524     59414      10/25/2005        Yes                  First         Fee           No           No
   525     59414      10/25/2005        Yes                  First         Fee           No           No
   526     59414      10/25/2005        Yes                  First         Fee           No           No
   527     59414      10/25/2005        Yes                  First         Fee           No           No
   528     59414      10/25/2005        Yes                  First         Fee           No           No
   529     59414      10/25/2005        Yes                  First         Fee           No           No
   530     59414       10/1/2005        Yes                  First         Fee           No           No
   531     59414      10/25/2005        Yes                  First         Fee           No           No
   532     59414      10/25/2005        Yes                  First         Fee           No           No
   533     59414      10/25/2005        Yes                  First         Fee           No           No
   534     59414      10/25/2005        Yes                  First         Fee           No           No
   535     59414      10/25/2005        Yes                  First         Fee           No           No
   536     59414      10/25/2005        Yes                  First         Fee           No           No
   537     59414      10/25/2005        Yes                  First         Fee           No           No
   538     59414       9/28/2005        Yes                  First         Fee           No           No
   539     59414       10/5/2005        Yes                  First         Fee           No           No
   540     59414       9/30/2005        Yes                  First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   541     59414   301317   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   542     59414   301100   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   543     59414   301061   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   544     59414   300935   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   545     59414   300940   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   546     59414   300877   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   547     59414   300834   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   548     59414   300502   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   549     59414   300354   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   550     59414   300865   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   551     59414   000533   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   552     59414   300944   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   553     59414   301080   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   554     59414   300969   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   555     59414   300827   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   556     59414   300380   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   557     59414   301174   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   558     59414   300850   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   559     59414   300733   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   560     59414   300578   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   561     59414   300947   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   562     59414   301207   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   563     59414   301355   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   564     59414   300235   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   565     59414   300996   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   566     59414   300852   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   567     59414   300950   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   568     59414   070456   ABC Nursery School                   BACM 2006-1    Greenstreet Realty Partners, L.P.
   569     59414   300822   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   570     59414   301246   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   571     59414   300556   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   572     59414   300952   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   573     59414   300821   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   574     59414   301136   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   575     59414   300908   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   576     59414   300898   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   577     59414   300887   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   578     59414   300383   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   579     59414   301679   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   580     59414   301093   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   581     59414   301021   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   582     59414   300934   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   583     59414   300879   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   584     59414   300885   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   585     59414   300793   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   586     59414   300839   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   587     59414   300738   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   588     59414   000655   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   589     59414   300871   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   590     59414   300792   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   591     59414   300806   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   592     59414   300913   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   593     59414   000893   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   594     59414   300525   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   595     59414   300907   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   596     59414   300774   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   597     59414   300920   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   598     59414   073004   Magic Years                          BACM 2006-1    Greenstreet Realty Partners, L.P.
   599     59414   301283   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   600     59414   300803   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  --------------------------------

   541     59414      Other      Child Development Centers  7126 Old Sauk Road
   542     59414      Other      Child Development Centers  5 Skeet Road
   543     59414      Other      Child Development Centers  8050 Rockenbach Road
   544     59414      Other      Child Development Centers  6420 College Road
   545     59414      Other      Child Development Centers  4621 Crossborough Road
   546     59414      Other      Child Development Centers  7061 Wayside Drive
   547     59414      Other      Child Development Centers  2901 Kensington Parkway
   548     59414      Other      Child Development Centers  223 West Millbrook Road
   549     59414      Other      Child Development Centers  1118 East Maynard Road
   550     59414      Other      Child Development Centers  1470 Bloomingdale Road
   551     59414      Other      Child Development Centers  16901 Lassen St.
   552     59414      Other      Child Development Centers  975 South Kipling Parkway
   553     59414      Other      Child Development Centers  14733 Clayton Road
   554     59414      Other      Child Development Centers  2654 State Road 434 West
   555     59414      Other      Child Development Centers  7924 Brooklyn Boulevard
   556     59414      Other      Child Development Centers  18 Central Avenue
   557     59414      Other      Child Development Centers  701 West 114th Avenue
   558     59414      Other      Child Development Centers  400 Southeast 120th Avenue
   559     59414      Other      Child Development Centers  1190 Stone Drive
   560     59414      Other      Child Development Centers  450 Larchmont Boulevard
   561     59414      Other      Child Development Centers  400 Old Abers Creek Road
   562     59414      Other      Child Development Centers  6525 Custer Road
   563     59414      Other      Child Development Centers  2255 Williams Trace Boulevard
   564     59414      Other      Child Development Centers  3712 West End Drive
   565     59414      Other      Child Development Centers  4059 West 11th Street
   566     59414      Other      Child Development Centers  226 Meadowfield Drive
   567     59414      Other      Child Development Centers  200 Riverside Park Drive
   568     59414      Other      Child Development Centers  3855 North Elston
   569     59414      Other      Child Development Centers  13777 15 Mile Road
   570     59414      Other      Child Development Centers  1121 Greenway Circle
   571     59414      Other      Child Development Centers  10851 Jefferson Street Northeast
   572     59414      Other      Child Development Centers  11349 Greenwell Springs Road
   573     59414      Other      Child Development Centers  33300 Ryan Road
   574     59414      Other      Child Development Centers  488 Jumpers Hole Road
   575     59414      Other      Child Development Centers  1040 Clifton Road
   576     59414      Other      Child Development Centers  15816 116th Avenue N.E.
   577     59414      Other      Child Development Centers  4250 Gunn Highway
   578     59414      Other      Child Development Centers  15110 Windsor Drive
   579     59414      Other      Child Development Centers  111 5th Street SE
   580     59414      Other      Child Development Centers  1320 Beville Road
   581     59414      Other      Child Development Centers  #2 Atlantic Court
   582     59414      Other      Child Development Centers  151 Sagebrush Trail
   583     59414      Other      Child Development Centers  2001 Hard Road
   584     59414      Other      Child Development Centers  6520 102nd Avenue North
   585     59414      Other      Child Development Centers  2701 Barna Avenue
   586     59414      Other      Child Development Centers  1711 Village Drive
   587     59414      Other      Child Development Centers  1184 Witt Road
   588     59414      Other      Child Development Centers  6424 Raines Rd.
   589     59414      Other      Child Development Centers  25400 Pacific Highway South
   590     59414      Other      Child Development Centers  2220 Wickham Road
   591     59414      Other      Child Development Centers  111 Tango Avenue Northeast
   592     59414      Other      Child Development Centers  3800 Basswood Boulevard
   593     59414      Other      Child Development Centers  4344 Winchester Rd.
   594     59414      Other      Child Development Centers  35 Broadacres Drive
   595     59414      Other      Child Development Centers  2901 Ridge Road
   596     59414      Other      Child Development Centers  3225 Holiday Springs Boulevard
   597     59414      Other      Child Development Centers  4035 Goldenrod Road
   598     59414      Other      Child Development Centers  3 Mill Street
   599     59414      Other      Child Development Centers  3701 Vartan Way
   600     59414      Other      Child Development Centers  15990 Elm Street

                                                     ORIGINAL                    BALANCE       YEAR
PROPERTY   LOAN                                      PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY    STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ---------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   541     59414  Madison            WI    53717    149,719.91    149,345.61    128,983.70      1989          73.3%
   542     59414  Medford            NJ    08055    149,719.91    149,345.61    128,983.70      1986          54.8%
   543     59414  Hanover            MD    21076    149,719.91    149,345.61    128,983.70      1985          88.3%
   544     59414  Lisle              IL    60532    149,719.91    149,345.61    128,983.70      1985          60.4%
   545     59414  Virginia Beach     VA    23455    149,719.91    149,345.61    128,983.70      1984          75.5%
   546     59414  Mentor             OH    44060    149,719.91    149,345.61    128,983.70      1984          60.2%
   547     59414  Abingdon           MD    21009    149,719.91    149,345.61    128,983.70      1984          70.0%
   548     59414  Raleigh            NC    27609    149,719.91    149,345.61    128,983.70      1980          55.9%
   549     59414  Cary               NC    27511    149,719.91    149,345.61    128,983.70      1979          61.0%
   550     59414  Glendale Hghts     IL    60139    149,719.67    149,345.37    128,983.50      1984          60.8%
   551     59414  Los Angeles        CA    91343    148,749.38    148,377.51    128,147.59      1974          46.9%
   552     59414  Lakewood           CO    80226    146,997.73    146,630.24    126,638.54      1985          76.7%
   553     59414  Ballwin            MO    63011    146,875.17    146,507.98    126,532.96      1987          41.7%
   554     59414  Longwood           FL    32779    144,732.73    144,370.90    124,687.25      1985          60.6%
   555     59414  Brooklyn Park      MN    55445    143,762.54    143,403.13    123,851.43      1983          48.7%
   556     59414  Matteson           IL    60443    142,914.46    142,557.17    123,120.81      1980          63.8%
   557     59414  Northglenn         CO    80234    142,914.46    142,557.17    123,120.81      1987          52.8%
   558     59414  Vancouver          WA    98684    142,914.46    142,557.17    123,120.81      1984          51.5%
   559     59414  Harrison           OH    45030    142,914.46    142,557.17    123,120.81      1981          64.6%
   560     59414  Mount Laurel       NJ    08054    142,914.46    142,557.17    123,120.81      1980          71.6%
   561     59414  Plum Borough       PA    15239    142,386.25    142,030.28    122,665.75      1985          64.8%
   562     59414  Plano              TX    75023    141,256.37    140,903.23    121,692.36      1988          43.8%
   563     59414  Sugarland          TX    77478    141,133.31    140,780.48    121,586.35      1990          39.1%
   564     59414  Richmond           VA    23294    140,474.89    140,123.70    121,019.12      1980          67.3%
   565     59414  Greeley            CO    80634    140,192.28    139,841.80    120,775.65      1985          59.5%
   566     59414  Rochester Hills    MI    48307    139,511.73    139,162.95    120,189.36      1983          44.6%
   567     59414  Indian Harbor B    FL    32937    139,259.12    138,910.97    119,971.73      1985          56.4%
   568     59414  Chicago            IL    60618    139,078.25    138,730.55    119,815.91       NAV          83.1%
   569     59414  Sterling Height    MI    48312    138,932.22    138,584.89    119,690.11      1984          52.7%
   570     59414  Irving             TX    75038    138,220.68    137,875.13    119,077.12      1988          46.0%
   571     59414  Blaine             MN    55434    136,574.19    136,232.75    117,658.66      1980          75.2%
   572     59414  Baton Rouge        LA    70814    136,566.96    136,225.54    117,652.44      1985          43.3%
   573     59414  Sterling Height    MI    48310    136,308.18    135,967.41    117,429.50      1984          45.5%
   574     59414  Severna Park       MD    21146    136,209.02    135,868.50    117,344.07      1986          91.7%
   575     59414  Bethel Park        PA    15102    136,109.01    135,768.74    117,257.91      1988          87.7%
   576     59414  Bothell            WA    98011    136,109.01    135,768.74    117,257.91      1984          51.7%
   577     59414  Tampa              FL    33618    136,109.01    135,768.74    117,257.91      1984          52.1%
   578     59414  Orland Park        IL    60462    136,109.01    135,768.74    117,257.91      1980          63.3%
   579     59414  Barberton          OH    44203    136,109.01    135,768.74    117,257.91      2000          63.6%
   580     59414  Daytona Beach      FL    32114    136,109.01    135,768.74    117,257.91      1987          61.7%
   581     59414  Atlantic Beach     FL    32233    136,109.01    135,768.74    117,257.91      1985          68.3%
   582     59414  Ormond Beach       FL    32174    136,109.01    135,768.74    117,257.91      1984          84.1%
   583     59414  Columbus           OH    43235    136,109.01    135,768.74    117,257.91      1984          75.0%
   584     59414  Pinellas Park      FL    33782    136,109.01    135,768.74    117,257.91      1984          65.8%
   585     59414  Titusville         FL    32780    136,109.01    135,768.74    117,257.91      1983          79.1%
   586     59414  College Station    TX    77840    136,109.01    135,768.74    117,257.91      1983          44.8%
   587     59414  Cincinnati         OH    45255    136,109.01    135,768.74    117,257.91      1982          58.2%
   588     59414  Memphis            TN    38115    136,109.01    135,768.74    117,257.91      1980          80.4%
   589     59414  Kent               WA    98032    134,994.05    134,656.56    116,297.37      1984          44.0%
   590     59414  Melbourne          FL    32935    134,983.83    134,646.37    116,288.57      1983          58.4%
   591     59414  Palm Bay           FL    32907    134,391.52    134,055.54    115,778.29      1983          67.0%
   592     59414  Fort Worth         TX    76137    134,373.67    134,037.74    115,762.92      1984          51.2%
   593     59414  Memphis            TN    38118    134,080.44    133,745.24    115,510.30      1980          49.4%
   594     59414  Clementon          NJ    08021    133,543.87    133,210.01    115,048.04      1980          54.0%
   595     59414  South Park         PA    15129    133,542.77    133,208.91    115,047.10      1984          46.2%
   596     59414  Margate            FL    33064    133,383.86    133,050.40    114,910.20      1983          74.0%
   597     59414  Winter Park        FL    32792    132,747.14    132,415.27    114,361.66      1984          63.4%
   598     59414  Pittston           PA    18640    132,706.28    132,374.51    114,326.46       NAV          91.3%
   599     59414  Harrisburg         PA    17110    132,706.28    132,374.51    114,326.46      1988          46.8%
   600     59414  Omaha              NE    68130    132,293.48    131,962.75    113,970.83      1983          42.9%

PROPERTY   LOAN   UTILIZATION DATE          MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT     UNITS     UNIT         AREA       APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ------  -----------  ------------  ---------------  ---------  -------------------

   541     59414     10/1/2005       6,182       SF          6,182         1,100,000      As Is    Cushman & Wakefield
   542     59414     10/1/2005       4,975       SF          4,975         1,100,000      As Is    Cushman & Wakefield
   543     59414     10/1/2005       4,980       SF          4,980         1,100,000      As Is    Cushman & Wakefield
   544     59414     10/1/2005       4,978       SF          4,978         1,100,000      As Is    Cushman & Wakefield
   545     59414     10/1/2005       4,750       SF          4,750         1,100,000      As Is    Cushman & Wakefield
   546     59414     10/1/2005       4,975       SF          4,975         1,100,000      As Is    Cushman & Wakefield
   547     59414     10/1/2005       4,961       SF          4,961         1,100,000      As Is    Cushman & Wakefield
   548     59414     10/1/2005       4,700       SF          4,700         1,100,000      As Is    Cushman & Wakefield
   549     59414     10/1/2005       4,720       SF          4,720         1,100,000      As Is    Cushman & Wakefield
   550     59414     10/1/2005       4,972       SF          4,972         1,100,000      As Is    Cushman & Wakefield
   551     59414     10/1/2005       4,521       SF          4,521           980,222      As Is    Cushman & Wakefield
   552     59414     10/1/2005       7,471       SF          7,471         1,080,000      As Is    Cushman & Wakefield
   553     59414     10/1/2005       4,738       SF          4,738           997,183      As Is    Cushman & Wakefield
   554     59414     10/1/2005       4,949       SF          4,949         1,079,835      As Is    Cushman & Wakefield
   555     59414     10/1/2005       4,860       SF          4,860         1,026,854      As Is    Cushman & Wakefield
   556     59414     10/1/2005       4,553       SF          4,553         1,050,000      As Is    Cushman & Wakefield
   557     59414     10/1/2005       5,880       SF          5,880         1,050,000      As Is    Cushman & Wakefield
   558     59414     10/1/2005       4,900       SF          4,900         1,050,000      As Is    Cushman & Wakefield
   559     59414     10/1/2005       4,889       SF          4,889         1,050,000      As Is    Cushman & Wakefield
   560     59414     10/1/2005       4,710       SF          4,710         1,050,000      As Is    Cushman & Wakefield
   561     59414     10/1/2005       4,982       SF          4,982           968,864      As Is    Cushman & Wakefield
   562     59414     10/1/2005       6,260       SF          6,260         1,008,845      As Is    Cushman & Wakefield
   563     59414     10/1/2005       6,182       SF          6,182         1,012,910      As Is    Cushman & Wakefield
   564     59414     10/1/2005       4,670       SF          4,670           932,947      As Is    Cushman & Wakefield
   565     59414     10/1/2005       6,464       SF          6,464         1,030,000      As Is    Cushman & Wakefield
   566     59414     10/1/2005       4,860       SF          4,860         1,025,000      As Is    Cushman & Wakefield
   567     59414     10/1/2005       4,828       SF          4,828         1,040,316      As Is    Cushman & Wakefield
   568     59414     10/1/2005       3,697       SF          3,697           941,302      As Is    Cushman & Wakefield
   569     59414     10/1/2005       4,950       SF          4,950         1,161,514      As Is    Cushman & Wakefield
   570     59414     10/1/2005       6,260       SF          6,260           989,213      As Is    Cushman & Wakefield
   571     59414     10/1/2005       4,629       SF          4,629           951,998      As Is    Cushman & Wakefield
   572     59414     10/1/2005       4,860       SF          4,860           930,592      As Is    Cushman & Wakefield
   573     59414     10/1/2005       4,860       SF          4,860         1,154,059      As Is    Cushman & Wakefield
   574     59414     10/1/2005       4,698       SF          4,698         1,022,585      As Is    Cushman & Wakefield
   575     59414     10/1/2005       4,978       SF          4,978         1,000,000      As Is    Cushman & Wakefield
   576     59414     10/1/2005       4,860       SF          4,860         1,000,000      As Is    Cushman & Wakefield
   577     59414     10/1/2005       4,881       SF          4,881         1,000,000      As Is    Cushman & Wakefield
   578     59414     10/1/2005       4,654       SF          4,654         1,000,000      As Is    Cushman & Wakefield
   579     59414     10/1/2005       5,300       SF          5,300         1,000,000      As Is    Cushman & Wakefield
   580     59414     10/1/2005       4,739       SF          4,739         1,000,000      As Is    Cushman & Wakefield
   581     59414     10/1/2005       4,860       SF          4,860         1,000,000      As Is    Cushman & Wakefield
   582     59414     10/1/2005       4,978       SF          4,978         1,000,000      As Is    Cushman & Wakefield
   583     59414     10/1/2005       4,974       SF          4,974         1,000,000      As Is    Cushman & Wakefield
   584     59414     10/1/2005       4,972       SF          4,972         1,000,000      As Is    Cushman & Wakefield
   585     59414     10/1/2005       4,975       SF          4,975         1,000,000      As Is    Cushman & Wakefield
   586     59414     10/1/2005      10,412       SF         10,412         1,000,000      As Is    Cushman & Wakefield
   587     59414     10/1/2005       4,900       SF          4,900         1,000,000      As Is    Cushman & Wakefield
   588     59414     10/1/2005       7,500       SF          7,500         1,000,000      As Is    Cushman & Wakefield
   589     59414     10/1/2005       4,975       SF          4,975           923,790      As Is    Cushman & Wakefield
   590     59414     10/1/2005       5,232       SF          5,232         1,026,186      As Is    Cushman & Wakefield
   591     59414     10/1/2005       5,241       SF          5,241         1,020,928      As Is    Cushman & Wakefield
   592     59414     10/1/2005       6,510       SF          6,510           960,210      As Is    Cushman & Wakefield
   593     59414     10/1/2005       8,318       SF          8,318         1,020,723      As Is    Cushman & Wakefield
   594     59414     10/1/2005       4,500       SF          4,500           958,451      As Is    Cushman & Wakefield
   595     59414     10/1/2005       4,978       SF          4,978           913,826      As Is    Cushman & Wakefield
   596     59414     10/1/2005       4,860       SF          4,860           994,428      As Is    Cushman & Wakefield
   597     59414     10/1/2005       4,990       SF          4,990         1,003,061      As Is    Cushman & Wakefield
   598     59414     10/1/2005       5,300       SF          5,300           975,000      As Is    Cushman & Wakefield
   599     59414     10/1/2005       4,747       SF          4,747           975,000      As Is    Cushman & Wakefield
   600     59414     10/1/2005       4,900       SF          4,900           899,892      As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   541     59414       9/30/2005        Yes                  First         Fee           No           No
   542     59414       10/5/2005        Yes                  First         Fee           No           No
   543     59414       10/3/2005        Yes                  First         Fee           No           No
   544     59414       10/4/2005        Yes                  First         Fee           No           No
   545     59414       9/28/2005        Yes                  First         Fee           No           No
   546     59414       9/28/2005        Yes                  First         Fee           No           No
   547     59414       10/3/2005        Yes                  First         Fee           No           No
   548     59414       9/16/2005        Yes                  First         Fee           No           No
   549     59414       9/16/2005        Yes                  First         Fee           No           No
   550     59414       9/27/2005        Yes                  First         Fee           No           No
   551     59414      10/25/2005        Yes        14%       First         Fee           No           No
   552     59414       9/30/2005        Yes                  First         Fee           No           No
   553     59414      10/25/2005        Yes                  First         Fee           No           No
   554     59414      10/25/2005        Yes                  First         Fee           No           No
   555     59414      10/25/2005        Yes                  First         Fee           No           No
   556     59414       10/7/2005        Yes                  First         Fee           No           No
   557     59414      10/14/2005        Yes                  First         Fee           No           No
   558     59414       10/4/2005        Yes         8%       First         Fee           No           No
   559     59414       10/3/2005        Yes                  First         Fee           No           No
   560     59414       10/5/2005        Yes                  First         Fee           No           No
   561     59414      10/25/2005        Yes                  First         Fee           No           No
   562     59414      10/25/2005        Yes                  First         Fee           No           No
   563     59414      10/25/2005        Yes                  First         Fee           No           No
   564     59414      10/25/2005        Yes                  First         Fee           No           No
   565     59414       9/26/2005        Yes                  First         Fee           No           No
   566     59414       10/7/2005        Yes                  First         Fee           No           No
   567     59414      10/25/2005        Yes                  First         Fee           No           No
   568     59414      10/25/2005        Yes                  First         Fee           No           No
   569     59414      10/25/2005        Yes                  First         Fee           No           No
   570     59414      10/25/2005        Yes                  First         Fee           No           No
   571     59414      10/25/2005        Yes                  First         Fee           No           No
   572     59414      10/25/2005        Yes                  First         Fee           No           No
   573     59414      10/25/2005        Yes                  First         Fee           No           No
   574     59414      10/25/2005        Yes                  First         Fee           No           No
   575     59414       10/1/2005        Yes                  First         Fee           No           No
   576     59414       10/5/2005        Yes         8%       First         Fee           No           No
   577     59414        9/9/2005        Yes                  First         Fee           No           No
   578     59414       10/7/2005        Yes                  First         Fee           No           No
   579     59414       9/21/2005        Yes                  First         Fee           No           No
   580     59414       9/13/2005        Yes                  First         Fee           No           No
   581     59414       9/13/2005        Yes                  First         Fee           No           No
   582     59414       9/13/2005        Yes                  First         Fee           No           No
   583     59414       10/6/2005        Yes                  First         Fee           No           No
   584     59414       9/13/2005        Yes                  First         Fee           No           No
   585     59414       9/13/2005        Yes                  First         Fee           No           No
   586     59414       10/5/2005        Yes                  First         Fee           No           No
   587     59414       10/3/2005        Yes                  First         Fee           No           No
   588     59414        9/9/2005        Yes         6%       First         Fee           No           No
   589     59414      10/25/2005        Yes        10%       First         Fee           No           No
   590     59414      10/25/2005        Yes                  First         Fee           No           No
   591     59414      10/25/2005        Yes                  First         Fee           No           No
   592     59414      10/25/2005        Yes                  First         Fee           No           No
   593     59414      10/25/2005        Yes         7%       First         Fee           No           No
   594     59414      10/25/2005        Yes                  First         Fee           No           No
   595     59414      10/25/2005        Yes                  First         Fee           No           No
   596     59414      10/25/2005        Yes                  First         Fee           No           No
   597     59414      10/25/2005        Yes                  First         Fee           No           No
   598     59414       9/16/2005        Yes                  First         Fee           No           No
   599     59414       9/13/2005        Yes                  First         Fee           No           No
   600     59414      10/25/2005        Yes                  First         Fee           No           No

PROPERTY   LOAN
 COUNT    NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   601     59414   300891   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   602     59414   300851   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   603     59414   301037   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   604     59414   300223   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   605     59414   300949   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   606     59414   300932   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   607     59414   300921   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   608     59414   300813   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   609     59414   300811   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   610     59414   300791   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   611     59414   300533   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   612     59414   300790   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   613     59414   301007   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   614     59414   000485   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   615     59414   301307   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   616     59414   300818   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   617     59414   300658   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   618     59414   300670   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   619     59414   300379   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   620     59414   301247   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   621     59414   300942   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   622     59414   300737   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   623     59414   301403   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   624     59414   300152   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   625     59414   301129   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   626     59414   301009   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   627     59414   301268   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   628     59414   301233   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   629     59414   300301   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   630     59414   300923   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   631     59414   301255   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   632     59414   300872   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   633     59414   300936   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   634     59414   300925   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   635     59414   000490   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   636     59414   300819   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   637     59414   000061   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   638     59414   301195   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   639     59414   301150   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   640     59414   300945   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   641     59414   300671   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   642     59414   300868   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   643     59414   300901   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   644     59414   000548   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   645     59414   000813   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   646     59414   300910   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   647     59414   300830   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   648     59414   301260   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   649     59414   300955   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   650     59414   300912   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   651     59414   300342   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   652     59414   300870   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   653     59414   300837   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   654     59414   300905   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   655     59414   300954   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   656     59414   300863   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   657     59414   300896   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   658     59414   300331   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   659     59414   300764   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   660     59414   301272   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -------------------------------

   601     59414      Other      Child Development Centers  6726 Raymond Road
   602     59414      Other      Child Development Centers  123 31st Avenue SE
   603     59414      Other      Child Development Centers  1990 Main Street
   604     59414      Other      Child Development Centers  989 Quentin Road
   605     59414      Other      Child Development Centers  1074 Governour's Square Drive
   606     59414      Other      Child Development Centers  1785 West 7888 South
   607     59414      Other      Child Development Centers  7597 Concord Lane, Northeast
   608     59414      Other      Child Development Centers  10450 Southeast 253rd Place
   609     59414      Other      Child Development Centers  2916 Auburn Way North
   610     59414      Other      Child Development Centers  4050 South Torrey Pines Drive
   611     59414      Other      Child Development Centers  10 Southwest 75th Street
   612     59414      Other      Child Development Centers  1205 Hylton Heights Road
   613     59414      Other      Child Development Centers  1188 O'Neal Lane
   614     59414      Other      Child Development Centers  1531 Texas Pkwy.
   615     59414      Other      Child Development Centers  2941 Ridgeway Road
   616     59414      Other      Child Development Centers  2258 Hillcrest Road
   617     59414      Other      Child Development Centers  151 Low Street
   618     59414      Other      Child Development Centers  683 Pleasant Street
   619     59414      Other      Child Development Centers  260 North Merchants Drive
   620     59414      Other      Child Development Centers  494 Chapel Road
   621     59414      Other      Child Development Centers  4040 Acushnet Drive
   622     59414      Other      Child Development Centers  9959 Arborwood Drive
   623     59414      Other      Child Development Centers  1752 West Lamar Alexander Park
   624     59414      Other      Child Development Centers  505 12th Avenue Southeast
   625     59414      Other      Child Development Centers  2616 Harwood Road
   626     59414      Other      Child Development Centers  15170 Judson Road
   627     59414      Other      Child Development Centers  205 Bedford Way
   628     59414      Other      Child Development Centers  6000 Bartlett Center Drive
   629     59414      Other      Child Development Centers  3971 West 178th Place
   630     59414      Other      Child Development Centers  53 Milford Road
   631     59414      Other      Child Development Centers  771 Walnut Knoll Lane
   632     59414      Other      Child Development Centers  391 Meeting House Road
   633     59414      Other      Child Development Centers  2611 Wilhite Drive
   634     59414      Other      Child Development Centers  25 Country Woods Drive
   635     59414      Other      Child Development Centers  2526 Walnut Bend
   636     59414      Other      Child Development Centers  2333 Crestline Drive
   637     59414      Other      Child Development Centers  7828 Bellfort
   638     59414      Other      Child Development Centers  6601 East W.T. Harris Boulevard
   639     59414      Other      Child Development Centers  3349 Big Springs Road
   640     59414      Other      Child Development Centers  9501 West Coal Mine Avenue
   641     59414      Other      Child Development Centers  225 Washington Street
   642     59414      Other      Child Development Centers  1321 Freedom Road
   643     59414      Other      Child Development Centers  1561 Henthorne Drive
   644     59414      Other      Child Development Centers  1321 Northwest Highway
   645     59414      Other      Child Development Centers  4715 S. 12th St.
   646     59414      Other      Child Development Centers  610 West Shasta Way
   647     59414      Other      Child Development Centers  422 North Mullan Road
   648     59414      Other      Child Development Centers  1025 Jackson Road
   649     59414      Other      Child Development Centers  8895 Norwin Avenue
   650     59414      Other      Child Development Centers  3890 Northridge Drive
   651     59414      Other      Child Development Centers  4934 Webb Road
   652     59414      Other      Child Development Centers  190 Northland Drive
   653     59414      Other      Child Development Centers  2108 East Locust Street
   654     59414      Other      Child Development Centers  1250 Elliott Drive
   655     59414      Other      Child Development Centers  980 North Main Street
   656     59414      Other      Child Development Centers  South 205 Sullivan Road
   657     59414      Other      Child Development Centers  1100 Rocky Mountain Way
   658     59414      Other      Child Development Centers  1420 Taney Avenue
   659     59414      Other      Child Development Centers  1139 South Alkire Street
   660     59414      Other      Child Development Centers  410 Swiss Avenue

                                                        ORIGINAL                     BALANCE       YEAR
PROPERTY   LOAN                                         PRINCIPAL                      AT      OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY       STATE  ZIP CODE    BALANCE   CUTOFF BALANCE   MATURITY      BUILT          RATE
--------  ------  ------------------  -----  --------  ----------  --------------  ----------  -----------  ---------------

   601     59414  Madison               WI     53711   132,025.74    131,695.68    113,740.18      1984          82.7%
   602     59414  Puyallup              WA     98374   132,025.74    131,695.68    113,740.18      1984          62.1%
   603     59414  Dunedin               FL     34698   131,125.31    130,797.50    112,964.45      1986          71.3%
   604     59414  Lebanon               PA     17042   129,803.42    129,478.91    111,825.65      1977          55.7%
   605     59414  Centerville           OH     45458   129,303.56    128,980.30    111,395.02      1985          57.9%
   606     59414  West Jordan           UT     84088   129,303.56    128,980.30    111,395.02      1984          61.0%
   607     59414  Bremerton             WA     98311   129,303.56    128,980.30    111,395.02      1984          74.2%
   608     59414  Kent                  WA     98031   129,303.56    128,980.30    111,395.02      1984          63.2%
   609     59414  Auburn                WA     98002   129,303.56    128,980.30    111,395.02      1983          60.4%
   610     59414  Las Vegas             NV     89103   129,303.56    128,980.30    111,395.02      1983          78.5%
   611     59414  Gainesville           FL     32607   129,303.56    128,980.30    111,395.02      1980          60.1%
   612     59414  Manhattan             KS     66502   128,721.15    128,399.35    110,893.27      1983          84.1%
   613     59414  Baton Rouge           LA     70816   128,078.76    127,758.56    110,339.85      1985          64.5%
   614     59414  Missouri City         TX     77459   127,942.47    127,622.61    110,222.44      1979          25.5%
   615     59414  Memphis               TN     38115   125,900.83    125,586.08    108,463.57      1988          43.0%
   616     59414  Mobile                AL     36695   125,683.93    125,369.72    108,276.71      1983          51.4%
   617     59414  Newburyport           MA     01950   125,132.18    124,819.35    107,801.37      1980          54.9%
   618     59414  East Weymouth         MA     02189   123,449.33    123,140.71    106,351.60      1980          96.5%
   619     59414  Oswego                IL     60543   123,237.65    122,929.56    106,169.24      1979          50.7%
   620     59414  South Windsor         CT     06074   122,498.11    122,191.86    105,532.12      1988          78.2%
   621     59414  Corpus Christi        TX     78413   122,498.11    122,191.86    105,532.12      1981          46.1%
   622     59414  Cincinnati            OH     45251   122,498.11    122,191.86    105,532.12      1981          70.4%
   623     59414  Maryville             TN     37801   122,498.11    122,191.86    105,532.12      1990          74.7%
   624     59414  Norman                OK     73071   120,956.12    120,653.73    104,203.70      1977          66.5%
   625     59414  Bedford               TX     76021   120,516.91    120,215.62    103,825.32      1986          39.2%
   626     59414  San Antonio           TX     78247   119,775.93    119,476.49    103,186.96      1985          42.8%
   627     59414  Franklin              TN     37064   119,713.67    119,414.39    103,133.33      1988          47.4%
   628     59414  Bartlett              TN     38134   119,700.14    119,400.89    103,121.67      1988          50.7%
   629     59414  Country Club Hl       IL     60478   119,380.68    119,082.23    102,846.46      1979          70.0%
   630     59414  Hudson                OH     44236   119,344.52    119,046.16    102,815.30      1984          54.7%
   631     59414  Cordova               TN     38018   119,160.67    118,862.77    102,656.92      1988          68.3%
   632     59414  Bridgeville           PA     15017   119,095.38    118,797.64    102,600.67      1984          72.0%
   633     59414  Lexington             KY     40503   118,521.89    118,225.59    102,106.61      1984          56.6%
   634     59414  Indianapolis          IN     46217   118,414.84    118,118.80    102,014.38      1985          55.6%
   635     59414  Houston               TX     77042   118,414.84    118,118.80    102,014.38      1995          58.7%
   636     59414  Lawrence              KS     66047   118,343.73    118,047.87    101,953.12      1983          63.8%
   637     59414  Houston               TX     77061   117,144.00    116,851.14    100,919.56      1973          51.2%
   638     59414  Charlotte             NC     28215   117,053.75    116,761.12    100,841.81      1987          48.8%
   639     59414  Garland               TX     75044   117,006.27    116,713.75    100,800.90      1987          52.5%
   640     59414  Littleton             CO     80123   116,343.58    116,052.72    100,229.99      1985          47.7%
   641     59414  Woburn                MA     01801   115,812.82    115,523.29     99,772.74      1980          51.5%
   642     59414  Cranberry Township    PA     16066   115,692.65    115,403.42     99,669.22      1984          86.8%
   643     59414  Maumee                OH     43537   114,550.44    114,264.06     98,685.20      1985          57.5%
   644     59414  Garland               TX     75041   114,157.20    113,871.81     98,346.43      1974          31.4%
   645     59414  Tacoma                WA     98405   112,347.13    112,066.26     96,787.05      1981          40.2%
   646     59414  Spokane               WA     99208   112,289.93    112,009.21     96,737.77      1984          59.4%
   647     59414  Spokane Valley        WA     99206   112,289.93    112,009.21     96,737.77      1984          72.4%
   648     59414  Goodlettsville        TN     37072   112,289.93    112,009.21     96,737.77      1988          61.1%
   649     59414  N. Huntingdon         PA     15642   112,289.93    112,009.21     96,737.77      1985          91.8%
   650     59414  Rockford              IL     61114   112,289.93    112,009.21     96,737.77      1984          70.9%
   651     59414  Tampa                 FL     33615   110,087.88    109,812.66     94,840.71      1979          59.2%
   652     59414  Medina                OH     44256   109,218.63    108,945.58     94,091.85      1984          47.4%
   653     59414  Davenport             IA     52803   109,162.83    108,889.92     94,043.78      1983          39.9%
   654     59414  Middletown            OH     45044   109,110.24    108,837.46     93,998.47      1984          56.9%
   655     59414  Greensburg            PA     15601   108,887.20    108,614.98     93,806.32      1985          72.9%
   656     59414  Veradale              WA     99037   108,887.20    108,614.98     93,806.32      1984          64.8%
   657     59414  Fort Collins          CO     80526   108,442.40    108,171.29     93,423.13      1984          33.9%
   658     59414  Frederick             MD     21701   108,394.01    108,123.02     93,381.44      1979          71.7%
   659     59414  Lakewood              CO     80228   105,685.15    105,420.94     91,047.76      1983          40.8%
   660     59414  Nashville             TN     37211   105,484.48    105,220.77     90,874.88      1989          64.2%

PROPERTY   LOAN   UTILIZATION DATE         MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT    UNITS     UNIT         AREA       APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  -----  -----------  ------------  ---------------  ---------  -------------------

   601     59414      10/1/2005     4,978       SF          4,978          970,000       As Is    Cushman & Wakefield
   602     59414      10/1/2005     4,978       SF          4,978          970,000       As Is    Cushman & Wakefield
   603     59414      10/1/2005     4,738       SF          4,738          986,722       As Is    Cushman & Wakefield
   604     59414      10/1/2005     6,312       SF          6,312          928,806       As Is    Cushman & Wakefield
   605     59414      10/1/2005     4,860       SF          4,860          950,000       As Is    Cushman & Wakefield
   606     59414      10/1/2005     4,860       SF          4,860          950,000       As Is    Cushman & Wakefield
   607     59414      10/1/2005     4,975       SF          4,975          950,000       As Is    Cushman & Wakefield
   608     59414      10/1/2005     4,900       SF          4,900          950,000       As Is    Cushman & Wakefield
   609     59414      10/1/2005     4,989       SF          4,989          950,000       As Is    Cushman & Wakefield
   610     59414      10/1/2005     4,860       SF          4,860          950,000       As Is    Cushman & Wakefield
   611     59414      10/1/2005     4,500       SF          4,500          950,000       As Is    Cushman & Wakefield
   612     59414      10/1/2005     4,999       SF          4,999          872,478       As Is    Cushman & Wakefield
   613     59414      10/1/2005     4,860       SF          4,860          873,904       As Is    Cushman & Wakefield
   614     59414      10/1/2005     8,300       SF          8,300          940,000       As Is    Cushman & Wakefield
   615     59414      10/1/2005     6,313       SF          6,313          925,000       As Is    Cushman & Wakefield
   616     59414      10/1/2005     4,900       SF          4,900          855,923       As Is    Cushman & Wakefield
   617     59414      10/1/2005     5,100       SF          5,100          849,325       As Is    Cushman & Wakefield
   618     59414      10/1/2005     4,488       SF          4,488          798,609       As Is    Cushman & Wakefield
   619     59414      10/1/2005     4,654       SF          4,654          866,169       As Is    Cushman & Wakefield
   620     59414      10/1/2005     4,738       SF          4,738          900,000       As Is    Cushman & Wakefield
   621     59414      10/1/2005     8,190       SF          8,190          900,000       As Is    Cushman & Wakefield
   622     59414      10/1/2005     4,900       SF          4,900          900,000       As Is    Cushman & Wakefield
   623     59414      10/1/2005     6,614       SF          6,614          900,000       As Is    Cushman & Wakefield
   624     59414      10/1/2005     3,940       SF          3,940          798,904       As Is    Cushman & Wakefield
   625     59414      10/1/2005     6,000       SF          6,000          860,145       As Is    Cushman & Wakefield
   626     59414      10/1/2005     6,942       SF          6,942          880,000       As Is    Cushman & Wakefield
   627     59414      10/1/2005     6,260       SF          6,260          858,044       As Is    Cushman & Wakefield
   628     59414      10/1/2005     6,313       SF          6,313          861,170       As Is    Cushman & Wakefield
   629     59414      10/1/2005     4,679       SF          4,679          836,102       As Is    Cushman & Wakefield
   630     59414      10/1/2005     4,860       SF          4,860        1,004,478       As Is    Cushman & Wakefield
   631     59414      10/1/2005     6,313       SF          6,313          852,099       As Is    Cushman & Wakefield
   632     59414      10/1/2005     4,860       SF          4,860          875,000       As Is    Cushman & Wakefield
   633     59414      10/1/2005     4,254       SF          4,254          782,091       As Is    Cushman & Wakefield
   634     59414      10/1/2005     4,978       SF          4,978          870,000       As Is    Cushman & Wakefield
   635     59414      10/1/2005     7,500       SF          7,500          870,000       As Is    Cushman & Wakefield
   636     59414      10/1/2005     4,900       SF          4,900          808,317       As Is    Cushman & Wakefield
   637     59414      10/1/2005     7,125       SF          7,125          857,346       As Is    Cushman & Wakefield
   638     59414      10/1/2005     6,260       SF          6,260          860,000       As Is    Cushman & Wakefield
   639     59414      10/1/2005     5,880       SF          5,880          833,587       As Is    Cushman & Wakefield
   640     59414      10/1/2005     5,024       SF          5,024          780,216       As Is    Cushman & Wakefield
   641     59414      10/1/2005     5,120       SF          5,120          795,051       As Is    Cushman & Wakefield
   642     59414      10/1/2005     4,978       SF          4,978          850,000       As Is    Cushman & Wakefield
   643     59414      10/1/2005     4,860       SF          4,860          976,743       As Is    Cushman & Wakefield
   644     59414      10/1/2005     7,800       SF          7,800          866,396       As Is    Cushman & Wakefield
   645     59414      10/1/2005     4,000       SF          4,000          722,173       As Is    Cushman & Wakefield
   646     59414      10/1/2005     4,978       SF          4,978          825,000       As Is    Cushman & Wakefield
   647     59414      10/1/2005     4,860       SF          4,860          825,000       As Is    Cushman & Wakefield
   648     59414      10/1/2005     6,260       SF          6,260          825,000       As Is    Cushman & Wakefield
   649     59414      10/1/2005     4,978       SF          4,978          825,000       As Is    Cushman & Wakefield
   650     59414      10/1/2005     4,978       SF          4,978          825,000       As Is    Cushman & Wakefield
   651     59414      10/1/2005     4,524       SF          4,524          819,328       As Is    Cushman & Wakefield
   652     59414      10/1/2005     4,860       SF          4,860          942,477       As Is    Cushman & Wakefield
   653     59414      10/1/2005     3,740       SF          3,740          697,106       As Is    Cushman & Wakefield
   654     59414      10/1/2005     4,900       SF          4,900          938,962       As Is    Cushman & Wakefield
   655     59414      10/1/2005     4,860       SF          4,860          800,000       As Is    Cushman & Wakefield
   656     59414      10/1/2005     4,978       SF          4,978          800,000       As Is    Cushman & Wakefield
   657     59414      10/1/2005     4,870       SF          4,870          723,009       As Is    Cushman & Wakefield
   658     59414      10/1/2005     5,414       SF          5,414          863,201       As Is    Cushman & Wakefield
   659     59414      10/1/2005     4,995       SF          4,995          706,861       As Is    Cushman & Wakefield
   660     59414      10/1/2005     6,260       SF          6,260          775,000       As Is    Cushman & Wakefield

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
  COUNT   NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   601     59414          9/30/2005     Yes                  First         Fee           No           No
   602     59414          10/6/2005     Yes        8%        First         Fee           No           No
   603     59414         10/25/2005     Yes                  First         Fee           No           No
   604     59414         10/25/2005     Yes                  First         Fee           No           No
   605     59414          10/3/2005     Yes                  First         Fee           No           No
   606     59414          9/26/2005     Yes        9%        First         Fee           No           No
   607     59414          9/24/2005     Yes       11%        First         Fee           No           No
   608     59414          10/5/2005     Yes       10%        First         Fee           No           No
   609     59414          9/26/2005     Yes       10%        First         Fee           No           No
   610     59414          9/21/2005     Yes                  First         Fee           No           No
   611     59414          9/13/2005     Yes                  First         Fee           No           No
   612     59414         10/25/2005     Yes                  First         Fee           No           No
   613     59414         10/25/2005     Yes                  First         Fee           No           No
   614     59414          10/5/2005     Yes                  First         Fee           No           No
   615     59414           9/9/2005     Yes        5%        First         Fee           No           No
   616     59414         10/25/2005     Yes                  First         Fee           No           No
   617     59414         10/25/2005     Yes                  First         Fee           No           No
   618     59414         10/25/2005     Yes                  First         Fee           No           No
   619     59414         10/25/2005     Yes                  First         Fee           No           No
   620     59414          9/28/2005     Yes                  First         Fee           No           No
   621     59414          10/7/2005     Yes                  First         Fee           No           No
   622     59414          10/3/2005     Yes                  First         Fee           No           No
   623     59414          9/23/2005     Yes                  First         Fee           No           No
   624     59414         10/25/2005     Yes                  First         Fee           No           No
   625     59414         10/25/2005     Yes                  First         Fee           No           No
   626     59414          10/5/2005     Yes                  First         Fee           No           No
   627     59414         10/25/2005     Yes                  First         Fee           No           No
   628     59414         10/25/2005     Yes        5%        First         Fee           No           No
   629     59414         10/25/2005     Yes                  First         Fee           No           No
   630     59414         10/25/2005     Yes                  First         Fee           No           No
   631     59414         10/25/2005     Yes        5%        First         Fee           No           No
   632     59414          10/1/2005     Yes                  First         Fee           No           No
   633     59414         10/25/2005     Yes                  First         Fee           No           No
   634     59414          9/30/2005     Yes                  First         Fee           No           No
   635     59414          10/5/2005     YES                  First         Fee           No           No
   636     59414         10/25/2005     Yes                  First         Fee           No           No
   637     59414         10/25/2005     Yes                  First         Fee           No           No
   638     59414         10/13/2005     Yes                  First         Fee           No           No
   639     59414         10/25/2005     Yes                  First         Fee           No           No
   640     59414         10/25/2005     Yes                  First         Fee           No           No
   641     59414         10/25/2005     Yes                  First         Fee           No           No
   642     59414          10/1/2005     Yes                  First         Fee           No           No
   643     59414         10/25/2005     Yes                  First         Fee           No           No
   644     59414         10/25/2005     Yes                  First         Fee           No           No
   645     59414         10/25/2005     Yes       10%        First         Fee           No           No
   646     59414          9/13/2005     Yes                  First         Fee           No           No
   647     59414          9/13/2005     Yes                  First         Fee           No           No
   648     59414           9/9/2005     Yes                  First         Fee           No           No
   649     59414          10/1/2005     Yes                  First         Fee           No           No
   650     59414          9/27/2005     Yes                  First         Fee           No           No
   651     59414         10/25/2005     Yes                  First         Fee           No           No
   652     59414         10/25/2005     Yes                  First         Fee           No           No
   653     59414         10/25/2005     Yes                  First         Fee           No           No
   654     59414         10/25/2005     Yes                  First         Fee           No           No
   655     59414          10/1/2005     Yes                  First         Fee           No           No
   656     59414          9/13/2005     Yes                  First         Fee           No           No
   657     59414         10/25/2005     Yes                  First         Fee           No           No
   658     59414         10/25/2005     Yes                  First         Fee           No           No
   659     59414         10/25/2005     Yes                  First         Fee           No           No
   660     59414           9/8/2005     Yes                  First         Fee           No           No

PROPERTY   LOAN
  COUNT   NUMBER  CENTER #  PROPERTY NAME                     LOAN TRANSACTION  PROPERTY MANAGER
--------  ------  --------  --------------------------------  ----------------  ---------------------------------

   661     59414   301059   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   662     59414   300309   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   663     59414   300841   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   664     59414   300371   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   665     59414   301208   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   666     59414   000719   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   667     59414   000023   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   668     59414   000455   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   669     59414   000063   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   670     59414   301164   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   671     59414   300170   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   672     59414   300674   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   673     59414   300215   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   674     59414   300184   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   675     59414   305011   Kids Choice                          BACM 2006-1    Greenstreet Realty Partners, L.P.
   676     59414   300815   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   677     59414   300665   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   678     59414   000361   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   679     59414   300725   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   680     59414   300345   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   681     59414   300951   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   682     59414   300021   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   683     59414   300864   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   684     59414   000213   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   685     59414   000262   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   686     59414   000161   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   687     59414   300847   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   688     59414   300869   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   689     59414   301258   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   690     59414   300056   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   691     59414   300829   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   692     59414   000633   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   693     59414   300065   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   694     59414   300689   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   695     59414   300545   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   696     59414   000547   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   697     59414   000068   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   698     59414   070220   Children's Discovery Center          BACM 2006-1    Greenstreet Realty Partners, L.P.
   699     59414   300788   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   700     59414   070210   Children's Discovery Center          BACM 2006-1    Greenstreet Realty Partners, L.P.
   701     59414   301033   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   702     59414   300802   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   703     59414   000637   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   704     59414   300859   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   705     59414   300375   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   706     59414   300195   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   707     59414   300160   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   708     59414   301023   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   709     59414   300771   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   710     59414   300563   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   711     59414   000230   Children's World Learning Center     BACM 2006-1    Greenstreet Realty Partners, L.P.
   712     59414   300297   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   713     59414   300210   KinderCare                           BACM 2006-1    Greenstreet Realty Partners, L.P.
   714     59414   071233   Children's Discovery Center          BACM 2006-1    Greenstreet Realty Partners, L.P.
   ---     -----  -------   --------------------------------     -----------    ---------------------------------
   1.5     59414  Various   KINDERCARE PORTFOLIO (ROLLUP)        BACM 2006-1    Greenstreet Realty Partners, L.P.
   ===     =====  =======   ================================     ===========    =================================

PROPERTY   LOAN
 COUNT    NUMBER  PROPERTY TYPE      PROPERTY SUBTYPE       PROPERTY ADDRESS
--------  ------  -------------  -------------------------  -----------------------------

   661     59414      Other      Child Development Centers  821 North Woods Chapel Road
   662     59414      Other      Child Development Centers  401 South 40th Avenue
   663     59414      Other      Child Development Centers  4351 Carter Creek Parkway
   664     59414      Other      Child Development Centers  1100 Lyndon Lane
   665     59414      Other      Child Development Centers  138 Maple Row Boulevard
   666     59414      Other      Child Development Centers  25761 Greenfield Rd.
   667     59414      Other      Child Development Centers  6255 Simms St.
   668     59414      Other      Child Development Centers  1204 Mesa Rd.
   669     59414      Other      Child Development Centers  937 Bunker Hill
   670     59414      Other      Child Development Centers  11501 Toepperwein Road
   671     59414      Other      Child Development Centers  1404 South Highway 7
   672     59414      Other      Child Development Centers  201 Cooley Street
   673     59414      Other      Child Development Centers  6603 Idlewild Road
   674     59414      Other      Child Development Centers  3107 Cook Road
   675     59414      Other      Child Development Centers  2986 Victoria Street
   676     59414      Other      Child Development Centers  3316 Blackhawk Road
   677     59414      Other      Child Development Centers  832 Lynn Fells Parkway
   678     59414      Other      Child Development Centers  4771 Andrew Jackson Pkwy.
   679     59414      Other      Child Development Centers  7460 Kimberly Boulevard
   680     59414      Other      Child Development Centers  699 Pointe South Parkway
   681     59414      Other      Child Development Centers  10711 Millridge North Drive
   682     59414      Other      Child Development Centers  750 Loder Street
   683     59414      Other      Child Development Centers  8787 Timber Path
   684     59414      Other      Child Development Centers  12525 Whittington Dr.
   685     59414      Other      Child Development Centers  29375 Halsted Rd.
   686     59414      Other      Child Development Centers  16610 Sea Lark Rd.
   687     59414      Other      Child Development Centers  8980 Guilbeau Road
   688     59414      Other      Child Development Centers  103 North Fountain Park Drive
   689     59414      Other      Child Development Centers  8908 Bluegrass Road
   690     59414      Other      Child Development Centers  20675 Silver Springs Drive
   691     59414      Other      Child Development Centers  8703 Antoine Drive
   692     59414      Other      Child Development Centers  4012 Adair Ave. North
   693     59414      Other      Child Development Centers  3025 Buckboard Road
   694     59414      Other      Child Development Centers  73 Harrington Road
   695     59414      Other      Child Development Centers  5900 Northwest Prairie View
   696     59414      Other      Child Development Centers  2174 S. 96th St.
   697     59414      Other      Child Development Centers  592 Bell Rd.
   698     59414      Other      Child Development Centers  1544 Byam Road
   699     59414      Other      Child Development Centers  6826 Everhardt Road
   700     59414      Other      Child Development Centers  Route 25
   701     59414      Other      Child Development Centers  3410 Garth Road
   702     59414      Other      Child Development Centers  14614 Wallisville Road
   703     59414      Other      Child Development Centers  27975 Eureka Rd.
   704     59414      Other      Child Development Centers  7702 Fairbanks North Houston
   705     59414      Other      Child Development Centers  4630 Nelson Road
   706     59414      Other      Child Development Centers  12002 Beamer Road
   707     59414      Other      Child Development Centers  8643 Raytown Road
   708     59414      Other      Child Development Centers  4305 Mustang Avenue
   709     59414      Other      Child Development Centers  2911 Wood River Drive
   710     59414      Other      Child Development Centers  4706 Broadmoor Drive
   711     59414      Other      Child Development Centers  1875 Ebert Ave.
   712     59414      Other      Child Development Centers  1239 Sloan Street
   713     59414      Other      Child Development Centers  9200 Gulf Park Drive
   714     59414      Other      Child Development Centers  1300 N. State St.
   ---     -----      -----      -------------------------  -----------------------------
   1.5     59414      Other      Child Development Centers  Various
   ===     =====      =====      =========================  =============================

                                                          ORIGINAL                        BALANCE         YEAR
PROPERTY   LOAN                                           PRINCIPAL                         AT         OPENED/YEAR  TTM UTILIZATION
 COUNT    NUMBER  PROPERTY CITY      STATE   ZIP CODE      BALANCE     CUTOFF BALANCE     MATURITY        BUILT          RATE
--------  ------  ----------------  -------  --------  --------------  --------------  --------------  -----------  ---------------

   661     59414  Blue Springs         MO       64015      105,484.48      105,220.77       90,874.88      1985           74.7%
   662     59414  Hattiesburg          MS       39402      104,698.35      104,436.60       90,197.63      1979           49.6%
   663     59414  Bryan                TX       77802      103,307.14      103,048.87       88,999.10      1983           56.1%
   664     59414  Louisville           KY       40222      102,586.95      102,330.48       88,378.66      1979           55.9%
   665     59414  Hendersonville       TN       37075      102,081.75      101,826.55       87,943.43      1988           64.3%
   666     59414  Southfield           MI       48075      102,081.75      101,826.55       87,943.43      1978           87.6%
   667     59414  Arvada               CO       80004      102,056.23      101,801.09       87,921.44      1982           54.0%
   668     59414  Colorado Springs     CO       80904      100,788.55      100,536.58       86,829.34      1973           38.5%
   669     59414  Houston              TX       77024      100,720.66      100,468.86       86,770.85      1972           27.2%
   670     59414  San Antonio          TX       78233      100,720.66      100,468.86       86,770.85      1986           50.7%
   671     59414  Blue Springs         MO       64015      100,654.18      100,402.54       86,713.58      1977           90.3%
   672     59414  Springfield          MA       01128      100,550.82      100,299.44       86,624.53      1980           74.8%
   673     59414  Charlotte            NC       28212       97,998.48       97,753.48       84,425.69      1971           59.2%
   674     59414  St. Joseph           MO       64506       96,703.38       96,461.62       83,309.96      1977           54.3%
   675     59414  Bettendorf           IA       52722       95,276.30       95,038.11       82,080.53      1993           57.9%
   676     59414  Rock Island          IL       61201       95,276.30       95,038.11       82,080.53      1983           65.9%
   677     59414  Melrose              MA       02176       95,276.30       95,038.11       82,080.53      1980           91.5%
   678     59414  Hermitage            TN       37076       95,276.30       95,038.11       82,080.53      1980           92.1%
   679     59414  N. Lauderdale        FL       33068       94,842.15       94,605.04       81,706.51      1981           62.5%
   680     59414  Jonesboro            GA       60236       93,851.50       93,616.87       80,853.07      1979           60.0%
   681     59414  Houston              TX       77070       92,518.97       92,287.67       79,705.09      1985           42.0%
   682     59414  Prattville           AL       36067       91,873.58       91,643.90       79,149.09      1972           55.5%
   683     59414  San Antonio          TX       78250       91,463.64       91,234.98       78,795.93      1984           37.6%
   684     59414  Houston              TX       77077       91,193.03       90,965.05       78,562.80      1971           52.3%
   685     59414  Farmington Hills     MI       48331       90,060.37       89,835.22       77,587.01      1978           64.4%
   686     59414  Houston              TX       77062       89,881.14       89,656.44       77,432.60      1972           34.4%
   687     59414  San Antonio          TX       78250       89,467.16       89,243.49       77,075.96      1984           58.8%
   688     59414  Allen                TX       75002       88,944.81       88,722.45       76,625.95      1984           75.9%
   689     59414  Knoxville            TN       37922       88,470.85       88,249.67       76,217.64      1988           65.0%
   690     59414  Northville           MI       48167       88,187.16       87,966.69       75,973.24      1974           51.4%
   691     59414  Houston              TX       77088       86,520.15       86,303.85       74,537.11      1984           44.3%
   692     59414  Robbinsdale          MN       55422       85,068.13       84,855.46       73,286.19      1970           40.8%
   693     59414  Montgomery           AL       36116       85,043.88       84,831.27       73,265.30      1974           53.0%
   694     59414  Framingham           MA       01701       81,665.40       81,461.24       70,354.74      1980           94.2%
   695     59414  Kansas City          MO       64151       81,665.40       81,461.24       70,354.74      1980           60.6%
   696     59414  West Allis           WI       53227       78,291.54       78,095.81       67,448.16      1978           28.3%
   697     59414  Antioch              TN       37013       76,878.41       76,686.21       66,230.75      1979          102.2%
   698     59414  Cheshire             CT       06410       73,498.86       73,315.11       63,319.27       NAV           63.1%
   699     59414  Corpus Christi       TX       78413       73,498.86       73,315.11       63,319.27      1983           69.3%
   700     59414  Brookfield           CT       06804       72,137.77       71,957.43       62,146.69      1987           41.0%
   701     59414  Baytown              TX       77521       70,776.68       70,599.74       60,974.11      1985           50.7%
   702     59414  Houston              TX       77049       70,776.68       70,599.74       60,974.11      1983           55.6%
   703     59414  Romulus              MI       48174       68,054.50       67,884.36       58,628.95      1973           67.5%
   704     59414  Houston              TX       77040       68,054.50       67,884.36       58,628.95      1984           43.7%
   705     59414  Lake Charles         LA       70605       68,054.50       67,884.36       58,628.95      1979           81.1%
   706     59414  Houston              TX       77089       68,054.50       67,884.36       58,628.95      1977           71.1%
   707     59414  Raytown              MO       64138       65,332.32       65,168.99       56,283.79      1977           75.4%
   708     59414  Rosenberg            TX       77471       62,610.14       62,453.61       53,938.64      1985           77.2%
   709     59414  Spring               TX       77373       62,610.14       62,453.61       53,938.64      1983           57.6%
   710     59414  Meridian             MS       39305       47,638.15       47,519.05       41,040.27      1980           57.2%
   711     59414  Kettering            OH       45439       47,638.15       47,519.05       41,040.27      1972           58.5%
   712     59414  Murfreesboro         TN       37130       43,554.88       43,445.99       37,522.53      1979           60.3%
   713     59414  Knoxville            TN       37923       43,554.88       43,445.99       37,522.53      1977           63.4%
   714     59414  Augusta              KS       67010       43,554.88       43,445.99       37,522.53       NAV           56.0%
   ---     -----  ----------------  -------   -------  --------------  --------------  --------------    -------         -----
   1.5     59414  Various           Various   Various  150,000,000.00  149,625,000.00  129,225,000.00    Various          58.6%
   ===     =====  ================  =======   =======  ==============  ==============  ==============    =======         =====

PROPERTY   LOAN   UTILIZATION DATE             MEASUREMENT  NET RENTABLE                   APPRAISAL
 COUNT    NUMBER     MOST RECENT      UNITS       UNIT         AREA       APPRAISAL VALUE     TYPE      APPRAISAL FIRM
--------  ------  ----------------  ---------  -----------  ------------  ---------------  ---------  -------------------

   661     59414      10/1/2005         4,700       SF            4,700           775,000    As Is    Cushman & Wakefield
   662     59414      10/1/2005         4,625       SF            4,625           694,747    As Is    Cushman & Wakefield
   663     59414      10/1/2005         6,048       SF            6,048           740,542    As Is    Cushman & Wakefield
   664     59414      10/1/2005         4,680       SF            4,680           684,364    As Is    Cushman & Wakefield
   665     59414      10/1/2005         6,260       SF            6,260           750,000    As Is    Cushman & Wakefield
   666     59414      10/1/2005         3,000       SF            3,000           750,000    As Is    Cushman & Wakefield
   667     59414      10/1/2005         4,692       SF            4,692           661,146    As Is    Cushman & Wakefield
   668     59414      10/1/2005         6,000       SF            6,000           688,279    As Is    Cushman & Wakefield
   669     59414      10/1/2005         7,392       SF            7,392           740,000    As Is    Cushman & Wakefield
   670     59414      10/1/2005         5,880       SF            5,880           740,000    As Is    Cushman & Wakefield
   671     59414      10/1/2005         4,700       SF            4,700           657,711    As Is    Cushman & Wakefield
   672     59414      10/1/2005         4,590       SF            4,590           666,342    As Is    Cushman & Wakefield
   673     59414      10/1/2005         6,292       SF            6,292           720,000    As Is    Cushman & Wakefield
   674     59414      10/1/2005         4,600       SF            4,600           636,557    As Is    Cushman & Wakefield
   675     59414      10/1/2005         3,336       SF            3,336           700,000    As Is    Cushman & Wakefield
   676     59414      10/1/2005         3,910       SF            3,910           700,000    As Is    Cushman & Wakefield
   677     59414      10/1/2005         3,570       SF            3,570           700,000    As Is    Cushman & Wakefield
   678     59414      10/1/2005         7,800       SF            7,800           700,000    As Is    Cushman & Wakefield
   679     59414      10/1/2005         3,775       SF            3,775           693,532    As Is    Cushman & Wakefield
   680     59414      10/1/2005         4,250       SF            4,250           608,973    As Is    Cushman & Wakefield
   681     59414      10/1/2005         4,900       SF            4,900           625,060    As Is    Cushman & Wakefield
   682     59414      10/1/2005         5,257       SF            5,257           675,000    As Is    Cushman & Wakefield
   683     59414      10/1/2005         4,978       SF            4,978           620,573    As Is    Cushman & Wakefield
   684     59414      10/1/2005         7,380       SF            7,380           670,000    As Is    Cushman & Wakefield
   685     59414      10/1/2005         4,200       SF            4,200           888,673    As Is    Cushman & Wakefield
   686     59414      10/1/2005         7,015       SF            7,015           667,260    As Is    Cushman & Wakefield
   687     59414      10/1/2005         4,978       SF            4,978           603,062    As Is    Cushman & Wakefield
   688     59414      10/1/2005         4,978       SF            4,978           596,531    As Is    Cushman & Wakefield
   689     59414      10/1/2005         6,260       SF            6,260           650,000    As Is    Cushman & Wakefield
   690     59414      10/1/2005         4,655       SF            4,655           828,715    As Is    Cushman & Wakefield
   691     59414      10/1/2005         4,900       SF            4,900           583,643    As Is    Cushman & Wakefield
   692     59414      10/1/2005         3,600       SF            3,600           625,000    As Is    Cushman & Wakefield
   693     59414      10/1/2005         4,669       SF            4,669           556,621    As Is    Cushman & Wakefield
   694     59414      10/1/2005         3,468       SF            3,468           600,000    As Is    Cushman & Wakefield
   695     59414      10/1/2005         4,679       SF            4,679           600,000    As Is    Cushman & Wakefield
   696     59414      10/1/2005         4,500       SF            4,500           897,658    As Is    Cushman & Wakefield
   697     59414      10/1/2005         6,130       SF            6,130           542,372    As Is    Cushman & Wakefield
   698     59414      10/1/2005         3,500       SF            3,500           540,000    As Is    Cushman & Wakefield
   699     59414      10/1/2005         4,900       SF            4,900           540,000    As Is    Cushman & Wakefield
   700     59414      10/1/2005         3,456       SF            3,456           530,000    As Is    Cushman & Wakefield
   701     59414      10/1/2005         4,920       SF            4,920           520,000    As Is    Cushman & Wakefield
   702     59414      10/1/2005         4,950       SF            4,950           520,000    As Is    Cushman & Wakefield
   703     59414      10/1/2005         1,600       SF            1,600           500,000    As Is    Cushman & Wakefield
   704     59414      10/1/2005         4,900       SF            4,900           500,000    As Is    Cushman & Wakefield
   705     59414      10/1/2005         4,625       SF            4,625           475,000    As Is    Cushman & Wakefield
   706     59414      10/1/2005         5,159       SF            5,159           500,000    As Is    Cushman & Wakefield
   707     59414      10/1/2005         4,600       SF            4,600           480,000    As Is    Cushman & Wakefield
   708     59414      10/1/2005         4,860       SF            4,860           460,000    As Is    Cushman & Wakefield
   709     59414      10/1/2005         4,900       SF            4,900           460,000    As Is    Cushman & Wakefield
   710     59414      10/1/2005         4,670       SF            4,670           350,000    As Is    Cushman & Wakefield
   711     59414      10/1/2005         2,500       SF            2,500           350,000    As Is    Cushman & Wakefield
   712     59414      10/1/2005         4,700       SF            4,700           320,000    As Is    Cushman & Wakefield
   713     59414      10/1/2005         4,634       SF            4,634           320,000    As Is    Cushman & Wakefield
   714     59414      10/1/2005         5,500       SF            5,500           320,000    As Is    Cushman & Wakefield
   ---     -----      ---------     ---------       --        ---------     -------------    -----    -------------------
   1.5     59414      10/1/2005     5,119,320       SF        5,119,320     1,101,357,835    As Is    Cushman & Wakefield
   ===     =====      =========     =========       ==        =========     =============    =====    ===================

PROPERTY   LOAN                       SEISMIC   SEISMIC                 OWNERSHIP                   CONDO
 COUNT    NUMBER  DATE OF APPRAISAL  INSURANCE    PML%   LIEN POSITION   INTEREST  TIC STRUCTURE  STRUCTURE
--------  ------  -----------------  ---------  -------  -------------  ---------  -------------  ---------

   661     59414          10/7/2005     Yes                  First         Fee           No           No
   662     59414         10/25/2005     Yes                  First         Fee           No           No
   663     59414         10/25/2005     Yes                  First         Fee           No           No
   664     59414         10/25/2005     Yes                  First         Fee           No           No
   665     59414           9/9/2005     Yes                  First         Fee           No           No
   666     59414          10/7/2005     Yes                  First         Fee           No           No
   667     59414         10/25/2005     Yes                  First         Fee           No           No
   668     59414         10/25/2005     Yes                  First         Fee           No           No
   669     59414          10/5/2005     Yes                  First         Fee           No           No
   670     59414          10/5/2005     Yes                  First         Fee           No           No
   671     59414         10/25/2005     Yes                  First         Fee           No           No
   672     59414         10/25/2005     Yes                  First         Fee           No           No
   673     59414         10/13/2005     Yes                  First         Fee           No           No
   674     59414         10/25/2005     Yes                  First         Fee           No           No
   675     59414          9/11/2005     Yes                  First         Fee           No           No
   676     59414         10/11/2005     Yes                  First         Fee           No           No
   677     59414          9/16/2005     Yes                  First         Fee           No           No
   678     59414           9/8/2005     Yes                  First         Fee           No           No
   679     59414         10/25/2005     Yes                  First         Fee           No           No
   680     59414         10/25/2005     Yes                  First         Fee           No           No
   681     59414         10/25/2005     Yes                  First         Fee           No           No
   682     59414          9/14/2005     Yes                  First         Fee           No           No
   683     59414         10/25/2005     Yes                  First         Fee           No           No
   684     59414          10/5/2005     Yes                  First         Fee           No           No
   685     59414         10/25/2005     Yes                  First         Fee           No           No
   686     59414         10/25/2005     Yes                  First         Fee           No           No
   687     59414         10/25/2005     Yes                  First         Fee           No           No
   688     59414         10/25/2005     Yes                  First         Fee           No           No
   689     59414          9/23/2005     Yes                  First         Fee           No           No
   690     59414         10/25/2005     Yes                  First         Fee           No           No
   691     59414         10/25/2005     Yes                  First         Fee           No           No
   692     59414          9/29/2005     Yes                  First         Fee           No           No
   693     59414         10/25/2005     Yes                  First         Fee           No           No
   694     59414          9/30/2005     Yes                  First         Fee           No           No
   695     59414          10/7/2005     Yes                  First         Fee           No           No
   696     59414         10/25/2005     Yes                  First         Fee           No           No
   697     59414         10/25/2005     Yes                  First         Fee           No           No
   698     59414          9/28/2005     Yes                  First         Fee           No           No
   699     59414          10/7/2005     Yes                  First         Fee           No           No
   700     59414          9/23/2005     Yes                  First         Fee           No           No
   701     59414          10/5/2005     Yes                  First         Fee           No           No
   702     59414          10/5/2005     Yes                  First         Fee           No           No
   703     59414          10/7/2005     Yes                  First         Fee           No           No
   704     59414          10/5/2005     Yes                  First         Fee           No           No
   705     59414          10/8/2005     Yes                  First         Fee           No           No
   706     59414          10/5/2005     Yes                  First         Fee           No           No
   707     59414         10/12/2005     Yes                  First         Fee           No           No
   708     59414          10/4/2005     Yes                  First         Fee           No           No
   709     59414          10/5/2005     Yes                  First         Fee           No           No
   710     59414          10/4/2005     Yes                  First         Fee           No           No
   711     59414          10/3/2005     Yes                  First         Fee           No           No
   712     59414         10/25/2005     Yes                  First         Fee           No           No
   713     59414         10/25/2005     Yes                  First         Fee           No           No
   714     59414          9/15/2005     Yes                  First         Fee           No           No
   ---     -----         ----------     ---     -------      -----         ---           --           --
   1.5     59414            Various     Yes     Various      First         Fee           No           No
   ===     =====         ==========     ===     =======      =====         ===           ==           ==

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

                    LOAN          LOAN
  SEQUENCE         NUMBER         GROUP  PROPERTY NAME                                                        PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

     1              59414           1    KinderCare Portfolio                                                     Other
     2              59264           1    Desert Passage                                                           Retail
     3            20050248          1    Waterfront at Port Chester                                               Retail
     4              59639           1    Fairmont Sonoma Mission Inn & Spa                                        Hotel
     5            20051519          1    Torre Mayor                                                              Office
     6              59431           1    Medical Mutual Headquarters                                              Office
     7            20051227          1    Frandor Shopping Center                                                  Retail
     8            20051248          1    Metro Plaza at Jersey City                                               Retail
     9              59551           1    Plaza Antonio                                                            Retail
     10             59442           1    Main Event Portfolio                                                     Retail
     11             59156           1    Jordache Distribution                                                  Industrial
     12           20051383          1    Marriott Courtyard Grand Cayman                                          Hotel
     13             59355           1    DEA Division Headquarters                                                Office
     14           20051381          1    Bass Creek Corporate Center                                              Office
     15           20051351          1    Beltway 8                                                                Office
     16           20051464          2    Avalon Parc Apartments                                                Multifamily
     17             59531           1    34 Peachtree Street                                                      Office
     18             59616           1    Embassy Suites                                                           Hotel
     19             59474           1    Accor North American Headquarters                                        Office
     20             59617           2    Camelot Apartments                                                    Multifamily
     21             59488           2    Union Station Apartments                                              Multifamily
     22             59439           1    Mitsuwa Marketplace                                                      Retail
     23           20051394          1    Montpelier II                                                          Mixed Use
     24             59268           1    Special Data Processing Building                                         Office
     25             59447           1    Stockdale Village                                                        Retail
     26             59271           1    Shawnee Mission Medical Office Buildings                                 Office
     27             59484           1    Golden Terrace West                                               Manufactured Housing
     28             59613           1    Autodesk Civic Center                                                    Office
     29             59452           2    Hawthorne Place Apartments                                            Multifamily
     30             59291           1    Department of Homeland Security                                          Office
     31             15778           1    Asbury Plaza                                                             Retail
     32             59509           2    Preston Glen at Bridge Mill                                           Multifamily
     33             59513           1    Southlake Flex Portfolio                                               Industrial
     34             59480           2    North Park Towers                                                     Multifamily
     35             59379           1    Storage Plus Portfolio                                                Self Storage
     36             16374           2    Legends Terrace Apartments                                            Multifamily
     37             59385           1    Pacoima Plaza                                                            Retail
     38             59401           1    Watson and Taylor Self Storage Portfolio                              Self Storage
     39           20051279          2    Palermo Apartments                                                    Multifamily
     40             15170           1    Plazas of Broadview                                                      Retail
     41             59444           2    Glen Eagle at Wildwood                                                Multifamily
     42             59529           1    12725 Twinbrook Parkway                                                  Office
     43             59197           2    Country Club of Woodland Hills                                        Multifamily
     44             59486           2    East Bay Oaks                                                     Manufactured Housing
     45           20050800          1    Raymour & Flanigan - Ocean Township                                      Retail
     46            9000377          1    Hampton Inn - Springfield                                                Hotel
     47             59483           2    Holiday Village                                                   Manufactured Housing
     48             16624           1    Bayboro                                                                  Office
     49             15954           2    Greystone at Inverness, Phase II                                      Multifamily
     50             59417           1    McGraw-Hill Companies                                                  Industrial
     51            9000407          2    Heather Ridge                                                         Multifamily
     52             59402           1    Wabash Landing                                                           Retail
     53            9000366          1    Grupe Bldg                                                               Office
     54             16943           2    Parma Woods Apartments                                                Multifamily
     55             16955           1    The Shoppes at Coldwater                                                 Retail
     56            9000364          1    Hampton Inn- Beck Port                                                   Hotel
     57             59433           1    BJ's Wholesale Club - Miami, FL                                          Retail
     58             59449           1    Residence Inn                                                            Hotel
     59             59466           2    University Springs Apartments                                         Multifamily
     60             59418           1    Corona Office & Self Storage                                          Self Storage
     61           20050864          1    Palisades Trailer Bowl MHP                                        Manufactured Housing
     62             59569           1    Hampton Inn & Suites                                                     Hotel
     63            9000330          1    FDA Building                                                             Office
     64             59490           1    Lyon Village                                                             Retail
     65           20051405          1    24 Hour Fitness                                                          Retail
     66             59605           1    Verizon Call Center                                                      Office
     67             59593           1    Assured Self Storage                                                  Self Storage
     68            9000304          1    Comfort Inn - Springfield                                                Hotel
     69             59487           2    Eldorado Village                                                  Manufactured Housing
     70             59615           2    Raleigh North Apartments and Milbank Court Apartments                 Multifamily
     71             59435           1    Peregrine Pharmaceuticals                                                Office
     72             59476           1    Timberhills Shopping Center                                              Retail
     73           20051361          2    Pontrail Apartments                                                   Multifamily
     74             59595           1    Crossroads at Santa Maria                                                Retail
     75             59583           1    Best Buy - Erie, PA                                                      Retail
     76             59400           1    U-Lock Portfolio                                                      Self Storage
     77             59504           2    Cimarron Crossing Apartments                                          Multifamily
     78             16333           2    Park Plaza Apartments (WI)                                            Multifamily
     80             59550           1    Dick's Sporting Goods - Keene, NH                                        Retail
     81             59491           1    StorQuest - Camarillo                                                 Self Storage
     82             16939           2    Bent Tree Apartments                                                  Multifamily
     83           20051395          1    Holiday Inn Express - Allen Park                                         Hotel
     84             16580           1    Holiday Inn Express-NW Portland                                          Hotel
     85             16184           1    Sherwood Office Building                                                 Office
     86             59319           1    Whitewater Trade Center                                                  Retail
     87             59489           1    Graham Shopping Center - Falls Church, VA                                Retail
     88             59543           1    Shoppes of Killian                                                       Retail
     89             59446           2    The Meadows MHC                                                   Manufactured Housing
     90             59475           1    Rancho Springs Medical Center                                            Office
     91             59597           1    Best Buy - Ft. Lauderdale                                                Retail
     92             59443           1    Market Square Center                                                   Mixed Use
     93             59151           1    Hampton Inn - Niagara Falls                                              Hotel
     94             59545           1    Crossroads Storage                                                    Self Storage
     95             59318           1    Phoenix Airport Industrial                                             Industrial
     96           20051476          1    Mosaica Office Building                                                  Office
     97             15733           2    Royal Hills                                                           Multifamily
     98             16882           1    ClimaStor Perkins Road                                                Self Storage
     99             59541           1    6850 Stevenson Boulevard                                               Industrial
    100            9000354          1    Junction Business Park                                                 Industrial
    101             59321           1    Promenade Shopping Center                                                Retail
    102             59505           2    2324 Boston Road                                                      Multifamily
    103             59607           1    Quest Northgate                                                          Office
    104           20051274          1    Suburban Lodge Extended Stay                                             Hotel
    105             15687           1    Prosperity Bank Building                                                 Office
    106             15109           1    HUB Plaza                                                                Office
    107             59510           2    Randol Crossing                                                       Multifamily
    108             15095           1    Embassy Tower                                                            Office
    109           20051253          1    Comfort Inn-Hyannis                                                      Hotel
    110           20050944          1    The Carrier Building                                                   Industrial
    111           20051398          1    Fairfield Inn-Flagstaff                                                  Hotel
    112             59075           1    Best Western Franklin Park Suites                                        Hotel
    113             15756           1    Mansell Forest                                                           Office
    114             59582           1    Best Buy - Northridge, CA                                                Retail
    115           20051463          1    Wingate Inn Cincinnati - Blue Ash                                        Hotel
    116             16154           1    Eagles Portfolio Roll Up                                              Self Storage
    117           20050228          1    Dominion Marketplace                                                     Retail
    118             59399           1    Space Saver Self Storage and Pack Rat Self Storage                    Self Storage
    119             59457           1    Brown Deer Park                                                          Office
    120             59608           1    Associated Banc - Corporate Building                                     Office
    121             13724           1    AAA AA SS                                                             Self Storage
    122             14278           1    Platinum Storage (Phelan)                                             Self Storage
    123             59214           2    Hermitage Apartments                                                  Multifamily
    124           20051422          1    Allsize Ministorage                                                   Self Storage
    125             59584           1    PepsiCo Distribution Center                                            Industrial
    126             15417           1    Guardian Storage Centers (StorAmerica)                                Self Storage
    127             14388           2    BrookHollow                                                           Multifamily
    128           20061254          1    Linens N Things                                                          Retail
    129             16941           2    Highland House Apartments-OH                                          Multifamily
    130             16247           1    Painters Mill Professional Center                                        Office
    131             15552           1    Meridian Retail Center                                                   Retail
    132            9000347          1    Maryland Office Interiors                                              Industrial
    133           20051345          1    Holiday Inn Express - Germantown WI                                      Hotel
    134             58947           2    Stone Creek Apartments                                                Multifamily
    135             59578           1    Sunset Self Storage                                                   Self Storage
    136             59215           2    Ridgeside Apartments                                                  Multifamily
    137             16057           1    Parkway III                                                              Office
    138            9000289          1    Shane Co. - Roseville                                                    Retail
    139             59273           2    University Square Apartments                                          Multifamily
    140           20051347          2    Willowind Apartments                                                  Multifamily
    141             16166           2    Amesbury Apartments                                                   Multifamily
    142             14485           2    Crutcher Apartments                                                   Multifamily
    143             16541           2    Ridge Apartments                                                      Multifamily
    144            9000365          1    Sleep Inn - Beck Port                                                    Hotel
    145             14493           2    Strawberry Meadows Apartments                                         Multifamily
    146             15328           1    Lombard Station                                                          Retail
    147             16533           2    Tanyard Park Apartments                                               Multifamily
    148           20051360          1    Court Center Plaza                                                       Retail
    149             16033           1    Holiday Inn Express Burlington                                           Hotel
    150             15782           1    National Storage Centers                                              Self Storage
    151             16320           2    Jacob's Landing Apartments                                            Multifamily
    152             59527           1    Bentonville Butcher Shop Building                                        Retail
    153            9000295          2    Heritage Place II Apartments                                          Multifamily
    154             59577           1    8131 W. Grandridge                                                       Office
    155             59441           1    Mansell Crossing Verizon Pad                                             Retail
    156             59574           1    Archer Road Business Park                                             Self Storage
    157             59477           1    Glendale Workshops                                                     Mixed Use
    158             15375           2    Las Violetas Apartments                                               Multifamily
    159             15475           1    Magnolia Building                                                      Mixed Use
    160             14280           1    American Self Storage                                                 Self Storage
    161             16259           2    East Bend Apartments                                                  Multifamily
    162             14718           2    Esquire House                                                         Multifamily
    163             16335           1    Saddle Ridge Duplexes                                                 Multifamily
    164             59530           1    South West Self Storage                                               Self Storage
    165             16394           1    Bellefontaine Retail                                                     Retail
    166             13660           1    Covington Lakes Retail Center                                            Retail
    167             15610           1    Northpark Drive-Ridgeland                                                Office
    168             59590           1    OfficeMax - Phoenix, AZ                                                  Retail
    169             14719           1    Swiss Highlands Shopping Center                                          Retail
    170             59327           1    1825 Commerce Street                                                     Office
    171             16041           2    Royal Sentry Apartments                                               Multifamily
    172             59470           1    Hammer Ranch                                                             Retail
    173             15106           1    Ensley Square Retail                                                     Retail
    174             16723           1    Storage Depot - Pharr                                                 Self Storage
    175            9000276          1    Shane Co. - Kennesaw                                                     Retail
    176             12142           1    El Camino Self Storage                                                Self Storage
    177             17211           1    National Storage Center-Portland                                      Self Storage
    178             16331           1    Regency Pointe Business Center                                         Industrial
    179             16718           1    Edinburg-Storage Depot                                                Self Storage
    180             16603           1    Lake Meridian Crossing                                                   Retail
    181             59528           1    5485 Reno Corporate Drive                                              Industrial
    182             15660           2    Kings Manor                                                           Multifamily
    183             16713           1    Storage Depot - Burleson                                              Self Storage
    184             59576           1    3489 Baseline Road                                                       Office
    185             16532           1    Regency Square                                                         Mixed Use
    186             59549           1    Staples - Atascadero                                                     Retail
    187             16721           1    Fossil Creek-Storage Depot                                            Self Storage
    188             15458           1    Canal Building                                                           Office
    189             59269           2    Arbors Apartments                                                     Multifamily
    190             16727           1    Storage Depot - Morningside                                           Self Storage
    191             15357           1    Chester Village                                                        Mixed Use
    192             15696           2    Acadian Village                                                       Multifamily
    193             15584           1    Southpark Retail                                                         Retail
-----------------------------------------------------------------------------------------------------------------------------------
                                         TOTALS

             INITIAL DEPOSIT TO CAPITAL    INITIAL DEPOSIT TO        ANNUAL DEPOSIT TO
  SEQUENCE      IMPROVEMENT RESERVES      REPLACEMENT RESERVES      REPLACEMENT RESERVES
--------------------------------------------------------------------------------------------

     1                $756,551
     2                                                                    $133,376
     3               2,395,765                                             29,487
     4
     5
     6
     7
     8                 13,713                                              24,222
     9                                          $325,000                   15,847
     10
     11               586,875                                              95,111
     12               340,000                                      4% of Operating Income
     13                                                                    33,255
     14                                         128,166
     15                                         106,092
     16               800,625                    9,875                    118,500
     17                                                                    67,639
     18               991,292                                             364,485
     19
     20                                        1,000,000
     21                                                                    88,659
     22
     23                                         166,131
     24                                         100,000                    69,600
     25                                                                    16,275
     26                                          15,000                    48,625
     27
     28                                                                    17,724
     29                                                                    64,068
     30                                                                    14,692
     31                                                                    13,644
     32                                                                    47,196
     33                                                                    37,428
     34                                         150,000                   131,460
     35                18,000                                             115,551
     36                                                                    35,200
     37               139,675                                              6,492
     38                                         100,000                    73,851
     39                 5,250                                              33,600
     40                12,500                                              13,794
     41                                                                    31,832
     42
     43                                                                    57,570
     44
     45                                                                    9,105
     46                                                                   122,087
     47
     48               126,616                                              16,200
     49                                                                    41,000
     50
     51
     52                                                                    20,790
     53                1,875
     54                60,368                                              82,500
     55                                                                    30,564
     56                                                                   130,080
     57
     58                84,756                                             103,440
     59                2,250                                               47,092
     60                                                                    7,848
     61                                                                    5,950
     62                                                                   122,677
     63
     64                                                                    8,914
     65
     66                37,250
     67                                          11,000
     68                1,500                                              122,087
     69
     70                23,431                    7,858                     94,300
     71
     72
     73                                                                    48,000
     74                                                                    3,868
     75                16,406                                              2,250
     76                                                                    29,802
     77               155,934                    28,000                    62,000
     78                30,282                                              49,272
     80
     81                                          78,000                    12,276
     82               176,563                                              51,500
     83               308,000                                              83,952
     84                                         158,458
     85
     86                                                                    28,354
     87                10,000                                              8,526
     88                97,856                    38,000                    8,120
     89                                                                    4,180
     90                                                                    5,859
     91
     92                                                                    2,544
     93                                                                    97,250
     94                                                                    11,946
     95                                                                    5,339
     96
     97                31,438                                              39,900
     98                15,000                                              10,956
     99                2,500                                               14,343
    100                12,500                   100,000                    33,251
    101                                                                    16,332
    102               557,725                                              80,750
    103                2,200                    280,000                    2,189
    104                3,375                                               93,000
    105                                          75,000                    17,784
    106                                                                    5,424
    107                                                                    41,600
    108                15,046
    109                42,941                                              97,949
    110                                                                    16,500
    111                1,250                                              106,838
    112                                                                    9,864
    113                3,750
    114
    115                                          70,000
    116                12,875                                              13,301
    117                27,293                                              19,632
    118                                                                    32,835
    119                                                                    11,934
    120                                                                    9,533
    121                                                                    13,571
    122                                                                    10,670
    123                34,375                    50,000                    86,640
    124                1,250                                               7,793
    125
    126                                                                    6,709
    127                18,250                    40,164
    128
    129                13,125                                              24,750
    130                                          1,000                     12,408
    131                                                                    1,261
    132
    133                72,500                    5,099                     61,183
    134                                                                    24,600
    135                                                                    15,912
    136                                                                    38,950
    137               128,150
    138
    139               554,375                   175,000                   111,776
    140               250,000                    2,377                     28,521
    141                23,750                                              47,256
    142                5,000                                               9,600
    143                                                                    16,500
    144                                                                    49,669
    145                                                                    11,124
    146                                                                    1,671
    147                                                                    12,750
    148
    149                                                                    65,852
    150                                                                    3,834
    151                                                                    8,000
    152                                                                    1,140
    153                                                                    7,500
    154
    155
    156                                          2,304
    157                                          53,000
    158                                                                    24,000
    159                                                                    1,561
    160                                                                    16,548
    161                15,125                                              33,552
    162                6,250
    163                                                                    3,500
    164                                          2,904
    165                                                                    2,388
    166                                                                    1,746
    167
    168                                          6,025                     3,525
    169                11,375                    4,500                     4,800
    170                1,250                     47,990
    171                2,750                     43,918
    172                                                                    22,516
    173               163,751
    174                                                                    4,404
    175
    176                                                                    7,668
    177                1,500                                               4,104
    178                                                                    5,856
    179                                                                    4,536
    180                                                                     930
    181                                                                    2,100
    182                11,875                                              27,936
    183                                                                    7,200
    184
    185                1,875                                               11,256
    186                                                                    2,044
    187                                                                    5,172
    188                3,125                                               3,280
    189                27,238                                              39,000
    190                                                                    4,596
    191                                           181                      2,175
    192                                                                    5,250
    193
--------------------------------------------------------------------------------------------
                     $9,268,115                $3,381,042                $4,884,053

                    TAX AND         INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO      % OF    % OF
  SEQUENCE     INSURANCE ESCROW        TI/LC ESCROW           TI/LC ESCROW       GROUP    POOL
-------------------------------------------------------------------------------------------------

     1                No                                                          8.9%    7.3%
     2             Tax Only             $8,333,824                                7.8%    6.5%
     3                Yes                 750,808               $117,227          6.5%    5.4%
     4                No                                                          3.3%    2.7%
     5          Insurance Only           8,000,000                                3.3%    2.7%
     6                No                                                          3.1%    2.6%
     7                Yes                                                         2.3%    1.9%
     8                Yes                                        34,115           2.3%    1.9%
     9                Yes                                                         2.3%    1.9%
     10               No                                                          2.1%    1.7%
     11            Tax Only                                                       2.0%    1.7%
     12               No                                                          1.8%    1.5%
     13            Tax Only                                                       1.6%    1.3%
     14               Yes                1,373,000                                0.8%    0.7%
     15               No                  894,000                                 0.7%    0.6%
     16               Yes                                                         6.8%    1.2%
     17               Yes                 300,000                                 1.4%    1.1%
     18               Yes                                                         1.3%    1.0%
     19               No                                                          1.2%    1.0%
     20               Yes                                                         5.9%    1.0%
     21               Yes                                                         5.3%    0.9%
     22               No                                                          1.1%    0.9%
     23               Yes                1,833,869                                1.1%    0.9%
     24         Insurance Only                                                    1.1%    0.9%
     25               Yes                                                         1.1%    0.9%
     26               Yes                                                         1.0%    0.8%
     27               No                                                          1.0%    0.8%
     28               Yes                1,026,536              240,000           1.0%    0.8%
     29               Yes                                                         4.6%    0.8%
     30               Yes                                                         1.0%    0.8%
     31               Yes                                        58,548           1.0%    0.8%
     32               Yes                                                         4.4%    0.8%
     33            Tax Only               300,000               133,692           0.9%    0.8%
     34               Yes                                                         4.2%    0.7%
     35               Yes                                                         0.8%    0.7%
     36               Yes                                                         3.9%    0.7%
     37               No                  108,500                                 0.8%    0.6%
     38         Insurance Only                                                    0.8%    0.6%
     39               Yes                                                         3.5%    0.6%
     40               Yes                 140,000                80,004           0.7%    0.6%
     41               Yes                                                         3.4%    0.6%
     42            Tax Only                                                       0.7%    0.6%
     43               Yes                                                         3.4%    0.6%
     44               No                                                          3.3%    0.6%
     45               Yes                                                         0.7%    0.6%
     46               Yes                                                         0.7%    0.6%
     47               No                                                          3.3%    0.6%
     48               Yes                1,450,000                                0.7%    0.6%
     49               Yes                                                         3.3%    0.6%
     50               No                                                          0.6%    0.5%
     51               Yes                                                         3.0%    0.5%
     52               Yes                                        18,556           0.6%    0.5%
     53               Yes                                                         0.6%    0.5%
     54               Yes                                                         2.9%    0.5%
     55               Yes                 40,000                 89,380           0.6%    0.5%
     56            Tax Only                                                       0.6%    0.5%
     57               No                                                          0.6%    0.5%
     58            Tax Only                                                       0.6%    0.5%
     59         Insurance Only                                                    2.8%    0.5%
     60               Yes                                                         0.6%    0.5%
     61               Yes                                                         0.6%    0.5%
     62               Yes                                                         0.5%    0.5%
     63               No                                                          0.5%    0.4%
     64            Tax Only                                                       0.5%    0.4%
     65               No                                                          0.5%    0.4%
     66               No                                                          0.5%    0.4%
     67               Yes                                                         0.5%    0.4%
     68               Yes                                                         0.5%    0.4%
     69               No                                                          2.3%    0.4%
     70         Insurance Only                                                    2.2%    0.4%
     71               No                                                          0.4%    0.4%
     72               No                                                          0.4%    0.4%
     73               Yes                                                         2.0%    0.4%
     74            Tax Only                                      19,341           0.4%    0.4%
     75               No                                                          0.4%    0.3%
     76               Yes                                                         0.4%    0.3%
     77         Insurance Only                                                    2.0%    0.3%
     78               Yes                                                         2.0%    0.3%
     80               No                                                          0.4%    0.3%
     81            Tax Only                                                       0.4%    0.3%
     82               Yes                                                         2.0%    0.3%
     83               Yes                                                         0.4%    0.3%
     84               Yes                                                         0.4%    0.3%
     85            Tax Only                                                       0.4%    0.3%
     86         Insurance Only                                   84,000           0.4%    0.3%
     87               Yes                                        24,698           0.4%    0.3%
     88               Yes                                                         0.4%    0.3%
     89               Yes                                                         1.7%    0.3%
     90               Yes                                                         0.4%    0.3%
     91               No                                                          0.4%    0.3%
     92            Tax Only               177,544                                 0.4%    0.3%
     93               Yes                                                         0.3%    0.3%
     94               Yes                                                         0.3%    0.3%
     95         Insurance Only            50,000                                  0.3%    0.3%
     96               Yes                 500,000                42,504           0.3%    0.3%
     97               Yes                                                         1.6%    0.3%
     98               Yes                                                         0.3%    0.3%
     99            Tax Only                                                       0.3%    0.3%
    100               Yes                                        42,000           0.3%    0.3%
    101         Insurance Only                                   75,000           0.3%    0.3%
    102               Yes                                                         1.5%    0.3%
    103            Tax Only                                     200,400           0.3%    0.3%
    104               Yes                                                         0.3%    0.3%
    105               Yes                                        70,472           0.3%    0.3%
    106               Yes                 210,000                70,272           0.3%    0.3%
    107               Yes                                                         1.5%    0.3%
    108            Tax Only                                                       0.3%    0.3%
    109               Yes                                                         0.3%    0.2%
    110               Yes                                        45,000           0.3%    0.2%
    111               Yes                                                         0.3%    0.2%
    112               Yes                                                         0.3%    0.2%
    113            Tax Only               150,000                                 0.3%    0.2%
    114               No                                                          0.3%    0.2%
    115               Yes                                                         0.3%    0.2%
    116               Yes                                                         0.3%    0.2%
    117               Yes                                        15,108           0.3%    0.2%
    118               Yes                                                         0.3%    0.2%
    119            Tax Only                                                       0.3%    0.2%
    120               Yes                                        80,772           0.3%    0.2%
    121               Yes                                                         0.3%    0.2%
    122               Yes                                                         0.3%    0.2%
    123               Yes                                                         1.2%    0.2%
    124               Yes                                                         0.2%    0.2%
    125               No                                                          0.2%    0.2%
    126               Yes                                                         0.2%    0.2%
    127               Yes                                                         1.1%    0.2%
    128               No                                                          0.2%    0.2%
    129               Yes                                                         1.0%    0.2%
    130               Yes                                        56,184           0.2%    0.2%
    131               Yes                                        9,805            0.2%    0.2%
    132               No                                                          0.2%    0.2%
    133               Yes                                                         0.2%    0.2%
    134               Yes                                                         1.0%    0.2%
    135         Insurance Only                                                    0.2%    0.2%
    136               Yes                                                         1.0%    0.2%
    137            Tax Only                                     135,600           0.2%    0.2%
    138               No                                                          0.2%    0.2%
    139               Yes                                                         1.0%    0.2%
    140               Yes                                                         0.9%    0.2%
    141               Yes                                                         0.9%    0.2%
    142               Yes                                                         0.9%    0.2%
    143               Yes                                                         0.9%    0.2%
    144            Tax Only                                                       0.2%    0.2%
    145               Yes                                                         0.9%    0.2%
    146               Yes                                        11,218           0.2%    0.1%
    147               Yes                                                         0.8%    0.1%
    148               Yes                                                         0.2%    0.1%
    149               Yes                                                         0.2%    0.1%
    150               Yes                                                         0.2%    0.1%
    151               Yes                                                         0.8%    0.1%
    152               Yes                                        12,504           0.2%    0.1%
    153               Yes                                                         0.8%    0.1%
    154               Yes                                        16,200           0.2%    0.1%
    155               No                                                          0.2%    0.1%
    156               Yes                                                         0.2%    0.1%
    157               Yes                 47,000                                  0.2%    0.1%
    158               Yes                                                         0.7%    0.1%
    159               Yes                                        10,090           0.2%    0.1%
    160               Yes                                                         0.1%    0.1%
    161               Yes                                                         0.7%    0.1%
    162               Yes                                                         0.7%    0.1%
    163               Yes                                                         0.1%    0.1%
    164               Yes                                                         0.1%    0.1%
    165               Yes                                        10,464           0.1%    0.1%
    166               Yes                 14,500                 14,296           0.1%    0.1%
    167            Tax Only                                                       0.1%    0.1%
    168               Yes                                                         0.1%    0.1%
    169               Yes                  5,000                 21,900           0.1%    0.1%
    170               Yes                                                         0.1%    0.1%
    171               Yes                                                         0.6%    0.1%
    172               Yes                                                         0.1%    0.1%
    173               Yes                                                         0.1%    0.1%
    174               Yes                                                         0.1%    0.1%
    175               No                                                          0.1%    0.1%
    176               Yes                                                         0.1%    0.1%
    177               Yes                                                         0.1%    0.1%
    178               Yes                                        13,980           0.1%    0.1%
    179               Yes                                                         0.1%    0.1%
    180               Yes                                        7,309            0.1%    0.1%
    181               Yes                 150,152                15,000           0.1%    0.1%
    182               Yes                                                         0.5%    0.1%
    183               Yes                                                         0.1%    0.1%
    184               Yes                                        4,440            0.1%    0.1%
    185               Yes                                        27,000           0.1%    0.1%
    186               Yes                                                         0.1%    0.1%
    187               Yes                                                         0.1%    0.1%
    188               Yes                                        19,145           0.1%    0.1%
    189               Yes                                                         0.4%    0.1%
    190               Yes                                                         0.1%    0.1%
    191               Yes                   664                  7,966            0.1%    0.1%
    192               Yes                                                         0.3%    0.1%
    193               Yes                                                         0.1%    0.1%
-------------------------------------------------------------------------------------------------
                                        $25,855,396            $1,934,190

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

                LOAN     LOAN
  SEQUENCE     NUMBER    GROUP   LOAN ORIGINATOR     PROPERTY NAME                                                   CUT-OFF BALANCE
------------------------------------------------------------------------------------------------------------------------------------

     16       20051464     2     Barclays            Avalon Parc Apartments                                            $24,100,000
     20        59617       2     Bank of America     Camelot Apartments                                                 20,800,000
     21        59488       2     Bank of America     Union Station Apartments                                           18,838,735
     29        59452       2     Bank of America     Hawthorne Place Apartments                                         16,200,000
     32        59509       2     Bank of America     Preston Glen at Bridge Mill                                        15,750,000
     34        59480       2     Bank of America     North Park Towers                                                  15,000,000
     36        16374       2     Bridger             Legends Terrace Apartments                                         14,000,000
     39       20051279     2     Barclays            Palermo Apartments                                                 12,550,000
     41        59444       2     Bank of America     Glen Eagle at Wildwood                                             12,160,476
     43        59197       2     Bank of America     Country Club of Woodland Hills                                     11,945,448
     49        15954       2     Bridger             Greystone at Inverness, Phase II                                   11,560,255
     51       9000407      2     SunTrust Bank       Heather Ridge                                                      10,800,000
     54        16943       2     Bridger             Parma Woods Apartments                                             10,400,000
     59        59466       2     Bank of America     University Springs Apartments                                      9,900,000
     70        59615       2     Bank of America     Raleigh North Apartments and Milbank Court Apartments              7,673,784
     73       20051361     2     Barclays            Pontrail Apartments                                                7,150,000
     77        59504       2     Bank of America     Cimarron Crossing Apartments                                       7,090,000
     78        16333       2     Bridger             Park Plaza Apartments (WI)                                         7,067,050
     82        16939       2     Bridger             Bent Tree Apartments                                               7,000,000
     97        15733       2     Bridger             Royal Hills                                                        5,700,000
    102        59505       2     Bank of America     2324 Boston Road                                                   5,500,000
    107        59510       2     Bank of America     Randol Crossing                                                    5,225,000
    123        59214       2     Bank of America     Hermitage Apartments                                               4,100,000
    127        14388       2     Bridger             BrookHollow                                                        3,883,274
    129        16941       2     Bridger             Highland House Apartments-OH                                       3,650,000
    134        58947       2     Bank of America     Stone Creek Apartments                                             3,560,000
    136        59215       2     Bank of America     Ridgeside Apartments                                               3,500,000
    139        59273       2     Bank of America     University Square Apartments                                       3,376,953
    140       20051347     2     Barclays            Willowind Apartments                                               3,355,535
    141        16166       2     Bridger             Amesbury Apartments                                                3,341,939
    142        14485       2     Bridger             Crutcher Apartments                                                3,327,414
    143        16541       2     Bridger             Ridge Apartments                                                   3,289,293
    145        14493       2     Bridger             Strawberry Meadows Apartments                                      3,183,392
    147        16533       2     Bridger             Tanyard Park Apartments                                            2,993,092
    151        16320       2     Bridger             Jacob's Landing Apartments                                         2,793,642
    153       9000295      2     SunTrust Bank       Heritage Place II Apartments                                       2,787,147
    158        15375       2     Bridger             Las Violetas Apartments                                            2,579,009
    161        16259       2     Bridger             East Bend Apartments                                               2,500,000
    162        14718       2     Bridger             Esquire House                                                      2,500,000
    163        16335       1     Bridger             Saddle Ridge Duplexes                                              2,488,203
    171        16041       2     Bridger             Royal Sentry Apartments                                            2,150,777
    182        15660       2     Bridger             Kings Manor                                                        1,827,393
    189        59269       2     Bank of America     Arbors Apartments                                                  1,500,000
    192        15696       2     Bridger             Acadian Village                                                    1,100,328
------------------------------------------------------------------------------------------------------------------------------------
                                                     TOTAL MULTIFAMILY LOANS                                           $320,198,140

                                               STUDIO          1 BEDROOM         2 BEDROOM
                                          -----------------------------------------------------
                                           # OF     AVG     # OF      AVG      # OF     AVG
  SEQUENCE      UTILITIES TENANT PAYS      UNITS    RENT    UNITS    RENT     UNITS     RENT
-----------------------------------------------------------------------------------------------

     16         Electric, Water, Sewer                       176     $562      266      $731
     20                Electric                              80       580      376      674
     21         Electric, Water, Sewer                       109      593      196      771
     29         Electric, Water, Sewer                       93       710      119      824
     32      Electric, Gas, Water, Sewer                     54       792      144      913
     34            Electric, Water                           124      775      138     1,069
     36         Electric, Water, Sewer                       24       764      128      891
     39                Electric                              64       735      104      862
     41      Electric, Gas, Water, Sewer                     48       709      136      817
     43                  None                8     $1,429    46      1,626      98     1,881
     49                Electric                              48       720       88      850
     51         Electric, Water, Sewer                       96       589       96      719
     54             Electric, Gas                            218      412      112      473
     59                Electric                                                 48     1,000
     70             Electric, Gas                                              117      512
     73      Electric, Gas, Water, Sewer                     108      535       84      636
     77            Electric, Water                           136      467      112      655
     78             Electric, Gas                            131      592       36      755
     82                Electric                                                206      468
     97            Electric, Water                           48       503      102      594
    102                  None               40        598    78       745      141      810
    107         Electric, Water, Sewer                       102      514       58      687
    123             Electric, Gas                            40       461      148      490
    127            Electric, Water                           24       362       88      495
    129             Electric, Gas           30        420    65       520       4       625
    134             Electric, Gas                            72       485       48      672
    136                Electric                              128      435       20      548
    139             Electric, Gas                            112      364      102      426
    140            Electric, Water                           26       499       56      588
    141                Electric                              90       382       60      420
    142         Electric, Water, Sewer                       24       350       73      472
    143             Electric, Gas                            14       607       46      756
    145      Electric, Gas, Water, Sewer                     42       350       61      473
    147         Electric, Water, Sewer                       14       574       36      683
    151                Electric
    153            Electric, Water                                              30      950
    158         Electric, Water, Sewer                       51       447       45      552
    161                Electric                              28       374       70      449
    162                Electric                              51       748       18      944
    163             Electric, Gas
    171                Electric                              36       396       48      486
    182                Electric                              40       383       40      491
    189             Electric, Gas                            16       350       60      415
    192                Electric                                                 19      643
-----------------------------------------------------------------------------------------------

                 3 BEDROOM       4 BEDROOM AND LARGER
             --------------------------------------------
               # OF     AVG        # OF         AVG                  % OF    % OF
  SEQUENCE    UNITS     RENT      UNITS         RENT     ELEVATORS   GROUP   POOL
-----------------------------------------------------------------------------------

     16         32        $ 911                              No       6.8%   1.2%
     20                                                      No       5.9%   1.0%
     21         42          861                              No       5.3%   0.9%
     29         16        1,037                              No       4.6%   0.8%
     32         38        1,019                              No       4.4%   0.8%
     34         36        1,441     15         $1,981       Yes       4.2%   0.7%
     36         24          987                              No       3.9%   0.7%
     39                                                      No       3.5%   0.6%
     41                                                      No       3.4%   0.6%
     43         50        1,851                             Yes       3.4%   0.6%
     49         28        1,019                              No       3.3%   0.6%
     51                                                      No       3.0%   0.5%
     54                                                      No       2.9%   0.5%
     59         24        1,290     80          1,460        No       2.8%   0.5%
     70        113          651                              No       2.2%   0.4%
     73                                                      No       2.0%   0.4%
     77                                                      No       2.0%   0.3%
     78                                                     Yes       2.0%   0.3%
     82                                                      No       2.0%   0.3%
     97                                                      No       1.6%   0.3%
    102         64          952                             Yes       1.5%   0.3%
    107                                                      No       1.5%   0.3%
    123         40          571                              No       1.2%   0.2%
    127         48          639                              No       1.1%   0.2%
    129                                                      No       1.0%   0.2%
    134                                                      No       1.0%   0.2%
    136                                                      No       1.0%   0.2%
    139         10          574                              No       1.0%   0.2%
    140         12          712                              No       0.9%   0.2%
    141                                                      No       0.9%   0.2%
    142                                                      No       0.9%   0.2%
    143          6          879                              No       0.9%   0.2%
    145                                                      No       0.9%   0.2%
    147          1          850                              No       0.8%   0.1%
    151         32        1,003                              No       0.8%   0.1%
    153                                                      No       0.8%   0.1%
    158                                                      No       0.7%   0.1%
    161         12          508                              No       0.7%   0.1%
    162                                                     Yes       0.7%   0.1%
    163         14        2,000                              No       0.1%   0.1%
    171                                                      No       0.6%   0.1%
    182         16          645                              No       0.5%   0.1%
    189         24          500                              No       0.4%   0.1%
    192          2          745                              No       0.3%   0.1%
-----------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

CLASS XP REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class XP Reference Rate
1	4/10/2006	5.746400%
2	5/10/2006	5.557900%
3	6/10/2006	5.744100%
4	7/10/2006	5.557800%
5	8/10/2006	5.744000%
6	9/10/2006	5.744000%
7	10/10/2006	5.557700%
8	11/10/2006	5.743900%
9	12/10/2006	5.557600%
10	1/10/2007	5.557600%
11	2/10/2007	5.557500%
12	3/10/2007	5.559300%
13	4/10/2007	5.745200%
14	5/10/2007	5.558800%
15	6/10/2007	5.745100%
16	7/10/2007	5.558700%
17	8/10/2007	5.745000%
18	9/10/2007	5.744900%
19	10/10/2007	5.558600%
20	11/10/2007	5.744800%
21	12/10/2007	5.558500%
22	1/10/2008	5.744700%
23	2/10/2008	5.558400%
24	3/10/2008	5.559300%
25	4/10/2008	5.744600%
26	5/10/2008	5.558300%
27	6/10/2008	5.744500%
28	7/10/2008	5.558200%
29	8/10/2008	5.744400%
30	9/10/2008	5.744400%
31	10/10/2008	5.558100%
32	11/10/2008	5.744300%
33	12/10/2008	5.558000%
34	1/10/2009	5.558000%
35	2/10/2009	5.558000%
36	3/10/2009	5.559500%
37	4/10/2009	5.744200%
38	5/10/2009	5.557900%
39	6/10/2009	5.744200%
40	7/10/2009	5.557900%
41	8/10/2009	5.744100%
42	9/10/2009	5.744100%
43	10/10/2009	5.557800%
44	11/10/2009	5.744100%
45	12/10/2009	5.557300%
46	1/10/2010	5.557300%
47	2/10/2010	5.557300%
48	3/10/2010	5.559100%
49	4/10/2010	5.743500%
50	5/10/2010	5.557200%
51	6/10/2010	5.743400%
52	7/10/2010	5.557100%
53	8/10/2010	5.743400%
54	9/10/2010	5.745200%
55	10/10/2010	5.558900%
56	11/10/2010	5.745200%
57	12/10/2010	5.560400%
58	1/10/2011	5.562100%
59	2/10/2011	5.564100%
60	3/10/2011	5.571200%
61	4/10/2011	5.755200%
62	5/10/2011	5.568600%
63	6/10/2011	5.755600%
64	7/10/2011	5.569000%
65	8/10/2011	5.755600%
66	9/10/2011	5.755600%
67	10/10/2011	5.569000%
68	11/10/2011	5.755600%
69	12/10/2011	5.569000%
70	1/10/2012	5.755600%
71	2/10/2012	5.569000%
72	3/10/2012	5.570200%
73	4/10/2012	5.755600%
74	5/10/2012	5.569000%
75	6/10/2012	5.755600%
76	7/10/2012	5.567300%
77	8/10/2012	5.753800%
78	9/10/2012	5.753800%
79	10/10/2012	5.568200%
80	11/10/2012	5.751100%
81	12/10/2012	5.551400%
82	1/10/2013	5.549700%
83	2/10/2013	5.549600%
84	3/10/2013	5.552800%

C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

CLASS A-SBFL PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance
1	04/10/06	$133,468,000.00
2	05/10/06	$133,468,000.00
3	06/10/06	$133,468,000.00
4	07/10/06	$133,468,000.00
5	08/10/06	$133,468,000.00
6	09/10/06	$133,468,000.00
7	10/10/06	$133,468,000.00
8	11/10/06	$133,468,000.00
9	12/10/06	$133,468,000.00
10	01/10/07	$133,468,000.00
11	02/10/07	$133,468,000.00
12	03/10/07	$133,468,000.00
13	04/10/07	$133,468,000.00
14	05/10/07	$133,468,000.00
15	06/10/07	$133,468,000.00
16	07/10/07	$133,468,000.00
17	08/10/07	$133,468,000.00
18	09/10/07	$133,468,000.00
19	10/10/07	$133,468,000.00
20	11/10/07	$133,468,000.00
21	12/10/07	$133,468,000.00
22	01/10/08	$133,468,000.00
23	02/10/08	$133,468,000.00
24	03/10/08	$133,468,000.00
25	04/10/08	$133,468,000.00
26	05/10/08	$133,468,000.00
27	06/10/08	$133,468,000.00
28	07/10/08	$133,468,000.00
29	08/10/08	$133,468,000.00
30	09/10/08	$133,468,000.00
31	10/10/08	$133,468,000.00
32	11/10/08	$133,468,000.00
33	12/10/08	$133,468,000.00
34	01/10/09	$133,468,000.00
35	02/10/09	$133,468,000.00
36	03/10/09	$133,468,000.00
37	04/10/09	$133,468,000.00
38	05/10/09	$133,468,000.00
39	06/10/09	$133,468,000.00
40	07/10/09	$133,468,000.00
41	08/10/09	$133,468,000.00
42	09/10/09	$133,468,000.00
43	10/10/09	$133,468,000.00
44	11/10/09	$133,468,000.00
45	12/10/09	$133,468,000.00
46	01/10/10	$133,468,000.00

Period	Date	Ending Balance
47	02/10/10	$133,468,000.00
48	03/10/10	$133,468,000.00
49	04/10/10	$133,468,000.00
50	05/10/10	$133,468,000.00
51	06/10/10	$133,468,000.00
52	07/10/10	$133,468,000.00
53	08/10/10	$133,468,000.00
54	09/10/10	$133,468,000.00
55	10/10/10	$133,468,000.00
56	11/10/10	$133,468,000.00
57	12/10/10	$133,468,000.00
58	01/10/11	$133,468,000.00
59	02/10/11	$133,309,987.76
60	03/10/11	$130,737,724.78
61	04/10/11	$128,780,835.37
62	05/10/11	$126,607,101.07
63	06/10/11	$124,632,111.05
64	07/10/11	$116,805,592.46
65	08/10/11	$114,825,021.03
66	09/10/11	$112,835,818.08
67	10/10/11	$110,631,925.01
68	11/10/11	$108,624,307.14
69	12/10/11	$106,402,505.07
70	01/10/12	$104,376,292.68
71	02/10/12	$102,341,223.10
72	03/10/12	$99,888,194.47
73	04/10/12	$97,833,246.33
74	05/10/12	$95,565,414.23
75	06/10/12	$93,491,409.81
76	07/10/12	$91,205,044.97
77	08/10/12	$89,111,798.39
78	09/10/12	$87,009,363.08
79	10/10/12	$84,695,348.41
80	11/10/12	$82,573,393.62
81	12/10/12	$82,373,393.62
82	01/10/13	$82,199,991.96
83	02/10/13	$80,234,219.06
84	03/10/13	$77,718,172.29
85	04/10/13	$75,732,615.32
86	05/10/13	$73,558,492.15
87	06/10/13	$71,554,749.35
88	07/10/13	$69,362,940.27
89	08/10/13	$67,340,834.88
90	09/10/13	$65,309,923.83
91	10/10/13	$63,091,693.36
92	11/10/13	$61,042,155.71
93	12/10/13	$56,788,255.47
94	01/10/14	$54,722,990.60
95	02/10/14	$52,648,707.50

Period	Date	Ending Balance
96	03/10/14	$50,035,434.41
97	04/10/14	$47,940,353.49
98	05/10/14	$45,660,139.05
99	06/10/14	$43,545,809.80
100	07/10/14	$41,246,876.14
101	08/10/14	$39,113,111.42
102	09/10/14	$36,969,990.74
103	10/10/14	$34,643,057.11
104	11/10/14	$32,480,221.07
105	12/10/14	$14,134,113.99
106	01/10/15	$11,951,370.89
107	02/10/15	$9,759,030.42
108	03/10/15	$7,038,599.17
109	04/10/15	$4,824,350.57
110	05/10/15	$2,428,244.00
111	06/10/15	$193,588.20
112	07/10/15	—

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                              KINDERCARE PORTFOLIO
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

KINDERCARE PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                        Bank of America

 ORIGINAL NOTE A-2 PRINCIPAL
  BALANCE:                           $150,000,000

 FIRST PAYMENT DATE:                 January 1, 2006

 TERM/AMORTIZATION:                  120/Planned

 MATURITY DATE:                      December 1, 2015

 EXPECTED NOTE A-2 MATURITY
  BALANCE:                           $129,225,000

 BORROWING ENTITY:                   KC Propco, LLC

 INTEREST CALCULATION:               Actual/360

 CALL PROTECTION:                    Lockout: 13 payments GRTR 1% PPMT or Yield
                                     Maintenance: 100 payments Open: 7 payments

 PARI PASSU DEBT:                    $150,000,000 Note A-1 and $150,000,000 Note
                                     A-3, each not included in the trust fund

 EXISTING MEZZANINE DEBT:            $50,000,000 senior mezzanine loan

 SUBORDINATE COMPONENT:              $200,000,000 portion (subordinate
                                     component) of Note A-1, not included in the
                                     trust fund.

 UP-FRONT RESERVES:

   IMMEDIATE REPAIR RESERVE:         $756,551

 LETTERS OF CREDIT:

   TAXES:                            $5,542,841

   REPLACEMENT RESERVES:             $930,000

 LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:             $648,375,000

 NOTE A-1 SENIOR COMPONENT
  CUT-OFF DATE BALANCE:                       $149,625,000

 NOTE A-1 SUBORDINATE COMPONENT
      CUT-OFF DATE BALANCE:                   $199,500,000

 NOTE A-2 CUT-OFF DATE BALANCE:               $149,625,000

 NOTE A-3 CUT-OFF DATE BALANCE:               $149,625,000

 SHADOW RATING (MOODY'S/S&P):                  A3/AAA

                                        WHOLE            WHOLE
                                        LOAN             LOAN
                                     (EXCLUDING      (INCLUDING
                                     SUBORDINATE     SUBORDINATE
                                      COMPONENT)      COMPONENT)
                                    ------------      -----------
 CUT-OFF DATE LTV:                       40.8%          58.9%
 MATURITY DATE LTV:                      35.2%          50.8%
 UNDERWRITTEN DSCR:                      3.21x          2.15x
 MORTGAGE RATE(1):                      5.236%          5.462%
--------------------------------------------------------------------------------

(1)   The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                 Other

 PROPERTY SUB TYPE:             Child Development Centers

 LOCATION:                      Various

 YEAR BUILT OR YEAR OPENED:     Various

 NET RENTABLE SQUARE FEET:      5,119,320

 CUT-OFF BALANCE PSF:           $88

 TRAILING 12 UTILIZATION AS OF
  10/01/2005(1):                58.6%

 OWNERSHIP INTEREST:            Fee

 PROPERTY MANAGEMENT:           Greenstreet Realty Partners, L.P.

 U/W NET CASH FLOW:             $90,800,000

 APPRAISED VALUE:               $1,101,357,835
--------------------------------------------------------------------------------

(1)  Excludes two properties for which information was unavailable. Excludes four properties constructed in 2005.

                                      E-1

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION

                              KINDERCARE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                    UNDERWRITTEN
                                                                    ------------
 Cash Flow (CF)(1)(2) .........................................     $ 90,800,000
 DSCR on CF(3) ................................................            3.21x
--------------------------------------------------------------------------------

(1)  The KinderCare Portfolio Borrower, KC Propco, LLC, receives an annual payment of $90,800,000 (via the "Master Lease") from the Knowledge Learning
     Corporation.

(2)  In addition, the underlying properties in the KinderCare Portfolio had a
     12/31/04 EBITDA of $136,397,531 and a Trailing 12 10/01/05 EBITDA of
     $149,511,946.

(3)  Based on an aggregate principal of $448,875,000 (the KinderCare Portfolio
     Whole Loan Cut-off Date principal balance, excluding the Note A-1 subordinate component).

--------------------------------------------------------------------------------
                              # OF          SQUARE       AVERAGE     % OF TOTAL
STATE                      PROPERTIES        FEET           SF           SF
-----                      ----------        ----           --           --
 California ...........         62          535,193       8,632         10.5%
 Illinois .............         68          491,598       7,229          9.6
 Texas ................         56          408,897       7,302          8.0
 Virginia .............         53          341,154       6,437          6.7
 Florida ..............         51          322,865       6,331          6.3
 Ohio .................         38          273,553       7,199          5.3
 Pennsylvania .........         33          234,845       7,117          4.6
 Washington ...........         34          228,234       6,713          4.5
 Other(1) .............        318        2,282,981       7,179         44.6
                               ---        ---------       -----        -----
 TOTAL ................        713        5,119,320       7,180        100.0%
--------------------------------------------------------------------------------

(1)  Includes 29 states.

--------------------------------------------------------------------------------
                                         # OF          SQUARE       % OF TOTAL
PROPERTY BUILT                        PROPERTIES        FEET            SF
--------------                        ----------        ----            --
 Prior to 1982 ...................         93          546,395         10.7%
 1982-1987 .......................        323        2,151,710         42.0
 1988-1992 .......................        133          854,865         16.7
 1993-1998 .......................         57          521,951         10.2
 1999 ............................         13          133,518          2.6
 2000 ............................         27          265,347          5.2
 2001 ............................         19          194,409          3.8
 2002 ............................         15          149,943          2.9
 2003 ............................         10           98,459          1.9
 2004 ............................          5           48,645          1.0
 2005 ............................          4           39,834          0.8
 NAV .............................         14          114,244          2.2
                                          ---        ---------        -----
 TOTAL ...........................        713        5,119,320        100.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           # OF          SQUARE      % OF TOTAL
OPERATOR                                PROPERTIES        FEET           SF
--------                                ----------        ----           --
 KinderCare ........................        592        4,190,188        81.9%
 Children's World Learning Ctr .....        103          792,693        15.5
 Other .............................         18          136,439         2.7
                                            ---        ---------       -----
 TOTAL .............................        713        5,119,320       100.0%
--------------------------------------------------------------------------------

                                      E-2

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                              KINDERCARE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The KinderCare Portfolio Whole Loan has an original principal balance of
     $650.0 million, ten-year fixed rate loan secured by a first mortgage on 713 children's learning centers located in 37 states. The KinderCare Portfolio
     Whole Loan is represented by three pari passu promissory notes referred to as Note A-1, Note A-2 (which is the only note included in the trust fund)
     and Note A-3. The KinderCare Portfolio Mortgage Loan is represented by the related Note A-2. Monthly debt service on the KinderCare Portfolio Mortgage
     Loan in the trust consists of interest plus fixed principal payments of
     $125,000 for the first 60 months and $225,000 for the last 60 months.
     Monthly debt service on the KinderCare Portfolio Whole Loan consists of interest plus fixed principal payments of $541,667 for the first 60 months and $975,000 for the last 60 months.

o    The KinderCare Mortgage Loan is serviced pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage
     Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6.

THE BORROWER:

o    The KinderCare Portfolio Borrower is KC Propco, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the KinderCare Portfolio
     Borrower's legal counsel has delivered a non-consolidation opinion.

o    Equity ownership is held 100% by KC Mezco I LLC as the member of the
     KinderCare Portfolio Borrower. Through a series of intermediate ownership levels, equity ownership of the KinderCare Portfolio Borrower is eventually held by KinderCare Learning Centers, Inc. and Knowledge Learning
     Corporation, the sponsor of the KinderCare Portfolio Mortgage Loan. The sponsor principals are Michael R. Milken, Lowell J. Milken and Steven J.
     Green.

o    The KinderCare Portfolio Borrower is generally required at its sole cost and expense to keep the KinderCare Portfolio Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

THE PROPERTY:

o    The KinderCare Portfolio Mortgaged Property consists of 713 children's learning centers totaling 5,119,320 net rentable square feet located in 37 states that are owned and operated by Knowledge Learning Corporation.

THE COMPANY:

o    KinderCare Learning Centers, founded in 1969 and based in Portland, Oregon, is a leading provider of early childhood education and care to children between the ages of six weeks and 12 years. KinderCare Learning Centers operates 1,222 early childhood education and care centers, 10 before and after-school programs and 43 employer-sponsored child care centers located in 39 states, serving more than 115,000 children and employing approximately 24,000 people.

o    Knowledge Learning Corporation, founded in 1983 and based in Golden,
     Colorado, is a leading provider of early childhood education programs and services operating under several names, including Children's Discovery
     Centers, Knowledge Beginnings, Magic Years and Children's World. Knowledge
     Learning Corporation operates 721 early childhood education and child care centers, 646 before- and after-school programs and 80 employer-sponsored child care centers located in 33 states and Washington, D.C., serving more than 85,000 children and employing approximately 17,000 people. As of the
     12-month period ended September 30, 2004, Knowledge Learning Corporation reported revenue of approximately $1.4 billion and net income of $15.0 million.

o    In January 2005, Knowledge Learning Corporation purchased KinderCare for approximately $550 million, plus the assumption of approximately $483 million of indebtedness. The combined company operates 1,900 early childhood education and child care centers, 656 before-and-after school programs and 123 employer-sponsored child care centers located in 39 states and Washington, D.C., serving more than 200,000 children and employing approximately 41,000 people.
--------------------------------------------------------------------------------

                                      E-3

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                              KINDERCARE PORTFOLIO
--------------------------------------------------------------------------------
PROPERTY MANAGEMENT:

o    Greenstreet Realty Partners, L.P., is the property manager of the portfolio.

MASTER LEASE:

o    The KinderCare Portfolio Borrower has entered into a 15-year bondable triple net lease ("Master Lease") for the individual properties with the
     Knowledge Learning Corporation. The Master Lease provides for the monthly payment of scheduled base rent increasing periodically over the loan term and standard pass-through expenses. The Master Lease allows the individual properties to remain in the operating company, Knowledge Learning
     Corporation, which makes market rental payments to The KinderCare Portfolio
     Borrower, KC Propco, LLC. Beginning in 2011 and 2016 the scheduled base rent shall increase every five lease years proportionate to any increases in the consumer price index during the prior five year period, not to exceed a 7% maximum increase. The Master Lease specifies the portion of the base scheduled rent allocated to each individual property. All scheduled
     Master Lease payments shall at all times during the loan term be made directly to a deposit account controlled by the mortgagee.

RELEASE OF PROPERTY:

o    Provided that no event of default has occurred and is continuing, the
     KinderCare Portfolio Borrower may obtain the release of an individual property from the lien of the related mortgage and the release of the
     KinderCare Portfolio Borrower's obligations upon satisfying the following conditions including, without limitation, receipt by the mortgagee of a certified copy of an amendment to the Master Lease reflecting the deletion of the individual property to be released, which amendment will reduce the rental obligations of KinderCare Learning Corporation thereunder by an amount equal to the rental obligation associated with the individual property that is to be released. The release price for each individual property shall be 115% of the allocated loan amount to a third party purchaser or the greater of 115% of the allocated loan amount and the then appraised value of such individual property to an affiliate of the
     KinderCare Portfolio Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The equity owner of the borrower, KC Mezco I LLC, incurred mezzanine debt from Bank of America, National Association with an aggregate balance of
     $50,000,000 secured by pledges of equity interests in the KinderCare
     Portfolio Borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

SUBORDINATE COMPONENT:

o    As will be set forth in more detail in the prospectus supplement, the
     KinderCare Portfolio Mortgage Loan is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the KinderCare Portfolio Mortgaged Property comprised of three pari passu notes, namely the KinderCare Portfolio Note A-1, the
     KinderCare Portfolio Note A-2 and the KinderCare Portfolio Note A-3, with aggregate principal balances as of the Cut-off Date of $149,625,000,
     $149,625,000, and $149,625,000, respectively. The KinderCare Portfolio Note
     A-2 is pari passu in right of payment to the KinderCare Portfolio Note A-1 and the KinderCare Portfolio Note A-3. However, as described in the prospectus supplement, a portion of the KinderCare Portfolio Note A-1 has been subordinated to the KinderCare Portfolio Note A-2, the KinderCare
     Portfolio Note A-3 and the remaining portion of the KinderCare Portfolio
     Note A-1. As will be set forth in more detail in the prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the KinderCare Portfolio Pari Passu Note A-1 Component
     Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the directing certificateholder pursuant to the pooling and servicing agreement related to the securitization of the
     KinderCare Portfolio Pari Passu Note A-1 Component Mortgage Loan with respect to the KinderCare Portfolio Pari Passu Note A-1 Component Mortgage
     Loan, the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio
     Pari Passu Note A-3 Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the
     Special Servicer in connection with the KinderCare Portfolio Pari Passu
     Note A-1 Component Mortgage Loan, the KinderCare Portfolio Mortgage Loan
     and/or the KinderCare Portfolio Pari Passu Note A-3 Mortgage Loan. In
     addition, such holder may (but is not obliged to) purchase the KinderCare
     Whole Loan, if the KinderCare Portfolio Pari Passu Note A-1 Component
     Mortgage Loan, the KinderCare Portfolio Mortgage Loan and the KinderCare
     Portfolio Pari Passu Note A-3 Mortgage Loan, as applicable, is then considered a "Defaulted Mortgage Loan" as more particularly described in the prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or Trustee if
     the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the Special Servicer has not determined its fair value.
--------------------------------------------------------------------------------

                                      E-4

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 DESERT PASSAGE
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

DESERT PASSAGE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                         Bank of America

 ORIGINAL NOTE A-1 PRINCIPAL
  BALANCE:                            $131,883,334

 FIRST PAYMENT DATE:                  December 1, 2005

 TERM/AMORTIZATION:                   120/360 months

 INTEREST ONLY PERIOD:                36 months

 MATURITY DATE:                       November 1, 2015

 EXPECTED NOTE A-1 MATURITY
  BALANCE:                            $118,613,407

 BORROWING ENTITY:                    Boulevard Invest LLC

 INTEREST CALCULATION:                Actual/360

 CALL PROTECTION:                     Lockout/Defeasance: 116 payments
                                      Open: 4 payments

 PARI PASSU DEBT:                     $131,883,333 Note A-2 and $131,883,333
                                      Note A-3

 EXISTING MEZZANINE DEBT:             $40,000,000 mezzanine loan

 UP-FRONT RESERVES:

   TAX RESERVE:                       Yes

   TI/LC RESERVE:                     $8,333,824

   PERFORMANCE RESERVE:               $40,000,000

   OTHER RESERVE:                     $15,000,000

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                       Yes

   REPLACEMENT RESERVE:               $11,115

 LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:                          $395,650,000

 NOTE A-1 CUT-OFF DATE BALANCE:                            $131,883,334

 NOTE A-2 CUT-OFF DATE BALANCE:                            $131,883,333

 NOTE A-3 CUT-OFF DATE BALANCE:                            $131,883,333

 CUT-OFF DATE LTV:                                         72.6%

 MATURITY DATE LTV:                                        65.3%

 UNDERWRITTEN DSCR:                                        1.28x

 MORTGAGE RATE(1):                                         5.464%
--------------------------------------------------------------------------------

(1)  The interest rate was rounded to three decimal places and is subject to change (prior to pricing).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Retail

 PROPERTY SUB TYPE:                              Anchored

 LOCATION:                                       Las Vegas, NV

 YEAR BUILT/RENOVATED:                           2000/NAP

 NET RENTABLE SQUARE FEET:                       493,984

 CUT-OFF BALANCE PSF:                            $801

 OCCUPANCY AS OF 03/01/2006:                     91.3%

 OWNERSHIP INTEREST:                             Fee

 PROPERTY MANAGEMENT:                            Related Urban Management
                                                 Company, LLC

 U/W NET CASH FLOW:                              $34,073,209

 APPRAISED VALUE:                                $545,000,000
--------------------------------------------------------------------------------

                                      E-5

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 DESERT PASSAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                  FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------
                                          FULL YEAR        FULL YEAR       ANNUALIZED
                                        (12/31/2003)     (12/31/2004)     (06/30/2005)     UNDERWRITTEN
                                        ------------     ------------     ------------     ------------

 Effective Gross Income .............   $ 34,413,018     $ 35,687,401     $ 37,883,450     $ 50,928,356
 Total Expenses .....................   $ 13,495,805     $ 15,414,804     $ 17,991,614     $ 15,931,397
 Net Operating Income (NOI) .........   $ 20,917,213     $ 20,272,597     $ 19,891,836     $ 34,996,959
 Cash Flow (CF) .....................   $ 20,917,213     $ 19,435,950     $ 19,891,836     $ 34,073,209
 DSCR on NOI(1) .....................           0.79x            0.76x            0.75x            1.31x
 DSCR on CF(1) ......................           0.79x            0.73x            0.75x            1.28x
--------------------------------------------------------------------------------------------------------

(1)  Based on an aggregate principal balance of $395,650,000 (the original whole loan principal balance, excluding the subordinate portion of Note A-1).

---------------------------------------------------------------------------------------------------------------------------
                                                 TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------
                                    RATINGS       TOTAL       % OF      RENT        POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                       MOODY'S/S&P   TENANT SF   TOTAL SF    PSF            RENT          RENT      EXPIRATION
-----------                       -----------   ---------   --------    ---            ----          ----      ----------

 V Theater .....................   Not Rated   30,883          6.3%   $ 42.00      $1,297,086         3.6%    12/31/2013
 Planet Hollywood ..............   Not Rated   22,569          4.6    $ 46.67       1,053,382         2.9     08/31/2014
 Steve Wyrick Theater ..........   Not Rated   21,609          4.4    $ 32.21         696,026         1.9     12/31/2015
 Gap/Gap Kids/Baby Gap .........   Baa3/BBB-   20,872          4.2    $ 45.51         949,885         2.6     08/31/2010
                                               ------         ----                 ----------        ----
 TOTAL .........................               95,933         19.4%                $3,996,378        11.3%
---------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

---------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------------
                              # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION              EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2006 ....................         41          18,652          3.8%        18,652            3.8%        $2,810,705
 2007 ....................          6          13,372          2.7         32,024            6.5%        $  558,848
 2008 ....................          6          30,907          6.3         62,931           12.7%        $1,593,130
 2010 ....................         46         115,888         23.5        178,819           36.2%        $8,365,488
 2011 ....................         17          62,582         12.7        241,401           48.9%        $3,298,409
 2012 ....................         13          38,689          7.8        280,090           56.7%        $2,232,229
 2013 ....................          6          37,526          7.6        317,616           64.3%        $1,729,836
 2014 ....................          5          28,633          5.8        346,249           70.1%        $1,209,432
 2015 ....................         18          52,745         10.7        398,994           80.8%        $4,049,192
 2016(2) .................         11          40,183          8.1        439,177           88.9%        $2,442,960
 2018 ....................          1          11,677          2.4        450,854           91.3%        $  821,127
 2021(2) .................          1          13,035          2.6        463,889           93.9%        $1,380,015
 2025 ....................          3           3,382          0.7        467,271           94.6%        $  353,440
 2097 (Parking) ..........          1              --          0.0        467,271           94.6%        $3,438,540
 MTM .....................          6          11,058          2.2        478,329           96.8%        $  531,624
 Vacant ..................         --          15,655          3.2        493,984          100.0%        $1,139,443
                                   --         -------        -----
 TOTAL ...................        181         493,984        100.0%
---------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll. 2 Includes executed leases for tenants that have not taken occupancy.

(2)  Includes executed leases for tenants that have not taken occupancy.

                                      E-6

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 DESERT PASSAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants representing 19.4% of the total net rentable square feet are:

o    V THEATER (not rated) occupies 30,883 square feet (6.3% of square feet,
     3.6% of rental income) under a ten-year lease expiring on December 31,
     2013. The current rental rate per square foot of $42.00 increases to $44.00 on January 1, 2010 for the remainder of the lease term. There are two
     5-year options to renew the lease with the rental rate per square foot increasing to $46.00 and $48.00 during the two lease renewal periods, respectively. The tenant will have no right to an extended term if gross sales do not exceed $10,000,000 during the calendar year 2012. If the tenants gross sales do not exceed the performance threshold during the calendar year 2017 the tenant will have no right to the second five-year renewal option. V Theater is an entertainment and dining center providing shows and/or dining. Each section, or the entire facility, can be specifically tailored to meet group needs. The facility can accommodate groups of 20 to 2,000 people. The V Theater also holds up to 500 people in theater-style seating for meetings, concerts and promotional shows. A built-in stage and sound system is available for all presentations, shows or entertainment. The catering facilities can provide both on or off-site dining.

o    PLANET HOLLYWOOD (not rated) occupies 22,569 square feet (4.6% of square feet, 2.9% of rental income) under one ten-year lease expiring on August
     31, 2014 and three 20-year leases all expiring on July 31, 2025. The current rental rates are $36.48 per square foot for the 19,187 square foot space, $80.00 per square foot for the 1,310 square foot space and $120.00 per square foot for the 1,202 square foot space and the 870 square foot space. Planet Hollywood is a national and international chain of restaurants and merchandise stores. In the United States there are restaurants in New York City -- Times Square, Orlando, Florida -- Walt
     Disney World, Myrtle Beach, South Carolina, Las Vegas, Nevada and Honolulu,
     Hawaii. Internationally, there are restaurants in cities in 15 countries including Paris, France, London, England and Tokyo, Japan. There are four merchandise stores in the United States and one in Guam.

o    STEVE WYRICK THEATER (not rated) occupies 21,609 square feet (4.4% of square feet, 1.9% of rental income) under a ten-year lease expiring on
     December 31, 2015. The initial rental rate per square foot of $32.21 increases to $33.71 on December 1, 2006, to $34.29 on December 1, 2007, to
     $36.70 on December 1, 2008, to $37.21 on December 1, 2009 and to $44.19 on
     December 1, 2010 through to the expiration date of December 31, 2015. The rental rate increases to $48.48 during the first five-year extension period and to $52.76 during the second five-year extension period.

o    GAP/GAP KIDS/BABY GAP ("The Gap") (NYSE: "GPS") (rated "Baa3" by Moody's and "BBB-" by S&P) occupies 20,872 square feet (4.2% of square feet, 2.6%
     of rental income) under a five-year lease renewal period expiring on August
     31, 2010. The current rental rate per square foot of $45.51 remains constant during the remaining lease renewal period. There remains one
     5-year option to renew the lease with the rental rate per square foot increasing by the lesser of 12% or the sum of the aggregate percentage increase in the consumer price index for the current lease renewal period plus 4.5%. The Gap is a global specialty retailer selling casual apparel, accessories and personal care products for men, women and children under
     The Gap, Banana Republic and Old Navy brand names. The Gap operates 3,050 stores located in the United States, Canada, United Kingdom, France and
     Japan. The Gap employs approximately 152,000 people. As of the fiscal year ended January 29, 2005, The Gap reported revenue of approximately $16.3 billion, net income of $1.2 billion and stockholder equity of $4.9 billion.
     At the end of the third quarter ended October 29, 2005 The Gap reported revenue of $3.9 billion, net income of $775 million and stockholder equity of $5.4 billion.
--------------------------------------------------------------------------------

                                      E-7

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 DESERT PASSAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Desert Passage Mortgage Loan is a $131.9 million, ten-year fixed rate loan secured by a first mortgage on an anchored retail and entertainment center located in Las Vegas, Clark County, Nevada. The Desert Passage
     Mortgage Loan is interest only for the first three years of the loan term, matures on November 1, 2015 and accrues interest at an annual rate, rounded to three decimal places, of 5.464%.

THE BORROWER:

o    The Desert Passage Borrower is Boulevard Invest LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Desert Passage Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Desert Passage Mezz LLC, a Delaware limited liability company, as the sole member of the Desert Passage Borrower. The borrower principals are Aby Rosen, Michael Fuchs, David Edelstein and Robert
     Futterman.

o    Aby Rosen and Michael Fuchs hold significant equity interests in RFR
     Holding LLC ("RFR") and RFR Realty LLC. Both companies, located in New York
     City, are involved in real estate investment, development and management.
     The Rosen and Fuchs families, from Frankfurt, Germany, have been involved in real estate investment and development throughout Europe for the past 50 years. The RFR companies started in the United States in 1991 and, through various affiliates, presently own approximately 5.0 million square feet of office and retail space, plus approximately 2,500 apartment units.

o    Mr. Edelstein is the head of Tristar Capital, a Manhattan based real estate firm that invests in both commercial and residential properties. Mr.
     Edelstein has operated in the New York metropolitan region for over 20 years. Mr. Futterman is the founder and CEO of Robert K. Futterman &
     Associates, a Manhattan based real estate firm specializing in retail leasing, investment sales, and advisory services for retailers and owners and developers.

THE PROPERTY:

o    The Desert Passage Mortgaged Property consists of a fee simple interest in an anchored retail and entertainment center constructed in 2000. The improvements consist of an enclosed one- and two-story building containing
     493,984 net rentable square feet situated on 18.49 acres.

o    The Desert Passage Mortgaged Property is currently occupied by 172 tenants ranging in size from kiosk (36) to 30,883 square feet, of which 114 are retail tenants, 16 are restaurant/entertainment tenants and 40 are kiosks or wall stores. Retail tenants over 10,000 square feet include The Gap,
     Urban Outfitters, Prana and Z Gallerie. Restaurant/entertainment tenants over 10,000 square feet include V Theater, Planet Hollywood, Steve Wyrick
     Theater, Krave, Cheeseburger Las Vegas, Trader Vic's, Commander's Palace
     and Todai Japanese Seafood Buffet. Additional improvements include an attached 11-level parking structure.

o    The Desert Passage Mortgaged Property is located in Las Vegas, Nevada on the east side of Las Vegas Boulevard, "The Strip". Adjacent properties include the following casinos: Paris Resort and Bally's to the north,
     Caesar's Palace to the northwest, Bellagio to the west, Monte Carlo and New
     York, New York to the southeast, and MGM Grand Hotel to the south.

o    The Desert Passage Borrower is generally required at its sole cost and expense to keep the Desert Passage Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Related Urban Management Company, LLC manages the Desert Passage Mortgaged
     Property. Related Urban Management Company, LLC, founded in 1972 and headquartered in New York City, currently manages approximately 1.0 million square feet of commercial real estate and 21,000 apartment units located in nine states.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $40,000,000 mezzanine piece held outside the trust.
--------------------------------------------------------------------------------

                                      E-8

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 DESERT PASSAGE
--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Following the scheduled payment date in October 2007, the Desert Passage
     Borrower is permitted to incur mezzanine financing ("Permitted Junior
     Mezzanine Loan") on a one-time basis only upon the satisfaction of the following terms and conditions including, without limitation, (a) no event of default has occurred and is continuing; (b) the amount of such Permitted
     Junior Mezzanine Loan will not exceed an amount which, when added to the outstanding principal balance of the Desert Passage Mortgage Loan and the
     Borrower mezzanine loan, results in a maximum loan-to-value ratio (based on a then current appraisal reasonably acceptable to the mortgagee) greater than 75% and a minimum debt service coverage ratio of 1.25x based on underwritten net income; (c) the loan term of the Permitted Junior
     Mezzanine financing shall be co-terminus with or no longer than the term of the Desert Passage Mortgage Loan; (d) the mezzanine lender will have executed a subordination and intercreditor agreement reasonably satisfactory to the mortgagee, (e) the Permitted Junior Mezzanine Loan will be secured by an equity pledge encumbering direct and indirect ownership interests in the Desert Passage Borrower (and will not be secured by any other collateral); (f) the Permitted Junior Mezzanine Lender will at all times comply with standard rating agency criteria for a qualified mezzanine lender; (g) the mortgagee will receive written confirmation from the rating agencies that the making of Permitted Junior Mezzanine Loan will not result in a downgrade, withdrawal or qualification of the then current ratings of any securities secured by the Desert Passage Whole Loan or a portion thereof; (h) the underwritten net cash flow will not be less than
     $42,000,000; and (i) the Desert Passage Borrower will have previously qualified for the release of all funds held in the Upfront Performance
     Reserve Account.
--------------------------------------------------------------------------------

                                      E-9

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           WATERFRONT AT PORT CHESTER
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

WATERFRONT AT PORT CHESTER

--------------------------------------------------------------------------------
                               LOAN INFORMATION(1)
--------------------------------------------------------------------------------
 LOAN SELLER:                       Barclays

 ORIGINAL PRINCIPAL BALANCE:        $110,000,000

 FIRST PAYMENT DATE:                February 1, 2006

 TERM/AMORTIZATION:                 118/360 months

 INTEREST ONLY PERIOD:              24 months

 MATURITY DATE:                     November 1, 2015

 EXPECTED MATURITY BALANCE:         $96,787,658

 BORROWING ENTITY:                  G&S Port Chester Retail 1 LLC

 INTEREST CALCULATION:              Actual/360

 CALL PROTECTION:                   Lockout/Defeasance: 115 payments
                                    Open: 3 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:           Yes

   IMMEDIATE REPAIR RESERVE(2):     $2,395,765

   OTHER RESERVE(3):                $11,696,161

   TI/LC RESERVE:                   $750,808

 ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE:           Yes

   REPLACEMENT RESERVE:             $2,457

   TI/LC RESERVE(4):                $9,769

 LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)  The lender initially provided construction financing to the borrower on
     April 22, 2005. On December 15, 2005 ("Resizing Date"), after substantial completion of the improvements at the property, the initial loan was re-sized, certain of the loan documents were amended and restated and the lender provided the subject loan to the borrower. The loan information specified above reflects the terms and reserve deposits after the Resizing
     Date.

(2)  Immediate Repair Reserve deposit to be released upon completion of capital improvements, which generally relate to the completion of punch list items in connection with the property's construction.

(3)  Includes $10,000,000 earnout reserve deposit and $1,696,161 for tenants that are not in occupancy or not paying rent. The $1,696,161 reserve is also available for debt service. For information about the earnout, see
     "Additional Information -- Reverse Earnout".

(4)  Monthly reserve deposit is subject to adjustment based on the rollover of specified tenants ("Rollover Adjustments"). If at any time after a Rollover
     Adjustment, the balance of the TI/LC Reserve is at least $586,135, the borrower will be required to deposit the monthly Rollover Adjustments instead of the monthly reserve deposit specified above.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                     $110,000,000

 CUT-OFF DATE LTV(1):                                      71.9%

 MATURITY DATE LTV:                                        69.6%

 UNDERWRITTEN DSCR(1):                                     1.20x

 MORTGAGE RATE:                                            5.463%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted. Cut-off Date
     LTV and Underwritten DSCR are calculated net of the $10 million earnout.
     LTV and DSCR based on full principal balance and current underwritten cashflow are 79.1% and 1.09x, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Retail

 PROPERTY SUB TYPE:                              Anchored

 LOCATION:                                       Port Chester, NY

 YEAR BUILT/RENOVATED:                           2004/NAP

 NET RENTABLE SQUARE FEET:                       294,868

 CUT-OFF BALANCE PSF:                            $373

 OCCUPANCY AS OF 12/01/2005(1):                  100.0%

 OWNERSHIP INTEREST(2):                          Fee

 PROPERTY MANAGEMENT:                            Willow Park Enterprises, Inc.

 U/W NET CASH FLOW:                              $8,142,721

 APPRAISED VALUE:                                $139,000,000
--------------------------------------------------------------------------------

(1)  The property is 100% leased. In-place occupancy as of February 14, 2006 is
     92.6%.

(2)  See "Additional Information--The Property" below.

                                      E-10

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           WATERFRONT AT PORT CHESTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                   UNDERWRITTEN
                                                                  --------------
 Effective Gross Income .........................................  $ 9,547,133
 Total Expenses .................................................  $ 1,298,292
 Net Operating Income (NOI) .....................................  $ 8,248,841
 Cash Flow (CF) .................................................  $ 8,142,721
 DSCR on NOI ....................................................         1.22x
 DSCR on CF .....................................................         1.20x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                 TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------
                                   RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                      MOODY'S/S&P   TENANT SF   TOTAL SF  RENT PSF        RENT          RENT      EXPIRATION
-----------                      -----------   ---------   --------  --------        ----          ----      ----------

 Stop and Shop ................    Ba1/BB+       71,355       24.2%  $ 33.00     $2,354,715        29.6%    08/31/2030
 Loews Cinemas ................   Not Rated      70,000       23.7   $ 28.57      1,999,900        25.1     10/27/2030
 Bed, Bath and Beyond .........     NR/BBB       36,000       12.2   $ 19.65        707,500         8.9     01/31/2021
 DSW Shoe Warehouse ...........   Not Rated      36,000       12.2   $ 19.17        690,120         8.7     10/31/2016
                                                 ------       ----               ----------        ----
  TOTAL .......................                 213,355       72.4%              $5,752,235        72.3%
-----------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

---------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
------------------        --------         --        --------      --------      -------------       --------

 2012 ..............          1           1,152          0.4%         1,152            0.4%        $   46,080
 2014 ..............          1           4,706          1.6          5,858            2.0%        $  199,111
 2015 ..............          2          33,500         11.4         39,358           13.3%        $  872,500
 2016 ..............          5          71,171         24.1        110,529           37.5%        $1,552,499
 2020 ..............          1           4,005          1.4        114,534           38.8%        $  124,155
 2021 ..............          1          36,000         12.2        150,534           51.1%        $  707,500
 2030 ..............          2         141,355         47.9        291,889           99.0%        $4,354,615
 2031 ..............          1           2,979          1.0        294,868          100.0%        $  104,265
                              -         -------        -----
 TOTAL .............         14         294,868        100.0%
---------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                      E-11

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           WATERFRONT AT PORT CHESTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 72.4% of the total net rentable square feet, are:

o    STOP AND SHOP, a subsidiary of Koninklijke Ahold NV ("Ahold") (NYSE: "AHO")
     (rated "Ba1" by Moody's and "BB+" by S&P), occupies a total of 71,335 square feet (24.2% of square feet, 29.6% of rental income) under a lease expiring on August 31, 2030. Founded in 1914, Stop & Shop is the largest food retailer in New England and operates a chain of more than 350 stores throughout New England, New York and New Jersey. Stop and Shop's 66 Super
     Stop & Shop superstores offer a wider variety of food and nonfood items than its traditional grocery stores, including a large number of convenience and specialty departments, such as gas stations, full-service pharmacies, office supplies, portrait studios, and photo shops. Stop &
     Shop's owner, Ahold USA (a subsidiary of Ahold), runs several other East
     Coast supermarket chains, including two under the Giant Food banners. The
     2004 annual results for Ahold concluded sales of $70.5 billion with net earnings of $149 million.

o    LOEWS CINEMA ("LOEWS"), a subsidiary of AMC Entertainment Inc. ("AMC") (not rated), occupies a total of 70,000 square feet (23.7% of square feet, 25.1%
     of rental income) under a lease expiring on October 27, 2030. AMC, the second largest movie theatre chain in the United States, acquired Loews in
     January 2006. AMC now owns approximately 415 theatres which house 5,672 screens in 29 states and the District of Columbia and 11 countries outside the United States. Loews operates under the names of Loews Theatres,
     Cineplex Odeon, Star Theatres and Magic Johnson Theatres in the United
     States. Loews was owned privately by Bain Capital, Carlyle Group and
     Spectrum Equity from 2004, until January 2006, when it was sold to Marquee
     Holdings, Inc, the parent company of AMC.

o    BED, BATH AND BEYOND (NYSE: "BBBY") (rated "BBB" by S&P) occupies a total of 36,000 square feet (12.2% of square feet, 8.9% of rental income) under a lease expiring on January 31, 2021. Founded in 1971, Bed Bath and Beyond
     Inc. operates a nationwide chain of superstores selling domestic merchandise and home furnishings, giftware, household items, and health and beauty care items. As of May 28, 2005, Bed, Bath and Beyond operated a total of 732 stores and had approximately 16,000 employees. The trailing twelve months results ending November 26, 2005, conclude sales of $5.59 billion with net earnings of $556 million.

o    DSW SHOE WAREHOUSE (NYSE: "DSW") (not rated) occupies a total of 36,000 square feet (12.2% of square feet, 8.7% of rental income) under a lease expiring on October 31, 2016. DSW Shoe Warehouse operates as a branded footwear retailer in the United States and offers a selection of brand name and designer dress, casual, and athletic footwear for women and men. DSW
     Shoe Warehouse also offers a complementary selection of handbags, hosiery, and other accessories. As of September 7, 2005, DSW Shoe Warehouse operated
     187 stores in 32 states and also supplied 234 locations for other retailers. DSW Shoe Warehouse, formerly known as Shonac Corporation, was incorporated in 1969 and changed its name to DSW, Inc. in February 2005.
     DSW Shoe Warehouse is headquartered in Columbus, Ohio and is a subsidiary of Retail Ventures, Inc and employs approximately 4,800 people. For the trailing twelve months ending October 29, 2005, DSW Shoe Warehouse had sales of $1.09 billion and net income of $35.9 million.
--------------------------------------------------------------------------------

                                      E-12

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           WATERFRONT AT PORT CHESTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Waterfront at Port Chester Mortgage Loan is a $110,000,000, 118-month loan secured by a first mortgage on a 294,868 square foot, anchored shopping center located in downtown Port Chester, New York. The Waterfront at Port Chester Mortgage Loan is interest only for the first 24 months, matures on November 1, 2015 and accrues interest at an annual rate of
     5.463%.

THE BORROWER:

o    The Waterfront at Port Chester Borrower is G&S Port Chester Retail 1 LLC, a
     New York limited liability company, and a single purpose bankruptcy remote entity with two independent directors for which the Waterfront at Port
     Chester Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership is held 81% by Greg Wasser, 10% by Robert Weinberg, 8% by
     Lucas Traub and 1% by G&S Port Chester Corp. Gregg Wasser is the president and principal owner of G&S Investors. G&S Investors has been involved in all aspects of the real estate retail business (development, management, and leasing) for approximately 22 years.

o    The Waterfront at Port Chester Borrower is affiliated with the borrower under the Metro Plaza at Jersey Center Mortgage Loan.

THE PROPERTY:

o    The Waterfront at Port Chester Mortgage Loan consists of a leasehold interest in an anchored shopping center containing a total of 294,868 net rentable square feet and situated on 9.2 acres. In addition to the leasehold interest, the owner of the land, the Village of Port Chester
     Industrial Development Agency ("Port Chester IDA") has granted the lender a lien on its fee interest in the underlying land. The collateral also includes a 73.8% fee interest in a single condominium unit consisting of a three-story parking garage.

o    The Waterfront at Port Chester Mortgaged Property (excluding the parking garage) is subject to a ground lease expiring October 2021. The ground lessor is the Port Chester IDA. Fixed rent under the ground lease is $1 per year and the Waterfront at Port Chester Borrower has an option to purchase the ground lessor's fee interest at a fixed purchase price of $1, exercisable at any time. In the event the Waterfront at Port Chester
     Borrower exercises its purchase option, the Payment in Lieu of Taxes
     Agreement with the Village of Port Chester and the Port Chester IDA will also terminate.

o    The Waterfront at Port Chester Mortgaged Property is part of the Marina
     Redevelopment Project. The Waterfront at Port Chester Mortgaged Property
     enjoys access to Westchester County, New York and Fairfield County,
     Connecticut through I-287 and I-95, two of New York metropolitan statistical area's major traffic corridors. The traffic count for I-287 at the exit to the Waterfront at Port Chester Mortgaged Property is in excess of 88,700 vehicles per day and I-95 at the exit to the Waterfront at Port
     Chester Mortgaged Property is in excess of 144,300 vehicles per day.

o    The Waterfront at Port Chester Borrower is generally required, at its sole cost and expense, to keep the Waterfront at Port Chester Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Willow Park Enterprises, Inc., an affiliate of the Waterfront at Port
     Chester Borrower, is responsible for direct management and operation of the
     Waterfront at Port Chester Mortgaged Property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Equity owners of the Waterfront at Port Chester Borrower are permitted to obtain mezzanine financing, subject to obtaining approval from the lender, which approval shall not be unreasonably withheld if the conditions set forth in the loan documents are satisfied, including: (i) the mezzanine financing and the Waterfront at Port Chester Mortgage Loan must have a combined loan-to-value ratio (calculated as set forth in the related loan documents) of not more than 80% and a combined debt service coverage ratio
     (calculated as set forth in the related loan documents) of at least 1.10x;
     (ii) the mezzanine lender must enter into an acceptable intercreditor agreement with the lender; and (iii) the lender must receive written confirmation from each rating agency that rated the Certificates that such proposed mezzanine financing will not result in a downgrade, withdrawal or qualification of any rating then assigned to the Certificates.
--------------------------------------------------------------------------------

                                      E-13

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           WATERFRONT AT PORT CHESTER
--------------------------------------------------------------------------------

REVERSE EARNOUT:

o    On December 15, 2005, the Waterfront at Port Chester Borrower deposited
     $10,000,000 (such amount, less any disbursements from time to time, the
     "Earnout Deposit") in a reserve account held by the lender. All or a portion of the Earnout Deposit will be released upon request by the
     Waterfront at Port Chester Borrower, during the period commencing on July
     1, 2007 and ending prior to January 1, 2009 (or January 1, 2010 if such period is extended pursuant to the related loan agreement; such period, as it may be extended to January 1, 2010, the "Earnout Period"), to the extent the Earnout Deposit then exceeds $110,000,000 minus the Qualified Loan
     Amount. The "Qualified Loan Amount" means the principal amount for which the then current adjusted debt service coverage ratio for the Waterfront at
     Port Chester Mortgage Loan would be 1.20x. The Waterfront at Port Chester
     Borrower may request a release of the Earnout Deposit twice during the
     Earnout Period and a third time if the Earnout Period is extended to
     January 1, 2010. The Earnout Deposit, if any, remaining after the later of the last permitted release request or the end of the Earnout Period will, at the lender's option either be (i) retained as collateral for the
     Waterfront at Port Chester Mortgage Loan and/or (ii) applied to reduce the outstanding principal balance of the Waterfront at Port Chester Mortgage
     Loan (with the Waterfront at Port Chester Borrower obligated to pay any related prepayment premium) or, in lieu of a partial prepayment, to partially defease the Waterfront at Port Chester Mortgage Loan (with the
     Waterfront at Port Chester Borrower obligated to pay any related costs and expenses). In lieu of the Earnout Deposit, the Waterfront at Port Chester
     Borrower may deliver to the lender an irrevocable letter of credit in a face amount equal to the amount of the Earnout Deposit, issued by a financial institution rated not less than "A" by S&P or such lesser credit rating as is acceptable to the lender.

ADDITION OF COLLATERAL:

o    At any time prior to the expiration of the Earnout Period, the Waterfront at Port Chester Borrower has a one time right to add additional real property as collateral for the Waterfront at Port Chester Mortgage Loan
     (the "Additional Property"), subject to the satisfaction of various conditions, including the following: (i) the Additional Property must be subject to the Land Acquisition and Disposition Agreement among the
     Waterfront at Port Chester Borrower, the Village of Port Chester and the
     Port Chester IDA; (ii) after giving effect to the addition of the
     Additional Property, the debt service coverage ratio for the Waterfront at
     Port Chester Mortgage Loan must be at least equal to the debt service coverage ratio as of the date immediately preceding the addition of the
     Additional Property; (iii) the lender must have received acceptable legal opinions of the Waterfront at Port Chester Borrower's counsel, including an update of the substantive nonconsolidation opinion delivered at origination, indicating that the addition of the Additional Property does not affect the opinions set forth in such opinions, and an opinion of counsel stating that the addition of the Additional Property does not constitute a "significant modification" of the Waterfront at Port Chester
     Loan or otherwise cause any "real estate mortgage investment conduit" to fail to maintain its status as a REMIC as a result of such addition; and
     (iv) the lender must receive written confirmation from each rating agency that rated the Certificates that such proposed additional collateral will not result in a downgrade, withdrawal or qualification of any rating then assigned to the Certificates.
--------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                       FAIRMONT SONOMA MISSION INN & SPA
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

FAIRMONT SONOMA MISSION INN & SPA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                                    Bank of America

 ORIGINAL PRINCIPAL BALANCE:                     $55,000,000

 FIRST PAYMENT DATE:                             March 1, 2006

 TERM/AMORTIZATION:                              60/0 months

 INTEREST ONLY PERIOD:                           60 months

 MATURITY DATE:                                  February 1, 2011

 EXPECTED MATURITY BALANCE:                      $55,000,000

 BORROWING ENTITY:                               SMI Real Estate, LLC

 INTEREST CALCULATION:                           Actual/360

 CALL PROTECTION:                                Lockout/Defeasance: 53 payments
                                                 Open: 7 payments

 LOCKBOX:                                        Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                   $55,000,000

 CUT-OFF DATE LTV:                                       52.1%

 MATURITY DATE LTV:                                      52.1%

 UNDERWRITTEN DSCR:                                      1.94x

 MORTGAGE RATE(1):                                       5.400%
--------------------------------------------------------------------------------

(1)  The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                           Hotel

 PROPERTY SUB TYPE:                       Full Service

 LOCATION:                                Sonoma, CA

 YEAR BUILT/RENOVATED:                    1926/2005

 NO. OF KEYS:                             226

 CUT-OFF BALANCE PER KEY:                 $243,363

 OCCUPANCY AS OF 11/30/2005:              69.4%

 OWNERSHIP INTEREST:                      Fee

 PROPERTY MANAGEMENT:                     Fairmont Hotels & Resorts (U.S.) Inc.

 U/W NET CASH FLOW:                       $5,839,801

 APPRAISED VALUE:                         $105,600,000
--------------------------------------------------------------------------------

                                      E-15

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION

                       FAIRMONT SONOMA MISSION INN & SPA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                  FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------------------------------
                                            FULL YEAR          FULL YEAR         TRAILING 12
                                          (12/31/2003)       (12/31/2004)       (11/30/2005)       UNDERWRITTEN
                                        ----------------   ----------------   ----------------   ----------------

 Effective Gross Income .............     $ 25,306,971       $ 25,724,462       $ 33,621,787       $ 36,090,544
 Total Expenses .....................     $ 22,712,646       $ 23,028,256       $ 26,894,740       $ 28,807,122
 Net Operating Income (NOI) .........     $  2,594,325       $  2,696,206       $  6,727,047       $  7,283,422
 Cash Flow (CF) .....................     $  1,582,637       $  1,668,009       $  5,382,263       $  5,839,801
 DSCR on NOI ........................            0.86x              0.90x              2.23x              2.42x
 DSCR on CF .........................            0.53x              0.55x              1.79x              1.94x
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
----------------------------------------------------------------------------------------------
                                                                 TRAILING 12
                                        2003         2004      (11/30/2005)(1)   UNDERWRITTEN
                                    ------------ ------------ ----------------- -------------

 Average Daily Rate (ADR) .........   $ 244.70     $ 253.27       $ 291.36        $ 312.00
 Occupancy ........................      61.1%        59.0%          69.4%           71.0%
 RevPAR ...........................   $ 149.60     $ 149.46       $ 202.27        $ 221.52
 Penetration Rate .................     104.9%       102.8%         117.1%          128.3%
----------------------------------------------------------------------------------------------

(1)  Penetration Rate based on a December 31, 2005 Smith Travel and Research
     RevPAR.

                                      E-16

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                       FAIRMONT SONOMA MISSION INN & SPA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Fairmont Sonoma Mission Inn & Spa Mortgage Loan is a $55.0 million, five-year loan secured by a first mortgage on a full service AAA Four
     Diamond Award winning luxury hotel located in Sonoma, Sonoma County,
     California. The loan term is interest only for the entire loan term, matures on February 1, 2011 and accrues interest at an annual interest rate, rounded to three decimal places, of 5.400%.

THE BORROWER:

o    The Fairmont Sonoma Mission Inn & Spa Borrower is SMI Real Estate, LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with two independent directors for which the Fairmont Sonoma Mission
     Inn & Spa Borrower's legal counsel has delivered a non-consolidation opinion. The owners are Crescent Real Estate Equities LP, a Delaware limited partnership (80.1%) and Sonoma Resort Holdings, LLC, a Delaware
     limited liability company (19.9%). Crescent Real Estate Equities, LP is an affiliate of Crescent Real Estate Equities Company, a real estate investment trust. The sponsor of the Fairmont Sonoma Mission Inn & Spa
     Mortgage Loan is Crescent Real Estate Equities Limited Partnership one of
     the largest publicly held real estate investment trusts in the nation.

o    Crescent Real Estate Equities Company is a fully integrated, self-managed real estate investment trust which has it assets and operations divided into four investment segments: Office, Resort/Hotel, Residential
     Development and Temperature-Controlled Logistics. The primary business of
     Crescent Real Estate Equities Company is its Office segment, which consists of 78 office properties with 32 million square feet located primarily in
     Dallas and Houston, with additional concentrations in Austin, Denver, Miami and Las Vegas. The Resort/Hotel segment consists of eight resort/hotel properties, including five luxury and destination fitness resorts and spas and three business-class hotels. The Residential Development segment consists of four residential development corporations that owned in whole or in part 23 residential development properties. The
     Temperature-Controlled Logistics segment consists of Crescent Real Estate
     Equities Company's unconsolidated 31.7% interest in 87
     temperature-controlled logistics properties. At fiscal year-end December
     31, 2004 Crescent Real Estate Equities Company reported $186.0 million in liquidity and $1.3 billion net worth.

THE PROPERTY:

o    The Fairmont Sonoma Mission Inn & Spa Mortgaged Property consists of a fee simple interest in a full service AAA Four Diamond Award winning luxury hotel consisting of 10 freestanding two and three-story buildings containing 226 rooms with 326 parking spaces on 10 acres. The hotel amenities include 18,000 square feet of meeting room space, two outdoor pools, a whirlpool, a 43,000 square foot spa, a fitness center, business center, two restaurants, two bars, wine room and an 18-hole championship golf course. The guest room mix is comprised of 126 king rooms, 11 double queen rooms, 12 queen rooms, 16 double/double rooms, 52 studio suites, 8 one bedroom suites and 1 two bedroom suite. Some room amenities include a flat screen TV, telephone, granite counter tops, tile bathrooms and an oversized Jacuzzi tub in some rooms.

o    The Fairmont Sonoma Mission Inn & Spa Mortgaged Property is located 2.7 miles northwest of downtown Sonoma and the Sonoma Plaza, the town square which features restaurants, taverns, shops and other lodgings. It is 0.1 mile from the Boyes Hot Springs, which is a major demand generator in the area. The Fairmont Sonoma Mission Inn & Spa Mortgaged Property fronts Boyes
     Boulevard just off State Route 12 and is easily visible from the two roads.
     Primary access is via State Route 12 (Sonoma Highway), State Route 121,
     State Route 37 and US 101. The majority of the roads in the area are two-lane commercial highways.

o    The Fairmont Sonoma Mission Inn & Spa Owner is generally required at its sole cost and expense to keep the Fairmont Sonoma Mission Inn & Spa
     Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.
--------------------------------------------------------------------------------

                                      E-17

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                       FAIRMONT SONOMA MISSION INN & SPA
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    Fairmont Hotels and Resorts (U.S.) Inc. purchased a 19.9% equity interest in the hotel for an aggregate investment of $19 million in 2002. One of
     North America's leading owner/operators of luxury hotels and resorts,
     Fairmont Hotels and Resort's portfolio consists of 87 luxury and first class properties with more than 34,000 guest rooms in Canada, the United
     States, Mexico, Bermuda, Barbados, United Kingdom, Monaco, Kenya and the
     United Arab Emirates, as well as two vacation ownership properties managed by Fairmont Heritage Place. Fairmont manages 49 distinctive city center and resort hotels such as Fairmont San Francisco, Fairmont Miramar Santa
     Monica, Fairmont Olympic, Fairmont Scottsdale Princess and The Savoy.
     Fairmont Hotels and Resorts also owns Delta Hotels Limited, Canada's largest first class hotel management company, which manages and franchises a portfolio of 38 city center and resort properties, in Canada. In addition to hotel management, Fairmont Hotels and Resorts holds real estate interests in 21 properties, two large undeveloped blocks and an approximate
     24 percent investment interest in Legacy Hotels Real Estate Investment
     Trust which owns 24 properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The owners of the beneficial interests in the Fairmont Sonoma Mission Inn and Spa Borrower are permitted, upon the mortgagee's prior written consent to incur subordinate indebtedness ("Permitted Subordinate Debt") upon the satisfaction of the following terms and conditions including, without limitation, (a) the Permitted Subordinate Debt together with the Fairmont
     Sonoma Mission Inn and Spa Mortgage Loan will have a combined loan-to-value ratio of no greater than 60%; (b) the Permitted Subordinate Debt together with the Fairmont Sonoma Mission Inn and Spa Mortgage Loan will have combined debt service coverage ratio of at least 1.20x, based upon underwritten net cash flow; (c) all documents relating to the Permitted
     Subordinate Debt including, without limitation, an intercreditor agreement will be in form and substance reasonably satisfactory to the mortgagee; (d)
     the lender in connection with the Permitted Subordinate Debt will be a qualified lender; and (e) the mortgagee will received written confirmation from the rating agencies that such Permitted Subordinate Debt will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with the Fairmont Sonoma Mission Inn and Spa
     Mortgage Loan.
--------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

TORRE MAYOR
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                     Barclays

 ORIGINAL A-2 NOTE PRINCIPAL      $55,000,000
      BALANCE(1):

 FIRST PAYMENT DATE:              May 1, 2005

 TERM/AMORTIZATION:               125/360 months

 INTEREST ONLY PERIOD(2):         12 months

 MATURITY DATE:                   September 1, 2015

 EXPECTED A-2 MATURITY BALANCE:   $49,242,597

 BORROWING ENTITY:                Two Mexican business trusts. See
                                  "The Borrower" below

 INTEREST CALCULATION:            Actual/360

 CALL PROTECTION:                 Lockout/Defeasance: 123 payments
                                  Open: 2 payments

 UP-FRONT RESERVES:

   INSURANCE RESERVE:             Yes

   TI/LC RESERVE:                 $8,000,000

   PESO DEVALUATION RESERVE:      $1,300,000

 ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE(3):      Springing/Yes

   WITHHOLDING TAX RESERVE(4):    Springing

   REPLACEMENT RESERVE(5):        $21,738

   TI/LC RESERVE(6):              $155,000

 LOCKBOX:                         Hard
--------------------------------------------------------------------------------

(1)  The property also secures a pari passu A-1 note in the original principal amount of $55,000,000, a subordinate B note in the original principal amount of $20,000,000 and a subordinate C note in the maximum original principal amount of $20,000,000 which subordinate C note will only be issued if certain conditions are satisfied. None of the A-1 note, the B note or the obligation to make an advance under the C note is included in the trust.

(2)  Interest only until April 1, 2006. Principal and interest payments commence on May 1, 2006.

(3)  The property is currently exempt from real estate taxes, which exemption is expected to expire on December 31, 2006. If the exemption is not extended, monthly tax escrows will commence three months prior to the expected expiration date.

(4)  50% of excess cash flow will be trapped, subject to a $450,000 cap (on a whole loan basis) commencing on any monthly payment date on which the debt service coverage ratio for the immediately preceding 12-month period is
     1.10x or less and continuing until the occurrence of a monthly payment date on which the debt service coverage ratio for the immediately preceding
     12-month period has been at least equal to 1.15x for two consecutive calendar quarters.

(5)  Monthly deposits commence May 1, 2007, subject to a $782,593 cap.

(6)  Monthly deposits of $155,000 commence on October 1, 2011 and continue for
     17 payment dates. On January 1, 2012, additional monthly deposits of
     $175,000 commence for the next 17 payment dates. If either or both of the leases currently in place with Marsh Tenant and Deloitte Tenant (as defined below) are renewed, the TI/LC Reserve shall only be required to contain any remaining portion of the initial TI/LC deposit plus sufficient funds to cover any tenant inducements agreed between the Torre Mayor Borrower and the renewing tenant, as approved by lender.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:                           $130,000,000

 SHADOW RATING (MOODY'S/S&P)(2):                                  Aa3/AA

 A-1 AND A-2 NOTE CUT-OFF DATE BALANCE:                     $110,000,000

 B NOTE CUT-OFF DATE BALANCE:                                $20,000,000

                                         WHOLE LOAN      WHOLE LOAN
                                          (EXCLUDING     (INCLUDING
                                           B NOTE)         B NOTE)
                                           -------         -------
 CUT-OFF DATE LTV:                          38.3%           45.3%
 MATURITY DATE LTV:                         34.3%           40.5%
 UNDERWRITTEN DSCR(3):                      1.80x           1.52x
 MORTGAGE RATE:                            7.546%          7.546%
--------------------------------------------------------------------------------

(1)  The property also secures a pari passu A-1 note in the original principal amount of $55,000,000, a subordinate B note in the original principal amount of $20,000,000 and a subordinate C note in the maximum original principal amount of $20,000,000, which subordinate C note will only be issued if certain conditions are satisfied. None of the A-1 note, the B note or the obligation to make an advance under the C note is included in the trust. The Whole Loan Cut-off Date Balance excludes the future advance under the C note, which has not yet been made.

(2)  Moody's Aa3 rating reflects the global local currency rating.

(3)  DSCR figures are based on an as-is underwritten net cash flow on an amortizing basis (commencing on May 1, 2006). On an interest only basis, the Whole Loan (excluding B note) DSCR is 1.98x and the Whole Loan
     (including B note) DSCR is 1.68x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                           Office

 PROPERTY SUB TYPE:                       Central Business District

 LOCATION:                                Mexico City, Mexico

 YEAR BUILT/RENOVATED:                    2003/NAP

 NET RENTABLE SQUARE                      828,821
  FEET:

 CUT-OFF BALANCE PSF:                     $133

 OCCUPANCY AS OF                          79.8%
  12/15/2005:

 OWNERSHIP INTERESTS(1):                  Fee

 PROPERTY MANAGEMENT:                     Reichmann International
                                          Developments, S. de R.L. de C.V.

 U/W NET CASH FLOW:                       $16,672,861

 APPRAISED VALUE(2):                      $287,220,000
--------------------------------------------------------------------------------

(1)  See "Other Material Information."

(2)  The stabilized value is $302,000,000 as of a January 25, 2007 stabilization date.

                                      E-19

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------------
                                            FULL YEAR         TRAILING 12        STABILIZED            AS-IS
                                          (12/31/2004)       (11/30/2005)       UNDERWRITTEN       UNDERWRITTEN
                                        ----------------   ----------------   ----------------   ----------------

 Effective Gross Income .............     $ 13,764,153       $ 16,550,243       $ 27,755,969       $ 23,111,801
 Total Expenses .....................     $  3,631,282       $  4,004,286       $  7,220,350       $  5,015,928
 Net Operating Income (NOI) .........     $ 10,132,871       $ 12,545,957       $ 20,535,619       $ 18,095,873
 Cash Flow (CF) .....................     $ 10,132,871       $ 12,545,957       $ 18,902,182       $ 16,672,861
 DSCR on NOI(1) .....................            1.09x              1.35x              2.21x              1.95x
 DSCR on CF(1) ......................            1.09x              1.35x              2.04x              1.80x
------------------------------------------------------------------------------------------------------------------

(1)   Based on an aggregate principal balance of $110,000,000 (the original whole loan principal balance, excluding the note B and the future advance to be evidenced by the note C).

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        % TOTAL
                                       RATINGS        TOTAL       % OF        RENT       POTENTIAL     POTENTIAL         LEASE
TOP TENANTS                          MOODY'S/S&P    TENANT SF   TOTAL SF      PSF           RENT          RENT         EXPIRATION
-----------                          -----------    ---------   --------      ---           ----          ----         ----------

 Deloitte & Touche ...............    Not Rated      218,750       26.4%   $  29.59     $ 6,472,404       31.8%        06/30/2013
 IXE Grupo Financiero ............    Not Rated      121,029       14.6       25.18        3,047.496      15.0         08/14/2016(2)
 Marsh Brockman ..................     Baa2/BBB       96,057       11.6       30.34       2,914,464       14.3         03/31/2013
 McKinsey & Company Inc. .........    Not Rated       29,095        3.5       30.10         875,772        4.3         04/30/2014
 EMC Corporation .................  Not Rated/BBB     19,633        2.4       32.33         634,752        3.1         09/30/2015
                                                     -------       ----                 ------------      ----
 TOTAL/WEIGHTED AVERAGE ..........                   484,564       58.5%                $13,944,888       68.4%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten potential rent and underwritten rent roll except for Ratings (Moody's/S&P) and unless otherwise stated. The actual tenants under the leases may be subsidiaries of the entities listed under Top Tenants. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF,
     Potential Rent, and % Total Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  IXE Grupo Financiero occupies 78,577 square feet that expires on August 14,
     2016 and 42,453 square feet that expires on August 14, 2008.

---------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
------------------        --------         --        --------      --------      -------------       --------

 2006 ..............          1           4,338          0.5%         4,338            0.5%        $   140,928
 2007 ..............          1             527          0.1          4,865            0.6%        $    20,580
 2008 ..............         12          49,966          6.0         54,831            6.6%        $ 1,197,713
 2009 ..............         12          46,349          5.6        101,181           12.2%        $ 1,538,177
 2010 ..............          8          34,929          4.2        136,110           16.4%        $ 1,201,236
 2011 ..............          3          16,157          1.9        152,266           18.4%        $   575,979
 2012 ..............          3           8,773          1.1        161,039           19.4%        $   284,652
 2013 ..............         16         344,095         41.5        505,134           60.9%        $10,631,137
 2014 ..............          3          29,612          3.6        534,746           64.5%        $   974,748
 2015 ..............          2          29,751          3.6        564,497           68.1%        $   990,072
 2016 ..............          4          97,263         11.7        661,760           79.8%        $ 2,818,080
 MTM ...............          1              32          0.0        661,792           79.8%        $     6,480
 Vacant ............         --         167,029         20.2        828,821          100.0%                 --
                             --         -------        -----
 TOTAL .............         66         828,821        100.0%
---------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the underwritten rent roll.

                                      E-20

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Torre Mayor Mortgaged Property is currently 79.8% leased by 57 tenants at an average lease rate of $30.79 per square foot. The five largest office tenants, representing 58.5% of the total net rentable area, are, or are subsidiaries of:

o    DELOITTE & TOUCHE ("Deloitte") leases 218,750 square feet (26.4% of net rentable area, 31.8% of rental income) under a lease expiring on June 30,
     2013. Deloitte is one of accounting's Big Four. Deloitte offers traditional audit and fiscal-oversight services to a multinational clientele. It also provides human resources and tax consulting services, as well as services to governments and international lending agencies working in emerging markets. Units include Deloitte & Touche (the United States accounting arm)
     and Deloitte Consulting. Consulting services account for 25% of Deloitte's sales. Deloitte is a private company, headquartered in New York, New York that employs over 121,283 people. Deloitte had sales of $18.2 million in
     2005, an 11.0% increase from the previous year.

o    IXE GRUPO FINANCIERO ("IXE") leases 121,029 square feet (14.6% of net rentable area, 15.0% of rental income) under two separate leases: one that expires on August 14, 2008 (42,453 square feet) and the other on August 14,
     2016 (78,577 square feet). IXE is a financial services firm, specializing in retail banking, corporate banking, trading and capital markets. IXE has
     1,130 employees and is headquartered at the Torre Mayor Mortgaged Property.

o    MARSH BROCKMAN ("Marsh") (NYSE: MMC; rated "Baa2" by Moody's and "BBB" by
     S&P) leases 96,057 square feet (11.6% of net rentable area, 14.3% of rental income) under a lease expiring on March 31, 2013. Marsh is primarily a holding company which, through its subsidiaries and affiliates, provides clients with analysis, advice and transactional capabilities in the fields of risk and insurance services, investment management and consulting. Marsh is one of the largest insurance brokerage companies. Marsh's subsidiaries include Sedgwick Group; Guy Carpenter (reinsurance); Seabury & Smith
     (insurance program management services); and Marsh & McLennan Capital
     (insurance industry investment and advisory services). Marsh also owns
     Mercer Consulting Group, which provides human resources and management consulting worldwide, and Putnam, a large United States money manager.
     Marsh is headquartered in New York, New York and employs over 61,800 people worldwide. In 2004 Marsh had sales of $12.1 million, a 4.9% increase from the previous year, and a net income of $176 million, As of February 10,
     2006, the stock price was $31.52 with a market cap of $17.01 billion.

o    MCKINSEY & COMPANY INC. ("McKinsey") leases 29,095 square feet (3.5% of net rentable area, 4.3% of rental income) under a lease expiring on April 30,
     2014. McKinsey is one of the world's top management consulting firms.
     McKinsey provides a full spectrum of consulting services to corporations, government agencies, and foundations, including leadership training, operations analysis, and strategic planning. Its practice areas include such industries as banking, energy, manufacturing, and media, among many others. Founded by James McKinsey in 1926, McKinsey is owned by its partners. Headquartered in New York, New York, McKinsey has more than
     11,500 employees and 80 offices in 44 countries around the world.

o    EMC CORPORATION ("EMC") (NYSE: "EMC") (rated "BBB" by S&P) leases 19,633 square feet (2.4% of net rentable area, 3.1% of rental income) under a lease expiring on September 30, 2015. EMC is a leading provider of RAID
     (redundant array of independent disks) storage systems. Banks, manufacturers, Internet service providers, retailers, and government agencies use EMC's systems to store and retrieve data. EMC also sells a line of network attached storage file servers, and a wide array of software designed to manage, protect, and share data. EMC sells its products directly and through distributors and manufacturers. EMC's biggest resale partner, PC leader Dell, sells co-branded EMC systems.
--------------------------------------------------------------------------------

                                      E-21

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Torre Mayor Mortgage Loan is a $55 million, fixed rate loan maturing in
     125 months evidenced by the Torre Mayor Commercial Mortgage Notes and secured by a first mortgage on a Class "A" office building located on Paseo de la Reforma in Mexico City, Mexico. The Torre Mayor Mortgage Loan is
     interest only for the first year of the loan, matures on September 1, 2015 and accrues interest at an annual interest rate of 7.546%.

o    The Torre Mayor Mortgage Loan is serviced under the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc.,
     Commercial Mortgage Pass-Through Certificates, Series 2005-5.

THE BORROWER:

o    The Torre Mayor Borrower, which executed and delivered the Torre Mayor
     Commercial Mortgage Notes, is comprised of two Mexican business trusts: (i)
     HSBC Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero HSBC,
     Division Fiduciaria, acting solely and exclusively as trustee under the
     Torre Mayor Land Trust Agreement on behalf of the Torre Mayor Land Trust and (ii) Deutsche Bank Mexico, S.A., Institucion de Banca Multiple,
     Division Fiduciaria, acting solely and exclusively as trustee under the
     Torre Mayor Construction Trust Agreement on behalf of the Torre Mayor
     Construction Trust. Each trust comprising the Torre Mayor Borrower has an independent trustee. The Torre Mayor Borrower's Mexican legal counsel has delivered a Mexican law bankruptcy opinion, in lieu of a non-consolidation opinion, to the effect that the assets of each trust were separate and distinct from the assets of the settlors and the Torre Mayor Borrower would not be adjudicated insolvent because of an insolvency of any settlor or beneficiary.

o    Ownership of 70% of the beneficial interests of each of the trusts comprising the Torre Mayor Borrower was initially held by certain Reichmann family entities and three partners, each of which has transferred its respective beneficial interest in each of the trusts comprising the Torre
     Mayor Borrower to the Security Trustee (as described below) pursuant to the
     Security Trust (as described below). The remaining 30% of the beneficial interest in each Torre Mayor Borrower is currently held by Deutsche
     Immobilien Fonds AG ("DIFA"). Under German law, DIFA is prohibited from pledging its equity interests in the Torre Mayor Borrower and as a result,
     DIFA has entered into a Buy-Sell Agreement with lender with respect to its equity interests. Pursuant to the Buy-Sell Agreement, if lender has commenced any action to realize on the beneficial interests in the Torre
     Mayor Borrower upon the occurrence of an event of default under the Torre
     Mayor Whole Loan, lender has the option of offering either to acquire all of DIFA's beneficial interests in the Torre Mayor Borrower from DIFA at a price to be determined by lender or to sell all, but not less than all, of lender's interests in the Torre Mayor Borrower on the same terms (with appropriate adjustments to the sale price to account for the difference in the size of their respective interests). If DIFA should acquire lender's interests in the Torre Mayor Borrower under the buy-sell arrangement, in addition to paying the purchase price for such interests, DIFA is also obligated to pay the entire amount of principal and interest then-outstanding under the Torre Mayor Whole Loan, together with any fees or other amounts then owed to lender, including any applicable prepayment fees.

THE PROPERTY:

o    The Torre Mayor Mortgaged Property consists of a fee interest in a Class
     "A" office building located in Mexico City, Mexico. The building was completed in 2003 and comprises a total of 55 floors with 828,821 net rentable square feet of which 795,147 square feet are office space and
     33,674 square feet are retail space.

o    The Torre Mayor Mortgaged Property is located in the Mexico City central business district, accessible to public transportation and in close proximity to the headquarters of several international banks, the Mexico
     Stock Exchange, several consulates including the U.S. Embassy and full-service luxury hotels, including the Four Seasons Mexico City.

o    The Torre Mayor Mortgaged Property was built at a cost of $320 million
     ($386 per square foot) and is designed to meet the anti-earthquake requirements of both Mexico and California's building codes. Amenities include large column free floor plates from 18,300 square feet to 19,644 square feet, a constant 16-megavolt supply from three of the city's secondary electrical plants providing redundant supply and reduced rates based on the building receiving medium tension power rates, a pre-installed flexible telecommunications cabling system, a state-of-the-art building management system for ventilation and air-conditioning with triple air-filtration, water treatment/purification plant, international fire protection system with pressurized emergency fire escape stairways, and state-of-the-art heliport. The Torre Mayor Mortgaged Property also has a
     13-level parking structure (including four levels below grade) with 1,902 spaces.
--------------------------------------------------------------------------------

                                      E-22

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

o    The Torre Mayor Borrower is generally required at its sole cost and expense to keep the Torre Mayor Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. In addition to the all risk insurance policy, the Torre
     Mayor Borrower is also required to maintain insurance against acts of terrorism, business interruption insurance, commercial general liability insurance and earthquake insurance.

PROPERTY MANAGEMENT:

o    The Torre Mayor Mortgaged Property is managed by Reichmann International
     Developments, S de R.L. de C.V., an affiliate of the Torre Mayor Borrower.

o    Reichmann International is a real estate company that owns, manages, leases, acquires and develops commercial real estate.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Torre Mayor Whole Loan also includes a $20,000,000 B note, which is subordinated to the Torre Mayor Mortgage Loan and the A-1 pari passu note.
     The B note is not included in the trust and is currently held by
     Metropolitan Life Insurance Company. The holder of the B note is entitled under certain circumstances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the Torre Mayor
     Whole Loan. Such rights include various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the Torre
     Mayor Mortgage Loan under certain circumstances. Such rights may cease upon the making of the future advance described below, whereupon the holder of that advance will be entitled to exercise such rights. For more information with respect to these rights, see "Description of the Mortgage Pool--The
     Torre Mayor Whole Loan" in the prospectus supplement.

o    Under the terms of the Note Indenture pursuant to which the Torre Mayor
     Whole Loan was made, the Torre Mayor Borrower is permitted to have outstanding, at any time prior to the future advance described below, subordinated intercompany loans in the aggregate principal amount of up to
     $73,844,655.94. At any time after the future advance is made, the amount of subordinated intercompany loans permitted to be outstanding will be reduced to not more than $53,844,656.94. Each of the subordinated intercompany loans are unsecured, fully subordinate to the Torre Mayor Whole Loan and are assigned and pledged to lender pursuant to a series of Subordination and Intercreditor Agreements as additional security for the Torre Mayor
     Whole Loan.

o    The lenders under each of the subordinated loans (who are required to be indirect equity owners in the Torre Mayor Borrower) have the right, upon prior written notice to lender, to convert all or a portion of the applicable subordinated loan to equity, provided that all documentation effecting such conversion is acceptable to lender.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Note Indenture and other loan documents provide that lender has an obligation to make a future advance, which will be evidenced by a subordinate C note in an amount not to exceed $20 million (or be less than
     $2 million) at an interest rate to be determined by lender, upon satisfaction of certain conditions, including that: (i) the aggregate amount of the total advances under the Torre Mayor Whole Loan does not exceed $150 million; (ii) no event of default has occurred or is continuing under the Torre Mayor Whole Loan or would occur as a result of the funding of the subordinate C note; (iii) lender has received a confirmation from each rating agency rating the Certificates to the effect that the proposed advance will not result in a downgrade, qualification or withdrawal of the ratings on any of the Certificates; (iv) after giving effect to the subordinate C note, the ratio of the aggregate outstanding principal balance of the Torre Mayor Whole Loan to the appraised value of the Torre
     Mayor Mortgaged Property does not exceed 50%; (v) after giving effect to the subordinate C note, the underwritten net cash flow ("UNCF") of the
     Torre Mayor Mortgaged Property as of the date of the advance equals or exceeds $19.6 million; (vi) after giving effect to the subordinate C note, the ratio of the UNCF to the assumed principal and interest payments on the
     Torre Mayor Whole Loan during the following 12-month period based on the actual applicable interest rate and amortization payments based on a
     30-year amortization schedule on the aggregate amount advanced equals or exceeds 1.55 to 1.0; and (vii) after giving effect to the subordinate C note, the maximum amount of the subordinated intercompany loans does not exceed $53,844,656.94. The subordinate C note will be secured by the same collateral that secures the Torre Mayor Whole Loan.
--------------------------------------------------------------------------------

                                      E-23

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

o    The right to make the future advance evidenced by the subordinate C note has been retained by Barclays Capital Real Estate Inc. and will not be transferred to the trust. Upon funding, the subordinate C note will be subordinate to the portion of the Torre Mayor Whole Loan consisting of the
     Torre Mayor Mortgage Loan and the A-1 note, as well as to the B note. The holder of the subordinate C note may be entitled to exercise various rights generally described above under "Current Mezzanine or Subordinated
     Indebtedness." For more information with respect to these rights, see
     "Description of the Mortgage Pool--The Torre Mayor Whole Loan" in the
     prospectus supplement.

CASH MANAGEMENT ARRANGEMENT:

o    Cash Management is a modified hard lockbox arrangement under the Security
     Trust (described below) in which all tenants have been irrevocably instructed to make rent payments under the leases and all service payments under the administrative services contracts directly to the Security
     Trustee in the corresponding Collection Trust Accounts (Dollars) or
     Collection Trust Accounts (Pesos) (the "Collection Trust Accounts").

o    From all rent, services and other payments received by the Security Trust in the Collection Trust Accounts, the Security Trustee will (i) on a daily basis, transfer to the settlors of the trust an amount equal to 15% (or such other value added tax rate then in effect) of the total amount of all such payments, which are to be applied by the relevant settlors of the trust to the payment of the value added tax relating to such payments and
     (ii) thereafter, convert all remaining rent payments from the Collection
     Trust Account (Pesos) into U.S. dollars and deposit such amounts in the
     Collection Trust Account (Dollars).

o    On the last business day of each week, so long as no event of default under the Torre Mayor Whole Loan is in effect, the Security Trustee will, after making the distributions discussed above, (i) transfer funds into the Torre
     Mayor Borrower's operating account for the payment of operating expenses and parking and management fees and expenses; (ii) transfer funds into a trust reserve account held by the Security Trustee for the payment of property taxes; and (iii) transfer all remaining funds into the Cash
     Management Account (a U.S. account controlled by lender), after having made any necessary currency conversions, in accordance with the terms of the
     Security Trust.

SECURITY TRUST STRUCTURE:

o    At origination, Reichmann Mexico Chapultepec, S.A. de C.V.; RIMI, L.L.C.,
     Establecimiento Permanente; Torre Mayor Partners, S. de R.L. de C.V.; Torre
     Mayor, S.A. de C.V.; Torre Mayor Holdings, L.L.C.; Torre Mayor Holdings,
     S.a.r.l.; and each borrower, as settlors and second place beneficiaries,
     Barclays Capital Real Estate Inc., acting in its capacity as Agent, on behalf and for the benefit of the Noteholders, as first place beneficiary, and the Security Trustee, in such capacity, entered into an Irrevocable
     Management and Security Trust Agreement (the "Security Trust") pursuant to which title to the following rights and assets were transferred to the
     Security Trustee to secure payment of the Torre Mayor Whole Loan and performance under all of the loan documents: (i) all collection rights to the cash flow generated by the Torre Mayor Mortgaged Property (including the Assets Lease (defined below), office and commercial space leases, and services, parking and other management agreements), (ii) the beneficiary interests (other than the beneficiary interests held by DIFA) in each of the trusts comprising the Torre Mayor Borrower and (iii) 99.9% of the equity interests in Torre Mayor, S.A. de C.V.(1) (one of the holders of the beneficial interests in each of the trusts comprising the Torre Mayor
     Borrower) and 70% of the equity interests in Reichmann Mexico Chapultepec,
     S.A. de C.V.(2) (one of the holders of the beneficial interests in each borrower).

o    The Security Trustee under the Security Trust Agreement is currently Banco
     J.P. Morgan, S.A., Institucion de Banca Multiple, J.P. Morgan Grupo
     Financiero, Division Fiduciaria, as trustee.
--------------------------------------------------------------------------------

----------------
(1)  Mexican law requires that an entity have a minimum of two (2) shareholders.
     In order to satisfy this requirement, one share was retained by a Reichmann entity.

(2)  The remaining 30% equity interests are held by DIFA and subject to the DIFA
     Buy-Sell Agreement.

                                      E-24

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  TORRE MAYOR
--------------------------------------------------------------------------------

LEASE, ADMINISTRATIVE SERVICE CONTRACTS, RENTS AND PESO DEVALUATION:

o    The Torre Mayor Borrower may enter into new leases for space at the Torre
     Mayor Mortgaged Property without the lender's approval provided that: such lease (i) is not deemed to be a "Major Lease" (as described below) and such lease does not deviate from the approved standard form of lease; (ii)
     provides for rents and other payments that are deemed commercially reasonable and comparable to then-existing market rates; (iii) is an arm's length transaction with an entity that is not an affiliate of either borrower or carve-out guarantor; and (iv) is subordinate to the Torre Mayor
     Mortgage. Any Major Lease or any other lease not satisfying all the foregoing conditions requires lender's approval. A "Major Lease" is any lease (i) covering a full floor or more in the Torre Mayor Mortgaged
     Property; (ii) having a term of more than 15 years; or (iii) containing a peso devaluation clause different from the "approved standard clause."

o    The leases with each of the following tenants of the Torre Mayor Mortgaged
     Property contain peso devaluation clauses: (i) Marsh Brockman y Schuh,
     Agente de Seguros y de Fianzas, S.A. de C.V. ("Marsh Tenant"); (ii)
     Deloitte Mexico, Banco Internacional, S.A. ("Deloitte Tenant"); (iii)
     Institucion de Banca Multiple, Grupo Financiero Bital (now HSBC Mexico,
     S.A., Institucion de Banca Multiple, Grupo Financiero HSBC); (iv)
     Scotiabank Inverlat, S.A.; (v) McKinsey & Company Inc. Mexico S.C.; and
     (vi) Starbuck's. At origination, the Torre Mayor Borrower deposited
     $1,300,000 into the Peso Devaluation Reserve Account, to make up for any shortfalls in debt service if the peso devaluation clauses in any of the existing leases are triggered.

o    If additional leases are signed that contain peso devaluation triggers or leases that denominate rent in Mexican pesos, lender has the right to increase the amounts held in the Peso Devaluation Reserve Account by the following formula: 115% of the average monthly rent in respect of one month payable under each such lease and related administrative services contract, collectively, over their respective terms taking into account fixed increases for all components of rent.

OTHER MATERIAL INFORMATION:

o    Under the terms of the Torre Mayor Whole Loan, if any taxes, imposts or charges are imposed or assessed against the Torre Mayor Whole Loan, the
     Torre Mayor Borrower is obligated to pay the amount so imposed or assessed by the relevant taxing authority directly to such authority. The amount due to lender under the Torre Mayor Whole Loan will then be increased in an amount as may be necessary such that lender receives the total amount it would have received had no such taxes, imposts or charges were imposed or assessed. The Torre Mayor Borrower makes withholding payments at a rate equal to 4.9% per annum.

o    The Torre Mayor Mortgaged Property is subject to an assets lease, which is a ground lease of the land in the Torre Mayor Mortgaged Property by the
     Torre Mayor Land Trust to the Torre Mayor Construction Trust (the "Assets
     Lease"). Both the Torre Mayor Land Trust and the Torre Mayor Construction
     Trust are co-borrowers under the Torre Mayor Whole Loan and all interests of each entity in the Torre Mayor Mortgaged Property and the improvements are covered by the Mortgage. The rent collection rights of the Torre Mayor
     Land Trust under the Assets Lease have also been transferred to the
     Security Trustee pursuant to the Security Trust.

o    Please see "Risk Factors--Risks Related to the Mortgage Loans--Certain
     Considerations With Respect to the Torre Mayor Mortgage Loan" in the
     prospectus supplement for other material information about this loan.
--------------------------------------------------------------------------------

                                      E-25

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                          MEDICAL MUTUAL HEADQUARTERS
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

MEDICAL MUTUAL HEADQUARTERS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                                 Bank of America

 ORIGINAL PRINCIPAL BALANCE:                  $52,715,219

 FIRST PAYMENT DATE:                          February 1, 2006

 TERM/AMORTIZATION:                           120/360 months

 INTEREST ONLY PERIOD:                        36 months

 MATURITY DATE:                               January 1, 2016

 EXPECTED MATURITY BALANCE:                   $47,370,663

 BORROWING ENTITY:                            MMCO, LLC

 INTEREST CALCULATION:                        Actual/360

 CALL PROTECTION:                             Lockout/Defeasance: 116 payments
                                              Open: 4 payments

 LOCKBOX:                                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                  $52,715,219

 CUT-OFF DATE LTV:                                      73.2%

 MATURITY DATE LTV:                                     65.8%

 UNDERWRITTEN DSCR:                                     1.20x

 MORTGAGE RATE:                                         5.650%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                               Office

 PROPERTY SUB TYPE:                           Central Business District

 LOCATION:                                    Cleveland, OH

 YEAR BUILT/RENOVATED:                        1900/1990

 NET RENTABLE SQUARE FEET:                    381,176

 CUT-OFF BALANCE PSF:                         $138

 OCCUPANCY AS OF 11/30/2005:                  100.0%

 OWNERSHIP INTEREST:                          Fee

 PROPERTY MANAGEMENT:                         Borrower/Owner Managed

 U/W NET CASH FLOW:                           $4,381,793

 APPRAISED VALUE:                             $72,000,000
--------------------------------------------------------------------------------

                                      E-26

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                          MEDICAL MUTUAL HEADQUARTERS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                             FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------

                                           FULL YEAR        FULL YEAR       ANNUALIZED
                                         (12/31/2003)     (12/31/2004)     (06/30/2005)      UNDERWRITTEN
                                        --------------   --------------   --------------   ---------------

 Effective Gross Income .............    $ 5,039,624      $ 5,039,624      $ 5,039,624       $ 4,878,640
 Total Expenses .....................    $        --      $        --      $        --       $    97,573
 Net Operating Income (NOI) .........    $ 5,039,624      $ 5,039,624      $ 5,039,624       $ 4,781,067
 Cash Flow (CF) .....................    $ 5,039,624      $ 5,039,624      $ 5,039,624       $ 4,381,793
 DSCR on NOI ........................          1.38x            1.38x            1.38x             1.31x
 DSCR on CF .........................          1.38x            1.38x            1.38x             1.20x
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------------
                                     RATINGS       TOTAL       % OF      RENT        POTENTIAL    % POTENTIAL     LEASE
TOP TENANT                         MOODY'S/S&P   TENANT SF   TOTAL SF    PSF            RENT          RENT      EXPIRATION
----------                         -----------   ---------   --------    ---            ----          ----      ----------

 Medical Mutual of Ohio .........   Not Rated   381,176        100.0%  $ 13.22      $5,039,620        100.0%   09/30/2020
                                                -------        -----                ----------        -----
 TOTAL ..........................               381,176        100.0%               $5,039,620        100.0%
------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

------------------------------------------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
------------------        --------         --        --------      --------      -------------       --------

 2020 ..............          1        381,176         100.0%       381,176        100.0%           $5,039,620
                       -------------   -------         -----
 TOTAL .............          1        381,176         100.0%
------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The single tenant representing 100.0% of the total net rentable square feet is:

o    MEDICAL MUTUAL OF OHIO (not rated) occupies 381,176 square feet (100.0% of square feet, 100.0% of rental income) under a 20-year lease expiring
     September 30, 2020 with four five-year renewal options with eighteen months written notice. The rental rate per square foot for the initial term of the lease is $13.22 and 100% of market rates during the renewal option periods.
     Medical Mutual of Ohio, formerly Blue Cross and Blue Shield of Ohio, is a private provider of health insurance products and other health related services. Founded in 1934, Medical Mutual of Ohio is one of the oldest health insurance providers in Ohio and is licensed in Indiana, Michigan and
     Pennsylvania. Medical Mutual of Ohio currently serves approximately 3.5 million clients in nine offices.
--------------------------------------------------------------------------------

                                      E-27

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                          MEDICAL MUTUAL HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Medical Mutual Headquarters Mortgage Loan is a $52.7 million, ten-year fixed rate loan secured by a first mortgage on an ten-story office building
     (with a six-story annex) located in the central business district of
     Cleveland, Ohio. The Medical Mutual Headquarters Loan is interest only for the first three years of the loan term, matures on January 1, 2016 and accrues interest at an annual interest rate of 5.650%.

THE BORROWER:

o    The Medical Mutual Headquarters Borrower is MMCO, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with an independent director for which the Medical Mutual Headquarters Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100.0% by MMCO Holdings, LLC, a Delaware limited liability company, as the sole member of the Medical Mutual Headquarters Borrower. Through a
     series of intermediate ownership levels, equity ownership of the Medical
     Mutual Headquarters Borrower is eventually held by BentleyForbes Holdings,
     LLC, a Delaware limited liability company, which is owned by the Wehba family and two family related trusts. The borrower principal is GFW Trust, a California trust with C. Fred Wehba II, as trustee.

o    GFW Trust is an affiliate of BentleyForbes Holdings, LLC, a privately owned established national commercial real estate investment organization headquartered in Los Angeles. GFW Trust offers a complete range of commercial real estate services specializing in the acquisition and ownership of single-tenant income producing properties throughout the
     United States. GFW Trust focuses on office buildings, industrial/light manufacturing facilities and warehouses. As of December 31, 2004, GFW
     Trust's portfolio is valued at $612 million and includes 39 properties containing 4.9 million square feet.

THE PROPERTY:

o    The Medical Mutual Headquarters Mortgage Property consists of a fee simple interest in a ten-story office building (with a six-story annex) listed on the National Register of Historic Buildings containing 381,176 square feet on 1.1 acres. The related building was originally built in 1900 and a new annex was added in 1950. The related building was renovated in 1990 at a cost of $21 million and a new cafeteria was added in 2005 at a cost of $2.7 million and a new $1.3 million fitness center will be completed in 2006.

o    The Property is located in the financial district of the Cleveland central business district, which is the center of all the governmental and cultural activities in the greater Cleveland Metro area. The Medical Mutual
     Headquarters Mortgaged Property is located at the corner of 9th Street and
     Prospect Avenue where Huron Avenue intersects both streets. 9th Street is a primary north/south artery through the heart of the Cleveland central business district and ends at Lake Erie to the north and intersects with
     I-90. Jacobs Field, home of the Cleveland Indians baseball team, is located two blocks south.

o    The Medical Mutual Headquarters Borrower is generally required at its sole cost and expense to keep the Medical Mutual Headquarters Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Medical Mutual Headquarters Mortgage Property is borrower/owner managed.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The owners of the beneficial interests in BentleyForbes Holdings, LLC (the indirect equity owner of the Medical Mutual Headquarters Borrower) are permitted to pledge the indirect equity interests in the Medical Mutual
     Headquarters Borrower or the guarantor or any direct or indirect legal or beneficial owner of the Medical Mutual Headquarters Borrower or guarantor to a Qualified Investor (as defined in the related Medical Mutual
     Headquarters loan agreement) in connection with a line of credit secured by such pledge ("Line of Credit"), provided that (i) no event of default exists; (ii) the mortgagee receives at least 30 days prior written notice;
     and (iii) any such financing is secured by all, or substantially all, of the equity interests owned by BentleyForbes Holdings, LLC. A foreclosure sale of any such pledge is also permitted upon the satisfaction of the following terms and conditions including, without limitation: (a) the mortgagee is given at least 60 days notice; (b) the transferee is a
     Qualified Investor; (c) following the foreclosure of the pledge,
--------------------------------------------------------------------------------

                                      E-28

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                          MEDICAL MUTUAL HEADQUARTERS
--------------------------------------------------------------------------------

     the Medical Mutual Headquarters Mortgaged Property will be managed by a professional property management company approved by the mortgagee; (d) the
     Qualified Investor will have assumed the obligations of the guarantor under the Medical Mutual Headquarters Mortgage Loan documents with respect to all acts and events occurring or arising after the foreclosure of the pledge;
     (e) a non-consolidation opinion letter reasonably acceptable to the mortgagee and the rating agencies is delivered; and (f) the Medical Mutual
     Headquarters Borrower and all other applicable entities will comply with all of the requirements set forth in the Medical Mutual Headquarters
     Mortgage Loan documents. Any documents executed in connection with such a
     Line of Credit will restrict the foreclosure of any pledges in violation of the terms and conditions of the Medical Mutual Headquarters loan agreement.
--------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                            FRANDOR SHOPPING CENTER
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

FRANDOR SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                                Barclays

 ORIGINAL PRINCIPAL BALANCE:                 $39,500,000

 FIRST PAYMENT DATE:                         February 1, 2006

 TERM/AMORTIZATION:                          120/360 months

 INTEREST ONLY PERIOD:                       36 months

 MATURITY DATE:                              January 1, 2016

 EXPECTED MATURITY BALANCE:                  $35,359,826

 BORROWING ENTITY:                           Lansing Retail Center L.L.C.

 INTEREST CALCULATION:                       Actual/360
 CALL PROTECTION:                            Lockout/Defeasance: 114 payments
                                             Open: 6 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:                    Yes

 ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE:                    Yes

   REPLACEMENT RESERVE (1):                  Springing

 LOCKBOX:                                    Hard
--------------------------------------------------------------------------------

(1)  Monthly deposits of $7,684.67 will commence if an event of default is continuing or if the property is not being adequately maintained.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                            $39,500,000

 CUT-OFF DATE LTV:                                57.0%

 MATURITY DATE LTV:                               51.0%

 UNDERWRITTEN DSCR:                               1.53x

 MORTGAGE RATE:                                   5.460%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                            Retail

 PROPERTY SUB TYPE:                        Anchored

 LOCATION:                                 Lansing, MI

 YEAR BUILT/RENOVATED:                     1952/1999

 NET RENTABLE SQUARE FEET:                 461,081

 CUT-OFF BALANCE PSF:                      $86

 OCCUPANCY AS OF 01/26/2006:               95.4%

 OWNERSHIP INTEREST:                       Fee

 PROPERTY MANAGEMENT:                      Corr Commercial Real Estate Inc.

 U/W NET CASH FLOW:                        $4,094,392

 APPRAISED VALUE:                          $69,300,000
--------------------------------------------------------------------------------

                                      E-30

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                            FRANDOR SHOPPING CENTER
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                        FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------

                                         FULL YEAR      FULL YEAR      FULL YEAR
                                       (12/31/2003)   (12/31/2004)   (12/31/2005)    UNDERWRITTEN
                                      -------------- -------------- -------------- ---------------

 Effective Gross Income .............  $ 6,591,419    $ 6,479,468    $ 6,756,621     $ 6,840,102
 Total Expenses .....................  $ 2,091,388    $ 2,109,798    $ 2,281,676     $ 2,399,899
 Net Operating Income (NOI) .........  $ 4,500,031    $ 4,369,670    $ 4,474,945     $ 4,440,202
 Cash Flow (CF) .....................  $ 4,448,137    $ 4,331,670    $ 4,422,637     $ 4,094,392
 DSCR on NOI ........................        1.68x          1.63x          1.67x           1.66x
 DSCR on CF .........................        1.66x          1.62x          1.65x           1.53x
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------------------
                               RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                  MOODY'S/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-----------                  -----------   ---------   --------   --------       ----          ----      ----------

 Kroger ...................   Baa2/BBB-      36,234       7.9%    $  3.77    $  136,602         2.6%    06/30/2006
 Linens 'N Things .........      B3/B        34,050       7.4%    $ 12.50       425,625         8.0     01/31/2015
 Jo-Ann Stores(2) .........     B2/B+        30,077       6.5%    $ 13.00       391,001         7.4     05/31/2014
 CompUSA ..................   Not Rated      27,759       6.0%    $ 13.25       367,807         6.9     08/27/2014
                                             ------      ----                ----------        ----
 TOTAL ....................                 128,120      27.8%               $1,321,035        24.9%
----------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Under a sublease with Office Depot (rated "Ba1" by Moody's and "BBB-" by
     S&P) for its entire space.

---------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
------------------        --------         --        --------      --------      -------------     --------

 2006 ..............         18          72,706         15.8%        72,706           15.8%        $537,217
 2007 ..............         16          51,447         11.2        124,153           26.9%        $518,865
 2008 ..............          8          32,362          7.0        156,515           33.9%        $357,667
 2009 ..............          9          48,926         10.6        205,441           44.6%        $587,551
 2010 ..............         12          55,533         12.0        260,974           56.6%        $860,223
 2011 ..............          3          10,019          2.2        270,993           58.8%        $ 85,994
 2012 ..............          1          15,300          3.3        286,293           62.1%        $ 91,800
 2013 ..............          2          14,000          3.0        300,293           65.1%        $173,404
 2014 ..............          3          71,836         15.6        372,129           80.7%        $884,808
 2015 ..............          2          52,484         11.4        424,613           92.1%        $679,093
 2018 ..............          1          11,060          2.4        435,673           94.5%        $254,380
 MTM ...............          7           4,174          0.9        439,847           95.4%        $ 35,220
 Vacant ............         --          21,234          4.6        461,081          100.0%        $248,918
                             --          ------        -----
 TOTAL .............         82         461,081        100.0%
---------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                      E-31

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                             FRANDOR SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 27.8% of the total net rentable square feet, are:

o    KROGER (NYSE: "KR") (rated "Baa2" by Moody's and "BBB-" by S&P) occupies a total of 36,234 square feet (7.9% of square feet, 2.6% of rental income)
     under a lease expiring on June 30, 2006. Kroger operates more than 3,750 stores nationwide under more than two dozen banners (including approximately 2,530 supermarkets and multi-department stores). Kroger also runs nearly 800 convenience stores under names such as Quik Stop and Kwik
     Shop. A Kroger's subsidiary, Fred Meyer Stores, operates more than 125 supercenters, which offer groceries, general merchandise, and jewelry, in the western United States. While Kroger has diversified through acquisitions, adding jewelry and general merchandise, food stores still account for about 90% of sales. For the year ending 2005, Kroger had sales of $56.43 billion, a 4.9% growth from the previous year, and 289,000 employees.

o    LINENS 'N THINGS (NYSE: "LIN") (rated "B3" by Moody's and "B" by S&P)
     occupies a total of 34,050 square feet (7.4% of square feet, 8.0% of rental income) under a lease expiring on January 31, 2015. The home goods chain sells bedding, towels, housewares, and other home accessories, such as bath items and window treatments. Founded in 1975, Linens 'N Things is a national large format retailer of home textiles, housewares and home accessories and is headquartered in Clifton, New Jersey. As of December 31,
     2005, Linens 'N Things was operating 542 stores in 47 states and six provinces across the United States and Canada. Brands include Braun, Krups,
     Calphalon, Laura Ashley, Croscill, Waverly, and the Linens 'N Things own
     label. Linens 'N Things is expanding the "things" (non-linens) it sells, as well as opening stores in additional United States (especially western)
     markets and closing its smaller stores. Linens 'N Things continues to focus its expansion efforts in the United States (95% of sales), opening more than 260 stores since 1999. Linens 'N Things is also growing in Canada, where it operates about 25 stores. According to reported preliminary results for the year ending 2005, Linens 'N Things had sales of $2.69 billion, a 1.2% net sales growth from the previous year, and an operating profit of approximately $61.3 million.

o    JO-ANN STORES ("Jo-Ann") (NYSE: "JAS") (rated "B2" by Moody's and "B+" by
     S&P) occupies a total of 30,077 square feet (6.5% of square feet, 7.4% of rental income) under a sublease with Office Depot expiring on May 31, 2014.
     Jo-Ann, founded in 1943 and headquartered in Hudson, Ohio, is the largest specialty retailer of fabrics in the United States. Jo-Ann sells fabrics and sewing supplies, craft materials, decorating and floral items, and seasonal goods. As of November 14, 2005, Jo-Ann operated 691 Jo-Ann Fabrics and Crafts traditional stores, and 154 Jo-Ann superstores. Most of the
     Jo-Ann stores, located mainly in strip shopping centers, operate under the
     Jo-Ann Fabrics and Crafts name. Jo-Ann also operates about 140 Jo-Ann superstores. For the year ending 2005, Jo-Ann had sales of $1.81 billion, a
     4.5% sales growth from the previous year, net income of $46.2 million, and
     22,250 employees.

o    COMPUSA (not rated) occupies a total of 27,759 square feet (6.0% of square feet, 6.9% of rental income) with a lease expiring on August 27, 2014.
     Founded in 1984, CompUSA is a leading electronics retailer with more than
     250 outlets in 90 metropolitan markets throughout the United States and in
     Puerto Rico. In addition to personal computers, laptops, and computer accessories, the chain sells digital cameras, DVD players, handheld devices, televisions, and video game consoles. In addition to its big box retail stores, CompUSA sells more than 150,000 items through its Web site and it operates an online auction site. CompUSA is based in Dallas, Texas and owned by Mexican holding company, U.S. Commercial.
--------------------------------------------------------------------------------

                                      E-32

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                            FRANDOR SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Frandor Shopping Center Mortgage Loan is a $39,500,000 ten-year loan secured by a first mortgage on a 461,081 square foot, grocery-anchored shopping center located in Lansing, Michigan. The Frandor Shopping Center
     Mortgage Loan is interest only for the first 36 months, matures on January
     1, 2016 and accrues interest at an annual rate of 5.460%.

THE BORROWER:

o    The Frandor Shopping Center Borrower is Lansing Retail Center L.L.C., a
     Michigan limited liability company, and a single purpose bankruptcy remote entity with one independent director for which the Frandor Shopping Center
     Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held by Lormax Stern Adams Venture, LLC ("Lormax Stern") (50%)
     and Frandorson Properties (50%). Lormax Stern consists of Stern Family
     L.L.C. (50%; Dan Stern and family trusts) and Lormax L.L.C. (50%; Chris
     Brochert and family trusts). Frandorson Properties consists of F. Jerome
     Corr (33%), Howard Corr Unified (33%), Thomas Corr Trust (33%) & Corr
     Commercial Real Estate, Inc. (1%).

o    In addition to leasing and development, Lormax Stern secures and negotiates construction and permanent financing through a network of leading regional, national and international institutions. Lormax Stern, based in Bloomfield,
     Michigan, currently owns 15 properties totaling approximately 4 million square feet, not including projects under development, all located in
     Michigan.

THE PROPERTY:

o    The Frandor Shopping Center Mortgage Loan consists of a fee simple interest in a grocery-anchored shopping center containing a total of 461,081 net rentable square feet and situated on 34.5 acres.

o    The Frandor Shopping Center Mortgaged Property, originally the site of a golf course, was built by Frandorson Properties (controlled by the Corr family) in 1952. Through a joint venture between Lormax Stern Development
     Co. and the Corr family, the Frandor Shopping Center Mortgaged Property was gut renovated in 1998-1999, at a cost of approximately $17 million; the renovation included the reconfiguration of the property from an enclosed mall to an open-air shopping center with over 2,000 surface parking spaces, enabling shoppers direct access to each tenant.

o    The Frandor Shopping Center Mortgaged Property is located between two major thoroughfares of I-96 and I-69 directly off the M-127/496 connector.

o    The Frandor Shopping Center Borrower is generally required at its sole cost and expense to keep the Frandor Shopping Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Corr Commercial Real Estate Inc., an affiliate of the Frandor Shopping
     Center Borrower, is responsible for the direct management and operation of the Frandor Shopping Center Mortgaged Property. Corr Commercial Real Estate
     Inc. has an onsite location at the Frandor Shopping Center Mortgaged
     Property. Corr Commercial Real Estate Inc. has been leasing space and managing properties since 1985. The key principals, Patrick Corr, Michael
     Corr and Jerry Corr have managed and developed over 25 properties totaling approximately 2 million square feet all located in the Lansing metropolitan statistical area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.
--------------------------------------------------------------------------------

                                      E-33

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           METRO PLAZA AT JERSEY CITY
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

METRO PLAZA AT JERSEY CITY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                              Barclays

 ORIGINAL PRINCIPAL BALANCE:               $39,000,000

 FIRST PAYMENT DATE:                       March 1, 2006

 TERM/AMORTIZATION:                        120/360 months

 INTEREST ONLY PERIOD:                     36 months

 MATURITY DATE:                            February 1, 2016

 EXPECTED MATURITY BALANCE:                $35,099,393

 BORROWING ENTITY:                         G&S Investors/Jersey City L.P.

 INTEREST CALCULATION:                     Actual/360

 CALL PROTECTION:                          Lockout: 1 payment GRTR 1% PPMT or
                                           Yield Maintenance: 117 payments
                                           Open: 2 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:                  Yes

   IMMEDIATE REPAIR                        $13,713
      RESERVE:

 ONGOING MONTHLY RESERVES:

   TAX/INSURANCE RESERVE(1):               Yes

   REPLACEMENT RESERVE:                    $2,019

   TI/LC RESERVE:                          $2,843

 LOCKBOX:                                  Hard
--------------------------------------------------------------------------------

(1)  Up-front and ongoing reserve amounts relating to insurance premiums due under the BJ's Wholesale Club and Pep Boys leases were waived at origination. Commencing upon an event of default or if the respective leases cease to be in full effect, the lender may at its sole discretion require the Metro Plaza at Jersey City Borrower to make the payments.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                            $39,000,000

 CUT-OFF DATE LTV:                                75.0%

 MATURITY DATE LTV:                               67.5%

 UNDERWRITTEN DSCR:                               1.20x

 MORTGAGE RATE:                                   5.730%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                            Retail

 PROPERTY SUB TYPE:                        Anchored

 LOCATION:                                 Jersey City, NJ

 YEAR BUILT/RENOVATED:                     1995

 NET RENTABLE SQUARE FEET:                 242,216

 CUT-OFF BALANCE PSF:                      $161

 OCCUPANCY AS OF 11/25/2005:               100.0%

 OWNERSHIP INTEREST:                       Fee

 PROPERTY MANAGEMENT:                      Willow Park Enterprises, Inc.

 U/W NET CASH FLOW:                        $3,258,230

 APPRAISED VALUE:                          $52,000,000
--------------------------------------------------------------------------------

                                      E-34

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           METRO PLAZA AT JERSEY CITY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------
                                           FULL YEAR        FULL YEAR       TRAILING 12
                                         (12/31/2003)     (12/31/2004)     (10/31/2005)      UNDERWRITTEN
                                        --------------   --------------   --------------   ---------------

 Effective Gross Income .............    $ 4,897,813      $ 4,808,669      $ 4,821,805       $ 4,616,687
 Total Expenses .....................    $ 1,415,782      $ 1,314,031      $ 1,318,937       $ 1,300,120
 Net Operating Income (NOI) .........    $ 3,482,031      $ 3,494,638      $ 3,502,868       $ 3,316,567
 Cash Flow (CF) .....................    $ 3,482,031      $ 3,494,638      $ 3,489,890       $ 3,258,230
 DSCR on NOI ........................          1.28x            1.28x            1.29x             1.22x
 DSCR on CF .........................          1.28x            1.28x            1.28x             1.20x
------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------

                                    RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                       MOODY'S/S&P   TENANT SF   TOTAL SF  RENT PSF        RENT          RENT       EXPIRATION
-----------                       -----------   ---------   --------  --------        ----          ----       ----------

 BJ's Wholesale Club ...........     NR/NR       115,660       47.8%  $ 10.50     $1,214,430        33.6%     05/01/2019
 ShopRite Supermarkets .........     NR/NR        65,100       26.9   $ 20.00      1,302,000        36.1      04/30/2020
 Bed, Bath & Beyond ............     NR/BBB       40,000       16.5   $ 20.50        820,000        22.7      08/31/2015
 Pep Boys ......................     NR/B-        21,456        8.9   $ 12.82        275,066         7.6      11/30/2015
                                                 -------      -----               ----------       -----
 TOTAL .........................                 242,216      100.0%              $3,611,496       100.0%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

----------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
------------------        --------         --        --------      --------      -------------       --------

 2015 ..............          2          61,456         25.4%        61,456           25.4%       $1,095,066
 2019 ..............          1         115,660         47.8        177,116           73.1%       $1,214,430
 2020 ..............          1          65,100         26.9        242,216          100.0%       $1,302,000
                       -------------    -------        -----
 TOTAL .............          4         242,216        100.0%
----------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                      E-35

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           METRO PLAZA AT JERSEY CITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four tenants, representing 100.0% of the total net rentable square feet, are:

o    BJ'S WHOLESALE CLUB ("BJ's") (NYSE: "BJ") (not rated) occupies a total of
     115,660 square feet (47.8% of square feet, 33.6% of rental income) under a lease expiring on May 1, 2019, with four 5-year renewal options. Founded in
     1984, BJ's Wholesale Club is a warehouse club operator in the eastern
     United States, headquartered in Natick, Massachusetts. As of November 3,
     2005, BJ's operated 161 warehouse clubs, 86 of which operate gasoline stations, and two ProFoods Restaurant Supply clubs. BJ's has reported that it plans to open 12 to 15 new clubs in 2006. For the trailing 12 months ended October 29, 2005, BJ's reported total revenues of $7.85 billion, net income of $123.9 million and had approximately 19,600 employees.

o    SHOPRITE SUPERMARKETS ("ShopRite") (not rated) occupies a total of 65,100 square feet (26.9% of square feet, 36.1% of rental income) under a lease expiring on April 30, 2020, with four 5-year renewal options. ShopRite is the largest retailer-owned cooperative in the United States and the largest employer in New Jersey. More than 50,000 people are employed by the distribution arm of ShopRite and there are 190 ShopRites. All ShopRite owners are members of Wakefern Food Corporation ("Wakefern"). Wakefern is
     owned by 38 independent grocers who operate more than 200 ShopRite supermarkets in seven eastern states, including New Jersey. More than half of ShopRite stores offer pharmacies. In addition to name-brand and private-label products (ShopRite, Chef's Express, Reddington Farms),
     Wakefern supports its members with advertising, merchandising, insurance, and other services.

o    BED, BATH AND BEYOND INC. (NYSE: "BBBY") (rated "BBB" by S&P) occupies a total of 40,000 square feet (16.5% of square feet, 22.7% of rental income)
     under a lease expiring on August 31, 2015, with one 5-year renewal option.
     Founded in 1971, Bed Bath and Beyond Inc., headquartered in Union, New
     Jersey, operates a nationwide chain of superstores selling domestic merchandise and home furnishings, giftware, household items, and health and beauty care items. As of May 28, 2005, Bed, Bath and Beyond Inc. operated a total of 732 stores and had approximately 16,000 employees. The trailing 12 months sales ending November 26, 2005 were $5.59 billion with net earnings of $556 million.

o    PEP BOYS (rated "B-" by S&P) occupies a total of 21,456 square feet (8.9%
     of square feet, 7.6% of rental income) under a lease expiring on November
     30, 2015, with four 5-year renewal options. Founded in 1921, Pep Boys is a leading automotive retail and service chain which engages primarily in the retail sale of automotive parts, tires and accessories, automotive repairs and maintenance, and the installation of parts. As of January 29, 2005, Pep
     Boys operated 595 stores consisting of 584 supercenters and one service and tire center, with a total of 6,181 service bays as well as ten Pep Boys
     Express stores. Pep Boys reported total revenues of $2.3 billion as of
     January 29, 2005 with an operating profit of $75.1 million.
--------------------------------------------------------------------------------

                                      E-36

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                           METRO PLAZA AT JERSEY CITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Metro Plaza at Jersey City Mortgage Loan is a $39.0 million, ten-year loan secured by a first mortgage on four single-story retail buildings located in Jersey City, New Jersey. The Metro Plaza at Jersey City Mortgage
     Loan is interest-only for the first 36 months, matures on February 1, 2016 and accrues interest at an annual rate of 5.730%.

THE BORROWER:

o    The Metro Plaza at Jersey City Borrower is G&S Investors/Jersey City L.P.,
     a New York limited partnership and a single purpose bankruptcy remote entity with two independent directors for which the Metro Plaza at Jersey
     City Borrower's legal counsel has delivered a non-consolidation opinion.
     Equity ownership is held 90% by Gregg Wasser, 9% by Lucas Traub and 1% by
     Jersey City Associates, Inc. Jersey City Associates, Inc. is a New Jersey
     corporation 50% owned by Lucas Traub and 50% by Gregg Wasser. Jersey City
     Associates, Inc. is the general partner of the Metro Plaza at Jersey City
     Borrower and Gregg Wasser and Lucas Traub are limited partners. Gregg
     Wasser is the president and principal owner of G&S Investors. G&S Investors has been involved in all aspects of the real estate retail business
     (development, management, and leasing) for approximately 22 years.

o    The Metro Plaza at Jersey Center Borrower is affiliated with the borrower under the Waterfront at Port Chester Mortgage Loan.

THE PROPERTY:

o    The Metro Plaza at Jersey City Mortgage Loan consists of a fee simple interest in four single-story buildings containing a total of 242,216 net rentable square feet and situated on 18.3 acres.

o    The Metro Plaza at Jersey City Borrower is generally required at its sole cost and expense to keep the Metro Plaza at Jersey City Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Willow Park Enterprises, Inc., an affiliate of the Metro Plaza at Jersey
     City Borrower, is responsible for the direct management and operation of the Metro Plaza at Jersey City Mortgaged Property.

PARTIAL RELEASE:

o    So long as no event of default has occurred and is continuing, the Metro
     Plaza at Jersey City Borrower may obtain the release of each of the four constituent parcels through a partial release, subject to satisfaction of, among other things, (i) the payment of a release price equal to 125% of allocated loan value, as adjusted, including related yield maintenance charges; (ii) after giving effect to the proposed release, the loan-to-value ratio for the remaining portion of the Metro Plaza at Jersey
     City Mortgaged Property must be no greater than the lesser of the loan-to-value ratio at origination and the loan-to-value ratio preceding the date of the proposed release; (iii) after giving effect to the proposed release, the debt service coverage ratio for the remaining portion of the
     Metro Plaza at Jersey City Mortgaged Property must be at least equal to the greater of the debt service coverage ratio at origination and the debt service coverage ratio for the preceding 12-month period; (iv) the lender must receive "no downgrade" confirmation from the rating agencies concerning the proposed partial release; and (v) after giving effect to the proposed release, no greater than 40% of the square footage at the Metro
     Plaza at Jersey City Mortgaged Property in any year will be subject to leases that expire prior to the maturity of the Metro Plaza at Jersey City
     Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.
--------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                  PLAZA ANTONIO
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

PLAZA ANTONIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                          Bank of America

 ORIGINAL NOTE PRINCIPAL BALANCE:      $39,000,000

 FIRST PAYMENT DATE:                   February 1, 2006

 TERM/AMORTIZATION:                    180/360 months

 INTEREST ONLY PERIOD:                 60 months

 MATURITY DATE:                        January 1, 2021

 EXPECTED MATURITY BALANCE:            $33,216,791

 BORROWING ENTITY:                     SJC-PAAC, LLC; Plaza Antonio Acquisition
                                       Company, LLC; and RHP-Plaza Antonio, LLC

 INTEREST CALCULATION:                 Actual/360

 CALL PROTECTION:                      Lockout: 47 payments GRTR 1% PPMT or
                                       Yield Maintenance: 130 payments
                                       Open: 3 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:              Yes

   REPLACEMENT RESERVE:                $325,000

 ONGOING MONTHLY RESERVES:

   REPLACEMENT RESERVE:                $1,321
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                             $39,000,000

 CUT-OFF DATE LTV:                                 65.7%

 MATURITY DATE LTV:                                55.9%

 UNDERWRITTEN DSCR:                                1.20x

 MORTGAGE RATE:                                    6.083%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Retail

 PROPERTY SUB TYPE:                              Shadow Anchored

 LOCATION:                                       Rancho Santa Margarita, CA

 YEAR BUILT/RENOVATED:                           1992/NAP

 NET RENTABLE SQUARE FEE:                        105,645

 CUT-OFF BALANCE PSF:                            $369

 OCCUPANCY AS OF 12/01/2005:                     100.0%

 OWNERSHIP INTEREST:                             Fee

 PROPERTY MANAGEMENT:                            Westar Management, Inc.

 U/W NET CASH FLOW:                              $3,398,593

 APPRAISED VALUE:                                $59,400,000
--------------------------------------------------------------------------------

                                      E-38

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 PLAZA ANTONIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                           FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------------
                                           FULL YEAR        FULL YEAR       ANNUALIZED
                                         (12/31/2003)     (12/31/2004)     (09/30/2005)      UNDERWRITTEN
                                        --------------   --------------   --------------   ---------------

 Effective Gross Income .............    $ 3,697,353      $ 3,910,945      $ 4,245,939       $ 4,512,486
 Total Expenses .....................    $ 1,011,618      $   932,625      $ 1,060,083       $ 1,011,017
 Net Operating Income (NOI) .........    $ 2,685,735      $ 2,978,320      $ 3,185,856       $ 3,501,469
 Cash Flow (CF) .....................    $ 2,511,906      $ 2,812,341      $ 3,010,279       $ 3,398,593
 DSCR on NOI ........................          0.95x            1.05x            1.13x             1.24x
 DSCR on CF .........................          0.89x            0.99x            1.06x             1.20x
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                             TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------------------
                              RATINGS       TOTAL       % OF     RENT       POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                 MOODY'S/S&P   TENANT SF   TOTAL SF    PSF           RENT         RENT      EXPIRATION
-----------                 -----------   ---------   --------    ---           ----         ----      ----------

 CVS Corporation .........     A3/A-        12,586       11.9%  $ 31.78      $399,983        11.0%    08/31/2028
 Ruby's ..................   Not Rated       6,500        6.2   $ 25.59      $166,335         4.6     07/31/2012
 Ball Park Pizza .........   Not Rated       4,642        4.4   $ 36.63      $170,036         4.7     12/31/2007
 Relic ...................   Not Rated       4,584        4.3   $ 33.99      $155,798         4.3     03/31/2010
                                            ------       ----                --------        ----
 TOTAL ...................                  28,312       26.8%               $892,152        24.4%
----------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

----------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
------------------        --------         --        --------      --------      -------------     --------

 2006 ..............          4           7,642          7.2%         7,642            7.2%        $294,613
 2007 ..............          9          15,682         14.8         23,324           22.1%        $582,839
 2008 ..............          7          14,936         14.1         38,260           36.2%        $325,450
 2009 ..............          5          11,284         10.7         49,544           46.9%        $408,386
 2010 ..............          9          18,063         17.1         67,607           64.0%        $680,840
 2011 ..............          1           1,542          1.5         69,149           65.5%        $ 92,597
 2012 ..............          5          15,472         14.6         84,621           80.1%        $575,423
 2013 ..............          2           3,028          2.9         87,649           83.0%        $105,903
 2014 ..............          2           5,410          5.1         93,059           88.1%        $183,202
 2028 ..............          1          12,586         11.9        105,645          100.0%        $399,983
                              -                        -----
 TOTAL .............         45                        100.0%
----------------------------------------------------------------------------------------------------------------

(1)  Information obtained from underwritten rent roll.

                                      E-39

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 PLAZA ANTONIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 26.8% of the total net rentable square feet, are:

o    CVS CORPORATION (rated "A3" by Moody's and rated "A-" by S&P) occupies
     12,586 square feet (11.9% of square feet, 11.0% of income) under a 25-year lease expiring on August 31, 2028. The current rental rate per square foot of $31.78 increases to $36.55 on September 1, 2013 and $42.03 on September
     1, 2023. There are three 5-year renewal options to renew the lease with a rental rate per square foot determined at the then fair market CVS
     Corporation operates retail drugstores in the United States. CVS
     Corporation offers prescription drugs, as well as general merchandise, including over-the-counter drugs, beauty products and cosmetics, film and photofinishing services, seasonal merchandise, greeting cards, and convenience foods. CVS Corporation sells its products through CVS/pharmacy retail stores and online through CVS.com. CVS Corporation also provides pharmacy benefit management, mail order services, and specialty pharmacy services. As of October 1, 2005, the company operated 5,461 retail and specialty pharmacy stores in the United States. CVS Corporation was founded in 1963 and is headquartered in Woonsocket, Rhode Island. According to fiscal 2004 year end financial reports dated January 1, 2005, the corporation had $392.3 million liquidity and $6.99 billion stockholders equity.

o    RUBY'S (Breckenridge Food Systems, Inc.) (not rated) occupies 6,500 square feet (6.2% of square feet, 4.6% of income) on a 20-year lease expiring on
     July 31, 2012. The current rental rate per square foot of $25.59 increases
     6% to $27.13 on August 1, 2007. There are two five-year renewal options to renew the lease with a rental rate per square foot determined at the then fair market. Breckenridge is an original tenant and current sub-landlord for Burger King, Ruby's and Bruegger's Bagels. John Gantes founded
     Breckenridge in 1980 and has developed or owned 31 Burger King locations, three Ruby's, ten Bruegger's Bagels locations and seven Applebee's locations in southern California.

o    BALL PARK PIZZA (not rated) occupies 4,642 square feet (4.4% of square feet, 4.7% of income) under a 16-year lease expiring on December 31, 2007.
     The current rental rate per square foot is $36.63. There is one 7-year renewal option to renew the lease with the rental rate per square foot determined at the then fair market. Ball Park Pizza has been a tenant since the shopping center opened.

o    RELIC (not rated) occupies 4,584 square feet (4.3% of square feet, 4.3% of income) under a 5-year lease expiring on March 31, 2010. The current rental rate per square foot of $33.99 increases 3% to $35.01 on August 1, 2006.
     There are no renewal options. Relic sells surfboards and surfing apparel.
--------------------------------------------------------------------------------

                                      E-40

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 PLAZA ANTONIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Plaza Antonio Loan is a $39 million, fifteen-year fixed rate loan secured by a first mortgage on a shopping center consisting of two, two-story buildings and seven one-story buildings located in Rancho Santa
     Margarita, California. The Plaza Antonio Loan is interest only for the first five years of the loan term, matures on January 1, 2021 and accrues interest at an annual interest rate of 6.083%.

THE BORROWER:

o    The Plaza Antonio Borrowers, SJC-PAAC, LLC (50.0%), Plaza Antonio
     Acquisition Company, LLC (25.0%) and RHP-Plaza Antonio, LLC (25.0%), are as
     tenants-in-common, are Delaware limited liability companies and single purpose bankruptcy remote entities for which the Plaza Antonio Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership in SJC-PAAC, LLC is held by SJC-PA Investments, LLC (100.0%), a Delaware limited liability company. Equity ownership in Plaza Antonio Acquisition
     Company, LLC is held by PAAC Holding Company (100.0%), a Delaware company.
     Equity ownership in RHP-Plaza Antonio, LLC is held by rolling Hills/Kato,
     Ltd (100.0%), a Delaware limited liability company. Through a series of intermediate ownership levels, equity ownership of the Plaza Antonio
     Borrower is eventually held by Robert T. Best, Peter J. Koetting, Mark D.
     Hulme and The San Juan Company, the borrower principals.

o    Robert T. Best, Peter J. Koetting, and Mark D. Hulme are the principals of
     Westar Associates. The San Juan company is affiliated with the O'Neill and
     Moiso families, who were the original owners of the 230,000 acre O'Neill ranch, which has been developed into Mission Viejo, Rancho Santa Margarita,
     Las Flores, Camp Pendleton and other developments. Mr. Best, founder and
     President of Westar, has approximately 30 years of commercial real estate experience. In 1980, Mr. Koetting joined Westar after being a city planner and redevelopment specialist for 5 years. Mr. Hulme joined Westar in 1991 after nine years of commercial real estate lending with Wells Fargo Bank and Chemical Bank. As of the fiscal year ended December 31, 2004, The San
     Juan Company reported $5.2 million liquidity of $5.2 million and a net worth of $59.4 million.

THE PROPERTY:

o    The Plaza Antonio Mortgaged Property consists of a fee simple interest in a shopping center containing nine buildings built in 1992 containing 105,645 net rentable square feet with 761 parking spaces situated on 10.39 acres.
     The shopping center is shadow anchored by a 57,000 square foot Pavilion's
     Supermarket. The Plaza Antonio Mortgaged Property is 100% occupied by 45 tenants with CVS Corporation, Ruby's, Ball Park Pizza and Relic being the four largest tenants. The Plaza Antonio Mortgaged Property is part of a
     "Master Planned Community" in the Urban Village concept offering the elements and advantages of a small city plus the quality of life in a small village.

o    The Plaza Antonio Mortgaged Property fronts Antonio Parkway, a major six-lane artery which has an interchange with the 241 Freeway, a major north/south variable-width artery 0.5 miles south and which has an interchange with Santa Margarita Parkway, a major four-lane east/west thoroughfare 0.5 miles to the north. Coto De Caza is a major variable-width north/south four-lane parkway that terminates at Antonio Parkway across from Plaza Antonio.

o    The Plaza Antonio Borrower is generally required at its sole cost and expense to keep the Plaza Antonio Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Westar Management, Inc., a borrower principal related entity, manages the
     Plaza Antonio Mortgaged Property. Westar Management, Inc. was founded in
     1980 by Robert T. Best and is headquartered in Costa Mesa, California.
     Westar Management, Inc. currently manages 11 retail properties containing
     1.66 million square feet.
--------------------------------------------------------------------------------

                                      E-41

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                                 PLAZA ANTONIO
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The constituent party or parties of the beneficial interests in the Plaza
     Antonio Borrower are permitted, two years after the closing date of the
     Plaza Antonio Mortgage Loan, to incur subordinate indebtedness ("Permitted
     Subordinate Debt") upon the satisfaction of the following terms and conditions including, without limitation, (a) no event of default has occurred and is continuing; (b) the Permitted Subordinate Debt together with the Plaza Antonio Mortgage Loan will have a combined loan-to-value ratio of no greater than 70%; (c) the Permitted Subordinate Debt together with the Plaza Antonio Mortgage Loan will have combined debt service coverage ratio of at least 1.15x calculated on a trailing 12 month basis;
     (d) a subordination and intercreditor agreement will be in form and substance reasonably satisfactory to the mortgagee; (e) the lender in connection with the Permitted Subordinate Debt will at all times be a qualified transferee, as then defined by the rating agencies; and (f) the mortgagee will received written confirmation from the rating agencies that such Permitted Subordinate Debt will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with the Plaza Antonio Mortgage Loan.
--------------------------------------------------------------------------------

                                      E-42

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                              MAIN EVENT PORTFOLIO
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

MAIN EVENT PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                                 Bank of America

 ORIGINAL NOTE PRINCIPAL BALANCE:             $35,700,000

 FIRST PAYMENT DATE:                          November 1, 2005

 TERM/AMORTIZATION:                           120/360 months

 MATURITY DATE:                               October 1, 2015

 EXPECTED MATURITY BALANCE:                   $29,992,844

 BORROWING ENTITY:                            Spirit SPE Portfolio 2005-4, LP

 INTEREST CALCULATION:                        Actual/360

 CALL PROTECTION:                             Lockout/Defeasance: 116 payments
                                              Open: 4 payments

 LOCKBOX:                                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                        $35,512,892

 CUT-OFF DATE LTV:                            68.6%

 MATURITY DATE LTV:                           57.9%

 UNDERWRITTEN DSCR:                           1.45x

 MORTGAGE RATE:                               5.618%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                               Retail

 PROPERTY SUB TYPE:                           Unanchored

 LOCATION:                                    Various, TX

 YEAR BUILT/RENOVATED:                        Various (see table)

 NET RENTABLE SQUARE FEE:                     374,964

 CUT-OFF BALANCE PSF:                         $95

 OCCUPANCY AS OF 12/31/2005:                  100.0%

 OWNERSHIP INTEREST:                          Fee

 PROPERTY MANAGEMENT:                         Borrower/Owner Managed

 U/W NET CASH FLOW:                           $3,578,427

 APPRAISED VALUE:                             $51,780,000
--------------------------------------------------------------------------------

                                      E-43

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                              MAIN EVENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                 UNDERWRITTEN
                                                                 ------------
 Effective Gross Income .............                             $6,351,993
 Total Expenses .....................                             $2,520,973
 Net Operating Income (NOI) .........                             $3,831,020
 Cash Flow (CF) .....................                             $3,578,427
 DSCR on NOI ........................                                  1.55x
 DSCR on CF .........................                                  1.45x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                   PROPERTY INFORMATION
-------------------------------------------------------------------------------------------------
                                                     NET RENTABLE                   LEASE
LOCATION                              YEAR BUILT      SQUARE FEET      ACRES      EXPIRATION
--------                              ----------      -----------      -----      ----------

 Austin, TX ......................         2005          74,135         8.53      09/30/2025
 Plano, TX .......................         2001          65,936         6.14      09/30/2025
 Conroe (Shenandoah), TX .........         2004          59,669         5.16      09/30/2025
 Lewisville, TX ..................         1998          58,378         4.74      09/30/2025
 Fort Worth, TX ..................         2003          58,997         5.60      09/30/2025
 Grapevine, TX ...................         2000          57,849         4.80      09/30/2025
                                                         ------
 Total ...........................                      374,964
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The six Main Event Portfolio Mortgaged Properties are 100% occupied by Main
Event Entertainment under a 20-year master lease expiring on September 30,
2025. The current rental rate per square foot is $11.60 on the Austin facility and $10.85 on the five other facilities. The rental rates per square foot increase every third year by the lesser of 5% or 1.25 times the percentage increase in consumer price index. There are two five-year options to renew the master lease under the same annual rental rate increases as during the initial master lease term. The master lease is triple net with Main Event Entertainment paying all expenses.

o    MAIN EVENT ENTERTAINMENT (not rated) operates six family entertainment centers located in Texas. The 60,000 to 75,000 square foot facilities offer bowling, billiards, laser tag and video games, together with a full service bar and grill with custom order buffets for business meetings and party gatherings. The Lewisville and Austin facilities also have glow-in-the-dark miniature golf. The Austin facility has an 8,500 square foot rock climbing arena. For 2004 and 2005 (August year to date), Main Event Entertainment reported revenue of approximately $19.9 million and $22.3 million, and net income of $7.0 million and $8.5 million, respectively.
--------------------------------------------------------------------------------

                                      E-44

--------------------------------------------------------------------------------
                     STRUCTURAL AND COLLATERAL INFORMATION

                              MAIN EVENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Main Event Portfolio Mortgage Loan is a $35.7 million, ten-year fixed rate loan secured by a first mortgage on six family entertainment centers located in Lewisville, Grapevine, Plano, Fort Worth, Shenandoah and Austin,
     Texas. The Main Event Portfolio Mortgage Loan matures on October 1, 2015 and accrues interest at an annual rate of 5.618%.

THE BORROWER:

o    The Main Event Portfolio Borrower is Spirit SPE Portfolio 2005-4, LP, a
     Delaware limited partnership and a single purpose bankruptcy remote entity with at lease one independent director. If Main Event Entertainment files for bankruptcy, ceases to operate or defaults under the master lease, the borrower principal will post a $2,750,000 letter of credit. The non-consolidation opinion was waived in favor of full recourse to the borrower principal should the borrower principal fail to post the letter of credit. Equity ownership of the Main Event Portfolio Borrower is held 99%
     by Spirit Limited Holdings, LLC, a Delaware limited liability company, and
     1% by Spirit SPE General Holdings II, LLC, a Delaware limited liability company. Through a series of intermediate ownership levels, equity ownership is eventually held by Spirit Finance Corporation, a Maryland corporation. The borrower principal is Spirit Finance Corp.

o    Spirit Finance Corporation (NYSE: "SFC") is a self-managed and self-advised real estate investment trust. The company operates a portfolio of 486 owned or financed single-tenant properties located in 38 states. Properties include restaurants, automotive stores, specialty retailers, drug stores, movie theaters, educational facilities and interstate travel plazas. As of the fiscal year ended December 31, 2004, Spirit Finance Corporation reported revenue of approximately $26.2 million, net income of $9.0 million and stockholder equity of $587.7 million.

THE PROPERTIES:

o    The Main Event Portfolio Mortgage Properties contain a total of 374,964 net rentable square feet and are situated on a total of 34.97 acres. The Main
     Event Portfolio Borrower is generally required at its sole cost and expense to keep the Main Event Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Main Event Portfolio Mortgaged Property is managed by the owner/borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

Future Mezzanine or Subordinate Indebtedness:

o    Not Allowed.

--------------------------------------------------------------------------------

                                      E-45

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX F-1

AMORTIZATION SCHEDULE
OF THE KINDERCARE PORTFOLIO PARI PASSU NOTE A-2 MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
0	12/1/2005	$150,000,000.00	—
1	1/1/2006	$149,875,000.00	$125,000.00
2	2/1/2006	$149,750,000.00	$125,000.00
3	3/1/2006	$149,625,000.00	$125,000.00
4	4/1/2006	$149,500,000.00	$125,000.00
5	5/1/2006	$149,375,000.00	$125,000.00
6	6/1/2006	$149,250,000.00	$125,000.00
7	7/1/2006	$149,125,000.00	$125,000.00
8	8/1/2006	$149,000,000.00	$125,000.00
9	9/1/2006	$148,875,000.00	$125,000.00
10	10/1/2006	$148,750,000.00	$125,000.00
11	11/1/2006	$148,625,000.00	$125,000.00
12	12/1/2006	$148,500,000.00	$125,000.00
13	1/1/2007	$148,375,000.00	$125,000.00
14	2/1/2007	$148,250,000.00	$125,000.00
15	3/1/2007	$148,125,000.00	$125,000.00
16	4/1/2007	$148,000,000.00	$125,000.00
17	5/1/2007	$147,875,000.00	$125,000.00
18	6/1/2007	$147,750,000.00	$125,000.00
19	7/1/2007	$147,625,000.00	$125,000.00
20	8/1/2007	$147,500,000.00	$125,000.00
21	9/1/2007	$147,375,000.00	$125,000.00
22	10/1/2007	$147,250,000.00	$125,000.00
23	11/1/2007	$147,125,000.00	$125,000.00
24	12/1/2007	$147,000,000.00	$125,000.00
25	1/1/2008	$146,875,000.00	$125,000.00
26	2/1/2008	$146,750,000.00	$125,000.00
27	3/1/2008	$146,625,000.00	$125,000.00
28	4/1/2008	$146,500,000.00	$125,000.00
29	5/1/2008	$146,375,000.00	$125,000.00
30	6/1/2008	$146,250,000.00	$125,000.00
31	7/1/2008	$146,125,000.00	$125,000.00
32	8/1/2008	$146,000,000.00	$125,000.00
33	9/1/2008	$145,875,000.00	$125,000.00
34	10/1/2008	$145,750,000.00	$125,000.00
35	11/1/2008	$145,625,000.00	$125,000.00
36	12/1/2008	$145,500,000.00	$125,000.00
37	1/1/2009	$145,375,000.00	$125,000.00
38	2/1/2009	$145,250,000.00	$125,000.00
39	3/1/2009	$145,125,000.00	$125,000.00
40	4/1/2009	$145,000,000.00	$125,000.00
41	5/1/2009	$144,875,000.00	$125,000.00
42	6/1/2009	$144,750,000.00	$125,000.00
43	7/1/2009	$144,625,000.00	$125,000.00
44	8/1/2009	$144,500,000.00	$125,000.00
45	9/1/2009	$144,375,000.00	$125,000.00
46	10/1/2009	$144,250,000.00	$125,000.00
47	11/1/2009	$144,125,000.00	$125,000.00
48	12/1/2009	$144,000,000.00	$125,000.00
49	1/1/2010	$143,875,000.00	$125,000.00
50	2/1/2010	$143,750,000.00	$125,000.00
51	3/1/2010	$143,625,000.00	$125,000.00
52	4/1/2010	$143,500,000.00	$125,000.00
53	5/1/2010	$143,375,000.00	$125,000.00
54	6/1/2010	$143,250,000.00	$125,000.00
55	7/1/2010	$143,125,000.00	$125,000.00
56	8/1/2010	$143,000,000.00	$125,000.00
57	9/1/2010	$142,875,000.00	$125,000.00
58	10/1/2010	$142,750,000.00	$125,000.00
59	11/1/2010	$142,625,000.00	$125,000.00
60	12/1/2010	$142,500,000.00	$125,000.00
61	1/1/2011	$142,275,000.00	$225,000.00
62	2/1/2011	$142,050,000.00	$225,000.00

(1)	Amounts may vary from actual amounts due to rounding.

F-1-1

ANNEX F-1

AMORTIZATION SCHEDULE
OF THE KINDERCARE PORTFOLIO PARI PASSU NOTE A-2 MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
63	3/1/2011	$141,825,000.00	$225,000.00
64	4/1/2011	$141,600,000.00	$225,000.00
65	5/1/2011	$141,375,000.00	$225,000.00
66	6/1/2011	$141,150,000.00	$225,000.00
67	7/1/2011	$140,925,000.00	$225,000.00
68	8/1/2011	$140,700,000.00	$225,000.00
69	9/1/2011	$140,475,000.00	$225,000.00
70	10/1/2011	$140,250,000.00	$225,000.00
71	11/1/2011	$140,025,000.00	$225,000.00
72	12/1/2011	$139,800,000.00	$225,000.00
73	1/1/2012	$139,575,000.00	$225,000.00
74	2/1/2012	$139,350,000.00	$225,000.00
75	3/1/2012	$139,125,000.00	$225,000.00
76	4/1/2012	$138,900,000.00	$225,000.00
77	5/1/2012	$138,675,000.00	$225,000.00
78	6/1/2012	$138,450,000.00	$225,000.00
79	7/1/2012	$138,225,000.00	$225,000.00
80	8/1/2012	$138,000,000.00	$225,000.00
81	9/1/2012	$137,775,000.00	$225,000.00
82	10/1/2012	$137,550,000.00	$225,000.00
83	11/1/2012	$137,325,000.00	$225,000.00
84	12/1/2012	$137,100,000.00	$225,000.00
85	1/1/2013	$136,875,000.00	$225,000.00
86	2/1/2013	$136,650,000.00	$225,000.00
87	3/1/2013	$136,425,000.00	$225,000.00
88	4/1/2013	$136,200,000.00	$225,000.00
89	5/1/2013	$135,975,000.00	$225,000.00
90	6/1/2013	$135,750,000.00	$225,000.00
91	7/1/2013	$135,525,000.00	$225,000.00
92	8/1/2013	$135,300,000.00	$225,000.00
93	9/1/2013	$135,075,000.00	$225,000.00
94	10/1/2013	$134,850,000.00	$225,000.00
95	11/1/2013	$134,625,000.00	$225,000.00
96	12/1/2013	$134,400,000.00	$225,000.00
97	1/1/2014	$134,175,000.00	$225,000.00
98	2/1/2014	$133,950,000.00	$225,000.00
99	3/1/2014	$133,725,000.00	$225,000.00
100	4/1/2014	$133,500,000.00	$225,000.00
101	5/1/2014	$133,275,000.00	$225,000.00
102	6/1/2014	$133,050,000.00	$225,000.00
103	7/1/2014	$132,825,000.00	$225,000.00
104	8/1/2014	$132,600,000.00	$225,000.00
105	9/1/2014	$132,375,000.00	$225,000.00
106	10/1/2014	$132,150,000.00	$225,000.00
107	11/1/2014	$131,925,000.00	$225,000.00
108	12/1/2014	$131,700,000.00	$225,000.00
109	1/1/2015	$131,475,000.00	$225,000.00
110	2/1/2015	$131,250,000.00	$225,000.00
111	3/1/2015	$131,025,000.00	$225,000.00
112	4/1/2015	$130,800,000.00	$225,000.00
113	5/1/2015	$130,575,000.00	$225,000.00
114	6/1/2015	$130,350,000.00	$225,000.00
115	7/1/2015	$130,125,000.00	$225,000.00
116	8/1/2015	$129,900,000.00	$225,000.00
117	9/1/2015	$129,675,000.00	$225,000.00
118	10/1/2015	$129,450,000.00	$225,000.00
119	11/1/2015	$129,225,000.00	$225,000.00
120	12/1/2015	—	$129,225,000.00

(1)	Amounts may vary from actual amounts due to rounding.

F-1-2

ANNEX F-2

AMORTIZATION SCHEDULE
OF THE DESERT PASSAGE PARI PASSU NOTE A-1 MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
0	11/1/2005	$131,883,334.00
1	12/1/2005	$131,883,334.00	—
2	1/1/2006	$131,883,334.00	—
3	2/1/2006	$131,883,334.00	—
4	3/1/2006	$131,883,334.00	—
5	4/1/2006	$131,883,334.00	—
6	5/1/2006	$131,883,334.00	—
7	6/1/2006	$131,883,334.00	—
8	7/1/2006	$131,883,334.00	—
9	8/1/2006	$131,883,334.00	—
10	9/1/2006	$131,883,334.00	—
11	10/1/2006	$131,883,334.00	—
12	11/1/2006	$131,883,334.00	—
13	12/1/2006	$131,883,334.00	—
14	1/1/2007	$131,883,334.00	—
15	2/1/2007	$131,883,334.00	—
16	3/1/2007	$131,883,334.00	—
17	4/1/2007	$131,883,334.00	—
18	5/1/2007	$131,883,334.00	—
19	6/1/2007	$131,883,334.00	—
20	7/1/2007	$131,883,334.00	—
21	8/1/2007	$131,883,334.00	—
22	9/1/2007	$131,883,334.00	—
23	10/1/2007	$131,883,334.00	—
24	11/1/2007	$131,883,334.00	—
25	12/1/2007	$131,883,334.00	—
26	1/1/2008	$131,883,334.00	—
27	2/1/2008	$131,883,334.00	—
28	3/1/2008	$131,883,334.00	—
29	4/1/2008	$131,883,334.00	—
30	5/1/2008	$131,883,334.00	—
31	6/1/2008	$131,883,334.00	—
32	7/1/2008	$131,883,334.00	—
33	8/1/2008	$131,883,334.00	—
34	9/1/2008	$131,883,334.00	—
35	10/1/2008	$131,883,334.00	—
36	11/1/2008	$131,883,334.00	—
37	12/1/2008	$131,744,122.93	$139,211.07
38	1/1/2009	$131,625,082.45	$119,040.48
39	2/1/2009	$131,505,458.48	$119,623.97
40	3/1/2009	$131,322,868.54	$182,589.94
41	4/1/2009	$131,201,763.23	$121,105.31
42	5/1/2009	$131,059,319.12	$142,444.11
43	6/1/2009	$130,936,921.99	$122,397.13
44	7/1/2009	$130,793,221.61	$143,700.38
45	8/1/2009	$130,669,520.17	$123,701.44
46	9/1/2009	$130,545,212.40	$124,307.77
47	10/1/2009	$130,399,653.95	$145,558.45
48	11/1/2009	$130,274,023.40	$125,630.55
49	12/1/2009	$130,127,178.56	$146,844.84
50	1/1/2010	$130,000,212.44	$126,966.12
51	2/1/2010	$129,872,623.98	$127,588.46
52	3/1/2010	$129,682,805.05	$189,818.93
53	4/1/2010	$129,553,660.78	$129,144.27
54	5/1/2010	$129,403,398.90	$150,261.88
55	6/1/2010	$129,272,885.09	$130,513.81
56	7/1/2010	$129,121,291.35	$151,593.74
57	8/1/2010	$128,989,394.75	$131,896.60
58	9/1/2010	$128,856,851.65	$132,543.10
59	10/1/2010	$128,703,284.46	$153,567.19
60	11/1/2010	$128,569,338.95	$133,945.51
61	12/1/2010	$128,414,407.94	$154,931.01
62	1/1/2011	$128,279,046.47	$135,361.47

(1)	Amounts may vary from actual amounts due to rounding.

F-2-1

ANNEX F-2

AMORTIZATION SCHEDULE
OF THE DESERT PASSAGE PARI PASSU NOTE A-1 MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
63	2/1/2011	$128,143,021.51	$136,024.96
64	3/1/2011	$127,945,545.17	$197,476.34
65	4/1/2011	$127,807,885.52	$137,659.65
66	5/1/2011	$127,649,342.55	$158,542.97
67	6/1/2011	$127,510,231.03	$139,111.52
68	7/1/2011	$127,350,276.14	$159,954.89
69	8/1/2011	$127,209,698.70	$140,577.44
70	9/1/2011	$127,068,432.21	$141,266.49
71	10/1/2011	$126,906,381.65	$162,050.56
72	11/1/2011	$126,763,628.42	$142,753.23
73	12/1/2011	$126,600,132.02	$163,496.40
74	1/1/2012	$126,455,877.67	$144,254.35
75	2/1/2012	$126,310,916.24	$144,961.43
76	3/1/2012	$126,125,300.54	$185,615.70
77	4/1/2012	$125,978,718.75	$146,581.79
78	5/1/2012	$125,811,499.13	$167,219.62
79	6/1/2012	$125,663,379.20	$148,119.93
80	7/1/2012	$125,494,663.77	$168,715.43
81	8/1/2012	$125,344,990.83	$149,672.94
82	9/1/2012	$125,194,584.26	$150,406.57
83	10/1/2012	$125,023,645.10	$170,939.16
84	11/1/2012	$124,871,663.41	$151,981.69
85	12/1/2012	$124,699,192.48	$172,470.93
86	1/1/2013	$124,545,620.45	$153,572.03
87	2/1/2013	$124,391,295.67	$154,324.78
88	3/1/2013	$124,177,209.44	$214,086.23
89	4/1/2013	$124,021,078.85	$156,130.59
90	5/1/2013	$123,844,573.17	$176,505.68
91	6/1/2013	$123,686,812.13	$157,761.04
92	7/1/2013	$123,508,720.85	$178,091.28
93	8/1/2013	$123,349,313.58	$159,407.27
94	9/1/2013	$123,189,124.96	$160,188.62
95	10/1/2013	$123,008,672.90	$180,452.06
96	11/1/2013	$122,846,814.59	$161,858.31
97	12/1/2013	$122,664,738.78	$182,075.81
98	1/1/2014	$122,501,194.64	$163,544.14
99	2/1/2014	$122,336,848.87	$164,345.77
100	3/1/2014	$122,113,667.05	$223,181.82
101	4/1/2014	$121,947,421.77	$166,245.28
102	5/1/2014	$121,761,079.69	$186,342.08
103	6/1/2014	$121,593,106.16	$167,973.53
104	7/1/2014	$121,405,083.39	$188,022.77
105	8/1/2014	$121,235,364.90	$169,718.49
106	9/1/2014	$121,064,814.51	$170,550.39
107	10/1/2014	$120,874,285.79	$190,528.72
108	11/1/2014	$120,701,965.53	$172,320.26
109	12/1/2014	$120,509,715.63	$192,249.90
110	1/1/2015	$120,335,608.39	$174,107.24
111	2/1/2015	$120,160,647.75	$174,960.64
112	3/1/2015	$119,927,831.31	$232,816.44
113	4/1/2015	$119,750,871.90	$176,959.41
114	5/1/2015	$119,554,110.49	$196,761.41
115	6/1/2015	$119,375,319.24	$178,791.25
116	7/1/2015	$119,176,776.40	$198,542.84
117	8/1/2015	$118,996,135.60	$180,640.80
118	9/1/2015	$118,814,609.37	$181,526.23
119	10/1/2015	$118,613,406.80	$201,202.57
120	11/1/2015	—	$118,613,406.80

(1)	Amounts may vary from actual amounts due to rounding.

F-2-2

ANNEX F-3

AMORTIZATION SCHEDULE
OF THE TORRE MAYOR PARI PASSU NOTE A-2 MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
0	4/1/2005	$55,000,000.00	—
1	5/1/2005	$55,000,000.00	—
2	6/1/2005	$55,000,000.00	—
3	7/1/2005	$55,000,000.00	—
4	8/1/2005	$55,000,000.00	—
5	9/1/2005	$55,000,000.00	—
6	10/1/2005	$55,000,000.00	—
7	11/1/2005	$55,000,000.00	—
8	12/1/2005	$55,000,000.00	—
9	1/1/2006	$55,000,000.00	—
10	2/1/2006	$55,000,000.00	—
11	3/1/2006	$55,000,000.00	—
12	4/1/2006	$55,000,000.00	—
13	5/1/2006	$54,959,556.45	$40,443.55
14	6/1/2006	$54,930,378.71	$29,177.74
15	7/1/2006	$54,889,497.36	$40,881.35
16	8/1/2006	$54,859,864.38	$29,632.98
17	9/1/2006	$54,830,038.85	$29,825.53
18	10/1/2006	$54,788,526.52	$41,512.32
19	11/1/2006	$54,758,237.44	$30,289.08
20	12/1/2006	$54,716,273.61	$41,963.83
21	1/1/2007	$54,685,515.03	$30,758.58
22	2/1/2007	$54,654,556.58	$30,958.45
23	3/1/2007	$54,589,028.36	$65,528.22
24	4/1/2007	$54,557,442.95	$31,585.41
25	5/1/2007	$54,514,216.46	$43,226.50
26	6/1/2007	$54,482,144.92	$32,071.53
27	7/1/2007	$54,438,444.93	$43,700.00
28	8/1/2007	$54,405,881.03	$32,563.89
29	9/1/2007	$54,373,105.54	$32,775.49
30	10/1/2007	$54,328,719.87	$44,385.67
31	11/1/2007	$54,295,442.99	$33,276.88
32	12/1/2007	$54,250,568.95	$44,874.04
33	1/1/2008	$54,216,784.25	$33,784.70
34	2/1/2008	$54,182,780.02	$34,004.23
35	3/1/2008	$54,125,840.20	$56,939.81
36	4/1/2008	$54,091,245.02	$34,595.18
37	5/1/2008	$54,045,086.92	$46,158.10
38	6/1/2008	$54,009,967.01	$35,119.91
39	7/1/2008	$53,963,297.80	$46,669.21
40	8/1/2008	$53,927,646.43	$35,651.37
41	9/1/2008	$53,891,763.39	$35,883.03
42	10/1/2008	$53,844,350.88	$47,412.51
43	11/1/2008	$53,807,926.60	$36,424.28
44	12/1/2008	$53,759,986.89	$47,939.71
45	1/1/2009	$53,723,014.42	$36,972.48
46	2/1/2009	$53,685,801.70	$37,212.72
47	3/1/2009	$53,614,587.75	$71,213.95
48	4/1/2009	$53,576,670.48	$37,917.27
49	5/1/2009	$53,527,276.55	$49,393.92
50	6/1/2009	$53,488,791.94	$38,484.61
51	7/1/2009	$53,438,845.41	$49,946.53
52	8/1/2009	$53,399,786.17	$39,059.24
53	9/1/2009	$53,360,473.13	$39,313.04
54	10/1/2009	$53,309,719.69	$50,753.44
55	11/1/2009	$53,269,821.41	$39,898.29
56	12/1/2009	$53,218,497.92	$51,323.49
57	1/1/2010	$53,178,006.87	$40,491.04
58	2/1/2010	$53,137,252.72	$40,754.15
59	3/1/2010	$53,062,819.28	$74,433.44
60	4/1/2010	$53,021,316.65	$41,502.63
61	5/1/2010	$52,968,430.48	$52,886.17
62	6/1/2010	$52,926,314.51	$42,115.97
63	7/1/2010	$52,872,830.94	$53,483.58
64	8/1/2010	$52,830,093.77	$42,737.17

(1)	Amounts may vary from actual amounts due to rounding.

F-3-1

ANNEX F-3

AMORTIZATION SCHEDULE
OF THE TORRE MAYOR PARI PASSU NOTE A-2 MORTGAGE LOAN

Period	Date	Ending Balance(1)	Principal(1)
65	9/1/2010	$52,787,078.90	$43,014.87
66	10/1/2010	$52,732,719.77	$54,359.14
67	11/1/2010	$52,689,072.17	$43,647.60
68	12/1/2010	$52,634,096.73	$54,975.44
69	1/1/2011	$52,589,808.28	$44,288.45
70	2/1/2011	$52,545,232.05	$44,576.23
71	3/1/2011	$52,467,323.97	$77,908.08
72	4/1/2011	$52,421,951.85	$45,372.13
73	5/1/2011	$52,365,296.67	$56,655.18
74	6/1/2011	$52,319,261.57	$46,035.10
75	7/1/2011	$52,261,960.65	$57,300.93
76	8/1/2011	$52,215,254.08	$46,706.57
77	9/1/2011	$52,168,244.02	$47,010.06
78	10/1/2011	$52,109,993.44	$58,250.58
79	11/1/2011	$52,062,299.40	$47,694.04
80	12/1/2011	$52,003,382.61	$58,916.79
81	1/1/2012	$51,954,995.81	$48,386.79
82	2/1/2012	$51,906,294.61	$48,701.21
83	3/1/2012	$51,835,516.67	$70,777.94
84	4/1/2012	$51,786,039.09	$49,477.58
85	5/1/2012	$51,725,385.08	$60,654.01
86	6/1/2012	$51,675,191.88	$50,193.21
87	7/1/2012	$51,613,840.83	$61,351.05
88	8/1/2012	$51,562,922.81	$50,918.01
89	9/1/2012	$51,511,673.94	$51,248.88
90	10/1/2012	$51,449,294.63	$62,379.31
91	11/1/2012	$51,397,307.40	$51,987.23
92	12/1/2012	$51,334,208.92	$63,098.48
93	1/1/2013	$51,281,473.88	$52,735.05
94	2/1/2013	$51,228,396.16	$53,077.72
95	3/1/2013	$51,142,759.43	$85,636.73
96	4/1/2013	$51,088,780.35	$53,979.07
97	5/1/2013	$51,023,741.75	$65,038.60
98	6/1/2013	$50,968,989.30	$54,752.44
99	7/1/2013	$50,903,197.41	$65,791.89
100	8/1/2013	$50,847,661.68	$55,535.74
101	9/1/2013	$50,791,765.08	$55,896.60
102	10/1/2013	$50,724,858.74	$66,906.33
103	11/1/2013	$50,668,164.17	$56,694.57
104	12/1/2013	$50,600,480.59	$67,683.58
105	1/1/2014	$50,542,977.82	$57,502.77
106	2/1/2014	$50,485,101.40	$57,876.42
107	3/1/2014	$50,395,102.19	$89,999.21
108	4/1/2014	$50,336,264.88	$58,837.31
109	5/1/2014	$50,266,494.20	$69,770.67
110	6/1/2014	$50,206,821.21	$59,673.00
111	7/1/2014	$50,136,236.55	$70,584.66
112	8/1/2014	$50,075,717.15	$60,519.40
113	9/1/2014	$50,014,804.49	$60,912.66
114	10/1/2014	$49,943,012.37	$71,792.12
115	11/1/2014	$49,881,237.40	$61,774.96
116	12/1/2014	$49,808,605.37	$72,632.04
117	1/1/2015	$49,745,957.04	$62,648.33
118	2/1/2015	$49,682,901.62	$63,055.42
119	3/1/2015	$49,588,194.20	$94,707.41
120	4/1/2015	$49,524,113.65	$64,080.55
121	5/1/2015	$49,449,235.90	$74,877.75
122	6/1/2015	$49,384,252.40	$64,983.50
123	7/1/2015	$49,308,495.16	$75,757.24
124	8/1/2015	$49,242,597.14	$65,898.02
125	9/1/2015	—	$49,242,597.14

(1)	Amounts may vary from actual amounts due to rounding.

F-3-2

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

February 28, 2006

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of Certain Information by Reference" appearing at the end of this prospectus.

Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on—

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may—

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that—

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates—

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include—

•	guaranteed investment contracts

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under "Description of Credit Support" and "Cash Flow Agreements".

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either—

•	"regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Certificates.

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including—

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that—

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets.

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates.

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘The Pooling and Servicing Agreements — Rights Upon Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield.

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment.

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘Description of the Certificates’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.

Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that—

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by—

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower's equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse to Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Self-Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject to Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans — Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation to Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates.

The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. See ‘‘—Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss’’ below and in the accompanying prospectus supplement. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool.

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain—

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include—

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "— Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of—

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear—

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property's projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General" and "—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments" in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may—

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available—

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements"; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements— Certificate Account".

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under "Description of Credit Support". The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors— The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates" and "Description of Credit Support" in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See "Description of Credit Support—Cash Flow Agreements" in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation—

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that—

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "—Yield and Prepayment Considerations" above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from—

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR

Bank of America, National Association ("Bank of America") will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a "Sponsor") for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor's securitization program principally is used to fund Bank of America's commercial real estate business unit's self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of America's portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor's commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

ORIGINATION VOLUME
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2002	2003	2004	2005 YTD
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683
Office	$989,530,644	$2,519,410,500	$4,554,682,199	$4,707,688,429
Retail	$967,447,740	$1,675,580,125	$2,693,464,540	$3,934,548,928
Industrial	$95,233,700	$244,734,000	$442,700,000	$383,918,812
Manufactured Housing	$0	$604,559,638	$827,847,923	$87,612,439
Self Storage	$17,500,000	$127,118,000	$411,710,000	$294,366,598
Lodging	$130,000,000	$346,350,000	$2,465,433,338	$4,087,452,198
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See "Method of Distribution" in the applicable prospectus supplement.

Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See "The Mortgage Loan Program," "Bank of America, National Association, as Servicer" and "The Pooling and Servicing Agreements" for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the "Depositor") is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name "NationsLink Funding Corporation" and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "Banc of America Commercial Mortgage Inc." on August 24,

2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor's telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under "Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor's credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor's credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America's compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's CMBS Capital Markets Commercial Conduit Guidelines and Procedures ("Guidelines"). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor's repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions—In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance—Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance—The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the "Appraisal Date" indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment ("ESA").    ESA's are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (ASTM).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America's portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance (in Millions)	$26,691,677,800	$54,295,716,000	$72,823,851,167

Within this portfolio, as of January 31, 2006, are 9,286 commercial mortgage loans with an unpaid principal balance of approximately $61,624,448,330 billion related to commercial mortgage-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer's determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower's payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer's determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer's advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor's as a primary servicer, master servicer and special servicer. Bank of America's ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor's
Primary Servicer	CPS 2	Above Average
Master Servicer	CMS 2	Above Average
Special Servicer	CSS 3	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

Bank of America's servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of American as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America's loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America's policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America's collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower's financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such

Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield" and "Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest".

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party's estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party's determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "—Book-Entry Registration and Definitive Certificates" below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements—
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements—Events of Default", "—Rights Upon Event of Default" and "—Resignation and Removal of the Trustee".

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee

(or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example—

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of—

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer.

Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws."

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "—Certificate Account" and "—Servicing Compensation and Payment of Expenses".

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement—

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "—Assignment of Mortgage Loans; Repurchases" and "—Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "—Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates—Termination";

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "—Hazard Insurance Policies";

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes—

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "—Realization Upon Defaulted Mortgage Loans";

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "—Certain Matters Regarding the Trustee";

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes";

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will—

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,—

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans—Environmental Considerations".

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components—

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as to Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an "Underlying Servicing Agreement", an officer's certificate stating that (i) a review of the servicer's or master servicer's activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor's annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation—

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "—Resignation and Removal of the Trustee" below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under "Description of the Certificates—Advances in Respect of Delinquencies", if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee's gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for "unanticipated expenses".

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and

Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of—

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors—Credit Support Limitations".

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under "—Cash Flow Agreements" may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

CASH FLOW AGREEMENTS

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds—Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "—Bankruptcy Laws".

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See "Risk Factors—Collateral Securing Cooperative Loans May Diminish in Value" in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "— Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

CERCLA.    CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans".

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds—Cash Flow Agreements".

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences — REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount" below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "—Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "—Taxation of Owners of REMIC Regular Certificates—Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "—Taxation of Owners of REMIC Regular Certificates— Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "—Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "—Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "—Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under

Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount".

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "—Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "—Taxation of Owners of REMIC Residual Certificates—General" above.

Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "—Foreign Investors in REMIC Certificates" below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Under tax legislation enacted in 2001, the limitations on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "—Taxation of Owners of REMIC Regular Certificates— Market Discount" and "—Premium".

REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing

Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount".

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences—Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "—Taxation of Owners of Grantor Trust Fractional Interest Certificates —Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "—Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply" and "—Market Discount" below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "—Grantor Trust Reporting" below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "—Taxation of Owners of REMIC Regular Interests—Market Discount" above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in "—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "—Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply" above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

Backup Withholding.    In general, the rules described above in "—REMICs—Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in "— REMICs—Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Reportable Transactions

Any holder of an offered certificate that reports any item or items of income, gain, expense or loss in respect of that certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors are encouraged to consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions".

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. § 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘Legal Matters’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates—Reports to Certificateholders" and "—Book-Entry Registration and Definitive Certificates".

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

"401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

"Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

"Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

"ADA" means the Americans with Disabilities Act of 1990, as amended.

"Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

"Bankruptcy Code" means the U.S. Bankruptcy Code.

"CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

"Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

"Certificate Owner" means the actual purchaser of a book-entry certificate.

"Closing Date" means date of the initial issuance of the certificates of a given series.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

"Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

"Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

"Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

"CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

"Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

"Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of—

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

"Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

"Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

"Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

"DOL" means the United States Department of Labor.

"DTC" means The Depository Trust Company.

"Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

"Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

"Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent—

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fannie Mae" means Federal National Mortgage Association.

"Freddie Mac" means Federal Home Loan Mortgage Corporation.

"Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

"Ginnie Mae" means Governmental National Mortgage Association.

"Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

"Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

"Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

"Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

"Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

"Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

"IRS" means the Internal Revenue Service.

"Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

"Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

"Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of—

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

"Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

"MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

"MERS" means Mortgage Electronic Registration Systems, Inc.

"Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

"Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

"Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

"Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than—

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

"NCUA" means the National Credit Union Administration.

"Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either—

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

"OCC" means the Office of the Comptroller of the Currency.

"OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

"OTS" means the Office of Thrift Supervision.

"Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in Section 4975 of the Code.

"Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

"Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

"Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

"Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

"Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

"Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

"Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

"Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

"PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

"Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

"Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

"Relief Act" means the Servicemembers Relief Act.

"REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

"REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

"REMIC Provisions" means Sections 860A through 860G of the Code.

"REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

"REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

"REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

"REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

"REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

"RICO" means the Racketeer Influenced and Corrupt Organizations statute.

"Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

"Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

"Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

"Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

"Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

"Treasury Department" means the United States Treasury Department.

"UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

"U.S. Person" means—

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which—

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

"Voting Rights" means the voting rights evidenced by each series of certificates.

"Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2006_1.xls" The file "BACM2006_1.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A1 and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A1 and B, "click" on the worksheet labeled "ANNEX A1" or "ANNEX B", as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL JUNE 13, 2006.

Until June 12, 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,702,979,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2006-1

Issuing Entity

Class A-1, Class A-2, Class A-3A,
Class A-3B, Class A-4, Class A-1A,
Class A-M, Class A-J, Class XP,
Class B, Class C and Class D

Banc of America
Commercial Mortgage Inc.
Commercial Mortgage
Pass-Through Certificates
Series 2006-1

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Barclays Capital

SunTrust Robinson Humphrey

Credit Suisse

Goldman, Sachs & Co.

February 28, 2006